UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

SCHEDULE 14A

___________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Allegro Merger Corp.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SEEQC, INC.

CONSENT SOLICITATION STATEMENT OF ALLEGRO MERGER CORP. AND PROSPECTUS OF SEEQC, INC. FOR THE ISSUANCE OF UP TO 6,434,293 SHARES OF COMMON STOCK OF SEEQC, INC.

Dear Stockholders and Warrant Holders of Allegro Merger Corp. (“Allegro”):

On January 16, 2026, Allegro entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SeeQC, Inc., a Delaware corporation (“SEEQC”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC (“Merger Sub”). Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC. At the closing of the Merger, SEEQC’s common stock, par value $0.0001 per share (“SEEQC Common Stock”), is expected to be listed on The Nasdaq Global Market under the ticker symbol “SEQC”. It is a condition to the consummation of the Merger that the SEEQC Common Stock has been listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, subject to official notice of issuance.

Immediately prior to the effective time of the Merger (the “Effective Time”), all outstanding shares of preferred stock of SEEQC, par value $0.0001 per share (“SEEQC Preferred Stock”), will be mandatorily converted into shares of SEEQC Common Stock, in accordance with SEEQC’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) in effect immediately before the Effective Time (the “SEEQC Preferred Stock Conversion”). Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the Certificate of Incorporation, the outstanding shares of SEEQC Common Stock will be split, such that the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock (the “SEEQC Stock Split”), less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split). The stock options and restricted stock units of SEEQC outstanding as of the Effective Time will remain outstanding, subject to adjustment as necessary based on the SEEQC Stock Split.

At the Effective Time, each share of common stock of Allegro, par value $0.0001 per share (“Allegro Common Stock”), and each right of Allegro (“Allegro Rights”) that is issued and outstanding immediately before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights).

In connection with the Merger, Allegro is seeking to amend its redeemable common stock purchase warrants, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50 (collectively, “Allegro Warrants”), so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock (the “Allegro Warrant Amendment”). In the event that the Allegro Warrants are not amended and the Merger is consummated, SEEQC has agreed to assume them.

Simultaneous with the execution of the Merger Agreement, SEEQC and Allegro entered into subscription agreements with certain investors, pursuant to which Allegro will, substantially concurrently with, and contingent upon, the consummation of the Merger, issue shares of Allegro Common Stock to the PIPE Investors at a price of $5.00 per share and pre-funded common stock purchase warrants at a per share exercise price equal to $0.0001, for aggregate gross proceeds to Allegro of approximately $65 million (the “PIPE Investment”). The PIPE Investment is a condition to the consummation of the Merger.

The obligations of the parties in the PIPE Investment are subject to customary conditions, including completion of SEEQC’s firm commitment public offering of SEEQC Common Stock with gross proceeds equal to, or greater than, the lesser of (i) 150% of the aggregate gross proceeds from all Subscription Agreements and (ii) $75.0 million, at a public offering price per share equal to, or greater than, $6.50.

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the stockholders of SEEQC (who collectively hold more than 66.7% of the SEEQC Preferred Stock and more than 50% of the capital stock of SEEQC) entered into an agreement (the “SEEQC Support Agreement”) pursuant to which they agreed to vote or cause to be voted all shares of SEEQC Common Stock and SEEQC Preferred Stock beneficially held by them (i) in favor of all proposals necessary to effectuate the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”); and (ii) against (x) any proposal or offer from any other person (other than Allegro or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of SEEQC’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of SEEQC (other than as contemplated by the Merger Agreement). Pursuant to the SEEQC Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of SEEQC.

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into an agreement (the “Allegro Support Agreement”) pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; (ii) in favor of the Allegro Warrant Amendment, and (iii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement). Pursuant to the Allegro Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

On April 22, 2026, Allegro and SEEQC entered into agreements (the “Allegro Warrant Support Agreements”) with holders of approximately 48.5% of the outstanding warrants of Allegro. Pursuant to the Allegro Warrant Support Agreements, the Allegro Warrant Holders party to the agreement agreed to vote or cause to be voted all Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Allegro Warrant Amendment; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to an alternative amendment to the Allegro Warrants; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Allegro Warrant Amendment or the fulfillment of Allegro’s obligations under the Allegro Warrant Amendment. Accordingly, as a result of the Allegro Support Agreement and the Allegro Warrant Support Agreements, Allegro has received agreements to vote an aggregate of 48.8% of the outstanding Allegro Warrants in favor of the Allegro Warrant Amendment. Pursuant to the agreement governing the Allegro Warrants, approval by 65.0% of the outstanding Allegro Warrants is required to effectuate the Allegro Warrant Amendment.

The board of directors of Allegro (the “Allegro Board”) has set June 12, 2026 as the record date for determining the holders of Allegro Common Stock and Allegro Warrants entitled to execute and deliver written consents with respect to the accompanying consent solicitation statement/prospectus.

We urge you to read the enclosed consent solicitation statement/prospectus, which includes important information about the Merger Agreement and the transactions contemplated thereby. In particular, see the section titled “Risk Factors” beginning on page 10 of the accompanying consent solicitation statement/prospectus.

Sincerely,
/s/ Eric S. Rosenfeld
Eric S. Rosenfeld Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying consent solicitation statement/prospectus or determined that the accompanying document is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying consent solicitation statement/prospectus is dated July 1, 2026, and is first being mailed to stockholders and warrant holders on or about July 1, 2026.

ALLEGRO MERGER CORP.
777 Third Avenue, 37th Floor
New York, New York 10017

NOTICE OF SOLICITATION OF WRITTEN CONSENTS OF STOCKHOLDERS AND WARRANT HOLDERS

To the Stockholders and Warrant Holders of Allegro Merger Corp.:

The accompanying consent solicitation statement/prospectus is being furnished by the board of directors of Allegro Merger Corp., a Delaware corporation (“Allegro”), to the holders (the “Allegro Stockholders”) of the outstanding shares of common stock of Allegro, par value $0.0001 per share (“Allegro Common Stock”), and the holders (the “Allegro Warrant Holders”) of the redeemable common stock purchase warrants of Allegro, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50 (collectively, “Allegro Warrants”), in each case as of the close of business on June 12, 2026, the record date.

Written Consent of Allegro Stockholders

The accompanying consent solicitation statement/prospectus is being delivered to Allegro Stockholders as of the record date, to solicit written consent to the adoption and approval of the Agreement and Plan of Merger (the “Merger Agreement”), by and among SeeQC, Inc., a Delaware corporation (“SEEQC”), SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC (“Merger Sub”), and Allegro, pursuant to which Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”), and the approval of the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

The accompanying consent solicitation statement/prospectus describes the Merger Agreement and the proposed Merger in detail and includes the complete text of the Merger Agreement attached as Annex A to this consent solicitation statement/prospectus. We urge you to read the accompanying consent solicitation statement/prospectus, including all documents incorporated by reference into the accompanying consent solicitation statement/prospectus and its annexes carefully and in their entirety. In particular, you should carefully read the section titled “Risk Factors” beginning on page 10 of the accompanying consent solicitation statement/prospectus for a discussion of certain risk factors relating to the Merger Agreement and the Merger.

Approval of the Merger Proposal requires the written consent of holders of at least a majority of the outstanding shares of Allegro Common Stock. Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into an agreement (the “Allegro Support Agreement”) pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock beneficially held by them in favor of all proposals necessary to effectuate the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger Proposal.

In considering the recommendation of the board of directors of Allegro (the “Allegro Board”) with respect to the Merger Proposal, you should be aware that certain of Allegro’s directors and executive officers have interests that are different from, or in addition to, the interests of Allegro Stockholders generally, as further described in the accompanying consent solicitation statement/prospectus.

An Allegro Stockholder will have the right to seek appraisal of the fair value of such stockholder’s shares of Allegro Common Stock if the Merger is completed, in lieu of receiving the per share merger consideration, but only if such Allegro Stockholder does not sign and return a written consent to the Merger Proposal and otherwise complies with the procedures of Section 262 of the Delaware General Corporation Law (“DGCL”), which is the appraisal rights statute applicable to Delaware corporations. Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, Allegro will send a notice of action by written consent and appraisal rights (“Notice of Appraisal Rights”) to all Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) who satisfy the applicable statutory conditions. An Allegro Stockholder electing to exercise his, her or its appraisal rights will need to take action at that time, in response to that notice. However, a description of the appraisal rights is being provided to all Allegro Stockholders now so they can determine whether they wish to preserve their ability to demand appraisal rights in the future. These appraisal rights are summarized in the accompanying consent solicitation statement/prospectus. Pursuant to the Allegro Support Agreement, certain of the initial stockholders of Allegro agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

THE ALLEGRO BOARD HAS CAREFULLY CONSIDERED THE MERGER AND THE TERMS OF THE MERGER AGREEMENT, AND HAS DETERMINED THAT THE MERGER IS ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF ALLEGRO AND ITS STOCKHOLDERS. ACCORDINGLY, THE ALLEGRO BOARD UNANIMOUSLY RECOMMENDS THAT ALLEGRO STOCKHOLDERS ADOPT AND APPROVE THE

MERGER AGREEMENT AND APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, BY EXECUTING AND DELIVERING THE APPLICABLE WRITTEN CONSENT FURNISHED WITH THE ACCOMPANYING CONSENT SOLICITATION STATEMENT/PROSPECTUS.

Written Consent of Allegro Warrant Holders

The accompanying consent solicitation statement/prospectus is being delivered to Allegro Warrant Holders as of the record date, to solicit written consent to the adoption of an amendment to the Allegro Warrants, so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock (the “Allegro Warrant Amendment”).

The accompanying consent solicitation statement/prospectus describes the Allegro Warrant Amendment in detail and includes the complete text of the Allegro Warrant Amendment attached as Annex B. We urge you to read the accompanying consent solicitation statement/prospectus, including all documents incorporated by reference into the accompanying consent solicitation statement/prospectus and its annexes carefully and in their entirety. In particular, you should carefully read the section titled “Risk Factors” beginning on page 10 of the accompanying consent solicitation statement/prospectus for a discussion of certain risk factors relating to the Allegro Warrant Amendment.

Approval of the Allegro Warrant Amendment requires the written consent of holders of at least 65.0% of the Allegro Warrants. Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold approximately 0.3% of the Allegro Warrants) entered into an agreement (the “Allegro Support Agreement”) pursuant to which they agreed to vote or cause to be voted all Allegro Warrants beneficially held by them in favor of the Allegro Warrant Amendment. On April 22, 2026, SEEQC, Allegro and certain of the holders of Allegro Warrants (who collectively hold approximately 48.8% of the Allegro Warrants) entered into agreements (the “Allegro Warrant Support Agreements”) pursuant to which they agreed to vote all Allegro Warrants beneficially held by them in favor of the Allegro Warrant Amendment. Accordingly, the consent of an additional 16.2% of the outstanding Allegro Warrants is needed to have the Allegro Warrant Amendment approved.

In considering the recommendation of the Allegro Board with respect to the Allegro Warrant Amendment, you should be aware that certain of Allegro’s directors and executive officers have interests that are different from, or in addition to, the interests of Allegro Warrant Holders generally, as further described in the accompanying consent solicitation statement/prospectus.

THE ALLEGRO BOARD HAS CAREFULLY CONSIDERED THE ALLEGRO WARRANT AMENDMENT, AND UNANIMOUSLY RECOMMENDS THAT ALLEGRO WARRANT HOLDERS APPROVE THE ALLEGRO WARRANT AMENDMENT, BY EXECUTING AND DELIVERING THE APPLICABLE WRITTEN CONSENT FURNISHED WITH THE ACCOMPANYING CONSENT SOLICITATION STATEMENT/PROSPECTUS.

* * * * * * * * * *

If you are an Allegro Stockholder or an Allegro Warrant Holder on the record date, you are urged to complete, date and sign the applicable enclosed written consent and promptly return the completed and executed written consent by one of the means described in “Allegro Solicitation of Written Consents — Submission of Consents” beginning on page 114 of the accompanying consent solicitation statement/prospectus. Allegro’s board of directors has set July 9, 2026, as the target final date for receipt of written consents. Allegro reserves the right to extend the final date for receipt of written consents without any prior notice to stockholders.

Your written consent is very important. The Merger Proposal must be approved by the written consent of Allegro Stockholders representing at least a majority of the outstanding shares of Allegro Common Stock, in order for the Merger to be consummated, and the Allegro Warrant Amendment must be approved by at least 65.0% of the Allegro Warrants. Your consents, as evidenced by your signing and returning the signature page to the applicable enclosed written consent, are irrevocable once they are received by Allegro, as explained in the accompanying consent solicitation statement/prospectus. If you have any questions concerning the Merger, the Merger Agreement, the Merger Proposal, the Allegro Warrant Amendment, the written consents or the accompanying consent solicitation statement/prospectus, would like additional copies of the accompanying consent solicitation statement/prospectus or need help executing the written consent, please call Allegro at (212) 319-7676.

Sincerely,
/s/ Eric S. Rosenfeld
Eric S. Rosenfeld Chief Executive Officer

ADDITIONAL INFORMATION

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”), constitutes a consent solicitation statement of Allegro Merger Corp. (“Allegro”) and is also a prospectus of SeeQC, Inc. (“SEEQC”) under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), for shares of SEEQC’s common stock, par value $0.0001 per share (“SEEQC Common Stock”), that will be issued pursuant to the Agreement and Plan of Merger, dated as of January 16, 2026 (the “Merger Agreement”).

In addition, SEEQC has filed a registration statement on Form S-1 (File No. 333-297133) with the SEC in connection with a firm commitment underwritten public offering of SEEQC Common Stock. The Public Offering is expected to close concurrently with the Merger.

Please read the section titled “Where You Can Find More Information.” You can obtain any of the documents filed by Allegro and SEEQC with the SEC from the SEC’s website at www.sec.gov. This information is also available to you without charge upon your request in writing or by telephone from Allegro or SEEQC at the following addresses and telephone numbers:

Allegro Merger Corp. 777 Third Avenue, 37th Floor, New York, New York 10017 Attention: Investor Relations Phone: (212) 319-7676	SeeQC, Inc. 150 Clearbrook Road Elmsford, New York 10523 Attention: Investor Relations Phone: (914) 222-1666

Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into this document.

If you request any documents, Allegro or SEEQC will mail them to you by first class mail, or another equally prompt means, within one business day after receipt of your request. To ensure timely delivery of these documents, any request should be made no later than July 6, 2026.

i

Frequently Used Terms

Unless otherwise stated in this consent solicitation statement/prospectus or the context otherwise requires, references to:

“Allegro” means Allegro Merger Corp., a Delaware corporation.

“Allegro Board” means the board of directors of Allegro.

“Allegro Bylaws” means the Bylaws of Allegro, as amended from time to time.

“Allegro Charter” means the Amended and Restated Certificate of Incorporation of Allegro, as amended from time to time.

“Allegro Common Stock” means the common stock of Allegro, par value $0.0001 per share.

“Allegro Organizational Documents” means the Allegro Charter and Allegro Bylaws.

“Allegro Rights” means the rights of Allegro, each right entitling the holder to one-tenth of one share of Allegro Common Stock upon consummation of the Merger.

“Allegro Rights Holders” means the holders of the Allegro Rights.

“Allegro Securityholders” means the Allegro Stockholders, the Allegro Warrant Holders and the holders of the Allegro Rights.

“Allegro Stockholder Written Consent” means approval by written consent in lieu of a meeting by the Allegro Stockholders approving the Merger and the other transactions contemplated under the Merger Agreement.

“Allegro Stockholders” means the holders of Allegro Common Stock.

“Allegro Support Agreement” means the Stockholder Support Agreement, dated as of January 16, 2026, by and among SEEQC, Allegro and the Allegro Stockholders and Allegro Warrant Holders party thereto in the form attached hereto as Annex D.

“Allegro Warrant Agreement” means that certain warrant agreement, dated as of July 2, 2018, by and between Allegro and Continental Stock Transfer & Trust Company, as warrant agent, providing for the form and provisions of the Allegro Warrants.

“Allegro Warrant Amendment” means the amendment to the Allegro Warrants, in the form attached hereto as Annex B, pursuant to which, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants automatically will convert into the right to receive 0.1 of a share of SEEQC Common Stock, subject to equitable adjustment to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into SEEQC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the SEEQC Common Stock occurring on or after the date hereof (other than the SEEQC Preferred Stock Conversion and the SEEQC Stock Split) (the “Allegro Warrant Conversion”).

“Allegro Warrant Holder Written Consent” means approval by written consent by at least 65.0% of the Allegro Warrants.

“Allegro Warrant Holders” means the holders of the Allegro Warrants.

“Allegro Warrant Support Agreements” mean those Warrantholder Support Agreements, dated as of April 22, 2026, by and among SEEQC, Allegro and the Allegro Warrant Holders party thereto in the form attached hereto as Annex E.

“Allegro Warrants” means those certain common stock purchase warrants, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50.

“Allegro Written Consents” means the Allegro Stockholder Written Consent and the Allegro Warrant Holder Written Consent.

“Closing” means the closing of the transactions contemplated by the Merger Agreement, including the Merger.

“Closing Date” means the second business day following the satisfaction or waiver of each of the closing conditions set forth in the Merger Agreement (other than those conditions which can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as may be agreed to by Allegro and SEEQC.

“Code” means the Internal Revenue Code of 1986, as amended.

“consent solicitation statement/prospectus” means the consent solicitation statement/prospectus included in this Registration Statement.

“Contributors” means certain individuals and entities that participated in the private placement of units that occurred simultaneously with the Allegro’s initial public offering, who made the Contributions to Allegro in order to extend the time period that Allegro had to consummate an initial business combination.

“Contributions” means an aggregate amount of $781,700 contributed to Allegro in order to extend the time period that Allegro had to consummate an initial business combination, representing contributions covering a prorated amount of $0.02 per unconverted Public Share for the partial month of January 2020 and $0.025 per unconverted Public Share for each of February 2020 and March 2020, which contributions do not bear any interest and will be repayable by Allegro upon consummation of a merger transaction, or will be forgiven if Allegro is unable to consummate a merger transaction.

“Court” means the Delaware Court of Chancery.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means the time at which the Merger shall become effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Merger” means the transaction whereby Merger Sub will merge with and into Allegro, with Allegro being the surviving entity (the “Surviving Company”) of the Merger and the Allegro Stockholders receiving shares of SEEQC Common Stock as described herein in exchange for all the outstanding shares of Allegro Common Stock.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of January 16, 2026, by and among Allegro, SEEQC, and Merger Sub.

“Merger Consideration” means the shares of SEEQC Common Stock issued to the holders of Allegro Common Stock and Allegro Rights at the Effective Time in consideration for the cancellation and conversion of the Allegro Common Stock and Allegro Rights.

“Merger Sub” means SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC.

“New SEEQC Bylaws” means the Amended and Restated Bylaws of SEEQC to be adopted prior to the consummation of the Merger in the form attached hereto as Annex H.

“New SEEQC Charter” means the Sixth Amended and Restated Certificate of Incorporation of SEEQC to be adopted prior to the consummation of the Merger in the form attached hereto as Annex G.

“PCAOB” means the Public Company Accounting Oversight Board.

“Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, governmental authority or other entity of any kind.

“PIPE Investment” means the debt or equity financing in the amount of $65 million to be consummated prior to, or substantially concurrently with, the Closing.

“Public Offering” means a firm commitment underwritten public offering of SEEQC Common Stock in the amount of $75 million to be consummated prior to, or substantially concurrently with, the Closing.

“Registration Rights Agreement” means that certain Registration Rights Agreement, by and among SEEQC, certain SEEQC Stockholders and certain Allegro Stockholders, in the form attached hereto as Annex F.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEEQC” means SeeQC, Inc., a Delaware corporation.

“SEEQC Board” means the board of directors of SEEQC.

“SEEQC Bylaws” means the Amended and Restated Bylaws of SEEQC, as amended from time to time.

“SEEQC Charter” means the Fifth Amended and Restated Certificate of Incorporation of SEEQC, as amended from time to time.

“SEEQC Common Stock” means the common stock of SEEQC, par value $0.0001 per share.

“SEEQC Equity Plan” means SEEQC’s 2019 Equity Incentive Plan.

“SEEQC Preferred Stock” means the preferred stock of SEEQC, par value $0.0001 per share.

“SEEQC Preferred Stock Conversion” means the conversion of SEEQC Preferred Stock into SEEQC Common Stock in accordance with SEEQC’s Charter Documents and subject to the receipt of the SEEQC Preferred Stockholder Written Consent.

“SEEQC Preferred Stockholder Written Consent” means the approval by written consent in lieu of a meeting by the holders of no less than 66.67% of the issued and outstanding SEEQC Preferred Stock approving the SEEQC Preferred Stock Conversion.

“SEEQC Stock Split” means the split of the SEEQC Common Stock, in accordance with the terms set forth in an amendment to the SEEQC Charter, such that the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock, less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of the SEEQC derivative securities outstanding immediately thereafter (after taking into account any adjustment thereto as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split).

“SEEQC Stockholders” means the holders of SEEQC Common Stock and SEEQC Preferred Stock.

“SEEQC Support Agreement” means the Stockholder Support Agreement, dated as of January 16, 2026, by and among SEEQC, Allegro and the SEEQC Stockholders party thereto in the form attached hereto as Annex C.

“Transactions” means the transactions contemplated by the Merger Agreement, including the Merger, the PIPE Investment, the Public Offering, the SEEQC Preferred Stock Conversion, the Allegro Warrant Conversion and the amendment of the SEEQC Charter, including the SEEQC Stock Split.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“U.S.” or “United States” means the United States of America.

“U.S. GAAP” means the accounting principles generally accepted in the United States of America.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Set forth below are questions that you, as a holder of Allegro Common Stock or Allegro Warrants (each as defined below), may have regarding the Merger (as defined below) and brief answers to those questions. For more complete descriptions of the legal and other terms of the Merger, please read this entire document, including the Merger Agreement (as defined below), which is attached as Annex A to this consent solicitation statement/prospectus, and the documents incorporated by reference into this document. You may obtain a list of the documents incorporated by reference into this document in the section entitled “Where You Can Find More Information” beginning on page 196.

Q:     I am a holder of Allegro Common Stock, why am I receiving this consent solicitation statement/prospectus?

A:     On January 16, 2026, Allegro, entered into the Merger Agreement with SEEQC and Merger Sub. Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger. As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC. The approval of the holders of a majority of outstanding shares of Allegro Common Stock is required to approve the Merger Agreement and the other transactions contemplated thereby. This consent solicitation statement/prospectus serves as both consent solicitation statement of Allegro and a prospectus of SEEQC in connection with the Merger Agreement, the Merger and the transactions contemplated thereby.

As of the close of business on June 12, 2026 (the “Allegro Record Date”), 4,110,000 shares of Allegro Common Stock are issued and outstanding and the consent of 2,055,001 shares of the issued and outstanding shares of Allegro Common Stock is required to approve the Merger, which represents a majority of the issued and outstanding shares of Allegro Common Stock. Pursuant to the Allegro Support Agreement, certain of the initial stockholders of Allegro, who collectively hold more than 50% of the Allegro Common Stock, agreed to, among other things, and subject to certain exceptions, vote or cause to be voted all shares of Allegro Common Stock beneficially held by them in favor of all proposals necessary to effectuate the Transactions.

Q:     I am a holder of Allegro Warrants, why am I receiving this consent solicitation statement/prospectus?

A:     In connection with the Merger, Allegro is seeking to amend the Allegro Warrants pursuant to the Allegro Warrant Amendment, so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock.

As of the Allegro Record Date, 15,322,500 Allegro Warrants are issued and outstanding and the consent of 9,959,626 of the issued and outstanding Allegro Warrants is required to approve the Allegro Warrant Amendment, which represents 65.0% of the issued and outstanding Allegro Warrants.

Q:     What will happen to the Allegro Common Stock in connection with the Merger?

A:     In connection with the Merger, each share of Allegro Common Stock and each Allegro Right issued and outstanding immediately before the Effective Time (other than shares as to which statutory dissenter’s rights have been exercised and Allegro Common Stock held by Allegro, SEEQC or any of their respective subsidiaries) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights).

Q:     Why is Allegro proposing the Merger?

A:     The Allegro Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Allegro and the Allegro Stockholders. Please see the section titled “The Merger — Approval of the Allegro Board and Reasons for the Merger” in this consent solicitation statement/prospectus for further information regarding the reasons for the Merger.

Q:     What happens if the Merger is not completed?

A:      If the Merger is not completed for any reason, holders of Allegro Common Stock and Allegro Warrants will not receive any consideration in exchange for their securities.

Q:     What if the Allegro Warrant Amendment is not approved?

A:     In the event that the Allegro Warrant Amendment is not approved and the Merger is consummated, SEEQC has agreed to assume the Allegro Warrants.

v

Q:     What is a consent, and why is Allegro requesting a written consent in lieu of a meeting with stockholders?

A:     The Allegro Written Consents are written consents/authorization approving the Merger and the Warrant Amendment and are outlined within this consent solicitation statement/prospectus, without the need for formal meetings. Under the terms of the Merger Agreement, the Allegro Organizational Documents and applicable law, Allegro is not required to call any meeting of its stockholders in connection with the Allegro Stockholder Written Consent and may obtain stockholder approvals by written consent in lieu of a meeting by receipt of the consent of a majority of the outstanding shares of Allegro Common Stock. Further, under the Allegro Warrant Agreement, Allegro is not required to call any meeting of the warrant holders in connection with the Allegro Warrant Written Consent and may obtain warrant holder approval by written consent by receipt of the consent of at least 65.0% of the Allegro Warrants.

Q:     Who is entitled to deliver written consents to approve the Merger Agreement?

A:     Only written consents received from holders of Allegro Common Stock as of the Allegro Record Date will be counted for purposes of approving the Merger Agreement and the transactions contemplated thereby. As of the Allegro Record Date, there were 4,110,000 shares of Allegro Common Stock outstanding.

Q:     Who is entitled to deliver written consents to approve the Allegro Warrant Amendment?

A:     Only written consents received from holders of Allegro Warrants as of the Allegro Record Date, will be counted for purposes of approving the Allegro Warrant Amendment. As of the Allegro Record Date, there were 15,322,500 Allegro Warrants outstanding.

Q:     Have any Allegro Stockholders already committed to vote in favor of the Merger?

A:     Yes, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into the Allegro Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; (ii) in favor of Allegro Warrant Amendment, and (iii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement). Pursuant to the Allegro Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro. Please see the section titled “Merger Agreement and Ancillary Documents — Ancillary Documents — Allegro Support Agreement” in this consent solicitation statement/prospectus for further information regarding the Allegro Support Agreement.

Q:     Have any Allegro Warrant Holders already committed to vote in favor of the Warrant Amendment?

A:     Yes, concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold approximately 0.3% of the Allegro Warrants) entered into the Allegro Support Agreement pursuant to which they agreed to vote or cause to be voted all Allegro Warrants beneficially held by them in favor of the Allegro Warrant Amendment. Additionally, on April 22, 2026, SEEQC, Allegro and certain Allegro Warrant Holders (who collectively hold more than 48.5% of the Allegro Warrants) entered into the Allegro Warrant Support Agreements, pursuant to which the Allegro Warrant Holders party to the agreement agreed to vote or cause to be voted all Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Allegro Warrant Amendment; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to an alternative amendment to the Allegro Warrants; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Allegro Warrant Amendment or the fulfillment of Allegro’s obligations under the Allegro Warrant Amendment. Please see the section titled “Merger Agreement and Ancillary Documents — Ancillary Documents — Allegro Warrant Support Agreements” in this consent solicitation statement/prospectus for further information regarding the Allegro Warrant Support Agreements.

Q:     What will the equity ownership structure of SEEQC be after the consummation of the Merger?

A:     Immediately after the Effective Time, after giving effect to the SEEQC Preferred Stock Conversion, the SEEQC Stock Split and the Merger, and assuming, among other things, that the Allegro Warrant Holders approve the Allegro Warrant Amendment, Allegro issues 13,000,000 shares of Allegro Common Stock in the PIPE Investment, and the consummation of the Public Offering resulting in the issuance of 11,538,462 shares of SEEQC Common Stock, the SEEQC Stockholders will own approximately 82.71% of the issued and outstanding shares of SEEQC Common Stock and the Allegro Securityholders will own approximately 8.89% of the issued and outstanding shares of SEEQC Common Stock, subject to adjustment based on the number of Allegro Common Stock, Allegro Warrants, Allegro Rights, SEEQC Common Stock, SEEQC Preferred Stock and SEEQC derivative securities outstanding immediately prior to the Effective Time and based on the assumptions set forth elsewhere in this consent solicitation statement/prospectus.

Q:     Are there any important risks related to the Merger or SEEQC’s or Allegro’s businesses of which I should be aware?

A:     Yes, there are important risks related to the Merger and SEEQC’s and Allegro’s businesses. Before making any decision on how to vote, SEEQC and Allegro urge you to read carefully and in its entirety the section titled “Risk Factors” beginning on page 10 of this consent solicitation statement/prospectus. You also should read and carefully consider the risk factors relating to Allegro contained in Allegro’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q, in each case as updated from time to time in Allegro’s subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”).

Q:     Do Allegro directors and executive officers have interests that may differ from those of other Allegro securityholders?

A:     Yes. Allegro securityholders should be aware and take into account the fact that Allegro’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Allegro securityholders generally and that may create potential conflicts of interest. See the section titled “The Merger — Interests of Allegro Directors and Executive Officers in the Merger” beginning on page 131 of this consent solicitation statement/prospectus.

Q:     What is the deadline for returning my written consent?

A:     Allegro securityholders may execute and return their written consent as soon as reasonably practicable after the date this consent solicitation statement/prospectus becomes effective and until July 9, 2026 (the “Consent Deadline”).

Q:     How do I return my Allegro written consent?

A:     If you are a holder of Allegro Common Stock as of the Allegro Record Date, and after carefully reading and considering the information contained in this consent solicitation statement/prospectus you wish to return your written consent, please complete, date and sign the enclosed written consent and promptly return it as instructed. If you are a direct registered holder of Allegro Common Stock, please send the enclosed notice of consent to the address below.

Allegro Merger Corp.
777 Third Avenue, 37th Floor,
New York, New York 10017
Attention: Investor Relations

Allegro will not be holding a meeting to approve the Merger Agreement, and therefore you will be unable to vote in person.

Q:     What if I hold both SEEQC securities and Allegro securities?

A:     If you are both a SEEQC securityholder and an Allegro securityholder, you will still receive consent solicitation materials from Allegro. Therefore, please complete, date and sign and deliver the written consent that you receive from Allegro.

Q:     If I am an Allegro securityholder, can I change or revoke my written consent?

A:     No. Your written consent to the Merger Proposal or the Allegro Warrant Amendment, as evidenced by your signing and returning the signature page of the applicable enclosed written consent, may not be changed or revoked once it is received by Allegro.

Q:     What do I do if I receive more than one set of consent solicitation materials?

A:     You may receive more than one set of consent solicitation materials, including multiple copies of this consent solicitation statement/prospectus or the consent solicitation materials. This can occur if you hold your Allegro securities in more than one brokerage account, if you hold Allegro securities directly as a holder of record and also in street name, or otherwise through another holder of record, if you hold more than one type of Allegro security and in certain other circumstances. If you receive more than one set of consent solicitation materials, please return each set separately in order to ensure that all of your written consents are delivered, as applicable.

Furthermore, Allegro is soliciting the consent of both its stockholders and its warrant holders pursuant to these consent solicitation materials. Accordingly, if you hold both types of securities, you will receive a written consent for each one. Please return both the written consent of stockholder and the written consent of warrant holder to ensure that your vote on both the Merger Proposal and the Allegro Warrant Amendment is received.

Q:     If my shares of Allegro Common Stock are held in “street name,” will my brokerage firm, bank or other nominee consent for me?

A:     No. If your shares of Allegro Common Stock are held in “street name,” you must instruct your brokerage firm, bank or other nominee whether you consent to or withhold consent. You should follow the instructions provided by your brokerage firm, bank or other nominee.

Q:     What will happen if I do not execute and return my written consent?

A:     If you are an Allegro securityholder as of the close of business on the Allegro Record Date and you do not execute and return a written consent, it will have the same effect as a vote against the approval of the Merger Agreement and the transactions contemplated thereby.

Q:     Are Allegro Stockholders entitled to seek appraisal rights if they do not deliver a written consent?

A:     Yes. An Allegro Stockholder will have the right to seek appraisal of the fair value of such stockholder’s shares of Allegro Common Stock if the Merger is completed, in lieu of receiving the per share merger consideration, but only if such Allegro Stockholder does not sign and return a written consent to the Merger Proposal and otherwise complies with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, Allegro will send a notice of action by written consent and appraisal rights (“Notice of Appraisal Rights”) to all Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) who satisfy the applicable statutory conditions. An Allegro Stockholder electing to exercise his, her or its appraisal rights will need to take action at that time, in response to that notice. However, a description of the appraisal rights is being provided to all Allegro Stockholders now so they can determine whether they wish to preserve their ability to demand appraisal rights in the future. Failure to strictly comply with Section 262 of the DGCL may result in a stockholder’s waiver of, or inability to exercise, appraisal rights. For more information regarding appraisal rights, see “The Merger — Appraisal Rights.”

Q:     What are the expected U.S. federal income tax consequences to a holder of Allegro Common Stock or Allegro Warrants as a result of the transactions contemplated by the Merger Agreement?

A:     The U.S. federal income tax consequences of the Merger and the Allegro Warrant Conversion to Allegro Stockholders and Allegro Warrant Holders will depend primarily upon whether the Merger and the Allegro Warrant Conversion qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is intended that the Merger and the Allegro Warrant Conversion should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. However, the parties to the Merger and the Allegro Warrant Conversion provide no assurance that treatment as a tax-free reorganization will result. Allegro Stockholders and Allegro Warrant Holders are urged to consult their U.S. tax advisors regarding the consequences of the Merger and the Allegro Warrant Conversion to them. For information, please read “Material U.S. Federal Income Tax Consequences” and “Risk Factors — Risks Related to the Merger.”

Q:     What are the conditions to the completion of the Merger and the other transactions contemplated by the Merger Agreement?

A:     The completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others: (i) absence of any decree, injunction or other order (whether temporary, preliminary or permanent) restraining, enjoining or prohibiting consummation of the Merger, (ii) effectiveness of this Registration Statement, (iii) consummation of the PIPE Investment, (iv) the authorization for listing of the SEEQC Common Stock on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, and (v) receipt of the SEEQC Preferred Stockholder Written Consent, and the Allegro Stockholder Written Consent (see “The Merger Agreement — Conditions to Closing” beginning on page 139 of this consent solicitation statement/prospectus).

Q:     When are the Merger and the other transactions contemplated by the Merger Agreement expected to be completed?

A:     As of the date of this consent solicitation statement/prospectus, it is not possible to accurately estimate the closing date for the Merger because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to SEEQC’s and Allegro’s obligations to complete the Merger; however, SEEQC and Allegro currently expect the Merger to close in the third quarter of 2026. Due to the requirement to obtain certain governmental approvals and other conditions necessary to complete the Merger, no assurance can be given as to when, or if, the Merger will be completed.

Q:     Will the SEEQC Common Stock issued to Allegro Stockholders, Allegro Rights Holders and Allegro Warrant Holders be traded on an exchange?

A:     Yes. It is a condition to completion of the Merger that the SEEQC Common Stock be listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, subject to official notice of issuance.

Q:     If the Allegro Warrant Amendment is not approved and SEEQC assumes the Allegro Warrants, will the warrants be traded on an exchange?

A:     No. if the Allegro Warrant Amendment is not approved and SEEQC assumes the Allegro Warrants, SEEQC does not anticipate listing such warrants for trading on a national securities exchange, which would limit their liquidity.

Q:     If I am an Allegro securityholder, whom should I call with questions?

A:     If you have any questions about the transactions contemplated by the Merger Agreement or the Allegro consent solicitation materials, or desire additional copies of this consent solicitation statement/prospectus, you should contact proxy@mackenziepartners.com.

Q:     Where can I find more information about SEEQC and Allegro?

A:     You can find more information about SEEQC and Allegro from the various sources described under “Where You Can Find More Information” beginning on page 196 of this consent solicitation statement/prospectus.

SUMMARY

This summary highlights selected information from this document. You are urged to carefully read the entire document and the other documents referred to and incorporated in this document because the information in this section does not provide all of the information that might be important to you with respect to the Merger Agreement and the transactions contemplated thereby, including the Merger. See “Where You Can Find More Information” beginning on page 196 of this consent solicitation statement/prospectus. Each item in this summary refers to the page of this document on which that subject is discussed in more detail.

Information About the Companies (See page 49)

SEEQC is a Delaware corporation that operates advanced chip development and fabrication facilities in the United States and Europe. SEEQC is a U.S.-based provider of critical chip-based digital technologies, with superconducting foundry assets, chip, firmware and software capabilities uniquely positioning it to work closely with customers to develop and validate the architectural advances that will allow them to bring to market commercially valuable quantum computing solutions. SEEQC was established to address the fundamental barrier to realizing quantum computing’s commercial potential: the development of a fully integrated, chip-based architecture capable of delivering scalable, fault-tolerant quantum operations. SEEQC’s principal executive office is located at 150 Clearbrook Road, Suite 170, Elmsford, New York 10523. Its telephone number is (914) 222-1666.

SEEQC Merger Sub, Inc. is a Delaware corporation and wholly owned subsidiary of SEEQC. Merger Sub was formed solely for the purpose of consummating the Merger and has no operating assets. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Its principal executive office is located at 150 Clearbrook Road, Suite 170, Elmsford, New York 10523. Its telephone number is (914) 222-1666.

Allegro Merger Corp. is a Delaware corporation originally formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Allegro completed its initial public offering and a simultaneous private placement of units in July 2018 and placed substantially all of the net proceeds in a trust account. Allegro was unable to consummate a business combination pursuant to the terms set forth in the Allegro Charter and as a result, distributed all of the funds held in such trust account to its public stockholders. For further information on such events, see the section titled “Information about Allegro.” Since the distribution of the funds in the trust account, Allegro has been evaluating potential strategic transactions. Allegro’s principal executive office is located at 777 Third Avenue, 37th Floor, New York, New York 10017. Its telephone number is (212) 319-7676.

The Merger (See page 118)

SEEQC and Allegro have entered into a Merger Agreement, pursuant to which SEEQC will form a wholly owned subsidiary, which will merge with and into Allegro, with Allegro surviving the merger as a wholly owned subsidiary of SEEQC. The Merger Agreement is attached as Annex A to this document, and both Allegro and SEEQC encourage you to read it carefully, and in its entirety, because it is the legal document that governs the Merger.

The Support Agreements (See page 138)

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the stockholders of SEEQC (who collectively hold more than 66.7% of the SEEQC Preferred Stock and more than 50% of the capital stock of SEEQC) entered into the SEEQC Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of SEEQC Common Stock and SEEQC Preferred Stock beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; and (ii) against (x) any proposal or offer from any other person (other than Allegro or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of SEEQC’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of SEEQC (other than as contemplated by the Merger Agreement). Pursuant to the SEEQC Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of SEEQC.

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into the Allegro Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; (ii) in favor of the Allegro Warrant Amendment, and (iii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement). Pursuant to the Allegro Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

On April 22, 2026, Allegro and SEEQC entered into the Allegro Warrant Support Agreements with the holders of approximately 48.5% of the outstanding warrants of Allegro. Pursuant to the Allegro Warrant Support Agreements, the Allegro Warrant Holders party to the agreement agreed to vote or cause to be voted all Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Allegro Warrant Amendment; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to an alternative amendment to the Allegro Warrants; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Allegro Warrant Amendment or the fulfillment of Allegro’s obligations under the Allegro Warrant Amendment. Accordingly, as a result of the Allegro Support Agreement and the Allegro Warrant Support Agreements, Allegro has received agreements to vote an aggregate of 48.8% of the outstanding Allegro Warrants in favor of the Allegro Warrant Amendment. Pursuant to the agreement governing the Allegro Warrants, approval by 65.0% of the outstanding Allegro Warrants is required to effectuate the Allegro Warrant Amendment.

Lock-Up Agreements (See page 147)

Prior to the Closing, certain of the stockholders of SEEQC and certain of the initial stockholders of Allegro have agreed to enter into a lock-up agreement with SEEQC (collectively, the “Lock-Up Agreements”), pursuant to which such stockholders will agree not to transfer the shares of SEEQC Common Stock held by them immediately prior to the Effective Time (in the case of the stockholders of SEEQC) or the shares of SEEQC Common Stock received by them in exchange for the founder shares (in the case of the initial stockholders of Allegro), until 180 days after the Closing, subject to certain exceptions.

Solicitation of Written Consents (See page 113)

The Allegro Board is providing this consent solicitation statement/prospectus and the related consent solicitation materials to the Allegro Stockholders and Allegro Warrant Holders to solicit written consent to the adoption and approval of the Merger Agreement, the approval of the transactions contemplated thereby, including the Merger, and adoption of the Allegro Warrant Amendment, so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock.

Approval is required from the holders of at least a majority of the issued and outstanding shares of Allegro Common Stock to approve the Merger Proposal. As of the close of business on the record date, the initial stockholders of Allegro who are party to the Allegro Support Agreement collectively beneficially owned 2,917,938 shares of Allegro Common Stock, which represent, in the aggregate, approximately 71.0% of the Allegro Common Stock outstanding and entitled to vote on that date, which is sufficient for approval of the Merger Proposal.

Approval of the Allegro Warrant Amendment requires the written consent of holders of at least 65.0% of the Allegro Warrants. As of the close of business on the record date, the initial stockholders of Allegro who are party to the Allegro Support Agreement and the Allegro Warrant Holders party to the Allegro Warrant Support Agreement collectively beneficially owned Allegro Warrants, which represent, in the aggregate, approximately 48.8% of the Allegro Warrants outstanding and entitled to vote on that date.

Consummation of the Merger and completion of the Allegro Warrant Amendment are conditioned upon receipt of sufficient written consents to approve the Merger Proposal. Consummation of the Merger is not conditioned upon receipt of sufficient written consents to approve the Allegro Warrant Amendment.

Summary of Risk Factors (See page 10)

All of the risk factors together with all of the other information included in, or incorporated by reference into, this consent solicitation statement/prospectus should carefully be considered before deciding whether to deliver your written consent. Some of these risks include, but are not limited to, those described below and in more detail under the section heading “Risk Factors”:

•        SEEQC has not produced chip solutions for quantum computers with high qubit counts or at high volume and faces significant barriers in its attempts to produce such chip solutions, including the need to invent and develop new technology. If SEEQC cannot successfully overcome those barriers, its business will be negatively impacted and could fail.

•        Any future generations of hardware and software developed to enable SEEQC’s customers to demonstrate narrow quantum advantage and broad quantum advantage, each of which is an important anticipated milestone for SEEQC’s technology roadmap and commercialization, may not occur on its anticipated timeline or at all.

•        SEEQC’s chip solutions may fail to meet customer system roadmap, performance and system integration specification requirements which could harm its business.

•        If SEEQC’s chip solutions fail to enable SEEQC’s customers to achieve quantum advantage, its business, financial condition and future prospects may be harmed. Moreover, the standards by which SEEQC measures its progress may be based on assumptions and expectations that are not accurate or that may change as quantum computing evolves.

•        SEEQC may expend its resources to pursue particular products, designs, sectors or investments and may fail to capitalize on such products, designs, sectors or investments and/or forego other products, designs, sectors or investments that may have been more profitable or for which there may have been a greater likelihood of success.

•        SEEQC has a history of net losses and may incur significantly higher losses in future periods as it continues to incur significant expenses in connection with the design, development and manufacturing of its quantum computing chips, firmware and software.

•        The quantum computing industry is competitive on a global scale and SEEQC may not be successful in competing in this industry or establishing and maintaining confidence in its long-term business prospects among current and future partners and customers.

•        SEEQC depends on certain suppliers to source products. Failure to maintain its relationship with any of these suppliers, or a failure to replace any of these suppliers, could have a material adverse effect on its business, financial position, results of operations and cash flows.

•        The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than SEEQC expects, if it develops in a manner that does not require use of its quantum computing solutions, if it encounters negative publicity or if its solution does not drive commercial engagement, the growth of its business will be harmed.

•        SEEQC could suffer disruptions, outages, defects, performance, quality, and reliability problems with its chip solutions, its manufacturing process, with its production technology partners or with the public cloud, data centers and internet infrastructure on which SEEQC relies.

•        SEEQC’s quantum computing systems may not be compatible with some or all customer-specific or industry-standard software and hardware in the future, which could harm its business. Similarly, the amount of time and/or investment to make its technology compatible with a given customer’s quantum system may exceed current or future profitable outcomes to make such technology compatible.

•        If SEEQC is unable to maintain its current strategic partnerships or develop future collaborative partnerships, its future growth and development could be negatively impacted.

•        If SEEQC is unable to achieve required performance of its technology by quantum system developers and integrators utilizing current or future quantum modalities including, but not limited to, superconducting, semiconductor spin, topological, photonic, neutral or cold (Rydberg) atom, trapped ion, Nitrogen-vacancy (NV) centers in diamond, and other quantum modalities, the growth of its business will be harmed.

•        The price of SEEQC Common Stock may be volatile, and the value of SEEQC Common Stock may decline.

•        Currently, there is no public market for the SEEQC Common Stock. SEEQC Stockholders cannot be sure about whether the SEEQC Common Stock will develop an active trading market or whether SEEQC is able to maintain the listing of SEEQC Common Stock in the future even if SEEQC is successful in listing SEEQC Common Stock on Nasdaq or any other national securities exchange, which could limit investors’ ability to make transactions in SEEQC Common Stock and subject SEEQC to additional trading restrictions.

•        A market for SEEQC Common Stock may not develop, which could adversely affect the liquidity and price of its shares.

•        If SEEQC is unable to maintain an effective system of internal controls and compliance, its business and reputation could be adversely affected.

•        SEEQC has identified material weaknesses in its internal control over financial reporting. If SEEQC fails to remediate these material weaknesses, or if SEEQC experiences additional material weaknesses in the future or otherwise fails to maintain effective internal control over financial reporting or disclosure control in the future, SEEQC may be unable to produce accurate and timely financial statements or detect acts of fraud, which may adversely affect investor confidence in SEEQC, and, as a result, the value of its common stock, or result in delisting, sanctions or other penalties that could harm its business.

•        SEEQC will require significant investments in ongoing product development, technology research and development, capital expenditures, and business operations and may need additional capital sooner than planned to pursue its business objectives and respond to business opportunities, challenges or unforeseen circumstances, and SEEQC cannot be sure that additional financing will be available. If SEEQC is unable to raise additional funding when needed, SEEQC may be required to delay, limit or substantially reduce its quantum computing development efforts.

•        Much of SEEQC’s revenue is concentrated in a few customers, and if it loses any of these customers through contract terminations, acquisitions, or other means, its near-term revenue may decrease substantially. SEEQC’s business plan contemplates expanding revenues by developing new products and technologies, which will depend on its success in developing products that meet market needs and retaining existing and attracting a new customer base for those products.

•        SEEQC and several customers and partners using and/or co-developing SEEQC technology, to some extent, rely on government funded programs. There can be no assurance about the timing and amount of such programs as funding may not receive sufficient appropriations. Additionally, government funded programs are subject to cancellation or funding reductions which are outside of SEEQC’s control.

•        SEEQC’s management team has limited experience in operating a public company.

•        SEEQC is subject to stringent and evolving U.S. state, federal and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to privacy, data use and security. SEEQC’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and otherwise, could adversely affect us and its business.

•        SEEQC may become subject to product liability claims, which could harm its financial condition and liquidity if SEEQC is not able to successfully defend or insure against such claims.

•        Any failure to obtain, maintain and protect its intellectual property rights could impair its ability to protect and commercialize its proprietary products and technology and cause us to lose its competitive advantage.

•        SEEQC’s inability to secure patent protection or enforce its patent rights could have a material adverse effect on its ability to prevent others from commercializing similar products or technology.

•        SEEQC may face patent infringement and other intellectual property claims that could be costly to defend or pursue, result in injunctions and significant damage awards, or limit its ability to use or prevent others to use certain key technologies in the future, all of which could harm its business.

•        One of Allegro’s executive officers is expected to continue to serve as director with SEEQC following consummation of the Merger.

•        Allegro’s initial stockholders and their permitted transferees own founder shares and private placement units and have made loans to Allegro. If the Merger is not approved and Allegro determines to dissolve and liquidate, such shares and units will be worthless and such loans will not be repaid. These interests may have influenced their decision to approve the Merger.

•        The exercise of Allegro’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the Allegro Stockholders’ best interest.

•        The Merger may be completed even though SEEQC may endure a material adverse effect.

•        The closing of the Merger may be delayed, which may substantially reduce the expected benefits of the Merger.

Interests of Allegro Directors and Executive Officers in the Merger (See page 131)

Allegro’s initial stockholders, including its directors and executive officers, have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        If the Merger with SEEQC is not consummated, Allegro may determine to dissolve and liquidate. In such event, the 3,737,500 founder shares held by Allegro’s initial stockholders and their permitted transferees, which were acquired for an aggregate purchase price of $25,000 prior to Allegro’s IPO (including 3,022,938 shares held by Allegro’s directors and executive officers), as would the 322,500 private placement units that were acquired simultaneously with the IPO for an aggregate purchase price of $3,225,000 (including private placement units held by Allegro’s directors and executive officers), will be worthless.

•        Eric S. Rosenfeld is expected to be a director of SEEQC following the Merger. As such, Mr. Rosenfeld may in the future receive cash fees, stock options or stock awards that the SEEQC Board determines to pay to its directors.

•        The Merger Agreement provides for certain insurance coverage of the officers and directors of Allegro following consummation of the Merger. If the Merger is not completed and Allegro liquidates, Allegro will not be able to perform its obligations to its officers and directors under Allegro’s charter relating to the right of officers and directors to be indemnified by Allegro, and of Allegro’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions.

•        As of the date of this consent solicitation statement/prospectus, Allegro’s insiders have lent Allegro an aggregate of $1,194,180 (including $698,247 by Allegro’s directors and executive officers). Of such amount, 50% is expected to be converted into shares of SEEQC at $5.00 per share and the other half is expected to be repaid on closing of the Merger. If the Merger is not consummated and Allegro dissolves and liquidates, such indebtedness will not be repaid.

•        Mr. Rosenfeld invested $500,000 in SEEQC Common Stock in a private placement consummated by SEEQC prior to execution of the Merger Agreement. Accordingly, Mr. Rosenfeld will be a stockholder of SEEQC regardless of whether the Merger is consummated.

The Allegro Board was aware of and considered these interests, among other matters, in reaching the determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of, Allegro and its shareholders.

Regulatory Approvals (See page 137)

Governmental and regulatory approvals may be required to complete the transactions contemplated by the Merger Agreement. At any time before or after the completion of the Merger, the Antitrust Division of the Department of Justice, the Federal Trade Commission (“FTC”) or others could take action under the antitrust laws as deemed necessary or desirable in the public interest, including without limitation seeking to enjoin the completion of the Merger or to permit completion only subject to divestitures, behavioral commitments or other regulatory concessions or conditions.

Appraisal Rights (See page 132)

The Allegro Stockholders are entitled, under certain circumstances, to seek appraisal of their shares in connection with the Merger under Delaware law. Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, pursuant to Section 262(d) of the DGCL, Allegro will send the Notice of Appraisal Rights to all Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) who satisfy the applicable statutory conditions to notify them that they may be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger. An Allegro Stockholder electing to exercise his, her or its appraisal rights will need to take action at that time, in response to that notice. However, a description of the appraisal rights is being provided to all Allegro Stockholders now so they can determine whether they wish to preserve their ability to demand appraisal rights in the future.

Under Section 262 of the DGCL, if the Merger is consummated, the Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) will be entitled to seek appraisal of their shares of Allegro Common Stock if they (1) do not deliver a written consent or otherwise vote in favor of the adoption of the merger agreement; (2) properly and timely demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the Merger; (4) meet certain statutory requirements described in this consent solicitation statement/prospectus; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of Allegro Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Allegro Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). Allegro is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner of shares of Allegro Common Stock may submit a demand for appraisal in connection with the Merger. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to us no later than twenty (20) days after the mailing of the Notice of Appraisal Rights; (2) not have delivered a written consent in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the Merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of

Allegro as to all holders and beneficial owners of shares of common stock unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this consent solicitation statement/prospectus (and also will be described in further detail in the Notice of Appraisal Rights), which description is qualified in its entirety by Section 262 of the DGCL.

Pursuant to Subsection (d)(2) of Section 262 of the DGCL, the Notice of Appraisal Rights is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL at the following website, accessible without subscription or cost, which copy is incorporated in this consent solicitation statement/prospectus by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this consent solicitation statement/prospectus, the Notice of Appraisal Rights or any of the documents incorporated herein or therein by reference and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to a holder of record of stock, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

For more information, see the section of this consent solicitation statement/prospectus captioned “The Merger — Appraisal Rights.”

Listing of SEEQC Common Stock Issued in the Transactions (See page 137)

It is a condition to closing that the SEEQC Common Stock will have been approved for listing on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, subject only to official notice of issuance.

Conditions to Closing (See page 139)

The consummation of the Transactions is conditioned upon the following, among other things:

•        no governmental authority shall have entered a decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining, enjoining or prohibiting consummation of the Merger;

•        the SEC shall have declared this Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to this Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•        the PIPE Investment shall be consummated prior to, or substantially concurrently with, the Closing;

•        the holders of the SEEQC Common Stock and the SEEQC Preferred Stock shall have approved the Merger Agreement, the Transactions and related matters, including the SEEQC Preferred Stock Conversion and the SEEQC Stock Split; and

•        the holders of the Allegro Common Stock shall have approved by written consent the Merger Agreement, the Transactions and related matters.

The obligations of Allegro to consummate the Transactions are also conditioned upon, among other things:

•        the representations and warranties of SEEQC and Merger Sub shall be true and correct in all material respects on the Closing Date (subject to certain bring-down standards);

•        SEEQC and Merger Sub shall each have performed in all material respects the covenants of SEEQC required by the Merger Agreement to be performed or complied with by it on or prior to the Closing;

•        no action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of SEEQC to own, operate or control any of the intellectual property rights, assets, operations, or business of SEEQC or its subsidiaries following the Transactions and no order to any such effect shall be in effect;

•        since September 30, 2025, no material adverse effect with respect to SEEQC shall have occurred and is ongoing;

•        all outstanding indebtedness owed to SEEQC or its subsidiaries by affiliates or insiders shall have been forgiven in full and all outstanding guarantees and similar arrangements pursuant to which SEEQC or any of its subsidiaries has guaranteed the payment or performance of any obligations of any such affiliate or insider to a third party shall have been terminated;

•        SEEQC and certain of the holders of SEEQC Common Stock shall have executed and delivered the Lock-Up Agreements; and

•        the designee or designees of Allegro shall have been appointed as members of the SEEQC Board.

The obligations of SEEQC and Merger Sub to consummate the Transactions are also conditioned upon, among other things:

•        the representations and warranties of Allegro shall be true and correct in all material respects on the Closing Date (subject to certain bring-down standards);

•        Allegro shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed by it on or prior to the Closing Date;

•        no action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, or (ii) cause any of the Transactions to be rescinded following consummation, and no order to any such effect shall be in effect since the date of the Merger Agreement, no material adverse effect with respect to Allegro shall have occurred and be ongoing;

•        since the date of the Merger Agreement, no material adverse effect with respect to Allegro shall have occurred and is ongoing;

•        the initial stockholders of Allegro shall have executed and delivered the Lock-Up Agreements;

•        the listing of the SEEQC Common Stock on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American shall have been approved, subject only to official notice of issuance; and

•        the Public Offering shall be consummated concurrently with the Closing.

Neither SEEQC nor Allegro can give any assurance that all of the conditions to the Merger will either be satisfied or waived or that the Merger will occur. See “The Merger Agreement — Conditions to Closing.”

Termination of Merger Agreement (See page 145)

The Merger Agreement can be terminated in the following circumstances (see “The Merger Agreement — Termination”):

•        Mutual Agreement.    Mutual agreement of SEEQC and Allegro.

•        End Date.    Termination by either party, if the Merger has not closed by July 31, 2026, subject to extension as provided for in the Merger Agreement (such date, as it may be extended, is referred to as the “End Date”).

•        Final Injunction or Other Law.    Termination by either party, if a permanent injunction has been issued or other law has been enacted prohibiting the Merger.

•        Breach of Representations or Covenants.    Termination by the non-breaching party if the other party has breached its representations or covenants in certain circumstances.

Accounting Treatment of the Merger (See page 131)

The unaudited pro forma condensed combined financial information gives effect to the Merger, which will be accounted for under U.S. generally accepted accounting principles (“GAAP”) as an in-substance recapitalization of SEEQC. Under this method of accounting, SEEQC will be considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

(a)     SEEQC’s existing stockholders will have the greatest voting interest in the combined company;

(b)    SEEQC’s existing stockholders will have the voting rights to control decisions regarding election and removal of a majority of the directors and officers of the combined company;

(c)     SEEQC will comprise the ongoing operations of the combined company; and

(d)    SEEQC existing senior management will be the senior management of the combined company.

The consideration transferred to the Allegro shareholders in the Merger consists of SEEQC Common Stock, including the shares issuable upon conversion of Allegro Rights and Allegro Warrants. As a result of SEEQC being treated as the accounting acquirer, SEEQC’s assets and liabilities will be recorded at their pre-combination carrying amounts. Allegro’s assets and liabilities will be measured and recognized at their carrying values as of the Effective Time, which are expected to approximate the fair value of the acquired cash and other non-operating assets, with no goodwill or other intangible assets recorded. The fair value of the aforementioned consideration transferred is deemed equivalent to Allegro’s net assets and liabilities as the transaction has been deemed to be an in-substance recapitalization. Any difference between the consideration transferred and the fair value of the net assets of Allegro following the determination of the actual consideration transferred for Allegro will be reflected as an adjustment to additional paid-in capital. For periods prior to Closing, the historical financial statements of SEEQC shall become the historical financial statements of the combined company.

Expected Timing of the Merger (See page 131)

SEEQC and Allegro currently expect to complete the Merger in the third quarter of 2026, subject to the receipt of regulatory approvals and the satisfaction or waiver of the other conditions to completion of the Merger. Because many of the conditions to completion of the Merger are beyond the control of SEEQC and Allegro, the exact timing for completion of the Merger cannot be predicted with any degree of certainty.

Comparison of Stockholder Rights (See page 183)

Allegro Stockholders will own SEEQC Common Stock following the completion of the Merger, and their rights associated with those shares of SEEQC Common Stock will differ in a number of respects from the rights associated with Allegro Common Stock.

RISK FACTORS

In addition to the other information included and incorporated by reference into this document, including the matters addressed in the section titled “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks. In addition, you should read and consider the risks associated with each of the businesses of SEEQC and Allegro. Risks relating to Allegro can be found in Allegro’s Annual Reports on Form 10-K for the year ended December 31, 2025, as updated by subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC and incorporated by reference into this consent solicitation statement/prospectus. For further information regarding the documents incorporated into this document by reference, please see the section titled “Where You Can Find More Information” beginning on page 196 of this consent solicitation statement/prospectus. Realization of any of the risks described below, any of the events described under “Cautionary Statement Regarding Forward-Looking Statements” or any of the risks or events described in the documents incorporated by reference could have a material adverse effect on SEEQC, Allegro or the combined company’s business, financial condition, cash flows and results of operations. Unless the context otherwise requires, all references in this subsection to “SEEQC,” “we,” “us” or “our” refer to SEEQC and its subsidiaries.

Risks Related to SEEQC’s Financial Condition and Status as an Early-Stage Company

We will require a significant amount of cash to invest in ongoing research and development, capital expenditures and business operations and may need additional capital sooner than planned to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available. If we are unable to raise additional funding when needed, we may be required to delay, limit or substantially reduce our quantum computing development efforts.

Our business and future plans for expansion are capital-intensive, and the specific timing of cash inflows and outflows may fluctuate substantially from period to period. We will require a significant amount of cash for expenditures as we invest in ongoing research and development and business operations. The actual amounts we may be required to spend on these matters may be greater and more significant than our expectations.

We believe that our existing cash, cash equivalents and marketable securities should be sufficient to meet our anticipated operating cash needs for at least the next twelve months based on our current business plan, and expectations and assumptions considering current macroeconomic conditions. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financing or other sources, such as strategic collaborations or other transactions. In addition, we may seek additional capital even if we believe that we have sufficient funds for current or future operating plans. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. Any funds we raise may not be sufficient to enable us to continue to implement our long-term business strategy. Further, our ability to raise additional capital may be adversely impacted by worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States and current and future military conflicts and wars around the world including related sanctions and tariffs and trade protection measures. There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and services and our ability to raise additional capital when needed on acceptable terms, if at all. If the equity and credit markets deteriorate, it may make any necessary financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could impair our ability to achieve our growth strategy, could harm our financial performance and stock price, could require us to delay or abandon our business plans, and could require us to delay, limit, or substantially reduce our quantum computing development efforts.

If we are unable to obtain sufficient capital we would be unable to fund our operations and capital expenditures and may be required to evaluate alternatives, which could include dissolving and liquidating our assets in which case we may receive less than the value at which those assets are carried on our audited financial statements, and/or seeking protection under bankruptcy laws, and a determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust our cash resources, and it is unclear to what extent we would be able to pay our obligations, and, accordingly, it is further unclear whether and to what extent any resources would be available for distribution to stockholders. This could potentially cause us to cease operations and result in a complete or partial loss of your investment in our securities. We cannot anticipate all of the ways in which the economic climate and financial market and geopolitical conditions could adversely impact our business. There can be no assurance that financing will be available to us on favorable terms, or at all. In addition, our ability to raise additional capital through the sale of securities could be significantly impacted by the resale of our securities by holders of our securities which could result in a significant decline in the trading price of our securities and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

We are in our early stages and have a limited operating history, which makes it difficult to forecast the future results of our operations.

As a result of our limited operating history, our ability to accurately forecast the future results of operations is limited and subject to a number of uncertainties, including our ability to plan for and model future growth. Our ability to generate revenues will largely be dependent on our ability to develop and produce chip solutions, including firmware/software, for quantum computers with increasing numbers of quantum bits (“qubits”) and with increasing levels of performance. We are still in the technology development phase. Our technology development is focused on the integration of existing functional components into scalable, system-level solutions, that we can use to leverage our customers’ technology roadmaps to generate commercial revenue. Our scalable business model has not been formed as of yet and our technology may not develop as quickly as hoped, or even at all. The development of our scalable business model will likely require the incurrence of a substantially higher level of costs than incurred to date, while our revenues will not substantially increase unless and until we demonstrate that our chips support and enable more powerful, scalable, higher performing quantum computers, which requires a number of technological advancements which may not occur on the currently anticipated timetable or at all, and that we can successfully integrate our chip solutions into third party quantum system developer’s computers. As a result, our historical results should not be considered indicative of our future performance. Further, in future periods, our growth could slow or decline for a number of reasons, including but not limited to slowing demand for sales of our chip solutions, including firmware/software, increased competition, changes to technology, inability to scale up or improve performance of our technology, a decrease in the growth of the market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have also encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries. If our assumptions regarding these risks and uncertainties and our future growth are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, and our business could suffer. Our success as a business ultimately relies upon fundamental research and development breakthroughs in the coming years. There is no certainty these research and development milestones will be achieved as quickly as hoped, or even at all.

We have a history of operating losses and expect to incur significant expenses and continuing losses for the foreseeable future.

The Company has incurred recurring losses and negative operating cash flows since its inception, including a net loss of $12.2 million and $10.1 million for the years ended December 31, 2025 and December 31, 2024, respectively. As of December 31, 2025, we had an accumulated deficit of $55.7 million. SEEQC’s consolidated financial statements included elsewhere in this consent solicitation statement/prospectus have been prepared assuming that we will continue as a going concern. We may incur significantly higher losses in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our quantum computing chips, firmware and software and as we expand our research and development activities, invest in additional manufacturing and testing capabilities, build up inventories and supplies of components for our chips, increase our sales and marketing activities, including supporting projects to integrate our chip solutions into third party quantum system developer’s and integrator’s computers, develop our infrastructure and increase our general and administrative functions to support our growing operations and our being a public company. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses. In the years ended December 31, 2025 and December 31, 2024, our total revenue was $5.8 million and $2.8 million, respectively, and there is no guarantee that we will be able to significantly increase our revenue in the future. If we are unable to achieve and/or sustain profitability, or if we are unable to achieve the growth that we expect from these investments, it could have a material adverse effect on our business, financial condition or results of operations. Our business model is unproven and may never allow us to cover our costs.

Our operating results may be adversely affected by unfavorable economic and market conditions. In the future, we may be required to record significant charges for impairment of our long-lived assets, other assets or investments.

An adverse change in market conditions, including a sustained decline in our stock price, negative changes to our position in the market, or lack of growth in demand for our products and services could be considered to be an impairment triggering event. Such changes in the future could impact valuation assumptions relating to the recoverability of assets and may result in impairment charges to our long-lived assets, other assets or investments, which would have a negative impact on our operating results and harm our business. There are inherent uncertainties in management’s estimates, judgments and assumptions used in assessing recoverability of intangible, and other long-lived assets. Any material changes in key assumptions, including failure to meet business plans, a deterioration in the U.S. and global financial markets, an increase in interest rates or an increase in the cost of equity financing by market participants within the industry or other unanticipated events and circumstances, may decrease our projected cash flows or increase discount rates and could potentially result in an impairment charge. From time to time, we may be required to record a significant charge to earnings in our consolidated financial statements during the period in which any impairment of our long-lived assets is determined, which could have a materially adverse impact on our business operations and our financial position or results of operations.

We may not be able to scale our business quickly enough to meet customer and market demand, which could result in lower profitability or cause us to fail to execute on our business strategies.

In order to grow our business, we will need to continually evolve and scale our business and operations to meet customer and market demand. Quantum computing technology has never been sold at large-scale commercial levels. Evolving and scaling our business and operations places increased demands on our management as well as our financial and operational resources to:

•        attract new customers and grow our customer base;

•        maintain and increase the rates at which existing customers adopt our chip solution products and services, sell additional products and services to our existing customers, and reduce customer churn;

•        invest in our platform and product offerings;

•        effectively manage organizational change;

•        accelerate and/or refocus research and development activities;

•        expand manufacturing and supply chain capacity;

•        increase sales and marketing efforts;

•        broaden customer support and services capabilities;

•        maintain or increase operational efficiencies;

•        implement appropriate operational and financial systems; and

•        establish and maintain effective financial disclosure controls and procedures.

Commercial traction of quantum computing technology at large-scale commercial levels may never occur. As noted above, there are significant technological challenges associated with developing, producing, marketing and selling products and services in the advanced technology industry, including our products and services, and we may not be able to resolve all of the difficulties that may arise in a timely or cost-effective manner, or at all. We may not be able to cost effectively manage production at a scale or quality consistent with customer demand in a timely or economic manner.

Our ability to scale is dependent also upon components we must source from multiple industries including: from the electronics and semi-conductor industries with CPUs, GPUs, FPGAs, radio frequency (“RF”) electronics and components; from the cryogenic industry with dilution refrigerators and associated helium gas products, cryogenic RF electronics and components; and from the semiconductor industry with silicon wafers and other specialty materials, tooling and measurement equipment. Shortages or supply interruptions in any of these components will have an adverse impact on our ability to deliver revenues.

Our quantum computer chip solutions may have defects in design or manufacturing that could harm our business, expose us to liability, and adversely affect our financial results.

If large-scale development of third party quantum computers incorporating our chip solutions commences, our chips, firmware and software may contain defects in design and manufacture that may cause them to not perform as expected or that may require repair and design changes or they may not achieve performance requirements of our customers. Our quantum computing technology is inherently complex and incorporates technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. We have a limited frame of reference from which to evaluate the long-term performance of our chip solutions operating within third party quantum computers and there are no standards of design, implementation or performance in the quantum computing industry. There can be no assurance that we will be able to detect and fix any defects in our quantum computers in a timely manner that does not disrupt our sales of products and services to our customers.

If our technology fails to perform as expected, customers may seek out a competitor or turn away from quantum computing entirely, each of which could adversely affect our sales and brand and could adversely affect our business, prospects and results of operations. If defects in our technology lead to erroneous outputs, third parties relying on those outputs may draw from them erroneous conclusions, creating a risk that we will be liable to those third parties.

If we cannot evolve and scale our business and operations effectively, we may not be able to execute our business strategies in a cost-effective manner and our business, financial condition, profitability and results of operations could be adversely affected.

Even if the market in which we compete achieves its anticipated growth levels, our business could fail to grow at similar rates, if at all.

Our success will depend upon our ability to expand, scale our operations, and increase our sales and support capability. Even if the market in which we compete meets the size estimates and growth forecasted, our business could fail to grow at similar rates, if at all. Our growth is dependent upon our ability to successfully develop and sell quantum computing chip solutions, expand our product solutions and services, retain customers, bring in new customers and retain critical talent. While we currently are developing quantum computing chips for superconducting quantum systems, we may not be able to achieve required performance of our technology for quantum system developers and integrators utilizing other current or future quantum modalities including, but not limited to semiconductor spin, topological, photonic, neutral or cold atom, trapped ion, Nitrogen-vacancy (NV) centers, and other quantum modalities. Unforeseen issues associated with scaling up and constructing quantum computing technology at large-scale commercially viable levels could have a negative impact on our business, financial condition and results of operations. We do not have experience with the large-scale production and sale of quantum computing technology. Moreover, because of our unique technology, our customers will require particular support and service functions, some of which are not currently available, and may never be available. If we experience delays in adding such support capacity or servicing our customers efficiently or experiencing unforeseen issues with the reliability of our technology, we could overburden our servicing and support capabilities. Similarly, increasing the number of our products and services would require us to rapidly increase the availability of these services. Failure to adequately support and service our customers may inhibit our growth and ability to expand.

There is no assurance that we will be able to scale our business to meet our sales, manufacturing, installation, servicing and quantum computing deployment targets globally, that expected growth levels will prove accurate or that the pace of growth or coverage of our customer infrastructure network will meet customer expectations. For example, our competitors or customers may achieve certain narrow and/or broad quantum milestones without our chip solutions or faster than us, which may negatively impact our business and prospects. Failure to grow at rates similar to that of the quantum computing industry may adversely affect our operating results and ability to effectively compete within the industry.

We may not manage growth effectively, including with respect to our employee base, and managing our operations successfully.

Our failure to manage growth effectively could harm our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address potential growth. This expansion will place a significant strain on our management, operational and financial resources. Expansion and upgrades to our facilities require significant cash investments and management resources and there is no guarantee that they will generate additional sales of our products or services, or that we will be able to avoid cost overruns or be able to hire additional personnel to support us. In addition, we also need to ensure our compliance with regulatory requirements in various jurisdictions applicable to the sale, installation and servicing of our products. To manage the growth of our operations and personnel, we must establish and maintain appropriate and scalable operational and financial systems, procedures and controls and establish and maintain qualified finance, administrative and operations staff. We may be unable to acquire the necessary capabilities and personnel required to manage growth or to identify, manage and take advantage of potential strategic relationships and market opportunities.

Our ability to use net operating loss carryforwards and other tax attributes may be limited.

We have incurred losses during our history, do not expect to become profitable in the near future and may never achieve profitability. To the extent that we continue to generate losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2025, we had U.S. federal and state net operating loss carryforwards of approximately $30.4 million and $23.0 million, respectively. Our net operating loss carryforwards and other tax attributes are subject to review and possible adjustment by the Internal Revenue Service, and state tax authorities. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), our U.S. federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in the ownership of our stock. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including changes in connection with the Merger or other transactions. Similar rules may apply under state tax laws. We have not yet determined the amount of the cumulative change in our ownership resulting from the Merger or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability and our future cash flows could be adversely affected.

Our revenue is highly concentrated among a small number of customers whose agreements will expire in the near term, and we may not be able to maintain or replace this revenue.

We currently have a high degree of revenue concentration. The loss of any of our customers, whether through contract termination or other means, could significantly impact our near-term revenue. Our customers’ demand for our products may fluctuate due to factors beyond our control, and a disruption in our relationship with any of our customers could adversely affect our business. Our inability to meet our customers’ requirements or to qualify our products with them could adversely impact our revenue. The loss of, or restrictions on our ability to sell to, one or more of our major customers, or any significant reduction in orders from customers could have a material adverse effect on our operating results and financial conditions. Our existing customer agreements will expire in the near term, and may not be renewed or extended on favorable terms, or at all.

Our business plan contemplates expanding revenues by developing new products and technologies. Our ability to execute on this strategy will depend on our success in developing products that meet market needs and retaining existing and attracting a new customer base for those products. There can be no assurance that we will successfully develop the necessary technology or products, or that we will be able to retain existing or establish new customer relationships for our planned products on a timeline or at a scale sufficient to replace revenue from our current customer base. If we are unable to do so, our revenue could decline significantly, which could have a material adverse effect on our operating results and financial condition. SEEQC and several customers and partners using and/or co-developing SEEQC technology, to some extent, rely on government funded programs. There can be no assurance about the timing and amount of such programs as funding may not receive sufficient appropriations. Additionally, government funded programs are subject to cancellation or funding reductions which are outside of SEEQC’s control.

Our management team has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to being a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in the fact that they will likely need to devote a significant portion of their time to these activities, which will result in less time being devoted to the management and growth of our business. In addition, we may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. Increased use of professional services and advisors to develop and implement the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may increase our costs. It is also possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Our estimates of market opportunity and forecasts of market growth may prove to be inaccurate.

Our market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of current or prospective customers covered by our market opportunity estimates will purchase our products at all or generate any particular level of revenue for us. In addition, alternatives to quantum computing and quantum software solutions may present themselves, which could substantially reduce the market for our products. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with our quantum chip solutions.

The methodology and assumptions used to estimate market opportunities may differ materially from the methodologies and assumptions previously used to estimate the total addressable market. To estimate the size of our market opportunities and our growth rates, we have relied on market reports by leading research and consulting firms and our own internal estimates. While our estimates of the total addressable market opportunity included in this Registration Statement are made in good faith and are based on assumptions and estimates we believe to be reasonable under the circumstances, these estimates of the total addressable market and growth forecasts are subject to significant uncertainty, are based on assumptions and estimates that may not prove to be accurate and are based on data published by third parties that we have not independently verified. Advances in classical computing may prove more robust for longer than currently anticipated. This could adversely affect the timing of any quantum advantage being achieved by our customers and, accordingly, our future revenue streams.

Risks Related to SEEQC’s Business and Industry

SEEQC’s chip technology is under active development and may experience delays or fail to achieve commercial viability. In addition, SEEQC’s chip technology may not scale as expected, which could limit our commercial opportunities and competitive position.

SEEQC’s products remain under active development and require continued technical progress, successful integration, and performance validation before commercial-scale adoption can occur. With the exception of its superconducting foundry services (wafer fabrication), which is currently commercial and generating revenue, SEEQC’s quantum computing solutions are in various stages of active development. The Company’s platform consists of multiple functional components, including digital control, readout, multiplexing, and quantum — classical interface technologies. The Company has developed and tested a number of these individual functional blocks, which have demonstrated performance consistent with design objectives, including through validation in a peer-reviewed publication in Nature Electronics, our own lab tests and customer testing. Other functional components remain under development and will require further integration into a unified chip-based architecture prior to full commercial deployment. SEEQC’s current revenue base reflects this stage of development. For example, approximately 95% of the Company’s 2025 revenue derived from quantum computing-related activities, including engineering services, and integration efforts, rather than from fully commercialized product sales, which constitute the remaining 5%. The Company’s near-term focus is on the integration of existing functional components into scalable, system-level solutions. There can be no assurance that SEEQC will be able to complete the development of its chip technology and generate revenue from fully commercialized product sales on its anticipated timeline, or at all. Development of complex semiconductor and quantum computing technologies is inherently uncertain and subject to significant technical risks, including unforeseen engineering challenges, difficulties in achieving required performance specifications, and integration failures.

In addition, while SEEQC believes its digital cryogenic architecture enables scaling to large qubit counts, there can be no assurance that SEEQC will be able to successfully scale its technology as anticipated. As SEEQC attempts to scale its chip technology, unforeseen challenges may emerge that limit performance, reliability, or economic viability. These scaling challenges may include, among other things, thermal management issues, signal integrity degradation, manufacturing yield limitations, incompatibility to customer’s technology platform and package architecture, and increased system complexity. If SEEQC is unable to scale its technology effectively, it may be unable to meet customer requirements, lose competitive advantages to alternative technologies, or fail to achieve the cost efficiencies necessary for commercial success.

Our performance targets, which we have demonstrated in laboratory or limited integration environments, may not be achievable under real-world operating conditions.

SEEQC has achieved certain performance metrics in laboratory and limited integration environments; however, there can be no assurance that these results will be reproducible in larger-scale, customer-deployed systems. Real-world operating conditions may differ materially from controlled laboratory environments due to factors including environmental variability, system integration complexity, interactions with third-party components, and varying customer use cases. If SEEQC’s technology fails to perform as expected in customer deployments, SEEQC may experience customer dissatisfaction, contract disputes, warranty claims, reputational harm, and loss of future business opportunities. Any failure to achieve anticipated performance under real-world conditions could materially and adversely affect SEEQC’s business, financial condition, results of operations, and prospects.

SEEQC’s business depends on continued advances in quantum computing hardware and quantum error correction, which are subject to significant uncertainty.

SEEQC’s value proposition depends in part on continued progress in scaling quantum computer processors and quantum systems by full-stack quantum computing companies. Although SEEQC’s technology is designed to alleviate system-level engineering challenges associated with scaling quantum computer processors, certain technical challenges associated with qubit module scaling may require development independent of SEEQC’s technology, including challenges related to chip packaging, cryogenic platform development, qubit yield and coherence times. Additionally, quantum error correction remains an active area of research with uncertain timelines, and ongoing developments in this field may impact specification requirements for scaled quantum computer processors in ways that SEEQC cannot predict. If progress in quantum computing hardware or quantum error correction does not occur as anticipated, or if developments in these areas render SEEQC’s technology less relevant or require significant redesign, SEEQC’s business, financial condition, results of operations, and prospects could be materially and adversely affected.

The absence of established industry standards for quantum computing may require ongoing customization efforts and increase SEEQC’s costs and development timelines.

The quantum computing industry lacks established design, performance, and interface standards for quantum control, readout, and integration solutions as well as qubit technology and system architecture. This absence of standardization may require SEEQC to engage in ongoing customization efforts to meet varying customer requirements, which could increase integration cycle times and limit the performance of SEEQC’s chip integration. Supporting diverse customer requirements may also require SEEQC to allocate greater research and development resources to customer-specific solutions, reducing resources available for internal research and development of more advanced chip technology. As the industry evolves, integration requirements may change in ways that are difficult to predict, potentially requiring SEEQC to redesign or modify its products. Any of these factors could increase SEEQC’s costs, delay product development, and limit SEEQC’s ability to achieve economies of scale.

Customer integration cycles are long and uncertain, which may delay revenue generation and increase execution risk.

Customer adoption of SEEQC’s products typically requires complex, multi-year co-development and integration efforts. These extended sales and integration cycles may delay revenue generation, increase execution risk, and require significant upfront investment before we are able to recognize revenue from customer engagements. There can be no assurance that our co-development efforts will result in commercial deployments or that customers will not abandon or significantly modify their integration plans during the development process. Any significant delays in customer integration, or the failure of co-development efforts to result in commercial deployments, could materially and adversely affect SEEQC’s business, financial condition, results of operations, and prospects.

Customers may choose to develop internal solutions rather than adopt SEEQC’s technology, which could reduce demand for our products.

Some quantum system developers and integrators may choose to pursue in-house qubit control, readout and integration solutions rather than sourcing from SEEQC. In addition to Field Programmable Gate Array (FPGA) based or other room temperature solutions, this could include the development of competing chip-based scaling technologies, including cryo-CMOS and alternative superconductor-based chip technologies, which could reduce demand for SEEQC’s products and limit our addressable market. As the quantum computing industry matures, our potential customers may invest in internal capabilities that compete directly with our offerings. If a significant number of potential customers elect to develop their own solutions rather than adopt SEEQC’s technology, demand for our chip technology could be materially reduced, which could materially and adversely affect SEEQC’s business, financial condition, results of operations, and prospects.

The market for quantum computing infrastructure remains nascent, and pricing, revenue models, and long-term demand for our products are uncertain.

The market for quantum computing infrastructure remains nascent, and pricing, licensing structures, and volume demand for SEEQC’s products are not yet well established. We may face challenges in establishing pricing models that are attractive to customers while also achieving profitability, and demand for our products may be difficult to predict. We have limited historical data on which to base our pricing decisions or forecast future demand, and our assumptions about pricing and market size may prove to be inaccurate. If we are unable to establish commercially viable pricing models or if demand for our products fails to develop as anticipated, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

Commercial adoption of quantum computing may occur more slowly than anticipated, or quantum advantage may take longer to achieve than market expectations, which could limit demand for our products.

If commercial adoption of quantum computing occurs more slowly than anticipated, or if practical, fault-tolerant quantum computing systems are delayed or fail to achieve commercial relevance, demand for SEEQC’s products may be limited or may not materialize at all. The value of SEEQC’s technology solutions is directly tied to the commercial value of the quantum computer systems in which they are deployed. If quantum advantage — the point at which quantum computers outperform classical computers for commercially relevant applications — takes longer to achieve than current market expectations, the perceived value of quantum computer systems will be suppressed, which could materially and adversely impact demand for SEEQC’s chips and solutions and our revenue. Any delays in the commercial adoption of quantum computing or in achieving quantum advantage could materially and adversely affect SEEQC’s business, financial condition, results of operations, and prospects.

We depend on a limited supply of specialized inputs, including helium, specialty gases, and superconducting alloys, and disruptions in supply could adversely affect our operations and ability to design, market and manufacture our products.

Our technology and manufacturing processes rely on the availability of highly specialized materials, including helium (particularly liquid helium used in cryogenic cooling systems), specialty process gases, and superconducting and related alloys used in the fabrication of our single flux quantum (“SFQ”) circuits and associated quantum computing components. These materials are sourced from a limited number of suppliers, and in some cases, from geographically concentrated regions or complex global supply chains. Helium, in particular, is a finite and increasingly constrained resource, with supply subject to geopolitical factors, production limitations, transportation constraints, and periodic global shortages. In particular, the recent conflict in Iran has caused a global supply chain shortage of helium. Similarly, the specialty gases and materials required for superconducting fabrication — such as high-purity niobium and other alloys, as well as deposition and etching gases — are subject to supply volatility, long lead times, and limited supplier bases. Any disruption in the supply of these materials, including due to supplier insolvency, capacity constraints, export controls, trade restrictions, natural disasters, labor shortages, or geopolitical instability, could result in increased costs, delayed production schedules, or an inability to meet customer demand. In addition, qualification of alternative suppliers for these materials can be time-consuming and costly, and substitutes may not be readily available or may not meet our technical specifications. If we are unable to secure adequate and timely supplies of these critical materials on commercially reasonable terms, our business, financial condition, and results of operations could be materially and adversely affected.

We may expend our resources to pursue particular products, designs, sectors or investments and we may fail to capitalize on such products, designs, sectors or investments and/or forego other products, designs, sectors or investments that may have been more profitable or for which there may have been a greater likelihood of success.

Because we have limited financial and operational resources, we must prioritize researching and developing technologies for quantum computers with increasing computational capabilities within certain products, designs, sectors or investments. Correctly prioritizing our research and development activities is particularly important for us due to the breadth of companies building or seeking to build universal, gate-model quantum computing systems that can meet the requirements for solving commercial problems. As a result, we may forego or delay pursuit of opportunities in other products, designs, sectors or investments that later prove to have greater commercial potential. We may fail to capitalize on the products, designs, sectors, or investments we choose to pursue, and our resource allocation decisions may cause us to forego viable or more profitable products, designs, sectors or investments, which would have an adverse effect on our business, prospects and financial results.

The quantum computing industry is competitive on a global scale and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

The markets in which we operate are rapidly evolving and highly competitive. As the marketplace continues to mature and new technologies and competitors enter, we expect competition to intensify. Our current competitors include:

•        large, well-established tech companies that generally build their own room temperature and/or cryoCMOS control solutions that compete across our products, including Google, Microsoft, Amazon and IBM;

•        large research organizations funded by sovereign nations such as China, Russia, Canada, Australia and the United Kingdom, the European Union and additional countries in the future;

•        less-established public and private companies with competing technology, including companies located outside the United States; and

•        new or emerging entrants seeking to develop competing technologies.

We compete based on various factors, including technology, performance, cost, cryogenic platform heat-load, system energy requirements, maturity (time-to-market), supply chain complexity, scalability, compatible architecture, brand recognition and reputation, customer support and differentiated capabilities, including ease of administration and use, scalability and reliability, data governance and security. Some of our competitors have substantially greater brand recognition, customer relationships, and financial, technical and other resources, including an experienced sales force and customer service organization and sophisticated supply chain management. They may be able to respond more effectively than us to new or changing opportunities, technologies, standards, customer requirements and buying practices. In addition, many countries are focused on developing quantum computing solutions either in the private or public sector and may subsidize quantum computers which may make it difficult for us to compete. Many of these competitors do not face the same challenges we do in growing our business. In addition, other competitors might be able to compete with us by bundling their other products in a way that does not allow us to offer a competitive solution.

Additionally, we must be able to achieve our objectives in a timely manner such that we don’t lose ground to competitors, including competing technologies. For example, our competitors may achieve or support certain narrow and/or broad quantum milestones without our technology solutions or faster than us, which may negatively impact our business and prospects. Because there are a large number of market participants, including certain sovereign nations, focused on developing quantum computing technology, we must dedicate significant resources to achieving any technical objectives on the timelines established by our management team. Any failure to achieve objectives in a timely manner could adversely affect our business, operating results and financial condition. For all of these reasons, competition may have a negative impact on our ability to maintain and grow consumption of our platform or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, results of operations, and financial condition.

Shifts in dominant qubit modalities could adversely affect demand for our solutions.

Our technology and product development efforts have been initially focused on superconducting qubit systems. The quantum computing industry is characterized by ongoing research and development across multiple qubit modalities, including trapped ion, photonic, neutral atom, silicon spin, and topological approaches. If alternative qubit modalities achieve greater commercial traction, demonstrate superior performance characteristics, or become the preferred platform for quantum computing applications, demand for our superconducting qubit-based solutions could decline. Additionally, customers and partners may delay or reduce their investments in our solutions while evaluating competing qubit technologies. Our ability to adapt our technology to support alternative qubit modalities, or to pivot our business strategy in response to shifts in the market, may be limited by our existing investments, technical expertise, and intellectual property portfolio. Any shift in the dominant qubit modality away from superconducting systems could have a material adverse effect on our business, financial condition, and results of operations.

We rely on the development of the broader quantum computing ecosystem, including advances by third parties over which we have no control.

Our success depends in part on continued advances and developments by third parties in the quantum computing ecosystem. These third parties include quantum system developers and integrators, qubit developers, quantum software providers, cryogenic system vendors, and classical computing platform providers, among others. We have no control over the pace, direction, or success of these third-party development efforts. If quantum system developers and/or integrators fail to achieve the performance improvements necessary to enable commercially viable quantum computing, if quantum software providers do not develop applications that effectively leverage quantum computer hardware solutions, including those that adopt our chip solutions, if cryogenic system vendors cannot deliver the components needed at acceptable cost and quality levels, or if classical computing platforms do not evolve to integrate effectively with quantum systems, our ability to deliver competitive solutions to customers could be impaired. Furthermore, third parties in the ecosystem may choose to partner with or prioritize our competitors, develop competing solutions, or exit the market entirely. Any failure or delay in the development of the broader quantum computing ecosystem could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We depend on certain suppliers to source products. Failure to maintain our relationship with any of these suppliers, or a failure to replace any of these suppliers, could have a material adverse effect on our business, financial position, results of operations and cash flows.

We buy our products and supplies from suppliers that manufacture and source products from the United States and abroad. Our ability to identify and develop relationships with qualified suppliers and enter into exclusive or restrictive distribution rights agreements with suppliers who can satisfy our standards for quality and our need to access products and supplies in a timely and efficient manner is a significant challenge. Any failure to maintain our relationship with any of our key suppliers, or a failure to replace any such supplier that is lost, could have a material adverse effect on our business, financial position, results of operations and cash flows. We may be required to replace a supplier if their products do not meet our quality or safety standards. In addition, our suppliers could discontinue selling products at any time for reasons that may or may not be in our control or the suppliers’ control, including shortages of raw materials, environmental and social supply chain issues, pandemic, labor disputes or weather conditions. Disruptions in transportation lines or ongoing military conflicts and wars around the world, including related sanctions, may also cause global supply chain issues that affect us or our suppliers. We generally have multiple sources of supply, however, in some cases, materials are provided by a single supplier.

The loss of, or substantial decrease in the availability of, products from our suppliers, or the loss of a key supplier, temporarily or permanently, could result in a material shortage of products, which could lead to price escalations that we may be unable to offset by our prices to our customers. When supply chain issues are later resolved and prices return to normal levels, we may be required to reduce the prices at which we sell our products to our customers in order to remain competitive. In addition, even where these risks do not materialize, we may incur costs as we prepare contingency plans to address such risks. Our operating results and inventory levels could suffer if we are unable to promptly replace a supplier who is unwilling or unable to satisfy our requirements with a supplier providing similar products. In addition, our suppliers’ ability to deliver products may also be affected by raw material and commodity cost volatility or financing constraints caused by credit market conditions, which could materially and negatively impact our net sales and operating costs, at least until alternate sources of supply are arranged. Any delay or unavailability of key products required for our development activities could delay or prevent us from further developing our systems and applications on our expected timelines or at all.

Additionally, our business, financial position, results of operations and cash flows could be materially and adversely affected by our inability to continue sourcing products from our suppliers. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption. In addition, there is a risk that our current or future suppliers, service providers, manufacturers or other partners may not survive such difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. Although we seek to have alternate sources and recover increases in input costs through price increases in our products, shortages, supply chain interruptions or regulatory changes or other governmental actions could result in the need to change suppliers or incur cost increases that cannot, in the short term, or in some cases even in the long-term, be offset by our prices.

We face significant manufacturing and supply chain risks that could limit our ability to scale production and increase our costs.

Our quantum computing solutions require specialized manufacturing processes and complex supply chains that present significant risks to our business. Currently, our superconducting circuit fabrication is carried out in less advanced facilities due to the specialized, non-CMOS compatible materials required for superconducting circuits. This limitation may result in lower chip yields as we advance to larger, more complicated superconducting circuitry, which could increase our manufacturing costs and limit our ability to meet customer demand. In addition, superconducting circuit fabrication is highly specialized, and we rely on internal and external fabrication capabilities that may be limited in capacity, subject to disruption, or unable to meet our quality or volume requirements. Any disruptions to fabrication processes or facilities could delay development or production timelines.

As we seek to scale our operations, we face significant challenges in transitioning from internal prototyping and fabrication to external foundry partnerships for volume and high-yield manufacturing. This transition introduces technical, operational, and supply chain risks, including the potential for manufacturing delays, quality control issues, intellectual property concerns, and dependence on third-party foundries that may prioritize other customers or lack sufficient experience with our specialized fabrication requirements. We may not be able to establish foundry partnerships on commercially reasonable terms, or at all, and any partnerships we do establish may not achieve the production volumes, yields, or cost structures necessary to support our growth.

In addition, our products and their development require complex cryogenic infrastructure that is susceptible to mechanical and system failures. Our chips also require sophisticated packaging integration for customer deployments. These cryogenic and packaging requirements may limit the manufacturability of our solutions, increase production costs, extend development timelines, and create dependencies on specialized suppliers and service providers. Any failures, delays, or cost increases related to our manufacturing processes, supply chain, cryogenic infrastructure, or packaging integration could have a material adverse effect on our business, financial condition, and results of operations.

We cannot predict the consequences of future macroeconomic conditions or geopolitical events, but they may adversely affect market and economic conditions, the markets in which we operate, our ability to insure against risks, our operations or our profitability.

The global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, rising inflation and monetary supply shifts, rising interest rates, supply chain constraints, labor shortages, declines in consumer confidence, declines in economic growth, increases in unemployment rates, recession risks and uncertainty about economic stability. For instance, ongoing instability and current conflicts in global markets, including in Eastern Europe, the Middle East and Asia, and the potential for other conflicts and future terrorist activities, as well as other recent geopolitical events throughout the world, including new or increased tariffs and potential trade wars, have created and may continue to create economic and political uncertainties and impacts that could have a material adverse effect on our business, operations, and profitability. We have not experienced, and do not anticipate, any disruption in our supply chain or other business operations due to the ongoing conflicts in Ukraine, Israel and the Middle East. Sanctions imposed by the United States and other countries in response to military conflicts, including the ones in Ukraine and Iran, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. If credit in financial markets outside of the United States tightened, it could adversely affect the ability of our international customers and suppliers to obtain financing and could result in a decrease in or cancellation of orders for our products, systems and services or impact the ability of our customers to make payments. However, notwithstanding our current and anticipated position, these types of matters can cause uncertainty in financial markets and may significantly increase the political, economic and social instability in geographic areas in which we operate now or may operate in the future. The extent of the impact of these conditions on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected timeframe, as well as that of third parties upon whom we rely, will depend on future developments which are uncertain and cannot be predicted. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon development plans. In addition, there is a risk that one or more of our current suppliers or other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget.

We may face unknown supply chain issues that could delay the development or introduction of our products and negatively impact our business and operating results.

We are reliant on third-party suppliers for components necessary to develop and manufacture our quantum computing solutions. Any of the following factors (and others) could have an adverse impact on the availability of these components:

•        our inability to enter into agreements with suppliers on commercially reasonable terms, or at all;

•        difficulties of suppliers ramping up their supply of materials to meet our requirements;

•        a significant increase in the price of one or more components, including due to industry consolidation occurring within one or more component supplier markets or as a result of decreased production capacity at manufacturers;

•        any reductions or interruption in supply, including disruptions to our global supply chain as a result of ongoing global military conflicts and wars and sanctions related thereto (including as a result of disruptions in global shipping, the transport of products, energy supply, cybersecurity incidents and banking systems as well as our ability to control input costs) or otherwise;

•        financial problems of either manufacturers or component suppliers;

•        significantly increased freight charges, raw material costs, rising electrical power costs and other expenses associated with our business;

•        a failure to develop our supply chain management capabilities and recruit and retain qualified professionals;

•        a failure to adequately authorize procurement of inventory by our contract manufacturers;

•        a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs or

•        other factors beyond our control or which we do not presently anticipate.

If any of the aforementioned factors were to materialize, it could negatively impact our research and development efforts or cause us to halt production of our quantum computing solutions and/or entail higher manufacturing costs, any of which could materially adversely affect our business, operating results, and financial condition and could materially damage customer relationships.

Even if we are successful in developing chips and solutions to support quantum computing systems and executing our strategy, competitors in the industry may achieve technological breakthroughs which render our quantum computing chips and solutions obsolete or inferior to other products.

Our continued growth and success depend on our ability to innovate and develop quantum computing technology in a timely manner and effectively market these products. Without timely innovation and development, our quantum computing solutions could be rendered obsolete or less competitive by changing customer preferences or because of the introduction of a competitor’s newer technologies. Competing solutions, including room-temperature analog control systems, cryogenic CMOS-based architectures, alternative superconducting technologies including Adiabatic Quantum Flux Parametron (AQFP) or other SFQ logic, or other emerging technologies, may achieve similar objectives through different means, or using other emerging qubit modalities not compatible with our quantum computing solutions. These could be developed in-house by our customers or competing companies in the market. We believe that many competing technologies will require a technological breakthrough in one or more problems related to science, fundamental physics or manufacturing. While it is uncertain whether such technological breakthroughs will occur in the next several years, that does not preclude the possibility that such technological breakthroughs could eventually occur. Any technological breakthroughs which render our technology obsolete or inferior to other products, could have a material effect on our business, financial condition or results of operations.

We may be unable to reduce the cost of developing our chips, firmware, software and integration solutions, which may prevent us from pricing our quantum systems competitively.

The success of our business is dependent upon the cost per qubit decreasing over the next several years as our chips, firmware, software and integration solutions advance, which is based on achieving anticipated economies of scale related to demand for our customer’s quantum computer systems, technological innovation and negotiations with third parties. If we do not achieve economies of scale or if the anticipated cost savings do not materialize, we may be unable to achieve a lower cost per qubit, which would make our quantum computing solution less competitive than those produced by our competitors and could have a material adverse effect on our business, financial condition or results of operations. Due to macroeconomic conditions, we have experienced and may continue to experience increased costs, including with respect to labor and products.

The quantum computing industry is in its early stages and volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our quantum computing solutions, if it encounters negative publicity or if our solution does not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, evolving architectures, uncertain commercial timelines, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If demand for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results would be harmed. In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and integrators and customers of quantum computers, as well as on our ability to demonstrate the value of quantum computing to our customers. Delays in future generations of our quantum computers or technical failures at other quantum computing companies could limit acceptance of our solutions. Negative publicity concerning our solutions or the quantum computing industry as a whole could limit acceptance of our solutions. We believe quantum computing will solve many large-scale problems. However, such problems may never be solvable by quantum computing technology. If our clients and partners do not perceive the benefits of our solutions, or if our solutions do not drive member engagement, then demand for our products may not develop at all, or it may develop more slowly than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

If we cannot successfully execute our strategy, including in response to changing customer needs and new technologies and other market requirements, or achieve our objectives in a timely manner, our business, financial condition and results of operations could be harmed.

The quantum computing market is characterized by rapid technological change, changing user requirements, uncertain product lifecycles and evolving industry standards. We believe that the pace of innovation will continue to accelerate as technology changes and different approaches to quantum computing mature on a broad range of factors, including system architecture, error correction, performance and scale, ease of programming, user experience, markets addressed, types of data processed, and data governance and regulatory compliance. Our future success depends on our ability to continue to innovate and increase customer adoption of our quantum computing solutions. If we are unable to enhance quantum computing systems utilizing our quantum computing solutions, to keep pace with these rapidly evolving customer requirements, or if new technologies emerge that are able to deliver competitive products at lower prices, more efficiently, with better functionality, more conveniently, or more securely than our platform, our business, financial condition and results of operations could be adversely affected.

We are highly dependent on our ability to attract and retain senior executive leadership and other key employees, such as quantum physicists, software engineers and other key technical employees, which is critical to our success. If we fail to retain talented, highly qualified senior management, engineers and other key employees or attract them when needed, such a failure could negatively impact our business.

Our future success is highly dependent on our ability to attract and retain our executive officers, key employees and other qualified personnel. As we build our brand and become more well-known, there is an increased risk that competitors or other companies may seek to hire our personnel. The loss of the services provided by these individuals will have an adverse impact on the achievement of our business strategy. These individuals could leave our employment at any time, as they are “at will” employees. A loss of a member of senior management, or an engineer or other key employee particularly to a competitor, could also place us at a competitive disadvantage. Effective succession planning is also important to our long-term success and may cause disruption to our business due to, among other things, diverting management’s attention away from the operations of the business or causing a deterioration in morale. Failure to ensure effective transfer of knowledge and smooth transitions involving key employees could hinder our strategic planning and execution. The market for highly skilled workers and leaders in the quantum computing industry is extremely competitive. In particular, hiring qualified personnel specializing in supply chain management, engineering and sales, as well as other technical staff and research and development personnel is critical to our business and the development of our quantum computing systems. Some of these professionals are hard to find and we may encounter significant competition in our efforts to hire them. Many of the other companies with which we compete for qualified personnel have greater financial and other resources than we do. The effective operation of our supply chain, including the acquisition of critical components and materials, the development and commercialization of our quantum computing technologies and the effective operation of our managerial and operating systems all depend upon our ability to attract, train and retain qualified personnel in the aforementioned specialties. Additionally, changes in immigration and work permit laws and regulations or the administration or interpretation of such laws or regulations could impair our ability to attract and retain highly qualified employees. If we cannot attract, train and retain qualified personnel in this competitive environment, we may experience delays in the development of our quantum computing technologies and otherwise be unable to develop and grow our business as projected, or even at all.

Our future growth and success depends on our ability to sell effectively to government entities and large enterprises.

Our potential customers include to be government agencies and large enterprises. Therefore, our future success will depend on our ability to effectively sell our products to such customers. Sales to these end-customers involve risks that may not be present (or that are present to a lesser extent) with sales to non-governmental agencies or smaller customers. These risks include, but are not limited to, (i) increased purchasing power and leverage held by such customers in negotiating contractual arrangements with us and (ii) longer, uncertain sales cycles and the associated risk that substantial time and resources may be spent on a potential end-customer that elects not to purchase our solutions. Sales to government agencies are often fixed fee development contracts, which involve additional risks. In addition, government contracts generally include the ability of government agencies to terminate early which, if exercised, would result in a lower contract value and lower than anticipated revenues generated by such arrangements. Government agencies and large organizations often undertake a significant evaluation process that results in a lengthy sales cycle. Our contracts with government agencies are typically structured in phases, with each phase subject to satisfaction of certain conditions. As a result, the actual scope of work performed pursuant to any such contracts, in addition to related contract revenue, could be less than total contract value. In addition, product purchases by such organizations are frequently subject to budget constraints, multiple approvals and unanticipated administrative, processing and other delays. Finally, these organizations typically have longer implementation cycles, require greater product functionality and scalability, require a broader range of services, demand that vendors take on a larger share of risks, require acceptance provisions that can lead to a delay in revenue recognition and expect greater payment flexibility. All of these factors can add further risk to business conducted with these potential customers and could lead to lower revenue results than originally anticipated.

We may not be able to accurately estimate the future supply and demand for our chips, firmware, software and integration solutions and services, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to accurately predict our manufacturing requirements, we could incur additional costs or experience delays.

It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our products and services or our ability to develop, manufacture, and deliver such products and services, or our profitability, if any, in the future. If we overestimate our requirements, our suppliers may have excess inventory, which indirectly would increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt the manufacturing of our products and result in delays in shipments and revenues. In addition, the lead times for materials and components that our suppliers order may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each component at a given time. If we fail to order sufficient quantities of product components in a timely manner, the delivery of quantum computers to our potential customers could be delayed, which would harm our business, financial condition and operating results.

Our quantum computing chips and supporting software and firmware may not be compatible with some or all industry-standard software and hardware in the future, which could harm our business.

We have focused our efforts on creating quantum computing chips and supporting software and firmware. The industry is rapidly evolving, and customers have many choices for programming languages, application libraries, APIs, and software development kits (“SDKs”), some of which may not be compatible with our software and firmware platform. Our quantum computing solutions are designed today to be compatible with most major quantum software development kits, including Qiskit and OpenQASM, all of which are open source. If a proprietary (not open source) software toolset became the standard for quantum application development in the future by a competitor, usage of our software and firmware might be limited as a result which would have a negative impact on us. Similarly, if a piece of hardware became a necessary component for quantum computing (for instance, quantum networking) and we cannot integrate with it the result might have a negative impact on us. If our customers are unable to achieve compatibility between other software and hardware, including their own internally developed software and hardware, and our software and firmware, it could impact our relationships with such customers or with other customers, generally, if the incompatibility is more widespread. In addition, the mere announcement of an incompatibility problem relating to our products with higher level software tools could cause us to suffer reputational harm and/or lead to a loss of customers. Any adverse impacts from the incompatibility of our quantum computing solutions could adversely affect our business, operating results and financial condition.

We depend on a limited number of strategic customers and partners, and if we are unable to maintain our current strategic partnerships or develop future collaborative partnerships, our future growth and development could be negatively impacted.

We rely on our current collaborative partners and third parties, including, but not limited to, IBM, Nvidia, Rigetti, and IQM, and may rely heavily on future, additional collaborative partners and third parties to develop key, relevant algorithms and programming to make our quantum computing technology commercially viable. Given our dependence on a limited number of quantum system developers, integrators and strategic partners, the loss of, or a significant reduction in business from, any of our key customers or partners could have a disproportionate adverse effect on our business and financial results. As a result, delays, cancellations, or adverse changes in our relationships with any of these customers or partners could materially and adversely impact our business progress, revenue, and financial condition.

We depend on government-funded programs and initiatives for certain development and validation activities, and changes to or termination of such programs could adversely affect our business, financial condition, and results of operations.

Certain of our development and validation activities are conducted pursuant to, or otherwise involve, government-sponsored programs and initiatives. Funding for these programs is subject to the political, budgetary, and administrative discretion of government authorities at the federal, state, and local levels. Government funding priorities may shift due to changes in political leadership, evolving policy objectives, macroeconomic conditions, or competing budgetary demands. There can be no assurance that current levels of government funding will be maintained or that the programs upon which we rely will continue to exist in their current form, if at all.

Government-sponsored programs are also subject to extensive regulatory and compliance requirements, audits, and oversight, which may impose administrative burdens on our operations and increase our costs. Our failure to comply with applicable requirements could result in the suspension or termination of our participation in such programs, the imposition of penalties, or reputational harm.

If government funding for the programs upon which we depend is reduced, delayed, or eliminated, or if such programs are restructured, curtailed, or discontinued, we may be required to seek alternative sources of funding or support, which may not be available on commercially reasonable terms or at all. Any such reduction or discontinuation could delay or impair our development and validation activities, increase our costs, and have a material adverse effect on our business, financial condition, and results of operations.

If our information technology systems or data, or those of third parties upon which we rely, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, loss of customers or sales, loss of intellectual property or other confidential business information, or other adverse consequences which may adversely affect our business.

In the ordinary course of our business, we and the third parties upon which we rely, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, process), proprietary, confidential, and sensitive data, including personal data, intellectual property, controlled unclassified information and trade secrets (collectively, sensitive information). Cybersecurity incidents such as malicious internet-based activity, online and offline fraud, denial-of-service attacks, ransomware attacks, business email compromises, computer malware, viruses, and social engineering (including through deep fakes or other attacks using artificial intelligence which may be increasingly more difficult to identify as fake, and phishing attacks) as well as natural disasters and other similar activities threaten the confidentiality, integrity, and availability of our sensitive information and information technology systems, and those of the third parties upon which we rely.

Such threats are prevalent in the technology industry and our customers’ industries and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” organized criminal threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. The techniques may be used to sabotage or to obtain unauthorized access to our platform, systems, networks, or physical facilities where our quantum computers are stored, and we may be unable to implement adequate preventative measures or stop cybersecurity incidents from occurring or expanding in scope. U.S. law enforcement agencies have indicated to us that quantum computing technology is of particular interest to certain malicious cyber threat actors, including nation-state-supported actors. In addition, our cybersecurity risk could be increased as a result of the ongoing military conflicts including those in Ukraine, Israel and the Middle East as well as the related sanctions imposed against aggressor nations involved in such conflicts.

During times of war and other major conflicts, we and the third parties upon which we rely, may be vulnerable to a heightened risk of cybersecurity incidents, including retaliatory cyber-attacks, that could materially disrupt our systems and operations, our third-party information systems, supply chain, and ability to produce, sell and distribute our quantum computers. We and the third parties upon which we rely are subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. In particular, severe ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers and devices outside our premises or network, including working at home, while in transit and in public locations. In addition, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts. These providers may also experience cybersecurity incidents and attacks to their products which may impact our systems. Cybersecurity incidents may also result from non-technical means, such as actions by an employee with access to our systems. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a cybersecurity incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award. We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures to protect our information technology systems and sensitive information. While we and our third-party cloud providers have implemented security measures designed to protect against cybersecurity incidents, there can be no assurance that these measures will be effective and these measures could fail or may be insufficient. Although we take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties upon which we rely), but we may not be able to detect and remediate all vulnerabilities on a timely basis because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature. Therefore, such vulnerabilities could be exploited but may not be detected until after a cybersecurity incident has occurred.

In addition, applicable data privacy and security obligations may require us to notify relevant stakeholders, including affected individuals, customers, regulators, and investors of cybersecurity incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences. Actual or perceived cybersecurity incidents affecting sensitive information about us, our partners, our customers or third parties could expose us and the parties affected to a risk of loss or misuse of this information, resulting in litigation and potential liability, paying damages, regulatory inquiries or actions, damage to our brand and reputation or other harm to our business. Our efforts to prevent and overcome these challenges could increase our expenses and may not be successful. If we fail to detect or remediate a cybersecurity incident in a timely manner, or it otherwise affects our customers or impacts our ability to operate our platform, we may experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; material damage to our reputation; monetary fund diversions; diversions of management attention; interruptions in our operations (including availability of data); financial loss; and other similar harms. Cybersecurity incidents and attendant consequences may cause customers to stop purchasing our products, deter new customers, and negatively impact our ability to grow and operate our business. Cybersecurity incidents also may result in current or future competitors obtaining sensitive information, including proprietary information. Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims. In addition to experiencing a cybersecurity incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveal competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position.

Unfavorable conditions in our industry or the global economy could limit our ability to grow our business and negatively affect our results of operations.

Our results of operations have varied and may continue to vary based in part on the impact of changes in our industry or the global economy on us or our customers and potential customers. Negative conditions in the general economy both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, inflation, financial and credit market fluctuations, international trade relations and tariffs, pandemics, political turmoil, natural catastrophes, warfare, and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments, including the progress on development of quantum technologies, and negatively affect the growth of our business. In addition, in challenging economic times, our current or potential future customers may experience cash flow problems and as a result may modify, delay or cancel plans to purchase our products. Additionally, if our customers are not successful in generating sufficient revenue or are unable to secure financing, they may not be able to pay, or may delay payment of, accounts receivable. Moreover, our key suppliers may reduce their output or become insolvent, thereby adversely impacting our ability to execute our research and development plans or manufacture our products. Furthermore, uncertain economic conditions may make it more difficult for us to raise funds through borrowings or private or public sales of debt or equity securities. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry.

Government actions and regulations, such as tariffs and trade protection measures, may limit our ability to obtain products from our suppliers or sell our products and services to customers. Political challenges between the United States and countries in which our suppliers are located, and changes to trade policies, including tariff rates and customs duties, trade relations between the United States and those countries and other macroeconomic issues could adversely impact our business. The United States administration has announced tariffs on certain products imported into the United States, and some countries have imposed tariffs in response to the actions of the United States. There is also a possibility of future tariffs, trade protection measures or other restrictions imposed on our products or on our customers by the United States or other countries that could have a material adverse effect on our business. Our technology may be deemed a matter of national security and as such our customer base may be tightly restricted. We may accept government grants that place restrictions on our ability to operate.

Unstable market and economic conditions have had and may continue to have serious adverse consequences on our business and financial condition.

At times in the past, the global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, increases in inflation rates, higher interest rates, bank failures and uncertainty about economic stability. Any volatility or disruptions in market and economic conditions may have adverse consequences on us or the third parties on whom we rely. If general economic conditions were to deteriorate or remain uncertain for an extended period, our liquidity may be harmed. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive, and we could be forced to delay, reduce or eliminate our research and development programs and other efforts. Increased inflation rates have and are expected to adversely affect us by increasing our costs, including labor and employee benefit costs, and costs for equipment and system components associated with system development. In addition, higher inflation could also increase our customers’ operating costs, which could result in reduced budgets for our customers and potentially less demand for our systems. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations and financial condition. If in the future a financial institution in which we hold funds fails or is subject to significant adverse conditions in the financial or credit markets, we could be subject to a risk of loss of all or a portion of such uninsured funds or be subject to a delay in accessing all or a portion of such uninsured funds. Any such loss or lack of access to these funds could adversely impact our short-term liquidity and ability to meet our operating expense obligations. Further, these events may make financings more difficult to obtain, and additional financing might not be available on reasonable terms, if at all; difficulties obtaining financing could have a material adverse effect on our financial condition, as well as our ability to continue to grow our operations.

Our business and financial performance could be adversely affected by inflation.

Until recently, the inflation rate has generally been low in the geographies where we operate. However, recently, the inflation rate in the United States reached a 40-year high, primarily as a result of higher energy costs and global supply chain disruptions. In the event of a significant increase in consumer prices, particularly over an extended period of time, customer demand for our products and services could be adversely affected and we could experience lower than expected sales. In addition, if any of our suppliers implemented price increases in response to higher raw material, labor, and energy costs or otherwise, we may not be able to pass along such price increased to our customers and our profitability may be reduced. The occurrence of any of these events could have a material adverse effect on our business, financial condition, and results of operations.

Our facilities or operations could be damaged or adversely affected as a result of prolonged power outages, natural disasters and other catastrophic events.

Our facilities or operations could be adversely affected by power outages as well as events outside of our control, such as natural disasters and other calamities. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss resulting from such natural disasters, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause delays in development and fabrication, the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services. A significant power outage may disrupt our operations and could have a material adverse impact on our business, financial condition, results of operations and cash flows.

Our international sales and operations subject us to additional risks and costs that could adversely affect our business, financial condition, revenues, results of operations or cash flows.

We are continuing to expand our international operations as part of our growth strategy. However, there are a variety of risks and costs associated with our international sales and operations, which include making investments prior to the sales or use of our quantum computing chips, firmware and software, the cost of conducting our business internationally and hiring and training international employees and the costs associated with complying with local law. Furthermore, we cannot predict the rate at which our products will be accepted in international markets by potential customers. As our international operations expand, our exposure to the effects of fluctuations in currency exchange rates grows. While we have primarily transacted with customers in U.S. dollars historically, we expect to continue to expand the number of transactions with our customers that are denominated in foreign currencies in the future. Additionally, fluctuations in the value of the U.S. dollar and foreign currencies may make our products and services more expensive for international customers, which could harm our business. Additionally, we incur expenses for employee compensation and other operating expenses for our non-U.S. employees in the local currency for such locations. Fluctuations in the exchange rates between the U.S. dollar and other currencies could result in an increase to the U.S. dollar equivalent of such expenses. These fluctuations could cause our results of operations to differ from our expectations or the expectations of our investors. Additionally, such foreign currency exchange rate fluctuations could make it more difficult to detect underlying trends in our business and results of operations. We may attempt to mitigate a portion of these risks through foreign currency hedging based on our judgment of the appropriate trade-offs among risk, opportunity, and exposure. Any future hedging activities may not offset the full, or in some cases any, adverse financial impact resulting from unfavorable movement in foreign currency exchange rates, which could adversely affect our financial condition and results of operations.

Our international operations may subject us to greater than anticipated tax liabilities.

The amount of taxes we may pay in different jurisdictions depends on the application of the tax laws of various jurisdictions, including the United States, to our international business activities, changes in tax rates, new or revised tax laws or interpretations of existing tax laws and policies, and our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for pricing intercompany transactions pursuant to any future intercompany arrangement or disagree with our determinations as to the income and expenses attributable to specific jurisdictions. If such a challenge or disagreement were to occur, and our position was not sustained, we could be required to pay additional taxes, interest and penalties, which could result in one-time tax charges, higher effective tax rates, reduced cash flows, and lower overall profitability of our operations. Our consolidated financial statements could fail to reflect adequate reserves to cover such a contingency. Similarly, a taxing authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions.

Risks Related to Litigation and Government Regulation

We are subject to stringent and evolving U.S. state, federal and foreign laws, regulations and rules, contractual obligations, industry standards, policies and other obligations related to privacy, data use and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and otherwise, could adversely affect us and our business.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, and intellectual property. We are, therefore, subject to numerous data privacy and security obligations, such as state and federal laws and regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations related to privacy, data use and security. In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). In the past few years, numerous U.S. states-including California, Virginia, Colorado, Connecticut, and Utah-have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act amended by the California Privacy Rights Act of 2020 (“CCPA”), applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages. Similar laws are being considered in several other states, as well as at the federal and local levels. These developments further complicate compliance efforts, and increase legal risk and compliance costs for us, and the third parties upon whom we rely.

Our employees and personnel use generative artificial intelligence (“AI”) technologies to perform their work, and the disclosure and use of personal information in generative AI technologies is subject to various privacy laws and other privacy obligations. Additionally, several states and localities have enacted measures related to the use of AI and machine learning in products and services. These developments may further complicate compliance efforts, and may increase legal risk and compliance costs for us, the third parties upon whom we rely, and our customers.

Outside of the United States, foreign governments are raising similar privacy and data security concerns. In particular, the United Kingdom’s GDPR (“UK GDPR”) imposes strict requirements for processing personal data. For example, under the UK GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 17.5 million pounds or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. In Canada, the Personal Information Protection and Electronic Documents Act (“PIPEDA”) and various related provincial laws, as well as Canada’s Anti-Spam Legislation (“CASL”), may apply to our operations. In the ordinary course of business, we may transfer personal data from the United Kingdom (UK), Canada, Australia and other jurisdictions to the United States or other countries. The UK and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the UK has significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the UK to the United States in compliance with law, such as the UK’s international data transfer addendum, these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States.

If there is no lawful manner for us to transfer personal data from the UK or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups.

We are also bound by contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful. For example, certain privacy laws, such as the UK GDPR and CCPA, require our customers to impose specific contractual restrictions on their service providers. We publish privacy policies, marketing materials and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security are quickly changing, becoming increasingly stringent, and creating regulatory uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources, which may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf. In addition, these obligations may require us to change our business model. We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims); additional reporting requirements and/or oversight; bans on processing personal data; orders to destroy or not use personal data; and imprisonment of company officials. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; interruptions or stoppages in our business operations; interruptions or stoppages of data collection needed to train our algorithms; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

We are subject to U.S. and foreign anti-corruption, anti-bribery and similar laws, and non-compliance with such laws can subject us to criminal or civil liability and harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery, and anti-corruption laws in countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies, their employees, and their third-party intermediaries from authorizing, promising, offering, providing, soliciting, or accepting, directly or indirectly, improper payments or benefits to or from any person whether in the public or private sector. We may engage with partners and third-party intermediaries to market our services and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, and of our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We cannot provide any assurance that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Detecting, investigating, and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage, and other collateral consequences.

We are subject to government export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products and technologies are subject to U.S. export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control and economic sanctions laws include restrictions or prohibitions on the sale or supply of certain products, technologies, and services to U.S. Government embargoed or sanctioned countries, governments, persons and entities. In addition, certain of our products and technology are subject to export licensing or approval requirements. Exports of our products and technology must be made in compliance with export control and sanctions laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers. In addition, changes in our products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies in international markets or, in some cases, prevent the export or import of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to export or sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to export or sell our products and technologies would likely adversely affect our business, financial condition and results of operations. Further, the operation of our products within a fully operational quantum system may depend on products and technologies supplied by third parties. Changes in third party products or technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of our products and technologies to customers or, in some cases, prevent sales of our products and technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and technologies, or in our decreased ability to sell our products and technologies to existing or potential customers. Any decreased use of our products and technologies or limitation on our ability to sell our products and technologies would likely adversely affect our business, financial condition and results of operations. We expect to incur significant costs in complying with these regulations. Regulations related to quantum computing are currently evolving and we face risks associated with changes to these regulations.

Contracts with government entities subject us to risks, including early termination, audits, investigations, sanctions and penalties.

As part of our business strategy, we have entered into and may enter into additional contracts with state and/or federal government entities, which subject our business to statutes and regulations applicable to companies doing business with the government. These government contracts customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts and which are unfavorable to contractors. For instance, most U.S. government agencies include provisions that allow the government to unilaterally terminate or modify contracts for convenience, and in that event, the counterparty to the contract may generally recover only its incurred or committed costs and settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, the defaulting party may be liable for any extra costs incurred by the government in procuring undelivered items from another source. In addition, government contracts normally contain additional requirements that may increase our costs of doing business, reduce our profits, and expose us to liability for failure to comply with these terms and conditions. These requirements could include, for example:

•        specialized disclosure and accounting requirements unique to government contracts;

•        financial and compliance audits of our cost structure, accounting controls and procedures and adequacy of our policies and systems;

•        granting the U.S. government certain rights to inventions, data, software codes and related material that we develop under government-funded contracts and subcontracts, which may permit the U.S. government to disclose or license this information to third parties, including, in some instances, our competitors;

•        requirements to fulfill certain government contracts ahead of our commercial contracts;

•        public disclosures of certain contract and company information;

•        mandatory security and privacy framework compliance requirements, including the handling of controlled unclassified information; and

•        mandatory socioeconomic compliance requirements, including labor requirements, non-discrimination and affirmative action programs and environmental compliance requirements.

Government contracts are also generally subject to greater scrutiny by the government than commercial contracts are by commercial customers. For example, government agencies can initiate reviews, audits and investigations regarding our compliance with government contract requirements. In addition, if we fail to comply with government contracting laws, regulations and contract requirements, our contracts may be subject to termination, and we may be subject to financial and/or other liability under our contracts, the Federal Civil False Claims Act (including treble damages and other penalties), or criminal law. In particular, the False Claims Act’s “whistleblower” provisions also allow private individuals, including present and former employees, to sue on behalf of the U.S. government. Any penalties, fines, suspension, or damages could adversely affect our ability to operate our business and our financial results. Responding to any investigation or action relating to government contracts could result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Our customers also include non-U.S. governments. Similar procurement, budgetary, contract, and audit risks that apply in the context of U.S. government contracting may also apply to our doing business with these entities. In addition, compliance with complex regulations and contracting provisions in a variety of jurisdictions can be expensive and consume significant management resources.

Our business is exposed to risks associated with litigation, investigations and regulatory proceedings.

We may in the future face legal, administrative and regulatory proceedings, claims, demands and/or investigations involving stockholder, consumer, competition and/or other issues relating to our business on a global basis. Litigation and regulatory proceedings are inherently uncertain, and adverse rulings could occur, including monetary damages, or an injunction stopping us from engaging in certain business practices, or requiring other remedies, such as compulsory licensing of patents. An unfavorable outcome or settlement may result in a material adverse impact on our business, results of operations, financial position and overall trends. In addition, regardless of the outcome, litigation can be costly, time-consuming, and disruptive to our operations. Any claims or litigation, even if fully indemnified or insured, could damage our reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the laws and regulations our business is subject to are complex and change frequently. We may be required to incur significant expense to comply with changes in, or remedy violations of, these laws and regulations. Furthermore, while we maintain insurance for certain potential liabilities, such insurance does not cover all types and amounts of potential liabilities and is subject to various exclusions as well as caps on recoverable amounts. Even if we believe a claim is covered by insurance, insurers may dispute our entitlement to recovery for a variety of potential reasons, which may affect the timing and, if the insurers prevail, the amount of our recovery.

We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

We may become subject to product liability claims, even those without merit, which could harm our business prospects, operating results, and financial condition. We may face an inherent risk of exposure to claims in the event our quantum computers do not perform as expected or malfunction. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our quantum computers and business and inhibit or prevent the commercialization of other future quantum computers, which would have material adverse effects on our brand, business, prospects and operating results. Our insurance coverage might not be sufficient to cover any or all potential product liability claims. Any lawsuit seeking significant monetary damages either in excess of our coverage, or outside of our coverage, may have a material adverse effect on our reputation, business and financial condition. We may not be able to secure additional product liability insurance coverage on commercially acceptable terms or at reasonable costs when needed, particularly if we do face liability for our products and are forced to make a claim under our policy.

We are subject to requirements relating to environmental and safety regulations, which could adversely affect our business, results of operations and reputation.

We are subject to numerous federal, state and local environmental laws and regulations governing, among other things, solid and hazardous waste storage, treatment and disposal, and remediation of releases of hazardous materials. There are significant capital, operating and other costs associated with compliance with these environmental laws and regulations. Environmental laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to manufacture with alternative technologies and materials. Federal, state and local authorities also regulate a variety of matters, including, but not limited to, health, safety and permitting in addition to the environmental matters discussed above. New legislation and regulations may require us to make material changes to our operations, resulting in significant increases to the cost of production. Our manufacturing process will have hazards such as but not limited to hazardous materials, machines with moving parts, and high voltage and/or high current electrical systems typical of large manufacturing equipment and related safety incidents. There may be safety incidents that damage machinery or product, slow or stop production, or harm employees. Consequences may include litigation, regulation, fines, increased insurance premiums, mandates to temporarily halt production, workers’ compensation claims, or other actions that impact our brand, finances, or ability to operate.

Changes in tax laws or regulations that are applied adversely to us may have a material adverse effect on our business, cash flow, financial condition, or results of operations.

New tax laws, statutes, rules, regulations, or ordinances could be enacted at any time. For instance, the Inflation Reduction Act imposes, among other rules, a 15% minimum tax on the book income of certain large corporations and a 1% excise tax on certain corporate stock repurchases. Further, existing tax laws, statutes, rules, regulations, or ordinances could be interpreted differently, changed, repealed, or modified at any time. Any such enactment, interpretation, change, repeal, or modification could adversely affect us, possibly with retroactive effect. In particular, changes in corporate tax rates, the realization of our net deferred tax assets, the taxation of foreign earnings, and the deductibility of expenses under the Tax Cuts and Jobs Act, as amended by the Coronavirus Aid, Relief, and Economic Security Act or any future tax reform legislation, could have a material impact on the value of our deferred tax assets, result in significant one-time charges, and increase our future tax expenses.

Risks Related to Intellectual Property

Any failure to obtain, maintain and protect our intellectual property rights could impair our ability to protect and commercialize our proprietary products and technology and cause us to lose our competitive advantage.

Our success depends, in significant part, on our ability to obtain, maintain, enforce and defend our intellectual property rights, including patents and trade secrets. We rely upon a combination of the intellectual property protections afforded by patent, copyright, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. In addition, we seek to protect our intellectual property rights through nondisclosure, confidentiality and invention assignment agreements with our employees, contractors, consultants, interns and through non-disclosure agreements with business partners and other third parties. However, we may not be able to prevent unauthorized use of our intellectual property. Our trade secrets may also be compromised, which could cause us to lose our competitive advantage. Third parties may attempt to copy or otherwise obtain, use or infringe our intellectual property. Monitoring and detecting unauthorized use of our intellectual property is difficult and costly, especially against much larger companies. The steps we have taken or will take to prevent infringement or misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations, and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio, and third parties may develop competitive offerings in a manner that leaves us with limited means to enforce our intellectual property rights against them. Patent, copyright, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States and efforts to protect against the unauthorized use of our intellectual property rights, technology and other proprietary rights may be more expensive and difficult outside of the United States. For many of our new applications, we are filing international patents in the most competition-sensitive jurisdictions, including Europe, Japan, China, Australia, Canada, which should reduce but not eliminate entirely the intellectual property risks. Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition and operating results.

Our inability to secure patent protection or enforce our patent rights could have a material adverse effect on our ability to prevent others from commercializing similar products or technology.

The application and registration of patents involve complex legal and factual questions. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any future patents that do issue will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology, and this may make it difficult for us to obtain certain patent coverage on our own. Any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that all foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The intellectual property rights of others could bar us from licensing and exploiting any patents that are issued from our pending applications, and the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to be licensed or designed around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We may face or identify patent infringement and other intellectual property claims that could be costly to defend or pursue, result in injunctions and significant damage awards, or limit our ability to use certain key technologies in the future, all of which could harm our business.

Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation.

For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. Also, because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. The strength of our defenses will depend on the rights asserted, the interpretation of these rights, and our ability to invalidate the asserted rights. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense.

Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand third-party claims against their use. In addition, as compared to us, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. If a third party is able to obtain an injunction preventing us from using or accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of our products, services or technologies or cease business activities related to such intellectual property. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on our business, financial condition or results of operations. Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results. Further, there could be public announcements of the intellectual property litigation, and if securities analysts, investors or others perceive the potential impact to be negative or risks to be substantial, it could have an adverse effect on the price of our common stock.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, regardless of the merit of the claim or our defenses, may require us to do one or more of the following:

•        cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;

•        make substantial payments for legal fees, settlement payments or other costs or damages;

•        obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;

•        redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

•        indemnify third parties using our products or services.

The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damage resulting from infringement claims could increase and this could further exhaust our financial and management resources.

We rely on certain open-source software in the design of our quantum computing solutions. If licensing terms change, our business may be adversely affected.

Our circuit design process and certain aspects of our software and firmware development utilize some software licensed to us by third-party authors under “open-source” licenses and we expect to continue to utilize open-source software in the future. The use of open-source software may entail greater risks than the use of third-party commercial software, as open-source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. To the extent that our chip design depends upon the successful operation of the open-source software we use, any undetected errors or defects in this open-source software could prevent the deployment or impair the functionality of our chips, delay new solution introductions, result in a failure of our chips and injure our reputation. For example, undetected errors or defects in open-source software could render us vulnerable to breaches or security attacks, and, in conjunction, make our chip designs more vulnerable to competition.

Although we monitor our use of open-source software to avoid subjecting our software and firmware platform to conditions we do not intend to attach to such platform or our proprietary code, we cannot assure you that our processes for controlling such use will be effective. If we are held to have breached the terms of an open-source software license, we could be required to seek licenses from third parties to continue operating using our solution on terms that are not economically feasible, to re-engineer our solution or the supporting computational infrastructure to discontinue use of code, or to make generally available, in source code form, portions of our proprietary code. This could allow our competitors to create similar solutions with lower development effort and time and ultimately put us at a competitive disadvantage.

Some of our intellectual property has been or may be conceived or developed through government-funded research and thus may be subject to federal regulations providing for certain rights for the U.S. government or imposing certain obligations on us, such as a license to the U.S. government under such intellectual property, “march-in” rights, government purpose rights, certain reporting requirements and a preference for U.S.-based companies, and compliance with such regulations may limit our exclusive rights and our ability to contract with non-U.S. manufacturers.

As a result, the U.S. government may have certain rights to intellectual property embodied in our current or future product candidates pursuant to the Bayh-Dole Act of 1980, or the Patent and Trademark Law Amendments Act. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require the licensor to grant exclusive, partially exclusive or non-exclusive licenses to any of these inventions to a third party if it determines that (1) adequate steps have not been taken to commercialize the invention, (2) government action is necessary to meet public health or safety needs or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in” rights). The U.S. government also has the right to take title to these inventions if the licensor fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require us to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States, and some of our license agreements require that we comply with this requirement. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture the products substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. To the extent any of our owned or licensed future intellectual property is also generated through the use of U.S. government funding, the provisions of the Bayh-Dole Act may similarly apply.

Our development of customer-specific integration solutions may create intellectual property constraints that limit our ability to adapt our integration solutions to another customer.

Our chip integration business requires the development of customer-specific integration solutions that may necessitate the creation of custom intellectual property. This custom intellectual property may be dependent on, or derived from, the background technology of our customers. As a result, we may face situations where we are limited by our use of customer intellectual property when attempting to adapt integration solutions developed for one customer to serve another customer’s needs. These constraints could limit our ability to leverage development work across multiple customer relationships, reduce our operational efficiency, increase our development costs for new customer engagements, and restrict our ability to enter into relationships with certain potential customers whose requirements may conflict with intellectual property restrictions arising from our existing customer relationships. Any of these outcomes could materially and adversely affect our business, results of operations, and financial condition.

Risks Related to the Merger

Certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) have agreed to vote their shares in favor of the Merger.

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into the Allegro Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock beneficially held by them in favor of all proposals necessary to effectuate the Merger and the Transactions, including the Merger. No other stockholder vote is required to obtain approval of the Merger Proposal. Accordingly, the Merger Proposal will be approved, regardless of how the other Allegro Stockholders vote.

One of Allegro’s executive officers is expected to continue to serve as director with SEEQC following consummation of the Merger.

Eric Rosenfeld, Allegro’s Chief Executive Officer, is expected to be a director of SEEQC upon consummation of the Merger. As a result, Mr. Rosenfeld may have had financial incentives to enter into the Merger Agreement, including the ability to receive cash fees, stock options or stock awards that the SEEQC Board may determine to pay to its non-executive directors following the closing of the Merger.

Allegro’s initial stockholders and their permitted transferees own founder shares and private placement units and have made loans to Allegro. If the Merger is not approved and Allegro determines to dissolve and liquidate, such shares and units will be worthless and such loans will not be repaid. These interests may have influenced their decision to approve the Merger.

Allegro’s initial stockholders and their permitted transferees, including certain of Allegro’s officers, directors, advisors and/or their affiliates, beneficially own 3,737,500 founder shares, which were acquired for an aggregate purchase price of $25,000 prior to Allegro’s initial public offering, and 322,500 private placement units, which were acquired simultaneously with the initial public offering for an aggregate purchase price of $3,225,000. Such securities will expire worthless in the event the Merger is not consummated and Allegro determines to dissolve and liquidate. In addition, Allegro’s insiders have lent Allegro an aggregate of $1,194,180. Of such amount, 50% is expected to be converted into shares of SEEQC at $5.00 per share and the other 50% is expected to be repaid on closing of the Merger. If the Merger is not consummated and Allegro dissolves and liquidates, such indebtedness will not be repaid. These financial interests may have influenced the decision of Allegro’s directors and officers to approve the Merger and to continue to pursue the Merger. In considering the recommendations of the Allegro Board to vote for the Merger Proposal, Allegro Stockholders should consider these interests. See the section of this consent solicitation statement/prospectus entitled “The Merger — Interests of Allegro Directors and Executive Officers in the Merger.”

The exercise of Allegro’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Merger Agreement may result in a conflict of interest when determining whether such changes to the terms of the Merger Agreement or waivers of conditions are appropriate and in the Allegro Stockholders’ best interest.

In the period leading up to the closing of the Merger, events may occur that, pursuant to the Merger Agreement, would require Allegro to agree to amend the Merger Agreement, to consent to certain actions taken by SEEQC or to waive rights that Allegro is entitled to under the Merger Agreement. Such events could arise because of changes in SEEQC’s business, a request by SEEQC to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on SEEQC’s business and would entitle Allegro to terminate the Merger Agreement or avoid closing the Merger (as further discussed below). In any of such circumstances, it would be at Allegro’s discretion, acting through the Allegro Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the executive officers and directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the executive officers or directors between what he or they may believe is best for Allegro and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this consent solicitation statement/prospectus, Allegro does not believe there will be any changes or waivers that Allegro’s directors and officers would be likely to make after stockholder approval of the Merger Proposal has been obtained. While certain changes could be made without further stockholder approval, Allegro will circulate a new or amended consent solicitation statement/prospectus and resolicit the Allegro Stockholders if changes to the terms of the transaction would have a material impact on its stockholders or represent a fundamental change in the proposals being voted upon.

The Merger may be completed even though SEEQC may endure a material adverse effect.

In general, either Allegro or SEEQC can refuse to complete the Merger if there is a material adverse effect affecting the other party between the signing date of the Merger Agreement and the closing. However, certain types of changes do not permit either party to refuse to complete the Merger, even if such change could be said to have a material adverse effect on SEEQC or Allegro, including the following events (except, in some cases, where the change has a disproportionate effect on a party): (i) changes in general U.S. or global economic conditions, (ii) changes in applicable law or generally accepted accounting principles, (iii) acts of war, sabotage, terrorism, natural or man-made disasters, epidemics, pandemics (including the COVID-19 pandemic), and acts of God, (iv) changes attributable to the public announcement or pendency of the Transactions or the performance of this Agreement, subject to certain limited exceptions, (v) any failure to meet any projections (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), (vi) any reduction in value of, or replacement or repair cost for, any assets or property that are damaged or destroyed, where such loss in value or replacement or repair cost is substantially covered by insurance, or (vii) any action taken or omitted expressly required by the terms of the Merger Agreement or any action taken or omitted to be taken by a party at the other party’s written request. Furthermore, Allegro or SEEQC may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Merger, the price of the SEEQC Common Stock may suffer.

The closing of the Merger may be delayed, which may substantially reduce the expected benefits of the Merger.

Satisfying the conditions to, and completion of, the Merger may take longer than, and could cost more than, Allegro expects. Any delay in completing or any additional conditions imposed in order to complete the Merger may materially adversely affect the benefits that Allegro expects to achieve from the Merger.

Subsequent to consummation of the Merger, SEEQC may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on SEEQC’s financial condition, results of operations and SEEQC’s stock price, which could cause you to lose some or all of your investment.

Allegro cannot assure you that the due diligence conducted in relation to SEEQC has identified all material issues or risks associated with SEEQC or the industry in which it competes. Additionally, Allegro has no indemnification rights under the Merger Agreement.

Furthermore, Allegro cannot assure you that factors outside of SEEQC’s and Allegro’s control will not later arise. As a result of these factors, SEEQC may be exposed to liabilities and incur additional costs and expenses and SEEQC may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in SEEQC’s reporting losses. Even if Allegro’s due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Allegro’s preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the combined company’s financial condition and results of operations and could contribute to negative market perceptions about the combined company or its securities.

Accordingly, following the Merger, security holders of Allegro could suffer a reduction in the value of the shares of SEEQC Common Stock they receive in the Merger. Such security holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Allegro’s directors or officers of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or this consent solicitation statement/prospectus relating to the Merger contained an actionable material misstatement or material omission.

Allegro may become involved in litigation, including securities class action litigation relating to the proposed Merger that may materially adversely affect it.

From time to time, Allegro may become involved in various legal proceedings relating to the proposed Merger. Such matters can be time-consuming, divert management’s attention and resources, cause Allegro to incur significant expenses or liability or require Allegro to change its business practices. Because of the potential risks, expenses and uncertainties of litigation, Allegro may, from time to time, settle disputes, even where it believes that it has meritorious claims or defenses. Because litigation is inherently unpredictable, Allegro cannot assure you that the results of any of these actions will not have a material adverse effect on its business.

Following the Merger, the stock price of the SEEQC Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Additionally, SEEQC may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on SEEQC’s business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject SEEQC to significant liabilities.

If the Merger and the Allegro Warrant Conversion do not qualify as a reorganization under Section 368(a) of the Code, then the Merger generally would be taxable with respect to U.S. Holders of Allegro securities.

It is intended that the Merger and the Allegro Warrant Conversion should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and accordingly it is not expected that the Merger or the Allegro Warrant Conversion should result in gain being recognized by U.S. holders (as defined in the section entitled, “U.S. Federal Income Tax Considerations”) of Allegro securities (the “intended tax treatment”). To the extent applicable, the parties intend to report the Merger and the Allegro Warrant Conversion in a manner consistent with the intended tax treatment.

However, there are significant factual and legal uncertainties as to whether the Merger and the Allegro Warrant Conversion will qualify for the intended tax treatment. For example, under Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, the acquiring corporation (or, in the case of certain reorganizations structured similarly to the Merger, its corporate parent) must continue, either directly or indirectly through certain controlled corporations, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business. However, there is an absence of guidance directly on point as to how the above rules apply in the case of an acquisition of a corporation with nominal investment-type assets, such as Allegro. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied. Moreover, the closing of the Merger is not conditioned upon the receipt of an opinion of counsel that the Merger will qualify for the intended tax treatment, and no ruling from the IRS has been or will be requested regarding the U.S. federal income tax treatment of the Merger. Accordingly, no assurance can be given that the IRS will not challenge the intended tax treatment or that a court will not sustain any such challenge by the IRS.

If, at the Effective Time, any requirement of Section 368(a) of the Code or the Treasury regulations promulgated thereunder is not met, then a U.S. Holder of Allegro securities generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the closing date of the Merger) of SEEQC Common Stock received in the Merger and the Allegro Warrant Conversion, over such holder’s aggregate adjusted tax basis in the corresponding Allegro securities surrendered by such holder in the Merger therefor.

The tax consequences of the Merger and the Allegro Warrant Conversion are complex and will depend on your particular circumstances. For a more detailed discussion of the U.S. federal income tax considerations of the Merger and the Allegro Warrant Conversion for U.S. holders of Allegro securities, see the section entitled “Material U.S. Federal Income Tax Consequences.” If you are a U.S. holder whose Allegro securities are exchanged in the Merger, you are urged to consult your tax advisor to determine the tax consequences thereof.

Risks Related to Being a Public Company

The price of SEEQC Common Stock may be volatile, and the value of SEEQC Common Stock may decline.

We cannot predict the prices at which SEEQC Common Stock will trade. The price of SEEQC Common Stock may not bear any relationship to the market price at which SEEQC Common Stock will trade after the consummation of the Merger or to any other established criteria of the value of our business and prospects, and the market price of SEEQC Common Stock following the Merger may fluctuate substantially and may be lower than the price agreed by SEEQC, Allegro, and their respective stockholders in connection with the Merger. In addition, the trading price of SEEQC Common Stock following the Merger is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause investors to lose all or part of their investment in SEEQC Common Stock. Factors that could cause fluctuations in the trading price of SEEQC Common Stock include the following:

•        Actual or anticipated fluctuations in our financial condition or results of operations;

•        Variance in our financial performance from expectations of securities analysts;

•        Changes in our projected operating and financial results;

•        Changes in laws and regulations affecting our business, our customers or our industries;

•        Announcements of new offerings and expansions by us or our competitors;

•        Our ability to continue to innovate and bring new offerings to market in a timely manner;

•        Our involvement in actual or potential litigation or regulatory investigations;

•        Negative publicity about us, our offerings or our industries;

•        Changes in our senior management or key personnel;

•        Announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•        Sales of our securities by us, our stockholders as well as anticipation of lock-up releases;

•        General economic, political, regulatory, industry and market conditions;

•        Natural disasters or major catastrophic events; and

•        Other events or factors, including those resulting from war, incidents of terrorism, natural disasters, pandemics or responses to these events.

These and other factors may cause the market price and demand for SEEQC Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of SEEQC Common Stock. Fluctuations may be even more pronounced in the trading market for SEEQC Common Stock shortly following the Merger. Following periods of such volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of SEEQC Common Stock, we may become the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

Volatility in SEEQC’s share price could subject SEEQC to securities class action litigation.

The market price of the SEEQC Common Stock may be volatile and, in the past, companies that experienced volatility in the market price of their shares have been subject to securities class action litigation. SEEQC may be the target of this type of litigation and investigations. Securities litigation against SEEQC could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm SEEQC’s business.

Currently, there is no public market for the SEEQC Common Stock. SEEQC Stockholders cannot be sure about whether the SEEQC Common Stock will develop an active trading market or whether SEEQC is able to maintain the listing of SEEQC Common Stock in the future even if SEEQC is successful in listing SEEQC Common Stock on Nasdaq or any other national securities exchange, which could limit investors’ ability to make transactions in SEEQC Common Stock and subject SEEQC to additional trading restrictions.

As part of the Merger, each outstanding share of Allegro Common Stock and each Allegro Right that is issued and outstanding before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights). Prior to this transaction, SEEQC has not publicly issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses or its operations publicly available. Allegro and SEEQC have agreed to cause the SEEQC Common Stock to be issued in the Merger to be approved for listing on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, prior to the effective time of the Merger. Allegro cannot assure SEEQC Stockholders that SEEQC will be able to meet the initial listing requirements. SEEQC may be unable to maintain the listing of SEEQC Common Stock in the future. A successful listing also does not ensure that a market for the SEEQC Common Stock will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the SEEQC Common Stock following the Closing and the SEEQC Common Stock may trade at a price less than the current market price of the Allegro Common Stock.

If SEEQC fails to meet the initial listing requirements and The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American does not list its SEEQC Common Stock on its exchange, none of the parties to the Merger Agreement would be required to consummate the Merger. In the event that all such parties elected to waive this condition, and the Merger were consummated without SEEQC Common Stock being listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, SEEQC could face significant material adverse consequences, including:

•        a limited availability of market quotations for SEEQC Common Stock;

•        reduced liquidity for SEEQC Common Stock;

•        to the extent that SEEQC does not qualify for any of the other penny stock exemptions from under the applicable provisions of Rule 3a51-1 under the Exchange Act, a determination that SEEQC Common Stock are “penny stocks” which will require brokers trading in SEEQC Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for SEEQC Common Stock;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If SEEQC Common Stock are not listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, such shares would not qualify as covered securities and SEEQC would be subject to regulation in each state in which SEEQC offers its SEEQC Common Stock because states are not preempted from regulating the sale of securities that are not covered securities.

Even if SEEQC is successful in listing SEEQC Common Stock and developing a public market, there may not be enough liquidity in such market to enable SEEQC stockholders to sell their SEEQC Common Stock. If a public market for the SEEQC Common Stock does not develop, investors may not be able to re-sell their SEEQC Common Stock, rendering their shares illiquid and possibly resulting in a complete loss of their investment. SEEQC cannot predict the extent to which investor interest in SEEQC will lead to the development of an active, liquid trading market. The trading price of and demand for the SEEQC Common Stock following completion of the Merger and the development and continued existence of a market and favorable price for the SEEQC Common Stock will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of SEEQC, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for SEEQC Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the SEEQC Common Stock. Many of these factors and conditions are beyond the control of SEEQC or stockholders of SEEQC.

A market for SEEQC Common Stock may not develop, which could adversely affect the liquidity and price of its shares.

The price of SEEQC Common Stock may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for SEEQC Common Stock may never develop or, if developed, may not be sustained. In addition, the price of SEEQC Common Stock can vary due to general economic conditions and forecasts, our general business conditions and the release of our financial reports. Additionally, if SEEQC Common Stock are not listed on, or become delisted from, The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if they were quoted or listed on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American. Investors may be unable to sell their SEEQC Common Stock unless a market can be established or sustained.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise, including in connection with the stock options of SEEQC, will dilute existing stockholders and may increase the number of SEEQC Common Stock eligible for resale, which could depress the market price of our shares.

We expect to issue additional capital stock that will result in dilution to all other stockholders. The Earnout Recipients are entitled to receive additional shares of SEEQC Common Stock if certain price conditions are met. Furthermore, the stock options and restricted stock units of SEEQC outstanding as of the Effective Time will remain outstanding, subject to adjustments as necessary based on the SEEQC Stock Split. To the extent these awards are exercised and settled, SEEQC will issue the underlying shares, which will result in dilution to SEEQC’s stockholders and increase the number of SEEQC Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of the SEEQC Common Stock.

We may seek additional capital through a combination of public and private equity offerings, debt financings and strategic partnerships and alliances. As part of our business strategy, we may acquire or make investments in companies, solutions or technologies and issue equity securities to pay for any such acquisition or investment. To the extent that we raise additional capital through the sale of equity, convertible debt securities or other equity-based derivative securities, your ownership interest will be diluted, the per share value of SEEQC Common Stock may decline and the terms of the securities may include liquidation or other preferences that may be senior to your rights as a holder of SEEQC Common Stock. Any indebtedness we incur would result in increased payment obligations and could involve restrictive covenants, such as limitations on our ability to incur additional debt and other operating restrictions that could adversely impact our ability to conduct our business. Any debt or additional equity financing that we raise may contain terms that are not favorable to us and holders of SEEQC Common Stock.

We cannot predict the size of future issuances of SEEQC Common Stock or securities convertible into SEEQC Common Stock or the effect, if any, that future issuances and sales of SEEQC Common Stock will have on the market price of SEEQC Common Stock. Sales of substantial amounts of SEEQC Common Stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of SEEQC Common Stock.

Future resales of SEEQC Common Stock after the consummation of the Merger may cause the market price of SEEQC Common Stock to drop significantly, even if our business is doing well.

Pursuant to the lock-up agreements described in the section “The Merger Agreement — Ancillary Agreements — The Lock-Up Agreements,” after the consummation of the Merger and subject to certain exceptions, certain of the stockholders of SEEQC and certain of the initial stockholders of Allegro will be contractually restricted from selling or transferring any of their respective SEEQC Common Stock held by them immediately prior to the Effective Time (in the case of the stockholders of SEEQC) or the shares of SEEQC Common Stock received by them in exchange for the founder shares (in the case of the initial stockholders of Allegro). Such restrictions begin at Closing and end on the date that is 180 days after Closing.

However, following the expiration of such lock-up agreements, those certain stockholders of SEEQC and those certain initial stockholders of Allegro will not be restricted from selling SEEQC Common Stock held by them, other than by applicable securities laws. Upon completion of the Merger, those certain stockholders of SEEQC and those certain initial stockholders of Allegro will collectively beneficially own approximately 55.74% of the outstanding SEEQC Common Stock at Closing.

The SEEQC Common Stock held by those certain stockholders of SEEQC and those certain initial stockholders of Allegro may be sold after the expiration of the lock-up period under the Merger Agreement, subject to applicable securities laws. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of SEEQC Common Stock, and the market price of SEEQC Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The grant and future exercise of registration rights may adversely affect the market price of SEEQC Common Stock upon consummation of the Merger.

Pursuant to the Registration Rights Agreement to be entered into in connection with the Merger and which is described elsewhere in this consent solicitation statement/prospectus, SEEQC will register the SEEQC Common Stock issued or issuable as Per Share Merger Consideration (as defined in the Merger Agreement) to Allegro Stockholders who are Affiliates (as defined in the Merger Agreement) of Allegro and the shares of SEEQC Common Stock held by the Initial Stockholders (as defined in the Merger Agreement) (or their transferees) upon consummation of the Merger pursuant to a shelf registration statement to be filed with the SEC no later than thirty (30) days following the date of the Closing. SEEQC will bear the cost of registering these securities. The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of SEEQC Common Stock following the consummation of the Merger.

We will be an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make SEEQC Common Stock less attractive to investors.

Upon consummation of the Merger, we will be an “emerging growth company” as defined in the JOBS Act. While we remain an “emerging growth company,” we are permitted to, and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to “non-emerging growth companies,” but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an “emerging growth company,” can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an “emerging growth company” until the earlier of (i) the last day of the fiscal year (1) following the fifth anniversary of the consummation of the Merger, (2) in which we have total annual gross revenue of at least $1.235 billion, or (3) in which we are deemed to be a large accelerated filer, which means the market value of SEEQC Common Stock that is held by non-affiliates equaled or exceeded $700 million as of the end of that year’s second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We cannot predict if investors will find SEEQC Common Stock less attractive if we choose to rely on these exemptions. If some investors find SEEQC Common Stock less attractive as a result, there may be a less active trading market for SEEQC Common Stock, and our share price may be more volatile.

We will incur increased costs and obligations as a result of being a public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, and particularly after we no longer qualify as an emerging growth company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the JOBS Act, the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), Nasdaq listing requirements and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives, which may divert management’s attention from our focus on our business strategy and revenue-generating activities, which could prevent us from improving our business, results of operations and financial condition. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We are evaluating these rules and regulations, and cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

Furthermore, the need to establish and further develop the corporate infrastructure demanded of a public company may require us to make, and continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a publicly traded company. However, the measures we take may not be sufficient to satisfy our obligations as a publicly traded company. Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our second filing of an Annual Report on Form 10-K with the SEC after we become a public company. However, while we remain an emerging growth company or non-accelerated filer, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 of the Sarbanes-Oxley Act within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. In addition, if we identify one or more material weaknesses as a result of this implementation and evaluation process, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

If we are unable to maintain an effective system of internal controls and compliance, our business and reputation could be adversely affected.

While we manage regulatory compliance by monitoring and evaluating our internal controls to ensure that we are in compliance with all relevant statutory and regulatory requirements, there can be no assurance that deficiencies in our internal controls and compliance will not continue to arise, or that we will be able to implement, and continue to maintain, adequate measures to rectify or mitigate any such deficiencies in a timely manner or at all. There are inherent limitations to the effectiveness of any system of controls and procedures, including the possibility of human error, the circumvention or overriding of the controls and procedures and reasonable resource constraints. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with our policies and procedures may deteriorate. As we continue to grow, there can be no assurance that there will be no instances of non-compliance with statutory requirements, which may subject us to regulatory action, including monetary penalties, which may in turn adversely affect our business and reputation.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remediate the material weaknesses, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal control over financial reporting or disclosure control in the future, we may be unable to produce accurate and timely financial statements or detect acts of fraud, which may adversely affect investor confidence in us, and, as a result, the value of our common stock, or result in delisting, sanctions or other penalties that could harm our business.

Prior to the consummation of the Merger, we have been a private company. As a private company, we were not required to have designed or maintained an effective control environment as that of a public company under the rules and regulations of the SEC. Although we are not yet subject to the certification or attestation requirements of Section 404 (“Section 404”) of the Sarbanes-Oxley Act, we have identified material weaknesses in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting.

In connection with preparing our audited consolidated financial statements for the years ended December 31, 2025 and 2024, we identified control deficiencies in the design and operation of our internal control over financial reporting that constituted material weaknesses, which remain unremediated as of December 31, 2025. The material weaknesses identified in our internal controls related to (i) lack of formal policies, procedures and controls related to the design of internal controls over financial reporting including risk assessment and control activities for certain key financial reporting processes; (ii) general information technology controls that were not designed appropriately (access and system changes); and (iii) lack of sufficient accounting and finance personnel to perform appropriate segregation of duties in the preparation and review of key control activities.

We intend to implement near-term measures designed to improve our internal control over financial reporting and remediate these material weaknesses, including formalizing our processes and internal control documentation and strengthening supervisory reviews by our financial management; hiring additional qualified accounting and finance personnel and, engaging financial consultants to assist in the design and implementation of internal control over financial reporting and improving segregation of duties among accounting and finance personnel in the preparation and review of key control activities. We will also review and improve the design of our general information technology controls including managing user access and privileged access, managing changes in the information systems and segregation of duties. While we are implementing these measures, we cannot assure you that these efforts will remediate our material weaknesses in a timely manner, or at all, or prevent restatements of our financial statements in the future.

If we are unable to successfully remediate the existing material weaknesses in our internal control over financial reporting, the accuracy and timing of our financial reporting and the price of SEEQC Common Stock may be adversely affected, and we may be unable to maintain compliance with the applicable stock exchange listing requirements. Implementing any appropriate changes to our internal control over financial reporting may divert the attention of our management and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal control over financial reporting, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business.

Upon consummation of the Merger, we will be subject to Section 404, which requires that we include a report of management on, among other things, the effectiveness of our internal control over financial reporting in our second annual report on Form 10-K filed with the SEC and in each year thereafter. Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” If we identify any additional material weaknesses in our internal control over financial reporting in the future, or if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which could result in the restatement of our financial statements and cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets and harm our results of operations. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American, as applicable, regulatory investigations and civil or criminal sanctions.

If we do not meet the expectations of equity research analysts, if they do not publish research or reports about our business or if they issue unfavorable commentary or downgrade SEEQC Common Stock, the price of SEEQC Common Stock could decline.

The trading market for SEEQC Common Stock will rely in part on the research and reports that equity research analysts publish about us and our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If our results of operations are below the estimates or expectations of public market analysts and investors, the price of SEEQC Common Stock could decline. Moreover, the price of SEEQC Common Stock could decline if one or more securities analysts downgrade SEEQC Common Stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

The provision of the New SEEQC Charter designating the Court of Chancery in the State of Delaware and the federal district courts of the United States as the exclusive forums for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Certificate of Incorporation, as will be in effect upon the closing of the Merger, will provide that, unless we consent in writing to the selection of an alternative forum, the Court will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of fiduciary duty owed by any director, officer, agent or other employee or stockholder of our company to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. It will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolutions of any complaint asserting a cause of action arising under the Securities Act. The exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or the rules and regulations under the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and consented to, the exclusive forum provisions in our Certificate of Incorporation.

Although we believe these provisions benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers and may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with us or our directors, officers or employees. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings and there is uncertainty as to whether a court would enforce such provisions, in particular with respect to causes of action arising under the Securities Act. In addition, investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. It is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable in such action. If so, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document, contains forward-looking statements concerning certain events and the financial condition, results of operations, plans, objectives, future performance and business of Allegro, SEEQC and their respective subsidiaries. These forward-looking statements include statements that are not historical in nature, including, but not limited to those preceded by, followed by or that contain forward-looking terminology, including the words “believe,” “expect,” “may,” “will,” “should,” “could,” “anticipate,” “estimate,” “intend” or the negation thereof, or similar expressions. Except as required by applicable law, neither Allegro nor SEEQC undertakes any obligation to release publicly any revisions to any forward-looking statements, to report events or circumstances after the date of this document, or to report the occurrence of unanticipated events.

Forward-looking statements are not guarantees of future events. They involve risks, uncertainties and assumptions. Actual events may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•        the expected timing of closing the Merger and benefits of the Merger;

•        the ability to successfully implement business plans for assets and operations;

•        governmental legislation and regulations, and decisions of courts, regulators and/or other governmental bodies;

•        potential liability in connection with legal claims or proceedings and losses resulting therefrom;

•        the sufficiency of cash from operations, cash distributions from controlled entities and borrowing capacity under any credit facility to meet anticipated liquidity needs for the foreseeable future;

•        economic conditions;

•        costs or difficulties related to the integration of acquisitions, including the Merger, and success of joint ventures operations;

•        the price and availability of debt and equity financing, including the ability to raise capital through alternatives like joint ventures;

•        the ability to sell or monetize assets, to reduce indebtedness, to repurchase equity securities, to make strategic investments, or for other general partnership purposes;

•        the matters described in the section titled “Risk Factors;” and

•        changes in the securities and capital markets.

In addition, the Merger is subject to the satisfaction of certain conditions and the absence of events that could give rise to the termination of the Merger Agreement, the possibility that the Merger does not close, risks that the proposed acquisition disrupts current plans and operations and business relationships or poses difficulties in attracting or retaining employees, the possibility that the costs or difficulties related to the integration of the two companies will be greater than expected and the possibility that the anticipated benefits from the Merger cannot or will not be fully realized.

Allegro and SEEQC each believe that they have chosen these assumptions or bases in good faith and that they are reasonable. However, Allegro and SEEQC caution you that assumed facts or bases almost always vary from actual events, and the differences between assumed facts or bases and actual events can be material, depending on the circumstances. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this document, including those described in the “Risk Factors” section herein. For additional information, please also see the section entitled “Where You Can Find More Information” beginning on page 196 of this consent solicitation statement/prospectus.

ABOUT THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC (File No. 333-296251), by SEEQC, a Delaware corporation, constitutes a prospectus of SEEQC under Section 5 of the Securities Act, with respect to the SEEQC Common Stock to be issued to Allegro Stockholders if the Merger is consummated.

This document does not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction in which, or to any person to whom, it would be unlawful to make such offer.

No person is authorized to give any information or to make any representation with respect to the matters that this consent solicitation statement/prospectus describes other than those contained in this consent solicitation statement/prospectus. Neither Allegro nor SEEQC takes any responsibility for, and can provide no assurances as to the consent solicitation statement/prospectus nor any distribution of securities under this consent solicitation statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Allegro or SEEQC since the date of this consent solicitation statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

INFORMATION ABOUT ALLEGRO

Introduction

Allegro is a Delaware company incorporated on August 7, 2017. Allegro was originally formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to executing the Merger Agreement with SEEQC, Allegro’s efforts were limited to organizational activities, completion of its initial public offering (the “IPO”), pursuing a possible transaction with and subsequently evaluating other possible strategic transactions.

Prior to Allegro’s IPO, Allegro issued to Eric Rosenfeld, its Chief Executive Officer, an aggregate of 4,312,500 founder shares in exchange for a capital contribution of $25,000, or approximately $0.01 per share. Mr. Rosenfeld then transferred all of the shares to two trusts for the benefit of his immediate family members, and subsequently, the trusts transferred a portion of such shares to the other initial stockholders in exchange for approximately $0.01 per share. In April 2018, the initial stockholders contributed to capital an aggregate of 575,000 founder shares for no additional consideration, leaving the initial stockholders with an aggregate of 3,737,500 founder shares.

On July 6, 2018, Allegro consummated its IPO of 14,950,000 units (“Units” and, with respect to the common stock included in the Units offered, the “Public Shares”), including 1,950,000 Units that were issued pursuant to the exercise in full of the underwriters’ over-allotment option, with each Unit consisting of one share of common stock, one right and one warrant. The IPO generated gross proceeds of $149,500,000.

Simultaneous with the consummation of the IPO, Allegro completed the private placement of 372,500 private placement units (“Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,725,000. The Private Units were purchased by the initial stockholders, Cantor Fitzgerald & Co., the representative of the underwriters in the IPO, and Chardan Capital Markets LLC, one of the underwriters in the IPO. The net proceeds of the IPO plus the proceeds from the sale of the Private Units were deposited into a trust account established by Allegro in connection with the IPO.

On September 16, 2019, Allegro signed a Letter of Intent with TriArtisan Partners and a U.S.-based restaurant chain in which Allegro would merge with the restaurant chain. On November 8, 2019, following significant discussions between the parties and negotiation of documents relating to such transaction, a merger agreement between Allegro and the restaurant chain was executed and the transaction was publicly announced.

On March 31, 2020, because of the COVID-19 pandemic and the closure of all of the chain’s restaurants, the parties mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the merger agreement between the parties.

On March 31, 2020, Allegro commenced the process of dissolving and liquidating its trust account, in accordance with the Allegro Charter. On April 21, 2020, pursuant to the Allegro Charter, all of Allegro’s outstanding Public Shares were redeemed at a per share redemption price of approximately $10.30 per Public Share. Following such redemption, there were no funds remaining in the trust account.

Since such date, Allegro has operated as an SEC reporting company identifying and reviewing information with respect to potential companies with which it might enter into a strategic transaction. As a result of such process, Allegro identified and entered into the Merger Agreement with SEEQC as described below in the section titled “The Merger — Background of the Merger.”

Facilities

Allegro maintains its principal executive offices at 777 Third Avenue, 37th Floor, New York, New York 10017. This space is being provided to Allegro by Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, free of charge. Allegro considers its current office space adequate for its current operations.

Employees

Allegro has three executive officers. These individuals are not obligated to devote any specific number of hours to Allegro’s matters and intend to devote only as much time as they deem necessary to its affairs. Allegro does not have, and does not intend to have, any full time employees prior to the consummation of a business combination.

Directors and Officers

Allegro’s current directors and executive officers are as follows:

Name	Age	Title
Eric S. Rosenfeld	68	Chief Executive Officer
David D. Sgro	49	Chairman of the Board and Chief Operating Officer
Adam H. Jaffe	35	Chief Financial Officer
John P. Schauerman	69	Director
Adam J. Semler	61	Director
Robert Michael Deluce	47	Director

Eric S. Rosenfeld has served as Chief Executive Officer of Allegro since Allegro’s inception in August 2017 and served as Chairman of the board from Allegro’s inception until April 2018.

Mr. Rosenfeld has served as the Chief SPAC Officer of Legatl Merger Corp. IV (“Legato IV”), a blank check company seeking to consummate an initial business combination, since September 2025. Mr. Rosenfeld has also served as the Chief SPAC Officer of Legato Merger Corp. III (“Legato III”), a blank check company that has entered into a Business Combination Agreement with Einride AB and is seeking to consummate such transaction, since its inception in November 2023. Mr. Rosenfeld also served as the Chief SPAC officer of Legato Merger Corp. II (“Legato II”) from its inception until it completed its business combination with Southland Holdings in February 2023. He served as the Chief SPAC officer of Legato Merger Corp. (“Legato I”) from its inception in June 2020 until it completed its business combination with Algoma in October 2021 and has served as a member of the board of directors of Algoma since such time. From May 2014 until its merger with NextDecade in July 2017, Mr. Rosenfeld served as the chairman of the board of directors and Chief Executive Officer of Harmony and served as a member of the board of NextDecade from that time until June 2020. Mr. Rosenfeld served as Quartet’s chairman of the board and chief executive officer from its inception in April 2013 until its merger with Pangea in October 2014, and has served as a director of Pangaea since such time. Mr. Rosenfeld was chairman of the board and chief executive officer of Trio from its inception in June 2011 until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 until its business combination with Primoris in July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody and served as a director of Primoris from the completion of its business combination until May 2014. From its inception in April 2004 until its business combination with Hill International in June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio and served as a director of Hill International from the time of the business combination until June 2010. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P. since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, since its formation in August 2000. From November 2018 until February 2023, Mr. Rosenfeld served as chairman emeritus of CPI Aerostructures, Inc. a NYSE American-listed company engaged in the contract production of structural aircraft parts for fixed wing aircraft and helicopters in both the commercial and defense markets. He became a director of CPI in April 2003 and served as chairman from January 2005 until November 2018. Mr. Rosenfeld has also served on the board of Primo Water Corp. (formerly Cott Corporation), a NYSE-listed beverage company, from June 2008 until May 2023 Mr. Rosenfeld has served as a board member of Aecon Group Inc., a Toronto Stock Exchange listed provider of construction and infrastructure development services, since June 2017. Mr. Rosenfeld served as a board member of Canaccord Genuity Group Inc, a Toronto Stock Exchange listed investment bank, from August 2020 until March 2021.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributed and developed electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a Toronto Stock Exchange and NASDAQ-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008. Mr. Rosenfeld also served on the board of Matrikon Inc., a Toronto Stock Exchange-listed provider of solutions for industrial intelligence, from July 2007 until its sale to Honeywell International, Inc. in June 2010. He was also a member of the board of Dalsa Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products, from February 2008 until its sale to Teledyne in February 2011. From October 2005 until its final liquidation in December 2012, he was the chairman of the board of Computer Horizons Corp., quoted on the OTCBB, that, before the sale of the last of its operating businesses in February 2007 (at which time it was NASDAQ-listed), provided information technology professional services with a concentration in sourcing and managed services. From December 2012 until December 2019, Mr. Rosenfeld served as a board member of Absolute Software Corporation, a Toronto Stock Exchange listed provider of security and management for computers and ultra-portable devices.

Mr. Rosenfeld is an adjunct professor at Columbia Business School and Tulane Law School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a senior faculty member at the Director’s College. He has also been a guest host on CNBC.

David D. Sgro, CFA, has served as a chairman of Allegro’s board of directors since April 2018, Chief Operating Officer since Allegro’s inception in August 2017, as well as Chief Financial Officer from November 2017 to April 2018. Mr. Sgro has served as a member of the board of directors and non-executive vice chairman of Legato IV since September 2025 and of Legato III since November 2023. Mr. Sgro also served as a member of the board of directors of Legato II from its inception, and as non-executive vice chairman of the board from November 2021, until it completed its business combination with Southland Holdings in February 2023, and as its Chief Executive Officer from its inception to November 2021. He served as the Chief Executive Officer and a member of the board of directors of Legato I from its inception in June 2020 until it completed its business combination with Algoma in October 2021 and Mr. Sgro served as a member of the board of directors of Algoma from the closing of the business combination until October 2025. Mr. Sgro served as Harmony Merger Corp.’s Chief Operating Officer and Secretary since its inception in May 2014 until its merger with NextDecade in July 2017 and as a director from May 2014 to August 2016 and then again from its merger with NextDecade until June 2018. Mr. Sgro served as Quartet Merger Corp.’s Chief Financial Officer, Secretary and a member of its board of directors from April 2013 until its merger with Pangaea in October 2014 and has served as a director of Pangaea since such time. Mr. Sgro served as Trio Merger Corp.’s Chief Financial Officer, Secretary, and a member of its board of directors from its inception in June 2011, until its merger with SAE in June 2013 and served as a director of SAE from that time through July 2016. From April 2006 to July 2008, Mr. Sgro served as the Chief Financial Officer of Rhapsody Acquisition Corp. and from July 2008 to May 2011, Mr. Sgro served as a director of Primoris. Mr. Sgro held numerous positions with Crescendo Partners from December 2005 through December 2021. Mr. Sgro has served as the director of research for Jamarant Capital, L.P., a private investment partnership, since January 2016. Mr. Sgro also served as Chairman of the Board of Hill International Inc., construction project management firm, until its sale to GISI in December 2022. Mr. Sgro served on the boards of BSM Technologies, Inc., a TSX listed GPS enabled fleet management service provider from July 2016 until its sale to Geotab in June 2019; Bridgewater Systems, Inc., a TSX listed telecommunications software company, from June 2008 until its sale to Amdocs in August 2011; Imvescor Restaurant Group, a TSX listed restaurant franchisor, from March 2016 until its sale to MYR Group in February 2018; and COM DEV International Ltd., a global designer and manufacturer of space hardware from April 2013 to February 2016. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate.

Mr. Sgro earned a BS in Finance from The College of New Jersey in 1998 and an MBA from Columbia Business School in 2005. Mr. Sgro is a regular guest lecturer at Columbia Business School and is an adjunct professor at The College of New Jersey.

Adam H. Jaffe has served as Allegro’s Chief Financial Officer since April 2018. Mr. Jaffe has served as the Chief Financial Officer of Legato IV since September 2025 and of Legato III since its inception in November 2023. Mr. Jaffe served as chief financial officer and secretary of Legato II from its inception until it completed its business combination with Southland Holdings in February 2023. Mr. Jaffe joined Crescendo Partners, LP in February 2018 as the fund’s controller and Chief Compliance Officer, and currently serves as Chief Financial Officer. Mr. Jaffe has also served as the Chief Financial Officer and Chief Compliance Officer for Jamarant Capital, L.P., an investment firm founded in 2015, since 2018. He served as the chief financial officer and secretary of Legato I from its formation in June 2020 until its merger with Algoma in October 2021. Mr. Jaffe also served on the board of The Green Organic Dutchman, a CSE-listed Canadian Cannabis company from June 2021 until November 2022. Prior to joining Crescendo Partners LP, Mr. Jaffe was the Senior Fund Accountant for the real estate private equity fund, GTIS Partners LP, from September 2016 to February 2018. While at GTIS Partners, Mr. Jaffe focused on the development of residential homes, land development, and single-family homes for rental properties across the United State and Brazil. From September 2014 to September 2016, Mr. Jaffe worked at EisnerAmper LLP. Mr. Jaffe is a New York State Certified Public Accountant (CPA).

John P. Schauerman has served as a member of Allegro’s board of directors since April 2018. Mr. Schauerman served as a member of Harmony Merger Corp.’s board of directors from July 2014 until its merger with NextDecade LLC. Mr. Schauerman served as a director of Quartet Merger Corp. from its inception in April 2013 until its merger with Pangea Logistics Solutions Ltd. in October 2014. Mr. Schauerman has served on the Board of Primoris Services Corporation (NASDAQ: PRIM) since November 2016. Mr. Schauerman has served on the Board of Ascent Industries (NASDAQ: ACNT) since June 2020. He previously served as executive vice president, corporate development of Primoris from February 2009 to May 2013, and served as a Director of Primoris from July 2008 to May 2013. He served as the chief financial officer of Primoris from February 2008 to February 2009. He also served as a director of Primoris and its predecessor entity from 1993 to July 2008. He joined Primoris’ wholly-owned subsidiary, ARB, Inc., in 1993, as senior vice president. Prior to joining ARB, Inc., he was senior vice president of Wedbush Morgan Securities. Mr. Schauerman served on the Boards of Directors of MYR Group (Nasdaq: MYRG), a leading electrical infrastructure firm, from March 2016 through November 2016, and has served on the Board of Wedbush Securities from August 2014 through February 2018. Mr. Schauerman received a B.S. in Electrical Engineering from UCLA and an M.B.A. from Columbia Business School.

Adam J. Semler has served as a director of Allegro since April 2018. Mr. Semler has served as a director of Legato IV since September 2025 and served as a director of Legato II from November 2021 until it completed its merger with Southland Holdings in February 2023. Mr. Semler has served as a director of Legato I from January 2021 until it completed its merger with Algoma in October 2021. Mr. Semler served as a member of Harmony Merger Corp.’s board of directors from July 2014 until its merger with NextDecade LLC. Mr. Semler joined York Capital Management, LLC, an investment management fund, in 1995 and held several positions with the firm, most recently holding the position of chief operating officer and member of its managing partner until he retired in December 2011. While at York Capital Management, he was responsible for all financial operations of the firm. During this time, he also served as chief financial officer and secretary of York Enhanced Strategies Fund, LLC, a closed ended mutual fund. Previously, he was at Granite Capital International Group, an investment management firm, where Mr. Semler was responsible for the accounting and operations function for its equity products. He also previously worked as a senior accountant at Goldstein, Golub, Kessler & Co., where Mr. Semler specialized in the financial services industry, as well as a senior accountant at Berenson, Berenson, Adler. Mr. Semler has also served on the Board of Hebrew Public, a not for profit charter school network, since May 2015. Mr. Semler is a C.P.A. and received a B.B.A. from Emory University.

Robert Michael Deluce has served as a member of Allegro’s board of directors since April 2018. Mr. Deluce has a long history in aviation, both professionally and personally. In 2002, Mr. Deluce co-founded Porter Airlines, Inc., a regional airline headquartered at Billy Bishop Toronto City Airport on the Toronto Islands in Toronto, Ontario, Canada, and was instrumental in the strategic development of its business plan. Mr. Deluce remains central to the business and presently serves as its President & CEO. He holds an MBA from University of Western Ontario’s Ivey School of Business.

Executive Compensation

Allegro has not paid any cash or non-cash compensation to any of its executive officers or directors for services rendered to it since Allegro’s inception. Additionally, Allegro is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment with Allegro.

In connection with Allegro’s IPO, Allegro agreed to pay Crescendo Advisors II, LLC, an entity controlled by Mr. Rosenfeld, a fee of $12,500 per month for providing Allegro with office space and certain office and administrative services. The Company paid such fee to Crescendo from the IPO through March 2020, at which time Allegro and Crescendo agreed to suspend payments under the agreement.

Allegro’s officers and directors are entitled to be reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, with Allegro’s audit committee approving all such reimbursements.

Legal Proceedings

There are no legal proceedings pending against Allegro.

Periodic Reporting and Audited Financial Statements

Allegro has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Allegro’s Annual Reports contain financial statements audited and reported on by Allegro’s independent registered public accounting firm.

Holders and Market Information

As of June 12, 2026, there were 13 holders of record of Allegro’s units, 14 holders of record of Allegro’s common stock, 1 holder of record of Allegro’s warrants and 1 holder of record of Allegro’s rights.

Allegro’s securities do not currently trade on any exchange.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ALLEGRO

The following discussion and analysis of Allegro’s financial condition and results of operations should be read in conjunction with Allegro’s financial statements and the notes thereto contained elsewhere in this consent solicitation statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involves risks and uncertainties including, but not limited to, those described under the heading “Risk Factors.” References in this section to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Allegro.

Overview

We are a blank check company incorporated on August 7, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“business combination”).

On January 16, 2026, we entered into the Merger Agreement with SEEQC and Merger Sub. Pursuant to the Merger Agreement, we will merge with and into Merger Sub, with our company surviving the Merger. As a result of the Merger, we will become a direct, wholly-owned subsidiary of SEEQC and our security holders will become security holders of SEEQC.

At the Effective Time, each share of Allegro Common Stock, and Allegro Rights, that is issued and outstanding immediately before the Effective Time (other than shares held by us, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC common stock (multiplied by 1/10th in the case of the Allegro Rights).

In connection with the Merger, we will seek to amend the Allegro Warrants, so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive a fractional share of SEEQC common stock pursuant to the Allegro Warrant Amendment. In the event that the Allegro Warrants are not amended and the Merger is consummated, SEEQC will assume them.

For further information on the Merger and SEEQC, see the Current Report on Form 8-K filed by us on January 16, 2026.

Critical Accounting Policy

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following critical accounting policy:

The company has determined there are no critical accounting policies or estimates in the periods covered in this report.

Critical Accounting Estimate

An accounting estimate where (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material.

Critical Accounting Policies and Practices

A company’s accounting policies and practices that are both most important to the portrayal of the company’s financial condition and results, and require management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effects of matters that are inherently uncertain.

Results of Operations

Comparison of the three months ended March 31, 2026 and 2025

For the three months ended March 31, 2026, we had a net loss of $105,465, which consisted of operating costs of $108,908 offset by miscellaneous income of $3,443.

For the three months ended March 31, 2025, we had a net loss of $17,783, which consisted of operating costs of $17,783.

Comparison of the years ended December 31, 2025 and 2024

For the year ended December 31, 2025, we had net loss of $72,705, which consisted of operating costs of $72,705.

For the year ended December 31, 2024, we had net loss of $39,479, which consisted of operating costs of $39,479.

Liquidity and Capital Resources

We presently have no revenue; our net loss of $105,465 for the three months ended March 31, 2026 consists of operating expenses of $108,908, offset by miscellaneous income of $3,443. Our net loss of $72,705 for the year ended December 31, 2025 consists only of operating costs. Through March 31, 2026, our liquidity needs were satisfied through receipt of $22,300 in loans made to the company.

The accompanying financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of March 31, 2026, we had a working capital deficit of $1,182,817. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Our plans to raise capital or to consummate the initial business combination may not be successful. These matters, among others, raise substantial doubt about our ability to continue as a going concern. Based on the foregoing, we currently do not have sufficient cash and working capital to meet our needs through September 30, 2026 unless our initial stockholders provide us additional funds for our working capital needs, or we obtain other financing.

The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Related Party Transactions

Private Shares

In connection with Allegro’s organization in August 2017, Allegro issued to Eric Rosenfeld, the Chief Executive Officer, an aggregate of 4,312,500 shares of common stock in exchange for a capital contribution of $25,000, or approximately $0.01 per share. The foregoing issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Prior to the initial public offering, Mr. Rosenfeld then transferred all of the shares to two trusts for the benefit of his immediate family members, and subsequently, the trusts transferred a portion of such private shares to the other initial stockholders in exchange for $0.01 per share. In April 2018, the initial stockholders contributed to Allegro’s capital an aggregate of 575,000 shares for no additional consideration, leaving them with an aggregate of 3,737,500 private shares.

The private shares are identical to the shares of common stock included in the units sold in the initial public offering. However, the initial stockholders have agreed (A) not to transfer, assign or sell any of their private until the earlier to occur of: (i) one year after the completion of Allegro’s initial business combination or (ii) the date on which Allegro completes a liquidation, merger, stock exchange or other similar transaction after the initial business combination that results in all stockholders having the right to exchange their shares of common stock for cash, securities or other property, or (iii) if the last sale price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Allegro’s initial business combination, and (B) each holder of private shares has agreed to waive his, her or its redemption rights with respect to the private shares, (i) in connection with the consummation of a business combination, (ii) in connection with a stockholder vote to amend Allegro’s charter to modify the substance or timing of Allegro’s obligation to redeem 100% of the public shares if

Allegro does not complete an initial business combination by the required deadline, (iii) if Allegro fails to consummate an initial business combination by the required deadline, and (iv) upon Allegro’s liquidation. Additionally, the initial stockholders have agreed to vote their private shares in favor of the initial business combination.

Promissory Notes

The Company issued three unsecured promissory notes totaling $103,230 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January and February 2026 for $20,000, $60,931.01, and $22,300, respectively. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of March 31, 2026.

The Company issued two unsecured promissory notes totaling $19,000 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January and March 2025, respectively. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of March 31, 2026.

Notes Payable — Related Parties

Certain individuals and entities (the “Contributors”) that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering contributed to the Company an aggregate amount of $781,700, representing contributions covering a prorated amount of $0.02 per unconverted public share for the partial month of January 2020 and $0.025 per unconverted public share for each of February 2020 and March 2020 (each, a “Contribution”). The Contributions will not bear any interest and will be repayable by the Company to the Contributors upon consummation of an initial business combination. The Contributions will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

The Company deposited $223,342, the first contribution on January 6, 2020, into the trust account established in connection with the Company’s initial public offering. The Company deposited the second Contribution of $279,178 on January 31, 2020, and deposited the third Contribution of $279,180 on March 2, 2020, in each case, to the same trust account; provided that any such additional Contribution was only to be made if the previously announced merger agreement with TGI Fridays is still then in effect, or, if such agreement is earlier terminated, the Board of Directors of the Company by majority vote determines to require such additional Contribution.

On March 31, 2020, the Company and Holdings mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the Merger Agreement.

An aggregate of approximately $781,700 principal amount of loans associated with the extension remain outstanding as of March 31, 2026. The loans made by the Contributors will not be repaid and will be forgiven if we are unable to consummate a business combination and determine to liquidate and dissolve.

Private Placement Units

Simultaneous with the consummation of the initial public offering, Allegro consummated the private placement of 372,500 private placement units at a price of $10.00 per private placement unit, generating total proceeds of $3,725,000. The private placement units were purchased by the initial stockholders, Cantor and Chardan.

Allegro’s initial stockholders, Cantor and Chardan have the right to require Allegro to register the private placement units for resale, as described below under “— Registration Rights”. Allegro will bear the costs and expenses of filing any such registration statements.

The private placement rights are identical to the rights that were sold as part of the units in Allegro’s initial public offering. The private placement warrants are non-redeemable so long as they are held by the initial stockholders or their permitted transferees. The private placement warrants may also be exercised by the initial stockholders or their permitted transferees, for cash or on a cashless basis. Other than as stated above, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in Allegro’s initial public offering. The private placement units are not transferrable until 30 days after the consummation of Allegro’s initial business combination; provided, however, that the transfer restrictions will lapse earlier if following the completion of Allegro’s initial business combination Allegro completes a liquidation, merger, stock exchange or other similar transaction that results in all of Allegro’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Registration Rights

The holders of the private shares, private placement units (including securities contained therein) and warrants that may be issued upon conversion of working capital loans that may be made by Allegro’s initial stockholders, officers, directors or their affiliates will have the right to require Allegro to register under the Securities Act a sale of any securities held by them pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, except that Cantor, Chardan, and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on July 2, 2018, the effective date of Allegro’s registration statement in connection with Allegro’s initial public offering. In addition, these holders will have “piggy-back” registration rights allowing them to include their securities in other registration statements filed by Allegro. Cantor, Chardan, and/or their designees may participate in a “piggy-back” registration only during the seven year period beginning on July 2, 2018. Allegro will bear the costs and expenses of filing any such registration statements.

Off-balance sheet financing arrangements

We did not have any off-balance sheet arrangements as of March 31, 2026 and December 31, 2025.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We entered into an agreement to pay an affiliate of our Chief Executive Officer an aggregate monthly fee of $12,500 for office space and office and administrative support provided to the Company. The company and the affiliate have agreed to suspend payment on this agreement on March 31, 2020.

We have engaged our underwriters as advisors in connection an initial business combination to assist us in holding meetings with our shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining shareholder approval for the business combination and assist us with our press releases and public filings in connection with the business combination. The Underwriting Agreement provided that a deferred underwriting discount of 3.5% of the gross offering proceeds of the initial public offering, excluding the over-allotment option, and 5.5% of the gross proceeds of the over-allotment option, or $5,622,500 in the aggregate (“Deferred Underwriting Discount”) would only be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completed its initial Business Combination. As previously indicated, the Company was unable to consummate its initial business combination in the time period required by the Charter and, accordingly, distributed the proceeds held in the Trust Account to public stockholders. As a result, the Deferred Underwriting Discount is no longer owed.

Insider Shares

The Initial Stockholder purchased an aggregate of 4,312,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.01 per share (“Founder Shares”).

In April 2018, the Initial Stockholders surrendered an aggregate of 575,000 shares for no additional consideration, leaving them with an aggregate of 3,737,500 Founder Shares.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2026 and December 31, 2025.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Glossary of Technical Terms

Unless otherwise stated in this consent solicitation statement/prospectus or the context otherwise requires, references to the technical terms below in the section titled “Information About SEEQC” in this consent solicitation statement/prospectus have the meanings set forth below:

Chiplet:    A small, specialized semiconductor or superconducting chip designed to perform a particular function as part of a larger package. Chiplets are often combined with other chiplets in a module to create more flexible and scalable system designs.

Complementary Metal-Oxide-Semiconductor (“CMOS”):    The standard semiconductor technology used to build most conventional computer chips, including processors and memory. In quantum systems, CMOS can provide programmability, memory and supporting control functions, including in some low-temperature applications.

Control electronics:    The hardware that sends signals to qubits to manipulate their states and perform quantum operations. These systems also coordinate timing, measurement and feedback, and are a major part of the complexity and power consumption of quantum computers.

Cryogenic:    Referring to extremely low temperatures, often close to absolute zero. In quantum computing, cryogenic environments are used because many quantum devices and superconducting circuits only function properly when kept very cold.

CryoCMOS:    CMOS electronics designed or adapted to operate at cryogenic temperatures. It is used to bring some classical control and interface functions closer to the quantum processor while reducing latency and system complexity.

Crosstalk:    Unwanted interference between signals or components in an electronic system. In quantum computing, crosstalk can disturb qubits or corrupt control and readout signals, making accurate operation more difficult.

Digital twin:    A virtual model of a physical system used to simulate, test or validate performance before or alongside real-world deployment. In quantum computing, a digital twin can help developers evaluate system behavior, integration and control strategies more efficiently.

Error correction:    The process of identifying and correcting errors that occur while a quantum computer is operating. Because qubits are highly sensitive to noise and disturbance, error correction is essential for making quantum systems reliable enough to perform useful, large-scale computations.

Fault-tolerant quantum computing:    A form of quantum computing designed to continue operating accurately even when individual qubits or operations produce errors. It relies on error detection and correction methods so that computations can run long enough and reliably enough to solve useful problems.

Firmware:    Low-level software embedded directly into hardware devices to control their operation. In quantum systems, firmware may manage timing, signal generation, configuration and communication between components.

Foundry:    A manufacturing facility that fabricates semiconductor or superconducting chips. In this context, a superconducting foundry is used to produce specialized low-temperature circuits for quantum control, readout and related applications.

Graphics processing unit (GPU):    A specialized classical processor originally designed for graphics but now widely used for high-performance computing and artificial intelligence. In quantum systems, GPUs may be used to support demanding classical tasks such as decoding, simulation and real-time feedback.

High-performance computing (HPC):    Advanced computing systems designed to process very large or complex workloads at high speed. HPC resources can be used alongside quantum systems for simulation, orchestration, data processing and hybrid quantum-classical computing tasks.

Hybrid quantum-classical workflow:    A computing approach in which quantum processors and classical computers work together in repeated cycles. In these workflows, the quantum system performs certain operations while classical hardware handles tasks such as control, measurement processing, decoding and feedback.

Logical qubit:    A more reliable qubit created by combining many physical qubits together using error-correction techniques. Logical qubits are intended to preserve quantum information more accurately than individual physical qubits and are considered a key building block for large-scale, fault-tolerant quantum computing.

Low latency:    The ability to send, process or respond to information with very little delay. In quantum computing, low latency is especially important for readout, feedback and error correction, where slow response times can reduce system performance.

Multi-chip module (MCM):    A package that integrates multiple chips or chiplets into a single assembly so they can work closely together. In quantum systems, this can help bring control, readout and quantum processor components into closer proximity.

Multiplexing:    A method of sending multiple signals through a smaller number of physical connections or channels. In quantum systems, multiplexing can reduce wiring complexity, hardware requirements and thermal load as qubit counts increase.

Neutral-atom qubit:    A qubit implemented using electrically neutral atoms that are controlled with lasers or optical traps. These systems are often seen as promising for building large arrays of qubits with strong connectivity.

Photonic qubit:    A qubit implemented using particles of light, or photons. Photonic approaches can offer advantages in communication and connectivity, though they present different engineering challenges from superconducting or trapped-ion systems.

Physical qubit:    The basic quantum information unit embodied in a real-world device, such as an atom, trapped ion, superconducting circuit or photon.

Quantum processing unit (QPU):    The part of a quantum computer that contains the qubits and performs quantum operations. A QPU is the quantum counterpart to a classical processor, but it typically depends on extensive supporting control, readout and computing infrastructure.

Readout:    The process of measuring a qubit to determine its state and convert that result into usable classical information. Readout is a critical step in quantum computing because it is how the outcome of a quantum operation is observed and used.

Single Flux Quantum (SFQ) logic:    A superconducting digital logic technology that represents information using extremely small, quantized pulses of magnetic flux. SFQ circuits are designed for very high speed and very low power consumption, making them attractive for cryogenic quantum control systems.

Spin qubit:    A qubit that stores information in the quantum spin state of an electron or similar particle, often in a semiconductor device. Spin qubits are attractive because of their small size and potential compatibility with semiconductor manufacturing methods.

Superconducting qubit:    A qubit built from superconducting electronic circuits that operate at extremely low temperatures. These qubits are one of the most actively developed approaches to quantum computing because they can be manufactured using chip-based techniques and can support very fast operations.

Trapped-ion qubit:    A qubit implemented using electrically charged atoms held in place by electromagnetic fields. Trapped-ion systems are known for high-quality operations and long coherence times, though they can face scaling and speed tradeoffs.

INFORMATION ABOUT SEEQC

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us, or “our” refer to SeeQC, Inc. and its consolidated subsidiaries prior to the consummation of the Merger. See the section titled “Glossary of Technical Terms” of this consent solicitation statement/prospectus for the definitions of certain technical terms used within this section.

Overview

Our vision

Our vision is to unlock the full potential of quantum computing by enabling scalable, commercially viable quantum systems. We believe the path to scale will mirror classical computing, with enabling technologies spanning foundry, chips, firmware and software. Our superconducting foundry, chip, firmware and software capabilities position us to help customers develop and validate the architectures needed to bring quantum systems to market.

SEEQC-Enabled Fully Integrated Multi-chip Quantum Module:

SEEQC’s Multi-chip Module With Scalable Architecture:

Our Approach

SEEQC was established to address what we believe is a fundamental barrier to realizing quantum computing’s commercial potential: the development of a fully integrated, chip-based architecture capable of delivering scalable, fault-tolerant quantum operations. We believe the path to commercial quantum computing depends not only on advances in qubits, but also on the surrounding system infrastructure that enables control, readout and integration with classical compute environments. SEEQC’s chip-based solutions are designed to serve as a digital infrastructure layer within the quantum computing value chain, enabling quantum hardware developers and integrators to advance their systems toward scalable, fault-tolerant architectures. We pursue this role by working across the quantum computing ecosystem with hardware developers, integrators, advanced computing partners, manufacturing collaborators and government-supported programs. Although our initial commercial focus is on superconducting systems, our platform is agnostic to quantum modality at the infrastructure layer and to support developers across architectures as system requirements mature.

SEEQC was formed in 2019 through a transfer of assets from Hypres, Inc., a superconducting electronics company founded in 1983 by members of IBM’s superconducting computing project organization. Through this transfer of assets, we inherited deep expertise in superconducting digital circuit design, fabrication and cryogenic testing and system integration that continues to inform our technology platform today. This heritage underpins our work across digital control, readout and hybrid quantum-classical workflow integration and provides an important foundation for the development of our current technologies.

We believe the next phase of quantum computing will be shaped by hybrid classical-quantum workflows, in which quantum processors and classical compute resources operate together through repeated cycles of computation, measurement, decoding and feedback. Similar to the role integrated chips played in scaling classical computers, we believe digital, chip-based integration of key quantum system functions will be an important enabler of these workflows and of scalable quantum computing more broadly. SEEQC focuses on the classical-quantum interface layer, where digital control, readout and near real-time error-correction technologies support the movement of data and instructions between quantum and classical systems. Our digital control and readout chips are designed to replace the analog or mixed-signal electronics used in most quantum computers today with a fully digital architecture optimized for scale, energy efficiency and cost. While our initial commercial focus is on superconducting-based quantum systems, the architectural principles underlying our digital cryogenic control, readout and integration technologies are designed to be applicable, in whole or in part, across multiple qubit modalities such as semiconductor spin qubits, photonic qubits, and others.

Our platform is built on superconducting highly energy-efficient Single Flux Quantum (“SFQ”) digital logic supported by cryogenic Complementary Metal-Oxide-Semiconductor (“CMOS”) technologies. This architecture is designed to operate at ultra-low power at millikelvin temperatures, enabling close proximity between digital control chips and qubits at the coldest stage of the quantum system while reducing thermal load, wiring complexity and cooling requirements as systems scale. By replacing room-temperature analog control chains with superconducting chip-based digital circuitry located closer to the qubits, our architecture is also designed to reduce the size, component count and overall complexity of the control stack relative to conventional analog systems. We believe this more compact and integrated architecture can improve system efficiency and support more scalable quantum system designs. We are developing and integrating supporting cryogenic CMOS technologies and associated room-temperature electronics as part of a broader control and interface solution. We combine SFQ and CMOS-based architectures to leverage the complementary strengths of each technology, using high-speed, low-latency, and energy-efficient SFQ logic together with the programmability, memory, and robust operational capabilities of CMOS and cryoCMOS. In addition to supporting fault-tolerant operation, our quantum-classical interfacing solutions are designed to enable tightly coupled integration between quantum processing units (“QPUs”) and classical compute resources, including graphics processing units (“GPUs”), which we believe may support emerging workloads such as AI for quantum computing and quantum computing for AI.

SEEQC’s Architecture Reduces Size, Component Count and Complexity:

Our approach is defined by the following core attributes:

•        Focus on the Infrastructure Layer.    We focus on the digital infrastructure layer of the quantum computing stack, which we believe will become increasingly important as systems move toward larger, error-corrected fault-tolerant architectures.

•        Designed for Scalable Integration.    We enable scaling by integrating control, readout, multiplexing and selected digital processing and quantum-classical interface functions directly on-chip.

•        Built for Hybrid Quantum-Classical Workflows.    Our platform is designed to support low-latency coordination between quantum processors and classical compute resources, including GPU-accelerated systems.

•        Power-Efficiency at the Core.    Our SFQ-based architecture is designed to operate at nanowatt-scale dissipation within the millikelvin stage of the system. This power will be further decreased to sub-nanowatt level with our next generation of SFQ logic. We believe this ultra-low power profile will become increasingly important as qubit counts rise and power and cooling constraints become critical to commercial deployment.

•        Owned and Vertically Integrated Superconducting Foundry.    We operate an in-house superconducting foundry that supports fabrication, rapid iteration and tighter integration across all stages of development and manufacturing.

•        Strategically Validated Ecosystem Relationships.    We work with quantum system developers, technology companies and government-supported programs that help validate our technologies and support broader ecosystem relevance.

The Quantum Computing Market Opportunity and Industry Dynamics

Quantum Computing is at An Inflection Point Today

Quantum computing is at an inflection point as the industry moves beyond early proof-of-concept systems toward larger, more integrated architectures designed to support commercially relevant applications. This shift is being driven by increasing investment from commercial enterprises, governments and both public and private capital providers, as well as by greater focus on fault tolerance, system reliability and practical deployment. According to McKinsey’s Quantum Technology Monitor 2026, the quantum computing market size (estimated by adding investments, revenues and internal funding from technology developers such as Google, IBM, AWS and Intel) was approximately $15 billion in 2025 and is projected to reach $25 to $34 billion by 2030 as fault-tolerant systems are deployed at scale. McKinsey estimates that by 2040 the broader quantum computing market could reach approximately $77 to $148 billion, with economic value creation across industries potentially reaching $1.3 to $2.7 trillion by 2035. In an updated analysis titled, The Long-Term Forecast for Quantum Computing Still Looks Bright, Boston Consulting Group (“BCG”) reaffirmed its projection that the market for quantum computing hardware and software providers would be between $90 to $170 billion by 2040, with economic value creation from quantum computing reaching $450 to $850 billion. In 2025, total funding into quantum technology start-ups was $12.6 billion, up 6.3x from $2.0 billion in 2024. This surge in funding is fueling the advancement of quantum technologies from research programs toward commercial deployment.

Government support is also reinforcing the view that quantum computing is moving from research toward strategic deployment. In the United States, the National Quantum Initiative framework, the Department of Energy’s National Quantum Information Science Research Centers, National Science Foundation infrastructure efforts and DARPA’s benchmarking programs are intended not only to support research, but also to validate technology pathways, strengthen domestic quantum capabilities and shape the infrastructure needed for commercialization. Similar national strategies are also underway in Europe and the United Kingdom. In the UK, the National Quantum Strategy committed £2.5 billion over ten years beginning in 2024, and in March 2026 the UK announced a further package worth up to £2 billion to support large-scale quantum computing deployment and strengthen national capabilities. The UK has also established the National Quantum Computing Centre (the “NQCC”) to support national quantum programs and infrastructure development. SEEQC is collaborating with the NQCC through its Cross-Qubit Scaling Platform hosted at the NQCC, which is intended to help validate SEEQC’s infrastructure technologies for scaling across different qubit platforms. Together with SEEQC’s DARPA QBI-related activities, these engagements highlight the Company’s participation in major U.S. and UK quantum validation efforts. Many quantum computing developers today continue to operate across a broad portion of the stack, from qubit development and control infrastructure through software and, in some cases, application-layer tools. We believe this degree of vertical integration reflects the current stage of industry development, in which a dependable, modular and mature supply chain has not yet fully emerged. As a result, system developers often continue to build or tightly control critical enabling technologies internally, particularly in areas such as control, readout, cryogenic packaging and system integration. We believe this industry structure highlights both the relative immaturity of the market and the opportunity for specialized infrastructure providers that can help support a more scalable and dependable quantum supply chain over time.

Industry roadmaps across quantum computing modalities are increasingly focused on milestones that directly reflect progress toward practical use cases, commercially relevant system performance and scalable deployment, rather than on physical qubit counts alone. This shift reflects continued technical progress and a broader move from laboratory-scale demonstrations toward architectures intended to support fault tolerance, system utility and real-world applications later this decade and into the early 2030s. As a result, the industry is increasingly being judged not only on technical advancement, but also on its ability to deliver larger, more scalable, more reliable and more deployable systems over time. Superconducting quantum systems remain a major focus of current commercial activity. They represent one of the largest and most active segments of the quantum computing ecosystem, with many of the world’s leading technology companies, including IBM, Google, Amazon and Microsoft, pursuing cryogenic, superconductor-enabled platforms. Although the industry continues to explore multiple modalities, this concentration of technical effort, capital and deployment activity reflects the view that superconducting systems currently offer one of the most credible and active paths toward scaled quantum computing, particularly in the near to medium term.

That progression is also visible in selected public roadmaps from leading industry participants. IBM has stated that its roadmap targets Starling, its first fault-tolerant system, in 2029 and quantum-centric supercomputers with thousands of logical qubits beyond 2033, while Google has described a roadmap that progressed from beyond-classical quantum computation in 2019 to a quantum error-correction prototype in 2023 and below-threshold error correction with Willow in 2024, with a long-lived logical qubit identified as its next milestone. DARPA’s Quantum Benchmarking Initiative is similarly focused on whether competing approaches can achieve utility-scale performance by 2033. These roadmap signals suggest that the path to commercialization is becoming more defined, and we believe SEEQC is positioned to integrate with developers’ roadmaps because our technologies address the control, readout and quantum-classical interface requirements that become increasingly important as systems advance toward larger, error-corrected architectures.

Current Quantum Development Roadmap:

Computation is becoming more difficult to scale from both a system and an energy perspective. The International Energy Agency estimates that global data center electricity consumption was about 415 terawatt-hours in 2024 and is expected to more than double to around 945 terawatt-hours by 2030, with AI as the principal driver of that growth. In the United States, data centers are projected to account for nearly half of electricity demand growth through 2030. The expansion of AI training and inference workloads has heightened focus on overall energy consumption, power density, latency, thermal management and the cost of scaling advanced computing systems. At the same time, fault-tolerant quantum computing introduces its own energy consumption and scaling pressures tied to control electronics, readout systems, interconnect density and cryogenic operation. As qubit counts increase, the energy required to control and measure qubits using racks of room-temperature electronics can become a structural constraint on the economic viability of large-scale systems.

Architectural efficiency, tighter system integration and more specialized processor coordination are becoming increasingly important across next-generation computing platforms. We believe the long-term opportunity is not only to scale AI and quantum independently, but also to enable them to work together more efficiently through hybrid classical-quantum workflows, in which quantum and classical systems interact through iterative cycles of computation, measurement, decoding and feedback. As both AI and quantum continue to scale, technologies that reduce control overhead, improve energy efficiency and strengthen coordination across computing layers are likely to become increasingly important.

These trends create a compelling opportunity for infrastructure innovation. Conventional superconducting quantum systems continue to rely heavily on room-temperature analog control and readout chains that require extensive cabling, filtering, attenuation, and pre-distortion before signals reach the qubits and multi-stage amplification, extensive isolation for qubit readout data. As systems scale, these analog paths become more susceptible to crosstalk, signal drift, waveform distortion, noise, latency and thermal burden, while also increasing system cost and complexity. More broadly, across modalities, the recurring issues are increasingly control, readout, integration, feedback and power efficiency. We believe this is where SEEQC is a differentiator. Our technologies are designed to address the infrastructure layer of quantum computing through highly energy-efficient digital, cryogenic-native control, readout, multiplexing and hybrid quantum-classical workflow integration. As the industry moves toward larger, error-corrected architectures and more hybrid classical-quantum workflows, we believe digital cryogenic infrastructure will become an increasingly important enabler of commercial viability.

Approaches and Modalities — Advantages and Challenges

Quantum computing is being pursued across a range of physical technologies to implement qubits, including superconducting circuits, trapped ions, neutral atoms, photonic systems, solid-state spins, and emerging approaches. These modalities differ in how qubits are realized, controlled, and measured, and each presents distinct technical advantages and scaling challenges. While progress continues across these architectures, no single modality has yet demonstrated a definitive path to large-scale, fault-tolerant quantum computing capable of sustained commercial deployment. Today, systems across these modalities have been deployed in research institutions, government laboratories, and commercial cloud-accessible and on-premises environments, reflecting a transition from isolated laboratory prototypes to broader fielded infrastructure.

The quantum computing landscape is increasingly organized around modality-specific technology stacks and the providers building them. Superconducting systems are being advanced by companies such as IBM, Google, Rigetti, IQM which emphasize chip-based architectures, fast gate speeds and integration with broader computing infrastructure. Trapped-ion systems are being pursued by providers such as Quantinuum and IonQ, which emphasize long coherence times, high-fidelity operations and flexible qubit connectivity. Neutral-atom systems are being advanced by companies such as QuEra, Atom Computing, which emphasize large, highly connected qubit arrays, while photonic approaches are being pursued by companies such as PsiQuantum, Xanadu, which emphasize silicon photonics and leverage of existing semiconductor manufacturing infrastructure. Other approaches, including topological architectures, are also being pursued, including by Microsoft, which has described a roadmap based on topological qubits and measurement-driven quantum computing. Together, these participants illustrate that the market is not converging around a single technical architecture, but instead remains a competition among distinct hardware, control and systems integration approaches.

Key Quantum System Providers by Modality:

As quantum computing technologies are being developed across multiple modalities, including superconducting circuits, trapped ions, photonic systems, neutral atoms and silicon spin qubits. Each modality offers a different profile across key performance dimensions. These include gate speed, coherence time, qubit connectivity, physical scalability, error-correction overhead and latency, and cryogenic requirement. Among these modalities, superconducting systems currently represent the most commercially advanced and most visibly deployed segment of the market, with selected public disclosures indicating that companies such as IBM, Rigetti and IQM account for some of the largest publicly identified system footprints today, and with Google also among the leading superconducting developers by technical progress and commercial activity. Superconducting systems are often viewed as attractive because they combine fast gate speeds with relatively advanced commercial deployment, but they typically have shorter coherence times, lower connectivity and significant cryogenic and wiring requirements. Trapped-ion systems are generally associated with higher fidelity, long coherence times and strong connectivity, but can face tradeoffs in gate speed and physical scalability. Neutral-atom architectures have shown promise in connectivity and physical scalability, while photonic systems are often viewed as attractive for connectivity, routing flexibility and lower cryogenic burden, although both remain earlier in commercial maturity. Silicon spin approaches are often viewed as promising because of their small device size, semiconductor manufacturing compatibility and potential physical scalability, but remain earlier in development and continue to face challenges in control, readout and system integration.

Fault-tolerant quantum computing has not yet been achieved at commercially relevant scale in any modality. Although meaningful progress has been made across superconducting, trapped ion, photonic, neutral-atom and other architectures, no approach has yet demonstrated the combination of reliability, duration and scale required to support large-scale logical qubit operation and sustained commercial workloads. Fault tolerance remains a critical industry milestone because it would enable quantum systems to perform long-duration computations through continuous error detection and correction. Reaching that milestone requires not only continued improvement at the qubit level, but also significant advances in the surrounding control, readout and decoding layers that must operate together with sufficient speed, precision and efficiency.

Quantum computing systems are organized across multiple layers, including the quantum processor, the control and readout infrastructure, the quantum-classical interface, the classical compute layer and the application layer. As companies pursue fault-tolerant architectures, bottlenecks are increasingly emerging across this stack rather than solely at the qubit layer. Quantum error correction depends on repeated cycles of measurement, classical decoding and conditional feedback, which place growing demands on low-latency feedback, control, high-throughput readout, deterministic quantum-classical coordination and energy-efficient operation. In conventional architectures, many of these functions continue to rely on slow room-temperature analog control and readout infrastructure, which can introduce complexity, thermal burden, latency and scaling constraints as systems grow. As a result, even though modalities differ in their physical implementation, they are increasingly converging around the same system-level bottlenecks in control, readout, decoding, integration and power efficiency.

Illustrative Quantum Stack Today:

Applications / AI / HPC
Classical Processing
(Decoders)
Control / Readout Infrastructure
Bottleneck Layer
seeqc
Qubit Layer

We believe SEEQC is positioned to help address these bottlenecks by operating at the digital control and quantum-classical interface layer of the stack. Our technologies are intended to support scalable control and multiplexing, fast readout and reset, hybrid classical-quantum workflows, real-time error correction and improved power and thermal efficiency. We believe these capabilities can help reduce the infrastructure burden associated with scaling quantum systems and support the transition from laboratory-scale architectures toward larger fault-tolerant and commercially viable quantum computing systems.

SEEQC: A Differentiated Platform for Scalable Quantum Infrastructure

Technology Differentiation

Our strategy is to enable the scalable deployment of quantum computing by addressing the system-level infrastructure constraints that limit performance, energy efficiency, and fault tolerance. SEEQC operates in the digital infrastructure layer of the quantum computing stack, positioned between the quantum processor and classical-compute environments. While our initial commercial focus is on superconducting-based quantum systems, the architectural principles underlying our digital cryogenic control, readout, and integration technologies are designed to be applicable across multiple qubit modalities. As all types of quantum systems grow in qubit count and complexity, this interface layer increasingly determines system scalability, power efficiency, and the feasibility of real-time error correction. We focus on modernizing this layer through ultra-low power, fast digital, cryogenic-native control and integration of chip-based technologies designed to support commercially viable quantum system architectures.

SEEQC GPU-QPU Direct Digital Interface:

Scalable fault-tolerant quantum computing requires infrastructure capable of sustaining near real-time error correction as systems expand. Error correction depends on ultra-low-latency feedback between quantum and classical systems, stable and repeatable signal control and readout with sufficient fidelities, efficient throughput and energy-efficient operation within cryogenic environments where cooling capacity is inherently limited. As quantum processors scale, the energy required to control and readout qubits can become a fundamental constraint, making power efficiency essential to realistic deployment of large scale quantum data centers. SEEQC’s superconducting digital architecture is designed to minimize power dissipation, reduce signal interference, streamline system integration, and reduce both capital expenditures and operating costs, enabling quantum systems to grow without proportional increases in hardware complexity or energy consumption. This approach reflects a historically proven model observed in classical computing, where the transition from vacuum tube-based systems to solid state integrated semiconductor architectures enabled scalable, reliable, and commercially viable platforms.

A defining feature of our architecture is the integration of digital control, readout, multiplexing and interface electronics with qubits in the cryogenic environment. In conventional architectures, control and readout electronics are positioned at room temperature and connected to qubits through long coaxial cables, attenuators, filters, isolators and amplifiers distributed across multiple cryogenic stages. As qubit counts increase, this separation can introduce wiring density constraints, increased thermal load, analog waveform distortion and greater calibration complexity due to signal drift and crosstalk. SEEQC’s system-on-chip and multi-chip module architecture is designed to integrate SFQ-based control and readout chiplets directly alongside quantum processor chiplets, reducing reliance on long microwave signal paths and intermediate analog conditioning stages.

Our approach is defined by the following core differentiators:

•        Native Cryogenic Infrastructure-Layer Architecture:    Our platform is designed to replace conventional room-temperature analog control and readout chains with superconducting SFQ digital circuitry operating natively from 4K down to millikelvin cryogenic temperatures. Because SFQ circuits encode information as quantized magnetic flux pulses, signal generation is inherently digital and deterministic, with precise timing and reduced susceptibility to drift, distortion and instability. We believe this architecture can significantly reduce wiring density, thermal load and calibration overhead as systems scale.

•        Integrated Digital Readout, Control, and Multiplexing:    We are working toward integrating qubit control, measurement, multiplexing and selected quantum-classical interface functions directly on-chip. Our Josephson Digital Phase Detector (JDPD)-based readout digitizes qubit measurement signals directly within the cryogenic environment, proximal to qubits, and is designed to reduce reliance on extended analog microwave amplification chains and high-bandwidth analog data movement. Our digital control architecture uses digitally synthesized SFQ pulse sequences generated at cryogenic temperatures, which we believe can reduce distortion, jitter and temperature-dependent variability associated with analog waveform generation. Our digital multiplexing architecture routes multiple control or readout signals through a reduced number of physical interconnects using on-chip programmable routing and serialization, allowing more qubits to be managed without proportional increases in system hardware complexity, wiring count, or cost.

•        Cryogenic System Integration:    A defining feature of our architecture is the integration of digital control, readout, multiplexing and interface electronics with qubits in the cryogenic environment. In conventional architectures, these functions are performed using room-temperature electronics connected through long coaxial cables, attenuators, filters, isolators and amplifiers distributed across multiple cryogenic stages.

We believe our system-on-chip and multi-chip module architecture, which is designed to place SFQ-based control and readout chiplets directly alongside quantum processor chiplets, can reduce latency, minimize signal distortion, lower interconnect density and improve overall system determinism. In addition, we are developing complementary cryogenic CMOS technologies and associated room-temperature electronics to support a broader control and interface solution. We combine SFQ and CMOS-based architectures to leverage the complementary strengths of each technology, using high-speed, low-latency, and energy-efficient SFQ logic together with the programmability, memory, and robust operational capabilities of CMOS and cryoCMOS. We believe this expanded architecture can help bridge the cryogenic and room-temperature layers of the quantum computing stack, support more efficient signal management and system orchestration, and provide customers with a more complete pathway to scalable fault-tolerant system integration.

•        Owned Foundry with Vertically Integrated Fabrication:    We operate an in-house superconducting foundry supporting multi-layer SFQ circuit fabrication with rapid cycle times. This design to fabrication to test workflow enables fast convergence between architecture and system integration requirements and supports scalable product development. This provides greater control over performance, quality, and future production scalability in conjunction with strategic partnerships. The Company’s fabrication capabilities support not only superconducting quantum control circuits but also advanced superconducting electronics applicable to highly energy-efficient HPC, sensor readout, and related cryogenic research systems.

•        Focus on Hybrid Quantum-Classical Workflows and Integration:    Our digital quantum-classical interface technologies are designed to enable low-latency, efficient bandwidth, deterministic coordination between quantum processors and classical compute resources, including GPU-accelerated AI-capable systems. We believe scalable quantum error correction and large-scale system performance depend on this integration. This supports fast, reliable coordination between quantum and classical systems required for error correction at scale.

•        Power and Thermal Efficiency: Power dissipation at millikelvin temperatures is a primary scalability constraint in quantum computing. SEEQC’s SFQ-based circuits are engineered to minimize both dynamic and static power dissipation, and our architecture is designed to operate within the limited cooling capacity available at the coldest stages of a dilution refrigerator. By combining low-power digital control with architectural digital multiplexing, routing and cryogenic deployment, we believe our platform can reduce both electrical power consumption and parasitic thermal loading, enabling larger qubit processors to operate within realistic cryogenic cooling budgets.

•        Staged Commercial Integration Model:    We engage customers through proof-of-concept and integration programs aligned with existing system architectures, enabling incremental adoption and progressive replacement of analog infrastructure as systems scale. This enables customers to adopt our technology incrementally while reducing integration risk.

We believe scalable, fault-tolerant quantum computing will require an architectural transition at the infrastructure layer, not solely improvements in qubit performance. Our strategy positions SEEQC as a foundational supplier of proprietary digital cryogenic control and readout chips that are physically integrated within quantum processor packages. As quantum systems move toward larger, error-corrected architectures, we believe energy-efficient, chip-level digital control will be a defining requirement for commercial viability, and that integrated cryogenic control chips will represent an increasingly critical component of scalable quantum system design.

Products and Integration Services

SEEQC provides superconducting digital control, readout, and quantum-classical integration solutions designed for incorporation into quantum computing systems developed by third parties. The Company’s portfolio is organized into four primary functional blocks: Digital Qubit Readout, Digital Z (Flux) Control, Digital XY (Charge) Control, and Quantum-Classical Interface solutions. Each functional block is based on SEEQC’s superconducting Single Flux Quantum (SFQ) digital platform and is designed to replace or augment conventional analog control and readout infrastructure.

Digital Qubit Readout Solutions

SEEQC’s digital readout solutions built around its patented Josephson Digital Phase Detector (JDPD) architecture. These solutions convert qubit measurement signals into digital representations within the cryogenic environment and are designed to replace conventional analog readout chains. Digital readout solutions are offered as chips, chiplets, packaging solutions, firmware, software modules, and integration services. Customers may deploy JDPD-based readout components independently within existing system architectures or as part of a broader SEEQC digital control stack.

Digital Z (Flux) Control Solutions

SEEQC’s digital Z control solutions provide SFQ-based flux bias and tuning capabilities for superconducting quantum processors. These products are designed to support qubit frequency tuning and two-qubit gate operations while reducing wiring density and simplifying cryogenic integration. Z control products are offered as cryogenic control chips, supporting firmware and packaging solutions, and may be integrated alongside conventional XY control systems. This enables customers to adopt digital flux control incrementally without requiring full architectural replacement.

Digital XY (Charge) Control Solutions

SEEQC’s digital XY control solutions implement single-qubit gate operations using digitally synthesized SFQ pulse sequences. These solutions extend the digital control stack beyond flux tuning to support full digital gate control at cryogenic temperatures. XY control solutions may be offered as cryogenic control chips, supporting firmware and packaging solutions, deployed independently or integrated with Z control functionality within a unified package. Adoption may occur in stages based on customer system maturity.

Hybrid Quantum-Classical Interface and Error Correction Solutions

SEEQC’s quantum-classical interface solutions enable digital communication between cryogenic quantum processing units and classical compute resources, including CPUs, FPGAs, and GPU accelerators. These solutions are designed to support deterministic, data throughput efficient, low-latency data exchange required for quantum error correction and hybrid workloads. Interface solutions are delivered as chip-level digital circuit and interconnect solutions, integration modules, firmware, and system-level support.

Software and Firmware

SEEQC’s hardware solutions are supported by firmware and software modules that integrate digital cryogenic control and readout functionality into customer system architectures. These tools include compilation, configuration, automation, and emulation capabilities, including digital twin functionality for system-level validation. Software and firmware are delivered as part of integration engagements or with hardware deployments and support research and development and revenue activities.

Integration Services

SEEQC provides integration services to support the incorporation of its digital cryogenic control, readout and quantum-classical interface technologies into customer system architectures. These engagements may include architecture design support, benchmarking and error-correction workflow development, cryogenic integration of quantum computers with high performance computing including GPU modules, AI clusters. SEEQC believes these services help customers validate performance and compatibility while supporting broader adoption of its technologies as systems scale. SEEQC currently generates revenue from these activities through engineering services, development contracts and related integration engagements.

Business Model and Growth Strategy

SEEQC’s business model is focused on providing a full stack of digital superconducting control, readout, and integration infrastructure to quantum hardware developers and integrators and strategic technology partners. The Company seeks to monetize its technology through the sale or licensing of integrated cryogenic control and readout chips and solutions, software and firmware licensing, system-level integration services, and superconducting fabrication capabilities.

SEEQC does not sell qubits or provide quantum computing services to end users. Instead, it positions its solutions and services as an enabling digital infrastructure layer within the quantum computing value chain, supporting hardware developers as systems advance toward scalable, fault-tolerant architectures.

With the exception of its superconducting foundry services (wafer fabrication), which is currently commercial and generating revenue, SEEQC’s quantum computing solutions are in various stages of active development. SEEQC’s platform consists of multiple functional components, including digital control, readout, multiplexing, and quantum — classical interface technologies. The Company has developed and tested a number of these individual functional blocks, which have demonstrated performance consistent with design objectives, including through validation in a peer-reviewed publication in Nature Electronics, our own lab tests and customer testing. Other functional components remain under development and will require further integration into a unified chip-based architecture prior to full commercial deployment. SEEQC’s current revenue base reflects this stage of development.

SEEQC generates revenue through a combination of chips sales, integration programs, engineering services, and superconducting foundry services, with approximately 95% of the Company’s 2025 revenue derived from quantum computing-related activities, including engineering services, and integration efforts, rather than from fully commercialized product sales, which constitute the remaining 5%. The Company participates in government-sponsored quantum initiatives and benchmarking programs. Revenue may also be derived from funded, non-dilutive research programs, government development contracts, milestone-based initiatives, and collaborative benchmarking programs aligned with national quantum technology priorities. Solutions may be sold as standalone components, bundled subsystems, or as part of staged integration engagements aligned with customer development roadmaps. This staged commercial approach allows customers to adopt specific digital capabilities incrementally as their systems scale.

•        Hardware Solutions:    Revenue from integrated superconducting digital chips and chiplets and related components, including digital control, readout, multiplexing and interconnect solutions, sold with supporting software and firmware for incorporation into quantum systems and hybrid quantum-classical platforms.

•        System Integration and Co-Development:    Revenue from collaborative engineering, architecture design, cryogenic integration, benchmarking and error-correction workflow support through development contracts, services engagements and milestone-based programs.

•        Software and Firmware:    Revenue from proprietary software and embedded firmware that support calibration, control, readout, orchestration and system-level integration, provided with hardware deployments and potentially as standalone integration components over time.

•        Foundry and Fabrication Services:    Revenue from prototype fabrication, custom chip development, process optimization and superconducting fabrication services, supported by SEEQC’s in-house foundry and vertically integrated manufacturing capabilities.

•        Government and Program-Based Revenue:    Revenue from non-dilutive, funded research programs, government development contracts, milestone-based initiatives and benchmarking programs aligned with national quantum technology priorities.

Our growth strategy includes supporting the scalable deployment of quantum computing by providing digital cryogenic control, readout and integration technologies that address system-level constraints on performance, energy efficiency and fault tolerance. We believe the long-term growth of the quantum computing industry will depend not only on advances in qubits, but also on the development of integrated infrastructure capable of supporting larger, more reliable and more commercially viable systems. Our objective is to deepen our position in superconducting quantum computing, expand our customer and product footprint, extend the applicability of our technologies across multiple qubit modalities and broaden our role within the quantum computing ecosystem.

We are pursuing this growth strategy through the following priorities:

•        Deepening Superconducting Market Penetration:    We seek to expand our role within the superconducting quantum computing ecosystem, where our technologies are initially focused and where infrastructure requirements are becoming more important as architectures scale.

•        Broadening our Scope:    We seek to increase our participation across the infrastructure stack through our digital qubit readout, digital control, multiplexing, quantum-classical interface, firmware and software offerings.

•        Extending Across Modalities:    While our initial commercial focus is on superconducting quantum systems, we believe the architectural principles underlying our technologies can be applied, in whole or in part, across multiple qubit modalities, which may broaden our addressable market over time.

•        Advancing Government and Strategic Programs:    We participate in government-sponsored initiatives, benchmarking programs and related development efforts aligned with national quantum technology priorities. We believe these engagements support validation, supply-chain positioning and longer-term commercial opportunity as sovereign and trusted quantum infrastructure becomes increasingly important.

•        Expanding into Adjacent Enabling Technologies:    We will opportunistically look to expand beyond our current infrastructure layer into other enabling technologies within the quantum computing supply chain through internal development, strategic partnerships and, where appropriate, selective acquisitions. We also intend to broaden the reach of our infrastructure platform over time, including into adjacent areas such as networking. We believe this approach is differentiated by our modality-agnostic infrastructure position and could allow us to expand our role across the quantum computing stack as the market matures.

•        Building a Full-Stack Ecosystem:    We seek to broaden the pathways through which our technologies are adopted by working across the quantum computing ecosystem and technology stack, including with hardware developers, compute partners, manufacturing collaborators, software platforms and strategic programs. We believe these relationships can strengthen our market position, support software and algorithm optimization for our chip and infrastructure technologies, and advance broader commercialization over time.

Strategic and Customer Relationships

SEEQC engages with a global network of quantum system developers, advanced computing partners, government-supported programs, and manufacturing collaborators to support scalable quantum computing infrastructure.

To date, our strategic relationships span the following areas:

•        Quantum System Developers:    We collaborate with superconducting qubit system manufacturers to integrate digital cryogenic control and readout technologies into next-generation processor architectures. Partners include IBM (in connection with scaling superconducting systems and programs related to the DARPA Quantum Benchmarking Initiative), Rigetti Computing (digital readout integration activities) and IQM Quantum Computers (commercial foundry support activities).

•        Hybrid Quantum-Classical Interface and Workflows:    We collaborate on digital quantum-classical interface technologies designed to support low-latency integration between quantum processors and GPU-accelerated classical computing platforms, particularly for quantum error correction and hybrid workloads. Partners include NVIDIA, with whom we have engaged in a collaborative effort to interface our technologies and support integration into their GPU-accelerated platforms.

•        Government and National Programs:    We engage with government-supported initiatives and national laboratories in the United States and internationally to validate scalable digital control and integration architectures. Our engagements are associated with the DARPA Quantum Benchmarking Initiative and activities under the Microelectronics Commons program established through the CHIPS and Science Act. The Company also collaborates with national laboratories and academic institutions, including research activities with Laboratory of Physical Sciences at the University of Maryland and initiatives in the UK with the NQCC. We collaborate with the NQCC as a scaling partner to validate digital quantum-classical interface technologies for scalable quantum error correction and quantum-HPC integration, demonstrating the applicability of our platform to low-latency, energy-efficient control and interface requirements across evolving quantum computing architectures. These programs support development of scalable cryogenic digital control technologies, supply chain resilience, and domestic manufacturing capability for sovereign quantum systems. Partners include the Laboratory for Physical Sciences at the University of Maryland, Booz Allen Hamilton and the NQCC.

•        Strategic Manufacturing and Ecosystem Partnerships:    We maintain manufacturing collaborations to support scalable production of superconducting SFQ control chips and long-term supply chain development, and advance cryogenic CMOS research partnerships. Partners include Kinpo Group and ITRI (Industrial Technology Research Institute), National Taiwan University and the University of California, Berkeley. In particular, we are working with ITRI as a second manufacturing line as part of our effort to expand production capacity, support process transfer and strengthen supply-chain redundancy as our platform scales.

•        Superconducting Foundry Services:    Through our in-house fabrication facility, we provide superconducting foundry services to government agencies, national laboratories, and commercial organizations. Current and past customers and collaborators include the IQM Quantum Computers, U.S. Department of Energy and its National laboratories, NASA, NIST, IBM, and Northrop Grumman, large number of startups and academic research groups.

In addition to the strategic relationships noted above, we also generate revenue from IBM and IQM in connection with engineering services, foundry services, and related activities. In 2025, approximately 95% of our revenue derived from quantum computing-related activities, including engineering services, and integration efforts, rather than from fully commercialized product sales, which constitute the remaining 5%. With the exception of our superconducting foundry services (wafer fabrication), which are currently commercial and generating revenue, our quantum computing solutions are in various stages of active development. Our relationships provide technical validation, commercial alignment, manufacturing scalability, and positioning within the evolving quantum computing ecosystem.

Competition

The quantum computing industry includes qubit developers, classical control vendors, cryogenic equipment manufacturers, semiconductor companies, software developers and cloud providers. Many quantum hardware developers and integrators continue to build their own control electronics, while certain vendors, such as Keysight, Zurich Instruments, Qblox, and Quantum Machines, provide off-the-shelf solutions. Current products include room-temperature mixed-signal analog systems, cryogenic CMOS-based approaches and proprietary architecture-specific implementations. In our view, this reflects the current stage of industry development, in which broadly adopted standards have not yet emerged, particularly in the control layer. As a result, many existing systems remain tailored to proprietary architectures rather than modular, plug-in-play, data-center-scale deployment. We believe this limited standardization creates a greenfield opportunity for infrastructure solutions that can support greater modularity, interoperability and scalability over time.

SEEQC’s fully integrated digital cryogenic architecture is designed as a comprehensive infrastructure solution intended to support scalable, fault-tolerant deployment for a variety of customers across multiple architectures. Our fully digital superconducting cryogenic control architecture is positioned as an enabling infrastructure layer within the broad quantum ecosystem, and the Company does not currently identify a direct competitor offering an equivalent fully integrated digital superconducting control platform operating at the superconducting qubit temperature stage.

Intellectual Property

SEEQC’s intellectual property portfolio is an important component of the Company’s strategy to develop and commercialize technologies for scalable, fault-tolerant quantum computing. The Company’s IP is intended to support its efforts in integrated quantum control, readout, quantum-classical interfacing, error correction — related infrastructure, and integration with high-performance and artificial intelligence computing systems.

SEEQC’s patent portfolio is designed to protect core aspects and solutions of its technology platform, anticipated product developments, and future system architectures, as well as to create barriers to entry in key technical areas. The Company seeks to protect both existing implementations and potential extensions of its technology across hardware, software, and system-level integration.

SEEQC relies on a combination of intellectual property protections, including patents, trade secrets, licenses, trademarks, and contractual protections. These contractual protections include confidentiality, invention assignment, and intellectual property rights agreements with employees, consultants, contractors, vendors, and business partners, which are intended to safeguard proprietary information and clarify ownership of intellectual property developed during engagement with the Company.

As of the date of this consent solicitation statement/prospectus, SEEQC holds 118 issued, pending, and provisional patent applications in the United States and in multiple international jurisdictions. They include 73 issued U.S. and foreign patents, 16 U.S. pending patents, 23 foreign pending patents, and 8 provisional and PCT patent applications. SEEQC also has a license from Wisconsin Alumni Research Foundation (WARF) on one of their patents relevant to SFQ-based quantum computing control.

These patents and applications cover a broad range of technologies relevant to SEEQC’s business, including cryogenic qubit control and readout, scalable quantum computing system architectures, digital multiplexing/routing and interconnects, quantum-classical interfaces, elements of quantum error correction workflows, integration with high-performance and AI computing systems, as well as chip design solution and approaches, fabrication, and packaging techniques. The largest part of SEEQC’s patent portfolio, 68% covers superconducting devices and circuits relevant to quantum computing control infrastructures, chip fabrication and multi-chip packaging are protected with 20% of patents, 18% covers system level technology solutions and cryogenic architectures, while 5% protects innovations in quantum error correction. The Company’s key issued patents are expected to expire between 2035 and 2045, subject to applicable maintenance requirements. SEEQC actively maintains an ongoing patent strategy designed to extend and strengthen its intellectual property position. This includes filing continuation patents, developing interlocking patent families, and pursuing additional patent applications covering new solutions, technology innovations, product improvements, expansion and extensions of core technology to additional applications and qubit modalities. Management believes this strategy will maintain SEEQC’s IP protection beyond the initial patent expiration dates and adapt to evolving competitive and market dynamics.

SEEQC continuously evaluates its intellectual property position in light of ongoing research and development activities, competitive developments, and evolving patent landscapes. The Company is actively preparing additional patent applications to protect new inventions and improvements, including extensions of its technology to additional qubit modalities and system architectures.

The Company believes that all material application, maintenance, and renewal fees related to its patents and trademarks have been paid in accordance with applicable requirements and works with third party providers to help manage these including Hoffberg and Associates, Perkins Coie, Marks & Clerk (UK).

In addition to patents, SEEQC has registered trademarks and domain names in relevant jurisdictions, including ownership of the domain name “seeqc.com”, and continues to manage and expand its brand and trademark portfolio as part of its overall intellectual property strategy.

Sales and Marketing

SEEQC’s sales strategy focuses on direct engagement with quantum hardware developers, research institutions, government-sponsored programs, and strategic technology companies investing in scalable quantum systems. The Company’s primary customers are superconducting quantum system developers and hybrid quantum — classical system integrators seeking to scale their architectures toward fault-tolerant operation.

Given the technical complexity of quantum system integration, SEEQC’s sales process is highly collaborative and relationship driven. Engagements typically begin with architectural evaluation, roadmap alignment and proof-of-concept discussions, followed by staged co-development, integration, benchmarking, and validation activities. Due to the complexity of cryogenic system design and digital control integration, sales cycles may involve extended technical collaboration prior to scaled commercial deployment. The collaborative and roadmap-driven nature of these engagements may also support longer-term customer retention and follow-on commercialization opportunities.

SEEQC’s go-to-market strategy is structured around two primary phases: an initial commercial validation phase followed by broader commercial deployment.

During the commercial validation phase, the Company engages in proof-of-concept and co-development projects with selected quantum computing system developers. These projects are intended to demonstrate technical performance, scalability, integration feasibility, and compatibility with customer architectures. Revenue during this phase is primarily derived from engineering services, integration projects, development agreements, early product deployments and, in some cases, government-funded programs that support validation, development and integration activities. The Company is currently in this initial commercial validation phase.

Following successful validation, SEEQC seeks to transition customers into broader commercial relationships as their systems advance toward larger, more capable and more standardized architectures. As integration requirements become more repeatable, the Company expects to increase productization and reduce customer-specific customization. Over time, SEEQC anticipates broader deployment across additional customers, system generations and potentially new qubit modalities, subject to continued technical validation and market development. As quantum computing gains commercial traction, SEEQC expects monetization to expand through increased adoption of its digital control, readout and integration technologies within customer system roadmaps and through deeper participation in the infrastructure layers required for scaled quantum system deployment.

The Company emphasizes strategic partnerships and ecosystem alignment as part of its commercial approach. Participation in benchmarking initiatives, co-development programs and integration with GPU-accelerated classical compute environments supports early adoption and long-term positioning within customer technology roadmaps. SEEQC’s pricing and commercial models are designed to reflect the value delivered by its technology in reducing system complexity, lowering wiring and energy overhead, improving scalability and reliability, and enabling more efficient quantum error correction and hybrid quantum-classical workflows. As the industry progresses toward larger, fault-tolerant architectures and commercially relevant workloads, SEEQC believes these capabilities may support a broader range of monetization opportunities tied to deployment scale, infrastructure adoption and system-level performance requirements. The timing and scale of commercial expansion depend on continued industry progress toward larger, fault-tolerant quantum architectures.

Integration Timeline

Integration of SEEQC’s digital cryogenic infrastructure into a customer’s quantum system is typically structured as a phased process. Initial engagements generally begin with architectural evaluation and system-level compatibility assessment, followed by proof-of-concept integration of readout or control components. Subsequent phases may include co-packaging, cryogenic validation, firmware and software integration, and system-level benchmarking. Depending on the scope of deployment and customer architecture complexity, full integration into a production system may range from approximately 12 to 24 months (and more in some cases). The Company’s staged approach is designed to allow incremental adoption — beginning with targeted infrastructure components and expanding toward broader digital control and quantum — and classical integration as systems scale toward fault-tolerant operation.

Scaling Economics

SEEQC’s go-to-market strategy is designed to align with the way quantum computing systems are expected to scale over time. As qubit counts increase and architectures evolve toward fault-tolerant operation, customer demand is expected to expand beyond a focus on qubits themselves to include the control, readout and error-correction infrastructure required to operate larger systems. We believe this dynamic will increase the importance of the digital infrastructure layer within the overall system architecture and create broader opportunities for adoption of our technologies as customer systems mature. By focusing on digital cryogenic control, readout and integration infrastructure, rather than on a single qubit modality or a cloud service model, we believe we are positioned to support superconducting-based and hybrid architectures across multiple customer and deployment pathways.

Our Founders and Management Team

SEEQC was formed in 2019 through a transfer of assets from Hypres, Inc., a superconducting electronics company founded in 1983 by members of IBM’s superconducting electronics organization. Our leadership team brings decades of experience in superconducting digital circuit design, cryogenic system integration, semiconductor manufacturing, and quantum computing infrastructure. Our executives and senior engineers have led fabrication facility development, advanced electronics research, and complex system integration efforts across government, academic, and commercial environments. Our founders and management team includes:

•        John Levy, Chief Executive Officer and Chairman:    John Levy is SEEQC’s Chief Executive Officer and a co-founder of the Company. He previously served as Executive Chairman of Hypres, the superconducting electronics company from which SEEQC was spun out, and has extensive experience in technology investing, company building and commercialization of chip-based, advanced computing technologies.

•        Oleg Mukhanov, Ph.D., Chief Science Officer:    Oleg Mukhanov is SEEQC’s Chief Science Officer responsible for the development of the next generation superconducting circuit technologies. He has more than 30 years of experience in superconducting electronics. Prior to SEEQC, he held senior technical leadership roles at Hypres and is recognized for his invention and development of Rapid Single Flux Quantum (RSFQ) superconductor circuit technology and energy-efficient SFQ systems leading to the world-first RSFQ-based cryosystem product for government applications.

•        Shu-Jen Han, Ph.D., Chief Technology Officer:    Shu-Jen Han leads SEEQC’s global multidisciplinary research and development teams and is responsible for the Company’s technology roadmap and integration of SEEQC’s digital chip solutions into customer systems. Before joining SEEQC, he held leadership roles at HFC Semiconductor and IBM’s Thomas J. Watson Research Center.

•        Matt Hutchings, Ph.D., Chief Product Officer:    Matt Hutchings is SEEQC’s Chief Product Officer, co-founder of the Company and brings experience in both the research and commercialization of quantum computing technologies. Before co-founding SEEQC, he worked on superconducting qubit architectures at Syracuse University and collaborated with IBM on scalable quantum computing elements.

•        Raja Bal, Chief Financial Officer:    Raja Bal is SEEQC’s Chief Financial Officer and oversees the Company’s global finance, investor relations, strategic planning and corporate development functions. He brings more than two decades of experience across deep technology, semiconductors and advanced manufacturing, including prior leadership roles at Indie Semiconductor, GT Advanced Technologies and Skyworks Solutions.

As of April 2026, we employed 41 full-time personnel, including 24 Ph.D.-level scientists and engineers, reflecting a concentration of deep technical expertise in superconducting electronics, quantum systems, and cryogenic engineering. We believe this combination of scientific depth, operational execution experience, and a portfolio of 118 issued, pending, and provisional patent applications positions us to deliver scalable infrastructure solutions for next-generation quantum computing systems.

Government Regulation and Contracts

Data Protection

In the ordinary course of our business, we process personal and sensitive data, including that of our employees. Accordingly, we are, and may in the future become, subject to numerous data privacy and security obligations, including federal, state, local, and foreign laws, regulations, guidance, and industry standards related to data privacy, security, and protection. Such obligations may include, without limitation, the Federal Trade Commission Act, the European Union’s General Data Protection Regulation 2016/679 (EU GDPR), and the EU GDPR as it forms part of United Kingdom (UK) law by virtue of section 3 of the European Union (Withdrawal) Act 2018 (UK GDPR). Several states within the United States have enacted or proposed data privacy laws. Additionally, we are, or may become, subject to various U.S. federal and state consumer protection laws which require us to publish statements that accurately and fairly describe how we handle personal data and choices individuals may have about the way we handle their personal data.

We expect that there will continue to be new or changing laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in the jurisdictions in which we operate. Such new or revised laws could impact our current and planned practices or business activities; they may also impact the computing services and software industry platforms and data providers we utilize, and thereby indirectly impact our business. Laws affording individuals expanded privacy protections and control over their personal data may require us to modify our data processing practices and policies, and to incur substantial costs and expenses in an effort to comply.

Environmental Regulation

Our operations, including the research and development activities and the manufacturing processes conducted at our superconducting wafer fabrication facilities, are subject to numerous federal, state, provincial, local, and international environmental laws and regulations, including requirements regarding the protection of the environment and human health and safety. We incur operating, and other costs associated with compliance with environmental laws and regulations related to hazardous materials storage, treatment and disposal, and remediation of releases of hazardous materials. In addition, various authorities also regulate health, safety, and permitting. Laws and regulations may become more stringent in the future, which could increase costs of compliance or require us to make material changes to our operations, resulting in significant increases in operating and capital costs.

Government Contracts

U.S. and UK government contracts, grants, and agreements are subject to regulations and procurement laws. The majority of our current programs are subject to Title 2 of the Code of Federal Regulations, covering Grants and Agreements. We also perform programs authorized under Other Transaction Authority and the Federal Acquisition Regulation. Several of our agreements are also subject to agency level acquisition regulation supplements, including the Defense Federal Acquisition Regulation Supplement and the Department of Energy Acquisition Regulation. These regulations mandate uniform policies and procedures for the administration of government funded programs. This includes requiring compliance with eligibility and responsibility requirements, contractor qualifications, financial and reporting requirements, as well as subjecting the company to audits and other government reviews covering issues such as cost, performance, internal controls and accounting practices.

Human Capital Resources

As of April 2026, we employed 41 full-time personnel, the majority of whom are engaged in engineering, research, and technical development roles. Of these employees, 24 held Ph.D. degrees in physics, electrical engineering, materials science, computer science, or related disciplines from leading universities worldwide. Management believes this concentration of advanced technical expertise is important given the technical complexity of superconducting electronics, cryogenic systems, and quantum computing infrastructure.

SEEQC’s workforce spans hardware design, integrated circuit fabrication, cryogenic testing, firmware and software development, systems integration, and customer-facing engineering. The Company believes this multidisciplinary structure supports close collaboration and rapid iteration across design, fabrication, and test activities.

Facilities

SEEQC operates an in-house superconducting fabrication facility focused on the manufacture of Single Flux Quantum (SFQ)–based integrated circuits pursuant to a sublease with Hypres, Inc. The Company’s superconducting foundry is located in Elmsford, New York, and comprises approximately 8,100 square feet of clean rooms with supporting areas. The facility supports 150 mm multi-layer superconducting wafer fabrication and includes advanced lithography, thin-film deposition and etching, characterization and metrology capabilities tailored to SFQ circuit development and production. SEEQC runs a standardized fabrication process tailored for millikelvin circuit operation. It is supported by extensive Design Rules, limited process design kit (“PDK”), and variety of verification electronic design automation (“EDA”) tools. SEEQC’s SFQ-compatible fabrication process has a 6-week, industry-leading cycle time. Our sublease with Hypres, Inc. has expired; however, we continue to sublease this space under the terms of the previous agreement and are currently negotiating a renewal.

The foundry is equipped with a 248 nm stepper, maskless direct-write lithography capability, multi-chip module (MCM) bonding equipment, and a range of thin-film process, metrology, and characterization tools used in the fabrication of complex superconducting circuits. SEEQC believes its foundry is among a limited number of commercial superconducting fabrication facilities worldwide capable of supporting advanced, multi-layer SFQ circuit manufacturing. The Company uses this facility to support internal research and development, prototyping, and limited production of SFQ-based control, readout, and integration solutions.

SEEQC believes that operating an in-house superconducting fabrication facility provides strategic advantages, including tighter integration between circuit design, fabrication, and testing activities leading to fast convergence and optimization of circuit solutions. This design — fabrication — test workflow allows SEEQC to iterate rapidly on circuit designs, evaluate performance at cryogenic temperatures, and implement process improvements without reliance on external commercial foundries with long lead time, high cost, and rigid schedules. Management believes this approach can reduce development cycle times, improve feedback between engineering teams, and support more efficient optimization of complex superconducting circuits, compared to development models that rely primarily on external fabrication partners.

SEEQC’s In-House Fabrication Facility:

We are in the process of bringing up a second manufacturing line through our collaboration with ITRI. We believe this second-line capability can support production scale-up, process transfer, manufacturing resilience and broader supply-chain flexibility as customer and program requirements grow. Management believes that combining in-house process development with an additional external manufacturing path may improve scalability and reduce concentration risk as our technology platform matures.

SEEQC also maintains chip design, cryogenic testing, and office facilities in Elmsford, New York, which currently serve as the Company’s headquarters and primary testing and integration location. This facility comprises approximately 4,300 square feet and includes cryogenic test infrastructure, laboratory space, and office functions. SEEQC expects to continue operating this facility following the completion of its planned headquarters relocation. We currently lease this space under a lease that expires at the end of 2026, at which time we intend to negotiate a lease renewal.

SEEQC is in the process of establishing a new headquarters and expanded testing facility in Hawthorne, New York, pursuant to a lease which expires in 2036. Our new headquarters is expected to comprise approximately 13,000 square feet and to be operational following completion of renovations currently planned for 2026. The new facility is expected to include expanded cryogenic testing capacity, including space to support more than 12 dilution refrigerators, additional 4 K testing infrastructure, and expanded laboratory and office space. Management believes this facility will support continued development, testing, and scaling of SEEQC’s technology platforms as system complexity and customer integration activities increase.

We also lease a 762 square foot office in London, United Kingdom where our primary activities focus on firmware and software development.

We believe our current and planned offices will be adequate for the foreseeable future and that we will be able to obtain additional space as needed under commercially reasonable terms.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SEEQC

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us, or “our” refer to SEEQC, Inc. and its consolidated subsidiaries prior to the consummation of the Merger.

The following discussion and analysis of SEEQC, Inc.’s financial condition and results of operations should be read together with SEEQC, Inc.’s consolidated financial statements in this prospectus, together with the related notes thereto. Some of the information contained in this discussion and analysis or set forth elsewhere in this consent solicitation statement/prospectus, including information with respect to SEEQC, Inc. plans and strategy for its business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We were formed to address the central challenge of realizing the significant commercial potential of quantum computing: building scalable systems capable of fault-tolerant operation. Our chip-based solutions represent a digital infrastructure layer within the quantum computing value chain, designed to enable hardware developers and integrators across multiple qubit modalities to advance their systems toward scalable, fault-tolerant architectures. Our technology tightly integrates quantum and classical computing environments. We are headquartered in Elmsford, New York, and have subsidiaries located in the United Kingdom and Italy.

We were incorporated in 2018 by Hypres, Inc. (“Hypres” or the “Former Parent”), a leading developer of superconductor electronics. On April 22, 2019 (the “Effective Date”), we entered into an asset transfer agreement (or the “ATA Agreement”) with Hypres, pursuant to which to which Hypres agreed to transfer and assign to us certain intellectual property and other related assets in exchange for 6,400,000 shares of our common stock, par value $0.0001 per share, which was distributed to Hypres stockholders and warrant holders on a pro rata basis according to the fair value of the equity held in Hypres (the “Asset Transfer”). We determined that the Asset Transfer represented a transaction between entities under common control. As a result, the assets and liabilities were transferred from Hypres to us at Hypres’ carrying amounts on the Effective Date. As part of the ATA Agreement, we acquired $0.3 million of fixed assets and assumed a liability of $0.4 million due to Hypres for organizational expenses incurred as part of the formation of the Company.

Since our inception, we have devoted substantially all of our efforts to organizing and staffing our company, research and development activities related to our quantum computing technologies, raising capital and providing general and administrative support for these operations. To date, we have funded our operations primarily through the issuance and sale of our convertible preferred stock, convertible notes, and common stock, receiving gross proceeds of $80.8 million.

We have incurred significant operating losses since inception. Our net losses were $12.2 million and $10.1 million for the years ended December 31, 2025 and 2024, respectively. Our net losses were $4.9 million and $2.1 million for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and December 31, 2025, we had an accumulated deficit of $60.5 million and $55.6 million, respectively. As a result, we will need substantial additional funding to support our continuing operations, fund our product development plans, and fund our capital expenditure requirements. Until such time as we can achieve profitability, we expect to finance our operations through the sale of equity, debt financings, other capital sources, or a combination thereof.

On January 16, 2026, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allegro Merger Corp., a Delaware corporation (“Allegro”), and SEEQC Merger Sub, Inc., a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”). Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”), and becoming our direct, wholly-owned subsidiary. The Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”) are subject to the required approval by Allegro’s and our stockholders and the fulfilment of certain other conditions as set forth in the Merger Agreement.

Immediately prior to the effective time of the Merger (the “Effective Time”), all outstanding shares of SEEQC preferred stock, par value $0.0001 per share (“SEEQC Preferred Stock”), will be mandatorily converted into shares of SEEQC Common Stock, in accordance with the SEEQC’s Certificate of Incorporation (the “Certificate of Incorporation”) in effect immediately before the Effective Time (the “SEEQC Preferred Stock Conversion”).

Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the Certificate of Incorporation, the outstanding shares of SEEQC Common Stock will be split, such that there the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock (the “SEEQC Stock Split”), less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s options (the “SEEQC Options”) (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split).

The Merger Agreement contains additional covenants, including arranging a firm commitment underwritten public offering of our common stock to be consummated prior to, or substantially concurrently with the closing of the Transactions. Additionally, in connection with the execution of the Merger Agreement, Allegro entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (collectively, the “PIPE Investors”), pursuant to which Allegro will, substantially concurrently with, and contingent upon, the consummation of the Merger, issue common shares of Allegro (“Allegro Common Stock”) to the PIPE Investors at a price of $5.00 per share, for aggregate gross proceeds to Allegro of approximately $65.0 million. The shares of Allegro Common Stock sold in the Subscription Agreements will be converted into shares of SEEQC Common Stock in connection with the Merger. The obligations of the parties under the Subscription Agreements are subject to customary conditions, including the substantially concurrent consummation of the Meger and completion of SEEQC’s firm commitment public offering of SEEQC Common Stock with gross proceeds equal to, or greater than, the lesser of (i) 150% of the aggregate gross proceeds from all Subscription Agreements and (ii) $75.0 million, at a public offering price per share equal to, or greater than, $6.50.

If the Merger is unable to be completed and we are not able to secure alternative sources of financing, we may be unable to raise additional funds or enter into such other arrangements when needed on favorable terms, or at all. If we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, reduce or eliminate certain operations.

As of March 31, 2026, we had cash and cash equivalents of $23.1 million. Giving pro forma effect to the Merger and other Transactions, set forth in the “Unaudited Pro Forma Combined Financial Information,” we expect cash and cash equivalents would have been $145.7 million as of March 31, 2026. See “Unaudited Pro Forma Combined Financial Information” elsewhere in this consent solicitation statement/prospectus for additional information. Without giving effect to the Merger, we believe that our existing cash and cash equivalents will enable us to fund our operating expenses and capital expenditure requirements for at least the next twelve months. We have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. See “— Liquidity and capital resources.”

Key Components of Results of Operations

Revenue

We derive revenue from contracts associated with quantum computing research and development projects and custom chip fabrication projects for commercial entities and the U.S. government and its various agencies (either directly or as a sub-contractor). Our contracts are under fixed-price or cost-reimbursable-plus-fee contractual arrangements. A performance obligation is a promise in a contract with a customer to transfer a distinct good or service to the customer and is the unit of accounting under ASC 606. Each contract is evaluated to identify performance obligations and the contract’s transaction price is allocated to each distinct performance obligation. Generally our contracts contain a single performance obligation. If there are multiple performance obligations in a contract, the transaction price is allocated to each performance obligation based on its stand-alone selling price. Revenue is recognized when, or as, the performance obligation is satisfied and control of the goods and services is transferred to the customer in an amount that reflects the consideration we expect to be entitled to in exchange for those goods and services. Our revenue from custom chip fabrication is generally recognized at a point in time upon delivery to and acceptance from the customer and revenue from our research and development contracts is generally recognized over time as the services are performed.

Revenue derived from the U.S. government and its various agencies was $0.9 million for the three months ended March 31, 2026, and $1.0 million for the three months ended March 31, 2025. Revenue derived from the United Kingdom governments and its various agencies was zero for the three months ended March 31, 2026, and $0.3 million for the three months ended March 31, 2025. Revenue derived from the U.S. government and its various agencies was $2.2 million and $0.3 million for the year ended December 31, 2025 and 2024, respectively. Revenue derived from the United Kingdom governments and its various agencies was $0.3 million and zero for the year ended December 31, 2025 and 2024, respectively.

Operating Costs and Expenses

Cost of Revenue

Cost of revenue primarily consists of all direct and indirect costs associated with our chip foundry and fabrication services, as well as our research and development revenue contracts. Direct costs include materials, employee costs for labor and expenses associated with the delivery of goods and services to customers, and sub-contractor and consulting costs for work performed by third parties associated with fulfilling customer contracts. Cost of revenue also includes indirect costs associated with an allocation of facility costs, utilities expense, and depreciation expense associated with the use of our fabrication lab and equipment, and other employee costs that relate to the delivery of goods and services to customers.

Research and Development

Costs incurred for our independent research and development (“IRD”) to develop our digital quantum computing system on a chip, are expensed as incurred, pursuant to ASC 730, Research and Development. IRD costs include direct expenses such as materials, employee cost for labor and expenses associated with our IRD projects, and sub-contractor and consulting costs for work performed by third parties associated with our IRD projects. IRD costs also include indirect costs associated with employee stock-based compensation, allocation of facility costs, utilities expense, and depreciation expense associated with the use of our fabrication lab and equipment for our IRD projects, and other employee costs associated with our IRD projects.

Selling, General, and Administrative

Selling, general, and administrative expenses include employee salaries and employee related costs, including stock-based compensation, legal fees, professional service fees, and an allocation of facility costs, utilities expense, and depreciation expense to support our selling, general and administrative activities. We expect selling, general and administrative expenses to increase as we grow our business, particularly to the extent we are able to successfully commercialize our quantum computing system on a chip, expand our service offerings and customer base, and implement new marketing strategies.

Grant Income

Grant income is derived primarily from an arrangement with a United Kingdom government agency and an arrangement with a European Union government agency. The grants provide payments for certain types of expenditures in return for research and development activities over a contractually defined period. Grants awarded to us for research and development are outside the scope of ASC 606 and are accounted for under ASC 832, Government Assistance. We recognize grant income as reimbursable grant costs are incurred up to pre-approved award limits within a given budget period. The costs associated with these reimbursements are reflected as a component of research and development expense in the accompanying consolidated statements of operations and comprehensive loss.

Other Expense (Income)

Other expense (income) consists of interest income earned on our cash balances held in interest bearing accounts, interest expense associated with our finance leases, and other expense and income, primarily associated with foreign currency gains and losses.

Income tax expense

Income tax expense consists of United States federal and state income taxes in jurisdictions in which we conduct business and foreign income taxes related to our United Kingdom and Italy subsidiaries. The provision for income taxes is based on our taxable income. We recorded a full valuation allowance of our deferred tax asset position as of March 31, 2026 and December 31, 2025, as we believe it was more likely than not that we would not be able to utilize our deferred tax assets.

Results of Operations

Comparison of the three months ended March 31, 2026 and 2025

The following table summarizes our results of operations for the three months ended March 31, 2026 and 2025 (in thousands):

	Three Months Ended March 31,		2026 vs. 2025
	2026	2025	$ Change	% Change
Revenue	$856	$978	$(122)	-12%
Operating costs and expenses:
Cost of revenue	598	862	(264)	-31%
Research and development	2,242	1,832	410	22%
Selling, general, and administrative	3,067	858	2,209	257%
Grant income	(74)	(417)	(343)	-82%
Total operating costs and expenses	5,833	3,135	2,012	94%
Loss from operations	(4,977)	(2,157)	(2,134)	-143%
Other expenses (income):
Interest income	(156)	(104)	52	50%
Finance leases interest expense	22	29	(7)	-24%
Other expense (income), net	—	(6)	6	* %
Loss before income tax expense	(4,843)	(2,076)	(2,185)	105%
Income tax expense	29	—	29	* %
Net loss	$(4,872)	$(2,076)	(2,214)	105%

____________

*        % change not meaningful

Revenue

Revenue from contracts with customers decreased by $0.1 million from $1.0 million for the three months ended March 31, 2025 to $0.9 million for the three months ended March 31, 2026. The decrease is primarily driven by the reflecting timing differences in milestone achievement across proof-of-concept and foundry programs, rather than a change in the underlying project portfolio.

Cost of Revenue

Cost of revenue decreased by $0.3 million between the three months ended March 31, 2025 and 2026. The decrease in cost of revenues is primarily driven by lower milestone delivery and associated project execution across programs for the period.

Research and Development Expenses

Research and development expenses increased by $0.4 million from $1.8 million for the three months ended March 31, 2025 to $2.2 million for the three months ended March 31, 2026. The increase of $0.4 million in research and development expense was primarily attributable to increased internal development activity, including higher personnel costs and continued investment in core technology programs.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses increased by $2.2 million from $0.9 million for the three months ended March 31, 2025 to $3.1 million for the three months ended March 31, 2026. The increase was primarily attributable to increased professional fees of $1.1 million due to increased consulting, legal, and audit and accounting costs incurred in connection with the planned Merger, as well as an increase in stock-based compensation expense of $0.5 million. Additionally, there was an increase of $0.1 million in employee expense due to recent senior finance hires during the three months ended March 31, 2026.

Grant Income

Grant income decreased from $0.4 million for the three months ended March 31, 2025 to $0.1 million for the three months ended March 31, 2026. The timing and amounts of grant income recognized in any given period will vary based on the number of projects which the Company has applied and been awarded grant funding for.

Other Expense (income)

Other expense (income) remained consistent at $0.1 million from the three months ended March 31, 2025 to the three months ended March 31, 2026, primarily related to interest earned in interest-bearing accounts.

Income tax provision

Income tax provision was less than $0.1 million for the three months ended March 31, 2026 and de minimis for the three months ended March 31, 2025 and relates to income tax expense associated with an uncertain tax position for our U.K. foreign subsidiary.

Comparison of the Years Ended December 31, 2025, and 2024

The following table summarizes our results of operations for the years ended December 31, 2025 and 2024 (in thousands):

	Year Ended December 31,		2025 vs. 2024
	2025	2024	$ Change	% Change
Revenue	$4,157	$800	$3,357	420%
Operating costs and expenses:
Cost of revenue	2,728	514	2,214	431%
Research and development	9,519	7,998	1,521	19%
Selling, general, and administrative	6,058	2,799	3,259	116%
Grant income	(1,673)	(2,036)	(363)	(18)%
Total operating costs and expenses	16,632	9,275	6,631	79%
Loss from operations	(12,475)	(8,475)	(3,273)	47%
Other expenses (income):
Change in fair value of convertible notes	—	1,492	(1,492)	*
Interest income	(446)	(88)	358	407%
Finance leases interest expense	114	149	(35)	(23)%
Other expense (income), net	19	(24)	(43)	(179)%
Loss before income tax expense	(12,162)	(10,004)	(2,061)	21%
Income tax expense	37	61	(24)	(39)%
Net loss	$(12,199)	$(10,065)	(2,037)	20%

Revenue

Revenue from contracts with customers increased by $3.4 million from $0.8 million for the year ended December 31, 2024 to $4.2 million for the year ended December 31, 2025. The increase is attributable to $2.4 million of revenue associated with timing of work performed under existing contracts which were signed in 2024, $0.6 million of revenue associated with new customer contracts in 2025, and $0.4 million of revenue related to additional contracts received and completed from existing customers in 2025. Revenue is derived from our quantum computing research and development projects and custom chip fabrication projects for commercial entities and the U.S. government and its various agencies. Revenue derived from the U.S. government and its various agencies was $2.2 million for the year ended December 31, 2025, and $0.3 million for the year ended December 31, 2024. Revenue derived from the United Kingdom government and its various agencies was $0.3 million for the year ended December 31, 2025. Our contracts are typically fixed price or cost plus-based contracts and the timing and amounts of revenue recognized in any given period will vary based on the delivery of the goods and associated milestones and/or the work performed.

Costs of Revenue

Costs of revenue increased by $2.2 million from $0.5 million for the year ended December 31, 2024 to $2.7 million for the year ended December 31, 2025. The increase in cost of revenues is primarily driven by an increase in our revenue and the costs we incurred to fulfill our customer contracts, including an increase of $0.8 million in direct third party consultant and subcontractor costs, an increase of $0.6 million in indirect allocated costs, an increase of $0.6 million of direct employee costs for labor and expenses, and an increase of $0.2 million in direct materials cost.

Research and Development Expenses

Research and development expenses increased by $1.5 million from $8.0 million for the year ended December 31, 2024 to $9.5 million for the year ended December 31, 2025. The increase in research and development expense was primarily attributable to increased stock-based compensation expense of $1.2 million as a result of equity awards granted during the year ended December 31, 2025, an increase of $0.7 million in third-party consultant and subcontractor research and development expense primarily due to our research collaboration with a third-party to develop a manufacturing line for our Single Flux Quantum superconducting control chips, partially offset by a decrease of $0.4 million of direct employee costs for labor and expenses.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses increased by $3.3 million from $2.8 million for the year ended December 31, 2024 to $6.1 million for the year ended December 31, 2025. The increase was primarily attributable to increased professional fees of $1.9 million due to increased consulting, legal, and audit and accounting costs incurred in connection with the planned Merger, as well as an increase in employee related costs of $0.7 million as a result of increased headcount, an increase in stock-based compensation expense of $0.4 million as a result of equity awards granted during the year ended December 31, 2025, and an increase in other selling, general, and administrative expenses of $0.3 million.

Grant Income

Grant income consists of amounts earned under an arrangement with a United Kingdom and an arrangement with a European Union government agency, in which qualifying quantum computing research and development expenses are claimed and reimbursed. Grant income decreased by $0.3 million from $2.0 million for the year ended December 31, 2024 to $1.7 million for the year ended December 31, 2025. The timing and amounts of grant income recognized in any given period will vary based on the number of projects which the Company has applied and been awarded grant funding for.

Other Expense (income)

Other expense (income), net decreased by $1.8 million from expense of $1.5 million for the year ended December 31, 2024 to income of $0.3 million for the year ended December 31, 2025. The decrease was primarily attributable to a decrease of $1.5 million of expense associated with the change in fair value of convertible notes recognized, as the convertible notes were settled through conversion into convertible preferred stock during the year ended December 31, 2024, and a $0.3 million increase in interest income due to cash being invested in interest bearing accounts.

Income tax provision

Income tax provision was less than $0.1 million for each of the years ended December 31, 2025 and 2024 and relates to income tax expense associated with an uncertain tax position for our U.K. foreign subsidiary.

Liquidity and Capital Resources

Sources of Liquidity

Since our inception, we have incurred net operating losses and negative cash flows from operations. During the three months ended March 31, 2026 and 2025, we incurred net losses of $4.9 million and $2.1 million, respectively. As of March 31, 2026, we had cash and cash equivalents of $23.1 million and an accumulated deficit of $60.5 million.

We expect to continue to incur net operating losses and negative cash flows from operations and we expect our research and development expenses, selling, general and administrative expenses, and capital expenditures will continue to increase as we continue to expand our operations. To date, we have financed our operations through issuances of our convertible preferred stock, convertible notes, and common stock, raising gross proceeds of $80.8 million.

Cash Flows

Comparison of the three months ended March 31, 2026 and 2025

The following table summarizes our cash flows for the three months ended March 31, 2026 and 2025 (in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(3,697)	$(1,322)
Net cash used in investing activities	(774)	(113)
Net cash (used in) provided by financing activities	(394)	8,927
Effect of exchange rate changes on cash	13	(50)
Net (decrease) increase in cash and cash equivalents	$(4,852)	$7,442

Cash Flows Used in Operating Activities

Net cash used in operating activities was $3.7 million for the three months ended March 31, 2026, consisting primarily of our net loss of $4.9 million. This was partially offset by adjustments to reconcile net loss to net cash used in operating activities of $0.7 million, which primarily consisted of $0.4 million of depreciation expense and $0.4 million of stock-based compensation expense. The loss was also offset by changes in operating assets and liabilities of $0.5 million, primarily as related to an increase in accounts payable of $0.7 million offset by an increase in prepaid expenses and other assets of $0.3 million.

Net cash used in operating activities was $1.4 million for the three months ended March 31, 2025, consisting primarily of our net loss of $2.1 million. This was partially offset by adjustments to reconcile net loss to net cash used in operating activities totaling $0.4 million, primarily consisting of $0.2 million of depreciation expense, and $0.1 million of stock-based compensation expense. The net loss was also partially offset by changes in operating assets and liabilities, primarily as related to changes in accounts receivable and accounts payable.

Cash Flows from Investing Activities

Net cash used in investing activities was $0.8 million and $0.1 million for the three months ended March 31, 2026 and 2025, respectively, consisting of purchases of property and equipment. The increase in 2026 reflects higher capital expenditures to support the growth of our operations, including investments in equipment for our new leased facility that commenced in 2025.

Cash Flows from Financing Activities

Net cash used in financing activities was $0.4 million for the three months ended March 31, 2026, consisting primarily of payment of deferred offering costs of $0.6 million and principal payments on finance leases of $0.1 million, partially offset by proceeds received from the issuance of our Series X preferred stock of $0.3 million.

Net cash provided by financing activities was $8.9 million for the three months ended March 31, 2025, consisting primarily of proceeds received from the issuance of our Series A-2 preferred stock.

Comparison of the Years Ended December 31, 2025, and 2024

The following table summarizes our cash flows for the year ended December 31, 2025 and 2024 (in thousands)

	Year Ended December 31,
	2025	2024
Net cash used in operating activities	$(7,889)	$(6,490)
Net cash used in investing activities	(2,008)	(132)
Net cash provided by financing activities	28,252	11,608
Effect of exchange rate changes on cash	28	44
Net increase in cash and cash equivalents	$18,383	$5,030

Cash Flows Used in Operating Activities

Net cash used in operating activities was $7.9 million for the year ended December 31, 2025, consisting primarily of our net loss of $12.2 million. This was partially offset by adjustments to reconcile net loss to net cash used in operating activities of $4.3 million, which primarily consisted of $1.9 million of stock-based compensation expense, $1.0 million of depreciation expense, changes in operating assets and liabilities of $0.8 million, $0.2 million of non-cash operating lease expense, and $0.2 million of amortization expense on finance lease assets.

Net cash used in operating activities was $6.5 million for the year ended December 31, 2024, consisting primarily of our net loss of $10.1 million. This was partially offset by adjustments to reconcile net loss to net cash used in operating activities totaling $3.6 million, which included $1.5 million of change in fair value of convertible notes, $1.0 million of depreciation expense, $0.4 million of stock-based compensation expense, $0.2 million of non-cash operating lease expense, $0.2 million of amortization expense on finance lease assets, $0.1 million of non-cash interest expense on finance lease liabilities, and changes in operating assets and liabilities of $0.2 million.

Cash Flows from Investing Activities

Net cash used in investing activities was $2.0 million and $0.1 million for the years ended December 31, 2025 and 2024, respectively, consisting of purchases of property and equipment. The increase in 2025 reflects higher capital expenditures to support the growth of our operations, including investments in equipment for our new leased facility that commenced in 2025.

Cash Flows from Financing Activities

Net cash provided by financing activities was $28.3 million for the year ended December 31, 2025, consisting primarily of $19.0 million of proceeds received from the issuance of our Series X preferred stock, $10.0 million of proceeds received from the issuance of our Series A-2 preferred stock, and $0.1 million from proceeds for exercise of stock options, offset by principal payments on finance leases of $0.7 million, and payment of convertible preferred stock offering costs and deferred offering costs of $0.2 million.

Net cash provided by financing activities was $11.6 million for the year ended December 31, 2024, consisting primarily of $11.4 million of proceeds received from the issuance of our Series A-2 preferred stock and $1.2 million of proceeds from the issuance of convertible notes, which was partially offset by the principal payments on finance leases of $0.5 million and payment of convertible preferred stock offering costs of $0.5 million.

2022 Convertible Notes

In November 2022, we issued convertible notes for a total principal amount of $8.9 million (the “2022 Convertible Notes”). The 2022 Convertible Notes had a stated interest rate of 6% per annum that was payable concurrently with repayment of the principal amount. Repayment of principal or interest was due November 2024.

The 2022 Convertible Notes were converted accordance with their terms in November 2024 into 1,745,625 shares of Series SA-2 Convertible Preferred Stock in connection with the Series A-2 Convertible Preferred Stock financing.

2024 Convertible Notes

In September 2024, we issued convertible notes for a total principal amount of $1.2 million (the “2024 Convertible Notes”). The 2024 Convertible Notes had a stated interest rate of 6% per annum that was payable concurrently with repayment of the principal amount. No repayment of principal or interest is due until their maturity.

The 2024 Convertible Notes were converted according to their terms in November 2024 into 163,357 shares of Series A-2 Convertible Preferred Stock in connection with the Series A-2 Convertible Preferred Stock financing.

Future Funding Requirements

Our primary use of cash is to fund our research and development activities and business operations, which consist primarily of employee-related costs such as salaries and benefits; materials and components for our quantum computing customer contracts and research and development; working capital requirements; capital expenditures and lease obligations for our fabrication, testing and lab facilities and equipment; and anticipated costs to scale our operations in the future and operate as a public company. We will require significant cash for expenditures as we invest in our ongoing quantum research and development and business operations.

Without giving effect to the Merger, we believe that our cash and cash equivalents is sufficient to fund our operations for at least twelve months from the date of authorization of our financial statements. Giving pro forma effect to the Merger and Transactions set forth in the “Unaudited Pro Forma Combined Financial Information” included elsewhere in this registration statement, as of March 31, 2026, pro forma cash and cash equivalents would have been $145.7 million. With the funds to be received as a result of the Merger, we expect that our cash and cash equivalents will be sufficient to fund our operations into 2030.

Because of the numerous risks and uncertainties associated with research, development and commercialization of our business and our limited operation history, we are unable to estimate the exact amount of our working capital requirements. Our operating plan may change because of factors currently unknown, and we may need to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations or other transactions. In addition, we may seek additional capital even if we believe that we have sufficient funds for current or future operating plans. Such financings may result in dilution to stockholders, issuance of securities with priority as to liquidation and dividend and other rights more favorable than common stock, imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, or substantially reduce our quantum computing development efforts. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors” included elsewhere in this consent solicitation statement/prospectus.

Contractual Obligations and Commitments

Lease Obligations

We lease facilities for our fabrication, lab and office space, and we also lease equipment for use in our operations. We have both operating and financing leases. Our leases include fixed lease payments which may include escalation terms based on a fixed percentage or may vary based on an inflation index or other market adjustments. As of March 31, 2026, future minimum payments under our operating leases are $3.8 million and future minimum payments under our finance leases are $0.5 million. Additionally, as of March 31, 2026, we have total estimated lease payments of $1.1 million under a 3-year lease of equipment which has not yet commenced.

Critical Accounting Policies

The preparation of consolidated financial statements in conformity with U.S. GAAP requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Areas of the consolidated financial statements where estimates may have the most significant effect include, but are not limited to, determination of the fair value of stock-based compensation.

We evaluate estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and adjust when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

We define our critical accounting policies as those accounting principles that require us to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on our financial condition and results of operations, as well as the specific way we apply those principles. While our significant accounting policies are more fully described in Note 2 of our audited consolidated financial statements appearing elsewhere in this consent solicitation statement/prospectus, we believe the following are the critical accounting policies used in the preparation of our financial statements that require significant estimates and judgments.

Stock-Based Compensation

We account for stock-based compensation to employees and non-employees in accordance with Financial Accounting Standards Board (“FASB”) ASC 718, Compensation — Stock Compensation (“ASC 718”). Stock-based compensation expense relates to equity awards issued to our employees and non-employees under our 2019 Equity Incentive Plan, including stock options and restricted stock awards with both service and performance-based vesting conditions.

We measure and record compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of grant. We recognize stock-based compensation expense over the requisite service period, which generally represents the vesting period during which an employee provides service in exchange for the award. Compensation expense for awards to non-employees is recognized in the same manner as if we had paid cash in exchange for the goods or services, which is generally over the vesting period of the award. Stock-based compensation expense for service-only based awards is recognized on a straight-line basis. Stock-based compensation expense for awards with both performance and service-based vesting conditions is recognized over the requisite service period using an accelerated attribution method, once the performance conditions are considered probable of being achieved, using our best estimates. We account for forfeitures as they occur. For awards forfeited before completion of the requisite service period, previously recognized compensation expense is reversed in the period the award is forfeited.

The fair value of each restricted stock award granted is measured on the date of grant at the estimated fair value of the common stock. The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes-Merton option-pricing model, which requires the use of subjective assumptions. We calculate the fair value using the following assumptions:

Expected Volatility — We estimate volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term — The expected term of our options represents the period the stock-based awards are expected to be outstanding. As we do not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior, we have elected to estimate its expected term by using the midpoint between the requisite service period and the contractual term.

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is approximately equal to the options’ expected term at grant date.

Dividend Yield — We have not declared or paid dividends to date and do not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Because we are privately held and there has historically been no public market for our stock, the fair value of our equity is determined by the Board of Directors, with inputs from management, considering third-party valuations of our common stock as well as the Board of Directors’ assessment of additional objective and subjective factors that it believes are relevant. These third-party valuations are performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation. The fair value of our common stock has historically been determined using a market approach to calculate our enterprise equity value. This value was then allocated towards our various securities of its capital structure using an option pricing method, or OPM, based on the order of the superiority of the rights and preferences of the various securities relative to one another. Significant assumptions used in the OPM to determine the fair value of common stocks include volatility, discount for lack of marketability, and the expected timing of a future liquidity event such as an initial public offering, or sale of our Company in light of prevailing market conditions. In the course of preparing our financial statements for the three months ended March 31, 2026 and 2025, we performed fair value assessments of equity awards granted during the period, solely for accounting purposes. We used the fair values of our common stock from our retrospective fair value assessments to determine the fair value of the equity awards granted and to calculate our stock-based compensation expense recorded in our financial statements. These reassessed values were based, in part, upon third-party valuations of our common stock that were prepared on a retrospective basis, and used a market approach to estimate our enterprise value. In order to allocate value to the common stock the hybrid method was used. The hybrid method is a probability-weighted expected return method, or PWERM, where the equity value in one or more of the scenarios is calculated using an OPM. The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of the future value of our common stock, assuming various outcomes. The value of a share of common stock is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available as well as the rights of each class of stock. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. In each case, a discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock.

These third-party valuations were performed at various dates, resulting in a fair value of our common stock of $3.83 per share as of April 2, 2025, $12.69 per share as of December 8, 2025, and $19.49 as of January 16, 2026. Given the absence of a public trading market, our Board, with input from management, considered the results of these third-party valuations in addition to numerous objective and subjective factors to determine the fair value of common stock.

The factors included, but were not limited to:

•        the prices at which we sold our Series A-2 and Series X convertible preferred stock to new and existing investors during the year ended December 31, 2025 and the three months ended March 31, 2026, and the rights and preferences of the convertible preferred stock relative to our common stock at the time of each grant;

•        the terms of the Merger Agreement, including the price per share at which shares will be issued and sold in the PIPE financing pursuant to the Subscription Agreements entered into as part of the Transactions, and the likelihood of completing the Merger;

•        our ability to raise future financings and the lack of liquidity of our equity as a private company;

•        our stage of development and business strategy and the material risks related to our business and industry;

•        the valuation of publicly traded companies in the quantum industry, as well as recently completed mergers and acquisitions of peer companies and the analysis of initial public offerings and the market performance of similar companies in the quantum industry;

•        any external market conditions affecting the quantum industry and trends within the quantum industry;

•        the likelihood of achieving a liquidity event for the holders of our convertible preferred stock and holders of our common stock, such as an initial public offering, or a sale of our company, given prevailing market conditions.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment and these valuations are sensitive to changes in the unobservable inputs. As a result, if we had used different assumptions or estimates, or if there are changes to the unobservable inputs, the fair value of our common stock and stock-based compensation expense could have been materially different

Our stock-based compensation expense is recorded in general and administrative and research and development expenses in our consolidated statements of operations and comprehensive loss.

The following table summarizes by grant date the number of shares subject to awards granted under our equity incentive plan through March 31, 2026, the per share exercise price of the awards or purchase price of the common stock awards and weighted average grant date fair value on each grant date:

Grant Date	Number of Common Shares Subject to Grant	Weighted Average Exercise Price Per Share	Estimated Fair Value per Common Share at Grant Date	Weighted Average Grant Date Fair Value	Award Type
April 9, 2025	1,869,600	$1.72	$3.83	$2.84	Option
July 15, 2025	79,686	$1.19	$3.83	$3.08	Option
October 10, 2025	329,104	N/A	$10.60	$10.60	Restricted Stock
January 14, 2026	278,000	N/A	$12.69	$12.69	Restricted Stock*
February 20, 2026	114,488	N/A	$19.49	$19.49	Restricted Stock*

____________

*        The restricted stock awards granted in 2026 are subject to a performance condition prior to commencement of service-based vesting, whereby the service-based vesting of the award does not begin until a qualifying exit event, which is the expiration of the lockup period following the effectiveness of the initial public offering.

Recently Adopted Accounting Pronouncements

We have reviewed all recently issued accounting pronouncements and have determined that, other than as disclosed in Note 2 to audited consolidated financial statements included elsewhere in this consent solicitation statement/prospectus and disclosed above, such standards will not have a material impact on our financial statements or do not otherwise apply to our operations.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are otherwise applicable to other public companies. These provisions include: (i) being permitted to provide only two years of audited financial statements in addition to any required unaudited interim financial statements and a correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this consent solicitation statement/prospectus; (ii) not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (iii) reduced disclosure obligations regarding executive compensation; (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved; and (v) exemptions from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We may adopt the new or revised standard whenever such early adoption is permitted for certain standards. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of the fiscal year following the fifth anniversary of the completion of this offering, (b) the last date of the fiscal year in which our total annual gross revenue is equal to or more than $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or (ii)(a) our annual revenue is less than $100.0 million during the most recently completed fiscal year, and (b) the market value of our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to certain market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. These risks primarily include foreign currency exchange rate sensitivities.

Foreign Currency Risk

Our reporting currency is the United States Dollar. Non-monetary assets and liabilities of our foreign subsidiaries that are denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the date of the transaction. Exchange gains or losses arising from foreign currency transactions that are conducted in a currency other than the Company’s functional currency are included in other expenses, net in the Consolidated Statement of Operations and Comprehensive Loss. Gains and losses related to foreign currency transactions and translations have not been significant.

Our operating expenses are generally denominated in the currencies of the countries in which its operations are located, which are primarily in the United States, United Kingdom, and Europe. Our consolidated results of operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. To date, we have not entered into any hedging arrangements with respect to foreign currency risk or other derivative financial instruments, although we may choose to do so in the future.

EXECUTIVE COMPENSATION

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us, or “our” refer to SeeQC, Inc. and its consolidated subsidiaries prior to the consummation of the Merger.

We are currently considered an “emerging growth company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as our principal executive officer and our next two other most highly compensated officers, in each case, for our fiscal year ended December 31, 2025. Accordingly, our named executive officers (“NEOs”), for the year ended December 31, 2025 were as follows:

•        John Levy, our Chief Executive Officer and Chairman of the Board of Directors;

•        Raja Bal, our Chief Financial Officer; and

•        Shu-Jen Han; our Chief Technology Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the year ended December 31, 2025.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John Levy Chief Executive Officer	2025	265,000	—	—	1,990,573	7,950	2,263,523
Raja Bal(3) Chief Financial Officer	2025	135,673	85,000	3,488,502	—	3,923	3,713,099
Shu-Jen Han Chief Technology Officer	2025	423,385	—	—	1,644,728	14,231	2,082,343

____________

(1)      The amounts disclosed represent the aggregate grant date fair value of stock awards and stock options granted under our 2019 Equity Incentive Plan during the indicated fiscal year computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock awards and stock options are set forth in Note 2 to our audited consolidated financial statements included elsewhere in this consent solicitation statement/prospectus. These amounts do not reflect the actual economic value that may be realized by the NEOs.

(2)      Represents employer matching contributions under our defined contribution 401(k) plan.

(3)      Mr. Bal became our Chief Financial Officer on September 2, 2025.

Narrative to Summary Compensation Table

For the year ended December 31, 2025, the compensation for our NEOs generally consisted of a base salary, opportunity for a discretionary annual bonus, and restricted stock bonus and stock option awards. Below is a more detailed summary of the current executive compensation program as it relates to our NEOs.

Base Salaries

Our NEOs receive a base salary to compensate them for the services they provide to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For the year ended December 31, 2025, Mr. Levy’s annual base salary was set at $265,000, Mr. Bal’s annual base salary was set at $425,000, and Mr. Han’s annual base salary was set at $500,000.

Discretionary Annual Bonus

Pursuant to his employment agreement with us, Mr. Bal is eligible for an annual discretionary cash bonus which is targeted at 60% of Mr. Bal’s base salary. During the year ended December 31, 2025, the Company recognized $85,000 in compensation expense with respect to Mr. Bal’s pro-rated annual bonus for 2025 which has not been paid as of the date of this filing.

Equity Awards

Consistent with our compensation philosophies related to long-term stockholder value creation and alignment of executive interests with those of stockholders, we may make periodic grants of long-term incentive compensation in the form of restricted stock, stock options or other equity-based incentive awards to our NEOs.

Restricted Stock Awards

Awards of restricted stock to our NEOs create an ownership culture that provides an incentive to contribute to the continued growth and development of our business and aligns the interest of our executives with those of our stockholders. On October 10, 2025, the SEEQC Board approved two grants of restricted stock bonuses to Mr. Bal, one subject to time-based vesting and the other subject to performance-based vesting, each with respect to 164,552 shares of our common stock. The grant subject to time-based vesting conditions vests as to 25% of the shares subject to the grant on the first anniversary of Mr. Bal’s commencement of employment with us, and thereafter in 36 equal monthly installments following such first anniversary, subject to Mr. Bal remaining in continued service with us. The grant subject to performance-based vesting conditions vests as to 25% of the shares subject to the grant on each of the following events, subject to Mr. Bal’s continued service with us through the date of such event: (i) we close a liquidity event (as defined in Mr. Bal’s employment agreement), (ii) we negotiate and sign two commercial contracts for chip integration, each with a different third party quantum systems development company, (iii) we build a finance team capable of supporting us through the process of closing an IPO or SPAC transaction (each as defined in Mr. Bal’s employment agreement), and (iv) we close an equity financing that raises at least $75,000,000 of new money.

Stock Options

Stock options provide our NEOs with the opportunity to purchase common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if the common stock price increases above the option exercise price and the holder of the option remains in continuous service with us during the period required for the option shares to vest. This provides an incentive for an option holder to remain in service with us. In addition, stock options link executive compensation to stockholders’ interests by providing an incentive to increase stockholder value.

On April 9, 2025, the SEEQC Board approved a grant of stock options under our 2019 Equity Incentive Plan (the “2019 Plan”) with respect to 262,500 shares of our common stock to Mr. Levy and a grant of stock options with respect to 550,000 shares of our common stock to Mr. Han. Each grant vests in 48 equal monthly installments following the applicable vesting commencement date, subject Mr. Levy or Mr. Han, as applicable, remaining in continued service with us.

In addition, on April 9, 2025, the SEEQC Board approved a grant of stock options under our 2019 Plan with respect to 487,500 shares of our common stock to Mr. Levy, subject to performance vesting conditions. The grant is subject to become fully vested in the event that, prior to Mr. Levy’s termination, one of the following events occurs: (i) a change of control (as defined in the 2019 Plan); (ii) a transaction or series of transactions in which a significant combination, acquisition or merger is consummated, (iii) the closing of the first sale of shares of our common stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, including a registration statement in connection with a direct listing, and (iv) a transaction involving SEEQC or any of our subsidiaries or successors and a special purpose acquisition company. In addition, upon our next bona fide equity financing, in one or more transactions, with proceeds to SEEQC (1) of no less than $50,000,000, 66.7% of the shares subject to the grant become vested, and (2) in excess of $50,000,000, a number of the shares equal to (a) 162,337 multiplied by (b) the quotient of (i) the amount of proceeds in excess of $50,000,000, divided by (ii) $25,000,000, rounded up to the nearest whole share, will become vested.

While we have not adopted a formal policy regarding the timing of stock option grants, we do not time the disclosure of material nonpublic information for the purposes of affecting the value of executive compensation and our practice is that the timing of these grants is not scheduled in a manner that intentionally benefits our executive officers or employees. In response to Item 402(x)(1), if in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, the SEEQC Board or its Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Employment Agreements with our Named Executive Officers

John Levy

We expect to enter into an employment agreement with Mr. Levy prior to Closing (the “Levy Employment Agreement”). Pursuant to the Levy Employment Agreement, Mr. Levy will continue to serve as Chief Executive Officer, and Executive Chairman of the Company and will receive an initial base salary of $265,000, which will be increased to $600,000 upon the Closing. In connection with Mr. Levy’s continued service as a member of the SEEQC Board, SEEQC will agree to nominate Mr. Levy as a director of the SEEQC Board for shareholder approval at each annual meeting in which Mr. Levy’s term as a director of the SEEQC Board is due to expire. Mr. Levy is eligible to earn an annual cash bonus targeted at 100% of his base salary based on the achievement of performance criteria established by the SEEQC Board or its Compensation Committee. Mr. Levy will also be eligible to elect to participate in our employee benefit plans on the same terms and conditions as other similarly-situated employees. If we terminate Mr. Levy without Cause (as defined in the Levy Employment Agreement) or if Mr. Levy resigns for Good Reason (as defined in the Levy Employment Agreement), and other than as a result of his death or disability, then subject to Mr. Levy’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to receive severance benefits of: (i) 1.0 times his annual base salary, payable in 12 equal installments in accordance with the Company’s payroll practice, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to twelve months of continued health, vision and dental premiums, (iv) twelve months of accelerated vesting on any time-based equity awards, and (v) an extended a post-termination exercise period for any vested stock options. Notwithstanding the prior sentence, if Mr. Levy’s employment is terminated without Cause, other than as a result of his death or disability, or if Mr. Levy resigns for Good Reason, in each case, within the six-month period prior to or the 18-month period following a Change in Control (as defined in the Levy Employment Agreement), then instead of the severance described in the prior sentence, and subject to Mr. Levy’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to severance benefits of: (i) 1.5 times the sum of his base salary plus his target annual bonus, payable in a lump sum, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to 18 months of continued health, vision and dental premiums, (iv) full accelerated vesting on any time-based equity awards, and (v) an extended a post-termination exercise period for any vested stock options. Pursuant to the Levy Employment Agreement, Mr. Levy will be subject to covenants regarding confidentiality and ownership of intellectual property.

Raja Bal

We entered into an employment agreement with Mr. Bal in October 2025 (the “Prior Bal Employment Agreement”). Pursuant to Mr. Bal’s Prior Bal Employment Agreement, he is entitled to an annual base salary of $425,000 and he is eligible to earn an annual cash incentive bonus targeted at 60% of his base salary. He is also eligible to elect to participate in our employee benefit plans on the same terms and conditions as other similarly-situated employees. Pursuant to his employment agreement, Mr. Bal was granted a restricted stock bonus award with respect to aggregate number of 329,104 shares of our common stock. Half of the shares subject to such award (the “time-based portion”) are subject to time-based vesting based on Mr. Bal’s continued service with us, with 25% of the time-based portion vesting on the first anniversary of his start date and the remainder of the time-based portion vesting in equal monthly installments over the following 36 months. The other half of the shares subject to such award (the “performance-based portion”) are subject to performance-based vesting conditions. The performance-based portion vests as to 25% of the shares subject to the performance-based portion on each of the following events, subject to Mr. Bal’s continued service with us through the date of such event: (i) we close a liquidity event (as defined in Mr. Bal’s employment agreement), (ii) we negotiate and sign two commercial contracts for chip integration, each with a different third party quantum systems development company, (iii) we build a finance team capable of supporting us through the process of closing an IPO or SPAC transaction (each as defined in Mr. Bal’s employment agreement), and (iv) we close an equity financing that raises at least $75,000,000 of new money. If we terminate Mr. Bal’s employment without Cause (as defined in the Prior Bal Employment Agreement), and other than as a result of his death or disability, then subject to Mr. Bal’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he is entitled to receive severance benefits of: (i) three months of base salary, payable in a lump sum, (ii) reimbursement for up to three months of continued health, vision and dental premiums, and (iii) provided such termination occurs prior to the first anniversary of his commencement of employment with us, an additional 3 months of vesting on the time-based portion of the restricted stock bonus award. Notwithstanding the prior sentence, if Mr. Bal’s employment is terminated without Cause, other than a result of his death or disability, or if Mr. Bal resigns for Good Reason (as defined in Mr. Bal’s employment agreement), in each case, immediately prior to or within 12 months following a Change of Control (as defined in Mr. Bal’s Prior Bal Employment Agreement), then instead of the severance described in the prior sentence, and subject to Mr. Bal’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he is entitled to severance benefits of: (i) six months of base salary, payable in a lump sum, (ii) a lump sum payment equal to 50% of his annual bonus, (iii) reimbursement for up to six months of continued health, vision and dental premiums, and (iv) immediate vesting of the time-based portion of the restricted stock bonus award. Pursuant to his employment agreement, Mr. Bal is subject to covenants regarding confidentiality and regarding his cooperation with us with respect to any litigation, claims or actions against us.

We expect to enter into an employment agreement with Mr. Bal prior to Closing (the “New Bal Employment Agreement”). Pursuant to the New Bal Employment Agreement, Mr. Bal will continue to serve as Chief Financial Officer of the Company and will receive an initial base salary of $425,000, which will be increased to $500,000 upon the Closing. Mr. Bal is entitled to an annual cash bonus targeted at 70% of his base salary based on the achievement of performance criteria established by the SEEQC Board or its Compensation Committee. Mr. Bal will also be eligible to elect to participate in our employee benefit plans on the same terms and conditions as other similarly-situated employees. If we terminate Mr. Bal without Cause (as defined in the New Bal Employment Agreement) or if Mr. Bal resigns for Good Reason (as defined in the New Bal Employment Agreement), and other than as a result of his death or disability, then subject to Mr. Bal’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to receive severance benefits of: (i) 0.75 times his annual base salary, payable in nine equal installments in accordance with the Company’s payroll practice, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to nine months of continued health, vision and dental premiums, (iv) twelve months of accelerated vesting on any time-based equity awards, and (v) an extended post-termination exercise period for any vested stock options. Notwithstanding the prior sentence, if Mr. Bal’s employment is terminated without Cause, other than as a result of his death or disability, or if Mr. Bal resigns for Good Reason, in each case, within the six-month period prior to or the 12-month period following a Change in Control (as defined in the New Bal Employment Agreement), then instead of the severance described in the prior sentence, and subject to Mr. Bal’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to severance benefits of: (i) 1.0 times the sum of his base salary plus his target annual bonus, payable in a lump sum, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to 12 months of continued health, vision and dental premiums, (iv) full accelerated vesting on any time-based equity awards, and (v) an extended post-termination exercise period for any vested stock options. Pursuant to the New Bal Employment Agreement, Mr. Bal will be subject to covenants regarding confidentiality and regarding his cooperation with us with respect to any litigation, claims or actions against us.

Shu-Jen Han

We expect to enter into an employment agreement with Mr. Han prior to Closing (the “Han Employment Agreement”). Pursuant to the Han Employment Agreement, Mr. Han will continue to serve as Chief Technology Officer of the Company and will receive an annual base salary of $500,000. Mr. Han is entitled to an annual cash bonus targeted at 70% of his base salary based on the achievement of performance criteria established by the SEEQC Board or its Compensation Committee. Mr. Han will also be eligible to elect to participate in our employee benefit plans on the same terms and conditions as other similarly-situated employees. If we terminate Mr. Han without Cause (as defined in the Han Employment Agreement) or if Mr. Han resigns for Good Reason (as defined in the Han Employment Agreement), and other than as a result of his death or disability, then subject to Mr. Han’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to receive severance benefits of: (i) 0.75 times his annual base salary, payable in nine equal installments in accordance with the Company’s payroll practice, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to nine months of continued health, vision and dental premiums, (iv) twelve months of accelerated vesting on any time-based equity awards, and (v) an extended post-termination exercise period for any vested stock options. Notwithstanding the prior sentence, if Mr. Han’s employment is terminated without Cause, other than as a result of his death or disability, or if Mr. Han resigns for Good Reason, in each case, within the six-month period prior to or the 12-month period following a Change in Control (as defined in the Han Employment Agreement), then instead of the severance described in the prior sentence, and subject to Mr. Han’s execution and non-revocation of a release of claims and his compliance with his obligations to us, he will be entitled to severance benefits of: (i) 1.0 times the sum of his base salary plus his target annual bonus, payable in a lump sum, (ii) a pro-rata portion of his annual bonus based on actual performance, (iii) reimbursement for up to 12 months of continued health, vision and dental premiums, (iv) full accelerated vesting on any time-based equity awards, and (v) an extended post-termination exercise period for any vested stock options. Pursuant to the Han Employment Agreement, Mr. Han will be subject to covenants regarding confidentiality and regarding his cooperation with us with respect to any litigation, claims or actions against us.

Health and Welfare and Retirement Benefits; Perquisites

All of our NEOs are eligible to participate in our employee benefit plans, including medical, dental, and vision benefits, in each case, on the same basis as all of our other full-time employees. We generally do not provide perquisites or personal benefits to our NEOs, except in limited circumstances.

401(k) Plan

Our NEOs are eligible to participate in our 401(k) plan, which is a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We may also make matching contributions not to exceed certain limits. For the year ended December 31, 2025, the Company made matching contributions at the rate of 100% of the first 4% of an employee’s pre-tax contribution to the plan, with such matching contributions being immediately vested. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2025 for each of our NEOs. The market value of stock awards that have not vested has been calculated based on an implied pre-IPO share value of SEEQC Common Stock of $36.6795 prior to the SEEQC Stock Split. For the avoidance of doubt, the number of shares represented in the table below were determined without giving effect to the SEEQC Stock Split.

Name	Option Awards				Option Expiration Date	Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Mr. Levy	120,312	142,188	(1)	$1.72	4/8/2035
		487,500	(2)	$1.72	4/8/2035
Mr. Bal						164,552	(3)	$6,035,685.08
						164,552	(4)	$6,035,685.08
Mr. Han	233,053	—		$1.45	5/16/2031
	252,083	297,917	(1)	$1.72	4/8/2035

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(1)      Stock option granted on April 9, 2025 under the 2019 Plan. Shares subject to the stock option vest in 48 equal monthly installments following the vesting commencement date of February 1, 2024, subject to the award recipient’s continued service with us through the applicable vesting date.

(2)     Stock option granted on April 9, 2025 under the 2019 Plan. The grant will fully vest in the event that, prior to Mr. Levy’s termination, one of the following events occurs: (i) a change of control (as defined in the 2019 Plan); (ii) a transaction or series of transactions in which a significant combination, acquisition or merger is consummated, (iii) the closing of the first sale of shares of our common stock to the public in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, including a registration statement in connection with a direct listing, and (iv) a transaction involving SEEQC or any of our subsidiaries or successors and a special purpose acquisition company.

In addition, upon our next bona fide equity financing, in one or more transactions, with proceeds to SEEQC (1) of no less than $50,000,000, 66.7% of the shares subject to the grant become vested, and (2) in excess of $50,000,000, a number of the shares equal to (a) 162,337 multiplied by (b) the quotient of (i) the amount of proceeds in excess of $50,000,000, divided by (ii) $25,000,000, rounded up to the nearest whole share, will become vested.

(3)      Restricted stock granted on October 10, 2025. The grant vests as to 25% of the shares subject to the grant on the first anniversary of Mr. Bal’s commencement of employment with us, and thereafter in 36 equal monthly installments following such first anniversary, subject to Mr. Bal remaining in continued service with us.

(4)      Restricted stock granted on October 10, 2025. The grant vests as to 25% of the shares subject to the grant on each of the following events, subject to Mr. Bal’s continued service with us through the date of such event: (i) we close a liquidity event (as defined in Mr. Bal’s employment agreement), (ii) we negotiate and sign two commercial contracts for chip integration, each with a different third party quantum systems development company, (iii) we build a finance team capable of supporting us through the process of closing an IPO or SPAC transaction (each as defined in Mr. Bal’s employment agreement), and (iv) we close an equity financing that raises at least $75,000,000 of new money.

Equity Incentive Plans

2019 Plan

On April 3, 2019, the SEEQC Board adopted the 2019 Plan. The 2019 Plan was approved by our stockholders on April 3, 2019. Upon the completion of this offering, the SEEQC Board will terminate the 2019 Plan and we will not grant any further awards under such plan, but the 2019 Plan will continue to govern outstanding awards granted thereunder. The SEEQC Board administers the 2019 Plan and has the authority, among other things, to construe and interpret the terms of the 2019 Plan and awards granted thereunder and to delegate such authority to one or more committees of the SEEQC Board.

Below is a summary of the principal provisions of the 2019 Plan, which summary is qualified in its entirety by reference to the full text of the 2019 Plan, a copy of which is filed as an exhibit to the registration statement of which this consent solicitation statement/prospectus is a part.

The 2019 Plan provides for the grant of stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units, cash awards and other incentive awards payable in cash or in shares as determined by the administrator. A maximum of 5,050,895 shares of common stock may be issued under the 2019 Plan. The share limit is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, and similar occurrences, which affect our common stock. Similarly, proportional adjustments will be made in in connection with such an occurrence with respect to outstanding awards.

As of March 31, 2026, 3,307,839 options to purchase shares of our common stock, at exercise prices ranging from $0.02 to $1.72, per share, or a weighted-average exercise price of $1.45 per share, were outstanding under the 2019 Plan, and 350,625 shares remained available for future issuance under the 2019 Plan.

Shares subject to awards which expire or terminate, are settled in cash without the delivery of shares, or are forfeited, surrendered, and shares subject to awards that are repurchased or withheld by us, will, in each case, again become available for issuance under the 2019 Plan.

Powers of the Administrator

Subject to the express terms of the 2019 Plan, the administrator has broad power to administer, construe, and interpret the 2019 Plan, including the power to:

•        select the eligible persons to whom awards may be granted;

•        determine the type of awards to be granted to each participant;

•        determine the number of shares to be covered by each award;

•        determine the terms and conditions of any award, including when awards may vest, be exercised, or settled, and waive or modify any of those terms;

•        approve the forms of documentation for awards;

•        determine whether, to what extent and under what circumstances awards may be settled in cash, shares or other property or canceled or suspended;

•        interpret and administer the 2019 Plan, any instrument evidencing an award and any other agreements or documents related to the administration of awards;

•        establish rules and regulations as it deems appropriate for the proper administration of the 2019 Plan;

•        delegate ministerial duties to SEEQC’s employees as it so determines; and

•        make any other determination and take any other action that it deems necessary or desirable for administration of the 2019 Plan.

Eligibility

All of our, and our affiliates’, directors, officers, employees and other individuals providing bona fide services to us, or any of our affiliates, are eligible for award grants. Only persons actually selected by the administrator will be granted awards.

Restrictions on Transfer

Awards are generally nontransferable except on death, by will or by the applicable laws of descent and distribution.

Term

No awards of incentive stock option may be granted under the 2019 Plan more than 10 years after the later of the date the 2019 Plan was adopted by the SEEQC Borad or the adoption by the SEEQC Board of any amendment to the 2019 Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. The SEEQC Board, in its discretion, may terminate the 2019 Plan earlier, at any time. Upon the completion of this offering, the SEEQC Board will terminate the 2019 Plan, and we will not grant any further awards under the 2019 Plan. Outstanding awards generally will be unaffected by the 2019 Plan’s termination.

Change of Control

In the event of a change of control, as defined in the 2019 Plan, the SEEQC Board may take one or more of the following actions with respect to awards, contingent on the closing or completion of the change of control:

•        arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue or substitute awards;

•        arrange for the assignment of any reacquisition or repurchase rights held by us in respect of shares issued pursuant to an award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

•        accelerate the vesting, in whole or in part, of an award (and, if applicable, the time at which an award may be exercised) to a date prior to the effective time of such change of control as the SEEQC Board determines (or, if the board does not determine such a date, to the date that is five (5) days prior to the effective date of the change of control), with such award terminating if not exercised (if applicable) immediately prior to the effective time of the change of control;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to an award on a date prior to the effective time of such change of control as the SEEQC Board will determine (or, if the board will not determine such a date, on the date that is five (5) days prior to the effective date of the change of control);

•        cancel or arrange for the cancellation of an award, to the extent not vested or not exercised prior to the effective time of the change of control, in exchange for such cash consideration, if any, as the SEEQC Board, in its sole discretion, may consider appropriate; and

•        make a payment, in such form as may be determined by the SEEQC Board equal to the excess, if any, of (A) the value of the property the participant would have received on the exercise of an award immediately prior to the effective time of the change of control, over (B) any exercise price payable by such holder in connection with such exercise, in consideration for the termination of such award at or immediately prior to the closing.

The SEEQC Board need not take the same action or actions with respect to all awards or portions thereof or with respect to all participants.

Plan Amendment and Approval

The SEEQC Board, in its discretion, may amend or suspend the 2019 Plan at any time. Generally, an award holder’s consent is required for any amendment that materially adversely affects his or her outstanding award(s).

2026 Plan

Assuming the 2026 Plan is approved by the SEEQC Board and stockholders prior to the completion of this offering, the 2026 Plan will become effective upon the completion of this offering. We intend to use the 2026 Plan following the completion of this offering to provide incentives that will assist us to attract, retain, and motivate employees (including officers), consultants and directors.

Below is a summary of the principal provisions of the 2026 Plan, which summary is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is filed as an exhibit to the registration statement of which this consent solicitation statement/prospectus is a part.

The 2026 Plan is designed to:

•        promote our long-term financial interests and growth by attracting and retaining directors and employees, which include management as well as other personnel;

•        motivate management by means of growth-related incentives to achieve long-range goals; and

•        further the alignment of the interests of participants and those of our stockholders, through opportunities for increased stock or stock-based ownership.

The 2026 Plan will remain in effect, subject to the right of our board of directors or compensation committee to amend or terminate the 2026 Plan at any time, until the earlier of (a) the earliest date as of which all awards granted under the 2026 Plan have been satisfied in full or terminated and no shares of common stock approved for issuance under the 2026 Plan remain available to be granted under new awards, and (b) the ten year anniversary of the adoption of the 2026 Plan. No awards will be granted under the 2026 Plan after such termination date. Subject to other applicable provisions of the 2026 Plan, all awards made under the 2026 Plan on or the ten year anniversary of the adoption of the 2026 Plan, or such earlier termination of the 2026 Plan, shall remain in effect until such awards have been satisfied or terminated in accordance with the 2026 Plan and the terms of such awards.

Participation in the 2026 Plan

All of our officers, non-employee directors, employees, independent contractors and consultants are eligible to participate in the 2026 Plan. Only persons actually selected by the administrator will be granted awards.

Participation by Non-Employee Directors

Although our directors, including our independent directors, are not involved in the day-to-day running of our operations on a consolidated basis, they play an important role in furthering our business interests by contributing their experience and expertise. In particular, a number of our independent directors have substantial experience and expertise in pharmaceutical research and development and play an important role in helping us shape our business strategy. It is crucial for us to be able to attract, retain and incentivize such individuals. It may not always be possible to quantify the services and contributions of our non-employee directors to us, and accordingly, it may not always be possible to compensate them fully or appropriately by increasing their directors’ fees or other cash payments. To that end, participation by non-employee directors in the 2026 Plan will allow us to acknowledge and reward their services and contributions.

In addition, we believe that opportunities for increased stock or stock-based ownership will further align the interests of our non-employee directors with the interests of our stockholders.

Plan Administration

The 2026 Plan will be administered by the “Administrator,” as defined below, provided that no director shall participate in any deliberation or decision in respect of any stock option, stock appreciation right, stock award, stock unit, performance share, performance unit and/or other stock-based award, each, an “Award,” and collectively, the “Awards,” to be granted to him or her or held by him or her.

For the purposes of the 2026 Plan, “Administrator” means our compensation committee, or such other committee(s) of director(s) duly appointed by our board of directors or our compensation committee to administer the 2026 Plan or delegated limited authority to perform administrative actions under the 2026 Plan, and having such powers as shall be specified by our board of directors or our compensation committee, provided, however, that at any time our board of directors may serve as the Administrator in lieu of or in addition to our compensation committee or such other committee(s) of director(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either our board of directors or a committee of our board of directors, which committee shall consist of three or more directors, each of whom is, to the extent required by Rule 16b-3 of the Exchange Act, a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and an “independent director” to the extent required by the Nasdaq listing rules. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act.

The Administrator has, subject to the terms of the 2026 Plan, the authority, in its sole and absolute discretion, to grant Awards under the 2026 Plan to eligible individuals, and to take all other actions necessary or desirable to carry out the purpose and intent of the 2026 Plan. Further, the Administrator has the authority, in its sole and absolute discretion, subject to the terms and conditions of the 2026 Plan, to, among other things:

•        determine the eligible individuals to whom, and the time or times at which, Awards shall be granted;

•        determine the type of Awards to be granted to any eligible individual;

•        determine the number of shares of common stock to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award; and

•        determine the terms, conditions and restrictions applicable to each Award and any shares of common stock acquired pursuant thereto, including, without limitation, (i) the purchase price of any shares of common stock, (ii) the method of payment for shares of common stock purchased pursuant to any Award, (iii) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of common stock, (iv) the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares of common stock acquired pursuant thereto, (v) the performance goals applicable to any Award and the extent to which such performance goals have been attained, (vi) the time of the expiration of an Award, (vii) the effect of a participant’s Termination of Service, as defined in the 2026 Plan, on any of the foregoing and (viii) all other terms, conditions and restrictions applicable to any Award or shares of common stock acquired pursuant thereto as the Administrator considers to be appropriate and not inconsistent with the terms of the 2026 Plan

Size

Under the Merger Agreement, shares equal to 12.5% of the shares of SEEQC Common Stock outstanding upon the Closing will be initially authorized and reserved for issuance under the 2026 Plan. This reserve will automatically increase on each January 1st following the effective date of the 2026 Plan through January 1, 2036, by an amount equal to the smaller of (a) 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by our board of directors.

Appropriate adjustments will be made to the number of authorized shares and other numerical limits in the 2026 Plan and to outstanding Awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards under the 2019 Plan or the 2026 Plan that, on or after the effective date of the 2026 Plan, expire, terminate unearned, are cancelled, forfeited, settled in cash, or withheld or surrendered in payment of an exercise price or taxes will again become available for issuance under the 2026 Plan.

Subject to adjustment as provided in the provision of the 2026 Plan pertaining to the occurrence of certain corporate transactions, the maximum number of shares of common stock that may be issued pursuant to stock options granted under the 2026 Plan that are intended to qualify as incentive stock options is equal to double the number of shares of SEEQC Common Stock reserved for issuance under the 2026 Plan.

Maximum Entitlements

The Administrator may establish compensation for directors who are not our employees or any of our Affiliates, as defined in the 2026 Plan, or the non-employee directors, from time to time, provided that the sum of any cash compensation and the grant date fair value of Awards granted under the 2026 Plan to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $75,000 for an annual grant (with the exception of a non-employee’s director first year of service, for which compensation for services may not exceed $1,000,000). The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that any non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving such non-employee director.

Awards

The 2026 Plan provides for the grant of stock options, stock appreciation rights, stock awards, stock units, performance shares and performance units, and other stock-based awards. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. Participants are not required to pay for the application or acceptance of Awards.

Stock Options

The Administrator may, from time to time, grant to eligible individuals Awards of stock options. Such stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of 10 years unless otherwise required by applicable law.

The exercise price per share subject to a stock option granted under the 2026 Plan may not be less than the fair market value of one share on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by us or with which we combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards.

Except as provided in the applicable award agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a participant’s stock options shall be forfeited upon his or her Termination of Service.

Stock Appreciation Rights

The Administrator may, from time to time, grant to eligible individuals Awards of stock appreciation rights. A stock appreciation right entitles the participant to receive, subject to the provisions of the 2026 Plan and the applicable award agreement, a payment having an aggregate value equal to the product of (a) the excess of (i) the fair market value on the exercise date of one share over (ii) the base price per share specified in the award agreement, and (b) the number of shares of common stock specified by the stock appreciation right, or portion thereof, that is exercised. The base price per share specified in the applicable award agreement shall not be less than the lower of the fair market value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by us or with which we combine (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise), such base price as is necessary to preserve the intrinsic value of such awards.

Stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the 2026 Plan may not have a term in excess of 10 years unless otherwise required by applicable law.

Except as provided in the applicable award agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a participant’s stock appreciation rights shall be forfeited upon his or her Termination of Service.

Stock Awards

The Administrator may, from time to time, grant to eligible individuals Awards of unrestricted stock or Restricted Stock. For the purposes of the 2026 Plan, “Restricted Stock” means an Award of shares of common stock that may be subject to certain transferability and other restrictions and to a risk of forfeiture, including by reason of not satisfying certain performance goals.

Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The period during which such vesting or transferability and other restrictions and/or risk of forfeiture applies (the “Restriction Period”) may lapse under such circumstances, including without limitation upon the attainment of performance goals, in such installments, or otherwise, as the Administrator may determine. Subject to the provisions of the 2026 Plan and the applicable award agreement, during the Restriction Period, a participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock.

Except to the extent restricted under the applicable award agreement, a participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote. Cash dividends declared payable on our common stock shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted shares of common stock having a fair market value equal to the amount of such dividends, or may be reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock granted as a performance award shall be held by us and made subject to forfeiture at least until achievement of the applicable performance goal relating to such shares of Restricted Stock. Shares of common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such shares of common stock or other property have been distributed.

Except as provided in the applicable award agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that the Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

Stock Units

The Administrator may, from time to time, grant to eligible individuals Awards of unrestricted stock units or Restricted Stock Units. For the purposes of the 2026 Plan, “Restricted Stock Unit” means a right granted to a participant to receive shares of common stock or cash, or a combination of shares and cash, which right may be conditioned on the satisfaction of certain requirements, including the satisfaction of certain performance goals.

Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture applies may lapse under such circumstances, including without limitation upon the attainment of performance goals, in such installments, or otherwise, as the Administrator may determine.

Until shares of common stock are issued to the participant in settlement of stock units, the participant shall not have any rights of a stockholder with respect to the stock units or the shares of common stock issuable thereunder. The Administrator may grant the participant the right to dividend equivalents on stock units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine; provided, however, that dividend equivalents declared payable on stock units granted as a Performance Award shall rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable performance goal relating to such stock units.

Except as provided in the applicable award agreement, upon Termination of Service during the applicable period, or upon failure to satisfy any other conditions precedent to the delivery of shares of common stock or cash to which such restricted stock units relate, such restricted stock units and any accrued but unpaid dividend equivalents with respect to such restricted stock units that are then subject to deferral or restriction shall be forfeited; provided that the

Administrator may provide, by rule or regulation or in any award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to restricted stock units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of restricted stock units.

Performance Shares and Performance Units

An award of Performance Shares, as defined in the 2026 Plan, refers to shares of our common stock or stock units that are expressed in terms of our common stock, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of Performance Units, as defined in the 2026 Plan, refers to dollar-denominated units valued by reference to designated criteria established by the Administrator, other than our common stock, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether Performance Shares and Performance Units will be settled or paid in cash or shares of our common stock or a combination of both, or will reserve to the Administrator or the participant the right to make that determination prior to or at the payment or settlement date.

The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of Performance Shares or Performance Units upon (A) the attainment of performance goals during a performance period or (B) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of Performance Shares or Performance Units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A.

Performance goals applicable to performance-based awards may be awarded based on performance metrics to be attained within a predetermined performance period as they may apply to an individual, one or more business units, divisions, or affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies.

The Administrator may, in its discretion, adjust the performance goals applicable to any awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes.

Upon Termination of Service, a performance-based award shall be treated as provided in the applicable award agreement.

Other Stock-Based Awards

The Administrator may, from time to time, grant to eligible individuals Awards in the form of Other Stock-Based Awards. For the purposes of the 2026 Plan, “Other Stock-Based Award” means an Award of shares of common stock or any other Award that is valued in whole or in part by reference to, or that is otherwise based upon, shares of common stock, including without limitation dividend equivalents and convertible debentures.

Adjustment Events

In the event of a merger, consolidation, rights offering, statutory share exchange or similar event affecting us (each, a “Corporate Event”), or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, recapitalization capital reduction distribution or similar event affecting our capital structure (each, a “Share Change”), that occurs at any time after the effective date of the 2026 Plan (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the effective date of the 2026 Plan), the Administrator shall make equitable and appropriate substitutions or proportionate adjustments to (a) the aggregate number and kind of shares of common stock or other securities on which Awards under the 2026 Plan may be granted to eligible individuals, (b) the maximum number of shares of common stock or other securities that may be issued with respect to incentive stock options granted under the 2026 Plan, (c) the number of shares of common stock or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award and (d) all other numerical limitations relating to Awards, whether contained in the 2026 Plan or in award agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

In the case of a Corporate Event, the Administrator may make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (a) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which stockholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of common stock pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each share of common stock pursuant to such Corporate Event), (b) the substitution of securities or other property (including, without limitation, cash or other securities) for the shares of common stock subject to outstanding Awards and (c) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof.

2026 Plan Amendments

Our board of directors or compensation committee may amend, alter or discontinue the 2026 Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a participant with respect to a previously granted Award without such participant’s consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which shares of our common stock are listed or admitted for trading or to prevent adverse tax or accounting consequences to us or the participant.

No amendment of the 2026 Plan shall be made without the approval of our stockholders to the extent such amendment is with respect to (a) materially expanding the eligibility for participation in the 2026 Plan, (b) materially increasing the number of shares of common stock which may be issued under the 2026 Plan or to a participant, (c) eliminating or modifying the prohibition set forth in the 2026 Plan on repricing of stock options and stock appreciation rights, (d) lengthening the maximum term or lowering the minimum exercise price or base price permitted for stock options and stock appreciation rights, (e) modifying the prohibition on the issuance of reload or replenishment options, (f) materially increasing the benefits accruing to participants under the 2026 Plan or (g) any other matter that would require the approval of our stockholders under applicable law, regulation, or rule of any securities exchange on which shares of our common stock are listed or admitted for trading.

Amendment of Awards

The Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any participant with respect to an Award without the participant’s consent, except such an amendment made to cause the 2026 Plan or Awards thereunder to comply with applicable law, applicable rule of any securities exchange on which shares of our common stock are listed or admitted for trading, or to prevent adverse tax or accounting consequences for the participant or us or any of our affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the participant shall not be considered to be a material impairment of the rights of the participant and shall not require the participant’s consent.

2026 Employee Stock Purchase Plan

General

Assuming approval by the SEEQC Board and our stockholders prior to the completion of this offering, the 2026 ESPP will become effective upon the completion of this offering. Below is a summary of the principal provisions of the 2026 ESPP, which summary is qualified in its entirety by reference to the full text of the 2026 ESPP, a copy of which is filed as an exhibit to the registration statement of which this consent solicitation statement/prospectus is a part.

The purpose of the 2026 ESPP is to advance our interests and those of our stockholders by providing an incentive to attract, retain and reward our eligible employees and by motivating such persons to contribute to our growth and profitability. The 2026 ESPP provides such eligible employees with an opportunity to acquire a proprietary interest in us through the purchase of our common stock.

Overview

Under the Merger Agreement, shares equal to 3% of the shares of SEEQC Common Stock outstanding upon the Closing will be available for sale under the 2026 ESPP. In addition, the 2026 ESPP provides for annual increases in the number of shares available for issuance under the 2026 ESPP on each January 1st following the effective date of the 2026 ESPP through January 1, 2036, equal to the smallest of:

•        1.5% of the outstanding shares of our common stock on the immediately preceding December 31;

•        shares equal to 2% of the shares of SEEQC Common Stock outstanding upon the Closing; or

•        such other amount as may be determined by our board of directors.

Appropriate adjustments will be made to the number of authorized shares and to outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the 2026 ESPP.

Our compensation committee will administer the 2026 ESPP and will have full authority to interpret the terms of the 2026 ESPP. The 2026 ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2026 ESPP.

All of our employees, including our NEOs, are eligible to participate if they are customarily employed by us or any of our subsidiaries for at least 20 hours per week and more than five months in any calendar year. Non-employee directors are not eligible to participate in the 2026 ESPP. However, an employee may not be granted rights to purchase stock under the 2026 ESPP if such employee:

•        immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or

•        holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our common stock for each calendar year in which the right to be granted would be outstanding at any time.

The 2026 ESPP is intended to qualify under Section 423 of the Code and the 2026 ESPP shall be so construed. The 2026 ESPP includes a non-423 component to allow for issuances to participants outside the United States, if any. The Compensation Committee may, in its discretion, determine the terms of offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates. Our compensation committee may, in its discretion, modify the terms of future offering periods.

The 2026 ESPP permits participants to purchase common stock through payroll deductions of up to 15% of their regular gross earnings and overtime payments. Other types of compensation are not considered part of compensation for purposes of the 2026 ESPP. Unless provided otherwise by the Compensation Committee, the purchase price of the shares will be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Prior to the beginning of any offering period, the Compensation Committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

A participant may not transfer rights granted under the 2026 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2026 ESPP as described below.

As further discussed below, in the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

The 2026 ESPP will continue in effect until terminated by our compensation committee.

Participant Withdrawal or Termination

A participant may withdraw from the 2026 ESPP by signing and delivering to our office or representative designated by us a written or electronic notice of withdrawal on a form provided by us for this purpose. Such withdrawal may be elected at any time prior to the end of an offering period; provided, however, that if a participant withdraws from the 2026 ESPP after a purchase date, the withdrawal shall not affect shares of common stock acquired by the participant on such purchase date. A participant who voluntarily withdraws from the 2026 ESPP is prohibited from resuming participation in the 2026 ESPP in the same offering from which he or she withdrew, but may participate in any subsequent offering by again satisfying the requirements of the 2026 ESPP. We may impose, from time to time, a requirement that the notice of withdrawal from the 2026 ESPP be on file with our office or representative designated by us for a reasonable period prior to the effectiveness of the participant’s withdrawal.

Upon a participant’s voluntary withdrawal from the 2026 ESPP, the participant’s accumulated 2026 ESPP account balance which has not been applied toward the purchase of shares of common stock shall be refunded to the participant as soon as practicable after the withdrawal, without the payment of any interest, and the participant’s interest in the 2026 ESPP and the offering shall terminate. Such amounts to be refunded may not be applied to any other offering under the 2026 ESPP.

Change in Control

In the event of a Change in Control (as defined in the 2026 ESPP), the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”) may, without the consent of any participant, assume or continue our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights for the Acquiring Corporation’s stock. If the Acquiring Corporation elects not to assume, continue or substitute for the outstanding purchase rights, the purchase date of the then current offering period shall be accelerated to a date before the date of the Change in Control specified by our compensation committee, but the number of shares of common stock subject to outstanding purchase rights shall not be adjusted. All purchase rights which are neither assumed nor continued by the Acquiring Corporation in connection with the Change in Control, nor exercised as of the date of the Change in Control, shall terminate and cease to be outstanding effective as of the date of the Change in Control.

Amendment or Termination of the ESPP

Our compensation committee, as administrator of the 2026 ESPP, may at any time amend, suspend or terminate the 2026 ESPP, except that (a) no such amendment, suspension or termination shall affect purchase rights previously granted under the 2026 ESPP unless expressly provided by our compensation committee, and (b) no such amendment, suspension or termination may adversely affect a purchase right previously granted under the 2026 ESPP without the consent of the participant, except to the extent permitted by the 2026 ESPP or as may be necessary to qualify the 2026 ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. In addition, an amendment to the 2026 ESPP must be approved by our stockholders within 12 months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the 2026 ESPP or would change the definition of the corporations that may be designated by our compensation committee as Participating Companies (as defined in the 2026 ESPP). Notwithstanding the foregoing, in the event that our compensation committee determines that continuation of the 2026 ESPP or an offering would result in unfavorable financial accounting consequences to us, our compensation committee may, in its discretion and without the consent of any participant, including with respect to an offering period then in progress: (i) terminate the

2026 ESPP or any offering period, (ii) accelerate the purchase date of any offering period, (iii) reduce the discount or the method of determining the purchase price in any offering period (e.g., by determining the purchase price solely on the basis of the Fair Market Value (as defined in the 2026 ESPP) on the purchase date), (iv) reduce the maximum number of shares of common stock that may be purchased in any offering period or (v) take any combination of the foregoing actions.

Compensation Clawback Policy

In connection with this offering, we have adopted a clawback policy (the “Clawback Policy”), in compliance with the SEC’s and Nasdaq’s final rules. The Clawback Policy will become effective upon the closing of this offering. The Clawback Policy will require the repayment of certain erroneously awarded incentive-based compensation paid to any current or former executive officer, including our NEOs, in connection with a restatement of financial statements if such compensation exceeds the amount that the executive officers would have received based on the restated financial statements.

Director Compensation

SEEQC has not implemented a formal policy with respect to compensation payable to its non-employee directors and none of its non-employee directors received any compensation for service for the fiscal year ended December 31, 2025. SEEQC reimburses its directors for expenses associated with attending meetings of the board of directors and its committees.

MANAGEMENT FOLLOWING THE MERGER

Following the completion of the Merger, the number of directors of SEEQC will be six, five of whom shall be independent directors. The following sets forth certain information concerning the persons who are expected to serve as SEEQC’s executive officers and directors following Closing of the Merger.

Name	Age	Position/Title
Executive Officers:
John Levy	71	Chief Executive Officer and Chairman of the SEEQC Board
Raja Bal	50	Chief Financial Officer
Shu-Jen Han	49	Chief Technology Officer
Oleg Mukhanov	66	Chief Science Officer
Matthew Hutchings	40	Chief Product Officer
Directors:
William J. Vass	64	Director
Eric Rosenfeld	68	Director
Marek Kiisa	57	Director
Judy Bruner	67	Director
Quentin Gallivan	68	Director

Unless otherwise indicated, the business address of each director and executive officer is 150 Clearbrook Road, Elmsford, NY 10523. A description of the business experience and present position of each director and executive officer is provided below:

Executive Officers

John Levy co-founded SEEQC in April 2018 and has served as its Chief Executive Officer and Chairman of the SEEQC Board since incorporation. Mr. Levy will continue to serve as Chairman of the SEEQC Board upon completion of the Merger. Mr. Levy currently serves on the boards of Hypres, Inc (which formed SEEQC in connection with an asset transfer in 2018 and where Mr. Levy served as the Executive Chairman for 8 years) and Brentwood Originals, Inc and previously served on the board of goTenna from 2013 to 2025. Prior to co-founding SEEQC, Mr. Levy worked at Interval Research Corporation, sponsored by Paul Allen, and served as CEO of ePlanet, a computer vision company funded by Intel Capital and spun out from Interval Research. Prior to co-founding SEEQC, Mr. Levy served as a board member for several technology companies and as a partner at venture capital funds. Mr. Levy holds an MBA from Harvard Business School and an AB in American Studies from Amherst College. We believe Mr. Levy is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including co-founding our company.

Raja Bal has served as SEEQC’s Chief Financial Officer since September 2025. Prior to joining SEEQC, Mr. Bal served as Chief Financial Officer of indie Semiconductor from June 2024 to May 2025 and as indie Semiconductor’s Chief Accounting Officer from January 2020 to June 2024. Before joining indie Semiconductor, Mr. Bal served as the Chief Financial Officer of True North Venture Partners from October 2017 to December 2019 and Chief Financial Officer at GT Advanced Technologies from March 2014 to October 2017. Earlier in his career, Mr. Bal held finance leadership roles, including Corporate Controller and Treasurer at Skyworks Solutions from 2001 to 2014. Mr. Bal is a CPA and holds a Master of Management Analytics from Smith School of Business at Queen’s University and a Bachelor of Commerce from the Telfer School of Management at the University of Ottawa.

Shu-Jen Han has served as SEEQC’s Chief Technology Officer since March 2025 and VP of Engineering from May 2021 to March 2025. Prior to joining SEEQC, Mr. Han was a Semiconductor Consultant at Steel Perlot from August 2022 to September 2024 and in various roles of ascending responsibility at HFC Semiconductor Corp., including serving as an Associate Vice President from March 2021 to May 2021, Senior Director from 2019 to March 2021 and Director of Advanced Memory Technology from 2017 to 2019. Mr. Han holds a Ph.D. in Materials Science Engineering from Stanford University and a Bachelor of Science from National Tsing Hua University.

Oleg Mukhanov has served as SEEQC’s Chief Science Officer since March 2025 and has served in various roles of responsibility at SEEQC since April 2019, including serving as the Chief Technical Officer from April 2019 to March 2025 and as the Co-Chief Executive Officer from April 2019 to September 2020. Prior to joining SEEQC,

Mr. Mukhanov served in roles of ascending responsibility at Hypres, Inc., including serving as a Senior Executive Vice President from May 2013 to April 2019. Mr. Mukhanov holds a Ph.D. in Physics from Moscow State University and an M.S. in Electrical Engineering from the National Research Nuclear University MEPhl (Moscow Engineering Physics Institute).

Matthew Hutchings has served as SEEQC’s Chief Product Officer since August 2019. Prior to joining SEEQC, Mr. Hutchings was a Quantum Technology Enterprise Fellow at the University of Bristol from October 2017 to June 2019. Mr. Hutchings holds a Ph.D. in Photonics and a Masters in Physics from Cardiff University.

Non-Executive Directors

William J. Vass will be appointed to the SEEQC Board upon completion of the Merger. Mr. Vass has served as the Chief Technology Officer of Booz Allen Hamilton since June 2024. Prior to joining Booz Allen Hamilton, Mr. Vass served as Vice President of Engineering with Amazon Web Services from September 2014 to June 2024 and as the President and Chief Executive Officer of Liquid Robotics from April 2011 to June 2014. Mr. Vass holds a BS from Texas A&M University in Geology and Computer Science and attended post-graduate programs in Computer Science at the University of Houston and the George Washington University. We believe Mr. Vass is qualified to serve as a member of our board of directions given his deep technical and leadership expertise.

Eric S. Rosenfeld will be appointed to the SEEQC Board upon completion of the Merger. Mr. Rosenfeld has served as Chief Executive Officer of Allegro since Allegro’s inception in August 2017. Mr. Rosenfeld has also served as the Chief SPAC Officer of Legato Merger Corp. IV since September 2025. Mr. Rosenfeld served as Chief SPAC Officer of Legato Merger Corp III from its inception in November 2023 until it completed its business combination with Einride A.B. in June 2026 and has served as a member of Einride A.B. since such time, served as the Chief SPAC Officer of Legato Merger Corp. II from its inception until it completed its business combination with Southland Holdings in February 2023 and served as Chief SPAC Officer of Legato Merger Corp. from its inception in June 2020 until it completed its business combination with Algoma Steel in October 2021 and has served as a member of the board of directors of Algoma Steel since such time. Mr. Rosenfeld also serves as a member of the board for Aecon Group, Inc., a construction company. Mr. Rosenfeld has also been on a total of 28 public company boards. He is also the President and CEO of Crescendo Partners LP since its formation in 1999. Mr. Rosenfeld is an adjunct professor at Columbia Business School, guest lectured at Tulane Law School, a faculty member at the Directors College and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. Mr. Rosenfeld holds an MBA from Harvard Business School and a Bachelor of Arts in Economics from Brown University. We believe Mr. Rosenfeld is qualified to serve as a member of our board of directors based on our review of his experience, qualifications, attributes and skills, including his extensive board representation.

Judy Bruner will be appointed to the SEEQC Board upon completion of the Merger. Ms. Bruner most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner currently serves on the board of directors of Applied Materials, Inc., a publicly traded semiconductor equipment manufacturer, and as chair of its audit committee and a member of its nominating and governance committee. Ms. Bruner also serves on the board of directors of Qorvo, Inc., a publicly traded manufacturer of radio frequency solutions, and as the chair of its audit committee and a member of its nominating and governance committee, as well as Rapid7, Inc., a publicly traded cybersecurity analytics and automation company, and as a member of its audit committee. Ms. Bruner previously served on the board of directors of Seagate Technology plc, a publicly traded provider of storage solutions, from January 2018 to October 2025, and as a member of its audit and finance committee and as chair of its nominating and governance committee. She also served on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company, from January 2009 to November 2017 and served as chair of its audit committee. She also previously served on the board of directors of Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software, from August 2016 to April 2021 and as chair of its audit committee and a member of its ethics and compliance committee. Ms. Bruner received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara. We believe that Ms. Bruner’s financial and business expertise, including her experience in financial management with a range of technology companies qualifies her to serve on our board of directors.

Marek Kiisa has served as a member of our board of directors since January 2025. Mr Kiisa is a managing partner of NordicNinja which he co-founded in November 2018 and venture partner at Superangel, which he co-founded in October 2017, and BaltCap Growth Fund, which he co-founded in July 2017. Mr. Kiisa has served as a member of the board of directors of Einride since 2019 and previously served on the boards of Ekspress Grupp, GrabCAD, Scantarp Oy Ab and Scanditron, among other companies. Mr. Kiisa holds an M.Sc. in Mechanical Engineering from the KTH Royal Institute of Technology and an MBA from the Estonian Business School. We believe Mr. Kiisa is qualified to continue to serve as a member of our board of directors based on his expertise in the areas of entrepreneurship and strategic management and his familiarity with our business.

Quentin Gallivan will be appointed to the SEEQC Board upon completion of the Merger. Mr. Gallivan has served as a member of the board of directors of various companies, including serving as the Chairman of the Board of Directors of Orbus Software, an enterprise architecture platform, since August 2024, the Executive Chairman of Watermark, an education technology SaaS company, since December 2021, and a member of the board of directors of Webroot Software, a SaaS security company, from November 2007 to July 2019. Mr. Gallivan previously served as the Chief Executive Officer of Blue Jeans Network, a cloud-based enterprise platform, from August 2017 to May 2021, and of Pentaho, a data analytics company, from September 2011 to April 2017. Following Hitachi Data Systems’ acquisition of Pentaho, Mr. Gallivan served as the Chief Executive Officer of Pentaho and Senior Vice President of Hitachi Data Systems from June 2015 to April 2017. Previously, Mr. Gallivan was the CEO of Postini, a pioneer in Email Security and lead the sale to Google in 2007. Previously, Mr. Gallivan was a senior vice president and chief revenue officer for Verisign from 1997 to 2005 leading the company through a successful IPO and market leadership in the cyber security space. We believe Mr. Gallivan business expertise, including his broad experience serving as a board member, qualifies him to serve on our board of directors.

Family Relationships

There are no family relationships among any of SEEQC’s directors or executive officers.

Board Composition

SEEQC’s business and affairs will be organized under the direction of the SEEQC Board. The SEEQC Board will meet on a regular basis and additionally as required.

In accordance with the terms of the New SEEQC Bylaws, which will be effective upon the consummation of the Merger, SEEQC’s Board may establish the authorized number of directors from time to time by resolution. SEEQC’s board of directors will consist of seven members upon the consummation of the Merger.

Director Independence

Prior to the consummation of the Merger, the SEEQC Board will undertake a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, it is expected that the SEEQC Board will determine that William J. Vass, Eric Rosenfeld, Judy Bruner, Marek Kiisa and Quentin Gallivan are “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, the SEEQC Board will consider the current and prior relationships that each non-employee director has with SEEQC and all other facts and circumstances the SEEQC Board deems relevant in determining their independence, including the beneficial ownership of securities of SEEQC by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Role of SEEQC’s Board in Risk Oversight/Risk Committee

Upon the consummation of the Merger, one of the key functions of SEEQC’s Board will be informed oversight of SEEQC’s risk management process. SEEQC’s Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through SEEQC Board as a whole, as well as through various standing committees of the SEEQC Board that address risks inherent in their respective areas of oversight. In particular, the SEEQC Board will be responsible for monitoring and assessing strategic risk exposure and SEEQC’s audit committee will have the responsibility to consider and discuss SEEQC’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. SEEQC’s audit committee will also monitor compliance with legal and regulatory requirements. SEEQC’s compensation committee will also assess and monitor whether SEEQC’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Committees of the SEEQC Board

Upon the consummation of the Merger, SEEQC’s Board will establish an audit committee, compensation committee and nominating and corporate governance committee. SEEQC’s Board will adopt a charter for each of these committees, which will comply with the applicable requirements of current SEC and Nasdaq rules. SEEQC intends to comply with future requirements to the extent applicable. Following the consummation of the Merger, copies of the charters for each committee will be available on the investor relations portion of SEEQC’s website.

Audit Committee

The audit committee will consist of Judy Bruner, Eric Rosenfeld and Quentin Gallivan, each of whom SEEQC’s Board has determined satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chair of the audit committee will be Judy Bruner. SEEQC’s Board is expected to determine that Judy Bruner is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the SEEQC Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee will be to discharge the responsibilities of the board of directors with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee will include:

•        overseeing SEEQC’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of SEEQC’s financial statements;

•        managing the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as SEEQC’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services (the “Auditors”);

•        maintaining and fostering an open avenue of communication with SEEQC’s management, internal audit group (if any) and Auditors;

•        reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;

•        overseeing the design, implementation, organization and performance of SEEQC’s internal audit function (if any);

•        helping the SEEQC Board oversee SEEQC’s legal and regulatory compliance, including risk assessment;

•        preparing the audit committee report required by the SEC to be included in SEEQC’s annual consent solicitation statement, and

•        providing regular reports and information to the SEEQC Board.

Compensation Committee

The compensation committee will consist of Marek Kiisa, Quentin Gallivan and Judy Bruner. The chair of the compensation committee will be Marek Kiisa. The SEEQC Board is expected to determine that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee will be to discharge the responsibilities of the SEEQC Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee will include:

•        helping the SEEQC Board oversee SEEQC’s compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•        reviewing and determining the compensation to be paid to SEEQC’s executive officers and directors;

•        when required, reviewing and discussing with management SEEQC’s compensation disclosures in the “Compensation Discussion and Analysis” section of SEEQC’s annual reports, registration statements, proxy statements or information statements filed with the SEC;

•        when required, preparing and reviewing the Committee report on executive compensation included in SEEQC’s annual proxy statement; and

•        reviewing and ensuring SEEQC’s talent management strategies are aligned to best practices and ensure SEEQC attracts, retains and develops top talent.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will consist of Quentin Gallivan, Eric Rosenfeld and William J. Vass. The chair of the nominating and corporate governance committee will be Quentin Gallivan. The SEEQC Board is expected to determine that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.

Specific responsibilities of the nominating and corporate governance committee will include:

•        helping the SEEQC Board oversee SEEQC’s corporate governance functions and develop, update as necessary and recommend to the SEEQC Board the governance principles applicable to SEEQC;

•        identifying, evaluating and recommending and communicating with candidates qualified to become SEEQC Board members or nominees for directors of the SEEQC Board consistent with criteria approved by the SEEQC Board; and

•        making other recommendations to the SEEQC Board relating to the directors of SEEQC.

Compensation Committee Interlocks and Insider Participation

None of the intended members of SEEQC’s compensation committee has ever been an executive officer or employee of SEEQC. None of SEEQC’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of SEEQC Board or compensation committee.

Code of Ethics

Following the consummation of the Merger, the SEEQC Board will adopt a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of SEEQC’s employees, executive officers and directors. The Code of Conduct will be available at the investors section of SEEQC’s website at https://seeqc.com/investors. Information contained on or accessible through the website is not a part of this consent solicitation statement/prospectus, and the inclusion of the website address in this consent solicitation statement/prospectus is an inactive textual reference only. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on its website to the extent required by applicable rules and exchange requirements. The reference to SEEQC website address does not constitute incorporation by reference of the information contained at or available through SEEQC’s website, and you should not consider it to be a part of this consent solicitation statement/prospectus.

Limitation on Liability and Indemnification of Directors and Officers

The New SEEQC Charter, which will be effective upon consummation of the Merger, will limit directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the New SEEQC Bylaws provide that SEEQC will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, SEEQC will enter into separate indemnification agreements with its directors and officers. These agreements, among other things, require SEEQC to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at its request.

SEEQC plans to maintain a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. SEEQC believes these provisions in the New SEEQC Charter and New SEEQC Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SOLICITATION OF WRITTEN CONSENTS

Allegro Stockholder Action by Written Consent

As discussed in this consent solicitation statement/prospectus, the Allegro Board is providing this consent solicitation statement/prospectus and the related consent solicitation materials to the Allegro Stockholders to solicit written consent to the adoption and approval of the Merger Agreement, and the approval of the transactions contemplated thereby, including the Merger. Such proposal is referred to herein as the Merger Proposal. For a summary of and detailed information regarding the Merger Proposal, see the information about the Merger and the Merger Agreement throughout this consent solicitation statement/prospectus, including the information set forth in sections titled “The Merger” beginning on page 118 and “The Merger Agreement” beginning on page 138. A copy of the Merger Agreement is attached as Annex A to this consent solicitation statement/prospectus and is incorporated herein by reference. You are urged to read carefully this consent solicitation statement/prospectus and the Merger Agreement in their entirety before providing your consent on this proposal.

Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the Merger. As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

Immediately prior to the Effective Time, all outstanding shares of SEEQC Preferred Stock will be mandatorily converted into shares of SEEQC Common Stock, in accordance with the SEEQC Charter as in effect immediately before the Effective Time. Such conversion is referred to herein as the SEEQC Preferred Stock Conversion. Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the SEEQC Charter, the outstanding shares of SEEQC Common Stock will be split in the SEEQC Stock Split, such that the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock, less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split). The stock options and restricted stock units of SEEQC outstanding as of the Effective Time will remain outstanding, subject to adjustment as necessary based on the SEEQC Stock Split. The holders of SEEQC Common Stock and the holders of certain of SEEQC’s equity compensation awards, each as of immediately prior to the Effective Time (the “Earnout Recipients”), are entitled to receive up to 60,000,000 additional shares of SEEQC Common Stock if certain stock price conditions are met.

At the Effective Time, each share of Allegro Common Stock, and each Allegro Right, that is issued and outstanding immediately before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights). Certain of the holders of the Allegro founder shares have agreed to restrictions on transfer with respect to 23% of the shares of SEEQC Common Stock to be received by them in the Merger and issued upon conversion of the Allegro Warrants following the consummation of the Allegro Warrant Amendment (other than shares of SEEQC Common Stock to be received by them in respect of the private placement units purchased by the initial stockholders simultaneously with Allegro’s initial public offering), with such restrictions to be released if certain stock price conditions are met. These shares are referred to herein as the Restricted Shares. If any Restricted Shares have not been so released, then such shares will be forfeited by the initial stockholders of Allegro and cancelled by SEEQC.

For a summary of and detailed information regarding the merger consideration, see “The Merger Agreement and Ancillary Documents — The Merger Agreement — General Description” beginning on page 138 of this consent solicitation statement/prospectus.

Record Date

The record date to determine the Allegro Stockholders entitled to notice of this solicitation of written consent and to execute and deliver a written consent is the close of business on June 12, 2026. The record date was established by the Allegro Board as permitted by the DGCL.

Only stockholders of record of Allegro on the record date will be notified of and be entitled to execute and deliver a written consent. On the record date, 4,110,000 shares of Allegro Common Stock were outstanding and eligible to consent with respect to the Merger Proposal. Under the Allegro’s Charter, each holder of Allegro Common Stock is entitled to one vote for each share of common stock held of record.

Consent Required

Approval is required from the holders of at least a majority of the issued and outstanding shares of Allegro Common Stock to approve the Merger Proposal.

SEEQC, Allegro and certain of the initial stockholders of Allegro entered into the Allegro Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions, such as the Merger Proposal; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement).

As of the close of business on the record date, the initial stockholders of Allegro who are party to the Allegro Support Agreement collectively beneficially owned 2,917,938 shares of Allegro Common Stock, which represent, in the aggregate, approximately 71.0% of the Allegro Common Stock outstanding and entitled to vote on that date, which is sufficient for approval of the Merger Proposal.

Consummation of the Merger and completion of the Allegro Warrant Amendment are conditioned upon receipt of sufficient written consents to approve the Merger Proposal. Consummation of the Merger is not conditioned upon receipt of sufficient written consents to approve the Allegro Warrant Amendment.

Submission of Consents

You may consent to the Merger Proposal with respect to your shares of Allegro Common Stock by completing and signing the Allegro Stockholder Written Consent furnished with this consent solicitation statement/prospectus and returning it to Allegro on or before July 9, 2026, the date the Allegro Board has set as the targeted final date for receipt of written consents. Allegro reserves the right to extend the final date for receipt of written consents beyond July 9, 2026 in the event that consents approving the Merger Proposal have not been obtained by that date from holders of a sufficient number of shares of Allegro Common Stock. Any such extension may be made without notice to Allegro Stockholders. Once all conditions to the Merger have been satisfied or waived, the consent solicitation will conclude.

If you hold shares of Allegro Common Stock as of the record date and you wish to give your written consent to the Merger Proposal, you must complete the enclosed written consent of stockholder, date and sign it, and promptly return it to Allegro. Once you have completed, dated and signed the written consent, you may deliver it to Allegro by emailing a .pdf copy of your written consent to proxy@mackenziepartners.com, or by mailing your written consent in the pre-addressed postage paid envelope provided.

If your shares of Allegro Common Stock are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Allegro Common Stock you beneficially own are properly counted.

Executing Consents; Revocation of Consents

You may execute the Allegro Stockholder Written Consent to approve the Merger Proposal (which is equivalent to a vote for the Merger Proposal) or disapprove the Merger Proposal (which is equivalent to a vote against the Merger Proposal). If you do not return your executed written consent, it will have the same effect as a vote against the Merger Proposal. If you are a record holder and you return an executed written consent without indicating your decision on the Merger Proposal, you will be deemed to have given your consent to approve the Merger Proposal.

Your written consent to the Merger Proposal, as evidenced by your signing and returning the signature page of the enclosed written consent, may not be changed or revoked once it is received by Allegro.

Appraisal Rights

An Allegro Stockholder will have the right to seek appraisal of the fair value of such stockholder’s shares of Allegro Common Stock if the Merger is completed, in lieu of receiving the per share merger consideration, but only if such Allegro Stockholder does not sign and return a written consent to the Merger Proposal and otherwise complies with the procedures of Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, Allegro will send a Notice of Appraisal Rights to all Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) who satisfy the applicable statutory conditions. An Allegro Stockholder electing to exercise his, her or its appraisal rights will need to take action at that time, in response to that notice. However, a description of the appraisal rights is being provided to all Allegro Stockholders now so they can determine whether they wish to preserve their ability to demand appraisal rights in the future. These appraisal rights are summarized elsewhere in the consent solicitation statement/prospectus. Pursuant to the Allegro Support Agreement, certain of the initial stockholders of Allegro agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

Solicitation of Consents; Expenses

The expense of preparing, printing and mailing this consent solicitation statement/prospectus is being borne by Allegro. Allegro’s officers and employees may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting consents.

Recommendation of the Allegro Board

The Allegro Board recommends that Allegro Stockholders approve the Merger Proposal by executing and delivering the Allegro Stockholder Written Consent furnished with this consent solicitation statement/prospectus. The Allegro Board believes the Merger and the terms and provisions of the Merger Agreement are advisable and fair to and in the best interests of Allegro and its stockholders. See the section titled “The Merger — Approval of the Allegro Board and Reasons for the Merger” beginning on page 127 of this joint proxy and consent solicitation statement/prospectus.

Allegro Warrant Holder Action by Written Consent

As discussed in this consent solicitation statement/prospectus, the Allegro Board is providing this consent solicitation statement/prospectus and the related consent solicitation materials to the Allegro Warrant Holders to solicit written consent to the adoption of an amendment to the Allegro Warrants, so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock. Such amendment is referred to herein as the Allegro Warrant Amendment. A copy of the Allegro Warrant Amendment is attached hereto as Annex B, and is incorporated herein by reference. You are urged to read carefully this consent solicitation statement/prospectus and the Allegro Warrant Amendment in their entirety before providing your consent to this amendment.

Pursuant to the Warrant Amendment, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants automatically will convert into the right to 0.1 of a share of SEEQC Common Stock, subject to equitable adjustment to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into SEEQC Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the SEEQC Common Stock occurring on or after the date hereof (other than the SEEQC Preferred Stock Conversion and the SEEQC Stock Split), with such amount reflecting a value of $5.00 per share of SEEQC Common Stock, without the payment of any additional consideration.

Record Date

The record date to determine the Allegro Warrant Holders entitled to notice of this solicitation of written consent and to execute and deliver a written consent is the close of business on June 12, 2026. The record date was established by the Allegro Board in accordance with applicable law.

Only warrant holders of record of Allegro on the record date will be notified of and be entitled to execute and deliver a written consent. On the record date, 15,322,500 Allegro Warrants were outstanding and eligible to consent with respect to the Allegro Warrant Amendment. Under the Allegro Warrant Agreement, each holder of Allegro Warrants is entitled to one vote for each Allegro Warrant held of record.

Consent Required

Approval of the Allegro Warrant Amendment requires the written consent of holders of at least 65.0% of the Allegro Warrants.

SEEQC and Allegro entered into the Allegro Support Agreement with certain of the initial stockholders of Allegro and the Allegro Warrant Support Agreement with certain Allegro Warrant Holders, pursuant to which such stockholders and warrant holders agreed to vote or cause to be voted all Allegro Warrants beneficially held by them in favor of Allegro Warrant Amendment.

As of the close of business on the record date, the initial stockholders of Allegro who are party to the Allegro Support Agreement and the Allegro Warrant Holders who are party to the Allegro Warrant Agreement collectively beneficially owned, in the aggregate, approximately 48.8% of the Allegro Warrants outstanding and entitled to vote on that date.

Completion of the Allegro Warrant Amendment is conditioned upon receipt of sufficient written consents to approve the Merger Proposal. Consummation of the Merger is not conditioned upon receipt of sufficient written consents to approve the Allegro Warrant Amendment.

Submission of Consents

You may consent to the Allegro Warrant Amendment with respect to your Allegro Warrants by completing and signing the Allegro Warrant Holder Written Consent furnished with this consent solicitation statement/prospectus and returning it to Allegro on or before July 9, 2026, the date the Allegro Board has set as the targeted final date for receipt of written consents. Allegro reserves the right to extend the final date for receipt of written consents beyond July 9, 2026 in the event that consents approving the Allegro Warrant Amendment have not been obtained by that date from holders of a sufficient number of Allegro Warrants. Any such extension may be made without notice to Allegro Warrant Holders.

If you hold Allegro Warrants as of the record date and you wish to give your written consent to the Allegro Warrant Amendment, you must complete the enclosed Allegro Warrant Holder Written Consent, date and sign it, and promptly return it to Allegro. Once you have completed, dated and signed the written consent, you may deliver it to Allegro by emailing a .pdf copy of your written consent to proxy@mackenziepartners.com, or by mailing your written consent in the pre-addressed postage paid envelope provided.

If your Allegro Warrants are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the Allegro Warrants you beneficially own are properly counted.

Executing Consents; Revocation of Consents

You may execute a written consent of warrant holders to approve the Allegro Warrant Amendment (which is equivalent to a vote for the Allegro Warrant Amendment) or disapprove the Allegro Warrant Amendment (which is equivalent to a vote against the Allegro Warrant Amendment). If you do not return your executed written consent, it will have the same effect as a vote against the Allegro Warrant Amendment. If you are a record holder and you return an executed written consent without indicating your decision on the Allegro Warrant Amendment, you will be deemed to have given your consent to approve the Allegro Warrant Amendment.

Your written consent to the Allegro Warrant Amendment, as evidenced by your signing and returning the signature page of the enclosed written consent, may not be changed or revoked once it is received by Allegro.

Appraisal Rights

Allegro Warrant Holders do not have appraisal or similar rights under the Allegro Warrant Agreement or applicable law in connection with the Allegro Warrant Amendment.

Recommendation of the Allegro Board

The Allegro Board recommends that Allegro Warrant Holders approve the Allegro Warrant Amendment by executing and delivering the written consent of warrant holder furnished with this consent solicitation statement/prospectus. The Allegro Board believes the Allegro Warrant Amendment is advisable and fair to and in the best interests of Allegro and its warrant holders.

Solicitation of Consents; Expenses

The expense of preparing, printing and mailing this consent solicitation statement/prospectus is being borne by Allegro. Allegro’s officers and employees may solicit consents by telephone and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting consents.

Assistance

If you need assistance in completing written consent or have questions regarding the written consent, please contact Firefly:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attention: Secretary
E-mail: proxy@mackenziepartners.com

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this consent solicitation statement/prospectus as Annex A and incorporated by reference herein in its entirety. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Effects of the Merger

Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

Background of the Merger

On July 6, 2018, Allegro consummated its initial public offering (“IPO”) of 14,950,000 units (“Units” and, with respect to the common stock included in the Units offered, the “Public Shares”), including 1,950,000 Units issued pursuant to the exercise in full of the underwriters’ overallotment option, generating gross proceeds of $149,500,000. Simultaneously with the closing of the IPO, Allegro consummated the sale of 372,500 units (“Private Units”), at a price of $10.00 per Private Unit, in a private placement to certain of the initial stockholders, Cantor Fitzgerald & Co. and Chardan Capital Markets LLC (collectively, the “Insiders”), generating gross proceeds of $3,725,000.

Promptly following the IPO, Allegro’s officers and directors contacted several investment banks, private equity firms, consulting firms, legal and accounting firms, and numerous other business relationships.

Between July 2018 and September 2019, Allegro identified and reviewed information with respect to over 50 private companies and ultimately entered substantial discussions with 16 of these companies regarding, among other things, the type and amount of consideration to be provided relative to a potential transaction. Allegro ultimately issued 13 letters of intent. Of these, four letters of intent were fully executed by Allegro and its potential merger targets.

On September 16, 2019, Allegro signed a Letter of Intent with TriArtisan Partners and a U.S.-based restaurant chain in which Allegro would merge with the restaurant chain. On November 8, 2019, following significant discussions between the parties and negotiation of documents relating to such transaction, a merger agreement between Allegro and the restaurant chain was executed and the transaction was publicly announced.

On March 31, 2020, because of the COVID-19 pandemic and the closure of all of the chain’s restaurants, the parties mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the merger agreement between the parties.

On March 31, 2020, Allegro commenced the process of dissolving and liquidating its trust account, in accordance with the Allegro Charter. Since such date, Allegro has operated as an SEC reporting company, although it does not trade on any exchange.

On April 21, 2020, pursuant to the Allegro Charter, all of Allegro’s outstanding Public Shares were redeemed at a per share redemption price of approximately $10.30 per Public Share. Following such redemption, there were no funds remaining in the trust account.

Between April 21, 2020 and August 5, 2025, Allegro identified and reviewed information with respect to approximately 29 private companies and ultimately entered substantial discussions with 18 of these companies regarding, among other things, the type and amount of consideration to be provided relative to a potential transaction. Allegro ultimately issued four letters of intent, of which one was fully executed by Allegro and its potential merger partner. The negotiations with each of these potential merger partners are summarized below.

Negations with Partner 1

Allegro submitted its first letter of intent with a U.S. auction house. On February 17, 2021, Eric Rosenfeld, Allegro’s Chief Executive Officer, sent an email to the potential partner introducing Allegro. Subsequently, a nondisclosure agreement was executed between the parties. Allegro requested, and received, financial information and a presentation describing the business of such partner. Following several meetings between Allegro and the merger partner, Allegro submitted a letter of intent in April 2021. After several weeks of further discussion, the partner notified Allegro that it had determined not to pursue the transaction further. In January 2022, Allegro had additional discussions with the merger partner to receive an update on the recent operating performance of the business. At this time, the merger partner reiterated to Allegro that it did not wish to pursue a transaction with Allegro.

Negotiations with Partner 2

On January 20, 2022, Gregory Monahan, a consultant to Allegro, received an email from an investment banker representing a company that developed an autonomous delivery vehicle concept. On January 24, 2022, Mr. Monahan met with a member of the company’s management team. Subsequently, a nondisclosure agreement was executed between the parties. After the execution of the nondisclosure agreement, the merger partner provided Allegro with due diligence materials. On February 7, 2022, Allegro submitted a letter of intent to such partner. After further discussions between Allegro and the partner, Allegro management concluded that the transaction was no longer in the best interest of Allegro’s stockholders and terminated discussions in late February 2022.

Negations with Partner 3

On June 11, 2025, Ehsan Ehsani and Shahrez Nadeem, consultants to Allegro, met with an investment banker representing a national provider of office food solutions. Subsequently, Allegro and the partner company executed a nondisclosure agreement. After several meetings between Allegro and the merger partner, Allegro submitted a draft of the proposed letter of intent on August 25, 2025. After several additional discussions, Allegro terminated discussions with the company in September 2025 to focus on the potential SEEQC transaction.

Negotiations between Allegro and SEEQC

On August 5, 2025, Lorne Abony, an advisor to SEEQC, emailed Eric Rosenfeld offering to make an introduction to SEEQC and its Chief Executive Officer, John Levy.

On August 8, 2025, a videoconference meeting was held among Messrs. Rosenfeld and Monahan from Allegro, Adam Jaffe, Allegro’s Chief Financial Officer, and Messrs. Abony and Levy from SEEQC. During the call, Mr. Levy detailed SEEQC’s business, organization structure, and go-to-market strategy.

On August 11, 2025, Allegro and SEEQC executed a non-disclosure agreement. After executing the non-disclosure agreement, SEEQC provided Messrs. Rosenfeld, Jaffe, Monahan and certain affiliates of Allegro with access to a virtual data room containing material agreements and documents relating to SEEQC.

On August 13, 2025, Mr. Rosenfeld submitted a non-binding letter of intent (“SEEQC LOI” or “Initial LOI”) to Messrs. Levy and Abony. The Initial LOI proposed that Allegro would complete a merger with SEEQC, whereby Allegro would issue shares and contingent shares to the current SEEQC Stockholders in return for 100% of the equity of SEEQC. The SEEQC LOI further stipulated that the proposed equity consideration would consist of $1,500,000,000 of Allegro Common Stock at closing, priced at $5.00 per share, and up to an additional $150,000,000 of stock-based contingent consideration, priced at $5.00 per share. The contingent consideration included three distinct earnout goals, payable at the end of 2026, 2027 and 2028, based on a metric that was to be determined in the future. Further, the SEEQC LOI noted that the parties would work collaboratively to raise financing in a private investment in public equity (“PIPE”) financing prior to the execution of a merger agreement. The SEEQC LOI also called for the creation of an incentive equity plan reserving 5% of SEEQC’s outstanding shares at closing. In addition, the SEEQC LOI stipulated that the continuing board of directors would be comprised of seven members, two of whom would be appointed by Allegro and five of whom would be appointed by SEEQC. The Initial LOI included a mutual exclusivity provision.

On August 20, 2025, Messrs. Rosenfeld, Abony and Levy exchanged emails seeking to coordinate a videoconference call with BTIG, LLC (“BTIG”), Allegro’s investment banker, to gauge potential investors’ views on valuation for SEEQC.

On August 25, 2025, Messrs. Rosenfeld, Jaffe and Monahan from Allegro, Mr. Levy from SEEQC and representatives of BTIG held a videoconference meeting. During the call, Mr. Levy provided an overview of the quantum industry, a detailed description of SEEQC’s business and its technology and an overview of its critical intellectual property and partnerships.

On September 2, 2025, Messrs. Rosenfeld, Jaffe, Monahan from Allegro and Bajpai and Kovary from BTIG met with Mr. Levy and Matthew Hutchings from SEEQC, at SEEQC’s headquarters in Westchester, New York. Messrs. Levy and Hutchings provided the participants with a presentation regarding SEEQC’s business and provided a tour of the facilities. Discussion ensued about the quantum industry in general and various quantum companies, as well as SEEQC’s business operations, its partnerships, current capitalization and recent financing rounds.

On September 8, 2025, Messrs. Levy, Abony, Rosenfeld, Jaffe, Monahan, Raja Bal, the current Chief Financial Officer of SEEQC, and representatives of BTIG held a videoconference meeting to discuss the likelihood of successfully raising a PIPE for SEEQC. The participants also discussed the steps required to raise the PIPE and subsequently consummate the transaction with Allegro. Additionally, input regarding an investor presentation was solicited and feedback was given. After this call, Messrs. Abony and Levy notified Mr. Rosenfeld that SEEQC would like to schedule meetings with potential investors in the coming week.

Between September 9, 2025 and September 18, 2025, numerous emails were exchanged between BTIG, SEEQC and Allegro to finalize the investor presentation and coordinate schedules so that investor meetings could be coordinated. BTIG commenced setting up meetings beginning on September 19, 2025. Additionally on September 17, 2025, representatives of BTIG provided SEEQC with an Advisory Agreement, which was executed on September 22, 2025.

On September 17, 2025, Messrs. Monahan, Jaffe, Rosenfeld, Levy, Abony and representatives from BTIG held a videoconference meeting to get an update on the PIPE process. Representatives of BTIG provided an update on the latest status of the investor presentation and on the progress of scheduling investor meetings.

On September 21, 2025, Messrs. Monahan and Rosenfeld from Allegro, Jeffrey M. Gallant of Graubard Miller, counsel to Allegro, Douglas Ellenoff of Ellenoff Grossman & Schole LLP, counsel to BTIG, and Elliott Smith of Perkins Coie LLP, counsel to SEEQC, and representatives of BTIG held a videoconference meeting with Messrs. Levy and Abony from SEEQC to discuss the benefits and disadvantages of accessing the public markets via a traditional initial public offering compared to a merger with a SPAC compared to a transaction with Allegro, the certainty related to raising a PIPE and SEEQC’s valuation. Following this meeting, it was determined that BTIG would begin setting up additional meetings with potential investors.

Beginning on September 22, 2025 and continuing through October 9, 2025, representatives of BTIG and SEEQC held preliminary meetings with potential PIPE investors to gauge investors’ potential interest in, and the proposed valuation of, SEEQC.

On October 5, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Stephen Alicanti of DLA Piper LLP (US) (“DLA Piper”), counsel to SEEQC, and representatives of BTIG held a videoconference meeting. Messrs. Levy and Bal, along with representatives of BTIG, provided an update regarding recent and upcoming PIPE meetings.

Beginning on October 9, 2025 and continuing through November 1, 2025, numerous emails between representatives of BTIG and SEEQC regarding an engagement letter between SEEQC and BTIG regarding the PIPE (“BTIG Engagement Letter”) were exchanged. The BTIG Engagement Letter was signed on October 30, 2025.

On October 9, 2025, Messrs. Rosenfeld, Monahan, Levy, Bal, Gallant and Alicanti held a videoconference meeting. A preliminary plan for raising a PIPE, priced at $5.00 per share, and a public offering, priced at between $5.00 and $7.00 per share, was discussed. The parties also discussed the state of SEEQC’s PCAOB financials. Questions regarding the certainty of financing and the possibility of adding another bank to the transaction were discussed.

On October 12, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Mr. Levy led a discussion about the projected timeline, the preliminary PIPE structure, the SEC filing requirements, the timeline for finalizing the PCAOB compliant financials, the status of the investor presentation and the status of an updated LOI between SEEQC and Allegro. In addition, BTIG provided an update on other workstreams required to complete a PIPE transaction, including investor diligence and company preparedness.

Beginning on October 12, 2025 and continuing through October 26, 2025, Allegro and SEEQC exchanged several emails regarding an updated version of the Initial LOI.

On October 15, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. During the call Mr. Levy and representatives of BTIG led a discussion regarding the status of the PIPE meetings. In addition, the group was updated on the status of the negotiations regarding an update to the Initial LOI.

On October 17, 2025, SEEQC sent Allegro a revised draft of the Initial LOI (“Second Draft LOI”). The Second Draft LOI proposed that SEEQC shareholders would receive equity consideration consisting of $1,000,000,000 of Allegro common stock at closing, priced at $5.00 per share, and up to an additional $300,000,000 of stock-based contingent consideration, priced at $5.00 per share. The contingent consideration included three distinct earnout goals, payable at the end of 2026, 2027 and 2028, based on a metric that was to be determined in the future. The Second Draft LOI continued to propose that Allegro and SEEQC would seek to raise funds in a PIPE financing concurrent with the closing. It also proposed that the parties collaborate to discuss and execute a strategy relating to Allegro’s outstanding warrants. The Second Draft LOI stipulated that the continuing board of directors would be comprised of individuals designated by SEEQC and that SEEQC would consider one independent director mutually agreed to by Allegro and SEEQC. The Second Draft LOI proposed that an incentive equity plan would be established reserving 12.5% of SEEQC outstanding shares at closing with a 5% evergreen provision.

On October 18, 2025, Allegro sent SEEQC a further revised draft letter of intent (“Third Draft LOI”). The Third Draft LOI proposed that Allegro would appoint two directors to the board of the continuing company. In addition, it proposed that Allegro would use commercially reasonable efforts to limit Allegro’s expenses through closing of the transaction.

On October 19, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Mr. Levy, along with representatives of BTIG, led a discussion about the status of the PIPE meetings. Mr. Levy further led a discussion on the status of the Third Draft LOI.

On October 21, 2025, SEEQC sent Allegro a further revised draft letter of intent (“Fourth Draft LOI”). The Fourth Draft LOI proposed that Allegro forfeit 1,868,750 founder shares and subject 1,027,500 shares to the same earnout provisions as certain of SEEQC’s shares would be subject. In addition, SEEQC proposed that Allegro appoint one director to the board of the continuing company. It also included a $2,000,000 estimate of Allegro’s expenses, along with a breakdown of the estimated expenses.

On October 23, 2025, Allegro sent SEEQC a furth revised draft letter of intent (“Final LOI”). The Final LOI removed the section which proposed that Allegro would forfeit 1,868,750 founder shares and subject 1,027,500 shares to the same earnout provisions as SEEQC. In addition, SEEQC proposed that Allegro appoint two directors to the board of the continuing company, one of whom SEEQC could request to resign from the board after one year. It also proposed that 50% of Allegro’s outstanding indebtedness would be converted into stock of the surviving company.

On October 24, 2025, Graubard Miller was requested by Allegro to begin formal legal due diligence on SEEQC and to prepare documentation for the proposed transaction and the related proxy statement.

On October 26, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Mr. Levy, along with representatives of BTIG, led a discussion about the status of the PIPE meetings. Mr. Levy further led a discussion on the status of the Final LOI.

On October 26, 2025, after minor, non-substantive revisions, the Final LOI was executed by Allegro and SEEQC.

On October 30, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Messrs. Levy and Bal provided an update on the cross-over financing and expected size and valuation. Representatives from BTIG stated their intention to schedule on-site meetings at SEEQC headquarters, and Messrs. Levy and Bal provided BTIG with dates that they could accommodate these meetings.

On November 3, 2025, members of Allegro’s board, including Messrs. Semler, Sgro, Deluce and Schauerman, held an audit committee video conference meeting. Other attendees included Messrs. Rosenfeld, Jaffe, Monahan and Mr. Hudgens from Hudgens CPA, Allegro’s auditors. Mr. Rosenfeld provided the attendees with an update on the SEEQC transaction, including the key terms of the Final LOI, as well as the status of meetings with potential PIPE investors.

On November 4, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Mr. Levy, along with representatives of BTIG, led a discussion regarding the status of the PIPE investor meetings and next steps in the transaction including drafting and finalizing the Merger Agreement, finalizing the PIPE Investment, receiving updated PCAOB compliant financials for SEEQC and required SEC filings.

On November 5, 2025, Mr. Monahan provided Messrs. Levy and Bal with a supplemental diligence request list and Mr. Bal indicated the requested documents would be provided as soon as possible.

On November 7, 2025, Mr. Monahan provided Messrs. Levy and Bal with a list of due diligence questions that were to be discussed at a scheduled due diligence meeting on November 11, 2025. Later that evening, Messrs. Bal and Monahan had a telephone conversation to clarify questions Mr. Bal had regarding the list of due diligence questions.

On November 10, 2025, Mr. Gallant from Graubard Miller provided DLA Piper and SEEQC with an initial draft of the Merger Agreement.

On November 10, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of BTIG held a videoconference meeting. Mr. Levy led a discussion regarding the status and potential timing of signing the Merger Agreement. Representatives of BTIG provided an update regarding potential PIPE investors and discussed the required documentation needed to finalize the PIPE Investment. In addition, Messrs. Levy and Bal provided an update on SEEQC’s business and upcoming operational milestones that it planned to meet.

On November 11, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Ehsani and Nadeem from Allegro, Messrs. Levy, Bal and Hutchings from SEEQC and representatives from Graubard Miller held a videoconference meeting to discuss the list of due diligence questions specifically regarding SEEQC’s technology and the financial model. Messrs. Levy, Bal and Hutchings led a discussion about the quantum industry, SEEQC’s strength compared to other quantum companies, the financial profile including required capital requirements, partnerships, and SEEQC’s perspective on firmware and software solutions while addressing the questions previously sent.

On November 13, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview, financial advisor to SEEQC, held a videoconference meeting. Mr. Levy, along with representatives from BTIG, provided an update on the status of the merger agreement and the subscription documents. BTIG also provided an update regarding the PIPE process.

On November 13, 2025, Messrs. Rosenfeld, Jaffe, Sgro, Monahan, Ehsani and Nadeem from Allegro, Messrs. Levy, Bal, Hutchings and Mukhanov from SEEQC, as well as representatives from each of Centerview, BTIG and Graubard Miller held a second videoconference meeting to discuss the list of due diligence questions, specifically regarding SEEQC’s intellectual property portfolio and the competitive landscape. Messrs. Levy, Bal, Hutchings and Mukhanov answered questions about SEEQC’s intellectual property, SEEQC’s patent portfolio and its partnerships.

On November 19, 2025, Messrs. Rosenfeld, Jaffe, Sgro, Monahan, Ehsani and Nadeem from Allegro, Messrs. Levy, Bal, Hutchings and Frybouriaux from SEEQC, as well as representatives from each of Centerview, BTIG and Graubard Miller held a third videoconference meeting to discuss the list of due diligence questions, specifically regarding the software developed by SEEQC including an overview of its functionality and how it was used to supplement SEEQC’s chip technology.

On November 19, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. A discussion was held regarding an update on the status of the merger agreement, the status of Allegro’s due diligence, the requirements for listing on a national securities exchange and the status of SEEQC’s PCAOB financials. BTIG also provided an update on the PIPE.

On November 20, 2025, Allegro and SEEQC executed Amendment No.1 to the Final LOI dated October 24, 2025, which extended the mutual exclusivity period until December 23, 2025.

On November 21, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy led a discussion about the securities exchange listing standards, potential warrant exchange, the status of the merger agreement and the investor presentation.

On November 25, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG updated the group on the status of the PIPE and provided feedback received from potential investors as well as providing an update on the upcoming strategy for marketing the PIPE to potential investors.

On November 26, 2025, DLA Piper sent the first revised draft of the proposed Merger Agreement to Graubard Miller. This revised draft included revisions to each party’s representations and warranties, changes in the conversion of certain securities, modifications of the contingent consideration, changes to each party’s additional agreements and revisions to the termination provisions, amongst other things.

On November 26, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Representatives of BTIG and Mr. Abony provided an update on calls they held with prospective investors and feedback that they provided regarding pricing, registration rights and structure of the transaction.

On November 28, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy and Bal held a videoconference meeting to discuss the earnout provisions that would be contained in the Merger Agreement.

On December 1, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal and representatives of BTIG held a follow-up videoconference meeting to discuss BTIG’s perspective regarding what earn-out metrics would be best received by potential investors. It was determined that the earnout metrics would be based on stock price targets over a one-, two- and three-year period.

On December 2, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Representatives of BTIG led a discussion regarding the status of the PIPE meetings and provided further investor feedback. Messrs. Levy and Bal subsequently led a discussion about the status of the merger agreement and the status of the PCAOB audit.

On December 4, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG led a discussion regarding the status of the PIPE meetings and provided further investor feedback.

On December 5, 2025, Graubard Miller sent a revised draft of the proposed Merger Agreement to DLA Piper. This second revised draft included revisions to each party’s representations and warranties, modifications to the contingent consideration, inclusion of director and officer insurance, including a “tail” policy, modifications to the board composition and revisions to the termination provision, amongst other changes.

On December 9, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG led a discussion regarding the status of the PIPE and provided further investor feedback.

On December 11, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG led a discussion regarding the status of the PIPE and provided further investor feedback.

On December 11, 2025, DLA Piper sent another revised draft of the proposed Merger Agreement to Graubard Miller. This revised draft included revisions to each party’s representations and warranties, revisions to the contingent consideration, inclusion of a limit on Allegro’s indebtedness at closing and revisions to the termination provision, amongst other changes.

On December 12, 2025, Graubard Miller sent another revised draft of the proposed Merger Agreement to DLA Piper. The revised merger agreement included revisions to each party’s representations and warranties, modification to Allegro’s warrant conversion, removal of a limit on Allegro’s indebtedness at closing, inclusion of good faith efforts to minimize Allegro’s indebtedness at closing and revisions to the termination provision, amongst other changes.

From December 15, 2025 until December 22, 2025, Allegro and SEEQC exchanged emails and held several phone calls to discuss various open items on the merger agreement including the composition of the board of the continuing company, the termination provision, subjecting a percentage of Allegro’s founder shares to the same earnout provisions that SEEQC is subject to, the implementation of a cap on expenses incurred by Allegro, the potential of a warrant exchange and the mechanics associated with such an exchange.

On December 16, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG led a discussion regarding the status of the PIPE Investment, including investor feedback and an overview of required documentation. A discussion about the timing of the subscription documents, the Merger Agreement, the warrants and a potential warrant exchange and timing was discussed

On December 17, 2025, DLA Piper sent another revised draft of the proposed Merger Agreement to Graubard Miller. This revised draft included revisions to the earnout targets, modification to the vesting schedule for the founder shares, revisions to each party’s representations and warranties, inclusion of a limit on Allegro’s indebtedness at closing, the composition of the surviving continuing board of directors, modifications to the warrant exchange provision and revisions to termination provision, amongst other changes.

On December 18, 2025, Mr. Rosenfeld and Mr. Levy had a telephone conversation to discuss the Merger Agreement. After the telephone call, Graubard Miller sent another revised draft of the proposed Merger Agreement to DLA Piper. This revised draft included revisions to the earnout provisions, the composition of the continuing board of directors, the warrant exchange and termination provision, amongst other changes.

On December 18, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy commenced the meeting by providing a business update. Representatives from BTIG updated the group on recent PIPE investor meetings, the status of the documentation relating to the PIPE and the size of the PIPE. A discussion about the status of the Merger Agreement, timing of the audited financials and the potential timing of the required SEC filings was also had.

On December 22, 2025, DLA Piper sent another revised draft of the proposed Merger Agreement to Graubard Miller. This revised draft included changes to the restrictions on the founder shares and revisions to the proposed warrant amendment, amongst other changes.

On December 22, 2025, Graubard Miller sent another revised draft of the proposed Merger Agreement to DLA Piper. This revised draft included minor revisions to the board composition of the continuing company and to the proposed warrant amendment.

On December 22, 2025, Allegro and SEEQC executed Amendment No.2 to the Final LOI dated October 24, 2025, extending the mutual exclusivity period until January 23, 2026.

On December 26, 2025, DLA Piper sent another revised draft of the proposed Merger Agreement to Graubard Miller. This revised draft included revisions to the composition of the continuing board of directors.

Between December 26, 2025 and January 13, 2026, Allegro and SEEQC exchanged emails finalizing the required disclosure schedules and ancillary agreements to the Merger Agreement.

On December 26, 2025, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. BTIG provided an update regarding the status of the PIPE Investment. Messrs. Levy and Bal led a discussion about the status of the PCAOB financials and discussed the timeline for the required SEC filings.

On January 6, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy provided the group with an update regarding partnerships and business operations. Mr. Alicanti and Gallant provided an update on the merger agreement and the required schedules and ancillary documents. Representatives of BTIG then provided an update on the PIPE as well as timing expectations for closing.

On January 9, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy, along with representatives of BTIG, led a discussion about the status of finalizing the PIPE and provided additional investor feedback.

On January 12, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy, along with representatives of BTIG, provided an update regarding the timing of the closing of the PIPE as well as the timing on the press release and receiving required documentation including subscription agreements.

On January 13, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy, along with representatives of BTIG, provided an update on the timing of the closing of the PIPE Investment.

On January 13, 2026, the Allegro Board met to receive an update on the proposed Merger with SEEQC and to take action to approve the Merger Agreement. Also present were Mr. Monahan, Ehsani and Nadeem as well as Mr. Gallant and Eric T. Schwartz of Graubard Miller. Prior to the meeting, the Board received a copy of the most recent draft of the Merger Agreement, copies of the related transaction agreements and certain other documents. Mr. Rosenfeld advised the Allegro Board that the negotiations were nearly complete and, assuming Board approval, each party intended to sign the Merger Agreement as soon as practicable. Mr. Gallant then reviewed the material terms of the Merger Agreement with the Board and summarized certain timing matters and SEC filings that would be undertaken by Allegro in connection with the proposed Merger. After further discussion, the Allegro Board unanimously voted that the Merger Agreement and the proposed Merger were advisable and in the best interests of Allegro and its stockholders, and approved the form, terms and provisions of, and the transactions contemplated by, the Merger Agreement, including the matters to be submitted to Allegro’s shareholders, and authorized Allegro to enter into the Merger Agreement and the related transaction documents once finalized.

On January 14, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy, along with representatives of BTIG, provided an update on the timing of the closing of the PIPE Investment, as well as the anticipated size of the PIPE, and updated the group on the status of receiving the required documents from potential PIPE investors. Mr. Levy led a discussion about the required communications and public relations strategy.

On January 15, 2026, Messrs. Rosenfeld, Jaffe, Monahan, Levy, Bal, Abony, Gallant, Alicanti and representatives of each of BTIG and Centerview held a videoconference meeting. Mr. Levy, along with representatives of BTIG, provided an update on the status of receiving required documents from potential PIPE investors. Mr. Levy led a discussion about the required communications and public relations strategy.

The Merger Agreement and other related transaction agreements were signed on January 15, 2026.

Prior to the market open on January 16, 2026, Allegro and SEEQC issued a joint press release announcing the signing of the Merger Agreement, and Allegro filed a Current Report on Form 8-K announcing the execution of the Merger Agreement and disclosing the material terms of the Merger Agreement, and the agreements ancillary thereto, in detail.

SEEQC’s Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the Transactions, the SEEQC Board evaluated the Merger in consultation with SEEQC’s management, as well as SEEQC’s legal advisors, and considered a number of factors, including, among others, the following material factors (not necessarily in order of relative importance):

•        Best Available Strategic Alternative.    The SEEQC Board determined that the consideration to be received by SEEQC Stockholders was more favorable to SEEQC Stockholders than the potential value that might result from other alternatives reasonably available to SEEQC, based on a number of factors, including:

•        the SEEQC Board’s knowledge, understanding and previous consideration of the strategic and other alternatives for enhancing stockholder value reasonably available to SEEQC and the risks and uncertainties associated with those alternatives; and

•        the fact that other mechanisms through which SEEQC could become a public company, including pursuing strategic transactions with another company, would likely result in significant delays, which could limit SEEQC’s ability to raise capital in the future.

•        Attractive Value of Merger.    The SEEQC Board’s determination that the Merger provides SEEQC Stockholders with attractive value for their shares of SEEQC capital stock in light of a number of factors, including the fact that SEEQC Stockholders will have the opportunity to continue to participate in SEEQC’s expected future earnings growth and any increase in the value of their equity interest in SEEQC resulting therefrom following the Merger.

•        Risks and Anticipated Value of Continued Independence on a Standalone Basis.    The SEEQC Board determined that the Merger was more favorable to SEEQC Stockholders than the potential value that might result from continuing to operate SEEQC as a private company, based on the risks and uncertainties associated with SEEQC continuing as a private company without the ability to raise capital from the public.

•        High Likelihood of Completion.    The SEEQC Board considered the likelihood of completion of the Merger to be high, particularly in light of the terms of the Merger Agreement and closing conditions, including:

•        the commitment of Allegro in the Merger Agreement to use commercially reasonable best efforts to satisfy conditions and complete the Merger, and to obtain all consents and regulatory approvals required to complete the Merger;

•        the fact that, as a condition to SEEQC’s willingness to enter into the Merger Agreement, stockholders of Allegro beneficially owning at least 50% of the outstanding voting power of Allegro have agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them in favor of all proposals necessary to effectuate the Transactions and the Allegro Warrant Amendment (as more fully described under “The Merger Agreement and Ancillary Documents — Ancillary Documents — Allegro Support Agreement”).

•        Other Considerations.    The SEEQC Board also considered and balanced against the factors potentially weighing in favor of the Merger a number of uncertainties, risks, restrictions and other factors potentially weighing against the Merger, including the following (which are not necessarily presented in order of relative importance):

•        the risks and costs to SEEQC if the Merger is delayed or not consummated for any reason, including the diversion of management and employee attention, potential management and employee attrition and the potential disruptive effect on SEEQC’s business relationships and potential negative impact on SEEQC’s operating results;

•        the fact that SEEQC’s directors, officers and employees have expended, and will continue to expend, extensive efforts to consummate the Merger to the potential detriment of their employment duties related to SEEQC’s day-to-day operations during the pendency of the Merger;

•        the risk of incurring substantial expenses related to the consummation of the Merger;

•        the potential limitations on SEEQC’s ability to utilize its net operating loss carryforwards and certain other tax attributes following the completion of the Merger;

•        the fact that certain officers and directors of SEEQC may have interests in the Merger that may be different from, or in addition to, the interests of the other SEEQC stockholders generally; and

•        the fact that completion of the Merger is subject to the satisfaction of certain closing conditions that are not within SEEQC’s control (as described in “The Merger Agreement and Ancillary Documents — Conditions to Closing”).

After taking into account all of the factors set forth above, as well as others, the SEEQC Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to SEEQC Stockholders. The above discussion of the information and factors considered by the SEEQC Board is not intended to be exhaustive but indicates the material matters considered by the SEEQC Board. In reaching its determination and recommendation, the SEEQC Board based its recommendation on the totality of information presented and did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the SEEQC Board may have considered various factors differently. The SEEQC Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, did or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the SEEQC Board each applied his own personal business judgment to the process and may have given differing weights to differing factors. The SEEQC Board based its unanimous recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this consent solicitation statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Approval of the Allegro Board and Reasons for the Merger

In (a) reaching its resolution that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of the Allegro Stockholders and (b) recommending that the Allegro Stockholders adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the Allegro Board (i) consulted with Allegro’s legal and financial advisors in connection with its evaluation of the Merger Agreement and the Merger, (ii) reviewed the results of due diligence conducted by Allegro’s management team, together with its legal and financial advisors, and (iii) considered a range of factors, including, but not limited to, the factors discussed below. Specifically, the Allegro Board reviewed SEEQC’s operations, SEEQC’s historical financial statements, comparable publicly traded companies and their valuations, an analysis of the pro forma capital structure and trading multiples. Considering the number and wide variety of factors considered in connection with its evaluation of the Merger, the Allegro Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Allegro Board viewed its decision as being based on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weights to different factors. After a thorough review of these materials, the Allegro Board evaluated whether the overall valuation being ascribed to SEEQC in the transaction would be positively received in the market. Based on the foregoing, the Allegro Board believes the transaction was attractive and would create significant value to Allegro Stockholders.

In approving the Merger, Allegro’s officers and directors have substantial experience with mergers and acquisitions and in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, together with the experience and expertise of Allegro’s advisors, enabled them to make the necessary analyses and determinations regarding the Merger.

The Allegro Board considered several factors pertaining to the Merger as generally supporting its decision to enter into the Merger Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

Expanding Growth Industry with a Large Total Addressable Market (TAM)

One of the important characteristics that the Allegro Board and management team pursue when searching for potential merger targets is a company that has attractive revenue growth potential and operates in a large and growing market. According to a report by MarketsandMarkets, revenue for the quantum market was approximately $3.5 billion in 2025 and is expected to grow at a nearly 42% CAGR through 2030, at which point the market will be approximately $20.2 billion.

Over the past couple of years, the quantum sector has achieved several notable technical and commercial milestones. In late 2025, Google Quantum AI unveiled its next-generation quantum chip, the Willow chip. The Willow chip demonstrated improved error correction, showed improvements in stability and proved that quantum computers have a path to scale more reliably. While quantum computing is still in the very early stages, the Allegro Board and the Allegro management team concluded that SEEQC operates in a large and growing industry, and it believes that SEEQC has an opportunity to dramatically grow its revenues in the upcoming years.

The Architecture of SEEQC’s Solution has the Potential to Work with all Qubit modalities

The Allegro Board and management considered the fact that the architectural principles underlying SEEQC’s solutions are designed to be applicable across multiple qubit modalities, enabling a pick and shovel business model for the entire quantum ecosystem. Currently, SEEQC works with customers focused on superconducting-based quantum systems, but plans to expand is engagements to support customers using other modalities, over time. By working with all qubit modalities including superconducting, topological, trapped ion, photonic, neutral/cold atom and silicon spin, Allegro believes that the risk that SEEQC focuses on a modality that ends up being inferior to another modality is reduced, thus minimizing technological risk to SEEQC.

SEEQC’s Platform Provides an Attractive Value Proposition to its Customers

SEEQC’s digital chips make it feasible to scale a quantum computer both in terms of cost and in energy usage. In terms of cost, SEEQC’s technology results in a bill of materials (“BOM”) reduction of 70% to 80%. In addition, by utilizing SEEQC chips, customers experience a significant reduction in electricity usage. SEEQC’s chips use three nanowatts per qubit, compared to existing solutions, which use two to five watts per qubit for room-temperature electronics. The Allegro Board and management team believe that SEEQC’s ability to lower customer’s BOM and electricity usage provides an attractive vale proposition to existing and potential customers.

SEEQC Has Strong Proprietary Technology — Quantum System-on-a-Chip (SoC)

SEEQC has 116 issued, pending, foreign and provisional patents covering its quantum chip technology. The core of SEEQC’s technology is Single Flux Quantum (“SFQ”) logic. SFQ logic has an integrated architecture whereby the core control and readout functions are integrated on a single digital superconducting chip. The technology works at the same temperature as qubits and requires extremely low bandwidth and very low latency. SEEQC’s system design provides a significant reduction in noise and interference to maintain high fidelity quantum operations when deployed at scale. Because it combines cryogenically integrated quantum and classical processors, the full-stack system complexity, required input/output (I/0) count and room temperature equipment are dramatically reduced leading to a very cost-effective and scalable quantum computing system. By integrating their chips and the quantum circuits on the same silicon platform, SEEQC’s platform substantially decreases the amount of energy required compared to other solutions. In addition, by removing the need for external wiring for each qubit, SEEQC’s solution allows customers to theoretically scale to thousands of qubits. The Allegro Board and Allegro management believes that SEEQC’s SFQ logic technology coupled with its patent portfolio make it an attractive merger partner.

SEEQC Has a Long Operating History and has Hit Many of its Operational Milestones

SEEQC was formed through an asset transfer from Hypres, Inc. (“Hypres”), a leading developer of superconductor electronics and spin-out from IBM. Over the past several years, SEEQC has made substantial technical advancements in developing its quantum chip solution including areas such as digital readout, working in a multi-qubit chip environment and developing a multi-layer interposer for qubit and SFQ control integration. The Allegro Board and management team believe that SEEQC’s historical track-record of meeting technical and operational milestones is a positive indicator of executing its operational roadmap.

State of the Art Chip Facility and Strong Manufacturing and Development Partnerships

SEEQC’s chip fabrication facility, located in Elmsford, NY, enables it to continuously improve its’ processors. By having its own facility, SEEQC can fabricate application-specific hardware and can combine them with qubit chips to create complete quantum systems. In addition, SEEQC has partnered with the Industrial Technology Research Institute (“ITRI”) in Taiwan to jointly develop and build a 200mm superconducting manufacturing line. SEEQC has also partnered with National Taiwan University (“NTU”) and the University of California, Berkeley to jointly develop a cryo-CMOS interface circuit. SEEQC has also partnered with Kinpo Electronics to jointly develop room temperature electronics and to leverage their strong design, manufacturing and engineering skills. The Allegro Board believes that SEEQC’s expertise running its own foundry coupled with its strong partnerships in Taiwan will help them deploy additional manufacturing facilities in the coming years.

Blue Chip Partners Including IBM, Rigetti, IQM and NVIDIA and Commercial Traction

The Allegro Board and management team believe that SEEQC’s strategy is validated by the fact that SEEQC has partnered with many leading quantum companies including IBM, NVIDIA, Rigetti and IQM. IBM has integrated SEEQC control with its long-coherence qubits. SEEQC is also the sole partner with IBM for DARPA’s Quantum Benchmarking Initiative (“QBI”). Together, they entered stage A of the QBI program, where they provided technical concepts to show feasibility for creating utility-scale quantum systems. Recently, DARPA announced that it had selected the IBM/SEEQC solution to enter the second stage (stage B) of the program (they were one of 11 companies selected). Rigetti has completed commercial integration proof of concept (“POC”) with SEEQC and anticipates working first with Rigetti’s 9-qubit Novera QPU and then 36-qubit Cepheus QPU. SEEQC’s technology is integrated into Rigetti’s commercial roadmap through 2027. IQM has complete commercial integration proof of concept and SEEQC is integrated into IQM’s commercial roadmap for a 5,000-qubit system for 2028. NVIDIA is working with SEEQC, and they have demonstrated the first fully digital link between a QPU and NVIDIA Grasshopper GPU/CPU. SEEQC and NVIDIA are establishing a joint go to market strategy and plan to launch a new product category in 2026. Other partners include BASF, Merck, UK National Quantum Computing Centre, US Dept of Energy, NASA and NIST, amongst others.

Well-Known Set of Existing Investors and Crossover Financing

The Allegro Board and Allegro management considered that as of December 31, 2025, SEEQC had completed significant fundraising in 2025. As part of this fundraising, Eric Rosenfeld, Allegro’s Chief Executive Officer, invested $500,000 in SEEQC in a crossover round of financing in the Fall of 2025. SEEQC’s investors include firms such as EQT, Booz Allen, Arctern Ventures, M Ventures, NordicNinja, and LG Technology Ventures, amongst others.

Attractive Valuation

The Allegro Board and the Allegro management team believe the Merger creates an attractive valuation for SEEQC compared to several other publicly traded, peer companies.

Other Considerations

In making its determination with respect to the Merger, the Allegro Board and the Allegro management team also considered the following:

•        Due Diligence.    The Allegro Board reviewed and discussed in detail the results of the due diligence examination of SEEQC conducted by Allegro’s management team and its financial, legal and regulatory advisors, including extensive telephonic and in-person meetings with the management team and advisors of SEEQC regarding SEEQC’s business plan, operations, prospects and forecasts including historical growth trends and market share information as well as end-market size and growth projection, evaluation analyses with respect to the Merger, review of material contracts, SEEQC’s audited and unaudited financial statements and other material matters as well as general financial, technical, legal, intellectual property, regulatory, tax and accounting due diligence.

•        Financial Condition.    The Allegro Board also considered factors such as SEEQC’s historical financial results and debt structure. In considering these factors, the Allegro Board reviewed SEEQC’s historical growth and its current prospects for growth if SEEQC achieves its business plan and various historical and current balance sheet items of SEEQC.

•        Experienced Management.    SEEQC has a strong management team with significant operating experience. The senior management of SEEQC intends to remain with the Surviving Company in the capacity of officers or directors, and the Allegro Board believes that the retention of such members of senior management will provide helpful continuity in advancing SEEQC’s strategic and growth goals.

•        Other Alternatives.    The Allegro Board believes, after a thorough review of other merger opportunities reasonably available to Allegro, that the proposed Merger represents the best potential merger for Allegro and the most attractive opportunity based upon the process utilized to evaluate and assess other potential acquisition targets.

•        Negotiated Transaction.    The Allegro Board considered the terms and conditions of the Merger Agreements and the transactions contemplated thereby, each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Merger and the termination provisions, as well as the strong commitment by both Allegro and SEEQC to complete the Merger.

The Allegro Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Merger including, but not limited to, the following:

•        Business Plan May Not Be Achieved.    The risk that SEEQC may not be able to execute on its business plan. These risks include (i) SEEQC is unable to obtain financing necessary for survival, (ii) risks related to the regulatory environment in the quantum computing industry.

•        Absence of Financial Forecasts.    SEEQC did not provide Allegro financial forecasts. As such, no discounted cash flow analysis was conducted in respect to SEEQC.

•        Delay in Timeline.    The anticipated timeline to deploy additional functionality within SEEQC’s chips could be delayed for reasons such as delays in the development of a new manufacturing facility, regulatory landscape, and technology.

•        Regulatory Affairs.    The Allegro Board considered the impact of the review of the Merger by various regulatory agencies such as government or other third parties.

•        Closing Conditions.    The potential risks and costs associated with the Merger failing to be consummated in a timely manner or that Closing might not occur despite the reasonable best efforts of the parties. The completion of the Merger is conditioned on the satisfaction of certain conditions to Closing that are not within Allegro’s control, including the receipt of certain required regulatory approvals.

•        Litigation Related to the Merger.    The possibility of litigation challenging the Merger or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Merger.

•        Listing Risks.    The challenges associated with preparing SEEQC for the applicable disclosure and listing requirements to which SEEQC will be subject as a publicly traded company in the U.S.

•        Benefits May Not Be Achieved.    The risks that the potential benefits of the Merger may not be fully achieved or may not be achieved within the expected timeframe.

•        Market Volatility.    The possibility that the market for Allegro Common Stock experiences volatility and disruptions, causing deal disruption.

•        Dissolution of Allegro.    The risks and costs to Allegro if the Merger is not completed, including the risk of diverting management focus and resources from other Merger opportunities, which could result in Allegro being unable to effect a Merger within the required time period.

•        Board and Independent Committees.    The risk that the Surviving Company Board and independent committees thereof do not possess adequate skill set for management and oversight of the Surviving Company as a public company.

•        Interests of Certain Persons.    Allegro’s officers and directors have interests in the Merger that are different from or in addition to (and which may conflict with) the interests of the Allegro Public Shareholders, as described above.

•        Fees and Expenses.    The fees and expenses associated with completing the Merger.

•        Macroeconomic Risks.    Macroeconomic uncertainty and the effects it could have on the combined company’s revenues.

•        Technology Risk.    The risk that other companies may achieve quantum advantage before SEEQC or that no quantum computers will reach a broad quantum advantage.

The Allegro Board concluded, in its business judgment, that the potential benefits that it expects Allegro and its stockholders to achieve as a result of the Merger outweigh the potentially negative and other factors associated with the Merger. Accordingly, the Allegro Board determined that the Merger and the transactions contemplated by the Merger Agreement (including the Merger) are fair and advisable to, and in the best interests of, Allegro and its stockholders. The independent directors on the Allegro Board did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Merger and/or preparing a report concerning the approval of the Merger. The above discussion of the material factors considered by the Allegro Board is not intended to be exhaustive but does set forth the principal factors considered by the Allegro Board. This explanation of Allegro’s reasons for the Merger and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Interests of Allegro Directors and Executive Officers in the Merger

Allegro’s initial stockholders, including its directors and executive officers, have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•        If the Merger with SEEQC is not consummated, Allegro may determine to dissolve and liquidate. In such event, the 3,737,500 founder shares held by Allegro’s initial stockholders and their permitted transferees, which were acquired for an aggregate purchase price of $25,000 prior to Allegro’s IPO (including 3,022,938 shares held by Allegro’s directors and executive officers), as would the 322,500 private placement units that were acquired simultaneously with the IPO for an aggregate purchase price of $3,225,000 (including 121,175 private placement units held by Allegro’s directors and executive officers), will be worthless.

•        Eric S. Rosenfeld is expected to be a director of SEEQC following the Merger. As such, Mr. Rosenfeld may in the future receive cash fees, stock options or stock awards that the SEEQC Board determines to pay to its directors.

•        The Merger Agreement provides for certain insurance coverage of the officers and directors of Allegro following consummation of the Merger. If the Merger is not completed and Allegro liquidates, Allegro will not be able to perform its obligations to its officers and directors under Allegro’s charter relating to the right of officers and directors to be indemnified by Allegro, and of Allegro’s officers and directors to be exculpated from monetary liability with respect to prior acts or omissions.

•        As of the date of this consent solicitation statement/prospectus, Allegro’s insiders have lent Allegro an aggregate of $1,194,180 (including $698,247 by Allegro’s directors and executive officers).Of such amount, 50% is expected to be converted into shares of SEEQC at $5.00 per share and the other half is expected to be repaid on closing of the Merger. If the Merger is not consummated and Allegro dissolves and liquidates, such indebtedness will not be repaid.

•        Mr. Rosenfeld invested $500,000 in SEEQC Common Stock in a private placement consummated by SEEQC prior to execution of the Merger Agreement. Accordingly, Mr. Rosenfeld will be a stockholder of SEEQC regardless of whether the Merger is consummated.

The Allegro Board was aware of and considered these interests, among other matters, in reaching the determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of, Allegro and its shareholders.

Expenses, Fees and Costs

All fees, costs and expenses incurred by SEEQC and Allegro in connection with the Merger will be paid by the party incurring those fees, costs or expenses, whether or not the Merger is completed, except that the fees and expenses incurred in connection with the printing, filing and mailing of this document and the registration statement on Form S-1 to be filed in connection with the Public Offering (including applicable SEC filing fees but excluding legal fees in connection therewith) will be borne solely by SEEQC.

Expected Timing of the Merger

SEEQC and Allegro currently expect to complete the Merger in the third quarter of 2026, subject to the receipt of required regulatory approvals and the satisfaction or waiver of the other conditions to completion of the Merger. Because many of the conditions to completion of the Merger are beyond the control of SEEQC and Allegro, the exact timing for completion of the Merger cannot be predicted with any degree of certainty.

Accounting Treatment of the Merger

Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information — Accounting for the Merger” elsewhere in this consent solicitation statement/prospectus for additional information.

Appraisal Rights

If the Merger is consummated, holders and beneficial owners of shares of the Allegro Common Stock who (1) do not deliver a written consent or otherwise vote in favor of the adoption of the Merger Agreement; (2) properly and timely demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the Merger; (4) otherwise comply with the procedures of Section 262 of the DGCL (“Section 262”); and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, pursuant to Section 262(d), Allegro will send a Notice of Appraisal Rights to all Allegro Stockholders (including beneficial owners of shares of Allegro Common Stock) who satisfy the applicable statutory conditions to notify them that they may be entitled to appraisal rights under Section 262 in connection with the Merger. An Allegro Stockholder electing to exercise his, her or its appraisal rights will need to take action at that time, in response to that notice. However, a description of the appraisal rights is being provided to all Allegro Stockholders now so they can determine whether they wish to preserve their ability to demand appraisal rights in the future.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of shares of Allegro Common Stock exercise their appraisal rights under Section 262. Stockholders and beneficial owners of shares of Allegro Common Stock should carefully review the full text of Section 262 as well as the information discussed below.

Under Section 262, if the Merger is completed, holders of record of shares of Allegro Common Stock or beneficial owners of shares of Allegro Common Stock who (1) deliver a written demand for appraisal of such person’s shares of Allegro Common Stock to us no later than twenty (20) days after the mailing of the Notice of Appraisal; (2) have not delivered a written consent or otherwise vote in favor of the adoption of the Merger Agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the Merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds (as defined below), if applicable, set forth in Section 262 may be entitled to have their shares of Allegro Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the Merger Agreement, for the “fair value” of their shares of Allegro Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the Merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the Merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all stockholders and beneficial owners of shares of a class or series of stock that, immediately prior to the closing of the Merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the price per share in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” However, given that the shares of Allegro Common Stock are not listed on a national securities exchange, the ownership thresholds will not be applicable to an appraisal petition by the stockholders or beneficial owners of Allegro Common Stock.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the corporation, before the effective time of the merger or the surviving corporation within ten days thereafter, shall notify each of its stockholders who are entitled to appraisal rights of the approval of the Merger and that appraisal rights are available for any or all shares of such stock of the corporation, and shall include in such notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. For purposes of determining the stockholders entitled to receive the notice required under Section 262, each constituent corporation may fix in advance, a record date that shall not be more than ten days prior to the date notice is given, provided, that if the notice is given on or after the effective date of the merger, the record date shall be such effective date. If no record date is fixed in advance and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given. Following Allegro’s receipt of sufficient written consents to adopt the Merger Agreement, Allegro will send the Notice of Appraisal Rights, which will serve as the notice to its stockholders that appraisal rights are available in connection with the Merger. The full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

In connection with the Merger, any holder of record or beneficial owner of shares of Allegro Common Stock who wishes to preserve such person’s right to exercise appraisal rights, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the price per share described in the Merger Agreement, without interest, less any applicable withholding taxes. Stockholders or beneficial owners of shares of Allegro Common Stock wishing to preserve the right to seek an appraisal of their shares of Allegro Common Stock must do ALL of the following:

•        such person must not deliver a written consent or otherwise vote to adopt the Merger Agreement;

•        such person must deliver a written demand for appraisal to us no later than twenty (20) days after the mailing of the Notice of Appraisal Rights; and

•        such person must continuously hold of record or beneficially own the shares of Allegro Common Stock from the date of making the demand through the effective date of the Merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the Merger).

Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Allegro Common Stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

As described below, within 120 days after the effective date of the Merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held or owned by all dissenting stockholders and beneficial owners entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Allegro Common Stock.

Making a Written Demand

A person wishing to exercise appraisal rights must deliver to us, no later than twenty (20) days after the mailing of the Notice of Appraisal Rights, a written demand for the appraisal of such person’s shares. In addition, that person must not have delivered a written consent or otherwise vote in favor of the adoption of the Merger Agreement with respect to such shares. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to own or hold, as applicable, the shares through the effective date of the Merger. Such person must submit a written demand for appraisal, which must be in addition to and separate from any vote or written consent on the adoption of the Merger Agreement. Any failure to vote on (or deliver a written consent with respect to) the adoption of the Merger Agreement will not constitute a demand.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, NY 10017
Attention: Corporate Secretary

At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the Merger Agreement, by delivering to us, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the Merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this limitation shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the price per share within 60 days after the effective date of the Merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding (together with interest, if any, thereon as described herein), which value could be less than, equal to or more than the price per share being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten days after the effective date of the Merger, the surviving corporation will notify each stockholder and beneficial owner of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders and beneficial owners entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners of shares of Allegro Common Stock should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Allegro Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Allegro Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Allegro has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application (as defined below) by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of Allegro Common Stock are not listed on a national securities exchange, the ownership thresholds will not be applicable to an appraisal petition by the stockholders or beneficial owners of Allegro Common Stock.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Allegro Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although we believe that the price per share is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners of shares of Allegro Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the price per share. Neither Allegro nor SEEQC anticipate offering more than the price per share to any persons exercising appraisal rights, and each of Allegro and SEEQC reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Allegro Common Stock is less than the price per share. If a petition for appraisal is not timely filed or, with respect to Allegro Common Stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of Allegro Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Allegro Common Stock will be deemed to have been converted at the effective date of the Merger into the right to receive the price per share as provided in the Merger Agreement, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the price per share as provided in the Merger Agreement in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of Allegro Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the price per share for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Regulatory Approvals

At any time before or after the effective time, the Antitrust Division, the FTC could take action under the U.S. antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of SEEQC or Allegro or behavioral commitments, or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the Merger or permitting completion subject to divestitures, behavioral commitments, or other regulatory concessions or conditions. There can be no assurance that regulatory authorities will not impose conditions on the completion of the Merger or require changes to the terms of the Merger. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Listing of SEEQC Common Stock Issued in the Transactions

It is a condition to the completion of the Transactions that the listing of the SEEQC Common Stock on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American shall have been approved, subject only to official notice of issuance.

THE MERGER AGREEMENT AND ANCILLARY DOCUMENTS

This subsection of the consent solicitation statement/prospectus describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A hereto. You are urged to read the Merger Agreement in its entirety because it is the primary legal document that governs the Merger.

The Merger Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. In addition, the representations and warranties of Allegro on the one hand, and SEEQC and its subsidiaries, including Merger Sub, on the other hand, have been qualified by information contained in underlying disclosure schedules that modify, qualify and create exceptions to the representations and warranties in the Merger Agreement.

The Merger Agreement

General Description

Allegro has entered into the Merger Agreement with Merger Sub and SEEQC, pursuant to which, among other things and subject to the terms and conditions contained in the Merger Agreement, SEEQC will acquire Allegro via a merger of Allegro with and into Merger Sub. After giving effect to the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

Immediately prior to the Effective Time, all outstanding shares of SEEQC Preferred Stock will be mandatorily converted into shares of SEEQC Common Stock, in accordance with the SEEQC Charter as in effect immediately before the Effective Time. Such conversion is referred to herein as the SEEQC Preferred Stock Conversion. Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the SEEQC Charter, the outstanding shares of SEEQC Common Stock will be split in the SEEQC Stock Split, such that the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock, less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split). The stock options and restricted stock units of SEEQC outstanding as of the Effective Time will remain outstanding, subject to adjustment as necessary based on the SEEQC Stock Split.

At the Effective Time, each share of Allegro Common Stock, and each Allegro Right, that is issued and outstanding immediately before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights).

In connection with the Merger, Allegro will seek to amend the Allegro Warrants so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock. In the event that the Allegro Warrants are not amended and the Merger is consummated, SEEQC will assume them.

The holders of SEEQC Common Stock and the holders of certain of SEEQC’s equity compensation awards, each as of immediately prior to the Effective Time (the “Earnout Recipients”), are entitled to receive additional shares of SEEQC Common Stock if certain stock price conditions are met:

•        If, between the Closing and the first anniversary of the Closing (“Earnout Period 1”), the VWAP (as defined in the Merger Agreement) of the SEEQC Common Stock equals or exceeds $6.50 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “First Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock.

•        If, between the Closing and the second anniversary of the Closing (“Earnout Period 2”), the VWAP of the SEEQC Common Stock equals or exceeds $8.00 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “Second Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock, plus any shares not previously issued in respect of Earnout Period 1.

•        If, between the Closing and the third anniversary of the Closing (“Earnout Period 3”), the VWAP of the SEEQC Common Stock equals or exceeds $10.00 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “Third Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock, plus any shares not previously issued in respect of Earnout Period 1 and Earnout Period 2.

Certain of the holders of the shares of Allegro Common Stock issued prior to Allegro’s initial public offering (such holders, the “initial stockholders,” and such shares, the “founder shares”) have agreed to restrictions on transfer with respect to 23% of the shares of SEEQC Common Stock to be received by them in the Merger and issued upon conversion of the Allegro Warrants following the consummation of the Allegro Warrant Amendment (other than shares of SEEQC Common Stock to be received by them in respect of the private placement units purchased by the initial stockholders simultaneously with Allegro’s initial public offering) (the “Restricted Shares”), with such restrictions to be released as follows:

•        If, during Earnout Period 1, the First Base Target is achieved, then one third of the Restricted Shares will be released from the restrictions;

•        If, during Earnout Period 2, the Second Base Target is achieved, then one third of the Restricted Shares will be released from the restrictions, plus any shares not released in respect of Earnout Period 1; and

•        If, during Earnout Period 3, the Third Base Target is achieved, then all of the Restricted Shares will be released from the restrictions.

If, at the end of Earnout Period 3, any Restricted Shares have not been released, then such shares will be forfeited by the initial stockholders of Allegro and cancelled by SEEQC.

Immediately after the Effective Time, after giving effect to the SEEQC Preferred Stock Conversion, the SEEQC Stock Split and the Merger, and assuming, among other things, that the Allegro Warrant Holders approve the Allegro Warrant Amendment, Allegro issues 13,000,000 shares of Allegro Common Stock in the PIPE Investment, and the consummation of the Public Offering resulting in the issuance of 11,538,462 shares of SEEQC Common Stock, the SEEQC Stockholders will own approximately 82.71% of the issued and outstanding shares of SEEQC Common Stock and the Allegro Securityholders will own approximately 8.89% of the issued and outstanding shares of SEEQC Common Stock, subject to adjustment based on the number of Allegro Common Stock, Allegro Warrants, Allegro Rights, SEEQC Common Stock, SEEQC Preferred Stock and SEEQC derivative securities outstanding immediately prior to the Effective Time and based on the assumptions set forth elsewhere in this consent solicitation statement/prospectus.

Conditions to Closing

The respective obligations of each party to effect the Transactions are subject to the satisfaction as of the Closing Date of the following conditions, any one or more of which may be waived (if legally permitted) in writing by the party whose obligations are conditioned upon it:

•        no governmental authority shall have entered a decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining, enjoining or prohibiting consummation of the Merger;

•        the SEC shall have declared this Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to this Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending;

•        the PIPE Investment shall be consummated prior to, or substantially concurrently with, the Closing;

•        the holders of the SEEQC Common Stock and the SEEQC Preferred Stock shall have approved the Merger Agreement, the Transactions and related matters, including the SEEQC Preferred Stock Conversion and the SEEQC Stock Split; and

•        the holders of the Allegro Common Stock shall have approved by written consent the Merger Agreement, the Transactions and related matters.

The obligations of Allegro to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Allegro:

•        the representations and warranties of SEEQC and Merger Sub shall be true and correct in all material respects on the Closing Date (subject to certain bring-down standards);

•        SEEQC and Merger Sub shall each have performed in all material respects the covenants of SEEQC required by the Merger Agreement to be performed or complied with by it on or prior to the Closing;

•        no action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of SEEQC to own, operate or control any of the intellectual property rights, assets, operations, or business of SEEQC or its subsidiaries following the Transactions and no order to any such effect shall be in effect;

•        since September 30, 2025, no material adverse effect with respect to SEEQC shall have occurred and is ongoing;

•        all outstanding indebtedness owed to SEEQC or its subsidiaries by affiliates or insiders shall have been forgiven in full and all outstanding guarantees and similar arrangements pursuant to which SEEQC or any of its subsidiaries has guaranteed the payment or performance of any obligations of any such affiliate or insider to a third party shall have been terminated;

•        SEEQC and certain of the holders of SEEQC Common Stock shall have executed and delivered the Lock-Up Agreements; and

•        the designee or designees of Allegro shall have been appointed as members of the SEEQC Board.

The obligations of SEEQC to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by SEEQC:

•        the representations and warranties of Allegro shall be true and correct in all material respects on the Closing Date (subject to certain bring-down standards);

•        Allegro shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed by it on or prior to the Closing Date;

•        no action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, or (ii) cause any of the Transactions to be rescinded following consummation, and no order to any such effect shall be in effect since the date of the Merger Agreement, no material adverse effect with respect to Allegro shall have occurred and be ongoing;

•        since the date of the Merger Agreement, no material adverse effect with respect to Allegro shall have occurred and is ongoing;

•        the initial stockholders of Allegro shall have executed and delivered the Lock-Up Agreements;

•        the listing of the SEEQC Common Stock on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American shall have been approved, subject only to official notice of issuance; and

•        the Public Offering shall be consummated concurrently with the Closing.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of Allegro on the one hand, and SEEQC and its subsidiaries, including Merger Sub, on the other hand, relating to their respective businesses and, in the case of Allegro, its public filings. The representations and warranties described below and included in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and as of specific dates, may be subject to a contractual standard of materiality different from what you might view as material, and may be subject to limitations agreed upon by the parties to the Merger Agreement. In addition, the representations and warranties of Allegro on the one hand, and SEEQC and its subsidiaries, including Merger Sub, on the other hand, have been qualified by information set forth in the schedules provided in connection with the Merger Agreement; the information contained in the schedules modifies, qualifies and creates exceptions to the representations and warranties in the Merger Agreement.

SEEQC has made representations and warranties about itself and its subsidiaries, including Merger Sub, to Allegro regarding the following:

•        due incorporation, valid existence and good standing;

•        subsidiaries, joint venture participations or ownership interests in any other entity;

•        power and authorization to enter into and perform the Merger Agreement and ancillary agreements;

•        lack of governmental action or required filing to execute or consummate the Merger, with certain standard exceptions;

•        no breach of the SEEQC Charter, violations of applicable law, or breach of material contracts;

•        compliance with applicable legal requirements;

•        capitalization, including the authorized capital stock, valid issuance, equity rights, voting securities and unvested stock;

•        financial statements and the engagement of an auditor;

•        absence of certain developments in SEEQC’s business;

•        property matters;

•        intellectual property, including ownership, contracts, source code, and non-infringement of third-party intellectual property;

•        IT systems, data privacy, cybersecurity and data breaches;

•        tax matters, including the timely filing of tax returns, proper withholdings, and lack of tax liens;

•        employee benefit plans, labor matters and compliance with applicable employment laws;

•        environmental matters;

•        material contracts;

•        customers and suppliers;

•        no undisclosed affiliate transactions;

•        litigation;

•        insurance;

•        compliance with anti-corruption and export control laws; and

•        board approval.

Allegro has made representations and warranties about itself to SEEQC and Merger Sub regarding the following:

•        due incorporation, valid existence and good standing;

•        subsidiaries, joint venture participations or ownership interests in any other entity;

•        power and authorization to enter into and perform the Merger Agreement and ancillary agreements;

•        lack of governmental action or required filing to execute or consummate the Merger, with certain standard exceptions;

•        no breach of the Allegro Charter, violations of applicable law, or breach of material contracts;

•        no operating history other than to effect a business combination;

•        compliance with applicable legal requirements;

•        capitalization, including the authorized capital stock, valid issuance, reserved shares, equity rights and securities upon the Merger;

•        Allegro’s SEC reports and financial statements;

•        absence of certain developments in Allegro’s business;

•        lack of real property and personal property;

•        no intellectual property;

•        tax matters, including the timely filing of tax returns, proper withholdings, and lack of tax liens;

•        employees and employee benefit plans;

•        material contracts;

•        no undisclosed affiliate transactions;

•        litigation;

•        certain provided information; and

•        board approval

Exclusivity

From the date of the Merger Agreement until Closing, or the earlier termination of the Merger Agreement in accordance with its terms, SEEQC will not (and will not cause or permit its affiliates or representatives to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries, proposals, offers or submissions by, or provide any information to any person relating to, or commence, continue or renew any due diligence investigations relating to, or enter into or consummate any transaction relating to, (i) any merger or sale of ownership interests in, or material assets of, SEEQC or any of its subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to SEEQC or any of its subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of SEEQC or any of its subsidiaries to consummate the transactions contemplated by the Merger Agreement (the transactions in subsections (i) and (ii), collectively are referred to herein as a “SEEQC Competing Transaction”). In addition, SEEQC will, and will cause each of its representatives and affiliates to, promptly cease any and all existing discussions, negotiations and due diligence investigations with any person conducted heretofore with respect to any Competing SEEQC Transaction. SEEQC has agreed to promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify Allegro if SEEQC receives any inquiry, proposal, offer or submission with respect to a SEEQC Competing Transaction, and will inform Allegro of the principal terms of the inquiry, proposal, offer or submission.

From the date of the Merger Agreement until Closing, or the earlier termination of the Merger Agreement in accordance with its terms, Allegro will not (and will not cause its affiliates or representatives to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries, proposals, offers or submissions by, or provide any information to any Person relating to, or commence, continue or renew any due diligence investigations relating to, or enter into or consummate any transaction relating to (i) any merger or sale of ownership interests in, or material assets of, Allegro or a subsidiary, or a recapitalization, share exchange, or similar transaction with respect to Allegro or a subsidiary or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit Allegro from being able to consummate the transactions contemplated by the Merger Agreement (the transactions in subsections (i) and (ii), collectively “Allegro Competing Transactions”). In addition, Allegro has agreed to promptly cease any and all existing discussions, negotiations and due diligence investigations with any person conducted heretofore with respect to any Allegro Competing Transaction. Allegro has agreed to promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify SEEQC if Allegro receives any inquiry, proposal, offer or submission with respect to an Allegro Competing Transaction, and will inform SEEQC of the principal terms of the inquiry, proposal, offer or submission.

Conduct of Business Pending the Merger

Until the earlier of the termination of the Merger Agreement and the closing of the Merger, Allegro, on the one hand, and SEEQC and its subsidiaries, including Merger Sub, on the other hand, have each agreed to carry on its business in the ordinary course consistent with past practice, except as otherwise required by law or required or permitted by the Merger Agreement or consented to in writing by Allegro (in the case of SEEQC and its subsidiaries, including Merger Sub) or SEEQC (in the case of Allegro).

In particular, each of SEEQC, Allegro and Merger Sub has agreed not to:

•        Amend its organizational documents;

•        Purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interest, including any security exercisable for or exchangeable or convertible into, any such capital stock or equity interest, of Allegro or SEEQC;

•        Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interest, or split, combine or reclassify any equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interest;

•        Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any capital stock or other equity interest or any securities convertible into or exchangeable for any capital stock or other equity interest, or subscriptions, rights, warrants or options to acquire any capital stock or other equity interest, or any securities convertible into or exchangeable for any capital stock or other equity interest, or enter into other agreements or commitments of any character obligating it to issue any such capital stock or other equity interests or convertible or exchangeable securities, except in each case, for issuances of SEEQC Common Stock in respect of any exercise or settlement of (A) any SEEQC derivative securities currently outstanding or (B) any SEEQC derivate securities granted in the ordinary course of business and consistent with past practice;

•        Merge or consolidate with any person, or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

•        Acquire or agree to acquire by merging or consolidating any subsidiary with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire outside the ordinary course of business any assets which are material, individually or in the aggregate, to the business of such party, taken as a whole, as applicable, or enter into any joint ventures, strategic partnerships or alliances, or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services to other persons;

•        Sell, lease, license, encumber or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice;

•        Form or establish any subsidiary except in the ordinary course of business consistent with prior practice or in connection with an acquisition permitted by the Merger Agreement;

•        Close any facility or discontinue any material line of business or any material business operations;

•        Make capital expenditures that in any instance exceed $5,000,000 or in the aggregate exceed $10,000,000;

•        Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition, or make any loans or otherwise extend any credit to another person (other than accounts receivable accrued in the ordinary course of business consistent with past practice from persons who are not affiliates of SEEQC or any of its subsidiaries), or enter into any arrangement having the economic effect of any of the foregoing;

•        Establish or materially increase any benefits under any employee plan, grant any severance or termination pay in the event of termination of an employee’s employment without cause, or materially increase the compensation payable or paid, whether conditionally or otherwise, to any employee, officer, or director of SEEQC, or amend, modify, or alter in any material respect any material employee plan, subject to certain exceptions set forth in the Merger Agreement;

•        Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for in the Merger Agreement) change the period of exercisability of options or restricted stock, or reprice options granted under any employee plan;

•        Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of the Merger Agreement) other than the payment, discharge, settlement or satisfaction of any claims, liabilities, or obligations in the ordinary course of business consistent with past practice;

•        Waive the benefits of, agree to modify in any material manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which SEEQC or any of its subsidiaries is a party or of which SEEQC or any of its subsidiaries is a beneficiary (other than with customers and other counterparties in the ordinary course of business consistent with past practices) or to which Allegro is a party or a beneficiary, as applicable;

•        Modify in any material respect or terminate any material contracts, or waive, delay the exercise of, release or assign any material rights or claims thereunder, or enter into a material contract, except in the ordinary course of business;

•        Abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license to any person or otherwise extend, amend or modify any existing or future intellectual property rights or material assets, except in the ordinary course of business consistent with past practice;

•        Transfer or provide a copy of any SEEQC source code to any person other than current employees, contractors, and consultants of such party or one of its subsidiaries under current and enforceable confidentiality agreements;

•        Terminate, cancel or let lapse, in each case voluntarily, a material existing insurance policy covering such party or its subsidiaries or any of their respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, such party or its subsidiary enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

•        Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

•        Except as required by law or U.S. GAAP, revalue any of its assets in any manner or make any change in accounting methods, principles or practices;

•        Make, revoke, amend, or rescind any tax elections or settle or compromise any tax liability or any action, audit or other similar proceeding related to taxes with any governmental authority, except as required by law, enter into any closing agreement with respect to any tax, surrender any right to claim a refund of taxes, execute any extension or waiver of restrictions on assessment or collection of any tax, or change any method of accounting for tax purposes or prepare or file any tax return in a manner inconsistent with past practice, fail to pay any tax when due (including any estimated tax payments), or enter into any tax sharing, tax allocation, tax receivable or tax indemnity agreement (other than any customary commercial agreement entered into in the ordinary course of business and not primarily relating to taxes);

•        Take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, either: (i) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) the SEEQC Preferred Stock Conversion from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, except to the extent required by Section 305(c) of the Code;

•        Engage any investment banker, financial advisor, broker, or finder or enter into any agreement with any person which will result in a material obligation of SEEQC or Allegro to pay any finder’s fee, brokerage fees, commission, or similar compensation, in either case in connection with the transactions contemplated by the Merger Agreement; or

•        Agree in writing or otherwise agree or commit to take any of the prohibited actions described above.

Additional Covenants of the Parties

The Merger Agreement also contains customary mutual covenants relating to the preparation of this consent solicitation statement/prospectus, the granting of access to information, the filing of tax returns and other tax matters, confidentiality, public announcements with respect to the transactions contemplated by the Merger Agreement, notification in certain events and the retention of various books and records.

Survival of Representations and Warranties

Except as otherwise contemplated by the Merger Agreement, none of the representations, warranties, covenants or agreements in the Merger Agreement will survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto or arising from the transactions contemplated by the Merger Agreement will terminate at the Closing.

Termination

The Merger Agreement may be terminated, and the Merger may be abandoned at any time prior to the Closing:

•        by mutual written consent of Allegro and SEEQC;

•        by either Allegro or SEEQC if the Closing has not occurred on or before 5:00 p.m. Eastern Time on July 31, 2026 (the “Termination Date”); provided that (i) if the SEC has not declared this Registration Statement or the registration statement on Form S-1 to be filed in connection with the Public Offering effective on or prior to July 31, 2026, the Termination Date shall automatically be extended to October 31, 2026; and (ii) such right to terminate the Merger Agreement shall not be available to any party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

•        by either Allegro or SEEQC if a governmental authority having competent jurisdiction has issued an order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which order or other action has become final and nonappealable;

•        by SEEQC if (i) any of the representations and warranties of Allegro contained in the Merger Agreement fail to be true and correct such that certain of the conditions set forth therein cannot be satisfied or (ii) Allegro has breached or failed to comply with any of its obligations under the Merger Agreement such that certain of the conditions set forth therein cannot be satisfied; provided, that if such inaccuracy or breach is curable by Allegro, then SEEQC may not terminate the Merger Agreement unless the inaccuracy or breach cannot or has not been cured by the earlier of (i) the third business day prior to the Termination Date and (ii) 30 days after delivery of a written notice from SEEQC to Allegro of such inaccuracy or breach; provided, further, that such right to terminate the Merger Agreement will not be available if SEEQC is in breach in any material respect of its obligations thereunder; or

•        by Allegro if (i) any of the representations and warranties of SEEQC contained in the Merger Agreement fail to be true and correct such that certain of the conditions set forth therein cannot be satisfied or (ii) SEEQC has breached or failed to comply with any of its obligations under the Merger Agreement such that certain of the conditions set forth therein cannot be satisfied; provided, that if such inaccuracy or breach is curable by SEEQC, then Allegro may not terminate the Merger Agreement unless the inaccuracy or breach cannot or has not been cured by the earlier of (i) the third business day prior to the Termination Date and (ii) 30 days after delivery of a written notice from Allegro to SEEQC of such inaccuracy or breach; provided, further, that such right to terminate the Merger Agreement will not be available if Allegro is in breach in any material respect of its obligations thereunder.

Amendments

The Merger Agreement may be amended by the parties to the Merger Agreement at any time by execution of an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

Ancillary Agreements

SEEQC Support Agreement

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the stockholders of SEEQC (who collectively hold more than 66.7% of the SEEQC Preferred Stock and more than 50% of the capital stock of SEEQC) entered into the SEEQC Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of SEEQC Common Stock and SEEQC Preferred Stock beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; and (ii) against (x) any proposal or offer from any other person (other than Allegro or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of SEEQC’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of SEEQC (other than as contemplated by the Merger Agreement). Pursuant to the SEEQC Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of SEEQC.

Allegro Support Agreement

Concurrently with the execution of the Merger Agreement, SEEQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into the Allegro Support Agreement, pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; (ii) in favor of Allegro Warrant Amendment, and (iii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement). Pursuant to the Allegro Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

Allegro Warrant Support Agreement

On April 22, 2026, Allegro and SEEQC entered into the Allegro Warrant Support Agreements with holders of approximately 48.5% of the outstanding warrants of Allegro. Pursuant to the Allegro Warrant Support Agreements, the Allegro Warrant Holders party to the agreement agreed to vote or cause to be voted all Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Allegro Warrant Amendment; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to an alternative amendment to the Allegro Warrants; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Allegro Warrant Amendment or the fulfillment of Allegro’s obligations under the Allegro Warrant Amendment. Accordingly, as a result of the Allegro Support Agreement and the Allegro Warrant Support Agreements, Allegro has received agreements to vote an aggregate of 48.8% of the outstanding Allegro Warrants in favor of the Allegro Warrant Amendment. Pursuant to the agreement governing the Allegro Warrants, approval by 65.0% of the outstanding Allegro Warrants is required to effectuate the Allegro Warrant Amendment.

Lock-Up Agreements

Prior to the Closing, certain of the stockholders of SEEQC and certain of the initial stockholders of Allegro have agreed to enter into a lock-up agreement with SEEQC (collectively, the “Lock-Up Agreements”), pursuant to which such stockholders will agree not to transfer the shares of SEEQC Common Stock held by them immediately prior to the Effective Time (in the case of the stockholders of SEEQC) or the shares of SEEQC Common Stock received by them in exchange for the founder shares (in the case of the initial stockholders of Allegro), until 180 days after the Closing.

Such lock-up restrictions are subject to exceptions, including:

(i)     transfers to certain permitted individuals specified in the Lock-Up Agreements;

(ii)    in the case of an entity, transfers under the laws of the entity’s organizational documents;

(iii)   in the case of an individual, transfers by virtue of laws of descent and distribution upon death or as a bona fide gift to a trust for the benefit of such individual’s family;

(iv)   transactions relating to SEEQC Common Stock or securities exchangeable for SEEQC Common Stock acquired on the open market;

(v)    the exercise of stock options or warrants to purchase SEEQC Common Stock occurring upon the “cashless” or “net exercise of such options or warrants or for the purpose of paying the exercise price, taxes or vesting of such securities;

(vi)   transfers to SEEQC to satisfy tax obligations or in payment of the exercise price of any options or warrants of SEEQC;

(vii)  transfers to SEEQC pursuant to a contractual arrangement in effect at closing the provides for the repurchase or forfeiture of SEEQC Common Stock; or

(viii) the entry into a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act.

Registration Rights Agreement

The Merger Agreement contemplates that, at or prior to the Closing, SEEQC will enter into an Registration Rights Agreement with certain SEEQC Stockholders and certain of Allegro’s initial stockholders, substantially in the form attached to this consent solicitation statement/prospectus as Annex F, pursuant to which SEEQC will agree to register for resale the shares of SEEQC Common Stock that are held by the stockholders party to the agreement at Closing. Pursuant to the Registration Rights Agreement, SEEQC shall, within 30 days after the Closing, file a registration statement on Form S-1 to register for resale under the Securities Act the shares of SEEQC Common Stock issued or issuable as Merger Consideration to Allegro Stockholders who are affiliates of Allegro and the shares of SEEQC Common Stock held by the initial Allegro Stockholders (or their transferees) as of immediately after the Closing (including upon conversion of Allegro Rights and exercise of Allegro Warrants).

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this consent solicitation statement/prospectus. For the purpose of the discussion in this section, a 7.3359-for-1 stock split of SEEQC Common Stock has been assumed in this prospectus, and any references herein to the SEEQC Stock Split shall account for such assumption.

On January 16, 2026, Allegro Merger Corp. (“Allegro”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with, SeeQC, Inc., a Delaware corporation (“SEEQC”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC (“Merger Sub”). Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

Immediately prior to the Effective Time, all outstanding shares of preferred stock of SEEQC, par value $0.0001 per share (“SEEQC Preferred Stock”), will be mandatorily converted into shares of common stock of SEEQC, par value $0.0001 per share (“SEEQC Common Stock”), in accordance with the SEEQC’s Certificate of Incorporation (the “Certificate of Incorporation”) in effect immediately before the Effective Time (the “SEEQC Preferred Stock Conversion”). Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the Certificate of Incorporation, the outstanding shares of SEEQC Common Stock will be split, such that the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock (the “SEEQC Stock Split”), less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion and the SEEQC Stock Split). The stock options (the “SEEQC Options”) and restricted stock units (the “SEEQC RSUs”) of SEEQC outstanding as of the Effective Time will remain outstanding, subject to adjustment as necessary based on the SEEQC Stock Split. SEEQC plans to list the SEEQC Common Stock to be issued in the Merger, including the shares issuable upon conversion of Allegro Rights and Allegro Warrants, on The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American under the symbol “SEQC”. SEEQC expects to submit an application for such listing prior to the consummation of the Merger and expects the effectiveness of such registration statement to occur immediately prior to or concurrent with the Closing.

At the Effective Time, each share of common stock of Allegro, par value $0.0001 per share (the “Allegro Common Stock”), and each right of Allegro (the “Allegro Rights”), that is issued and outstanding immediately before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC common stock (multiplied by 1/10th in the case of the Allegro Rights).

In connection with the Merger, Allegro is seeking to amend its redeemable common stock purchase warrants, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50 (the “Allegro Warrants”), so that, immediately prior to the Effective Time, each outstanding Allegro Warrant will convert into the right to receive 0.1 of a share of SEEQC Common Stock (the “Allegro Warrant Amendment”). In the event that the Allegro Warrants are not amended and the Merger is consummated, SEEQC has agreed to assume them.

On April 22, 2026, Allegro and SEEQC entered into agreements (the “Allegro Warrant Support Agreements”) with holders representing approximately 48.5% of Allegro’s outstanding warrants, pursuant to which such holders agreed to support the proposed amendment to the Allegro Warrant Agreement. As a result, Allegro has received consents representing approximately 48.8% of the outstanding Allegro Warrants in favor of the Allegro Warrant Amendment. Approval of holders of at least 65.0% of the outstanding Allegro Warrants is required to effectuate the Allegro Warrant Amendment. See Note 1 — Conversion of Allegro Securities for more information.

In connection with the execution of the Merger Agreement, SEEQC and Allegro entered into subscription agreements (“Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to which Allegro will, substantially concurrently with, and contingent upon, the consummation of the Merger, issue shares of Allegro Common Stock to the PIPE Investors at a price of $5.00 per share (the “PIPE Shares”) and pre-funded common stock purchase warrants (the “Allegro Pre-Funded Warrants”) at a per share exercise price equal to $0.0001, for aggregate gross proceeds to Allegro of approximately $65.0 million (the “PIPE Investment”). The 12,400,000 PIPE Shares will be converted on one-for-one basis into shares of SEEQC Common Stock in connection with the

Merger. The 600,000 Allegro Pre-Funded Warrants will be assumed by SEEQC, effective upon the Closing, on the same economic terms as their initial terms and will be exercisable for shares of SEEQC Common Stock. See Note 1 PIPE Investment for more information.

Prior to or substantially concurrently with the Closing, SEEQC expects to complete a public offering of SEEQC Common Stock in the amount of $75.0 million on a National Stock Exchange (the “Public Offering”). See Note 1 Public Offering for more information.

The following unaudited pro forma condensed combined financial information is based on Allegro’s historical financial statements and SEEQC’s historical consolidated financial statements, adjusted to give effect to the Merger, and related transactions, including other material events discussed in Note 1 of the accompanying notes, the Public Offering, and the PIPE Investment (collectively, the “Transactions”).

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Allegro and SEEQC as of March 31, 2026, and depicts the accounting of the Merger and related transaction, including Other Material Events, the PIPE Investment (presented as “PIPE Investment” adjustments), and the Public Offering (presented as “Public Offering” adjustments) (collectively, “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 and year ended December 31, 2025 combines the historical results of Allego and SEEQC for this period and depicts the pro forma balance sheet transaction accounting adjustments for the accounting of the Merger and related transactions, including Other Material Events, the PIPE Investment (presented as “PIPE Investment” adjustments), and Public Offering (presented as “Public Offering” adjustments) assuming that those adjustments were made as of January 1, 2025, which is the beginning of the earliest period presented (“pro forma statement of operations transaction accounting adjustments”). Collectively, pro forma balance sheet transaction accounting adjustments and pro forma statement of operations transaction accounting adjustments are referred to as “Transaction Accounting Adjustments.”

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial information;

•        the historical unaudited condensed financial statements of Allegro as of and for the three months ended March 31, 2026 and the related notes included elsewhere in this consent solicitation statement/prospectus;

•        the historical unaudited condensed consolidated financial statements of SEEQC as of and for the three months ended March 31, 2026 and the related notes included elsewhere in this consent solicitation statement/prospectus;

•        the historical audited consolidated financial statements of SEEQC as of and for the year ended December 31, 2025 and the related notes included elsewhere in this consent solicitation statement/prospectus;

•        the historical audited financial statements of Allegro as of and for the year ended December 31, 2025 and the related notes included elsewhere in this consent solicitation statement/prospectus;

•        the existing Merger Agreement and related agreements, copies of which are attached to this consent solicitation statement/prospectus as Annexes; and

•        the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Allegro”, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SEEQC”, and the other financial information relating to Allegro and SEEQC included elsewhere in this consent solicitation statement/prospectus.

Appraisal Rights

In connection with the Merger, certain Allegro stockholders may be entitled to appraisal rights under Section 262 of the DGCL, which, if properly exercised, permit such stockholders to seek a judicial determination of the fair value of their shares and receive cash consideration in lieu of the Merger consideration. Pursuant to the Allegro Support Agreement, a majority of the Allegro stockholders have agreed to vote, or cause to be voted, in favor of all proposals necessary to effectuate the Merger and have waived any appraisal or dissenters’ rights under applicable law, including Section 262 of the DGCL. Consequently, only a minority of the holders of outstanding shares of Allegro Common Stock retain the ability to exercise statutory appraisal rights in connection with the Merger. Based on the foregoing, the unaudited pro forma condensed combined financial information does not reflect any adjustment for potential cash payments related to appraisal rights.

Warrant Conversion Scenarios

In connection with the Merger, Allegro will seek to amend the Allegro Warrant Agreement. In the event that the Allegro Warrants Agreement is not amended and the Merger is consummated, SEEQC will assume all outstanding Allegro Warrants upon Closing.

The unaudited pro forma condensed combined financial information presents two Allegro Warrants conversion scenarios as follows:

•        No Warrant Conversion Scenario (Scenario 1):    This scenario assumes that a majority of the holders of Allegro Warrants do not approve the Allegro Warrant Amendment proposal to have each Allegro Warrant convert into 0.1 of a share of SEEQC Common Stock in connection with the Merger. In this scenario, no shares of SEEQC Common Stock would be issued upon Closing in respect of the Allegro Warrants. Instead, SEEQC will assume all 15,322,500 outstanding Allegro Warrants upon Closing per the Merger Agreement, with each assumed warrant continuing to represent the right to acquire SEEQC Common Stock pursuant to its terms as adjusted for the customary anti-dilution adjustments described under the Merger Agreement. This is considered to be the most likely scenario.

•        Warrant Conversion Scenario (Scenario 2):    This scenario assumes that a majority of the holders of Allegro Warrants approve the Allegro Warrant Amendment proposal to have each Allegro Warrant convert into 0.1 of a share of SEEQC Common Stock in connection with the Merger. Under this scenario, SEEQC would issue an aggregate of 1,532,250 shares of SEEQC Common Stock upon such conversion. Upon conversion, all Allegro Warrants would be cancelled and no warrants would be assumed by SEEQC at Closing.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Merger and related transactions, including Other Material Events, the Public Offering, and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of combined company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2026
(in thousands)

	SeeQC, Inc. Historical	Allegro Merger Corp. Historical	PIPE Investments	Notes	Public Offering	Notes	Scenario 1 Assuming No Warrant Conversion Scenario			Scenario 2 Assuming Warrant Conversion Scenario
							Transaction Accounting Adjustments	Notes	Pro Forma Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash	$23,115	$3	$62,400	5(a)	$70,125	5(b)	$14	5(c)	$145,735	$—		$145,735
							(598)	5(d)
							(674)	5(h)
							(7,950)	5(j)
							(700)	5(k)
Account receivable	784	—	—		—		—		784	—		784
Contract assets	99	—	—		—		—		99	—		99
Prepaid expenses and other current assets	423	—	—		—		700	5(k)	1,123	—		1,123
Total current assets	24,421	3	62,400		70,125		(9,208)		147,741	—		147,741
Property and equipment, net	4,622	—	—		—		—		4,622	—		4,622
Finance right-of-use assets	543	—	—		—		—		543	—		543
Operating right-of-use assets	1,466	—	—		—		—		1,466	—		1,466
Deferred offering costs	1,895	—	—		—		(1,895)	5(j)	—	—		—
Other assets	189	—	—		—		—		189	—		189
Total assets	$33,136	$3	$62,400		$70,125		$(11,103)		$154,561	$—		$154,561

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,767	$5	$—		$—		$—		$1,772	$—		$1,772
Accrued and other current liabilities	2,191	—	—		—		1,288	5(j)	3,479	—		3,479
Deferred revenue	44	—	—		—		—		44	—		44
Current portion of finance lease liabilities	134	—	—		—		—		134			134
Current portion of operating lease liabilities	78	—	—		—		—		78	—		78
Notes payable – related party	—	1,181	—		—		14	5(c)	—	—		—
							(1,195)	5(d)
Total current liabilities	4,214	1,186	—		—		107		5,507	—		5,507
Warrant liability	—	—	—		—		31,841	5(e)	31,841	(24,180)	5(o)	—
										(7,661)	5(p)
Finance lease liabilities, net of current portion	261	—	—		—		—		261	—		261
Operating lease liabilities, net of current portion	1,621	—	—		—		—		1,621	—		1,621
Deferred tax liability	92	—	—		—		—		92	—		92
SEEQC contingent earnout liability	—	—	—		—		368,580	5(l)	368,580	—		368,580
Total liabilities	6,188	1,186	—		—		400,528		407,902	(31,841)		376,061

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF MARCH 31, 2026
(in thousands)

	SeeQC, Inc. Historical	Allegro Merger Corp. Historical	PIPE Investments	Notes	Public Offering	Notes	Scenario 1 Assuming No Warrant Conversion Scenario			Scenario 2 Assuming Warrant Conversion Scenario
							Transaction Accounting Adjustments	Notes	Pro Forma Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Stockholders’ equity (deficit):
Allegro Preferred Stock	—	—	—		—		—		—	—		—
Allegro Common Stock	—	—	1	5(a)	—		—	5(d)	—	—		—
							(1)	5(n)
SEEQC Series X Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series A-2 Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series SA-2 Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series A-1 Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series A Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series Seed-2 Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Series Seed-1 Convertible Preferred Stock	—	—	—		—		—	5(g)	—	—		—
SEEQC Common Stock	1	—	—		1	5(b)	—	5(f)	19	—	5(p)	19
							—	5(g)
							—	5(i)
							15	5(m)
							2	5(n)

Additional paid-in capital	87,863	(16,951)	62,399	5(a)	70,124	5(b)	597	5(d)	—	7,661	5(p)	—
							3,632	5(f)		24,180	5(p)
							6,065	5(h)		(31,841)	5(l)
							—	5(i)
							(11,133)	5(j)
							(186,507)	5(l)
							(15)	5(m)
							(16,074)	5(n)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)
AS OF MARCH 31, 2026
(in thousands)

	SeeQC, Inc. Historical	Allegro Merger Corp. Historical	PIPE Investments	Notes	Public Offering	Notes	Scenario 1 Assuming No Warrant Conversion Scenario			Scenario 2 Assuming Warrant Conversion Scenario
							Transaction Accounting Adjustments	Notes	Pro Forma Combined	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Accumulated other comprehensive loss	(383)	—	—		—		—		(383)	—		(383)
Retained earnings (accumulated deficit)	(60,533)	15,768	—		—		(31,841)	5(e)	(252,977)	24,180	5(o)	(221,136)
							(3,632)	5(f)		(24,180)	5(p)
							(6,739)	5(h)		31,841	5(l)
							(182,073)	5(l)
							16,073	5(n)
Total stockholders’ equity (deficit)	26,948	(1,183)	62,400		70,125		(411,631)		(253,341)	31,841		(221,500)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$33,136	$3	$62,400		$70,125		$(11,103)		$154,561	$—		$154,561

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share data)

	SeeQC, Inc. Historical	Allegro Merger Corp. Historical	Scenario 1 Assuming No Warrant Conversion Scenario				Scenario 2 Assuming Warrant Conversion Scenario
			Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes
Revenue	$856	$—	$—		$856		$—		$856
Operating costs and expenses:
Cost of revenue	598	—	—		598		—		598
Research and development	2,242	—	—		2,242		—		2,242
Selling, general, and administrative	3,067	109	—		3,176		—		3,176
Grant income	(74)	—	—		(74)		—		(74)
Total operating costs and expenses	5,833	109	—		5,942		—		5,942
Loss from operations	(4,977)	(109)	—		(5,086)		—		(5,086)
Other expenses (income):
Interest income	(156)	—	—		(156)		—		(156)
Finance lease interest expense	22	—	—		22		—		22
Other expense (income), net	—	3	—		3				3
Total other expenses (income)	(134)	3	—		(131)		—		(131)
Loss before income tax expense	(4,843)	(106)	—		(4,955)		—		(4,955)
Income tax expense	29	—	—		29		—		29
Net loss	$(4,872)	$(106)	$—		$(4,984)		$—		$(4,984)

Net loss attributable to common stockholders – basic and diluted	$(4,872)	$(106)			$(4,984)				$(4,984)
Weighted average common shares outstanding – basic and diluted	10,670,834	4,110,000			199,190,305	6(e)			200,722,555	6(e)
Net loss per share attributable to common stockholders – basic and diluted	$(0.46)	$(0.00)			$(0.03)	6(e)			$(0.02)	6(e)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands, except share and per share data)

		Allegro Merger Corp. Historical	Scenario 1 Assuming No Warrant Conversion Scenario					Scenario 2 Assuming Warrant Conversion Scenario
	SeeQC, Inc. Historical		Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes		Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes
Revenue	$4,157	$—	$—		$4,157			$—		$4,157
Operating costs and expenses:
Cost of revenue	2,728	—	—		2,728			—		2,728
Research and development	9,519	—	994	6(b)	11,838			—		11,838
			1,325	6(c)
Selling, general, and administrative	6,058	73	2,638	6(b)	14,183			—		14,183
			5,414	6(c)
Grant income	(1,673)	—	—		(1,673)			—		(1,673)
Total operating costs and expenses	16,632	73	10,371		27,076			—		27,076
Loss from operations	(12,475)	(73)	(10,371)		(22,919)			—		(22,919)
Other expenses (income):
Change in fair value of warrant liability	—	—	31,841	6(a)	31,841			(24,180)	6(d)	7,661
Interest income	(446)	—	—		(446)			—		(446)
Finance lease interest expense	114	—	—		114			—		114
Other expense (income), net	19	—	—		19			—		19
Total other expenses (income), net	(313)	—	31,841		31,528			(24,180)		7,348
Loss before income tax expense	(12,162)	(73)	(42,212)		(54,447)			24,180		(30,267)
Income tax expense	37	—	—		37			—		37
Net loss	$(12,199)	$(73)	$(42,212)		$(54,484)			$24,180		$(30,304)

Net loss attributable to common stockholders – basic and diluted	$(12,199)	$(73)			$(54,484)					$(30,304)
Weighted average common shares outstanding – basic and diluted	10,638,595	4,110,000			198,953,804	6	(e)			200,486,054	6(e)
Net loss per share attributable to common stockholders – basic and diluted	$(1.15)	$(0.02)			$(0.27)	6	(e)			$(0.15)	6(e)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.      Description of the Transactions

On January 16, 2026, Allegro, entered into the Merger Agreement with SEEQC and Merger Sub. Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the Merger, and will become a direct, wholly-owned subsidiary of SEEQC.

The Merger Agreement and related agreements provided for the following:

Treatment of SEEQC Securities:

•        Immediately prior to the Effective Time, all outstanding shares of SEEQC Preferred Stock, par value $0.0001 per share, will be mandatorily converted into shares of SEEQC Common Stock, par value $0.0001 per share, upon the occurrence of a deemed liquidation events in accordance with the SEEQC’s certificate of incorporation (the “Certificate of Incorporation”).

•        Immediately following the SEEQC Preferred Stock Conversion, but prior to the Effective Time, pursuant to an amendment to the Certificate of Incorporation, the outstanding shares of SEEQC Common Stock will be split, such that there the holders of SEEQC Common Stock, as determined immediately following the SEEQC Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of SEEQC Common Stock (the “SEEQC Stock Split”), less the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities (after taking into account any adjustments to such securities as a result of the SEEQC Preferred Stock Conversion or the SEEQC Stock Split). The assumed SEEQC Stock Split ratio is preliminarily estimated to be 7.3359-for-1 and subject to change based on the number of outstanding SEEQC Common Stock and the number of shares of SEEQC Common Stock issuable upon exercise, exchange or conversion of SEEQC’s derivative securities immediately prior to the Effective Time.

•        At the Closing, each SEEQC Option outstanding as of the Effective Time will remain outstanding and continue to be governed by their existing terms and conditions under the applicable SEEQC equity incentive plan and option agreement. Following the Closing, the number of shares of SEEQC Common Stock underlying each SEEQC Option and the corresponding exercise price will be adjusted to reflect the SEEQC Stock Split, in accordance with the terms of the applicable plan and option agreement.

•        At Closing, each outstanding share of SEEQC Common Stock subject to vesting, risk of forfeiture or right of repurchase by SEEQC (each, a “SEEQC Restricted Stock Award”) shall continue to be subject to its applicable terms and conditions following the Effective Time; provided that each such SEEQC Restricted Stock Award shall otherwise be treated in the same manner as the shares of SEEQC Common Stock issued and outstanding prior to the SEEQC Stock Split in connection with the SEEQC Stock Split contemplated.

Conversion of Allegro Securities:

•        At the Effective Time, each share of outstanding Allegro Common Stock, par value $0.0001 per share, and each outstanding Allegro Right, that is issued and outstanding immediately before the Effective Time (other than shares held by Allegro, SEEQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SEEQC Common Stock (multiplied by 1/10th in the case of the Allegro Rights).

•        In connection with the Merger, Allegro is seeking to amend its redeemable common stock purchase warrants, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50 (the “Allegro Warrants”), so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock (the “Allegro Warrant Amendment”). In the event that the Allegro Warrants are not amended and the Merger is consummated, SEEQC has agreed to assume the Allegro Warrants on their existing terms, including the 1-for-1 share conversion and the $11.50 exercise price, except that the warrants will become exercisable for SEEQC Common Stock instead of Allegro Common Stock, with the customary anti-dilution adjustments described under the Merger Agreement.

•        On April 22, 2026, Allegro and SEEQC entered into agreements (the “Allegro Warrant Support Agreements”) with holders representing approximately 48.5% of Allegro’s outstanding warrants. Pursuant to the Allegro Warrant Support Agreements, the such warrant holders (the “Allegro Warrant Holders”)

agreed to vote or cause to be voted, all Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate Allegro Warrant Amendment; and (ii) against (x) any proposal or offer from any other person (other than SEEQC or its affiliates) with respect to an alternative amendment to the Allegro Warrants; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Allegro Warrant Amendment or the fulfillment of Allegro’s obligations thereunder. As a result of the Allegro Warrant Support Agreements, Allegro has received agreements to vote representing an aggregate of approximately 48.8% of the outstanding Allegro Warrants in favor of the Allegro Warrant Amendment. Pursuant to the Allegro Warrant Agreement, the approval of at least 65.0% of the outstanding Allegro Warrants is required to effectuate the Allegro Warrant Amendment.

•        Certain individuals and entities have provided Allegro non-interest-bearing notes to support its capital requirements (the “Allegro Outstanding Loans”). Through the Closing, Allegro may obtain additional non-interest-bearing funding from its officers, directors, and/or stockholders to meet such capital requirements up to an aggregate amount of $2.5 million (the “Allegro Borrowings” and, together with the Allegro Outstanding Loans, the “Allegro Indebtedness”). At Closing, one-half of the Allegro Indebtedness will be converted into shares of Allegro Common Stock at $5.00 per share, and the remaining one-half will be settled in cash.

SEEQC Earnout Shares

The holders of SEEQC Common Stock and the holders of certain of SEEQC’s equity compensation awards, each as of immediately prior to the Effective Time (the “Earnout Recipients”), are entitled to receive additional shares of SEEQC Common Stock on a pro rata basis measured in accordance with the Earnout Recipient’s proportionate ownership of SEEQC Common Stock and eligible SEEQC’s derivative securities immediately prior to the Effective Time, if certain stock price conditions are met, as follows:

•        If, between the Closing and the first anniversary of the Closing (“Earnout Period 1”), the volume-weighted average price (“VWAP”) of the SEEQC Common Stock equals or exceeds $6.50 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “First Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock (“Target 1 SEEQC Earnout Shares”);

•        If, between the Closing and the second anniversary of the Closing (“Earnout Period 2”), the VWAP of the SEEQC Common Stock equals or exceeds $8.00 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “Second Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock (“Target 2 SEEQC Earnout Shares”), plus any shares not previously issued in respect of Earnout Period 1; and

•        If, between the Closing and the third anniversary of the Closing (“Earnout Period 3”), the VWAP of the SEEQC Common Stock equals or exceeds $10.00 for 20 trading days within any 30 consecutive trading day period commencing after the Closing and ending on or prior to the end of such period (the “Third Base Target”), then SEEQC will issue to the Earnout Recipients an aggregate of 20,000,000 shares of SEEQC Common Stock (“Target 3 SEEQC Earnout Shares”), plus any shares not previously issued in respect of Earnout Period 1 and Earnout Period 2.

•        If on or prior to the conclusion of the Earnout Period, there occurs a sale of SEEQC as defined in the Merger Agreement, then the aforementioned earnout shares shall become immediately issuable, within ten business days of the occurrence of such event.

Collectively, Target 1 SEEQC Earnout Shares, Target 2 SEEQC Earnout Shares, and Target 3 SEEQC Earnout Shares are referred to as the “SEEQC Earnout Shares”.

SEEQC accounts for the earnout shares as either equity-classified or liability-classified instruments based on an assessment of the SEEQC Earnout Shares specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). SEEQC has preliminarily determined that the SEEQC Earnout Shares are not indexed to SEEQC’s own stock and is therefore each accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations. The pro forma value of the SEEQC Earnout Shares was estimated utilizing a Monte Carlo simulation model. The significant assumptions utilized in estimating the fair value of the SEEQC Earnout Shares include the following: (1) SEEQC common stock price of $6.50; (2) risk-free rate of 3.74%; (3) assumed transaction date of March 31, 2026, with a maximum lock-up period covering 3 years; and (4) expected equity volatility of 122.5%. A 10% increase or decrease in the volatility would change the estimated fair value to $373.0 million and $365.9 million, respectively. SEEQC preliminary estimates and inputs are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Effective Time.

The accounting treatment of the SEEQC Earnout Shares is expected to be recognized at fair value upon the closing of the Merger and classified as a liability. The preliminary fair value of the SEEQC Earnout Shares is $368.6 million. SEEQC will recognize subsequent changes in the fair value of such earnout shares as a gain or loss at each reporting period during the earnout period, pursuant to the provisions of ASC 815. Because the Merger is accounted for as an in-substance recapitalization and SEEQC is determined to be the accounting acquirer, the initial recognition of SEEQC contingent earnout liability will be treated as a deemed dividend and will be recorded within additional paid-in capital since SEEQC will not have retained earnings on a pro forma basis. Once additional paid-in capital has been exhausted, additional charges will be recorded by increasing the accumulated deficit.

To date, the aforementioned base targets have not been met; accordingly, the SEEQC Earnout Shares are not reflected as outstanding in the unaudited pro forma condensed combined financial information under either scenario. However, consistent with the accounting treatment as noted above, the related earnout liability is recognized in the unaudited pro forma condensed combined balance sheet.

Sponsor Restricted Shares

In connection with the Merger, the holders of shares of Allegro Common Stock issued prior to Allegro’s initial public offering (such holders, the “initial stockholders,” and such shares, the “founder shares”) (collectively, the “Sponsor”) have agreed to restrictions on transfer with respect to 23% of the shares of SEEQC Common Stock to be received by them in the Merger and issued upon conversion of Allegro Warrants following the consummation of the Allegro Warrant Amendment (other than shares of SEEQC Common Stock to be received by them in respect of the private placement units purchased by the initial stockholders simultaneously with Allegro’s initial public offering) (the “Sponsor Restricted Shares”) with such restrictions be released as follows:

•        If, during Earnout Period 1, the First Base Target is achieved, then one third of the Sponsor Restricted Shares will be released from the restrictions;

•        If, during Earnout Period 2, the Second Base Target is achieved, then one third of the Sponsor Restricted Shares will be released from the restrictions, plus any shares not released in respect of Earnout Period 1; and

•        If, during Earnout Period 3, the Third Base Target is achieved, then all of the Sponsor Restricted Shares will be released from the restrictions.

If, at the end of Earnout Period 3, any Sponsor Restricted Shares have not been released, then such shares will be forfeited by the initial stockholders of Allegro and cancelled by SEEQC.

While the restrictions are in place, the Sponsor Restricted Shares shall not be entitled to vote on any matter of the combined company. To date, the target price vesting provisions have not been achieved. The Sponsor Restricted Shares subject to restrictions and forfeiture will be accounted for as an equity transaction in accordance with ASC 815 as the arrangement is considered free-standing. The Sponsor Restricted Shares are indexed to SEEQC’s own stock. In contrast to the SEEQC Earnout Shares, the Sponsor Restricted Shares are expected to be classified as equity in the unaudited pro forma condensed combined balance sheet because they do not contain the earnout acceleration provision, such as a sale of SEEQC, that would result in the accelerated the issuance of all the earnout shares upon the occurrence of such event.

SEEQC Insider Loans

In connection with the Merger, SEEQC agreed to forgive all outstanding loans and other amounts owed by its directors, officers, and other insiders to SEEQC or its subsidiaries (the “SEEQC Insiders”) prior at or to Closing. In addition, SEEQC will make cash payments to such insiders to cover any tax liabilities arising from the loan forgiveness. SEEQC will also terminate any guaranty or similar arrangement under which SEEQC has guaranteed an insider’s obligations to a third party.

SEEQC previously received two partial-recourse promissory notes (the “Partial Recourse Notes”) from SEEQC Insiders in exchange for 485,527 shares of SEEQC Common Stock, on a pre-SEEQC Stock Split basis, at a purchase price of $1.45 per share, pursuant to restricted stock awards granted under the 2019 Plan (the “SEEQC Founders Awards”). The Partial Recourse Notes will be forgiven, and SEEQC will pay cash amounts to cover the related tax obligations of the SEEQC Insiders. The forgiveness of the Partial Recourse Notes and related cash payments will be accounted for as a modification of the SEEQC Founders Awards under ASC 718 — Share-Based Payment Awards and will result in additional stock-based compensation expense recognized by SEEQC. See Note 5(h) for further details.

Prior to or concurrently with the Closing the following transactions will occur:

PIPE Investment

In connection with the execution of the Merger Agreement, SEEQC and Allegro entered into Subscription Agreements with the PIPE Investors, pursuant to which Allegro will, substantially concurrently with, and contingent upon, the consummation of the Merger, issue shares of Allegro Common Stock to the PIPE Investors at a price of $5.00 per share and Pre-Funded Warrants at a per share exercise price equal to $0.0001, for aggregate gross proceeds to Allegro of approximately $65.0 million. The 12,400,000 shares of Allegro Common Stock sold in the PIPE Investment will be converted on one-for-one basis into shares of SEEQC Common Stock in connection with the Merger. Certain investors participating in the PIPE Investment will receive the 600,000 Pre-Funded Warrants in exchange for such investment. The Allegro Pre-Funded Warrants will be assumed by SEEQC, effective upon the Closing, on the same economic terms as their initial terms and will be exercisable for shares of SEEQC Common Stock.

The Subscription Agreements require PIPE Investors to fund their purchase price in cash via wire transfer to Allegro’s designated account prior to the PIPE Closing, with such funds held in escrow until the PIPE Closing. If the Merger does not occur within seven business days after the anticipated PIPE Closing, Allegro will return all funds to the Subscribers and cancel the PIPE Investment.

The obligations of the parties under the Subscription Agreements are subject to customary conditions, including completion of SEEQC’s firm commitment public offering of SEEQC Common Stock with gross proceeds equal to, or greater than, the lesser of (i) 150% of the aggregate gross proceeds from all Subscription Agreements and (ii) $75.0 million, at a public offering price per share equal to, or greater than, $6.50.

Public Offering

Prior to or substantially concurrently with the Closing, SEEQC will use its commercially reasonable efforts to arrange a firm commitment underwritten public offering of SEEQC Common Stock on a National Stock Exchange, for aggregate proceeds of approximately $75.0 million in a separate registration statement. In the unaudited pro forma condensed combined financial information, the Public Offering is reflected as the issuance of 11,538,462 shares of SEEQC Common Stock for aggregate proceeds of $75.0 million. SEEQC has filed a registration statement on Form S-1 (File No. 333-297133) with the SEC in connection with the Public Offering.

Other Material Events

Advisory Agreements

On August 1, 2025, SEEQC entered into an advisory agreement in connection with the Merger with a third-party advisor. Pursuant to the advisory agreement, SEEQC will pay the advisor a closing fee equal to 0.8% of the market value of SEEQC’s outstanding shares following the SEEQC Stock Split (the “Closing Fee”). At SEEQC’s election, the Closing Fee may be settled in shares of SEEQC common stock or in “penny warrants” with an equivalent 0.8% value upon exercise. For purposes of the unaudited pro forma condensed combined financial information, the estimated

Closing Fee was calculated using the market value, on a fully diluted basis, of the combined company and a closing fee rate of 0.8%, resulting in an estimated Closing Fee of $8.0 million. Assuming a SEEQC share price of $5.00 and applying the assumed SEEQC Stock Split ratio, the estimated Closing Fee will be settled with approximately 218,106 shares of SEEQC Common Stock on a pre-merger basis. See Note 5(i) for additional details.

On January 15, 2026, SEEQC executed an addendum to the engagement agreement originally entered into on August 13, 2021 with another advisor. Pursuant to the terms of the addendum, SEEQC shall pay such advisor an advisory fee of $10.0 million, which shall be payable upon, and contingent upon, the consummation of the Merger. A percentage of the advisory fee, not to exceed 25%, shall be paid in the form of SEEQC Common Stock which percentage shall be based on mutual agreement between SEEQC and such advisor. The current presentation in the unaudited condensed combined pro forma balance sheet of the advisory fee is reflected as being settled through a combination of $7.5 million in cash and $2.5 million through the issuance of approximately 68,158 shares of SEEQC Common Stock immediately prior to the SEEQC Stock Split, representing approximately 500,000 shares of SEEQC Common Stock on a post-split basis. If the advisory fee were instead fully settled in cash, the pro forma combined balance of cash would decrease by an additional $2.5 million, with a corresponding reduction in SEEQC Common Stock at par value and additional paid-in capital. As a result, basic and diluted pro forma net loss per share for the three months ended March 31, 2026 would be $0.03 for Scenario 1 and $0.02 for Scenario 2, while for the year ended December 31, 2025, basic and diluted pro forma net loss per share would be $0.27 for Scenario 1 and $0.15 for Scenario 2. See Note 5(j) for additional details.

Allegro Promissory Notes

In May 2026, Allegro issued two non-interest bearing unsecured promissory notes totaling $13.5 thousand to Allegro’s Chief Executive Officer. The principal is payable upon the earliest to occur of (1) demand by Allegro’s Chief Executive Officer, (2) the consummation of the Merger, or (3) the Allegro’s dissolution. Per the Merger Agreement, one-half of the Allegro Indebtedness will be converted into shares of Allegro Common Stock at $5.00 per share, and the remaining one-half will be settled in cash at Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the Transaction Accounting Adjustments and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). SEEQC and Allegro management have elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The Transaction Accounting Adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of combined company at the Merger and related transactions, including Other Material Events, the Public Offering, and the PIPE Investment. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Closing. SEEQC and Allegro have not had any historical relationship prior to the Closing. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Transaction Accounting Adjustments reflecting the Merger and related transactions, including Other Material Events, the Public Offering, and the PIPE Investment are based on certain currently available information and certain assumptions and methodologies that both SEEQC and Allegro believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both SEEQC and Allegro believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Merger and related transactions, including Other Material Events, the Public Offering, and the PIPE Investment based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The following table summarizes the pro forma number of shares of SEEQC Common Stock outstanding following the Closing, excluding the potential dilutive effect of the exercise or vesting of stock options and the unvested restricted stock awards, the exercise of Allegro Warrants in Scenario 1, and the potential issuable SEEQC Earnout Shares upon achievement of the aforementioned base targets. In both scenarios, the Sponsor Restricted Shares will be outstanding following the Merger but will be locked-up and are subject to restrictions and forfeiture if the aforementioned base targets are not met during the Earnout Periods. Therefore, the 859,625 Sponsor Restricted Shares are excluded from the total shares of Allegro Securityholders in the table below.

	Scenario 1 Assuming No Warrant Conversion Scenario		Scenario 2 Assuming Warrant Conversion Scenario
Equity Capitalization Summary Upon Consummation of the Merger	Shares	% Ownership	Shares	% Ownership
SEEQC stockholders	169,749,837	85.3%	169,749,837	84.6%
Allegro Securityholders	4,902,043	2.4%	6,434,293	3.2%
PIPE Investors(1)	13,000,000	6.5%	13,000,000	6.5%
Public offering shareholders(2)	11,538,462	5.8%	11,538,462	5.7%
Total shares of SEEQC Common Stock	199,190,342	100.0%	200,722,592	100.0%

____________

(1)      Includes the 600,000 Allegro Pre-Funded Warrants issued in the PIPE Investment.

(2)      Represents SEEQC Common Stock issued in connection with SEEQC’s Public Offering. See Note 1 — Public Offering.

The table set forth above does not take into account the Allegro Warrants that will remain outstanding immediately following the Merger under Scenario 1 and the total SEEQC’s derivative securities outstanding owned by SEEQC stockholders upon consummation of the Merger calculated using the treasury stock method under both Scenarios. The outstanding Allegro Warrants expected to be assumed by SEEQC under Scenario 1 will become exercisable beginning 30 days after the Closing Date and expiring on the fifth anniversary of the Closing Date. If SEEQC assumes that all outstanding 15,322,500 Allegro Warrants and the total SEEQC’s derivative securities outstanding owned by SEEQC stockholders were exercisable or vested, and exercised or vested following completion of the Merger (and each other assumption applicable to the table set forth above remains the same), then the combined economic interest in SEEQC will be as shown below:

	Scenario 1 Assuming No Warrant Conversion Scenario		Scenario 2 Assuming Warrant Conversion Scenario
Equity Capitalization Summary (fully diluted basis)	Shares	% Ownership	Shares	% Ownership
SEEQC stockholders(1)	200,000,000	81.7%	200,000,000	86.6%
Allegro Securityholders	4,902,043	2.0%	6,434,293	2.8%
PIPE Investors(2)	13,000,000	5.3%	13,000,000	5.6%
Public offering shareholders(3)	11,538,462	4.7%	11,538,462	5.0%
Allegro Warrant holders(4)	15,322,500	6.3%	—	0.0%
Total shares of SEEQC Common Stock	244,763,005	100.0%	230,972,755	100.0%

____________

(1)      The number of shares owned by SEEQC shareholders upon consummation of the Merger on a fully diluted basis, includes 30,250,163 SEEQC’s derivative securities, based on total 4,123,589 SEEQC derivative securities outstanding as of the date of this prospectus calculated using the treasury stock method and multiplied by the assumed SEEQC Stock Split ratio of 7.3359.

(2)      Includes the 600,000 Allegro Pre-Funded Warrants issued in the PIPE Investment.

(3)      Represents SEEQC Common Stock issued in connection with SEEQC’s Public Offering. See Note 1 — Public Offering.

(4)      Represents shares of SEEQC Common Stock issuable upon exercise of the Allegro Warrants assumed by SEEQC upon the Closing of the Merger in Scenario 1.

Upon consummation of the Merger, management of SEEQC will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.      Accounting for the Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which will be accounted for under U.S. generally accepted accounting principles (“GAAP”) as an in-substance recapitalization of SEEQC. Under this method of accounting, SEEQC will be considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger:

(a)     SEEQC’s existing stockholders will have the greatest voting interest in the combined company;

(b)    SEEQC’s existing stockholders will have the voting rights to control decisions regarding election and removal of a majority of the directors and officers of the combined company;

(c)     SEEQC will comprise the ongoing operations of the combined company; and

(d)    SEEQC existing senior management will be the senior management of the combined company.

The consideration transferred to the Allegro shareholders in the Merger consists of SEEQC Common Stock, including the shares issuable upon conversion of Allegro Rights and Allegro Warrants. As a result of SEEQC being treated as the accounting acquirer, SEEQC’s assets and liabilities will be recorded at their pre-combination carrying amounts. Allegro’s assets and liabilities will be measured and recognized at their carrying values as of the Effective Time, which are expected to approximate the fair value of the acquired cash and other non-operating assets, with no goodwill or other intangible assets recorded. As Allegro is comprised primarily of monetary asset (cash, including the cash proceeds received from the PIPE Investment prior to the Closing), the fair value of the aforementioned consideration transferred is deemed equivalent to Allegro’s assets and liabilities. Any difference between the consideration transferred and the fair value of the net assets of Allegro following the determination of the actual consideration transferred for Allegro will be reflected as an adjustment to additional paid-in capital.

4.      SEEQC Common Stock Issued to Allegro Securityholders upon the Closing

The table below presents the estimated shares of SEEQC Common Stock expected to be issued to Allegro Securityholders upon the Closing by each scenario:

	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario
Shares of Allegro Common Stock outstanding immediately prior to the Closing of the Merger(1)	3,369,793	3,369,793
Assumed exchange ratio per the Merger Agreement	1.0000	1.0000
	3,369,793	3,369,793

Allegro Rights assumed and outstanding immediately prior to the Closing of the Merger	15,322,500	15,322,500
Assumed exchange ratio per the Merger Agreement	0.1000	0.1000
	1,532,250	1,532,250

Allegro Warrants assumed outstanding prior to the Closing of the Merger	15,322,500	15,322,500
Assumed exchange ratio	—	0.1000
	—	1,532,250
Estimated shares of SEEQC Common Stock expected to be issued to Allegro Securityholders upon the Closing of the Merger(1)	4,902,043	6,434,293

____________

(1)      Shares of SEEQC Common Stock to be received by former Allegro Securityholders exclude 859,625 Sponsor Restricted Shares held by the Allegro sponsors that will be locked-up and are subject to restrictions and forfeiture at Closing if the aforementioned base targets are not met during the Earnout Periods.

5.      Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 reflects transaction accounting adjustments that depict the accounting for the Transactions.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Balance Sheet Transaction Accounting Adjustments:

Pro Forma Adjustments for the PIPE Investment

a)      To reflect the issuance of 12,400,000 PIPE Shares and 600,000 Allegro Pre-Funded Warrants at a purchase price of $5.00 per share or per warrant, resulting in gross proceeds of $65.0 million, prior to deducting approximately $2.6 million in placement fees and other direct incremental costs (“PIPE Offering Costs”). The adjustment reflects the recognition of gross cash proceeds and the recording of net proceeds of $62.4 million, after deducting such PIPE Offering Costs, which are presented as a reduction to additional paid-in capital. The issuance of PIPE Shares results in increases to Allegro Common Stock at par value and additional paid-in capital, while the issuance of Allegro Pre-Funded Warrants is reflected entirely as an increase to additional paid-in capital due to their classification is expected to be in permanent equity, as the warrants carry a nominal exercise price of $0.0001 and do not contain features requiring liability treatment under ASC 480-10 or ASC 815-40.

Immediately upon the Closing of the Merger, the PIPE Shares will be exchanged for an equivalent number of shares of SEEQC Common Stock on a one-for-one exchange ratio provided in the Merger Agreement. In addition, the Allegro Pre-Funded Warrants issued in the PIPE Investment will be assumed by SEEQC at the Closing and will remain outstanding and exercisable for shares of SEEQC Common Stock following the Closing. See Notes 1 — PIPE Investment and 5(n) for additional information.

Pro Forma Adjustments for the Public Offering

b)      To reflect the issuance of 11,538,462 shares of SEEQC Common Stock for approximately gross cash proceeds of $75.0 million expected to be raised in connection with SEEQC’s Public Offering prior to or concurrently with the Closing, before deducting $4.9 million of estimated offering costs. The pro forma adjustment reflects the net proceeds of $70.1 million as an increase in cash and a corresponding increase in SEEQC Common Stock at par value and additional paid-in capital.

The estimated offering costs that are expected to be incurred by SEEQC in connection with the Public Offering, such as advisory, legal, accounting and auditing fees and other professional fees. For pro forma purposes, these costs are presented as a decrease in cash, and a reduction in additional paid-in capital in the unaudited pro forma condensed combined balance sheet.

Pro Forma Adjustments for the Merger Transaction

Allegro pro forma transaction accounting adjustments:

c)      To reflect the subsequent issuance of non-interest-bearing, unsecured promissory notes totaling $13.5 thousand to Allegro’s Chief Executive Officer in May 2026. Per the Merger Agreement, these notes will be settled through a combination of equity conversion and cash repayment, with half of the indebtedness converted into shares of Allegro Common Stock and the remainder repaid in cash at Closing. See Note 1 — Allegro Promissory Notes and 5(d) for additional information.

d)      To reflect the required settlement of Allegro Indebtedness upon Closing, pursuant to which half of the outstanding balance of $1.2 million of Allegro Indebtedness, including the subsequent issuance of promissory notes in May 2026 (see Note 5(c)), will be converted into shares of Allegro Common Stock at a conversion rate of $5.00 per share and the remaining indebtedness balance will paid in cash. Accordingly, approximately $0.6 million of indebtedness will be converted into 119,418 shares of Allegro Common Stock. The adjustment reflects the elimination of notes payable — related party for the full amount of Allegro Indebtedness of $1.2 million, an increase in common stock at par value and $0.6 million increase in additional paid-in capital for the share settlement portion, and a $0.6 million reduction of in cash.

e)      To reflect the preliminary estimated remeasurement of a warrant liability related to the Allegro Warrants immediately prior to the Closing under Scenario 1, in the amount $31.8 million. The Allegro Warrants are expected to continue to be classified as a liability following the Merger. The pro forma value of the Allegro Warrants immediately prior to the Closing is estimated utilizing a Black Scholes model. The significant assumptions utilized in estimating the fair value of the Allegro Warrants include the following: (1) SEEQC Common Stock price of $5.00; (2) risk-free rate of 3.92%; (3) expected term of 5 years; (4) dividend yield of 0% and (5) expected equity volatility of 68.92%. A 10% increase or decrease in the volatility would change the estimated fair value to $38.0 million and $25.3 million, respectively. SEEQC preliminary estimates and inputs are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Effective Time.

SEEQC pro forma transaction accounting adjustments:

f)      To reflect the automatic acceleration of unvested performance-based SEEQC Restricted Stock Awards and SEEQC Options held by certain SEEQC employees and executives upon the Closing of the Merger pursuant to their original award agreements. The acceleration resulted in the recognition of approximately $3.6 million of share-based compensation expense relating to unvested performance-based SEEQC Restricted Stock and stock options that became fully vest upon the Merger, recorded as $2.6 million in selling, general and administrative expense and $1.0 million in research and development expense with a corresponding increase to additional paid-in capital.

Approximately 123,414 unvested performance-based SEEQC Restricted Stock Awards, 828,750 unvested SEEQC Options and 2,500 unvested SEEQC RSUs are expected to be accelerated vesting at Closing. The 125,914 vested SEEQC Restricted Stock Awards and RSUs are recorded as an increase in SEEQC Common Stock at par value and a corresponding decrease in additional paid-in capital.

g)      To reflect the automatic conversion, on a one-for-one basis, of all outstanding SEEQC Convertible Preferred Stock into an aggregate of 12,056,647 SEEQC Common Stock immediately prior to the Closing of Merger. The transaction resulted in the elimination of all preferred stock balances and a corresponding increase to SEEQC common stock at par value and additional paid-in capital. The outstanding SEEQC Convertible Preferred Stock immediately prior to the Closing is comprised of the following:

SEEQC Convertible Preferred Stock
Series X	779,240
Series A-2	3,184,572
Series SA-2	1,745,625
Series A-1	1,059,058
Series A	2,652,734
Series Seed-2	1,099,412
Series Seed-1	1,536,006
Total shares of SEEQC Convertible Preferred Stock converted to shares of SEEQC common stock immediately prior to the Merger	12,056,647

h)      To reflect the estimated additional stock-based compensation expense of approximately $6.0 million related to the forgiveness of the Partial Recourse Notes issued by the SEEQC founders and the associated cash payments of $0.7 million to cover the related tax obligations of the SEEQC Insiders (see Note 1 — SEEQC Insider Loans). This adjustment has been accounted for as a modification of the SEEQC Founders Awards in accordance with ASC 718. As a result, the incremental compensation expense of $6.7 million resulting from the modification will be recorded as $5.4 million in selling, general and administrative expense and $1.3 million in research and development expense, with a corresponding increase to additional paid-in capital of $6.1 million and a decrease in cash of $0.7 million.

i)       To reflect the issuance of 218,106 shares of SEEQC Common Stock, on a pre-merger basis, in settlement of the Closing Fee payable pursuant to its advisory agreement (see Note 1 — Advisory Agreements). Because the Closing Fee will be settled entirely in equity and it is considered as transaction costs related to the Merger, the adjustment will be recorded as an increase in SEEQC Common Stock at par value and a decrease in additional paid-in capital, with no impact on cash.

j)       To reflect preliminary estimated transaction costs of $11.1 million that are expected to be incurred by SEEQC in connection with the Merger, such as advisory, legal, accounting and auditing fees and other professional fees. For pro forma purposes, these costs are presented as an $8.0 million decrease in cash, a $1.3 million increase in accrued and other current liabilities, $1.9 million reduction in deferred offering costs and a $11.1 million reduction in additional paid-in capital in the unaudited pro forma condensed combined balance sheet. As described in Note 1 — Advisory Agreements, approximately $2.5 million of the advisory fee is expected to be settled in SEEQC Common Stock at Closing (approximately 68,158 shares of SEEQC Common Stock immediately prior to the SEEQC Stock Split, representing 500,000 shares of SEEQC Common Stock on a post-split basis). The equity-settled portion will be recorded as an increase in SEEQC Common Stock at par value and a corresponding decrease in additional paid-in capital, with no impact on cash. As the Merger will be accounted for as an in-substance recapitalization, equivalent to the issuance of equity for the net assets of Allegro, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

k)      To reflect the payment approximately $0.7 million ongoing D&O policy required to be purchased by SEEQC prior to the completion of the Merger pursuant to the Merger Agreement. The ongoing D&O policy provides coverage for post-Closing periods and is reflected as a prepaid expense.

l)Represents the preliminary estimated fair value of $368.6 million of the earnout consideration to the Earnout Recipients. SEEQC has preliminarily determined that the SEEQC Earnout Shares are not indexed to its own stock and are therefore each accounted for as a liability which will be remeasured to fair value at subsequent reporting dates with the change in fair value recognized as a gain or loss in the statement of operations. Because the Merger is accounted for as an in-substance recapitalization and SEEQC is determined to be the accounting acquirer, the initial recognition of the SEEQC contingent earnout liability of $368.6 million will be treated as a deemed dividend and will be recorded within additional paid-in capital since SEEQC will not have retained earnings on a pro forma basis. Accordingly, once additional paid-in capital has been exhausted, additional charges will be recorded as an increase to accumulated deficit. Of the total $368.6 million recognized for the SEEQC contingent earnout liability, $182.1 million was recorded as an increase to accumulated deficit. See Note 1 — SEEQC Earnout Shares for additional information.

m)     To reflect the stock split of SEEQC Common Stock. Immediately following the Conversion of SEEQC Preferred Stock and prior to the Closing of the Merger, SEEQC effected a stock split of its common stock. The adjustment will be recorded as an increase in SEEQC Common Stock at par value, with a corresponding decrease to additional paid-in capital, for the incremental shares of SEEQC Common Stock that will be issued pursuant to the SEEQC Stock Split. The following table presents the impact of the SEEQC Stock Split and the number of SEEQC Common Stock outstanding immediately after the stock split:

Shares of SEEQC Common Stock outstanding as of March 31, 2026	10,670,839
Shares of SEEQC Common Stock to be issued upon conversion of SEEQC Preferred Stock, see Note 5(g)	12,056,647
SEEQC restricted stock awards subject to accelerated vesting upon the Closing of the Merger, see Note 5(f)	125,914
Shares of SEEQC Common Stock to be issued to settle certain transaction costs, see Notes 5(i) & 5(j)	286,264
Total SEEQC Common Stock outstanding prior to the SEEQC Stock Split	23,139,664
Assumed SEEQC Stock Split ratio	7.3359
Estimated shares of SEEQC Common Stock expected to be issued to SEEQC Stockholders after the SEEQC Stock Split	169,749,837

Merger-related pro forma transaction accounting adjustments:

n)      To reflect the recapitalization resulting from the Merger Agreement between Allegro and SEEQC. Pursuant to the exchange mechanics specified in the Merger Agreement, (1) 3,369,793 shares of Allegro Common Stock held by Allegro Securityholders, including the issuance of 119,418 shares of Allegro Common Stock upon conversion of the Allegro Indebtedness at Closing (see Note 5(d)) and excluding 859,625 Sponsor Restricted Shares held by the Allegro sponsors that will be locked-up and are subject to restrictions and forfeiture at Closing, (2) 15,322,500 Allegro Rights, and (3) 12,400,000 PIPE Shares and 600,000 Allegro Pre-Funded Warrants, are expected to convert into 17,902,043 shares of SEEQC Common Stock and/or exercisable for shares of SEEQC Common Stock under Scenario 1 (see Note 1 and Note 4 for additional details). The 859,625 Sponsor Restricted Shares will be outstanding following the Merger but will be locked-up and are subject to restrictions and forfeiture if the aforementioned base targets are not met during the Earnout Periods (see Note 1 — Sponsor Restricted Shares for additional details). The adjustment also reflects the derecognition of Allegro’s historical retained earnings of $15.8 million and the $31.8 million warrant remeasurement adjustment described in Note 5(e), with a corresponding decrease to additional paid-in capital.

o)      To reflect the reversal of the preliminary remeasurement adjustment described in Note 5(e) under Scenario 1 and the corresponding recognition of the preliminary estimated fair value of the Allegro Warrants as a result of the Allegro Warrant Support Agreements and the Allegro Warrant Amendment under Scenario 2. As a result of this adjustment, the warrant liability was reduced by approximately $24.2 million, resulting in a warrant liability balance of approximately $7.7 million under Scenario 2, as compared to the historical carrying amount as of March 31, 2026. The adjustment also resulted in a corresponding decrease to Allegro’s accumulated deficit. The pro forma adjustment reflects the preliminary estimated fair value of the Allegro Warrants under Scenario 2, determined using the assumed 0.1 share conversion rate for SEEQC Common Stock and a pre-IPO share value of SEEQC Common Stock of $5.00.

p)      To reflect, in Scenario 2, the conversion of Allegro Warrants into SEEQC Common Stock at Closing, assuming one Allegro Warrant would be converted into 0.1 share of SEEQC Common Stock. The adjustment reflects the derecognition of warrant liability of $7.7 million, an increase in SEEQC Common Stock at par value, and an increase to additional paid-in capital of $7.7 million. The adjustment also reflects the derecognition of the $24.2 million adjustment to Allegro’s accumulated deficit, as described in Note 5(o), related to the remeasurement adjustment to the warrant liability, which will be reversed to additional paid-in capital as part of the recapitalization entry.

6.      Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments for the unaudited pro forma condensed combined statement of operations, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

a)      To reflect the remeasurement of warrant liability immediately prior to the Closing related to the Allegro Warrants to be assumed by SEEQC at Closing under Scenario 1, resulting in the recognition of $31.8 million change in fair value of warrant liability, as if the Merger had occurred on January 1, 2025. This adjustment represents the preliminary estimated fair value of the Allegro Warrants determined using a Black-Scholes model, based on assumptions described in Note 5(e), and the Allegro Warrants are expected to continue to be classified as a liability following the Merger.

b)      To reflect the recognition of approximately $3.6 million of share-based compensation expense relating to unvested performance-based SEEQC Restricted Stock and stock options that became fully vest upon the Merger, assuming the adjustment related to automatic acceleration vesting of these awards described in Note 5(f) had occurred on January 1, 2025. The adjustment is reflected as an increase to selling, general and administrative expense of $2.6 million and research and development expense of $1.0 million.

c)      To reflect the recognition of the estimated additional stock-based and cash compensation expense of approximately $6.7 million related to the forgiveness of the Partial Recourse Notes and cash payment to cover the related tax obligations of the SEEQC Insiders, assuming the adjustment described in Note 5(h) was made on January 1, 2025. This adjustment is accounted for as a modification of the SEEQC Founders Awards under ASC 718 and results in $5.4 million recorded in selling, general and administrative expense and $1.3 million in research and development expense.

d)      To reflect the remeasurement of warrant liability immediately prior to the Closing related to the Allegro Warrants that will be converted into SEEQC Common Stock at Closing under Scenario 2, resulting in the recognition of $7.7 million change in fair value of warrant liability, as if the Merger had occurred on January 1, 2025. This adjustment represents the preliminary estimated fair value of Allegro Warrants under Scenario 2 determined using the calculation described in Note 5(o). This results in the decrease in fair value of warrant liability of $24.2 million reflecting the reversal of the $31.8 million change in fair value of warrant liability under Scenario 1 (see Note 6(a)), such that the pro forma combined change in fair value of warrant liability under Scenario 2 is $7.7 million.

e)      The pro forma combined basic and diluted net loss per share has been adjusted to reflect the Merger and related transactions, including the issuance of PIPE Shares and Allegro Pre-Funded Warrants in connection with the PIPE Investment and the Public Offering, as if such transactions had occurred on January 1, 2025. As the Allegro Pre-Funded Warrants are issuable for little to no consideration and do not contain any conditions that must be satisfied for the holder to receive the shares, the Allegro Pre-Funded Warrants are included in the computation of pro forma basic and diluted net loss per share. For periods in which SEEQC, Allegro, or the combined company reported a net loss, diluted loss per share is the same as basic loss per share, since dilutive potential shares are not assumed to have been issued as their effect would be anti-dilutive.

Pro forma basic and diluted net loss per share is calculated as follows for the three months ended March 31, 2026 and the year ended December 31, 2025:

	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario
	(in thousands, except shares and per share amounts)
Pro forma net loss	$(4,984)	$(4,984)	$(54,484)	$(30,304)

Historical weighted-average number of SEEQC Common Stock outstanding	10,670,834	10,670,834	10,638,595	10,638,595
SEEQC restricted stock awards subject to accelerated vesting upon the Closing, assuming consummation of the Merger as of January 1, 2025, see Note 5(f)	125,914	125,914	125,914	125,914
Impact of SEEQC Convertible Preferred Stock, assuming conversion as of January 1, 2025, see Note 5(g)	12,056,647	12,056,647	12,056,647	12,056,647
Impact of SEEQC share-settled transaction costs, assuming settlement as of January 1, 2025, see Notes 5(i) & 5(j)	286,264	286,264	286,264	286,264
Total	23,139,659	23,139,659	23,107,420	23,107,420
Application of the assumed SEEQC Stock Split ratio to historical SEEQC weighted-average shares outstanding	7.3359	7.3359	7.3359	7.3359
Adjusted SEEQC weighted-average number of common stock outstanding	169,749,800	169,749,800	169,513,299	169,513,299
Impact of SEEQC Common Stock public offering, assuming consummation on January 1, 2025, see Note 5(b)	11,538,462	11,538,462	11,538,462	11,538,462
Impact of conversion of Allegro Common Stock and Rights outstanding immediately prior to the Closing of the Merger, excluding the shares and pre-funded warrants issued in connection with the PIPE Investment, to SEEQC Common Stock, assuming consummation of the Merger as of January 1, 2025, see Note 4	4,902,043	6,434,293	4,902,043	6,434,293

	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario
	(in thousands, except shares and per share amounts)
Impact of conversion of Allegro Common Stock and Allegro Pre-funded Warrants issued in connection with the PIPE Investment to SEEQC Common Stock, assuming conversion as of January 1, 2025, see Note 1 and Note 5(a)	13,000,000	13,000,000	13,000,000	13,000,000
Pro forma combined weighted average number of common stock outstanding – basic and diluted	199,190,305	200,722,555	198,953,804	200,486,054
Pro forma net loss per share	$(0.03)	$(0.02)	$(0.27)	$(0.15)

The following table reflects the outstanding dilutive potential shares that are excluded from the calculation of diluted net loss per share due to their anti-dilutive effect for both scenarios for the three months ended March 31, 2026 and the year ended December 31, 2025.

	Three Months Ended March 31, 2026		Year Ended December 31, 2025
	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario	Scenario 1 Assuming No Warrant Conversion Scenario	Scenario 2 Assuming Warrant Conversion Scenario
SEEQC stock options to purchase SEEQC Common Stock(1)	24,265,915	24,265,915	24,265,989	24,265,989
SEEQC unvested restricted common stock(2)	4,369,823	4,369,823	1,508,917	1,508,917
Allegro Warrants	15,322,500	—	15,322,500	—
	43,958,238	28,635,738	41,097,406	25,774,906

____________

(1)      Represents the SEEQC stock options outstanding as of March 31 2026 and December 31, 2025, after giving effect to the assumed SEEQC Stock Split ratio of 7.3359-for-1.

(2)      Amounts excluded represent 923,690 and 905,350 total SEEQC Restricted Stock Awards and SEEQC RSUs outstanding as of March 31 2026 and December 31, 2025, respectively, that are expected to vest upon Closing, after giving effect to the assumed SEEQC Stock Split ratio. These amounts correspond to 125,914 and 123,414 total SEEQC Restricted Stock Awards and SEEQC RSUs outstanding as of March 31 2026 and December 31, 2025, respectively, prior to the SEEQC Stock Split. See Note 5(f)).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of (i) the SEEQC Preferred Stock Conversion whereby SEEQC Preferred Stock will be cancelled and converted into SEEQC Common Stock, (ii) the Merger, with Allegro being the surviving entity of the Merger and (iii) the automatic conversion of the issued and outstanding Allegro Warrants into newly issued shares of SEEQC Common Stock, pursuant to an amendment to the Allegro Warrant Agreement. The following summary of U.S. federal income tax considerations in connection with the Merger is not intended to be, nor should it be construed as being, legal or tax advice. This discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a particular holder.

This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the U.S. federal income tax (such as estate or gift tax laws, the alternative minimum tax, or the Medicare tax on net investment income). This discussion addresses tax consequences relevant to (i) holders of SEEQC Preferred Stock which will, following the SEEQC Preferred Stock Conversion, convert to SEEQC Common Stock; (ii) Allegro Stockholders; and (iii) Allegro Warrant Holders.

Holders of SEEQC Preferred Stock, Allegro Stockholders, and Allegro Warrant holders SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER OR OF PURCHASING, HOLDING AND DISPOSING OF SEEQC’s COMMON STOCK OR WARRANTS, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

This discussion is based on the provisions of the Code, Treasury Regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. SEEQC cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. SEEQC has not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described herein or that, if challenged, or such treatment will be sustained by a court.

In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•        banks or other financial institutions;

•        tax-exempt entities;

•        insurance companies;

•        dealers or brokers in stocks and securities or foreign currencies;

•        traders in securities that elect (or are subject to) a mark-to-market method of accounting for U.S. federal income tax purposes;

•        partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•        regulated investment companies, mutual funds or real estate investment trusts;

•        “controlled foreign corporations” or “passive foreign investment companies”;

•        persons that acquired SEEQC Preferred Stock, SEEQC Common Stock, Allegro Common Stock, or Allegro Warrants through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•        former citizens or residents of the United States;

•        persons that hold SEEQC Preferred Stock, SEEQC Common Stock, Allegro Common Stock, or Allegro Warrants as part of a straddle, hedge, integrated transaction or similar transaction; or

•        persons who (directly or through attribution) own five percent or more (by vote or value) of SEEQC Preferred Stock, SEEQC Common Stock, Allegro Common Stock, or Allegro Warrants, as applicable.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds SEEQC Preferred Stock, SEEQC Common Stock, Allegro Common Stock, or Allegro Warrants, the U.S. federal income tax treatment of a partner in the partnership or equityholder in the pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity and upon certain determinations made at the partner or equityholder level. Accordingly, SEEQC urges partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and equityholders in such other pass-through entities to consult their tax advisors regarding the U.S. federal income tax considerations that may be relevant to them in connection with the Merger and the subsequent ownership and disposition of SEEQC Common Stock received in the Merger.

The tax consequences particular to you will depend on your specific situation. You should consult with your own tax advisor as to the tax consequences of the Merger, as applicable, in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of SEEQC Preferred Stock, SEEQC Common Stock, Allegro Common Stock, or Allegro Warrants who or that is, for United States federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is subject to United States federal income tax regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person (as defined in the Code).

SEEQC Preferred Stock Conversion

The following is a discussion of the material U.S. federal income tax considerations with respect to U.S. Holders of SEEQC Preferred Stock whose shares of SEEQC Preferred Stock will convert to SEEQC Common Stock in the SEEQC Preferred Stock Conversion.

SEEQC intends that, for U.S. federal income tax purposes, the conversion of SEEQC Preferred Stock into SEEQC Common Stock pursuant to the SEEQC Preferred Stock Conversion will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Code.

If the SEEQC Preferred Stock Conversion qualifies as a reorganization under the Code, it is expected that (i) a SEEQC Stockholder will not recognize any gain or loss on the conversion of his, her or its SEEQC Preferred Stock into SEEQC Common Stock, (ii) a SEEQC Stockholder’s aggregate tax basis in the SEEQC Common Stock received in the SEEQC Preferred Stock Conversion will equal the aggregate tax basis in such SEEQC Stockholder’s shares of SEEQC Preferred Stock surrendered in the SEEQC Preferred Stock Conversion, and (iii) a SEEQC Stockholder’s holding period for the SEEQC Common Stock received in the SEEQC Preferred Stock Conversion will include such

SEEQC Stockholder’s holding period for the SEEQC Preferred Stock surrendered in the SEEQC Preferred Stock Conversion. Special tax basis and holding period rules apply to holders that acquired different blocks of SEEQC Preferred Stock at different prices or different times. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances.

The foregoing tax discussion is based on current tax law, regulations and interpretive rulings as they exist at this time. The IRS has not made a determination, nor has SEEQC received any opinion of counsel, on the U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion and of a holder’s participation in the SEEQC Preferred Stock Conversion, and there is no published guidance directly on point. Because of the lack of authority dealing with transactions similar to the SEEQC Preferred Stock Conversion, the U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion are unclear, and alternative characterizations are possible that could require you to immediately recognize income, gain or loss, or may impact your holding period.

For example, the IRS could re-characterize the SEEQC Preferred Stock Conversion, for U.S. federal income tax purposes, as a deemed distribution under Section 301(a) of the Code by reason of Section 305(b) and (c) of the Code (governing the taxation of distributions of stock and stock rights). Under Section 305(c) of the Code and Section 1.305-7(a) of the Treasury Regulations, a recapitalization (such as the SEEQC Preferred Stock Conversion) may be treated as a distribution to which Sections 305(b) and Section 301 apply in certain circumstances where a shareholder’s proportionate interest in the earnings and profits or assets of the corporation is increased by the transaction (i.e., a disproportionate distribution, as contemplated by section 302(b)(2)), or where a U.S. Holder receives common stock in satisfaction of SEEQC Preferred Stock that has dividends in arrears. Under Section 1.305-7(c) of the Treasury Regulations, even an isolated recapitalization may result in a distribution to which Section 305(c) applies if it is pursuant to a plan to periodically increase a shareholder’s proportionate interest. However, because the SEEQC Preferred Stock Conversion is incidental to the merger and effects a one-time conversion of SEEQC Preferred Stock to SEEQC Common Stock, the transaction lacks the periodic increase required by Section 1.305-7(c) of the Treasury Regulations.

Merger and Allegro Warrant Conversion

The U.S. federal income tax consequences of the Merger and the Allegro Warrant Conversion to Allegro Stockholders and Allegro Warrant Holders will depend primarily upon whether the Merger and the Allegro Warrant Conversion qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

It is intended that the Merger and the Allegro Warrant Conversion should qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. To the extent U.S. tax reporting is required, the parties have agreed to report the Merger and the Allegro Warrant Conversion in a manner consistent with such treatment, except to the extent prohibited under applicable law. However, the U.S. federal income tax consequences of the Merger and the Allegro Warrant Conversion to Allegro Stockholders and/or Allegro Warrant Holders are not certain as there are significant factual and legal uncertainties as to whether the Allegro Warrant Conversion qualify for such intended tax treatment, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

There are many requirements that must be satisfied in order for the Merger and the Allegro Warrant Conversion to qualify as a reorganization under Section 368(a) of the Code, some of which are based upon factual determinations, and qualification as a reorganization under Section 368(a) of the Code could be adversely affected by events or actions that occur or are taken after the Merger. One such requirement, among others, for the Merger and the Allegro Warrant Conversion to qualify as a reorganization under Section 368(a) of the Code is that the acquiring corporation, either directly or indirectly through certain controlled corporations, either continue a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as Allegro, SEEQC cannot provide assurance on whether the Merger and the Allegro Warrant Conversion qualify as a reorganization under Section 368(a) of the Code. In addition, the treatment of the Merger and the Allegro Warrant Conversion as a reorganization depends on whether sufficient Allegro Stockholders exchange their Allegro Common Stock and Allegro Warrants for SEEQC Common Stock rather than redeem such Allegro Common Stock and/or Allegro Warrants for cash. If a significant number of Allegro Stockholders decide to redeem their Allegro Common Stock, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368(a) of the Code may not be satisfied and the requirement that Allegro retain “substantially all” of its assets to qualify as a reorganization under Section 368(a)(2)(E) of the Code may not be satisfied. In addition, a separate “continuity of interest” requirement may also not be met in such case. Accordingly, no assurance can be given that the IRS will not challenge the intended tax treatment or that a court will not sustain a challenge by the IRS.

Therefore, the parties to the Merger and the Allegro Warrant Conversion provide no assurance that treatment as a tax-free reorganization will result. Allegro Stockholders are urged to consult their U.S. tax advisors regarding the consequences of the Merger and the Allegro Warrant Conversion to them. If the Merger and the Allegro Warrant Conversion do not meet the requirements to qualify as a reorganization under Section 368(a) of the Code, then an Allegro Stockholder who or that receives SEEQC Common Stock in exchange for Allegro Common Stock and whose Allegro Warrants automatically convert into SEEQC Common Stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of SEEQC Common Stock, as applicable, received in the Merger and the Allegro Warrant Conversion over such Allegro Stockholder’s aggregate adjusted tax basis in the corresponding Allegro Common Stock and Allegro Warrants surrendered by such Allegro Stockholder in the Merger and the Allegro Warrant Conversion. To determine the amount of gain, if any, that such Allegro Stockholder must recognize, the holder would compute the amount of gain or loss realized as a result of the Merger and Allegro Warrant Conversion on a share-by-share basis by allocating the aggregate fair market value of the SEEQC Common Stock received by such Allegro Stockholder among the Allegro Common Stock and Allegro Warrants owned by such Allegro Stockholder immediately prior to the Merger and the Allegro Warrant Conversion in proportion to their fair market values. In this case, the holding period of the SEEQC Common Stock received in the Merger would begin on the day after the Merger and the Allegro Warrant Conversion. The U.S. tax basis in the SEEQC Common Stock received would be equal to the fair market value of SEEQC Common Stock received.

If the Merger and the Allegro Warrant Conversion do not meet the requirements to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder who or that holds no Allegro Common Stock and whose Allegro Warrants automatically convert into SEEQC Common Stock generally would recognize gain or loss upon such exchange equal to the difference between the fair market value of the SEEQC Common Stock received and such U.S. Holder’s adjusted basis in its Allegro Warrants. A U.S. Holder’s basis in its SEEQC Common Stock received in the Merger and the Allegro Warrant Conversion would equal the fair market value of the SEEQC Common Stock. A U.S. Holder’s holding period in its SEEQC Common Stock would begin on the day after the Merger and the Allegro Warrant Conversion.

If the Merger and the Allegro Warrant Conversion do qualify as a reorganization under Section 368(a) of the Code, as is intended, a U.S. Holder generally would not recognize gain or loss if, pursuant to the Merger and the Allegro Warrant Conversion, the U.S. Holder either (i) exchanges only shares (but not Allegro Warrants) for SEEQC Common Stock, or (ii) exchanges only Allegro Warrants for SEEQC Common Stock, or (iii) exchanges both shares and Allegro Warrants for SEEQC Common Stock.

In such a case, the aggregate tax basis of the SEEQC Common Stock received by a U.S. Holder in the Merger should be equal to the aggregate adjusted tax basis of Allegro Common Stock surrendered in exchange therefor. The tax basis in SEEQC Common Stock received by a U.S. Holder in the Allegro Warrant Conversion should be equal to the adjusted tax basis of the Allegro Warrants exchanged therefor. The holding period of the SEEQC Common Stock received by a U.S. Holder in the Merger and the Allegro Warrant Conversion should include the period during which the Allegro Common Stock and/or Allegro Warrants, respectively, exchanged therefor were held by such U.S. Holder. It is unclear whether the redemption rights with respect to the Allegro Warrants may suspend the running of the applicable holding period for this purpose.

U.S. Holders of Allegro Warrants are urged to consult with their tax advisors regarding the treatment of the Merger.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of SEEQC Preferred Stock, SEEQC Common Stock, Allegro Stock, or Allegro Warrants that is for United States federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of SEEQC Common Stock or SEEQC Preferred Stock. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the acquisition, ownership and disposition of SEEQC securities.

SEEQC Preferred Stock Conversion

The following is a discussion of the material U.S. federal income tax considerations with respect to Non-U.S. Holders of SEEQC Preferred Stock who elect to convert their shares of SEEQC Preferred Stock to SEEQC Common Stock in the SEEQC Preferred Stock Conversion whose shares of SEEQC Preferred Stock will convert to SEEQC Common Stock in the SEEQC Preferred Stock Conversion.

The U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion to Non-U.S. Holders generally are the same as the tax consequences of the SEEQC Preferred Stock Conversion to the U.S. Holders as described above in the section entitled “ — U.S. Holders — SEEQC Preferred Stock Conversion.” However, different U.S. federal income tax consequences will apply to Non-U.S. Holders if SEEQC has been a United States Real Property Holding Corporation (“USRPHC”), as defined in Section 897 of the Code, at any time during the lesser of (i) the five-year period ending on the date the SEEQC Preferred Stock Conversion occurs and (ii) the period during which the Non-U.S. Holders held the shares of SEEQC Preferred Stock ending on the date the SEEQC Preferred Stock Conversion occurs. Generally, if SEEQC has been a USRPHC during the lesser of the two time periods described above, a Non-U.S. Holder’s gain (or loss) realized on his, her or its conversion of SEEQC Preferred Stock into SEEQC Common Stock would be subject to tax in the United States in the same manner as if such Non-U.S. Holder was engaged in a trade or business within the United States and such gain (or loss) was effectively connected with the conduct of such trade or business, unless certain exceptions apply. SEEQC does not believe that it is or has been a USRPHC during the relevant time periods, but there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the SEEQC’s status as a USRPHC and the U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion to them if SEEQC is a USRPHC.

In the event that the SEEQC Preferred Stock Conversion does not qualify as reorganization within the meaning of Section 368 of the Code, generally, the SEEQC Preferred Stock Conversion will be treated as a taxable sale or exchange of SEEQC Preferred Stock by Non-U.S. Holders in exchange for the SEEQC Common Stock. In such case, subject to the discussion of backup withholding and FATCA below, any gain realized by a Non-U.S. Holder on the taxable exchange of his, her or its SEEQC Preferred Stock for SEEQC Common Stock in the SEEQC Preferred Stock Conversion generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if an applicable income tax treaty so provides, is attributable to a United States “permanent establishment”), in which case the Non-U.S. Holder will generally be subject to U.S. federal income tax on that gain on a net income basis in the same manner as a U.S. Holder with respect to the SEEQC Preferred Stock Conversion, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be provided by an applicable income tax treaty);

•        the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the SEEQC Preferred Stock Conversion occurs and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual’s net capital gain for the year; or

•        SEEQC is or has been a USRPHC at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the SEEQC Preferred Stock, and, in the case where shares of SEEQC Preferred Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the common stock of SEEQC at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of the SEEQC Preferred Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the SEEQC Preferred Stock Conversion will be subject to tax at generally applicable U.S. federal income tax rates. In addition, SEEQC would be required to withhold U.S. federal income tax at a rate of 15% of the amount realized by such Non-U.S. Holder. There can be no assurance that the SEEQC Preferred Stock will be treated as regularly traded on an established securities market. SEEQC does not believe that it is or has been a USRPHC for U.S. federal income tax purposes but there can be no assurance in this regard.

Merger and Allegro Warrant Conversion

Allegro Securityholders that are Non-U.S. Holders who or that exchanges Allegro Stock and/or Allegro Warrants for SEEQC Common Stock, are generally expected to be treated in the same manner as U.S. Holders for U.S. federal income tax purposes (subject to the discussion of FATCA below). Such a Non-U.S. Holder generally is not expected to be subject to U.S. federal income tax on any gain recognized as a result of the Merger and Allegro Warrant Conversion (i.e., if the Merger and Allegro Warrant Conversion does not qualify as a reorganization under Section 368(a) of the Code) unless: (i) such holder is engaged in a trade or business within the United States and any gain recognized in the Merger is treated as effectively connected with such trade or business or (ii) such holder is an individual who is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

Gain described in clause (i) will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. Gain described in clause (ii) generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Proceeds received in connection with the Merger or the Allegro Warrant Conversion may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number on an IRS Form W-9 and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, generally on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may claim a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax (separate and apart from, but without duplication of, withholding taxes described above) at a rate of 30% on payments of dividends (including constructive dividends) on SEEQC Preferred Stock, as well as gross proceeds of a sale or other disposition of SEEQC Preferred Stock, paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which SEEQC Preferred Stock are held will affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail a significant administrative burden). The U.S. Treasury Department has released proposed regulations which, if finalized in their proposed form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of SEEQC Preferred Stock. The preamble to such proposed regulations states that taxpayers may generally rely on the proposed regulations until final regulations are issued. You are urged to consult your tax advisers regarding the effects of FATCA on your investment.

Holders of SEEQC Preferred Stock, Allegro Stockholders, and Allegro Warrant holders SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER OR OF PURCHASING, HOLDING AND DISPOSING OF SEEQC COMMON STOCK OR WARRANTS, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Market Price

Historical market price information regarding SEEQC and Allegro are not provided because there is no public market for SEEQC’s or Allegro’s securities. For information regarding SEEQC’s liquidity and capital resources, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of SeeqC — Liquidity and Capital Resources.”

SEEQC is applying to list the SEEQC Common Stock on Nasdaq upon the Closing under the ticker symbol “SEQC.”

Dividend Policy

SEEQC and Allegro have not paid any cash dividends on their equity securities to date and do not intend to pay cash dividends prior to the completion of the Merger. The payment of cash dividends in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of SEEQC subsequent to the completion of the Merger. The payment of any cash dividends subsequent to the Merger will be within the discretion of the SEEQC Board. The Allegro Board is not currently contemplating and does not anticipate declaring dividends nor is it currently expected that the SEEQC Board will declare any dividends in the foreseeable future. Further, the ability of SEEQC to declare dividends may be limited by the terms of financing or other agreements entered into by SEEQC or its subsidiaries from time to time.

DESCRIPTION OF SECURITIES

The following information does not purport to be complete and is subject to the New SEEQC Charter, the New SEEQC Bylaws, and the applicable provisions of the DGCL. Copies of the New SEEQC Charter and the New SEEQC Bylaws are attached to this consent solicitation statement/prospectus as Annex G and Annex H, respectively.

Authorized Capitalization

General

The total amount of SEEQC’s authorized capital stock will consist of 3,000,000,000 shares of SEEQC Common Stock, par value $0.0001 per share and of 300,000,000 shares of preferred stock of SEEQC, par value $0.0001 per share (“SEEQC Preferred Stock”). SEEQC expects to have approximately 214,512,842 shares of SEEQC Common Stock outstanding immediately after the consummation of the Merger, after giving effect to the SEEQC Preferred Stock Conversion, the SEEQC Stock Split, the PIPE Investment, the Public Offering, and approval of the Allegro Warrant Amendment.

The following summary describes all material provisions of SEEQC’s capital stock. You should read the New SEEQC Charter and the New SEEQC Bylaws (copies of which are attached to this consent solicitation statement/prospectus as Annex G and Annex H, respectively).

SEEQC Common Stock

Voting rights

Each holder of SEEQC Common Stock will be entitled to one (1) vote for each share of SEEQC Common Stock held at all meetings of SEEQC Stockholders, provided, however, that, except as otherwise required in the New SEEQC Charter or by applicable law, the holders of SEEQC Common Stock will not be entitled to vote on any amendment to the New SEEQC Charter that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of SEEQC Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the New SEEQC Charter (including any certificate of designation relating to any series of SEEQC Preferred Stock) or pursuant to the DGCL.

Dividend rights

Subject to the rights of SEEQC Preferred Stock and any other provisions of the New SEEQC Charter, as it may be amended from time to time, holders of SEEQC Common Stock will be entitled to receive such dividends and other distributions in cash, stock or property of SEEQC when, as and if declared thereon by the SEEQC Board, in its discretion, from time to time out of assets or funds of SEEQC legally available therefor.

Rights upon liquidation

Subject to the rights of holders of SEEQC Preferred Stock, in the event of any liquidation, dissolution or winding up of SEEQC’s affairs, whether voluntary or involuntary, after payment or provision for payment of our debts and any other payments required by law and amounts payable upon shares of SEEQC Preferred Stock ranking senior to the shares of SEEQC Common Stock after payment or provision for payment of SEEQC’s debts and any other payments required by law, SEEQC’s remaining net assets will be distributed to the holders of SEEQC Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Other rights

There are no redemption or sinking fund provisions applicable to SEEQC Common Stock. The rights, preferences and privileges of holders of the SEEQC Common Stock will be subject to those of the holders of the SEEQC Preferred Stock that SEEQC may issue in the future.

Preferred Stock

The SEEQC Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of SEEQC Preferred Stock could have the effect of decreasing the trading price of SEEQC Common Stock, restricting dividends on the capital stock of SEEQC, diluting the voting power of the SEEQC Common Stock, impairing the liquidation rights of the capital stock of SEEQC, or delaying or preventing a change in control of SEEQC.

Warrants

If the Allegro Warrant Amendment is approved and the Merger is consummated, each outstanding Allegro Warrant will automatically convert into the right to receive 0.1 of a share of SEEQC Common Stock. If the Allegro Warrant Amendment is not approved and the Merger is consummated, the Allegro Warrants will be assumed by SEEQC. References to the “warrants” in this section are to the Allegro Warrants as assumed by SEEQC.

Exercisability.    Each warrant will be exercisable to purchase one share of SEEQC Common Stock. No fractional shares will be issued upon exercise of the warrants.

Exercise Price.    $11.50 per share, subject to adjustment.

Exercise Period.    The warrants will become exercisable 30 days after the consummation of the Merger. The warrants will expire five years after the consummation of the Merger, at 5:00 p.m., New York time, or earlier upon redemption or our liquidation.

No warrants will be exercisable for cash unless SEEQC has an effective and current registration statement covering the shares of SEEQC Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of SEEQC Common Stock is available, and such shares are registered, qualified or exempt from registration under the securities laws of the state of residence of the holder. Notwithstanding the foregoing, if a registration statement covering the shares of SEEQC Common Stock issuable upon exercise of the warrants has not been declared effective by the end of 60 business days following the closing of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when SEEQC shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

SEEQC will use its best efforts to file and have an effective registration statement covering the shares of SEEQC Common Stock issuable upon exercise of the warrants, to maintain a current prospectus relating to those shares of SEEQC Common Stock until the earlier of the date the warrants expire or are redeemed and the date on which all of the warrants have been exercised, and to qualify the resale of such shares under state blue sky laws, to the extent an exemption is not available.

Redemption of Warrants.    Once the warrants become exercisable, SEEQC Common Stock may redeem the outstanding warrants in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder, and if, and only if, the reported last sale price of SEEQC Common Stock (or the closing bid price of SEEQC Common Stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before SEEQC sends the notice of redemption to the warrant holders. SEEQC will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If SEEQC calls the warrants for redemption as described above, SEEQC will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of SEEQC Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of SEEQC Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of SEEQC Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether SEEQC will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of shares of SEEQC Common Stock at the time the warrants are called for redemption, SEEQC’s cash needs at such time and concerns regarding dilutive stock issuances.

Fractional Shares.    If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, SEEQC will comply with Section 155 of the DGCL (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share).

Election of Directors and Vacancies

The New SEEQC Charter will provide that our board of directors will be divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the SEEQC Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the SEEQC Board but shall initially consist of seven directors.

Under the New SEEQC Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the SEEQC Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of SEEQC Preferred Stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the SEEQC Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the SEEQC Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. After the Initial Public Offering, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Subject to the rights, if any, of the holders of any series of SEEQC Preferred Stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of SEEQC then entitled to vote generally in the election of directors, voting together as a single class. In case the SEEQC Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the SEEQC Board, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director, and not by the stockholders.

In addition to the powers and authorities set forth in the New SEEQC Charter, New SEEQC Bylaws or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by SEEQC, subject, nevertheless, to the provisions of the DGCL, New SEEQC Charter and New SEEQC Bylaws adopted and in effect from time to time.

Notwithstanding the foregoing provisions, any director elected pursuant to the right, if any, of the holders of SEEQC Preferred Stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the SEEQC Preferred Stock.

Quorum; Voting

The holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the New SEEQC Charter. If, however, such quorum will not be present or represented at any meeting of the stockholders, the chairperson or holders of a majority of shares of stock present or represented at the meeting and entitled to vote, although less than a quorum, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the SEEQC Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the New SEEQC Charter or the New SEEQC Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the New SEEQC Charter or the New SEEQC Bylaws, directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the New SEEQC Charter or the New SEEQC Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the New SEEQC Charter or the New SEEQC Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which would apply if and so long as the SEEQC Common Stock (or units or warrants) remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of SEEQC Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the SEEQC Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of SEEQC by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of SEEQC Common Stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, special meetings of the stockholders of SEEQC, for any purpose or purposes, may be called only by the Chairperson of the Board of Directors, or the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date on which the meeting is to be held. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The New SEEQC Bylaws also provide that unless otherwise restricted by the New SEEQC Charter or the New SEEQC Bylaws, any action required or permitted to be taken at any meeting of the SEEQC Board or of any committee thereof may be taken without a meeting, if all members of the SEEQC Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the SEEQC Board or committee.

In addition, the New SEEQC Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the SEEQC Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to SEEQC’s secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of SEEQC’s outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage.

The New SEEQC Charter will provide, however, in addition to the votes required by law, that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of SEEQC Common Stock entitled to vote generally in the election of directors, voting together as a single class:

•        the provisions regarding the management of SEEQC, the size of the SEEQC Board, the election and removal of directors to the SEEQC Board, and the filling of vacancies;

•        the provisions regarding the limited liability of directors of SEEQC; and

•        the provisions regarding exclusive forums for certain actions.

The New SEEQC Bylaws may be amended or repealed (A) by the affirmative vote of a majority of the total number of authorized directors, without the assent or vote of any stockholder or (B) without the approval of the SEEQC Board, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors

The New SEEQC Charter limits the liability of the directors of SEEQC to the fullest extent permitted by law, and the New SEEQC Bylaws provide that SEEQC will indemnify them to the fullest extent permitted by such law. SEEQC has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the SEEQC Board. Under the terms of such indemnification agreements, SEEQC is required to indemnify each of SEEQC’s directors and officers, to the fullest extent permitted by the laws of the State of Delaware and the New SEEQC Charter, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of SEEQC or any of its subsidiaries or was serving at SEEQC’s request in an official capacity for another entity. SEEQC must indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative. The indemnification agreements also require SEEQC, if so requested, to advance within thirty (30) days of such request all reasonable fees, expenses, charges and other costs that any of SEEQC’s directors incurred, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by us. Any claims for indemnification by SEEQC’s directors and officers may reduce SEEQC’s available funds to satisfy successful third-party claims against us and may reduce the amount of money available to SEEQC.

Exclusive Forum of Certain Actions

The New SEEQC Charter requires, to the fullest extent permitted by law, unless SEEQC consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought in the name or right of SEEQC or on behalf of SEEQC, (ii) any action or proceeding asserting a claim of breach of any fiduciary duty owed by any director, officer, employee, agent or stockholder of SEEQC to SEEQC or to SEEQC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the New SEEQC Charter or the New SEEQC Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the New SEEQC Charter or the New SEEQC Bylaws or as to which the DGCL confers jurisdiction on the Court, or (v) any action asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware). In addition, unless SEEQC consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for all suits arising under the Securities Act. In addition, the exclusive forum clauses described above shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, or to the rules and regulations under the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Although SEEQC believes this provision benefits SEEQC by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against SEEQC’s directors and officers.

Transfer Agent

The transfer agent for SEEQC Common Stock will be Odyssey Transfer and Trust Company.

COMPARISON OF STOCKHOLDER RIGHTS

Both SEEQC and Allegro are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each of SEEQC and Allegro are currently, and will continue to be, governed by the DGCL. If the merger is completed, Allegro stockholders will become stockholders of SEEQC, and their rights will be governed by the DGCL, the New SEEQC Charter and the New SEEQC Bylaws, each as amended and restated in connection with the Merger.

The table below summarizes the material differences between the current rights of Allegro Stockholders under the Allegro Charter and Allegro Bylaws and the rights of SEEQC stockholders under the New SEEQC Charter and New SEEQC Bylaws, as applicable.

While SEEQC and Allegro believe that the summary table covers the material differences between the rights of the Allegro stockholders prior to the merger and the rights of the stockholders of the combined company following the merger, these summary tables may not contain all of the information that is important to you. You should carefully read this entire consent solicitation statement/prospectus and the other documents referred to in this consent solicitation statement/prospectus for a more complete understanding of the differences between being a stockholder of SEEQC or Allegro before the merger and being a stockholder of the combined company after the merger. The New SEEQC Charter and New SEEQC Bylaws are attached hereto as Annex G and Annex H.

Provision	Allegro	SEEQC
Number of Directors

The Allegro Bylaws currently provide that the number of directors of the corporation which shall constitute the board of directors shall be not less than one (1) nor more than nine (9). The exact number of directors shall be fixed from time to time, within the limits specified in the Allegro Bylaws or in the Allegro Charter, by the board of directors.

The New SEEQC Charter provides that the SEEQC Board shall consist of a number of directors to be fixed from time to time by the majority of the total number of authorized directors.
Classification of Directors

The Allego Charter currently provides that the board of directors shall be divided into three classes: Class A, Class B, and Class C. The number of directors in each class shall be as nearly equal as possible.

The New SEEQC Charter provides that the SEEQC Board shall be divided into three classes: Class I, Class II, and Class III.
Stockholder Nominations and Proposals

The Allegro Bylaws provide that nominations of persons for election to the board of directors of the corporation at a meeting of stockholders of the corporation may be made at such meeting by or at the direction of the board of directors, by any committee or persons appointed by the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive officers of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The New SEEQC Bylaws provide that in order for a stockholder to make a director nomination or propose business at (a) an annual meeting of stockholders, the stockholder must give written notice to SEEQC’s secretary no later than the close of business 90 days, and no earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary, written notice must be given no later than the close of business 90 days before such annual meeting or 10 days after the public announcement of the date of such meeting, whichever is later); and (b) a special meeting of stockholders, the stockholder must give written notice to SEEQC’s secretary no earlier than the close of business 90 days prior to such special meeting and no later than the close of business 60 days prior to such special meeting or 10 days following the day after the public announcement of the date of such special meeting, whichever is later.

Provision	Allegro	SEEQC
Quorum

The Allegro Bylaws provide that a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Allegro Charter.

The New SEEQC Bylaws provide that at each meeting of stockholders the presence in person or by proxy of the holders of a majority of the shares of the capital stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, except as otherwise provided by statute or by the New SEEQC Charter.

Removal of Directors

The Allegro Bylaws provide that the entire board of directors or any individual director may be removed from office with or without cause by a majority vote of the holders of the then outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the corporation’s board is classified, stockholders may effect such removal only for cause.

The SEEQC Charter provides that any director, or the entire board, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of SEEQC then entitled to vote at an election of directors, voting together as a single class.

Special Meeting of the Stockholders

The Allegro Bylaws provide that a special meeting of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Allegro Charter, may only be called by a majority of the entire board of directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

The New SEEQC Bylaws provide that a special meeting of stockholders may be called by (i) the chairperson of the SEEQC Board, (ii) the chief executive officer, or (iii) the SEEQC Board pursuant to a resolution adopted by a majority of the total number of authorized directors of the SEEQC Board,.

Stockholder Agreements	The Allegro Support Agreement provides that certain of the stockholders of Allegro agree to vote all of their shares of Allegro Common Stock in favor of the Transactions.	The SEEQC Support Agreement provides that certain of the stockholders of SEEQC agree to vote all of their shares of SEEQC capital stock in favor of the Transactions.
Stockholder Action by Written Consent

The Allegro Bylaws provide that unless otherwise provided by the certificate of incorporation, any action required to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand

The New SEEQC Bylaws prohibit stockholder action by written consent.

Provision	Allegro	SEEQC

or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Forum Selection

The Allegro Charter provides that unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or the bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court (or if the Court does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the Court’s having personal jurisdiction over the indispensable parties named as defendants.

The New SEEQC Charter designates that the Court shall be the sole and exclusive forum for any derivative action, any claim asserting a breach of fiduciary duties, any claim against SEEQC arising pursuant to any provision of the DGCL, the SEEQC certificate of incorporation or SEEQC Bylaws, any action as to which the DGCL confers jurisdiction on the Court, or any action asserting a claim against SEEQC governed by the internal affairs doctrine. In addition, the federal district courts shall be the exclusive forum for claims arising under the Securities Act.

Amendments to Certificate of Incorporation or Bylaws

The Allegro Charter may be amended in accordance with the DGCL.

The Allegro Bylaws may be amended by the stockholders entitled to vote thereon at any regular or special meeting or, if the certificate of incorporation so provides, by the board of directors. The fact that such power has been so conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal bylaws.

The Allegro Charter provides that the board of directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the corporation as provided in the bylaws of the corporation.

The New SEEQC Charter and the New SEEQC Bylaws may be amended in any manner provided by law, provided that (A) the Board may amend the Bylaws by the approval of a majority of the total number of authorized directors, and (B) any amendment by the stockholders requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to amend the New SEEQC Bylaws or to amend certain specified provisions of the New SEEQC Charter concerning the SEEQC Board, limitations on the liability of directors and the amendment provision of the New SEEQC Charter.

BENEFICIAL OWNERSHIP OF SECURITIES

Pre-Merger Beneficial Ownership Table of SEEQC

The following table sets forth information regarding the beneficial ownership of SEEQC Common Stock as of June 1, 2026, based on information obtained from the persons named below, with respect to the beneficial ownership of SEEQC Common Stock, by:

•        each person known by SEEQC to be the beneficial owner of more than 5% of the outstanding shares of SEEQC Common Stock;

•        each of SEEQC’s executive officers and directors that beneficially owns SEEQC Common Stock;

•        all of SEEQC’s executive officers and directors as a group; and

•        the percentage of shares beneficially owned is based on 23,104,327 shares of SEEQC Common Stock outstanding as of June 1, 2026, assuming the conversion of all outstanding shares of SEEQC Preferred Stock into 12,056,647 shares of SEEQC Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
Johnson Revocable Trust dated 6/25/2003(1)	3,429,862	14.8%
BY Capital 1 GmbH & Co. KG(2)	2,382,502	10.3%
EQT Ventures II Investments S.à r.l.(3)	1,780,050	7.7%
A2Z Management LLC(4)	1,546,879	6.7%
Merck Ventures B.V.(5)	1,474,076	6.4%
Thisbe AB(6)	1,447,877	6.3%
NordicNinja Fund II SCSP(7)	1,173,485	5.1%

Named Executive Officers and Directors:
John Levy(8)	735,127	3.2%
Raja Bal(9)	329,104	1.4%
Shu-Jen Han(10)	588,158	2.5%
Jason Whitmire(11)	—	0.0%
Marek Kiisa(12)	—	0.0%
Michael Messemer(13)	71,000	0.3%
Oleg Mukhanov(14)	1,570,647	6.8%
Ted Persson(15)	—	0.0%
William J. Vass(16)	—	0.0%
Eric Rosenfeld(17)	20,252	0.1%
Judy Bruner(18)	—	0.0%
Quentin Gallivan(19)	—	0.0%
All current executive officers and directors as a group (13 persons)(20)	3,961,866	16.5%

____________

*        Unless otherwise indicated, the business address of each director and executive officer is c/o SeeQC, Inc., 150 Clearbrook Road, Elmsford, NY 10523.

(1)      Consists of (i) 3,380,068 shares of SEEQC Common Stock and (ii) 49,794 shares of SEEQC Common Stock issuable upon the conversion of Series A-2 Preferred Stock. Franklin P. Johnson, Jr. and Catherine H. Johnson are trustees of Johnson Revocable Trust dated 6/25/2003 and exercise voting and dispositive power over the shares held by the Johnson Revocable Trust dated 6/25/2003. The address of Johnson Revocable Trust dated 6/25/2003 is Asset Management Company, Mr. Franklin P. Johnson, Jr., 1950 University Avenue, Suite 230, East Palo Alto, CA 94303.

(2)      Consists of (i) 1,294,496 shares of SEEQC Common Stock issuable upon the conversion of Series Seed-1 Preferred Stock, (ii) 811,678 shares of SEEQC Common Stock issuable upon the conversion of Series Seed-2 Preferred Stock, (iii) 226,590 shares of SEEQC Common Stock issuable upon the conversion of Series A Preferred Stock, and (iv) 49,738 shares of SEEQC Common Stock issuable upon the conversion of Series A-2 Preferred Stock. Jason Whitmire is the Managing Director of BY Capital 1 GP GmbH and therefore may be deemed to exercise voting and investment discretion over securities held by BY Capital 1 GmbH & Co. KG. The address of BY Capital 1 GmbH & Co. KG is Neue Schönhauser Str. 20, 10178 Berlin, Germany.

(3)      Consists of (i) 1,386,448 shares of SEEQC Common Stock issuable upon the conversion of Series A Preferred Stock and (ii) 393,602 shares of SEEQC Common Stock issuable upon the conversion of Series SA-2 Preferred Stock. Francesco Salemme and Michal Kusmirek are the Managers of EQT Ventures II Investments S.à r.l. and therefore may be deemed to exercise voting and investment discretion over securities held by EQT Ventures II Investments S.à r.l. The address of EQT Ventures II Investments S.à r.l. is 26A Boulevard Royal, L-2499, Luxembourg, Grand Duchy of Luxembourg.

(4)      Consists of 1,546,879 shares of SEEQC Common Stock. Victoria Westhead, the spouse of John Levy, is the Manager of A2Z Management LLC and may be deemed to exercise voting and investment discretion over securities held by A2Z Management LLC. John Levy disclaims beneficial ownership of the shares held by A2Z Management LLC. The address of A2Z Management LLC is 120 Willow Street, Brooklyn, New York 11201.

(5)      Consists of (i) 1,009,684 shares of SEEQC Common Stock issuable upon the conversion of Series A-1 Preferred Stock, (ii) 70,790 shares of SEEQC Common Stock issuable upon the conversion of Series A-2 Preferred Stock and (iii) 393,602 shares of SEEQC Common Stock issuable upon the conversion of Series SA-2 Preferred Stock. Merck Ventures B.V. is a wholly owned indirect subsidiary of Merck KGaA, a publicly traded company. Merck KGaA may be deemed to have sole voting and dispositive power with respect to the shares held by Merck Ventures B.V. The address of Merck Ventures B.V. is Eduard van Beinumstraat 26, 11th Floor, 1077 CZ Amsterdam, The Netherlands.

(6)      Consists of (i) 616,353 shares of SEEQC Preferred Stock issuable upon the conversion of Series A Preferred Stock, (ii) 787,205 shares of SEEQC Common Stock issuable upon the conversion of Series A-2 Preferred Stock and (iii) 44,319 shares of SEEQC Common Stock issuable upon the conversion of Series X Preferred Stock. Fredrik Nordh is the Chief Executive Officer of Thisbe AB and therefore may be deemed to exercise voting and investment discretion over securities held by Thisbe AB. The address of Thisbe AB is Box 16066, 10322 Stockholm, Sweden.

(7)      Consists of (i) 233,000 shares of SEEQC Common Stock, (ii) 705,556 shares of SEEQC Common Stock issuable upon the conversion of Series A-2 Preferred Stock and (iii) 234,929 shares of SEEQC Common Stock issuable upon the conversion of Series X Preferred Stock. Brigitte Czoske and Marius Mauresan are the Managers of NordicNinja Fund II General Partner S.à.r.l, the General Partner of NordicNinja Fund II SCSP and therefore may be deemed to exercise voting and investment discretion over securities held by NordicNinja Fund II SCSP. The address of NordicNinja Fund II SCSP is 8, rue Lou Hemmer, L-1748, Senningerberg, Grand Duchy of Luxembourg.

(8)      Consists of (i)(a) 388,422 shares of SEEQC Common Stock and (b) 158,593 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026 held directly by Mr. Levy and (ii) 188,112 shares of common stock held by the John E. Levy 2005 Irrevocable Trust. Mr. Levy is the trustee of the John E. Levy 2005 Irrevocable Trust and exercises voting and dispositive power over such shares.

(9)      Consists of 329,104 shares of restricted stock, which are subject to forfeiture until vested. For more information on the vesting schedules of these awards, see the section entitled “Executive Compensation — Employment Agreements with our Named Executive Officers.”

(10)    Consists of (i) 565,344 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026 and (ii) 22,814 shares of SEEQC Common Stock are issuable upon issuance of restricted stock units within 60 days of June 1, 2026.

(11)   Mr. Whitmire holds no shares of SEEQC’s capital stock. Mr. Whitmire is currently a member of the SEEQC Board and will resign from such role in connection with the consummation of the Merger.

(12)    Mr. Kiisa holds no shares of SEEQC’s capital stock. Mr. Kiisa is currently a member of the SEEQC Board and will continue in such role following the consummation of the Merger.

(13)    Consists of 71,000 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026.

(14)    Consists of (i) 1,507,210 shares of SEEQC Common Stock and (b) 63,437 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026. Mr. Mukhanov is currently an officer and member of the SEEQC Board. In connection with the consummation of the Merger, Mr. Mukhanov is expected to continue as an officer of SEEQC, but will resign as a member of the SEEQC Board.

(15)    Mr. Persson holds no shares of SEEQC’s capital stock. Mr. Persson is currently a member of the SEEQC Board and will resign from such role in connection with the consummation of the Merger.

(16)    Mr. Vass holds no shares of SEEQC’s capital stock. Mr. Rosenfeld will be appointed to the SEEQC Board following the closing of the Merger.

(17)    Consists of (i) 8,101 shares of SEEQC Common Stock issuable upon the conversion of Series X Preferred Stock held directly by Mr. Rosenfeld and (ii) 12,151 shares of SEEQC Common Stock issuable upon the conversion of Series X Preferred Stock held by Mr. Rosenfeld’s IRA, which shares Mr. Rosenfeld holds voting and dispositive power over. Mr. Rosenfeld will be appointed to the SEEQC Board following the closing of the Merger.

(18)    Ms. Bruner holds no shares of SEEQC’s capital stock. Ms. Bruner will be appointed to the SEEQC Board following the closing of the Merger.

(19)    Mr. Gallivan holds no shares of SEEQC’s capital stock. Mr. Gallivan will be appointed to the SEEQC Board following the closing of the Merger.

(20)    Represents shares beneficially owned by all directors and executive officers as a group, consisting of thirteen persons. Of these shares, 905,952 shares of SEEQC Common Stock are issuable upon exercise of options exercisable within 60 days of June 1, 2026 and 22,814 shares of SEEQC Common Stock are issuable upon issuance of restricted stock units within 60 days of June 1, 2026. In addition to the beneficial ownership of the directors and named executive officers listed in the table above, includes 647,578 shares beneficially owned by one additional executive officer who is not a named executive officer.

Post-Merger Beneficial Ownership Table of SEEQC

The following table sets forth information regarding the expected beneficial ownership of SEEQC Common Stock immediately following the consummation of the Merger by:

•        each person who is expected to beneficially own 5% or more of the issued and outstanding SEEQC Common Stock;

•        each person who is currently an executive officer or director of SEEQC and who will be an executive officer or director of SEEQC following the consummation of the Merger; and

•        all of those executive officers and directors of SEEQC as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The percentage of shares beneficially owned is based on 214,512,842 shares of SEEQC Common Stock expected to be outstanding upon Closing, adjusted as required by the rules promulgated by the SEC to determine beneficial ownership.

Immediately after the closing of the merger, former Allegro Securityholders are expected to own approximately 8.89% of the aggregate number of shares of SEEQC Common Stock issued and outstanding, on a fully diluted basis, and the SEEQC Stockholders are expected to own approximately 81.71% of the aggregate number of shares of SEEQC Common Stock issued and outstanding, on a fully diluted basis. The following table and the related notes assume that, at the Effective Time, (i) 13,000,000 shares are issued in the PIPE Transaction, (ii) 11,538,462 shares are issued in the Public Offering and (iii) the Allegro Warrant Amendment is approved.

The total number of SEEQC Common Stock expected to be issued and outstanding after the consummation of the Merger is set forth below.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Greater than 5% Stockholders:
Johnson Revocable Trust dated 6/25/2003(1)	25,161,124	11.7%
BY Capital 1 GmbH & Co. KG(2)	17,477,796	8.1%
EQT Ventures II Investments S.à r.l.(3)	13,058,268	6.1%
A2Z Management LLC(4)	11,347,749	5.3%
Merck Ventures B.V.(5)	10,813,674	5.0%
Thisbe AB(6)	10,621,480	5.0%
NordicNinja Fund II SCSP(7)	8,608,568	4.0%

Named Executive Officers and Directors:
John Levy(8)	5,392,816	2.5%
Raja Bal(9)	2,414,274	1.1%

	Beneficial Ownership
Name of Beneficial Owner	Shares	%
Shu-Jen Han(10)	4,314,668	2.0%
Jason Whitmire(11)	—	0.0%
Marek Kiisa(12)	—	0.0%
Michael Messemer(13)	520,848	0.2%
Oleg Mukhanov(14)	11,522,108	5.4%
Ted Persson(15)	—	0.0%
William J. Vass(16)	—	0.0%
Eric Rosenfeld(17)	2,435,446	1.1%
Judy Bruner(18)	—	0.0%
Quentin Gallivan(19)	—	0.0%
All current executive officers and directors as a group (13 persons)(20)	29,063,852	13.1%

____________

*        Unless otherwise indicated, the business address of each director and executive officer is c/o SeeQC, Inc., 150 Clearbrook Road, Elmsford, NY 10523.

(1)      Consists of 25,161,124 shares of SEEQC Common Stock. Franklin P. Johnson, Jr. and Catherine H. Johnson are trustees of Johnson Revocable Trust dated 6/25/2003 and exercise voting and dispositive power over the shares held by the Johnson Revocable Trust dated 6/25/2003. The address of Johnson Revocable Trust dated 6/25/2003 is Asset Management Company, Mr. Franklin P. Johnson, Jr., 1950 University Avenue, Suite 230, East Palo Alto, CA 94303.

(2)      Consists of 17,477,796 shares of SEEQC Common Stock. Jason Whitmire is the Managing Director of BY Capital 1 GP GmbH and therefore may be deemed to exercise voting and investment discretion over securities held by BY Capital 1 GmbH & Co. KG. The address of BY Capital 1 GmbH & Co. KG is Neue Schönhauser Str. 20, 10178 Berlin, Germany.

(3)      Consists of 13,058,268 shares of SEEQC Common. Francesco Salemme and Michal Kusmirek are the Managers of EQT Ventures II Investments S.à r.l. and therefore may be deemed to exercise voting and investment discretion over securities held by EQT Ventures II Investments S.à r.l. The address of EQT Ventures II Investments S.à r.l. is 26A Boulevard Royal, L-2499, Luxembourg, Grand Duchy of Luxembourg.

(4)      Consists of 11,347,749 shares of SEEQC Common Stock. Victoria Westhead, the spouse of John Levy, is the Manager of A2Z Management LLC and may be deemed to exercise voting and investment discretion over securities held by A2Z Management LLC. John Levy disclaims beneficial ownership of the shares held by A2Z Management LLC. The address of A2Z Management LLC is 120 Willow Street, Brooklyn, New York 11201.

(5)      Consists of 10,813,674 shares of SEEQC Common Stock. Merck Ventures B.V. is a wholly owned indirect subsidiary of Merck KGaA, a publicly traded company. Merck KGaA may be deemed to have sole voting and dispositive power with respect to the shares held by Merck Ventures B.V. The address of Merck Ventures B.V. is Eduard van Beinumstraat 26, 11th Floor, 1077 CZ Amsterdam, The Netherlands.

(6)      Consists of 10,621,480 shares of SEEQC Common Stock. Fredrik Nordh is the Chief Executive Officer of Thisbe AB and therefore may be deemed to exercise voting and investment discretion over securities held by Thisbe AB. The address of Thisbe AB is Box 16066, 10322 Stockholm, Sweden.

(7)      Consists of 8,608,568 shares of SEEQC Common Stock. Brigitte Czoske and Marius Mauresan are the Managers of NordicNinja Fund II General Partner S.à.r.l, the General Partner of NordicNinja Fund II SCSP and therefore may be deemed to exercise voting and investment discretion over securities held by NordicNinja Fund II SCSP. The address of NordicNinja Fund II SCSP is 8, rue Lou Hemmer, L-1748, Senningerberg, Grand Duchy of Luxembourg.

(8)      Consists of (i)(a) 2,849,424 shares of SEEQC Common Stock and (b) 1,163,422 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026 held directly by Mr. Levy and (ii) 1,379,970 shares of common stock held by the John E. Levy 2005 Irrevocable Trust. Mr. Levy is the trustee of the John E. Levy 2005 Irrevocable Trust and exercises voting and dispositive power over such shares.

(9)      Consists of 2,414,274 shares of restricted stock, which are subject to forfeiture until vested. For more information on the vesting schedules of these awards, see the section entitled “Executive Compensation — Employment Agreements with our Named Executive Officers.”

(10)    Consists of (i) 4,147,307 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026 and (ii) 167,361 shares of SEEQC Common Stock are issuable upon issuance of restricted stock units within 60 days of June 1, 2026.

(11)    Mr. Whitmire holds no shares of SEEQC’s capital stock. Mr. Whitmire is currently a member of the SEEQC Board and will resign from such role in connection with the consummation of the Merger.

(12)    Mr. Kiisa holds no shares of SEEQC’s capital stock. Mr. Kiisa is currently a member of the SEEQC Board and will continue in such role following the consummation of the Merger.

(13)    Consists of 520,848 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026.

(14)    Consists of (i) 11,056,741 shares of SEEQC Common Stock and (b) 465,367 shares of SEEQC Common Stock issuable upon exercise of options exercisable within 60 days of June 1, 2026. Mr. Mukhanov is currently an officer and member of the SEEQC Board. In connection with the consummation of the Merger, Mr. Mukhanov is expected to continue as an officer of SEEQC, but will resign as a member of the SEEQC Board.

(15)    Mr. Persson holds no shares of SEEQC’s capital stock. Mr. Persson is currently a member of the SEEQC Board and will resign from such role in connection with the consummation of the Merger.

(16)    Mr. Vass holds no shares of SEEQC’s capital stock. Mr. Vass will be appointed to the SEEQC Board following the closing of the Merger.

(17)    Consists of (i) 108,058 shares of SEEQC Common Stock held directly by Mr. Rosenfeld, including 48,630 shares of SEEQC Common Stock issued directly to Mr. Rosenfeld in connection with the Merger, (ii) 89,138 shares of SEEQC Common Stock held by Mr. Rosenfeld’s IRA, which shares Mr. Rosenfeld holds voting and dispositive power over, and (iii) 2,238,250 shares of SEEQC Common Stock issued to certain trusts over which Mr. Rosenfeld holds voting and dispositive power over in connection with the Merger. Mr. Rosenfeld will be appointed to the SEEQC Board following the closing of the Merger.

(18)    Ms. Bruner holds no shares of SEEQC’s capital stock. Ms. Bruner will be appointed to the SEEQC Board following the closing of the Merger.

(19)    Mr. Gallivan holds no shares of SEEQC’s capital stock. Mr. Gallivan will be appointed to the SEEQC Board following the closing of the Merger.

(20)    Represents shares beneficially owned by all directors and executive officers as a group, consisting of thirteen persons. Of these shares, 6,645,973 shares of SEEQC Common Stock are issuable upon exercise of options exercisable within 60 days of June 1, 2026 and 167,361 shares of SEEQC Common Stock are issuable upon issuance of restricted stock units within 60 days of June 1, 2026. In addition to the beneficial ownership of the directors and named executive officers listed in the table above, includes 4,750,567 shares beneficially owned by one additional executive officer who is not a named executive officer.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

SEEQC Related Party Transactions

Insider Loans

On October 28, 2020, SEEQC issued a partial-recourse promissory note with John Levy for the principal sum of $563,211.90 and with Oleg Mukhanov for the principal sum of $140,802.25 (the “Insider Loans”), pursuant to which Messrs. Levy and Mukhanov agreed to repay SEEQC the principal sum, together with interest, on or before the ninth anniversary of the date of the Insider Loans. In connection with the Insider Loans, Messrs. Levy and Mukhanov each entered into a pledge and security agreement, dated as of October 28, 2020, with the Company (the “Pledge Agreements”), which provides SEEQC with a security interest in the 388,422 shares of SEEQC Common Stock held by Mr. Levy and 97,105 shares of SEEQC Stock held by Mr. Mukhanov (the “Collateral”). In the event that either Mr. Levy or Mr. Mukhanov default on the Insider Loan, SEEQC is authorized to exercise all rights available to a secured party under the California Commercial Code, including the right to sell the Collateral.

Pursuant to the Merger Agreement and as a condition to Closing, SEEQC agreed to forgive the Insider Loans and to pay Messrs. Levy and Mukhanov a “gross-up” payment, in cash, in an amount equal to the total tax liability owed by each of Mr. Levy and Mr. Mukhanov arising from such loans being forgiven. Further, SEEQC agreed to terminate the Pledge Agreements.

Registration Rights Agreement

For a more detailed discussion of the Registration Rights Agreement, see the section titled “The Merger Agreement and Ancillary Agreements — Ancillary Agreements — Registration Rights Agreement.”

SEEQC Support Agreement

For a more detailed discussion of the SEEQC Support Agreement, see the section titled “The Merger Agreement and Ancillary Agreements — Ancillary Agreements — SEEQC Support Agreement.”

Lock-Up Agreements

For a more detailed discussion of the lock-up agreements, see the section titled “The Merger Agreement and Ancillary Agreements — Ancillary Agreements — Lock-Up Agreements.”

Indemnification Agreements

SEEQC has entered, and intends to continue to enter, into separate indemnification agreements with each of its directors and executive officers, in addition to the indemnification provided for in the New SEEQC Charter and New SEEQC Bylaws. The indemnification agreements, New SEEQC Charter and New SEEQC Bylaws generally require SEEQC to indemnify its directors, executive officers and certain controlling persons to the fullest extent permitted by the DGCL.

Private Placement of Securities

Convertible Note Financing

On August 26, 2024, the SEEQC Board approved a convertible note financing of up to $4,000,000 (the “Note Financing”). SEEQC sold and issued an aggregate principal amount of $1,150,000.00 to certain investors. On November 1, 2024, the convertible notes issued in the Note Financing all converted into shares of the Company’s

Series A-2 Preferred Stock (as defined below). Investor’s in SEEQC’s Note Financing included certain holders of more than 5% of its capital stock at the time of the Note Financing (or subsequent closings of such Note Financing). The following table presents the number of total purchase price paid by these entities.

Investor	Total Purchase Price
Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees	$350,000.00
BY Capital 1 GmbH & Co. KG	$350,000.00

Series A-2 Preferred Stock Financing

On November 1, 2024, SEEQC entered into a Series A-2 Preferred Stock Purchase Agreement with certain investors, pursuant to which SEEQC sold and issued an aggregate of 3,184,572 shares of the Series A-2 Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), at a purchase price of $7.0866 per share and 1,745,625 shares of Series SA-2 Preferred Stock, par value $0.0001 per share (the “Series SA-2 Preferred Stock”), at a purchase price of $5.6693 per share.

Purchasers of SEEQC’s Series A-2 Preferred Stock and Series SA-2 Preferred Stock included certain holders of more than 5% of its capital stock at the time of the financing (or subsequent closings of such financing). The following table presents the number of shares and the total purchase price paid by these entities.

Investor	Shares of Series A-2 Preferred Stock	Shares of Series SA-2 Preferred Stock	Total Purchase Price
Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees(1)	49,794		$352,876.71
BY Capital 1 GmbH & Co. KG(2)	49,738		$352,473.97
EQT Ventures II Investments S.à r.l.(3)		393,602	$2,231,452.05
Merck Ventures B.V.(4)	70,790	393,602	$2,733,115.52
Thisbe AB(5)		787,205	$4,462,904.11
NordicNinja Fund II SCSP	705,556		$4,999,993.15
Quanta Computer Inc.	705,556		$4,999,993.15

____________

(1)      Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees was issued 49,794 shares of Series A-2 Preferred Stock upon the conversion of a convertible note issued on September 5, 2024, with a principal amount of $350,000.

(2)      BY Capital 1 GmbH & Co. KG received 49,738 shares of Series A-2 Preferred Stock upon the conversion of a convertible note issued on September 12, 2024, with a principal amount of $350,000.

(3)      EQT Ventures II Investments S.à r.l. received 393,602 shares of Series SA-2 Preferred Stock upon the conversion of a convertible note issued on November 21, 2022, with a principal amount of $2,000,000.

(4)      Merck Ventures B.V. received (i) 21,166 shares of Series A-2 Preferred Stock for an aggregate cash purchase price of $149,994.98, (ii) 49,624 shares of Series A-2 Preferred Stock upon the conversion of a convertible note issued on September 26, 2024, with a principal amount of $350,000, and (iii) 393,602 shares of Series SA-2 Preferred Stock upon the conversion of a convertible note issued on November 21, 2022, with a principal amount of $2,000,000.

(5)      Thisbe AB received 787,205 shares of Series SA-2 Preferred Stock upon the conversion of a convertible note issued on November 21, 2022, with a principal amount of $4,000,000.

Series X Preferred Stock Financing

On November 25, 2025, SEEQC entered into a Series X Preferred Stock Purchase Agreement with certain investors, pursuant to which SEEQC sold and issued an aggregate of 779,240 shares of the Series X Preferred Stock, par value $0.0001 per share (the “Series X Preferred Stock”), at a purchase price of $24.6883 per share.

Purchasers of SEEQC’s Series X Preferred Stock included certain holders of more than 5% of its capital stock at the time of the financing (or subsequent closings of such financing). The following table presents the number of shares and the total purchase price paid by these entities.

Investor	Shares of Series X Preferred Stock	Total Purchase Price
Thisbe AB	44,319	$1,094,160.77
NordicNinja Fund II SCSP	234,929	$5,799,997.64

Investors’ Rights Agreement

SEEQC is party to an investors’ rights agreement, dated November 25, 2025, with certain holders of its capital stock, including Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees, BY Capital 1 GmbH & Co. KG, EQT Ventures II Investments S.à r.l., Merck Ventures B.V., Thisbe AB and NordicNinja Fund II SCSP (the “Investors’ Rights Agreement”). Under the Investors’ Rights Agreement, certain holders of SEEQC’s capital stock have the right to demand that SEEQC file a registration statement or request that their shares of SEEQC capital stock be covered by a registration statement that SEEQC is otherwise filing. SEEQC’s Investors’ Rights Agreement will be terminated by the Company’s stockholders in connection with Closing.

Right of First Refusal and Co-Sale Agreement

SEEQC is party to a right of refusal and co-sale agreement, dated November 25, 2025, with certain holders of its capital stock, including Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees, BY Capital 1 GmbH & Co. KG, EQT Ventures II Investments S.à r.l., Merck Ventures B.V., Thisbe AB and NordicNinja Fund II SCSP (the “Right of First Refusal and Co-Sale Agreement”). Under the Right of First Refusal and Co-Sale Agreement, the Company has a primary refusal right and the investors have secondary refusal and co-sale rights with respect to proposed transfers of capital stock by key holders, subject to customary exceptions, lock-up provisions and termination upon an initial public offering or a deemed liquidation event. SEEQC’s Right of First Refusal and Co-Sale Agreement automatically terminates immediately prior to the consummation of the Public Offering.

Voting Agreement

SEEQC was party to a voting agreement, dated November 18, 2024, with certain holders of its capital stock, including Johnson Revocable Trust dated 6/25/2003, Franklin P. Johnson, Jr. and Catherine H. Johnson, Trustees, BY Capital 1 GmbH & Co. KG, EQT Ventures II Investments S.à r.l., Merck Ventures B.V., Thisbe AB and NordicNinja Fund II SCSP (the “Voting Agreement”). Pursuant to the Voting Agreement, the parties agreed to vote their shares to elect designated directors, increase authorized common stock as needed for conversion of preferred stock, and support drag-along sales of the Company subject to customary conditions. SEEQC’s Voting Agreement automatically terminates immediately upon the consummation of the Public Offering.

Allegro Related Party Transactions

Private Shares

In connection with Allegro’s organization in August 2017, Allegro issued to Eric Rosenfeld, Allegro’s Chief Executive Officer, an aggregate of 4,312,500 shares of Allegro Common Stock in exchange for a capital contribution of $25,000, or approximately $0.01 per share. Mr. Rosenfeld then transferred all of the shares to two trusts for the benefit of his immediate family members, and subsequently, a portion of such shares was transferred to the other initial stockholders in exchange for $0.01 per share. In April 2018, the initial stockholders contributed to capital an aggregate of 575,000 shares for no additional consideration, leaving the initial stockholders with an aggregate of 3,737,500 shares of common stock.

Promissory Notes

Allegro has issued unsecured promissory notes totaling an aggregate of $403,981.01 to Mr. Rosenfeld, which includes (i) three unsecured promissory notes to Mr. Rosenfeld issued in January and February of 2026 for $20,000, $60,931.01 and $22,300, respectively, (ii) six unsecured promissory notes totaling $72,700 issued in January, March, May, August, October and November of 2025, (iii) five unsecured promissory notes totaling $39,550 to Mr. Rosenfeld in March, April, July, and November of 2024, (iv) five unsecured promissory notes totaling $40,250 to Mr. Rosenfeld in January, April, May, August, and October of 2023, (v) five unsecured promissory notes totaling $40,350 to Eric S. Rosenfeld in January, April, May, August, and November of 2022, (vi) seven unsecured promissory notes totaling $89,000 to Eric S. Rosenfeld in February, April, June, July, August, and November of 2021, and (vii) three unsecured promissory notes totaling $18,900 to Eric S. Rosenfeld in July, November and December of 2020. The notes are non-interest bearing, and payable on the earlier of (i) demand by the payee, (ii) the date on which Allegro consummates a merger or acquisition or (iii) the date on which Allegro elects to dissolve.

All of such notes remain outstanding as of December 31, 2025.

Notes Payable — Related Parties

The Contributors, who are individuals and entities that participated in the private placement of Private Units that occurred simultaneously with Allegro’s IPO, contributed to Allegro an aggregate amount of $781,700, representing contributions covering a prorated amount of $0.02 per unconverted public share for the partial month of January 2020 and $0.025 per unconverted public share for each of February 2020 and March 2020. The Contributions will not bear any interest and will be repayable by Allegro to the Contributors upon consummation of a merger transaction.

Allegro deposited $223,342, the first contribution on January 6, 2020, into the trust account established in connection with the IPO. Allegro deposited the second Contribution of $279,178 on January 31, 2020, and deposited the third Contribution of $279,180 on March 2, 2020, in each case, to the same trust account.

On March 31, 2020, the merger agreement with the restaurant chain was terminated.

An aggregate of approximately $781,700 principal amount of loans associated with the extension were outstanding as of December 31, 2025. The loans made by the Contributors will not be repaid and will be forgiven if Allegro is unable to consummate a merger transaction and determines to liquidate and dissolve.

Private Placement Units

Simultaneous with the consummation of the IPO, Allegro completed the private placement of an aggregate of 372,500 Private Units to its initial stockholders at a price of $10.00 per Private Unit, generating total proceeds of $3,725,000.

The holders have the right to require Allegro to register the Private Units for resale, as described below under “— Registration Rights”. Allegro will bear the costs and expenses of filing any such registration statements.

Registration Rights

The holders of the founder shares and Private Units and underlying securities are entitled to registration rights pursuant to a registration rights agreement executed in connection with the IPO. The holders of the majority of these securities are generally entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a merger transaction. Allegro will bear the costs and expenses of filing any such registration statements.

SEEQC Investment

Eric Rosenfeld, Allegro’s Chief Executive Officer, invested $500,000 in SEEQC in the crossover round in the Fall of 2025.

HOUSEHOLDING

Unless Allegro has received contrary instructions, Allegro may send a single copy of this consent solicitation statement/prospectus to any household at which two or more stockholders and/or warrant holders reside if Allegro believes the securityholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce Allegro’s expenses. Requests for additional copies of this consent solicitation statement/prospectus should be directed to Investor Relations, Telephone: (212) 319-7676.

LEGAL MATTERS

The validity of the SEEQC Common Stock to be issued in connection with the Merger and being offered by this consent solicitation statement/prospectus will be passed upon by DLA Piper LLP (US). Certain U.S. federal income tax consequences of the Merger and the ownership of SEEQC Common Stock by Allegro stockholders following the Merger will be passed upon by Graubard Miller and certain U.S. federal income tax consequences of the SEEQC Preferred Stock Conversion will be passed upon by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements of Allegro appearing in this consent solicitation statement/prospectus have been audited by HTL International, LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of SeeQC, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this consent solicitation statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

SEEQC has filed with the SEC a Registration Statement under the Securities Act of which this document forms a part. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the parties.

In addition, SEEQC has filed a registration statement on Form S-1 (File No. 333-297133) with the SEC in connection with the Public Offering.

Allegro files annual, quarterly and special reports and other information with the SEC as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System. EDGAR can be accessed at www.sec.gov.

SEEQC will provide a copy of any document incorporated by reference in this consent solicitation statement/prospectus and any exhibit specifically incorporated by reference in the documents it incorporates by reference, without charge, by written or oral request directed to SEEQC at the following address and telephone number:

SeeQC, Inc.
150 Clearbrook Road
Elmsford, New York 10523
Attention: Investor Relations

Phone: (914) 222-1666

The information concerning SEEQC contained in this consent solicitation statement/prospectus or incorporated by reference has been provided by SEEQC, and the information concerning Allegro contained in this consent solicitation statement/prospectus or incorporated by reference has been provided by Allegro.

Neither SEEQC nor Allegro has authorized anyone to give any information or make any representation about the Merger, SEEQC or Allegro that is different from, or in addition to, that contained in this consent solicitation statement/prospectus or in any of the materials that have been incorporated by reference. Therefore, if anyone distributes this type of information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this consent solicitation statement/prospectus or the solicitation of proxies is unlawful, or you are a person to whom it is unlawful to direct these types or activities, then the offer presented in this consent solicitation statement/prospectus does not extend to you. The information contained in this consent solicitation statement/prospectus speaks only as of its date, or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA INDEX TO FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements of SeeQC, Inc.
SeeQC, Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025	F-36
SeeQC, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended March 31, 2026 and 2025	F-38
SeeQC, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the three months ended March 31, 2026 and 2025	F-39
SeeQC, Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2026 and 2025	F-40
Notes to the Unaudited Condensed Consolidated Financial Statements	F-41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of SeeQC, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of SeeQC, Inc. and subsidiaries (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows, for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 2, 2026 (May 26, 2026, as to the change in grant income presentation, as discussed in Note 2)

We have served as the Company’s auditor since 2025.

SEEQC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$27,967	$9,427
Accounts receivable	789	1,509
Contract assets	121	21
Prepaid expenses and other current assets	111	204
Total current assets	28,988	11,161
Property and equipment, net	4,084	2,754
Finance right-of-use assets	961	1,546
Operating right-of-use assets	1,436	151
Deferred offering costs	858	—
Other assets	190	225
Total assets	$36,517	$15,837
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,048	$587
Accrued expenses and other current liabilities	1,602	541
Contract liabilities	—	579
Current portion of finance lease liabilities	223	504
Current portion of operating lease liabilities	24	129
Total current liabilities	2,897	2,340
Finance lease liabilities, net of current portion	489	678
Operating lease liabilities, net of current portion	1,555	24
Deferred tax liability	92	121
Total liabilities	5,033	$3,163
Commitments and contingencies (Note 16)
Stockholders’ equity:
Series X convertible preferred stock, $0.0001 par value per share; 1,012,625 shares authorized and 769,114 shares issued, and outstanding as of December 31, 2025; zero shares authorized, issued and outstanding as of December 31, 2024; aggregate liquidation preference $18,988 and $0 as of December 31, 2025 and 2024, respectively	—	—
Series A-2 convertible preferred stock, $0.0001 par value per share; 3,184,572 and 2,822,222 shares authorized as of December 31, 2025 and 2024, respectively, 3,184,572 and 1,773,460 shares issued, and outstanding as of December 31, 2025 and 2024, respectively; aggregate liquidation preference $22,568 and $12,568 as of December 31, 2025 and 2024, respectively	—	—
Series SA-2 convertible preferred stock, $0.0001 par value per share; 1,745,625 shares authorized, issued, and outstanding as of December 31, 2025 and 2024; aggregate liquidation preference $9,896 as of December 31, 2025 and 2024	—	—
Series A-1 convertible preferred stock, $0.0001 par value per share; 1,059,058 shares authorized, issued and outstanding as of December 31, 2025 and 2024; aggregate liquidation preference $5,362 as of December 31, 2025 and 2024	—	—

SEEQC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS — (Continued)

(In thousands, except share and per share amounts)

	December 31,
	2025	2024
Series A convertible preferred stock, $0.0001 par value per share; 2,652,734 shares authorized, issued and outstanding as of December 31, 2025 and 2024; aggregate liquidation preference $17,220 as of December 31, 2025 and 2024	—	—
Series Seed-2 convertible preferred stock, $0.0001 par value per share; 1,099,412 shares authorized, issued and outstanding as of December 31, 2025 and 2024; aggregate liquidation preference $4,033 as of December 31, 2025 and 2024	—	—
Series Seed-1 convertible preferred stock, $0.0001 par value per share; 1,536,006 shares authorized, issued and outstanding as of December 31, 2025 and 2024; aggregate liquidation preference $2,827 as of December 31, 2025 and 2024	—	—
Common stock, $0.0001 par value per share; 28,487,198 and 27,264,250 shares authorized as of December 31, 2025 and 2024, respectively; 10,670,829 and 10,577,374 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	87,273	56,382
Accumulated other comprehensive loss	(129)	(247)
Accumulated deficit	(55,661)	(43,462)
Total stockholders’ equity	31,484	12,674
Total liabilities and stockholders’ equity	$36,517	$15,837

The accompanying notes are an integral part of these consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2025	2024
Revenue	$4,157	$800
Operating costs and expenses:
Cost of revenue	2,728	514
Research and development	9,519	7,998
Selling, general and administrative	6,058	2,799
Grant income	(1,673)	(2,036)
Total operating costs and expenses	16,632	9,275
Loss from operations	(12,475)	(8,475)
Other expenses (income):
Change in fair value of convertible notes	—	1,492
Interest income	(446)	(88)
Finance leases interest expense	114	149
Other expense (income), net	19	(24)
Loss before income tax expense	(12,162)	(10,004)
Income tax expense	37	61
Net loss	$(12,199)	$(10,065)
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	118	(63)
Total other comprehensive income (loss)	118	(63)
Total comprehensive loss	$(12,081)	$(10,128)

Net loss per share attributable to common stockholders – basic and diluted	$(1.15)	$(0.95)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	10,638,595	10,575,252

The accompanying notes are an integral part of these consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share amounts)

	Series X		Series A-2		Series SA-2		Series A-1		Series A		Series Seed-2		Series Seed-1		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance as of December 31, 2023	—	$—	—	$—	—	$—	1,059,058	$—	2,652,734	$—	1,099,412	$—	1,536,006	$—	10,575,056	$1	$31,542	$(184)	$(33,397)	$(2,038)
Issuance of Series A-2 preferred stock, net of $485 issuance costs	—	—	1,610,103	—	—	—	—	—	—	—	—	—	—	—	—	—	10,925	—	—	10,925
Issuance of Series A-2 preferred stock upon conversion of convertible notes	—	—	163,357	—	—	—	—	—	—	—	—	—	—	—	—	—	1,158	—	—	1,158
Issuance of Series SA-2 preferred stock upon conversion of convertible notes	—	—	—	—	1,745,625	—	—	—	—	—	—	—	—	—	—	—	12,370	—	—	12,370
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,318	—	4	—	—	4
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	383	—	—	383
Foreign currency translation adjustment, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(63)	—	(63)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(10,065)	(10,065)
Balance as of December 31, 2024	—	—	1,773,460	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,577,374	$1	$56,382	$(247)	$(43,462)	$12,674
	Series X		Series A-2		Series SA-2		Series A-1		Series A		Series Seed-2		Series Seed-1		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance as of December 31, 2024	—	—	1,773,460	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,577,374	1	56,382	(247)	(43,462)	12,674
Issuance of Series A-2 preferred stock, net of $10 issuance costs	—	—	1,411,112	—	—	—	—	—	—	—	—	—	—	—	—	—	9,990	—	—	9,990
Issuance of Series X preferred stock, net of $117 issuance costs	769,114	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,871	—	—	18,871
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	93,455	—	89	—	—	89
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,941	—	—	1,941
Foreign currency translation adjustment, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	118	—	118
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(12,199)	(12,199)
Balance as of December 31, 2025	769,114	—	3,184,572	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,670,829	$1	$87,273	$(129)	$(55,661)	$31,484

The accompanying notes are an integral part of these consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(12,199)	$(10,065)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,047	1,005
Amortization of finance lease right-of-use assets	211	226
Stock-based compensation expense	1,941	383
Change in fair value of convertible notes	—	1,492
Non-cash operating lease expense	189	164
Non-cash finance lease interest expense	114	149
Change in operating assets and liabilities:
Accounts receivable	764	(651)
Contract assets	(100)	65
Prepaid expenses and other current assets	72	(76)
Other assets	(120)	(8)
Accounts payable	542	181
Accrued expenses and other current liabilities	273	230
Contract liabilities	(576)	562
Operating lease liabilities	(18)	(164)
Deferred tax assets	(29)	17
Net cash used in operating activities	$(7,889)	$(6,490)
Cash flows from investing activities:
Purchases of property and equipment	$(2,008)	(132)
Net cash flow used in investing activities	$(2,008)	$(132)
Cash flows from financing activities:
Proceeds from issuance of convertible note	$—	1,150
Proceeds from issuance of Series A-2 preferred stock	10,000	11,410
Proceeds from issuance of Series X preferred stock	18,988	—
Payment of issuance costs related preferred stock	(127)	(485)
Payment of deferred offering costs	(45)	—
Proceeds from the exercise of stock options	89	4
Principal payment on finance leases	(653)	(471)
Net cash provided by financing activities	$28,252	$11,608
Effect of exchange rate changes on cash and restricted cash	28	44
Net increase in cash and restricted cash	18,383	5,030
Cash and restricted cash at beginning of year	9,584	4,554
Cash and restricted cash at end of year	$27,967	$9,584

SEEQC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

(In thousands)

	Year Ended December 31,
	2025	2024
Cash, end of period	$27,967	$9,427
Restricted cash, included in other assets, end of period	—	157
Total cash and restricted cash, end of period	$27,967	$9,584

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$5	$122
Deferred offering costs in accounts payable and accrued expenses	$813	$—
Operating lease right of use asset obtained in exchange for lease liabilities	$1,472	$—
Reclassification of finance right-of-use asset to property and equipment upon purchase of leased equipment	$442	$—
Conversion of convertible notes into Series A-2 and Series SA-2 preferred stock	$—	$13,528

The accompanying notes are an integral part of these consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

1. Description of the Business and Basis of Presentation

Description of the Business

SeeQC, Inc. and its consolidated subsidiaries (“SEEQC”, or the “Company”) were formed to address the central challenge of realizing the significant commercial potential of quantum computing: building scalable systems capable of fault-tolerant operation. The Company’s chip-based solutions represent a digital infrastructure layer within the quantum computing value chain, designed to enable hardware developers and integrators across multiple qubit modalities to advance their systems toward scalable, fault-tolerant architectures. The Company’s technology tightly integrates quantum and classical computing environments. The Company is headquartered in Elmsford, New York, and has subsidiaries located in the United Kingdom and Italy.

SEEQC, Inc was incorporated as a Delaware corporation in 2018 by Hypres, Inc. (“Hypres” or the “Former Parent”), a leading developer of superconductor electronics. On April 22, 2019 (the “Effective Date”), the Company entered into an asset transfer agreement (or the “ATA Agreement”) with Hypres, pursuant to which Hypres agreed to transfer and assign to the Company certain intellectual property and other related assets in exchange for 6,400,000 shares of SEEQC Inc.’s common stock, par value $0.0001 per share, which was distributed to Hypres stockholders and warrant holders on a pro rata basis according to the fair value of the equity held in Hypres (the “Asset Transfer”). The Company determined that the Asset Transfer represented a transaction between entities under common control. As a result, the assets and liabilities were transferred from Hypres to the Company at Hypres’ carrying amounts on the Effective Date. As part of the ATA Agreement, the Company acquired $0.3 million of fixed assets and assumed a liability of $0.4 million due to Hypres for organizational expenses incurred as part of the formation of the Company.

Basis of Presentation

The accompanying consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These consolidated financial statements include the accounts of SeeQC, Inc., and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since its inception, the Company has funded its operations primarily with proceeds from issuances of its convertible preferred stock. The Company has incurred recurring losses and negative operating cash flows since its inception, including a net loss of $12.2 million and $10.1 million for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, the Company had an accumulated deficit of $55.7 million. The Company expects to incur additional losses as it invests in the research and development of its digital quantum computing platform for commercial businesses.

The Company expects that its existing cash of $28.0 million as of December 31, 2025 will be sufficient to fund its operating expenses and capital expenditure requirements for at least twelve months from the date these consolidated financial statements were available to be issued.

Business Combination with Allegro Merger Corporation

On January 16, 2026, Allegro Merger Corp. (“Allegro”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with the Company and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC (“Merger Sub”). Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

1. Description of the Business and Basis of Presentation (cont.)

Ther Merger Agreement contains additional covenants of the Company, including arranging a firm commitment underwritten public offering of the Company’s common stock, with gross proceeds equal to, or greater than, the lesser of (i) 150% of the aggregate gross proceeds from all Subscription Agreements (defined below) and (ii) $75.0 million, at a public offering price per share equal to, or greater than, $6.50, to be consummated prior to, or substantially concurrently with the closing of the Transactions. Additionally, in connection with the execution of the Merger Agreement, Allegro entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (collectively, the “PIPE Investors”), pursuant to which Allegro will, concurrently with, and contingent upon, the consummation of the Merger, issue shares of Allegro Common Stock to the Investors at a price of $5.00 per share and/or pre-funded common stock purchase warrants at a per share exercise price equal to $0.0001, for aggregate gross proceeds to Allegro of approximately $65.0 million (the “PIPE Investment”). The shares of Allegro Common Stock sold in the private investment in public equity will be converted into shares of SEEQC Common Stock in connection with the Merger. The closing of the Subscription Agreements is conditioned upon, among other things the substantially concurrent consummation of the Merger.

SEEQC will be considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger (i) SEEQC’s existing stockholders will have the greatest voting interest in the combined company; (ii) SEEQC’s existing stockholders will have the voting rights to control decisions regarding election and removal of a majority of the directors and officers of the combined company; (iii) SEEQC will comprise the ongoing operations of the combined company; and (iv) SEEQC existing senior management will be the senior management of the combined company.

The consideration transferred to the Allegro shareholders in the Merger consists of SEEQC Common Stock, including the shares issuable upon conversion of Allegro Rights and Allegro Warrants. As a result of SEEQC being treated as the accounting acquirer, SEEQC’s assets and liabilities will be recorded at their pre-combination carrying amounts. Allegro’s assets and liabilities will be measured and recognized at their carrying values, which are expected to approximate their fair value of the acquired cash and other non-operating assets, with no goodwill or other intangible assets recorded. As Allegro is comprised primarily of monetary asset (cash, including the cash proceeds received from the PIPE Investment prior to the Closing), the fair value of the aforementioned consideration transferred is deemed equivalent to Allegro’s assets and liabilities. Any difference between the consideration transferred and the fair value of the net assets of Allegro following the determination of the actual consideration transferred for Allegro will be reflected as an adjustment to additional paid-in capital.

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Areas of the consolidated financial statements where estimates may have the most significant effect include, but are not limited to, revenue recognition, determination of the fair value of stock-based compensation, determination of the fair value of convertible notes, and selection of useful lives of property and equipment and related depreciation and amortization methods. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the consolidated financial statements; therefore, actual results could differ from those estimates.

Foreign Currency Translation and Transactions

The Company’s reporting currency is the U.S. dollar. The Company determines the functional currency of each subsidiary based on the currency of the primary economic environment in which each subsidiary operates. The Company translates the assets and liabilities of those subsidiaries with functional currency different from the Company’s reporting currency into U.S. dollars based on the current exchange rate as of the end of the period.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Revenues and expenses are translated at average exchange rates in effect during the period. The gain or loss resulting from the process of translating foreign currency financial statements into U.S. dollars is reflected as a foreign currency cumulative translation adjustment and reported as a component of accumulated other comprehensive (loss) income. Foreign currency transaction gains and losses resulting from, or expected to result from, transactions denominated in a currency other than the functional currency are recognized in other income and expense in the consolidated statements of operations and comprehensive loss. Unrealized foreign currency transaction gains for the years ended December 31, 2025 and 2024 was zero and $18 thousand, respectively. Realized foreign currency transaction gains and losses were de minimis for the years ended December 31, 2025 and 2024.

Segment Information

The Company identifies a business component as an operating segment if: (i) it engages in business activities from which it may earn revenues and incur expenses; (ii) its operating results are regularly reviewed by the Chief Operating Decision Maker (“CODM”) to make decisions about resources to be allocated to the segment and assess its performance; and (iii) it has available discrete financial information. The Company’s CODM is the Chief Executive Officer. The CODM manages the Company’s business activities as a single operating segment and reviews financial information, operating results, and allocates resources at the consolidated level. Accordingly, the Company has only one operating segment, and therefore, one reportable segment.

Concentrations of Credit Risk and Significant Customers

Financial instruments that potentially subject the Company to credit risk consist principally of cash and accounts receivable. The Company places its cash with high credit quality financial institutions. At times, cash may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation insurance limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Concentrations within accounts receivable are generally limited due to the Company’s customer base and dispersion across different industries and geographic areas. The Company extends credit to customers based on its evaluation of the customer’s financial condition. The Company does not require that any collateral be provided by its customers.

Significant customers are those which represent 10% or more of revenues or accounts receivable balance from customers under ASC 606, Revenue from Contracts with Customers (“ASC 606”) at each consolidated balance sheet date. The following table summarizes the percentages of total sales and accounts receivable, net for customers who accounted for 10% or more of the respective amounts for the periods presented:

	Revenue		Accounts Receivable
	Years Ended December 31,		As of December 31,
	2025	2024	2025	2024
Customer A	26%	27%	39%	91%
Customer B**	11%	19%	21%	*
Customer C**	41%	20%	40%	*
Customer D	*	13%	*	*

____________

*        Indicates customer portion represented less than 10% of the total account balance in the period presented.

**      Customer B and Customer C are U.S. federal government agencies and are considered a single customer under ASC 280-10-50-42.

Cash, Cash Equivalents, and Restricted Cash

The Company considers all highly liquid investment securities with remaining maturities at the date of purchase of three months or less to be cash equivalents. The Company classifies all cash of which use is limited by contractual provisions as restricted cash. Restricted cash is recorded on the consolidated balance sheet as of December 31, 2024 within other non-current assets and includes amounts held as a security deposit for a letter of credit in connection with our corporate cards. The Company did not have any restricted cash as of December 31, 2025.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Accounts Receivable

Accounts receivable are recorded at invoice value, net of allowance for credit losses. Expected credit losses for uncollectible receivable balances consider both current conditions, such as aging criteria and specified events that indicate the balance due is not collectible, and reasonable and supportable forecasts of future conditions such as publicly available macroeconomic data and whether future credit losses are expected to differ from historical losses. The Company’s accounts receivable are primarily due from grants awarded by a United Kingdom government agency, and customers in the United States consisting of governmental agencies and commercial businesses.

As of December 31, 2025, accounts receivable included $0.5 million associated with the grant receivables from the United Kingdom government agency and $0.3 million from customers in the United States. As of December 31, 2024, accounts receivable included $0.7 million associated with the grant receivables from the United Kingdom government agency and $0.8 million from customers in the United States. As of December 31, 2025 and 2024, the Company does not have any allowances for credit losses.

Property and Equipment, Net

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Cost includes expenditures directly attributable to the acquisition of the assets and bringing the assets to a working condition intended for their use. Major expenditures for property and equipment and those which substantially increase the useful lives of the assets are capitalized. Maintenance repairs and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the statements of operations and comprehensive loss in the period of disposal.

Property and equipment acquired for a specific project is depreciated over the life of the applicable project, unless it has alternative future use. Property and equipment not acquired for a specific project, or that has alternative future use, is depreciated using the straight-line method over the estimated useful lives of the assets as follows:

Type	Estimated Useful Life
Machinery and equipment	7 years
Furniture and fixtures	4 years
Computer network equipment	3 – 4 years
Leasehold improvements	Shorter of the remaining lease term or estimated useful life

Construction-in-progress is stated at cost and includes amounts expended on property and equipment, which have not been placed into service. Such assets are not depreciated until placed in service.

Leases

The Company accounts for leases in accordance with Financial Accounting Standards Board (“FASB”) ASC 842, Leases (“ASC 842”). ASC 842 requires lessees to recognize most leases on the balance sheet with a corresponding right-to-use asset (“ROU asset”). ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. The assets and lease liabilities are recognized at the lease commencement date based on the estimated present value of fixed lease payments over the lease term. ROU assets are evaluated for impairment using the long-lived asset impairment guidance.

Leases are classified as either financing or operating, which drives the expense recognition pattern. A lease is classified as a finance lease if any one of the following criteria are met: the lease transfers ownership of the asset by the end of the lease term, the lease contains an option to purchase the asset that is reasonably certain to be exercised, the lease term is for a major part of the remaining useful life of the asset or the present value of the lease payments

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any one of these criteria. The Company has elected not to recognize leases with an original term of one year or less on the consolidated balance sheets. Options to renew a lease are not included in the lease assessment unless there is reasonable certainty that the renewal will be exercised.

The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rate, which reflects the fixed rate at which the Company could borrow on a collateralized basis the amount of the lease payments in the same currency, for a similar term, in a similar economic environment.

For its real estate and equipment leases, the Company has elected the expedient not to separate lease and non-lease components.

Deferred Offering Costs

The Company capitalizes certain legal, professional accounting and other third-party fees that are directly associated with the in-process offering and business combination with Allegro as deferred offering costs until such transaction is consummated. After consummation of such transaction, these costs are recorded as a reduction of the proceeds received from the transaction within equity. Should the business combination be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the statements of operations. The Company did not record any deferred offering costs as of December 31, 2024. As of December 31, 2025, the Company recorded deferred offering costs of $0.9 million.

Impairment of Long-Lived Assets

Long-lived assets, which consist of property and equipment, operating lease right-of-use assets, and financing lease right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of a long-lived asset or long-lived asset group may not be recoverable. Some factors the Company considers important which could trigger an impairment review include: (i) significant underperformance compared to expected historical or projected future operating results; (ii) significant changes in the Company’s use of the acquired assets or the strategy for its overall business; and (iii) significant negative industry or economic trends. The carrying amount of a long-lived asset or long-lived asset group is not recoverable if it exceeds the sum of the undiscounted future cash flows expected to result from the use and eventual disposition of the asset. The amount of impairment loss, if any, is measured as the difference between the carrying value of the asset and its estimated fair value. The Company considers expected cash flows and estimated future operating results, trends, and other available information in assessing whether the carrying value of assets is impaired. For the years ended December 31, 2025 and 2024, no impairments were recorded.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•        Level 1 — Quoted prices in active markets for identical assets or liabilities.

•        Level 2 — Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

•        Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying value of certain financial instruments of the Company, such as cash, accounts receivable, contract assets, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities, and contract liabilities approximate fair value due to the short-term nature of these assets and liabilities.

Fair Value Option for Convertible Notes

The Company elected the fair value option under ASC 825, Financial Instruments, to account for convertible notes issued during 2022 (the “2022 Convertible Notes”) and 2024 (the “2024 Convertible Notes”) and therefore did not have to bifurcate any embedded derivatives in accordance with ASC 815, Derivatives and Hedging. At issuance, the Company recorded the convertible notes at fair value and subsequently remeasured them to fair value at each reporting date until settlement. Changes in fair value were recognized as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the convertible notes were recognized in earnings as incurred and not deferred (see Note 7). The Company has not elected to present interest expense separately from changes in fair value and therefore will not present interest expense associated with the convertible notes. Any changes in fair value caused by instrument-specific credit risk are presented separately in other comprehensive income. During the year ended December 31, 2024, the Company did not record any changes in fair value related to instrument-specific credit risk. The Company’s 2022 Convertible Notes and 2024 Convertible Notes converted into shares of the Company’s Series SA-2 and Series A-2 convertible preferred stock upon issuance of the Series A-2 preferred stock in November 2024, and as such were not outstanding as of December 31, 2024. See Note 7.

Revenue Recognition

The Company’s revenue consists of revenue from quantum computing research and development projects and custom chip fabrication services for commercial entities and the U.S. government and its various agencies (either directly or as a sub-contractor). The Company’s contracts are under fixed-price or cost-reimbursable-plus-fee contractual arrangements.

The Company recognizes revenue under ASC 606.

Revenue is recognized when control of the goods and services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services. The Company recognizes revenue from contracts with customers using the five-step model outlined in ASC 606: 1) identify the contract with the customer; 2) identify the performance obligations; 3) determine the transaction price in the contract; 4) allocate the transaction price to the performance obligations in the contract; and 5) recognize revenue when, or as, the Company satisfies a performance obligation.

A performance obligation is a promise in a contract with a customer to transfer a distinct good or service to the customer and is the unit of accounting under ASC 606. Each contract is evaluated to identify performance obligations and the contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. When there are multiple performance obligations in a contract, the transaction price is allocated to each performance obligation based on its stand-alone selling price.

The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. The majority of contracts include one performance obligation as the promise to transfer services are not typically separately identifiable from other promises in its contracts, and therefore not distinct from one another. The contracts do not include variable consideration. At the inception of a contract, the transaction price is based on the current rights and does not contemplate future

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

modifications. Contracts are occasionally modified to include changes in specifications, requirements, or price, which may create new or change existing enforceable rights and obligations. Depending on the nature of the modification, the Company determines whether to account for the modification as an adjustment to the existing contract or as a separate contract. Generally, modifications are distinct and are accounted for as a separate contract.

Performance obligations are satisfied at a point in time when control of the service transfers to the customer and when title, and risk and rewards of ownership have transferred to the customer, generally upon customer acceptance. The Company’s revenue from custom chip fabrication services are recognized at a point in time upon delivery to and acceptance from the customer.

Performance obligations are satisfied over time if the customer receives and consumes the benefits as the Company performs the work, or if the services being performed for the customer relate to assets that have no alternative use and the Company has a contractual right to payment. The Company’s research and development projects are recognized over time or at a point in time, depending on the nature of the services being provided.

Revenue on fixed price research and development projects recognized over time is recognized using the input method based on the ratio of total actual incurred costs to date to the total estimated costs for each contract (“cost-to-cost method”). Under the cost-to-cost method, revenue is recorded at amounts equal to the ratio of actual cumulative costs incurred divided by total estimated costs at completion, multiplied by the total estimated contract revenue, less the cumulative revenue recognized in prior periods. Revenue on cost-reimbursable-plus-fee research and development contracts is recognized as services are performed, generally based on the allowable costs incurred during the period plus any recognizable earned fee. The Company considers fixed fees under cost-reimbursable-plus-fee contracts to be earned in proportion to the allowable costs incurred in performance of the contract.

Substantially all of the Company’s contracts with the U.S. government contain a termination for convenience clause, regardless of whether the Company is the prime contractor or the subcontractor. These clauses generally entitle the Company, upon termination for convenience, to receive the purchase price for delivered items, reimbursement of allowable work-in-process costs and an allowance for profit.

For all types of contracts, the Company recognizes anticipated contract losses as soon as they become known and estimable.

The use of contract accounting for its’ research and development projects requires judgment relative to estimating total contract revenues and costs, including assumptions relative to the length of time to complete the contract, the nature and complexity of the work to be performed, anticipated increases in wages and prices for subcontractor services and materials, and the availability of subcontractor services and materials. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract monthly to assess the contract’s schedule, performance, technical matters, and estimated cost at completion. Changes in estimates are applied when adjustments in estimated contract costs are identified, and such revisions may result in current period adjustments to earnings applicable to performance in prior periods.

Contract Assets and Liabilities

The Company records revenue from performance obligations when performance obligations are satisfied. In certain contracts billings are based on the completion of certain milestones pursuant to contractual arrangements, and the timing of revenue recognition may be different from when the Company bills or collects from a customer, which results in the recognition of a contract asset or a contract liability.

A contract asset is recognized when costs and estimated earnings in excess of billings on uncompleted contracts represent accumulated incurred costs and earned profits which have been recognized as revenue but have not yet been billed. Unbilled contract receivables are converted to billed receivables when amounts are invoiced to customers according to contractual billing terms, which generally occur when deliveries or other performance milestones are completed. A contract liability is recognized when the billings are in excess of costs and estimated earnings on

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

uncompleted contracts or when payments received for funded contracts are in excess of revenue recognized on contracts accounted for under the cost-to-cost method. Funded contracts represent firm orders for products and services for which funding has been both authorized and appropriated by the customer or the U.S. Government, in the case of U.S. government agencies. As of December 31, 2025 and 2024, all of the Company’s revenue contracts are short-term in nature with a initial contract terms of one year or less. The Company has elected the practical expedient exempting the Company from disclosure of the transaction price allocated to remaining performance obligations if the performance obligation is part of a contract that has an original expected duration of one year or less.

Cost of Revenue

Cost of revenue consists primarily of direct and indirect costs associated with the delivery of goods and services to customers. Cost of revenues include employee salaries and employee related costs, material costs, and an allocation of facility costs and depreciation expenses that directly related to the delivery of goods and services to customers.

Research and Development Costs

Costs incurred by the Company for its independent research and development (“IRD”) are expensed as incurred, pursuant to ASC 730, Research and Development. IRD costs include employee salaries and employee related costs, including stock based compensation, materials costs, and an allocation of facility costs and depreciation expense related to the Company’s IRD projects.

Selling, General, and Administrative Costs

Selling, general and administrative expenses include employee salaries and employee related costs, including stock-based compensation, professional service fees, and an allocation of facility costs and depreciation expense associated with general selling and administrative overhead activities.

Grant Income

The Company’s grant income is derived primarily from an arrangement with a United Kingdom government agency and an arrangement with a European Union government agency. The grants provide the Company with payments for certain types of expenditures in return for research and development activities over a contractually defined period. Grants awarded to the Company for research and development are outside the scope of ASC 606 and are accounted for under ASC 832, Government Assistance.

The Company recognizes grant income as reimbursable grant costs are incurred up to pre-approved award limits within a given budget period. The costs associated with these reimbursements are reflected as a component of research and development expense in the accompanying consolidated statements of operations and comprehensive loss. For each of the years ended December 31, 2025 and 2024, the Company recognized grant income of $1.7 million and $2.0 million, respectively, which is recorded within grant income as a component of total operating costs and expenses on the consolidated statements of operations and comprehensive loss. The Company recorded research and development expense of $2.3 million and $2.8 million associated with the grant income for the years ended December 31, 2025 and 2024, respectively.

The Company changed the presentation of grants amounting to $1.7 million and $2.0 million for the years ended December 31, 2025 and 2024, respectively, from grant revenue within total revenue (as previously presented) to grant income within total operating costs and expenses to reflect the economics of the grants and the effects of the grants on the Company’s operations.

Intellectual Property Matters

Research conducted by the Company often results in the invention and creation of intellectual property (“IP”). The Company has an extensive IP portfolio spread across all of the Company’s core business. Costs incurred for the filing of proprietary IP rights are expensed as incurred and recognized within selling, general, and administrative expense of the consolidated statements of operations and comprehensive loss for the years ended December 31, 2025 and 2024.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and non-employees in accordance with Financial Accounting Standards Board (“FASB”) ASC 718, Compensation — Stock Compensation (“ASC 718”). Stock-based compensation expense of the Company relates to equity awards issued by the Company to its employees and non-employees under its 2019 Equity Incentive Plan (the “2019 Plan”), including stock options and restricted stock awards with both service and performance-based vesting conditions.

The Company measures and records compensation expense related to stock-based awards based on the fair value of those awards as determined on the date of grant. The Company recognizes stock-based compensation expense over the requisite service period, which generally represents the vesting period during which an employee provides service in exchange for the award. Compensation expense for awards to non-employees is recognized in the same manner as if the Company had paid cash in exchange for the goods or services, which is generally over the vesting period of the award. Forfeitures are accounted for as they occur. Stock-based compensation expense for service-only based awards is recognized on a straight-line basis. Stock-based compensation expense for awards with both performance and service-based vesting conditions is recognized over the requisite service period using an accelerated attribution method, once the performance conditions are considered probable of being achieved, using management’s best estimates.

The fair value of each restricted stock award granted is measured on the date of grant at the estimated fair value of the common stock. The fair value of each stock option grant is estimated on the date of the grant using the Black-Scholes-Merton (“Black-Scholes”) option-pricing model, which requires the use of subjective assumptions. The Company calculates the fair value using the following assumptions:

Expected Volatility — The Company estimated volatility for option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the option grant for a term that is approximately equal to the options’ expected term.

Expected Term — The expected term of the Company’s options represents the period that the stock-based awards are expected to be outstanding. As the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior, the Company has elected to estimate its expected term by using the midpoint between the requisite service period and the contractual term.

Risk-Free Interest Rate — The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero-coupon issues with a term that is approximately equal to the options’ expected term at grant date.

Dividend Yield — The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

Because the Company is privately held and there has historically been no public market for its stock, the fair value of the Company’s equity is determined by the Company’s Board of Directors, with inputs from management, considering third-party valuations of its common stock as well as the Company’s Board of Directors’ assessment of additional objective and subjective factors that it believed were relevant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The Company accounts for forfeitures as they occur. For awards forfeited before completion of the requisite service period, previously recognized compensation expense is reversed in the period the award is forfeited.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Convertible Preferred Stock

ASC 480-10-S99-3A(2) of the SEC’s Accounting Series Release N0. 268 (“ASR 268”) requires preferred securities that are redeemable for cash or other assets to be classified outside of permanent equity if they are redeemable (i) at a fixed or determinable price on a fixed or determinable date, (ii) at the option of the holder, or (iii) upon the occurrence of an event that is not solely within the control of the issuer. Preferred securities that are mandatorily redeemable are required to be classified by the issuer as liabilities whereas under ASR 268, a company should classify a preferred security whose redemption is contingent on an event not entirely in control of the issuer as mezzanine equity. The Company’s convertible preferred stock contains redemption rights in a liquidation event and deemed liquidation event which are contingent upon events that are within the Company’s control, and therefore the Company’s convertible preferred stock is presented in permanent equity. Consistent with permanent equity classification, the carrying values of the convertible preferred stock is recorded at par value and proceeds received in excess of par are recorded in additional paid-in capital.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statements and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize our deferred tax assets in the future in excess of their net recorded amount, it would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740, Income Taxes (“ASC 740”) on the basis of a two-step process in which (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, it recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations. As of December 31, 2025 and 2024, no accrued interest or penalties are included in the consolidated balance sheets.

Comprehensive Loss

Comprehensive loss consists of two components including net loss and total other comprehensive (loss) income after taxes. The Company’s total other comprehensive (loss) income consists of foreign currency translation adjustments that result from consolidation of its foreign subsidiaries.

Net Loss per Share

The Company calculated basic and diluted net income (loss) per share attributable to common stockholders using the two-class method required for companies with participating securities. The Company considers its convertible preferred stock to be a participating security as the holders are entitled to receive non-cumulative dividends on a pari passu basis in the event that a dividend is paid on common stock.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Under the two-class method, basic net income (loss) per share available to common stockholders was calculated by dividing the net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period. During net loss periods, the net loss available to common stockholders was not allocated to the convertible preferred stock as the holders of convertible preferred stock did not have a contractual obligation to share in losses. Diluted net income (loss) per share available to common stockholders was computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period. During periods of loss, convertible preferred stock, stock options and convertible notes were considered common stock equivalents but had been excluded from the calculation of diluted net loss per share available to common stockholders as their effect was anti-dilutive. In periods in which the Company reports a net loss available to common stockholders, diluted net loss per share available to common stockholders is the same as basic net loss per share available to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported net losses available to common stockholders for the years ended December 31, 2025 and 2024.

Recently Adopted Accounting Pronouncements

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832):    Accounting for Government Grants Received by Business Entities, which adds guidance to ASC 832 on the recognition, measurement, and presentation of government grants. In developing the ASU’s recognition and measurement framework, the FASB largely leveraged the guidance in IAS 20, to which many for-profit entities that apply U.S. GAAP have historically analogized when accounting for government grants. The ASU is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2025-10 on January 1, 2024. There was no impact on the Company’s consolidated financial statements as a result of this adoption.

In December 2023, the FASB finalized ASU No. 2023-09, Income Taxes (Topic 740):    Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires a company’s annual consolidated financial statements to include consistent categories and greater disaggregation of information in the rate reconciliation, and income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for the Company’s annual reporting periods beginning after December 15, 2025. The Company adopted ASU 2023-09 on January 1, 2025 using a full retrospective method of transition. Refer to Note 12.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40):    Disaggregation of Income Statement Expenses, which is intended to enhance transparency into the nature and function of expenses. The amendments require that on an annual and interim basis, entities disclose disaggregated operating expense information about specific categories, including purchases of inventory, employee compensation, depreciation, amortization and depletion. This guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company will evaluate the impact of the guidance on its financial statements in advance of the adoption date.

In June 2025, the FASB issued ASU 2025-03 — Business Combinations (Topic 805) and Consolidation (Topic 810):    Determining the Accounting Acquirer in a Variable-Interest Entity. This standard clarifies that when a business combination is effected primarily by exchanging equity interests and the legal acquiree is a variable-interest entity (“VIE”) that meets the definition of a business, entities must identify the accounting acquirer using the factors in ASC 805-10-55-12 through 55-15, rather than relying solely on the VIE consolidation model. The ASU is effective for years beginning after December 15, 2026, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

3. Fair Value Measurements

The Company had no financial assets or liabilities that required fair value measurement as of December 31, 2025 and 2024. During the year ended December 31, 2024, the Company had Level 3 financial liabilities that were measured at fair value on a recurring basis, which included 2022 Convertible Notes and 2024 Convertible Notes (together the “Convertible Notes’).

Convertible Notes

The Company elected the fair value option to account for its Convertible Notes. The fair value of the Convertible Notes was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. At each reporting period, and upon conversion of the Convertible Notes in 2024, the Company recorded an adjustment to mark-to-market the outstanding Convertible Notes to their fair value, with the change in fair value being presented within other income and expense in the consolidated statements of operations.

The Company determined the fair value of the Convertible Notes based on the proceeds received for the Convertible Notes; the terms of the Convertible Notes, including the rate at which the notes convert into equity securities; the probability and timing of conversion scenarios and; the fair value of the underlying equity shares. The Company estimated the probability and timing of the qualified equity financing based on management’s assumptions and knowledge of specified events at issuance and as of each reporting date.

The following table provides a roll-forward of the aggregate fair value of the Company’s Convertible Notes for which fair value was determined using Level 3 inputs (in thousands):

	2022 Convertible Notes	2024 Convertible Notes
Fair value at December 31, 2023	$10,886	$—
Issuance of convertible notes	—	1,150
Change in fair value	1,484	8
Conversion of Notes upon issuance of Series A-2 Preferred Stock and Series SA-2 Preferred Stock	(12,370)	(1,158)
Fair value at December 31, 2024	$—	$—

The Company recorded an expense of $1.5 million for changes in the fair value of the Convertible Notes in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2024. As of December 31, 2025 and 2024 the Company did not have any outstanding Convertible Notes.

4. Revenue Recognition

The Company’s revenue from contracts with customers, excluding grant revenues, by type of contracts are summarized as follows (in thousands):

	Year Ended December 31,
	2025	2024
Fixed price	$3,699	$645
Cost-reimbursable	458	155
Total revenue from customers	$4,157	$800

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

4. Revenue Recognition (cont.)

The following table summarizes the timing of revenue recognition from contracts with customers (in thousands):

	Year Ended December 31,
	2025	2024
Revenue recognized at a point in time	$2,607	$431
Revenue recognized over time	1,550	369
Total revenue from customers	$4,157	$800

Contract Balances from Contracts with Customers

As of December 31, 2025 and 2024, the Company recognized $0.1 million and $21 thousand of contract assets, respectively. The contract asset is reclassified to accounts receivable when the customer is invoiced based on the contractual billing schedule.

Contract liabilities represents the dollar value of funded orders for work which has been invoiced or paid for and has not been performed. Contract liabilities activities are summarized as follows (in thousands):

	As of December 31,
	2025	2024
Balance at beginning of period	$579	$17
Recognition of revenue	(579)	(17)
Deferral of revenue	—	579
Balance at end of period	$—	$579

As of December 31, 2025, the Company had no deferred revenue recorded on its consolidated balances sheet. As of December 31, 2024 the Company had $0.6 million of deferred revenue recorded as a contract liability on its consolidated balance sheet, which was recognized in full during the year ended December 31, 2025.

5. Property and Equipment

Property and equipment, net consists of the following as of the following periods (in thousands):

	As of December 31,
	2025	2024
Machinery and equipment	11,505	$9,784
Furniture and fixtures	108	108
Computer network equipment	36	36
Leasehold improvements	1,108	1,106
Construction in progress	921	204
Total property and equipment	13,678	11,238
Less: Accumulated depreciation	(9,594)	(8,484)
Property and equipment, net	4,084	$2,754

Depreciation expense for each of the years ended December 31, 2025 and 2024 was $1.0 million and has been allocated and recognized within cost of revenue, research and development and selling, general and administrative of the consolidated statements of operations and comprehensive loss.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following for the periods below (in thousands):

	As of December 31,
	2025	2024
Professional expenses	$296	$108
Utilities	46	95
Deferred financing costs	787	100
Legal	67	84
Employee Compensation	131	20
Other	275	134
Total accrued expenses and other current liabilities	$1,602	$541

7. Convertible Notes

2022 Convertible Notes

In November 2022, the Company issued the 2022 Convertible Notes for a total principal amount of $8.9 million. The 2022 Convertible Notes accrue interest at 6% per annum and were payable concurrently with repayment of the principal amount. Repayment of principal and interest was due on their maturity in November 2024.

The 2022 Convertible Notes were optionally convertible into the Company’s most senior preferred stock at maturity and were subject to automatic conversion upon (i) an issuance of equity securities resulting in gross proceeds of at least $20.0 million, (ii) an initial public offering or (iii) a De-SPAC transaction.

The Company elected the fair value option to account for the 2022 Convertible Notes. The Company recorded the 2022 Convertible Notes at fair value and subsequently remeasured them to fair value at each reporting date. Changes in fair value were recognized as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the 2022 Convertible Notes were recognized in earnings as incurred.

The 2022 Convertible Notes were converted according to their terms in November 2024 into 1,745,625 shares of Series SA-2 Convertible Preferred Stock in connection with the Series A-2 Convertible Preferred Stock financing.

2024 Convertible Notes

In September 2024, the Company issued the 2024 Convertible Notes for a total principal amount of $1.2 million. The 2024 Convertible Notes accrue interest at 6% per annum and were payable concurrently with repayment of the principal amount, due upon their maturity in September 2025.

The 2024 Convertible Notes were optionally convertible into the Company’s most senior preferred stock at maturity and were subject to automatic conversion upon (i) an equity financing resulting in gross proceeds of at least $5.0 million or (ii) a change in control.

The Company elected the fair value option to account for the 2024 Convertible Notes. The Company recorded the 2024 Convertible Notes at fair value and subsequently remeasured them to fair value at each reporting date. Changes in fair value were recognized as a component of other income (expense), net in the consolidated statements of operations and comprehensive loss. As a result of applying the fair value option, direct costs and fees related to the issuance 2024 Convertible Notes of $18 thousand were recognized in earnings as incurred in 2024.

The 2024 Convertible Notes were converted according to their terms in November 2024 into 163,357 shares of Series A-2 Convertible Preferred Stock in connection with the Series A-2 Convertible Preferred Stock financing.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

8. Convertible Preferred Stock

The Company has issued Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series SA-2 Preferred Stock, and Series X Preferred Stock (collectively the “Preferred Stock”).

On November 1, 2024 the Company entered into a Series A-2 Preferred Stock Purchase Agreement to issue Series A-2 Preferred Stock and Series SA-2 Preferred Stock, with new and existing investors. The initial closing on November 1, 2024 consisted of (i) the issuance and sale of 1,610,103 shares of Series A-2 Preferred Stock at $7.0866 per share for an aggregate purchase price of $11.4 million, (ii) the issuance of 163,357 shares of Series A-2 Preferred Stock at $7.0866 per share upon the conversion of the principal and accrued and unpaid interest of the 2024 Convertible Notes of $1.2 million, and (iii) the issuance of 1,745,625 shares of Series SA-2 Preferred Stock at $5.6693 per share upon the conversion of the principal and accrued and unpaid interest of the 2022 Convertible Notes of $9.9 million. The issuance price of Series SA-2 Preferred Stock represents a 20% discount from the purchase price of Series A-2 Preferred Stock, granted to the Holders of the 2022 Convertible Notes under the terms of the note agreement. During the first quarter of 2025, the Company issued and sold an additional 1,411,112 shares of Series A-2 Preferred Stock at $7.09 per share for gross proceeds of $10.0 million with terms consistent with the Series A-2 Preferred Stock issued in November 2024.

On November 25, 2025 the Company entered into a Series X Preferred Stock Purchase Agreement to issue Series X Preferred Stock with new and existing investors. The initial closing on November 25, 2025 consisted of the issuance and sale of 319,753 shares of Series X Preferred Stock at $24.6883 per share for an aggregate purchase price of $7.9 million. During November and December 2025, the Company completed additional closings for the issuance and sale of 449,361 shares of its Series X preferred stock at $24.6883 per share for an aggregate purchase price of $11.1 million.

Preferred Stock consisted of the following as of the periods below:

December 31, 2025
Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference	Aggregate Liquidation Preference
Series Seed-1	1,536,006	1,536,006	$1.84	$2,827,019
Series Seed-2	1,099,412	1,099,412	$3.67	4,032,973
Series A-1	1,059,058	1,059,058	$5.06	5,362,328
Series A	2,652,734	2,652,734	$6.49	17,219,957
Series SA-2	1,745,624	1,745,625	$5.67	9,896,472
Series A-2	3,184,572	3,184,572	$7.09	22,567,788
Series X	1,012,265	769,114	$24.69	18,988,117
	12,290,032	12,046,521		$80,894,654
December 31, 2024
Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference	Aggregate Liquidation Preference
Series Seed-1	1,536,006	1,536,006	$1.84	$2,827,019
Series Seed-2	1,099,412	1,099,412	$3.67	4,032,973
Series A-1	1,059,058	1,059,058	$5.06	5,362,328
Series A	2,652,734	2,652,734	$6.49	17,219,957
Series SA-2	1,745,625	1,745,625	$5.67	9,896,472
Series A-2	2,822,222	1,773,460	$7.09	12,567,802
	10,915,057	9,866,295		$51,906,551

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

8. Convertible Preferred Stock (cont.)

Voting

Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as a single class with the common stock of the Company.

Dividends

The holders of Preferred Stock are entitled to noncumulative dividends in preference to any dividend on the common stock when, as, and if declared by the Company’s board of directors and participate pro rata in any dividends paid on the common stock on an as-if-converted basis.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are also entitled to receive in preference to the holders of the common stock the greater of: a) a per share amount equal to their respective original purchase price plus any dividend declared but unpaid; or b) the amount to be paid on the common stock on an as-if-converted basis (the “Liquidation Amount”). The remaining assets would be distributed to the common stockholders. If the assets to be paid to the holders of Preferred Stock in a liquidation event are insufficient to cover the full Liquidation Amount of each class of Preferred Stock, each class of Preferred Stock would share ratably in the proceeds available for distribution.

Conversion

Each share of Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. Upon either (a) the closing of the sale of shares of common stock to the public at a price per share of at least $21.2598 in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds to the Company or (b) at such time when at least 66.67% of the holders of Preferred Stock have specified by vote or written consent, the shares of Preferred Stock are also subject to mandatory conversion into shares of common stock, at the then effective conversion rate. As of December 31, 2025 and 2024, the conversion ratio for the Preferred Stock was one-to-one, as the conversion rate is based on the initial issuance price. The Company must keep available for issuance such number of common stock necessary to effect such conversion of all outstanding shares of the Preferred Stock.

9. Common Stock

Holders of the Company’s convertible preferred stock and common stock are entitled to one vote per share. The voting, dividend, and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the Company’s convertible preferred stock.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

9. Common Stock (cont.)

The Company had reserved shares of common stock for issuance in connection with the following, as of the below periods:

	As of December 31,
	2025	2024
Conversion of Series Seed-1	1,536,006	1,536,006
Conversion of Series Seed-2	1,099,412	1,099,412
Conversion of Series A-1	1,059,058	1,059,058
Conversion of Series A	2,652,734	2,652,734
Conversion of Series SA-2	1,745,625	1,745,625
Conversion of Series A-2	3,184,572	1,773,460
Conversion of Series X	769,114	—
Exercise of stock options authorized	3,307,849	1,617,266
Common stock reserved for issuance	15,354,370	11,483,561

10. Stock-Based Compensation

Effective April 3, 2019, the 2019 Equity Incentive Plan (the “Plan”) was established for the purpose of furthering the growth and success of the Company by enabling directors, officers, employees, and consultants to acquire shares of common stock of the Company. The Plan provides for the Company to grant incentive stock options or nonqualified stock options, restricted stock awards, and other stock-based awards.

The maximum number of shares authorized for issuance under the Plan is 5,050,895. The number of shares of common stock reserved for issuance under the Plan at any time is the maximum number of shares which may be purchased pursuant to outstanding options at that specific point in time. Shares that are expired, terminated, surrendered or canceled without having been fully exercised will be available for future awards. As of December 31, 2025, 743,113 shares were available for future grants under the Plan.

The Company typically grants stock options to employees and non-employees at exercise prices deemed by the Board to be equal to the fair value of the common stock at the time of grant. For accounting purposes, a retrospective fair value assessment of the common stock was performed for stock option grants to determine the fair value of the Company’s common stock and to calculate stock-based compensation expense. The reassessed values were based, in part, upon third-party valuations of our common stock prepared as of each grant date on a retrospective basis.

Stock Options

The stock options vest in accordance with specific option agreements and have a ten-year contractual term

The following table is a summary of activity for stock options for the year ended December 31, 2025 (in thousands, except share and per share amounts):

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Outstanding as of January 1, 2025	1,617,266	$1.10	6.21	$1,539
Granted	1,949,286	1.70
Exercised	(93,455)	0.95
Forfeited	(165,248)	1.28
Outstanding as of December 31, 2025	3,307,849	$1.45	6.16	$37,188
Unvested as of December 31, 2025	1,489,339	$1.71	7.09	$16,347
Exercisable or vested as of December 31, 2025	1,818,510	$1.23	5.39	$20,841

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

10. Stock-Based Compensation (cont.)

The aggregate intrinsic value represents the difference between the fair value of the Company’s common stock at the end of the year and the exercise price, multiplied by the quantity of the options.

The weighted average grant date fair value of options granted for the year ended December 31, 2025 was $2.85. Included within the total stock options outstanding as of December 31, 2025 are 828,750 stock options to purchase common stock which have performance-based vesting criteria and were granted to certain officers of the Company during 2025 (the “2025 Performance Options”). The 2025 Performance Options will vest in full upon either a change of control event, as defined within the Plan, or in the event of a transaction or series of transaction in which the Company completes a significant combination, acquisition or merger.

Total compensation cost not yet recognized related to unvested stock options was $4.0 million as of December 31, 2025, of which $1.8 million is related to service based awards and is expected to be recognized over a weighted average period of 2.18 years and $2.3 million is related to the performance based awards which will not be recognized until either a change of control event or a transaction or series of transaction in which the Company completes a significant combination, acquisition or merger occurs.

The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model. The assumptions used to estimate the fair value of stock options granted under the Plan for the periods below are as follows:

	Year Ended December 31,
	2025	2024
Weighted average expected volatility	72.86%	43.47%
Weighted average expected term in years	4.23	5.62
Risk-free interest rate	3.91 – 4.36%	4.29% – 4.30%
Expected dividend yield	0%	0%
Fair value of common stock	$3.83	$2.05

Restricted Common Stock Awards

The Company has granted restricted common stock awards with service and performance based vesting conditions to employees of the Company. Unvested shares of restricted common stock may not be sold or transferred by the holder, except for transfers for estate planning purposes in which the transferee agrees to remain bound by all restrictions set forth in the original common stock purchase agreement. These restrictions lapse over the vesting term of each award.

On October 28, 2020, two of the Company’s Founders purchased 485,527 shares of the Company’s common stock at a purchase price of $1.45 per share, under the terms of a restricted stock award granted under the 2019 Plan (the “Founders Awards”). The Founders Awards are to vest in equal monthly installments over four years. In exchange for the shares, the Company received two partial-recourse promissory notes (the “Partial Recourse Notes”) from the Founders, whereby 50% of the unpaid principal balance and accrued interest is collateralized by the Founders’ personal assets with the remaining half of the unpaid principal balance and accrued interest being collateralized by the underlying shares. The Partial Recourse Notes had a total principal amount of $0.7 million, equivalent to the fair value of the awards issued, with an annual interest rate of 0.38%.

The Company has accounted for the Partial Recourse Notes as non-recourse in their entirety. As such, the Partial Recourse Notes received by the Company as consideration for the issuance of the Founders Awards have been considered a stock option for accounting purposes, as the substance is similar to the grant of an option until the note is settled. The fair value of the Founder Awards issued in exchange for the Partial Recourse Notes was estimated on the grant date using the Black-Scholes option pricing model. The exercise price is the principal due on the Partial Recourse Note. The fair value of the award was determined to be $0.88 per share and is recognized over the requisite service period, which represents the vesting period.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

10. Stock-Based Compensation (cont.)

The Company recognized $0.1 million of stock-based compensation expense related to the Founders Awards for the year ended December 31, 2024. As of December 31, 2024, the Founders Awards have fully vested and there is no remaining stock-based compensation to recognize as of December 31, 2024.

In October 2025, the Company granted 329,104 restricted common stock awards to an employee of which 164,552 shares are subject to service based vesting over four years and 164,552 are subject to vesting based on certain performance criteria. Of the 164,552 performance based restricted stock awards, 25% are subject to vesting upon execution of two new commercial contracts and the remaining 75% are subject to vesting upon the completion of certain liquidity events. As of December 31, 2025 none of the performance criteria related to the awards have been achieved or are deemed probable of being achieved, and as such no stock-based compensation expense has been recorded associated with the performance awards. During the year ended December 31, 2025 the Company recognized $0.1 million of stock based compensation expense associated with the service based portion of the award.

A summary of the activity of the restricted common stock under the Plan during the year ended December 31, 2025 is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2025	—	$—
Granted	329,104	10.60
Vested	—	—
Unvested as of December 31, 2025	329,104	$10.60

Stock-based compensation expense for the years ended December 31, 2025 and 2024, respectively, consisted of the following (in thousands):

	Year Ended December 31,
	2025	2024
Research and development	$1,416	$224
Selling, general, and administrative	525	159
Total stock-based compensation expense	$1,941	$383

11. Leases

The Company leases facilities for its fab, lab and office space, and equipment under its various lease agreements.

The Company’s leases include fixed lease payments which may include escalation terms based on a fixed percentage or may vary based on an inflation index or other market adjustments. Escalations resulting from changes in inflation indices and market adjustments, as well as other lease costs that depend on the use of the underlying asset, are not considered lease payments when calculating the lease liability or ROU asset. Instead, such payments are accounted for as variable lease cost when the condition that triggers the variable payment becomes probable. Variable lease cost includes contingent rent payments for office space based on the percentage occupied by the Company in addition to common area charges and other charges that are variable in nature.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

11. Leases (cont.)

Summary of Lease Cost

The components of lease cost under ASC 842 are as follows for the below periods (in thousands):

	Year Ended December 31,
	2025	2024
Finance lease cost:
Amortization of finance lease right-of-use asset	$211	$221
Interest on finance lease liabilities	114	149
Operating lease costs:
Lease cost	310	192
Variable lease cost	174	167
Total lease cost	809	$729

Supplemental disclosure of cash flow information related to leases are as follows for the below periods (in thousands):

	Year Ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$139	$191
Operating cash flows from finance leases	$114	$149
Financing cash flows from finance leases	$653	$471

The weighted-average remaining lease term and discount rate were as follows for the below periods:

	Year Ended December 31,
	2025	2024
Weighted-average remaining lease term
Finance leases	2.2 years	2.6 years
Operating leases	10.2 years	1.0 years
Weighted-average discount rate
Finance leases	12.5%	11.9%
Operating leases	15.3%	11.6%

The following table summarizes the minimum lease payments of the Company’s operating and finance lease liabilities as of December 31, 2025 (in thousands):

	Operating	Finance
2026	$236	$293
2027	369	381
2028	380	152
2029	391	—
2030	403	—
Thereafter	2,359	—
Total future minimum lease payments	$4,138	$826
Less: tenant improvement allowance	(389)	—
Less: imputed interest	(2,170)	(114)
Present value of lease liability	1,579	712

Current portion of lease liability	$24	$223
Non-current portion of lease liability	$1,555	$489

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

11. Leases (cont.)

In December 2024, the Company executed a 3-year lease of equipment expecting to commence in 2026 with expected future payments of approximately $1.3 million.

12. Income Taxes

The components of loss before income tax expense for the reporting period was as follows (in thousands):

	Year Ended December 31,
	2025	2024
Domestic	(11,348)	$(8,229)
Foreign	(814)	(1,775)
Loss before income tax expense	(12,162)	$(10,004)

The Company recognized income tax expense for the years ended December 31, 2025 and 2024 as follows (in thousands):

	Year Ended December 31,
	2025	2024
Current expense:
Foreign	$72	$43
Total current expense:	72	43

Deferred (benefit) expense:
Foreign	(35)	18
Total deferred (benefit) expense:	(35)	18
Total income tax expense:	$37	$61

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate for the reporting periods below is as follows:

	Year Ended December 31,
	2025		2024
	Amount	Percent	Amount	Percent
US federal statutory tax rate	$(2,554)	21.0%	$(2,101)	21.0%
State and local income taxes, net of federal income tax effect	—	—%	—	—%
Foreign tax effects:
Italy:
Imputed income	76	(0.6)%	117	(1.0)%
Other	(19)	0.2%	(29)	0.2%
Other foreign jurisdictions	(22)	0.2%	(55)	0.5%
Effect of changes in tax laws or rates	—	—%	—	—%
Effect of cross-border tax laws:
Net CFC tested income:	—	—%	—	—%
Tax Credits	—	—%	—	—%
Change in valuation allowance	2,163	(17.8)%	1,359	(11.2)%
Nontaxable or nondeductible items:
Change in fair value of convertible notes	—	—%	314	(2.6)%
Other	220	(1.8)%	56	(0.5)%
Changes in unrecognized tax benefits	173	(1.4)%	400	(3.3)%
Other Adjustments	—	—%	—	—%
Effective tax rate	$37	(0.3)%	$61	(0.6)%

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

12. Income Taxes (cont.)

The Company’s effective tax rate includes the effects of state and local income taxes, net of the federal income tax benefit, which are primarily attributable to New York, where the Company has significant business activities. This state has a higher effective tax rate compared to other jurisdictions where the Company operates.

The components of deferred tax assets (liabilities) for the reporting periods below is as follows (in thousands):

	Year Ended December 31,
	2025	2024
Deferred tax assets:
Net operating loss carryforwards	$7,989	$5,750
Lease liabilities	568	369
Sec. 174 R&D	1,914	2,356
Other	390	144
Total deferred tax assets	10,861	8,619
Valuation allowance	(10,062)	(7,793)
Net deferred tax assets	799	826
Deferred tax liabilities:
Fixed assets	(293)	(477)
Right-of-use assets	(598)	(470)
Net deferred tax liabilities	(891)	(947)
Net deferred tax assets (liabilities)	$(92)	$(121)

As of December 31, 2025 and 2024, the Company had $30.4 million and $21.2 million of U.S. federal net operating loss carryforwards respectively, which has an unlimited carryforward period for the entire balance. As of December 31, 2025 and 2024, the Company had $23.0 million and $19.2 million of state net operating loss carryforwards respectively, which begins to expire in 2039.

As of December 31, 2025, the Company had $5.1 million of foreign net operating loss carryforwards, which is comprised of $5.0 million in the United Kingdom and less than $0.1 million in Italy. The net operating loss carryforwards in both the United Kingdom and Italy have an unlimited carried forward period. As of December 31, 2024, the Company had $4.3 million of foreign net operating loss carryforwards, which is comprised of $4.2 million in the United Kingdom and less than $0.1 million in Italy. The net operating loss carryforwards in both the United Kingdom and Italy have an unlimited carried forward period.

The future realization of the tax benefits from existing temporary differences and tax attributes ultimately depends on the existence of sufficient taxable income. The Company assesses the realizability of its deferred tax assets at each balance sheet date. In assessing the realization of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers the projected future taxable income, expected reversal of existing deferred tax liabilities, and tax planning strategies in making this assessment. After consideration of all available evidence, both positive and negative, the Company determined that it is not more likely than not that its net deferred tax assets will be realized in the foreseeable future. As a result, the Company increased its valuation allowance by $2.3 million and $1.8 million as of December 31, 2025 and 2024, respectively.

The Company’s valuation allowance for the years ended December 31, 2025 and 2024 is as follows (in thousands):

	Year Ended December 31,
	2025	2024
Valuation allowance at beginning of year	$7,793	$5,980
Increases recorded to income tax provision	2,269	1,813
Valuation allowance at end of year	$10,062	$7,793

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

12. Income Taxes (cont.)

The Company does not provide for U.S. Federal, state, and applicable foreign income and withholding taxes on the financial reporting basis over the tax basis of its foreign subsidiary investments because the Company has the intentions and ability to indefinitely reinvest any potential undistributed earnings of its foreign subsidiaries. As a result, deferred taxes have not been recorded for the outside basis differences in its foreign subsidiaries as of December 31, 2025 and 2024 to the extent such differences are expected to result in future taxable income upon repatriation. The Company reviews its ability and intentions to indefinitely reinvest its potential foreign earnings at each balance sheet. At this time, determination of the unrecognized deferred tax liabilities for temporary differences related to the Company’s investment in non-US subsidiaries is not practicable.

The future realization of the Company’s net operating loss carryforwards and other tax attributes may also be limited by the change in ownership rules under the U.S. Internal Revenue Code Section 382. Under Section 382, if a corporation undergoes an ownership change (as defined), the corporation’s ability to utilize its net operating loss carryforwards and other tax attributes to offset income may be limited. Although the Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes, it will do so once it reaches profitability.

The Tax Cuts and Jobs Act (“TCJA”) requires taxpayers to capitalize and amortize research and development (“R&D”) expenditures under section 174 for tax years beginning after December 31, 2021. This rule became effective for the Company during 2022. These costs were required to be amortized for tax purposes over 5 years for R&D performed in the U.S. and over 15 years for R&D performed outside of U.S.

The One Big Beautiful Bill Act (“OBBBA”) was passed and became effective for the Company during 2025. The legislation includes, among other provisions, permanent full expensing for certain business assets, changes to the interest deduction limitation under Section 163(j), amendments to international tax provisions including the global intangible low-taxed income (“GILTI”) and foreign-derived intangible income (“FDII”) regimes, the permanent extension of the controlled foreign corporation (“CFC”) look-through rule, as well as modifications to the treatment of research and development expenditures mentioned above.

Congress modified the treatment for research and development expenditures by adding new Section 174A, which applies for tax years beginning after December 31, 2024. Section 174A permits the immediate deduction of domestic R&D expenditures or, at the taxpayer’s election, capitalization and amortization over a period of at least five years beginning when the related benefits are first realized. Foreign R&D expenditures continue to be capitalized and amortized over 15 years. Transition provisions allow taxpayers either to continue amortizing amounts capitalized under the TCJA rules or to deduct remaining unamortized domestic R&D expenditures in the first tax year beginning after December 31, 2024. The Company has elected to continue amortizing previously capitalized domestic R&D expenditures over the remaining amortization period permitted under OBBBA. As of December 31, 2025 and 2024, the Company had $7.9 million and $8.5 million of net capitalized R&D expenditures respectively, that begins to be fully amortized in 2027.

The calculation and assessment of the Company’s income tax exposures generally involves the uncertainties in the application of complex tax laws and regulations for federal, state, and foreign jurisdictions. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon local tax examination including resolutions of any related appeals or litigation on the basis of the technical merits.

The Company’s major jurisdictions where it files income tax returns and therefore subject to tax examinations by local tax authorities are in the US and UK. The Company is not currently under examination for income taxes, and is not aware of any issues under review that could result in significant payments, accruals or material deviation from its tax positions. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examination by local tax authorities to the extent utilized in a future period. The statute of limitations for the Company have generally expired for tax years prior to 2019.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

12. Income Taxes (cont.)

As of December 31, 2025, the Company recorded unrecognized tax benefits of $1.4 million, which if recognized would impact the effective tax rate by $0.1 million. As of December 31, 2024, the Company recorded unrecognized tax benefits of $1.1 million, which if recognized would impact the effective tax rate by less than $0.1 million. As of December 31, 2025 and 2024, the Company has not recorded any interest and penalties. The Company’s policy is to recognize interest and penalties related to uncertain tax positions in the provision for income taxes.

The following table summarizes the activity related to the Company’s total unrecognized tax benefits (in thousands):

	Year Ended December 31,
	2025	2024
Unrecognized tax benefits, beginning of period	$1,101	$707
Increases for current year tax positions	183	394
Foreign exchange impact	80	—
Unrecognized tax benefits, end of period	$1,364	$1,101

13. Net Loss per Share

The following table sets forth the computation of net loss per common share (in thousands except share and per share amounts):

	Year ended December 31
	2025	2024
Net loss per share
Numerator
Net loss	$(12,199)	$(10,065)
Numerator for basic and diluted net loss per share	$(12,199)	$(10,065)

Denominator
Weighted average common shares outstanding	10,638,595	10,575,252
Denominator for basic and diluted loss per share	10,638,595	10,575,252

Net loss per share
Basic and diluted	$(1.15)	$(0.95)

The Company’s convertible preferred stock are participating securities, which requires the application of the two-class method to calculate basic and diluted earnings per share. The two-class method does not apply during periods of net loss since preferred stockholders are not contractually obligated to share in net losses of the Company. Accordingly, no allocation of net loss was made to preferred stockholders during the years ended December 31, 2025 and 2024.

The Company’s potentially dilutive securities, which include convertible preferred stock and stock options to purchase common stock, have been excluded from the computations of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

13. Net Loss per Share (cont.)

and diluted net loss per share is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Year ended December 31,
	2025	2024
Series Seed-1 (as converted to common stock)	1,536,006	1,536,006
Series Seed-2 (as converted to common stock)	1,099,412	1,099,412
Series A-1 (as converted to common stock)	1,059,058	1,059,058
Series A (as converted to common stock)	2,652,734	2,652,734
Series SA-2 (as converted to common stock)	1,745,625	1,745,625
Series A-2 (as converted to common stock)	3,184,572	1,773,460
Series X (as converted to common stock)	769,114	—
Stock options to purchase common stock	3,307,849	1,617,266
Unvested restricted common stock	329,104	—
	15,683,474	11,483,561

14. 401K Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees (the “401k Plan”). Participants can make voluntary contributions subject to certain Internal Revenue Code limitations. The Company matches 100% of each employee’s contributions up to 4% of an individual’s compensation or the limits set by the Internal Revenue Service. The Company’s contributions to the 401k Plan were $0.2 million for each of the years ended December 31, 2025 and 2024, which is allocated and recognized within cost of revenue, research and development and selling, general and administrative of the consolidated statements of operations and comprehensive loss.

15. Related-Party Transactions

Partial Recourse Notes from the Founders

On October 28, 2020, the Company entered into the Partial Recourse Notes with two of the Company’s Founders for an amount of $0.7, million, which was used to allow the Founders to purchase 485,527 shares of common stock granted in the form of a restricted stock award under the 2019 Plan. The Partial Recourse Notes have a stated interest rate of 0.38%, which is compounded annually, and matures upon the earlier of (i) the ninth anniversary from the date of the Partial Recourse Notes; (ii) a continuation of default for more than thirty days; (iii) the sale, transfer, or disposition of the shares; and (iv) a change in control of the Company. Further, the principal and accrued but unpaid interest of the Promissory Note is to be repaid prior to the Company becoming an issuer within the meaning of the Sarbanes-Oxley Act of 2022. As of December 31, 2025, the entire amount of the Partial Recourse Notes remained outstanding. See Note 10.

16. Commitments and Contingencies

Leases

The Company’s non-cancellable lease commitments are described in Note 11.

Legal Proceedings

The Company may, from time to time, become involved in ordinary and routine litigation incidental to its business. Management presently believes that the ultimate outcome of these proceedings, individually or in the aggregate, will not have a material effect on the Company’s consolidated financial position, results of operations

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

16. Commitments and Contingencies (cont.)

or cash flows. Nevertheless, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. An unfavorable ruling could include money damages and, in such event, could result in a material impact on the Company’s consolidated financial position, results of operations or cash flows for the period in which the ruling occurs. The Company is not currently aware of any indemnification or other claims and has not accrued any liabilities related to such obligations in the consolidated financial statements as of December 31, 2025 and 2024.

Indemnification agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its consolidated financial statements as of December 31, 2025 and 2024.

17. Segment Reporting

The Company operates and tracks its results in one reportable segment. The Company’s CODM is its Chief Executive Officer. The CODM utilizes financial information presented on a consolidated basis to assess performance and to make key operating decisions such as the determination of resource allocations. The CODM also utilizes the Company’s consolidated long-range plan, which includes product development roadmaps and long-range consolidated financial models, as a key input to resource allocation, and monitors budget versus actual results using consolidated total income (loss) from operations. The CODM reviews consolidated measures of financial results with consolidated total income (loss) from operations as the primary measure of segment performance. The CODM does not review any measures of financial results beyond what is presented in the accompanying consolidated statements of operations and comprehensive loss.

Significant expenses within income (loss) from operations include cost of revenue, research and development, and selling, general and administrative expenses, which are each separately presented on the Company’s consolidated statements of operations. The Company’s long-lived assets consist primarily of property, plant and equipment, net and right-of-use assets.

The Company’s geographic information of revenue and long-lived assets is as follows:

	Year ended December 31,
	2025		2024
	Revenue	Long-Lived Assets	Revenue	Long-Lived Assets
United States	$3,821	$5,583	$800	$3,482
United Kingdom	336	367	—	523
Italy	—	531	—	446
Total	$4,157	$6,481	$800	$4,451

SEEQC, INC. AND SUBSIDIARIES
Notes to the Consolidated Financial Statements

18. Subsequent Events

The Company has evaluated subsequent events through March 2, 2026 (May 26, 2026, as to the change in grant income presentation, as discussed in Note 2), the date these audited consolidated financial statements were available to be issued.

In January 2026, the Company issued and sold an additional 10,126 shares of its Series X preferred stock, at a price of $24.6883 per share, to a new investor for gross proceeds of $0.3 million with terms consistent with the Series X Preferred Stock issued in 2025.

On January 16, 2026, the Company, Merger Sub, and Allegro entered into the Merger Agreement, pursuant to which, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC. See Note 1.

SEEQC, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$23,115	$27,967
Accounts receivable	784	789
Contract assets	99	121
Prepaid expenses and other current assets	423	111
Total current assets	24,421	28,988
Property and equipment, net	4,622	4,084
Finance right-of-use assets	543	961
Operating right-of-use assets	1,466	1,436
Deferred offering costs	1,895	858
Other assets	189	190
Total assets	$33,136	$36,517
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,767	$1,048
Accrued expenses and other current liabilities	2,191	1,602
Contract liabilities	44	—
Current portion of finance lease liabilities	134	223
Current portion of operating lease liabilities	78	24
Total current liabilities	4,214	2,897
Finance lease liabilities, net of current portion	261	489
Operating lease liabilities, net of current portion	1,621	1,555
Deferred tax liability	92	92
Total liabilities	6,188	$5,033
Commitments and contingencies (Note 14)
Stockholders’ equity:
Series X convertible preferred stock, $0.0001 par value per share; 1,012,625 shares authorized as of March 31, 2026 and December 31, 2025, 779,240 and 769,114 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively; aggregate liquidation preference $19,238 and $18,988 as of March 31, 2026 and December 31, 2025, respectively	—	—
Series A-2 convertible preferred stock, $0.0001 par value per share; 3,184,572 shares authorized as of March 31, 2026 and December 31, 2025, 3,184,572 shares issued, and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $22,568 as of March 31, 2026 and December 31, 2025	—	—
Series SA-2 convertible preferred stock, $0.0001 par value per share; 1,745,625 shares authorized, issued, and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $9,896 as of March 31, 2026 and December 31, 2025	—	—
Series A-1 convertible preferred stock, $0.0001 par value per share; 1,059,058 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $5,362 as of March 31, 2026 and December 31, 2025	—	—

SEEQC, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS — Continued

(In thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Series A convertible preferred stock, $0.0001 par value per share; 2,652,734 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $17,220 as of March 31, 2026 and December 31, 2025	—	—
Series Seed-2 convertible preferred stock, $0.0001 par value per share; 1,099,412 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $4,033 as of March 31, 2026 and December 31, 2025	—	—
Series Seed-1 convertible preferred stock, $0.0001 par value per share; 1,536,006 shares authorized, issued and outstanding as of March 31, 2026 and December 31, 2025; aggregate liquidation preference $2,827 as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value per share; 28,487,198 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 10,670,829 shares issued and outstanding as of March 31, 2026 and December 31, 2025	1	1
Additional paid-in capital	87,863	87,273
Accumulated other comprehensive loss	(383)	(129)
Accumulated deficit	(60,533)	(55,661)
Total stockholders’ equity	26,948	31,484
Total liabilities and stockholders’ equity	$33,136	$36,517

The accompanying notes are an integral part of these condensed consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$856	$978
Operating costs and expenses:
Cost of revenue	598	862
Research and development	2,242	1,832
Selling, general and administrative	3,067	858
Grant income	(74)	(417)
Total operating costs and expenses	5,833	3,135
Loss from operations	(4,977)	(2,157)
Other expenses (income):
Interest income	(156)	(104)
Finance leases interest expense	22	29
Other expense (income), net	—	(6)
Loss before income tax expense	(4,843)	(2,076)
Income tax expense	29	—
Net loss	$(4,872)	$(2,076)
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	(254)	31
Total other comprehensive income (loss)	(254)	31
Total comprehensive loss	$(5,126)	$(2,045)

Net loss per share attributable to common stockholders – basic and diluted	$(0.46)	$(0.20)
Weighted average shares used in computing net loss per share attributable to common stockholders – basic and diluted	10,670,834	10,605,919

The accompanying notes are an integral part of these condensed consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share amounts)

	Series X		Series A-2		Series SA-2		Series A-1		Series A		Series Seed-2		Series Seed-1		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance as of December 31, 2024	—	$—	1,773,460	$—	1,745,625	$—	1,059,058	$—	2,652,734	$—	1,099,412	$—	1,536,006	$—	10,577,374	$1	$56,382	$(247)	$(43,462)	$12,674
Issuance of Series A-2 preferred stock, net of $10 issuance costs	—	—	1,270,001	—	—	—	—	—	—	—	—	—	—	—	—	—	8,990	—	—	8,990
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	34,717	—	52	—	—	52
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	55	—	—	55
Foreign currency translation adjustment, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	31	—	31
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2.076)	(2,076)
Balance as of March 31, 2025	—	—	3,043,461	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,612,091	$1	$65,479	$(216)	$(45,538)	$19,726
	Series X		Series A-2		Series SA-2		Series A-1		Series A		Series Seed-2		Series Seed-1		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value
Balance as of December 31, 2025	769,114	—	3,184,572	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,670,829	1	87,273	(129)	(55,661)	31,484
Issuance of Series X preferred stock, net of $0 issuance costs	10,126	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	257	—	—	257
Stock options exercised	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	333	—	—	333
Foreign currency translation adjustment, net of taxes	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(254)	—	(254)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,872)	(4,872)
Balance as of March 31, 2026	779,240	—	3,184,572	—	1,745,625	—	1,059,058	—	2,652,734	—	1,099,412	—	1,536,006	—	10,670,839	$1	$87,863	$(383)	$(60,533)	$26,948

The accompanying notes are an integral part of these condensed consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
UNAUDITED CONSENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(4,872)	$(2,076)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	352	229
Amortization of finance lease right-of-use assets	33	56
Stock-based compensation expense	333	55
Non-cash operating lease expense	(30)	44
Non-cash finance lease interest expense	18	32
Change in operating assets and liabilities:
Accounts receivable	(2)	475
Contract assets	22	18
Prepaid expenses and other current assets	(313)	(272)
Other assets	—	(11)
Accounts payable	720	367
Accrued expenses and other current liabilities	(119)	13
Contract liabilities	41	(208)
Operating lease liabilities	120	(44)
Net cash used in operating activities	$(3,697)	$(1,322)
Cash flows from investing activities:
Purchases of property and equipment	$(774)	$(113)
Net cash flow used in investing activities	$(774)	$(113)
Cash flows from financing activities:
Proceeds from issuance of Series A-2 preferred stock	$—	$9,000
Proceeds from issuance of Series X preferred stock	257	—
Payment of deferred offering costs	(577)	(10)
Proceeds from the exercise of stock options	—	52
Principal payment on finance leases	(74)	(115)
Net cash (used in) provided by financing activities	$(394)	$8,927
Effect of exchange rate changes on cash	13	(50)
Net (decrease) increase in cash	(4,851)	7,442
Cash at beginning of year	27,967	9,584
Cash at end of period	$23,115	$17,026

Supplemental disclosure of cash flow information:
Deferred financing costs in accrued expenses	$1,263	$—
Reclassification of finance right-of-use asset to property and equipment upon purchase	$258	$—
Property and equipment in accrued expenses	$12	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

1. Description of the Business and Basis of Presentation

Description of the Business

SEEQC, Inc. and its consolidated subsidiaries (“SEEQC”, or the “Company”) were formed to address the central challenge of realizing the significant commercial potential of quantum computing: building scalable systems capable of fault-tolerant operation. The Company’s chip-based solutions represent a digital infrastructure layer within the quantum computing value chain, designed to enable hardware developers and integrators across multiple qubit modalities to advance their systems toward scalable, fault-tolerant architectures. The Company’s technology tightly integrates quantum and classical computing environments. The Company is headquartered in Elmsford, New York, and has subsidiaries located in the United Kingdom and Italy.

SEEQC, Inc was incorporated as a Delaware corporation in 2018 by Hypres, Inc. (“Hypres” or the “Former Parent”), a leading developer of superconductor electronics. On April 22, 2019 (the “Effective Date”), the Company entered into an asset transfer agreement (or the “ATA Agreement”) with Hypres, pursuant to which Hypres agreed to transfer and assign to the Company certain intellectual property and other related assets in exchange for 6,400,000 shares of SEEQC Inc.’s common stock, par value $0.0001 per share, which was distributed to Hypres stockholders and warrant holders on a pro rata basis according to the fair value of the equity held in Hypres (the “Asset Transfer”). The Company determined that the Asset Transfer represented a transaction between entities under common control. As a result, the assets and liabilities were transferred from Hypres to the Company at Hypres’ carrying amounts on the Effective Date. As part of the ATA Agreement, the Company acquired $0.3 million of fixed assets and assumed a liability of $0.4 million due to Hypres for organizational expenses incurred as part of the formation of the Company.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since its inception, the Company has funded its operations primarily with proceeds from issuances of its convertible preferred stock. The Company has incurred recurring losses and negative operating cash flows since its inception, including a net loss of $4.9 million and $2.1 million for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and December 31, 2025, the Company had an accumulated deficit of $60.5 million and $55.7 million, respectively. The Company expects to incur additional losses as it invests in the research and development of its digital quantum computing platform for commercial businesses.

The Company expects that its existing cash of $23.1 million as of March 31, 2026 will be sufficient to fund its operating expenses and capital expenditure requirements for at least twelve months from the date these unaudited condensed consolidated financial statements were available to be issued.

Business Combination with Allegro Merger Corporation

On January 16, 2026, Allegro Merger Corp. (“Allegro”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with the Company and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SEEQC (“Merger Sub”). Pursuant to the Merger Agreement, Allegro will merge with and into Merger Sub, with Allegro surviving the merger (the “Merger”). As a result of the Merger, Allegro will become a direct, wholly-owned subsidiary of SEEQC and the security holders of Allegro will become security holders of SEEQC.

The Merger Agreement contains additional covenants of the Company, including arranging a firm commitment underwritten public offering of the Company’s common stock, with gross proceeds equal to, or greater than, the lesser of (i) 150% of the aggregate gross proceeds from all Subscription Agreements (defined below) and (ii) $75.0 million, at a public offering price per share equal to, or greater than, $6.50, to be consummated prior to, or substantially concurrently with the closing of the Transactions. Additionally, in connection with the execution of the Merger Agreement, Allegro entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (collectively, the “PIPE Investors”), pursuant to which Allegro will, concurrently with, and contingent upon,

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

1. Description of the Business and Basis of Presentation (cont.)

the consummation of the Merger, issue shares of Allegro Common Stock to the Investors at a price of $5.00 per share and/or pre-funded common stock purchase warrants at a per share exercise price equal to $0.0001, for aggregate gross proceeds to Allegro of approximately $65.0 million (the “PIPE Investment”). The shares of Allegro Common Stock sold in the private investment in public equity will be converted into shares of SEEQC Common Stock in connection with the Merger. The closing of the Subscription Agreements is conditioned upon, among other things the substantially concurrent consummation of the Merger.

SEEQC will be considered the accounting acquirer for financial reporting purposes. This determination is based on the expectations that, immediately following the Merger (i) SEEQC’s existing stockholders will have the greatest voting interest in the combined company; (ii) SEEQC’s existing stockholders will have the voting rights to control decisions regarding election and removal of a majority of the directors and officers of the combined company; (iii) SEEQC will comprise the ongoing operations of the combined company; and (iv) SEEQC existing senior management will be the senior management of the combined company.

The consideration transferred to the Allegro shareholders in the Merger consists of SEEQC Common Stock, including the shares issuable upon conversion of Allegro Rights and Allegro Warrants. As a result of SEEQC being treated as the accounting acquirer, SEEQC’s assets and liabilities will be recorded at their pre-combination carrying amounts. Allegro’s assets and liabilities will be measured and recognized at their carrying values, which are expected to approximate the fair value of the acquired cash and other non-operating assets, with no goodwill or other intangible assets recorded. As Allegro is comprised primarily of monetary asset (cash, including the cash proceeds received from the PIPE Investment prior to the Closing), the fair value of the aforementioned consideration transferred is deemed equivalent to Allegro’s assets and liabilities. Any difference between the consideration transferred and the fair value of the net assets of Allegro following the determination of the actual consideration transferred for Allegro will be reflected as an adjustment to additional paid-in capital.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) applicable to interim financial information. These consolidated financial statements include the accounts of SEEQC, Inc., and its consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements as of and for the year ended December 31, 2025, and, in the opinion of management, reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the Company’s condensed consolidated balance sheet as of March 31, 2026, the condensed consolidated statements of operations and comprehensive loss for the three months ended March 31, 2026 and 2025, condensed consolidated statements of shareholders’ equity (deficit) for the three months ended March 31, 2026 and 2025 and the condensed consolidated statements of cash flows for the three months ended March 31, 2026 and 2025.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the accompanying notes for the year ended December 31, 2025. The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in unaudited condensed financial statements prepared in accordance with US GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. The results for the three months ended March 31, 2026 and 2025 are not necessarily indicative of results to be expected for the year ending December 31, 2026, any other interim periods, or any future year or period.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

2. Summary of Significant Accounting Policies (cont.)

The Company’s significant accounting policies are disclosed in the audited consolidated financial statements for the year ended December 31, 2025. There have been no changes to its significant accounting policies.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which is intended to enhance transparency into the nature and function of expenses. The amendments require that on an annual and interim basis, entities disclose disaggregated operating expense information about specific categories, including purchases of inventory, employee compensation, depreciation, amortization and depletion. This guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company will evaluate the impact of the guidance on its financial statements in advance of the adoption date.

In June 2025, the FASB issued ASU 2025-03 — Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in a Variable-Interest Entity. This standard clarifies that when a business combination is effected primarily by exchanging equity interests and the legal acquiree is a variable-interest entity (“VIE”) that meets the definition of a business, entities must identify the accounting acquirer using the factors in ASC 805-10-55-12 through 55-15, rather than relying solely on the VIE consolidation model. The ASU is effective for years beginning after December 15, 2026, but early adoption is permitted. This ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of this standard on its financial statements and disclosures.

3. Revenue Recognition

The Company’s revenue from contracts with customers by type of contract are summarized as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Fixed price	$574	$933
Cost-reimbursable	282	45
Total revenue from customers	$856	$978

The following table summarizes the timing of revenue recognition from contracts with customers (in thousands):

	Three Months Ended March 31,
	2026	2025
Revenue recognized at a point in time	$416	$732
Revenue recognized over time	440	246
Total revenue from customers	$856	$978

Contract Balances from Contracts with Customers

As of March 31, 2026 and December 31, 2025, the Company recognized $0.1 million and $0.1 million of contract assets, respectively. The contract asset is reclassified to accounts receivable when the customer is invoiced based on the contractual billing schedule.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

3. Revenue Recognition (cont.)

Contract liabilities represent the dollar value of funded orders for work which has been invoiced or paid for and has not been performed. Contract liabilities activities are summarized as follows (in thousands):

	As of March 31, 2026	As of March 31, 2025
Balance at beginning of period	$—	$579
Recognition of revenue	—	(978)
Deferral of revenue	42	771
Balance at end of period	$42	$372

As of March 31, 2026, the Company had less than $0.1 million of deferred revenue recorded as a contract liability on its condensed consolidated balance sheet. As of December 31, 2025, the Company had no deferred revenue recorded on its condensed consolidated balance sheet.

4. Property and Equipment

Property and equipment, net consists of the following as of the following periods (in thousands):

	As of March 31, 2026	As of December 31, 2025
Machinery and equipment	$11,907	$11,505
Furniture and fixtures	108	108
Computer network equipment	36	36
Leasehold improvements	1,091	1,108
Construction in progress	1,410	921
Total property and equipment	14,552	13,678
Less: accumulated depreciation	(9,930)	(9,594)
Property and equipment, net	$4,622	$4,084

Depreciation expense for three months ended March 31, 2026 and 2025 was $0.4 million and $0.2 million, respectively, and has been allocated and recognized within cost of revenue, research and development, and selling, general and administrative expenses on the condensed consolidated statements of operations and comprehensive loss.

5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following for the periods below (in thousands):

	As of March 31, 2026	As of December 31, 2025
Professional expenses	$304	$296
Utilities	23	46
Deferred financing costs	1,263	787
Legal	132	67
Employee compensation	379	131
Other	90	275
Total accrued expenses and other current liabilities	$2,191	$1,602

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

6. Convertible Preferred Stock

The Company has issued Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series SA-2 Preferred Stock, and Series X Preferred Stock (collectively the “Preferred Stock”).

During the first quarter of 2025, the Company issued and sold 1,270,001 shares of Series A-2 Preferred Stock at $7.09 per share for gross proceeds of $9.0 million.

On November 25, 2025 the Company entered into a Series X Preferred Stock Purchase Agreement to issue Series X Preferred Stock with new and existing investors. The initial closing on November 25, 2025 consisted of the issuance and sale of 319,753 shares of Series X Preferred Stock at $24.6883 per share for an aggregate purchase price of $7.9 million. During November and December 2025, the Company completed additional closings for the issuance and sale of 449,361 shares of its Series X preferred stock at $24.6883 per share for an aggregate purchase price of $11.1 million. In January 2026, the Company issued and sold an additional 10,126 shares of its Series X preferred stock, at a price of $24.6883 per share for an aggregate purchase price of $0.3 million.

Preferred Stock consisted of the following as of the periods below:

March 31, 2026
Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference	Aggregate Liquidation Preference
Series Seed-1	1,536,006	1,536,006	$1.84	$2,827,019
Series Seed-2	1,099,412	1,099,412	$3.67	4,032,973
Series A-1	1,059,058	1,059,058	$5.06	5,362,328
Series A	2,652,734	2,652,734	$6.49	17,219,957
Series SA-2	1,745,625	1,745,625	$5.67	9,896,472
Series A-2	3,184,572	3,184,572	$7.09	22,567,788
Series X	1,012,625	779,240	$24.69	19,238,111
	12,290,032	12,056,647		$81,144,648
December 31, 2025
Preferred Stock	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference	Aggregate Liquidation Preference
Series Seed-1	1,536,006	1,536,006	$1.84	$2,827,019
Series Seed-2	1,099,412	1,099,412	$3.67	4,032,973
Series A-1	1,059,058	1,059,058	$5.06	5,362,328
Series A	2,652,734	2,652,734	$6.49	17,219,957
Series SA-2	1,745,624	1,745,625	$5.67	9,896,472
Series A-2	3,184,572	3,184,572	$7.09	22,567,788
Series X	1,012,265	769,114	$24.69	18,988,117
	12,290,032	12,046,521		$80,894,654

Voting

Each share of Preferred Stock has voting rights equal to an equivalent number of shares of common stock into which it is convertible and votes together as a single class with the common stock of the Company.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

6. Convertible Preferred Stock (cont.)

Dividends

The holders of Preferred Stock are entitled to noncumulative dividends in preference to any dividend on the common stock when, as, and if declared by the Company’s board of directors and participate pro rata in any dividends paid on the common stock on an as-if-converted basis.

Liquidation Preference

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are also entitled to receive in preference to the holders of the common stock the greater of: a) a per share amount equal to their respective original purchase price plus any dividend declared but unpaid; or b) the amount to be paid on the common stock on an as-if-converted basis (the “Liquidation Amount”). The remaining assets would be distributed to the common stockholders. If the assets to be paid to the holders of Preferred Stock in a liquidation event are insufficient to cover the full Liquidation Amount of each class of Preferred Stock, each class of Preferred Stock would share ratably in the proceeds available for distribution.

Conversion

Each share of Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of common stock as is determined by dividing the original purchase price of preferred stock by the conversion price in effect at the time of conversion for such series of preferred stock. Upon either (a) the closing of the sale of shares of common stock to the public at a price per share of at least $21.2598 in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40 million of gross proceeds to the Company or (b) at such time when at least 66.67% of the holders of Preferred Stock have specified by vote or written consent, the shares of Preferred Stock are also subject to mandatory conversion into shares of common stock, at the then effective conversion rate. As of March 31, 2026 and December 31, 2025, the conversion ratio for the Preferred Stock was one-to-one, as the conversion rate is based on the initial issuance price. The Company must keep available for issuance such number of common stock necessary to effect such conversion of all outstanding shares of the Preferred Stock.

7. Common Stock

Holders of the Company’s convertible preferred stock and common stock are entitled to one vote per share. The voting, dividend, and liquidation rights of the holders of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the Company’s convertible preferred stock.

The Company had reserved shares of common stock for issuance in connection with the following, as of the below periods:

	As of March 31, 2026	As of December 31, 2025
Conversion of Series Seed-1	1,536,006	1,536,006
Conversion of Series Seed-2	1,009,412	1,099,412
Conversion of Series A-1	1,059,058	1,059,058
Conversion of Series A	2,652,734	2,652,734
Conversion of Series SA-2	3,184,572	3,184,572
Conversion of Series A-2	1,745,625	1,745,625
Conversion of Series X	779,240	769,114
Exercise of stock options	3,307,839	3,307,849
Common stock reserved for issuance	15,364,486	15,354,370

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

8. Stock-Based Compensation

Effective April 3, 2019, the 2019 Equity Incentive Plan (the “Plan”) was established for the purpose of furthering the growth and success of the Company by enabling directors, officers, employees, and consultants to acquire shares of common stock of the Company. The Plan provides for the Company to grant incentive stock options or nonqualified stock options, restricted stock awards, and other stock-based awards.

The maximum number of shares authorized for issuance under the Plan is 5,050,895. The number of shares of common stock reserved for issuance under the Plan at any time is the maximum number of shares which may be purchased pursuant to outstanding options at that specific point in time. Shares that are expired, terminated, surrendered or canceled without having been fully exercised will be available for future awards. As of March 31, 2026, 350,625 shares were available for future grants under the Plan.

The Company typically grants stock options to employees and non-employees at exercise prices deemed by the Board to be equal to the fair value of the common stock at the time of grant. For accounting purposes, a retrospective fair value assessment of the common stock was performed for stock option grants to determine the fair value of the Company’s common stock and to calculate stock-based compensation expense. The reassessed values were based, in part, upon third-party valuations of the Company’s common stock prepared as of each grant date on a retrospective basis.

Stock Options

The stock options vest in accordance with specific option agreements and have a ten-year contractual term.

The following table is a summary of activity for stock options for the three months ended March 31, 2026 (in thousands, except share and per share amounts):

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (In Years)	Aggregate Intrinsic Value
Outstanding as of January 1, 2026	3,307,849	$1.45	6.16	$37.188
Exercised	(10)	0.02
Outstanding as of March 31, 2026	3,307,839	$1.45	5.91	$59,681
Unvested as of March 31, 2026	1,410,014	$1.72	6.81	$25,062
Exercisable or vested as of March 31, 2026	1,897,825	$1.25	5.24	$34,620

The aggregate intrinsic value represents the difference between the fair value of the Company’s common stock at the end of the year and the exercise price, multiplied by the quantity of the options.

The 2025 Performance Options will vest in full upon either a change of control event, as defined within the Plan, or in the event of a transaction or series of transaction in which the Company completes a significant combination, acquisition or merger.

Total compensation cost not yet recognized related to unvested stock options was $3.8 million as of March 31, 2026, of which $1.5 million is related to service based awards and is expected to be recognized over a weighted average period of 0.8 years and $2.3 million is related to the performance based awards which will not be recognized until either a change of control event or a transaction or series of transactions in which the Company completes a significant combination, acquisition or merger occurs.

There were no options granted for the three months ended March 31, 2026 and 2025.

Restricted Common Stock Awards

The Company has granted restricted common stock awards with service and performance based vesting conditions to employees of the Company. Unvested shares of restricted common stock may not be sold or transferred by the holder, except for transfers for estate planning purposes in which the transferee agrees to remain bound by all restrictions set forth in the original common stock purchase agreement. These restrictions lapse over the vesting term of each award.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

8. Stock-Based Compensation (cont.)

On October 28, 2020, two of the Company’s Founders purchased 485,527 shares of the Company’s common stock at a purchase price of $1.45 per share, under the terms of a restricted stock award granted under the 2019 Plan (the “Founders Awards”). The Founders Awards are to vest in equal monthly installments over four years. In exchange for the shares, the Company received two partial-recourse promissory notes (the “Partial Recourse Notes”) from the Founders, whereby 50% of the unpaid principal balance and accrued interest is collateralized by the Founders’ personal assets with the remaining half of the unpaid principal balance and accrued interest being collateralized by the underlying shares. The Partial Recourse Notes had a total principal amount of $0.7 million, equivalent to the fair value of the awards issued, with an annual interest rate of 0.38%.

The Company has accounted for the Partial Recourse Notes as non-recourse in their entirety. As such, the Partial Recourse Notes received by the Company as consideration for the issuance of the Founders Awards have been considered a stock option for accounting purposes, as the substance is similar to the grant of an option until the note is settled. The fair value of the Founder Awards issued in exchange for the Partial Recourse Notes was estimated on the grant date using the Black-Scholes option pricing model. The exercise price is the principal due on the Partial Recourse Note. In 2024 the Founders Awards fully vested and all related stock-based compensation expense was fully recognized.

In October 2025, the Company granted 329,104 restricted common stock awards to an employee of which 164,552 shares are subject to service based vesting over four years and 164,552 are subject to vesting based on certain performance criteria. Of the 164,552 performance based restricted stock awards, 25% are subject to vesting upon execution of two new commercial contracts and the remaining 75% are subject to vesting upon the completion of certain liquidity events. As of March 31, 2026 and December 31, 2025, none of the performance criteria related to the awards have been achieved or are deemed probable of being achieved, and as such no stock-based compensation expense has been recorded associated with the performance awards. During the three months ended March 31, 2026 the Company recognized $0.2 million of stock based compensation expense associated with the service based portion of the award.

In the first quarter of 2026, the Company granted 392,488 shares of restricted common stock which contain both performance and service-based vesting conditions, whereby the shares are subject to a four year service-based vesting schedule that does not commence until an exit event, defined as the expiration of the lockup period following an effective initial public offering.

A summary of the activity of the restricted common stock under the Plan during the three months ended March 31, 2026 is as follows:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested as of January 1, 2026	329,104	$10.60
Granted	392,488	14.67
Unvested as of March 31, 2026	721,592	$12,82

Stock-based compensation expense for the three months ended March 31, 2026 and 2025, respectively, consisted of the following (in thousands):

	Three Months Ended March 31,
	2026	2025
Research and development	$165	$20
Selling, general, and administrative	168	35
Total stock-based compensation expense	$333	$55

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

9. Leases

The Company leases facilities for its fabrication, lab and office space, and equipment under its various lease agreements.

The Company’s leases include fixed lease payments which may include escalation terms based on a fixed percentage or may vary based on an inflation index or other market adjustments. Escalations resulting from changes in inflation indices and market adjustments, as well as other lease costs that depend on the use of the underlying asset, are not considered lease payments when calculating the lease liability or ROU asset. Instead, such payments are accounted for as variable lease cost when the condition that triggers the variable payment becomes probable. Variable lease cost includes contingent rent payments for office space based on the percentage occupied by the Company in addition to common area charges and other charges that are variable in nature.

Summary of Lease Cost

The components of lease cost under ASC 842 are as follows for the below periods (in thousands):

	Three Months Ended March 31,
	2026	2025
Finance lease cost:
Amortization of finance lease right-of-use asset	$33	$56
Interest on finance lease liabilities	18	32
Operating lease costs:
Lease cost	113	48
Total lease cost	$164	$136

Supplemental disclosure of cash flow information related to leases are as follows for the below periods (in thousands):

	Three Months Ended March 31,
	2026	2025
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$24	$48
Operating cash flows from finance leases	$18	$32
Financing cash flows from finance leases	$74	$115

The weighted-average remaining lease term and discount rate were as follows for the below periods:

	Three Months Ended March 31,
	2026	2025
Weighted-average remaining lease term
Finance leases	2.1 years	3.5 years
Operating leases	9.7 years	0.9 years
Weighted-average discount rate
Finance leases	13.9%	11.9%
Operating leases	15.3%	11.1%

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

9. Leases (cont.)

The following table summarizes the minimum lease payments of the Company’s operating and finance lease liabilities as of March 31, 2026 (in thousands):

	Operating	Finance
Remaining in 2026	$293	$132
2027	369	176
2028	380	152
2029	391	—
2030	403	—
Thereafter	2,359	—
Total future minimum lease payments	$4,195	$460
Less: tenant improvement allowance	(389)	—
Less: imputed interest	(2,107)	(65)
Present value of lease liability	1,699	395

Current portion of lease liability	$78	$134
Non-current portion of lease liability	$1,621	$261

In December 2024, the Company executed a 3-year lease of equipment expecting to commence in 2026 with expected future payments of approximately $1.3 million. As of March 31, 2026, the lease has not yet commenced.

10. Income Taxes

For the three months ended March 31, 2026, and March 31, 2025, the Company recorded an income tax expense of $29 thousand and $0, respectively. The tax provision is primarily attributed to the uncertain tax position recorded in the foreign UK subsidiary.

Deferred tax assets are reduced by a valuation allowance to the extent management believes it is not more likely than not to be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management makes estimates and judgments about future taxable income based on assumptions that are consistent with our plans and estimates. The Company recorded a full valuation allowance as of March 31, 2026 and December 31, 2025. The Company expects that income tax expense will be due to operations in profitable foreign subsidiaries and its uncertain tax position.

11. Net Loss per Share

The following table sets forth the computation of net loss per common share (in thousands except share and per share amounts):

	Three Months Ended March 31
	2026	2025
Net loss per share
Numerator
Net loss	$(4,872)	$(2,076)
Numerator for basic and diluted net loss per share	$(4,872)	$(2,076)

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

11. Net Loss per Share (cont.)

	Three Months Ended March 31
	2026	2025
Denominator
Weighted average common shares outstanding	10,670,834	10,605,919
Denominator for basic and diluted loss per share	10,670,834	10,605,919

Net loss per share
Basic and diluted	$(0.46)	$(0.20)

The Company’s convertible preferred stock are participating securities, which requires the application of the two-class method to calculate basic and diluted earnings per share. The two-class method does not apply during periods of net loss since preferred stockholders are not contractually obligated to share in net losses of the Company. Accordingly, no allocation of net loss was made to preferred stockholders during the three months ended March 31, 2026 and March 31, 2025.

The Company’s potentially dilutive securities, which include convertible preferred stock and stock options to purchase common stock, have been excluded from the computations of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended March 31,
	2026	2025
Series Seed-1 (as converted to common stock)	1,536,006	1,536,006
Series Seed-2 (as converted to common stock)	1,099,412	1,099,412
Series A-1 (as converted to common stock)	1,059,058	1,059,058
Series A (as converted to common stock)	2,652,734	2,652,734
Series SA-2 (as converted to common stock)	3,184,572	3,043,461
Series A-2 (as converted to common stock)	1,745,625	1,745,625
Series X (as converted to common stock)	779,240	—
Stock options to purchase common stock	3,307,839	1,581,186
Unvested restricted common stock	721,592	—
	16,086,078	12,717,482

12. 401K Plan

The Company sponsors a defined contribution plan under Section 401(k) of the Internal Revenue Code for its employees (the “401k Plan”). Participants can make voluntary contributions subject to certain Internal Revenue Code limitations. The Company matches 100% of each employee’s contributions up to 4% of an individual’s compensation or the limits set by the Internal Revenue Service. The Company’s contributions to the 401k Plan were $0.1 million for each of the three months ended March 31, 2026 and 2025, which is allocated and recognized within cost of revenue, research and development and selling, general and administrative of the condensed consolidated statements of operations and comprehensive loss.

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

13. Related-Party Transactions

Partial Recourse Notes from the Founders

On October 28, 2020, the Company entered into the Partial Recourse Notes with two of the Company’s Founders for an amount of $0.7, million, which was used to allow the Founders to purchase 485,527 shares of common stock granted in the form of a restricted stock award under the 2019 Plan. The Partial Recourse Notes have a stated interest rate of 0.38%, which is compounded annually, and matures upon the earlier of (i) the ninth anniversary from the date of the Partial Recourse Notes; (ii) a continuation of default for more than thirty days; (iii) the sale, transfer, or disposition of the shares; and (iv) a change in control of the Company. Further, the principal and accrued but unpaid interest of the Promissory Note is to be repaid prior to the Company becoming an issuer within the meaning of the Sarbanes-Oxley Act of 2022. As of March 31, 2026, the entire amount of the Partial Recourse Notes remained outstanding. See Note 8.

14. Commitments and Contingencies

Leases

The Company’s non-cancellable lease commitments are described in Note 9.

Legal Proceedings

The Company may, from time to time, become involved in ordinary and routine litigation incidental to its business. Management presently believes that the ultimate outcome of these proceedings, individually or in the aggregate, will not have a material effect on the Company’s consolidated financial position, results of operations or cash flows. Nevertheless, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. An unfavorable ruling could include money damages and, in such event, could result in a material impact on the Company’s consolidated financial position, results of operations or cash flows for the period in which the ruling occurs. The Company is not currently aware of any indemnification or other claims and has not accrued any liabilities related to such obligations in the condensed consolidated financial statements as of March 31, 2026 and December 31, 2025.

Indemnification agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with members of its board of directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its condensed consolidated financial statements as of March 31, 2026 and December 31, 2025.

15. Segment Reporting

The Company operates and tracks its results in one reportable segment. The Company’s CODM is its Chief Executive Officer. The CODM utilizes financial information presented on a consolidated basis to assess performance and to make key operating decisions such as the determination of resource allocations. The CODM also utilizes the Company’s consolidated long-range plan, which includes product development roadmaps and long-range consolidated financial models, as a key input to resource allocation, and monitors budget versus

SEEQC, INC. AND SUBSIDIARIES
Notes to the Unaudited Condensed Consolidated Financial Statements

15. Segment Reporting (cont.)

actual results using consolidated total income (loss) from operations. The CODM reviews consolidated measures of financial results with consolidated total income (loss) from operations as the primary measure of segment performance. The CODM does not review any measures of financial results beyond what is presented in the accompanying condensed consolidated statements of operations and comprehensive loss.

Significant expenses within income (loss) from operations include cost of revenue, research and development, and selling, general and administrative expenses, which are each separately presented on the Company’s condensed consolidated statements of operations. The Company’s long-lived assets consist primarily of property, plant and equipment, net and right-of-use assets.

The Company’s geographic information of revenue and long-lived assets is as follows:

	Revenue		Long-Lived Assets
	Three Months Ended March 31,		As of March 31, 2026	As of December 31, 2025
	2026	2025
United States	$856	$642	$5,971	$5,583
United Kingdom	—	336	248	367
Italy	—	—	412	531
Total	$856	$978	$6,631	$6,481

16. Subsequent Events

The Company has evaluated subsequent events through May 26, 2026, the date these unaudited condensed consolidated financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of

Allegro Merger Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Allegro Merger Corp. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We have determined that there were no critical audit matters.

HTL International, LLC

We have served as the Company’s auditor since 2026.

Houston, Texas

Firm ID: 7000

February 11, 2026

Allegro Merger Corp.
Consolidated Balance Sheets

	As of December 31,
	2025	2024
ASSETS
Current assets:
Cash	$98	$103
Total current assets	98	103
Total assets	$98	$103

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Notes payable-related party	$1,077,450	$1,004,750
Total current liabilities	1,077,450	1,004,750
Warrant liability	40	40
Total liabilities	1,077,490	1,004,790

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized, 4,110,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024	411	411
Additional paid-in capital	(16,951,418)	(16,951,418)
Retained earnings	15,873,615	15,946,320
Total stockholders’ deficit	(1,077,392)	(1,004,687)
Total liabilities and stockholders’ deficit	$98	$103

The accompanying notes are an integral part of these consolidated financial statements.

Allegro Merger Corp.
Consolidated Statements of Operations

	For the years ended December 31,
	2025	2024
General and administrative costs	$72,705	$39,479
Loss from operations	72,705	39,479

Net income (loss)	$(72,705)	$(39,479)

Weighted average shares outstanding of common stock, basic and diluted	4,110,000	4,110,000
Basic and diluted net loss per share	$(0.02)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

Allegro Merger Corp.
Consolidated Statements of Changes in Stockholders’ Deficit

For the year ended December 31, 2025

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2024	4,110,000	$411	$(16,951,418)	$15,946,320	$(1,004,687)
Net Loss	—	—	—	(72,705)	(72,705)
Balance at December 31, 2025	4,110,000	$411	$(16,951,418)	$15,873,615	$(1,077,392)

For the year ended December 31, 2024

	Common Stock		Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2023	4,110,000	$411	$(16,951,418)	$15,985,799	$(965,208)
Net Loss	—	—	—	(39,479)	(39,479)
Balance at December 31, 2024	4,110,000	$411	$(16,951,418)	$15,946,320	$(1,004,687)

The accompanying notes are an integral part of these consolidated financial statements.

Allegro Merger Corp.
Consolidated Statements of Cash Flows

	For the years ended December 31,
	2025	2024
Cash flow from operating activities
Net loss	$(72,705)	$(39,479)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	—	—
Accounts payable and accrued expenses	—	—
Net cash used in operating activities	(72,705)	(39,479)

Cash flows from financing activities
Proceeds from notes payable-related party	72,700	39,550
Net cash provided by financing activities	72,700	39,550
Net (decrease) in cash	(5)	71
Cash at beginning of period	103	32
Cash at end of period	$98	$103

The accompanying notes are an integral part of these consolidated financial statements.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 1 — Organization and Plan of Business Operations

Allegro Merger Corp. (the “Company”) was incorporated in Delaware on August 7, 2017 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

All activity through December 31, 2025 relates to the Company’s formation, the Company’s initial public offering of units (“Initial Public Offering”) described below and, since the Initial Public Offering, the search for a prospective initial Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on July 2, 2018. On July 6, 2018, the Company consummated the Initial Public Offering of 14,950,000 units (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), including 1,950,000 Units issued pursuant to the exercise in full of the underwriters’ overallotment option, generating gross proceeds of $149,500,000, which is described in Note 3. Each Unit consisted of one share of the Company’s common stock, $0.0001 par value, one redeemable common stock purchase warrant (the “Warrants”) and one right (the “Rights”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 7). Each Right entitles the holder to receive one tenth (1/10) of one share of common stock upon the completion of a Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 372,500 units (“Private Units”), at a price of $10.00 per Private Unit in a private placement to certain of the Initial Stockholders (defined below), Cantor Fitzgerald & Co. and Chardan Capital Markets LLC (collectively, the “Insiders”), generating gross proceeds of $3,725,000, which is described in Note 4.

Following the closing of the Initial Public Offering on July 6, 2018, an amount of $149,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Units was placed in a trust account (“Trust Account”) and was invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

On July 6, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 1,950,000 Units, at $10.00 per Unit.

Dissolution of Trust Account; Delisting and Deregistration of Securities

Pursuant to the Charter, on March 31, 2020, the Company began the process of liquidating and distributing to its public stockholders their pro rata portion of the funds contained in the Trust Account, including interest earned on the amounts on deposit, less amounts that be released to the Company to pay franchise and income taxes and up to $100,000 of interest which may be released to the Company to pay dissolution expenses. On April 21, 2020, all of the public shares were redeemed at a per share redemption price of $10.30. On August 23, 2021, we distributed the remaining restricted cash pro rata, to our former public stockholders in the amount of $129,957. The restricted cash balance represented the unused portion of our dissolution allowance and allowance for taxes.

An aggregate of approximately $781,700 of loans made by the initial stockholders to the Company in connection with extensions of time to complete an initial business will not be repaid and will be forgiven if we are unable to consummate a business combination and determine to liquidate and dissolve.

The initial stockholders waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units. Accordingly, such initial stockholders did not participate in the redemption and an aggregate of 4,110,000 shares of common stock remain outstanding. Additionally, the Company’s rights and warrants remain outstanding.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 1 — Organization and Plan of Business Operations (cont.)

On April 20, 2020, Nasdaq filed a Form 25 to delist and deregister the units, common stock, rights, and warrants. Such securities were delisted from Nasdaq as of April 30, 2020 and deregistered under Section 12(b) of the Exchange Act as of July 9, 2020.

Going Concern

As of December 31, 2025, the Company had a cash balance of $98 and a working capital deficit of $1,077,352

In addition, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the Company’s lack of liquidity raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities to account for such uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The consolidated financial statements of the Company include its wholly-owned subsidiary, Allegro Merger Sub, Inc., a Delaware corporation incorporated on November 7, 2019. All inter-company accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the periods presented. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025 and 2024. The Company had a cash balance of $98 and $103 as of December 31, 2025 and 2024, respectively.

Marketable securities held in Trust Account

On April 21, 2020 the remaining cash held in the Trust Account was fully liquidated.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants and rights sold in the Initial Public Offering and Private Placement to purchase an aggregate of 16,854,750 Public Shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

Net income per share, basic and diluted for the years ended 2025, and 2024 is calculated dividing the net (loss) of $(72,705) and $(39,479), by the weighted average number of Shares outstanding during the period.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets and liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On July 6, 2018, the Company consummated the Initial Public Offering and sold 14,950,000 Units, including 1,950,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consisted of one share of the Company’s common stock, $0.0001 par value, one Warrant and one Right. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 7). Each Right entitles the holder to receive one tenth (1/10) of one share of common stock upon the completion of a Business Combination.

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Insiders purchased an aggregate of 372,500 Private Units, at $10.00 per Private Unit for an aggregate purchase price of $3,725,000. Each Private Unit consists of one Private Share, one warrant (“Private Warrant”) and one right (“Private Right”). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. The proceeds from the sale of the Private Units were used to fund the redemption of the Public Shares.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 4 — Private Placement (cont.)

The Private Units are identical to the Units sold in the Public Offering, except that the holders have agreed to vote the Private Shares in favor of any Business Combination. Additionally, the holders have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The holders of the Private Units (or underlying shares of common stock) are entitled to registration rights described in Note 6.

Note 5 — Related Party Transactions

Promissory Notes — Related Parties

The Company issued six unsecured promissory notes totaling $72,700 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January, March, May, August, October and November 2025. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of December 31, 2025.

The Company issued five unsecured promissory notes totaling $39,550 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in March, April, July, and November 2024. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of December 31, 2025.

Notes Payable — Related Parties

Certain individuals and entities (the “Contributors”) that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering contributed to the Company an aggregate amount of $781,700, representing contributions covering a prorated amount of $0.02 per unconverted public share for the partial month of January 2020 and $0.025 per unconverted public share for each of February 2020 and March 2020 (each, a “Contribution”). The Contributions will not bear any interest and will be repayable by the Company to the Contributors upon consummation of an initial business combination. The Contributions will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

The Company deposited $223,342, the first contribution on January 6, 2020, into the trust account established in connection with the Company’s initial public offering. The Company deposited the second Contribution of $279,178 on January 31, 2020, and deposited the third Contribution of $279,180 on March 2, 2020, in each case, to the same trust account; provided that any such additional Contribution was only to be made if the previously announced merger agreement with TGI Fridays is still then in effect, or, if such agreement is earlier terminated, the Board of Directors of the Company by majority vote determines to require such additional Contribution.

On March 31, 2020, the Company and Holdings mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the Merger Agreement.

The loans made by the Contributors will not be repaid and will be forgiven if we are unable to consummate a business combination and determine to liquidate and dissolve. The balance of $781,700 remains outstanding as of December 31, 2025, and 2024.

Properties

We maintain our principal executive offices at 777 Third Avenue, 37th floor, New York, NY 10017. This space is provided to us by Crescendo Advisors II, LLC (“Crescendo”), an entity controlled by Mr. Rosenfeld, free of charge. We consider our current office space adequate for our current operations.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Shares, Private Warrants, Private Rights, and any shares, warrants and rights that may be issued upon conversion of working capital loans (and any shares issued upon the exercise of such warrants or conversion of such rights) will be entitled to registration rights pursuant to a registration rights agreement executed prior to the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities, except that Cantor, Chardan, and/or their designees may no longer make a demand registration. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial Business Combination. Cantor, Chardan, and/or their designees may participate in a “piggy-back” registration only during the seven year period beginning on July 2, 2018. The Company will bear the costs and expenses of filing any such registration statements.

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Initial Public Offering (“Underwriting Agreement”), pursuant to which the Company paid an underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, excluding the over-allotment option, or $2,600,000 in the aggregate, to the underwriters at the closing of the Initial Public Offering, with an additional fee (the “Deferred Underwriting Discount”) of 3.5% of the gross offering proceeds of the Initial Public Offering, excluding the over-allotment option, and 5.5% of the gross proceeds of the over-allotment option, or $5,622,500 in the aggregate. The Underwriting Agreement provided that the Deferred Underwriting Discount would only be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company would complete its initial Business Combination. As previously indicated, the Company was unable to consummate its initial Business Combination in the time period prescribed by the Charter and, accordingly, the Company distributed the proceeds held in the Trust Account to public stockholders. As a result, the Deferred Underwriting Discount is no longer owed.

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At December 31, 2025 and December 31, 2024, there were 4,110,000 shares of common stock issued and outstanding.

Following termination of the Merger Agreement, the Company liquidated the funds held in the Trust Account. Pursuant to the Charter, all outstanding Public Shares) were redeemed at a per share redemption price of approximately $10.30 per Public Share (the “Redemption Amount”). The cash used for common stock redemptions was $153,755,272 and the change in the value of common stock due to redemptions was ($145,250,653).

The initial redemption occurred on April 21, 2020. As of the close of business on such date, the Public Shares were deemed cancelled and will represent only the right to receive the per share Redemption Amount. The Company’s officers, directors, initial stockholders, and the purchasers of Private Units have waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 7 — Stockholders’ Equity (cont.)

Rights

Each holder of a Right will receive one-tenth (1/10) of one common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of Rights will be required to affirmatively covert its rights in order to receive 1/10 of a share underlying each right (without paying additional consideration). The common stock issuable upon exchange of the Rights was registered at the time of our initial public offering. Accordingly, when issued, such shares will not be restricted securities (except to the extent held by affiliates of the Company).

Warrants

The Company has accounted for both the Public and Private Warrants as a liability (see note 2 and note 8).

The Warrants will become exercisable 30 days after the consummation of a Business Combination. No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon the exercise of the Warrants is not effective within 20 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Placement Warrants are identical to the Warrants underlying the Units sold in the Initial Public Offering, except the Placement Warrants are exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such Placement Warrants is not effective) or on a cashless basis, at the holder’s option, and not redeemable by the Company, in each case so long as they are still held by the original purchasers or their affiliates.

The Company may call the Warrants for redemption (excluding the Placement Warrants but including any outstanding Warrants issued upon exercise of the unit purchase option issued to its underwriter), in whole and not in part, at a price of $.01 per Warrant:

—     upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

—     if, and only if, the reported last sale price of the shares of common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to Warrant holders, and

—     if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants at the time of redemption and for the entire 30-day redemption period and continuing each day thereafter until the date of redemption.

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 7 — Stockholders’ Equity (cont.)

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Warrants.

Note 8 — Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2025 and December 31, 2024, and it indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

December 31, 2025

Description	Quoted Price in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities	$—	$—	$40

December 31, 2024

Description	Quoted Price in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities	$—	$—	$40

There were no transfers to/from Levels 1, 2, and 3 securities at the end of the reporting period. There was no change to the fair value of the warrants from 2023 to 2024 as the total value was deemed immaterial.

The following table provides quantitative information regarding Level 3 fair value measurements inputs utilized to measure the fair value of the Private Placement Warrants at the measurement dates as of December 31, 2025 and December 31, 2024:

	December 31, 2025	December 31, 2024
Volatility	25.0%	24.4%
Risk Free Rate	3.73%	1.42%
Estimated Term Remaining	6.50	4.27

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 8 — Fair Value Measurements (cont.)

The change in the fair value of the derivative warrant liabilities for the year ended December 31, 2025 and 2024 respectively is summarized as follows:

Derivative warrant liabilities as of December 31, 2020	$117
Change in fair value of derivative warrant liabilities	$(77)
Derivative warrant liabilities as of December 31, 2021	$40
Change in fair value of derivative warrant liabilities	$—
Derivative warrant liabilities as of December 31, 2022	$40
Change in fair value of derivative warrant liabilities	$—
Derivative warrant liabilities as of December 31, 2023	$40
Change in fair value of derivative warrant liabilities	$—
Derivative warrant liabilities as of December 31, 2024	$40
Change in fair value of derivative warrant liabilities	—
Derivative warrant liabilities as of December 31, 2025	$40

Note 9 — Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized.

The Company’s net deferred tax assets are as follows:

	December 31, 2025	December 31, 2024
Total deferred tax assets	$15,268	$8,291
Valuation Allowance	(15,268)	(8,291)
Deferred tax asset, net of allowance	$—	$—

Allegro Merger Corp.
Notes to Consolidated Financial Statements

Note 9 — Income Taxes (cont.)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2025, the net operating loss was approximately $72,705. The Company has net operating loss carryforwards of approximately $450. Such amounts are subject to IRS code section 382 limitation. The tax years from 2019 to 2024 are still subject to audit.

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up to the date the audited financial statements were issued. The Company issued three unsecured promissory notes to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January and February 2026 for $20,000, $60,931.01 and $22,300, respectively. The notes are non-interest bearing and payable on demand.

Allegro Merger Corp.
Consolidated Condensed Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$2,749	$98
Total current assets	2,749	98
Total assets	$2,749	$98

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	4,886	—
Notes payable-related party	1,180,680	1,077,450
Total current liabilities	1,185,566	1,077,450
Warrant liability	40	40
Total liabilities	1,185,606	1,077,490

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 40,000,000 shares authorized, 4,110,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	411	411
Additional paid-in capital	(16,951,418)	(16,951,418)
Retained earnings	15,768,150	15,873,615
Total stockholders’ deficit	(1,182,857)	(1,077,392)
Total liabilities and stockholders’ deficit	$2,749	$98

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

Allegro Merger Corp.
Consolidated Condensed Statements of Operations
(Unaudited)

	Three months ended March 31, 2026	Three months ended March 31, 2025
General and administrative costs	$108,908	$17,783
Loss from operations	108,908	17,783

Other Income	3,443	—
Income	3,443	—

Net income (loss)	$(105,465)	$(17,783)

Weighted average shares outstanding of common stock, basic and diluted	4,110,000	4,110,000
Basic and diluted net loss per share	$(0.00)	$(0.00)

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

Allegro Merger Corp.
Consolidated Condensed Statements of Changes in Stockholders’ Deficit
(Unaudited)

For the three months ended March 31, 2026

	Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2025	4,110,000	$411	$(16,951,418)	$15,873,615	$(1,077,392)
Net loss	—	—	—	(105,465)	(105,465)
Balance at March 31, 2026	4,110,000	$411	$(16,951,418)	$15,768,150	$(1,182,857)

For the three months ended March 31, 2025

	Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Deficit
	Shares	Amount
Balance at December 31, 2024	4,110,000	$411	$(16,951,418)	$15,946,320	$(1,004,687)
Net loss	—	—	—	(17,783)	(17,783)
Balance at March 31, 2025	4,110,000	$411	$(16,951,418)	$15,928,537	$(1,022,470)

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

Allegro Merger Corp.
Consolidated Condensed Statements of Cash Flows
(Unaudited)

	For the three months ended March 31,
	2026	2025
Cash flow from operating activities
Net income (loss)	$(105,465)	$(17,783)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Accounts payable and accrued expenses	4,886	—
Net cash used in operating activities	(100,579)	(17,783)

Cash flows from financing activities
Proceeds from notes payable-related party	103,230	19,000
Net cash provided by (used in) financing activities	103,230	19,000

Net change in cash	2,651	1,217
Cash at beginning of period	98	103
Cash at end of period	$2,749	$1,320

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 1 — Organization and Plan of Business Operations

Allegro Merger Corp. (the “Company”) was incorporated in Delaware on August 7, 2017 as a blank check company whose objective is to acquire, through a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, one or more businesses or entities (a “Business Combination”).

All activity through March 31, 2026 relates to the Company’s formation, the Company’s initial public offering of units (“Initial Public Offering”) described below and, since the Initial Public Offering, the search for a prospective initial Business Combination.

The registration statement for the Company’s Initial Public Offering was declared effective on July 2, 2018. On July 6, 2018, the Company consummated the Initial Public Offering of 14,950,000 units (“Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), including 1,950,000 Units issued pursuant to the exercise in full of the underwriters’ overallotment option, generating gross proceeds of $149,500,000, which is described in Note 3. Each Unit consisted of one share of the Company’s common stock, $0.0001 par value, one redeemable common stock purchase warrant (the “Warrants”) and one right (the “Rights”). Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 7). Each Right entitles the holder to receive one tenth (1/10) of one share of common stock upon the completion of a Business Combination.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 372,500 units (“Private Units”), at a price of $10.00 per Private Unit in a private placement to certain of the Initial Stockholders (defined below), Cantor Fitzgerald & Co. and Chardan Capital Markets LLC (collectively, the “Insiders”), generating gross proceeds of $3,725,000, which is described in Note 4.

Following the closing of the Initial Public Offering on July 6, 2018, an amount of $149,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Units was placed in a trust account (“Trust Account”) and was invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act.

On July 6, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 1,950,000 Units, at $10.00 per Unit.

Dissolution of Trust Account; Delisting and Deregistration of Securities

Pursuant to the Charter, on March 31, 2020, the Company began the process of liquidating and distributing to its public stockholders their pro rata portion of the funds contained in the Trust Account, including interest earned on the amounts on deposit, less amounts that be released to the Company to pay franchise and income taxes and up to $100,000 of interest which may be released to the Company to pay dissolution expenses. On April 21, 2020, all of the public shares were redeemed at a per share redemption price of $10.30. On August 23, 2021, we distributed the remaining restricted cash pro rata, to our former public stockholders in the amount of $129,957. The restricted cash balance represented the unused portion of our dissolution allowance and allowance for taxes.

An aggregate of approximately $781,700 of loans made by the initial stockholders to the Company in connection with extensions of time to complete an initial business will not be repaid and will be forgiven if we are unable to consummate a business combination and determine to liquidate and dissolve.

The initial stockholders waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units. Accordingly, such initial stockholders did not participate in the redemption and an aggregate of 4,110,000 shares of common stock remain outstanding. Additionally, the Company’s rights and warrants remain outstanding.

On April 20, 2020, Nasdaq filed a Form 25 to delist and deregister the units, common stock, rights, and warrants. Such securities were delisted from Nasdaq as of April 30, 2020 and deregistered under Section 12(b) of the Exchange Act as of July 9, 2020.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 1 — Organization and Plan of Business Operations (cont.)

Merger Agreement

On January 16, 2026, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with SEEQC, Inc., a Delaware corporation (“SeeQC”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SeeQC (“Merger Sub”). Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub, with the Company surviving the merger (the “Merger”). As a result of the Merger, the Company will become a direct, wholly-owned subsidiary of SeeQC and the security holders of the Company will become security holders of SeeQC.

At the effective time of the Merger (“Effectie Time”), each share of common stock of the Company (“Allegro Common Stock”), and each right of the Company (“Allegro Rights”), that is issued and outstanding immediately before the Effective Time (other than shares held by the Company, SeeQC or their subsidiaries and shares as to which statutory dissenter’s rights have been exercised) will be canceled and converted into and become the right to receive one share of SeeQC common stock (multiplied by 1/10th in the case of the Allegro Rights).

In connection with the Merger, the Company will seek to amend its redeemable common stock purchase warrants, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50 (collectively, “Allegro Warrants”), so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants will automatically convert into the right to receive a fractional share of SeeQC common stock (the “Allegro Warrant Amendment”). In the event that the Allegro Warrants are not amended and the Merger is consummated, SeeQC will assume them.

Going Concern

As of March 31, 2026, the Company had a cash balance of $2,749 and a working capital deficit of $1,182,817.

In addition, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the company has substantial doubt about the company’s ability to continue as a going concern because the company has no operations to achieve any revenue and is dependent on obtaining outside capital via debt or equity to fund operating expenses. Thus the company has substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company liquidate after March 31, 2026.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2026, are not necessarily indicative of the results that may be expected for any future period. The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 11, 2026.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

Principles of Consolidation

The consolidated condensed financial statements of the Company include its wholly-owned subsidiary, Allegro Merger Sub, Inc., a Delaware corporation incorporated on November 7, 2019. All inter-company accounts and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated condensed financial statements and the reported amounts of expenses during the periods presented. Actual results could differ from those estimates.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2026, and December 31, 2025. The Company had a cash balance of $2,749 and $98 as of March 31, 2026 and December 31, 2025, respectively.

Marketable securities held in Trust Account

On April 20, 2020 the remaining cash held in the Trust Account was fully liquidated.

Net Income (Loss) Per Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income per share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of the warrants and rights sold in the Initial Public Offering and Private Placement to purchase an aggregate of 16,854,750 Public Shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per share is the same as basic earnings per share for the period.

Net income per share, basic and diluted for the three months ending March 31, 2026 and 2025 respectively, is calculated dividing the net (loss) of $(105,465) and $(17,783), by the weighted average number of Shares outstanding during the period.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 2 — Summary of Significant Accounting Policies (cont.)

obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets and liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statement.

Note 3 — Initial Public Offering

On July 6, 2018, the Company consummated the Initial Public Offering and sold 14,950,000 Units, including 1,950,000 Units issued pursuant to the exercise in full of the underwriters’ over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consisted of one share of the Company’s common stock, $0.0001 par value, one Warrant and one Right. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share (see Note 7). Each Right entitles the holder to receive one tenth (1/10) of one share of common stock upon the completion of a Business Combination.

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Insiders purchased an aggregate of 372,500 Private Units, at $10.00 per Private Unit for an aggregate purchase price of $3,725,000. Each Private Unit consists of one Private Share, one warrant (“Private Warrant”) and one right (“Private Right”). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. The proceeds from the sale of the Private Units were used to fund the redemption of the Public Shares.

The Private Units are identical to the Units sold in the Public Offering, except that the holders have agreed to vote the Private Shares in favor of any Business Combination. Additionally, the holders have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of the initial Business Combination.

The holders of the Private Units (or underlying shares of common stock) are entitled to registration rights described in Note 6.

Note 5 — Related Party Transactions

Promissory Notes — Related Parties

The Company issued three unsecured promissory notes totaling $103,230 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January and February 2026 for $20,000, $60,931.01, and $22,300, respectively. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of March 31, 2026.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 5 — Related Party Transactions (cont.)

The Company issued two unsecured promissory notes totaling $19,000 to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in January and March 2025, respectively. The notes are non-interest bearing, and payable on the earlier of (i) demand by Payee, (ii) the date on which the Company consummates a merger or acquisition or (iii) the date on which the Company elects to dissolve and is outstanding as of March 31, 2026.

Notes Payable — Related Parties

Certain individuals and entities (the “Contributors”) that participated in the private placement of units that occurred simultaneously with the Company’s initial public offering contributed to the Company an aggregate amount of $781,700, representing contributions covering a prorated amount of $0.02 per unconverted public share for the partial month of January 2020 and $0.025 per unconverted public share for each of February 2020 and March 2020 (each, a “Contribution”). The Contributions will not bear any interest and will be repayable by the Company to the Contributors upon consummation of an initial business combination. The Contributions will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the Company’s trust account.

The Company deposited $223,342, the first contribution on January 6, 2020, into the trust account established in connection with the Company’s initial public offering. The Company deposited the second Contribution of $279,178 on January 31, 2020, and deposited the third Contribution of $279,180 on March 2, 2020, in each case, to the same trust account; provided that any such additional Contribution was only to be made if the previously announced merger agreement with TGI Fridays is still then in effect, or, if such agreement is earlier terminated, the Board of Directors of the Company by majority vote determines to require such additional Contribution.

On March 31, 2020, the Company and Holdings mutually determined, due to extraordinary market conditions and the failure to meet necessary closing conditions, to terminate the Merger Agreement.

The loans made by the Contributors will not be repaid and will be forgiven if we are unable to consummate a business combination and determine to liquidate and dissolve. The balance of $781,700 remains outstanding as of March 31, 2026.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Shares, Private Warrants, Private Rights, and any shares, warrants and rights that may be issued upon conversion of working capital loans (and any shares issued upon the exercise of such warrants or conversion of such rights) will be entitled to registration rights pursuant to a registration rights agreement executed prior to the Initial Public Offering. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities, except that Cantor, Chardan, and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five year period beginning on July 2, 2018, the effective date of Allegro’s registration statement in connection with Allegro’s initial public offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of an initial Business Combination. Cantor, Chardan, and/or their designees may participate in a “piggy-back” registration only during the seven year period beginning on July 2, 2018. The Company will bear the costs and expenses of filing any such registration statements.

Underwriting Agreement

The Company entered into an agreement with the underwriters of the Initial Public Offering (“Underwriting Agreement”), pursuant to which the Company paid an underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, excluding the over-allotment option, or $2,600,000 in the aggregate, to the underwriters at the closing of the Initial Public Offering, with an additional fee (the “Deferred Underwriting Discount”) of 3.5% of the gross offering proceeds of the Initial Public Offering, excluding the over-allotment option, and 5.5% of the gross

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 6 — Commitments and Contingencies (cont.)

proceeds of the over-allotment option, or $5,622,500 in the aggregate. The Underwriting Agreement provided that the Deferred Underwriting Discount would only be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company would complete its initial Business Combination. As previously indicated, the Company was unable to consummate its initial Business Combination in the time period prescribed by the Charter and, accordingly, the Company distributed the proceeds held in the Trust Account to public stockholders. As a result, the Deferred Underwriting Discount is no longer owed.

Subscription Agreements

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements (“Subscription Agreements”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company will, substantially concurrently with, and contingent upon, the consummation of the Merger, issue an shares of Allegro Common Stock to the Investors at a price of $5.00 per share, for aggregate gross proceeds to the Company of approximately $65 million. The shares of Allegro Common Stock sold in the financing will be converted into shares of SeeQC Common Stock in connection with the Merger. The closing of the Subscription Agreements is conditioned upon, among other things, (i) the substantially concurrent consummation of the Merger and (ii) the accuracy of all representations and warranties of the Company in the Subscription Agreements (subject to certain bring-down standards).

Support Agreements

Concurrently with the execution of the Merger Agreement, SeeQC, Allegro and certain of the initial stockholders of Allegro (who collectively hold more than 50% of the Allegro Common Stock) entered into an agreement (the “SeeQC Support Agreement”) pursuant to which they agreed to vote or cause to be voted all shares of Allegro Common Stock and Allegro Warrants beneficially held by them (i) in favor of all proposals necessary to effectuate the Transactions; (ii) in favor of Allegro Warrant Amendment, and (iii) against (x) any proposal or offer from any other person (other than SeeQC or its affiliates) with respect to certain competing transactions; and (y) any action, proposal, transaction, or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (other than as contemplated by the Merger Agreement). Pursuant to the Allegro Support Agreement, such stockholders also agreed to waive any appraisal or dissenters’ rights under applicable law and not to exercise any right to redeem shares of capital stock of Allegro.

Note 7 — Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2026 and December 31, 2025, there were no shares of preferred stock issued or outstanding.

Common Stock

The Company is authorized to issue 40,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. At March 31, 2026 and December 31, 2025, there were 4,110,000 shares of common stock issued and outstanding.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 7 — Stockholders’ Equity (cont.)

Certain of the holders of the shares of Allegro Common Stock issued prior to Allegro’s Initial Public Offering have agreed to restrictions on transfer with respect to 23% of the shares of SeeQC Common Stock to be received by them in the Merger and pursuant to the Allegro Warrant Amendment (other than shares of SeeQC Common Stock to be received by them in respect of the private placement units purchased by them simultaneously with the Initial Public Offering), with such restrictions to be released as follows:

•        If, during Earnout Period 1, the First Base Target is achieved, then 1/3 of the restricted shares will be released from the restrictions;

•        If, during Earnout Period 2, the Second Base Target is achieved, then 1/3 of the restricted shares will be released from the restrictions, plus any shares not released in respect of Earnout Period 1; and

•        If, during Earnout Period 3, the Third Base Target is achieved, then all of the restricted shares will be released from the restrictions.

If, at the end of Earnout Period 3, any restricted shares have not been released, then such shares will be forfeited by the initial stockholders of Allegro and cancelled by SeeQC.

Prior to the closing of the Merger, certain initial stockholders of the Company will enter into a lock-up agreement with SeeQC (collectively, the “Lock-Up Agreements”), pursuant to which such stockholders will agree not to transfer the shares of SeeQC Common Stock received by them in exchange for the founder shares until 180 days after the Closing, subject to certain exceptions.

Following termination of the Merger Agreement, the Company liquidated the funds held in the Trust Account. Pursuant to the Charter, all outstanding Public Shares were redeemed at a per share redemption price of approximately $10.30 per Public Share (the “Redemption Amount”). The cash used for common stock redemptions was $153,755,272 and the change in the value of common stock due to redemptions was ($145,250,653).

The initial redemption occurred on April 21, 2020. As of the close of business on such date, the Public Shares were deemed cancelled and will represent only the right to receive the per share Redemption Amount. The Company’s officers, directors, initial stockholders, and the purchasers of Private Units have waived their redemption rights with respect to the common stock issued prior to the Company’s initial public offering and the common stock underlying the Private Units.

Rights

Each holder of a Right will receive one-tenth (1/10) of one common stock upon consummation of a Business Combination. No fractional shares will be issued upon exchange of the Rights. No additional consideration will be required to be paid by a holder of Rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis and each holder of Rights will be required to affirmatively covert its rights in order to receive 1/10 of a share underlying each right (without paying additional consideration). The common stock issuable upon exchange of the Rights was registered at the time of our initial public offering. Accordingly, when issued, such shares will not be restricted securities (except to the extent held by affiliates of the Company).

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 7 — Stockholders’ Equity (cont.)

Warrants

The Company has accounted for both the Public and Private Warrants as a liability.

The Warrants will become exercisable 30 days after the consummation of a Business Combination. No Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon the exercise of the Warrants is not effective within 20 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. The Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Placement Warrants are identical to the Warrants underlying the Units sold in the Initial Public Offering, except the Placement Warrants are exercisable for cash (even if a registration statement covering the shares of common stock issuable upon exercise of such Placement Warrants is not effective) or on a cashless basis, at the holder’s option, and not redeemable by the Company, in each case so long as they are still held by the original purchasers or their affiliates.

The Company may call the Warrants for redemption (excluding the Placement Warrants but including any outstanding Warrants issued upon exercise of the unit purchase option issued to its underwriter), in whole and not in part, at a price of $.01 per Warrant:

—     upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

—     if, and only if, the reported last sale price of the shares of common stock (or the closing bid price of our common stock in the event shares of our common stock are not traded on any specific day) equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to Warrant holders, and

—     if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Warrants at the time of redemption and for the entire 30-day redemption period and continuing each day thereafter until the date of redemption.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Warrants.

Allegro Merger Corp.

Notes to Consolidated Condensed Financial Statements
(Unaudited)

Note 8 — Fair Value Measurements

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at March 31, 2026 and December 31, 2025, and it indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

March 31, 2026

Description	Quoted Price in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities	$—	$—	$40

December 31, 2025

Description	Quoted Price in Active Market (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities	$—	$—	$40

There were no transfers to/from Levels 1, 2, and 3 securities at the end of the reporting period. There were no change to the fair value as of the warrants as of March 31, 2026 and December 31, 2025 as the total value was deemed immaterial.

The following table provides quantitative information regarding Level 3 fair value measurements inputs utilized to measure the fair value of the Private Placement Warrants at the measurement dates as of March 31, 2026, and December 31, 2025:

	March 31, 2026	December 31, 2025
Volatility	25.0%	25.0%
Risk Free Rate	3.94%	3.73%
Estimated Term Remaining	6.50	6.50

Note 9 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up to the date the unaudited condensed interim financial statements were issued. The Company issued one unsecured promissory note to Eric S. Rosenfeld, the Company’s Chief Executive Officer, in May 2026 for $6,500. The note is non-interest bearing and payable on demand.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

SEEQC, INC.,

SEEQC MERGER SUB, INC.,

and

ALLEGRO MERGER CORP.

Dated as of January 16, 2026

Annex A-i

Annex A-ii

Annex A Page Nos.
Section 5.17.	Allegro Warrant Amendment	A-37
Section 5.18.

Affiliate Agreements. The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to terminate each of the Contractual Obligations with Affiliates set forth in Schedule 5.18

A-37
ARTICLE VI CONDITIONS		A-37
Section 6.1.	Conditions to the Obligations of Each Party	A-37
Section 6.2.	Additional Conditions to Allegro’s Obligations	A-38
Section 6.3.	Additional Conditions to the Company’s Obligations	A-39
ARTICLE VII TERMINATION		A-40
Section 7.1.	Termination of Agreement	A-40
Section 7.2.	Notice of Termination; Effect of Termination	A-40
ARTICLE VIII NO SURVIVAL		A-41
Section 8.1.	No Survival	A-41
ARTICLE IX MISCELLANEOUS		A-41
Section 9.1.	Notices	A-41
Section 9.2.	Succession and Assignment; No Third-Party Beneficiaries	A-42
Section 9.3.	Amendments and Waivers	A-42
Section 9.4.	Entire Agreement	A-42
Section 9.5.	Fulfillment of Obligations	A-42
Section 9.6.	Counterparts; Electronic Delivery	A-42
Section 9.7.	Severability	A-42
Section 9.8.	Governing Law	A-43
Section 9.9.	Jurisdiction; Venue; Service of Process; JURY WAIVER	A-43
Section 9.10.	Specific Enforcement	A-43
Section 9.11.	Interpretation	A-44
Section 9.12.	Currency	A-44
Section 9.13.	No Recourse	A-44
Section 9.14.	Legal Representation	A-44

Exhibit A — Certain Definitions

Annex A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as amended, modified or supplemented from time to time, this “Agreement”) is made and entered into as of January 16, 2026, by and among Allegro Merger Corp., a Delaware corporation (“Allegro”), SEEQC, Inc., a Delaware corporation (the “Company”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Allegro, the Company and, Merger Sub are sometimes referred to individually as a “Party” and collectively as the “Parties”. Except as otherwise indicated, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Exhibit A.

recitals

WHEREAS, upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), the Parties intend to enter into a transaction, whereby Merger Sub will merge with and into Allegro (the “Merger”), with Allegro being the surviving entity of the Merger (“Surviving Company”) and the Allegro Stockholders receiving shares of Company Common Stock as described herein in exchange for all the outstanding shares of Allegro Stock; and

WHEREAS, as of the date of this Agreement, the boards of directors of each of Allegro, the Company, and Merger Sub have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective companies and their respective stockholders; and

WHEREAS, subject to the receipt of the Company Preferred Stockholder Written Consent and contingent on the Closing, immediately prior to the Effective Time, the Company Preferred Stock will be mandatorily converted into Company Common Stock in accordance with the Company’s Charter Documents in effect immediately before the Effective Time (the “Company Preferred Stock Conversion”); and

WHEREAS, the Company’s charter will be amended and restated, in a form reasonably acceptable to the Parties, following the Company Preferred Stock Conversion, but prior to the Effective Time, pursuant to which, among other things, the Company Common Stock will be split in accordance with the terms set forth therein; and

WHEREAS, prior to the Closing, Allegro will amend the Allegro Warrants, pursuant to an amendment to the Allegro Warrant Agreement in a form to be agreed by the Parties (the “Allegro Warrant Amendment”), so that, immediately prior to the Effective Time, each of the issued and outstanding Allegro Warrants automatically will convert into the right to receive a mutually agreeable fractional share of Company Common Stock, subject to equitable adjustment to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date hereof (other than the Company Preferred Stock Conversion and the Company Stock Split), with such amount reflecting a value of $5.00 per share of Company Common Stock, without the payment of any additional consideration (the “Allegro Warrant Conversion”); and

WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and intend that: (i) the Merger shall constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the Company Preferred Stock Conversion shall constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, except to the extent required pursuant to Section 305(c) of the Code.

agreement

NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE I
THE TRANSACTIONS AND RELATED MATTERS

Section 1.1. Merger. At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into Allegro, the separate corporate existence of Merger Sub shall cease, and Allegro shall continue as the Surviving Company after the Merger.

Annex A-1

Section 1.2. Effective Time; Closing. On the Closing Date (as defined below), Allegro and Merger Sub will cause the Merger to be consummated by the filing of a certificate of merger (the “Certificate of Merger”) with the Secretary of State of Delaware, in accordance with the applicable provisions of the DGCL (the time of such filing, or such later time as may be agreed in writing by Allegro and the Company and specified in the Certificate of Merger, being the “Effective Time”). Subject to the provisions of ARTICLE VII of this Agreement, the closing of the transactions contemplated by this Agreement, including the Merger (the “Closing”), will take place remotely, at a time and date to be determined by the Parties, but in no event later than the second (2nd) Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof (other than those conditions which can be satisfied only at the Closing, but subject to the satisfaction or waiver of such conditions at Closing), or at such other time and place as may be agreed to by Allegro and the Company (the “Closing Date”). Subject to the provisions of ARTICLE VII of this Agreement, the failure to consummate the Closing on the date and time determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

Section 1.3. Effect of the Merger. The effect of the Merger will be as provided in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of the Merger and without any further action on the part of the Parties or the Allegro Stockholders, all of the property, rights, privileges, powers, franchises, debts, liabilities, and duties of Merger Sub shall vest in Allegro as the Surviving Company following the Merger.

Section 1.4. Governing Documents.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, the certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Company, except that the name of the Surviving Company shall be “Allegro Merger Corp.”, until thereafter amended in accordance with its terms and as provided by applicable Legal Requirements.

(b) At the Effective Time, by virtue of the Merger and without any further action on the part of the Parties, the bylaws of Merger Sub shall be the bylaws of the Surviving Company, except that the name of the Surviving Company shall be “Allegro Merger Corp.”, until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Company and as provided by applicable Legal Requirements.

Section 1.5. Officers and Directors of the Surviving Company. Each of the persons who is an officer of Merger Sub immediately before the Effective Time will continue in the same position as an officer of the Surviving Company, until his or her death, resignation or removal. Beginning at the Effective Time, the persons designated by the Company, acting through its board of directors, will serve as the directors of the Surviving Company.

Section 1.6. Conversion of Securities.

(a) Conversion of Company Preferred Stock. Immediately prior to the Effective Time, and prior to the conversion of Allegro Common Stock into the right to receive shares of Company Common Stock in accordance with Section 1.6(b), subject to the satisfaction of the terms and conditions of this Agreement, the Company shall effect the Company Preferred Stock Conversion, such that each Company Preferred Stock issued and outstanding immediately prior thereto shall be converted into Company Common Stock, at the then effective conversion rate as calculated in accordance with the Company’s Charter Documents in effect immediately prior thereto.

(b) Amendment of Company Charter Documents. Immediately following the Company Preferred Stock Conversion, but prior to the Effective Time, the certificate of incorporation of the Company shall be, and the parties shall take or cause to be taken all action required (including by filing of any necessary documents with the Secretary of State of Delaware) to cause the certificate of incorporation of the Company to be, amended and restated to be in a form reasonably acceptable to the Parties, pursuant to which, among other things, the Company Common Stock will be split, in accordance with the terms set forth therein, such that the holders of Company Common Stock, as determined immediately following the Company Preferred Stock Conversion but prior to the Effective Time, will hold, in the aggregate, 200,000,000 shares of Company Common Stock, less the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of the Company Derivative Securities outstanding immediately thereafter (after taking into account any adjustment thereto as a result of the Company Preferred Stock Conversion or the Company Stock Split) (the “Company Stock Split”), until thereafter amended in accordance with its terms. Immediately prior to the Effective Time, the bylaws of the Company shall be amended and restated in a form reasonably acceptable to the Parties.

Annex A-2

(c) Conversion of Allegro Common Stock and Allegro Rights. At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, each share of Allegro Common Stock and each Allegro Right issued and outstanding immediately before the Effective Time (other than shares cancelled pursuant to Section 1.6(f) and Dissenting Shares) will be canceled and converted into and become the right to receive, subject to Section 1.7, one share of Company Common Stock (multiplied by 1/10th in the case of the Allegro Rights) (the “Per Share Merger Consideration”).

(d) Adjustments to Per Share Merger Consideration. The maximum number of shares of Company Common Stock outstanding pursuant to Section 1.6(c) and the number of shares of Company Common Stock issuable pursuant to Section 1.6(c) as Per Share Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date hereof (other than the Company Preferred Stock Conversion contemplated by Section 1.6(a) and the Company Stock Split contemplated by Section 1.6(b)) but at or prior to the date such shares are issued pursuant to this Section 1.6, including, for the avoidance of doubt, any further stock split or reverse stock split recommended by the underwriters of the Public Offering in connection with the pricing thereof.

(e) Fractional Shares. No fraction of a share of Company Common Stock will be issued by virtue of the Merger in accordance with this Section 1.6, and each Allegro Stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock in accordance with this Section 1.6 (after aggregating all fractional shares and units that otherwise would be received by such holder in accordance with this Section 1.6) shall receive from the Company, in lieu of such fractional share, one (1) share of Company Common Stock.

(f) Cancellation of Treasury and Company-Owned Allegro Common Stock. Any shares of Allegro Common Stock held by Allegro, the Company or any direct or indirect Subsidiary of any of the foregoing immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

(g) Conversion of Merger Sub Common Stock. At the Effective Time, subject to the terms and conditions of this Agreement, by virtue of the Merger and without any further action on the part of the Parties, each share of Merger Sub’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Company.

Section 1.7. Exchange Procedures.

(a) Deposit of Merger Consideration. At or before the Effective Time, the Company shall appoint an exchange agent, who shall be mutually determined by the Company and Allegro (the “Exchange Agent”). The Company shall deposit, or instruct its transfer agent to deposit, with the Exchange Agent certificates or evidence of book-entry shares representing a sufficient number of shares of Company Common Stock to deliver the aggregate Per Share Merger Consideration issuable to the Allegro Stockholders, in accordance with this Agreement (the “Payment Fund”). In addition, the Company shall deposit or cause to be deposited in the Payment Fund, as necessary from time to time after the Effective Time, any shares of Company Common Stock or funds necessary to deliver or pay (x) dividends or other distributions payable pursuant to Section 1.7(c), or (y) the Per Share Merger Consideration issuable at the Closing in respect of any Dissenting Shares as to which the holder thereof fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL.

(b) Exchange of Allegro Common Stock. Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of shares of Allegro Common Stock or Allegro Rights that were converted into the right to receive shares of Company Common Stock, in book-entry form pursuant to Section 1.6(c): (i) a letter of transmittal (“Letter of Transmittal”) in customary form and containing such provisions as the Company may reasonably specify (including a provision confirming that delivery of certificates evidencing its right to shares of Allegro Common Stock or Allegro Rights (“Allegro Certificates”) to the Exchange Agent shall be effected, and risk of loss and title thereto shall pass, only upon proper delivery of such Allegro Certificates to the Exchange Agent and a provision effecting the transfer of any book-entry shares of Allegro Common Stock or book-entry Allegro Rights to the Exchange Agent); and (ii) instructions for effecting the surrender of any Allegro Certificates in exchange for shares of Company Common Stock pursuant to Section 1.6(c), as applicable. The Allegro Stockholders shall deliver a duly completed and executed Letter of Transmittal to the Exchange Agent, together with

Annex A-3

any Allegro Certificates, or in the case of a lost, stolen or destroyed Allegro Certificate, an affidavit (and indemnity if required) in the manner provided in Section 1.9 below, and shall, promptly after the later of such delivery and the Closing, receive in exchange therefor the aggregate Per Share Merger Consideration from the Payment Fund (in book-entry form, unless certificates representing the aggregate Per Share Merger Consideration are otherwise requested by the Allegro Stockholders) issuable to such Allegro Stockholder in respect of the Allegro Common Stock and Allegro Rights previously represented by the certificates or book-entry positions so delivered, and any such Allegro Certificates or book-entry positions shall forthwith be cancelled. Until so delivered, from and after the Effective Time, outstanding Allegro Certificates and book-entry positions will be deemed to evidence only the right to receive the aggregate Per Share Merger Consideration issuable in respect of the Allegro Common Stock and Allegro Rights previously represented thereby, as prescribed by this Agreement, and the Allegro Stockholders will, subject to applicable Legal Requirements in the case of Dissenting Shares, cease to have any rights with respect thereto. No interest shall be paid or accrued on the Per Share Merger Consideration, or on any dividends or other distributions pursuant to Section 1.7(c), upon the surrender or transfer of any Allegro Certificate.

(c) Distributions With Respect to Unexchanged Allegro Common Stock. No dividends or other distributions declared or made after the date hereof with respect to Company Common Stock with a record date after the Effective Time will be paid to the holders of any Allegro Certificates or book-entry positions with respect to the Per Share Merger Consideration to be issued in respect thereof until the holders of record of such Allegro Certificates or book-entry positions shall deliver a Letter of Transmittal and surrender any such certificates. Subject to applicable Legal Requirements, following delivery of a Letter of Transmittal and surrender of any such Allegro Certificates, the Exchange Agent shall promptly deliver the aggregate Per Share Merger Consideration issuable in exchange therefor in accordance with Section 1.7(b) (in book-entry form, unless certificates representing the aggregate Per Share Merger Consideration are otherwise requested by Allegro Stockholders), and the amount of any such dividends or other distributions theretofore paid with respect to such shares with a record date after the Effective Time, in each case without interest.

(d) Transfers of Ownership of Allegro Common Stock. If shares of Company Common Stock constituting the Per Share Merger Consideration are to be issued in book-entry form in a name other than that in which the Allegro Certificates or book-entry positions surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Allegro Certificates so surrendered or instruments of transfer with respect to such book-entry positions will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to the Company or any agent designated by it any transfer or other Taxes required by reason of the issuance of the Per Share Merger Consideration in any name other than that of the registered holder of the Allegro Certificates or book-entry positions surrendered, or established to the satisfaction of the Company or any agent designated by it that such Tax has been paid or is not payable.

(e) No Further Ownership Rights in Allegro Stock. The shares of Company Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Allegro Common Stock and there shall be no further registration of transfers on the records of the Surviving Company of the shares of Allegro Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Allegro Certificates are presented to the Company or the Surviving Company for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

(f) Termination of Payment Fund. The Payment Fund that remains unclaimed by the holders of shares of Allegro Common Stock six (6) months after the Effective Time shall be returned to the Company, upon demand, and any such holder who has not exchanged its Allegro Certificates or book-entry positions in accordance with this Section 1.7 prior to that time shall thereafter look only to the Company (subject to abandoned property, escheat, or other similar Legal Requirements), as general creditor thereof, for payment of the Per Share Merger Consideration, without any interest. Notwithstanding the foregoing, neither the Company nor the Surviving Company shall be liable to any holder of Allegro Certificates or book-entry positions for any amounts delivered to a public official pursuant to applicable abandoned property, escheat, or similar Legal Requirements. Any amounts remaining unclaimed by holders of Allegro Certificates or book-entry positions shall, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority, to the extent permitted by applicable Legal Requirements, become the property of the Company, free and clear of any claims or interest of any Person previously entitled thereto.

Annex A-4

Section 1.8. Required Withholding. The Company shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code or under any state, local or foreign Legal Requirement. Allegro shall use commercially reasonable efforts to provide notice of any withholding that it intends to make (or cause to be made) in connection with consideration deliverable pursuant to this Agreement (other than any withholding required (i) in connection with amounts properly treated as compensation for applicable Tax purposes or (ii) as a result of failure to deliver the Tax certificates and any accompanying notice or forms described in Section 6.2(f)) at least three (3) days prior to the date of the relevant payment, and the Parties shall (and shall cause their Affiliates to) use commercially reasonable efforts to cooperate to minimize or eliminate any such potential withholding. To the extent such amounts are so deducted or withheld consistent with the terms of this Section 1.8, such amounts shall be treated for all purposes under this Agreement as having been delivered to the Person to whom such amounts would otherwise have been deliverable.

Section 1.9. Lost, Stolen or Destroyed Certificates for Allegro Stock. In the event that any Allegro Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Allegro Certificates, upon the making of an affidavit of that fact by the holder thereof, the aggregate Per Share Merger Consideration into which the shares of Allegro Common Stock previously represented by such Allegro Certificates were converted, and any dividends or distributions payable pursuant to Section 1.7(c); provided, however, that, as a condition precedent to the delivery of such Per Share Merger Consideration, the owner of such lost, stolen or destroyed Allegro Certificates shall indemnify the Exchange Agent, the Company and the Surviving Company against any claim that may be made against the Exchange Agent, the Company or Surviving Company with respect to the Allegro Certificates alleged to have been lost, stolen or destroyed and deliver any Letter of Transmittal reasonably required by the Exchange Agent.

Section 1.10. Treatment of Company Derivative Securities. For the avoidance of doubt, each Company Option and each Company RSU outstanding as of the Effective Time shall continue to be subject to its applicable terms and conditions following the Effective Time; provided, however, that the number of shares of Company Common Stock into which the applicable award is exercisable or settleable (as applicable), and, as applicable, the per share exercise price, of each such award shall be subject to any necessary adjustments (as set forth in, and in accordance with the terms of, the Company Equity Plan) in order to treat such underlying shares in the same manner as the shares of Company Common Stock issued and outstanding prior to the Company Stock Split in connection with the Company Stock Split contemplated by Section 1.6(b). For the avoidance of doubt, to the extent the board of directors of the Company, or the compensation committee thereof, is required to take any action to authorize or ratify the treatment of each Company Option and Company RSU as set forth in this Section 1.10, they will do so prior to the Closing. For the avoidance of doubt, any share of Company Common Stock that, as of immediately prior to the Effective Time, is outstanding and subject to a risk of forfeiture or right of repurchase by the Company (each, a “Company Restricted Share”) shall continue to be subject to its applicable terms and conditions following the Effective Time; provided that each such Company Restricted Share shall otherwise be treated in the same manner as the shares of Company Common Stock issued and outstanding prior to the Company Stock Split in connection with the Company Stock Split contemplated by Section 1.6(b).

Section 1.11. Earnout.

(a) Company Earnout Shares.

(i) If, between the Closing Date and the date that is the first anniversary of the Closing (“Earnout Period 1”), the VWAP of the Company Common Stock equals or exceeds $6.50 for twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing and ending on or prior to the end of Earnout Period 1 (the “First Base Target”), then the Company shall issue to the holders of Company Common Stock (including holders of Company Restricted Shares) and any Eligible Awardholders, in each instance, determined as of immediately after the Company Preferred Stock Conversion and the Company Stock Split contemplated by Section 1.6(b) but prior to the Effective Time (such persons, together the “Earnout Recipients”), for the aggregate shares of Company Common Stock held thereby (including the number of shares of Company Common Stock then underlying any Eligible Options being determined as if such Eligible Options had been fully vested and exercised on a net-exercise basis with the fair market value of a share of Company Common Stock being equal to $5.00 per share as of the time of such exercise) measured as of immediately after the Company Preferred Stock Conversion and the Company Stock

Annex A-5

Split contemplated by Section 1.6(b) but prior to the Effective Time (such shares, including for the avoidance of doubt, the shares underlying the Eligible Options and Eligible RSUs, the “Recipient Shares”), an aggregate number of shares of Company Common Stock equal to the quotient of (A) $100,000,000, divided by (B) $5.00 (the “Earnout Period 1 Shares”). All per share dollar amounts in this paragraph shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date of this Agreement but at or prior to the date such shares are issued (other than the Company Preferred Stock Conversion and the Company Stock Split contemplated by Section 1.6(b)). For the avoidance of doubt, such shares shall be issued to each Earnout Recipient on a pro rata basis measured in accordance with such person’s proportionate ownership of the aggregate Recipient Shares.

(ii) If, between the Closing Date and the date that is the second anniversary of the Closing (“Earnout Period 2”), the VWAP of the Company Common Stock equals or exceeds $8.00 for twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing and ending prior to the end of Earnout Period 2 (the “Second Base Target”), then the Company shall issue to the Earnout Recipients, for the Recipient Shares (A) an aggregate number of shares of Company Common Stock equal to the quotient of (1) $100,000,000, divided by (2) $5.00 (the “Earnout Period 2 Shares”) and (B) the Earnout Period 1 Shares, to the extent the Earnout Period 1 Shares were not issued to the Earnout Recipients in respect of Earnout Period 1. All per share dollar amounts in this paragraph shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date of this Agreement but at or prior to the date such shares are issued (other than the Company Preferred Stock Conversion and the Company Stock Split contemplated by Section 1.6(b)). For the avoidance of doubt, such shares shall be issued to each Earnout Recipient on a pro rata basis measured in accordance with such person’s proportionate ownership of the Recipient Shares.

(iii) If, between the Closing Date and the date that is the third anniversary of the Closing (“Earnout Period 3” and collectively with Earnout Period 1 and Earnout Period 2, the “Earnout Period”), the VWAP of the Company Common Stock equals or exceeds $10.00 for twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing and ending prior to the end of Earnout Period 3 (the “Third Base Target” collectively with the First Base Target and the Second Base Target, the “Earnout Targets”), then the Company shall issue to the Earnout Recipients, for the Recipient Shares (A) an aggregate number of shares of Company Common Stock equal to the quotient of (1) $100,000,000, divided by (2) $5.00, (B) the Earnout Period 1 Shares, to the extent the Earnout Period 1 Shares were not issued to the Earnout Recipients in respect of Earnout Period 1, and (C) the Earnout Period 2 Shares, to the extent the Earnout Period 2 Shares were not issued to the Earnout Recipients in respect of Earnout Period 2. All dollar amounts in this paragraph shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Company Common Stock occurring on or after the date of this Agreement but at or prior to the date such shares are issued (other than the Company Preferred Stock Conversion and the Company Stock Split contemplated by Section 1.6(b)). For the avoidance of doubt, such shares shall be issued to each Earnout Recipient on a pro rata basis measured in accordance with such person’s proportionate ownership of the Recipient Shares.

(b) From and after the Closing Date, during the Earnout Period, the Company shall be free to conduct its business and the business of its Subsidiaries in the manner it determines to be reasonably prudent and in its best interest of the Company and its Affiliates; provided that the Company shall not take any action or omit to take any action that is intended or designed to impede or prevent the Company from achieving the applicable Earnout Target or intended to delay, minimize, or prevent the issuance of the Earnout Shares in respect thereof.

(c) Within thirty (30) calendar days following the Company’s final determination that an Earnout Target has been achieved, the Earnout Shares shall be issued to the Earnout Recipients.

Annex A-6

(d) If on or prior to the conclusion of the Earnout Period, there occurs an Earnout Acceleration Event, then the Earnout Shares shall become immediately issuable, within ten (10) Business Days of the occurrence of such event.

Section 1.12. Sponsor Restricted Shares.

(a) Between the Closing Date and the date that is the third anniversary of the Closing, the Sponsor agrees that 23% of the number of shares of Company Common Stock issued to the Sponsor at (i) the Closing pursuant to Section 1.6(c) and (ii) upon the conversion of the Allegro Warrants following the consummation of the Allegro Warrant Amendment, in each instance, in exchange for the Sponsor Allegro Restricted Shares (the “Sponsor Company Restricted Shares”) will be locked-up, non-transferrable and subject to forfeiture (the “Restrictions”) in accordance with this Section 1.12. For the avoidance of doubt, while the Restrictions are in place, the Sponsor Company Restricted Shares shall not be entitled to vote on any matter of the Company.

(b) If, during Earnout Period 1, the First Base Target is achieved, then one third (1/3) of the Sponsor Company Restricted Shares will be released from, and no longer subject to, the Restrictions.

(c) If, during Earnout Period 2, the Second Base Target is achieved, then one third (1/3) of the Sponsor Company Restricted Shares with respect to the Second Base Target and one third (1/3) of the Sponsor Company Restricted Share with respect to the First Base Target will be released from, and no longer subject to, the Restrictions.

(d) If, during Earnout Period 3, the Third Base Target is achieved, then all of the Sponsor Company Restricted Shares will be released from, and no longer subject to, the Restrictions.

(e) If, at the end of Earnout Period 3, any Sponsor Company Restricted Shares have not been released as a result of the achievement of either the First Base Target, the Second Base Target or the Third Base Target, then any such shares will be forfeited by the Sponsor and cancelled by the Company.

Section 1.13. Tax Consequences. It is intended by the Parties hereto that: (i) the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the Company Preferred Stock Conversion shall comprise and constitute a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, except to the extent required by Section 305(c) of the Code (collectively, the “Intended Tax Treatment”). The Parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Section 1.14. Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action by Allegro, the Company or the Surviving Company is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Allegro, the Company and the Surviving Company shall cause them to take all such action that it is lawful for them to take.

Section 1.15. Lock-Up Agreements.

(a) Prior to the Closing, the Company Stockholders listed on Schedule 1.15(a) will enter into an agreement (the “Company Lock-Up Agreements”) whereby such stockholders will agree not to transfer the shares of Company Common Stock held by such Company Stockholders immediately prior to the Effective Time, until 180 days after the Closing Date, subject to certain exceptions as set forth therein.

(b) Prior to the Closing, the Initial Stockholders shall enter into an agreement (the “Allegro Lock-Up Agreements”) whereby such stockholders will agree not to transfer the Company Common Stock that was received by such Initial Stockholders in exchange for the Founder Shares at the Closing until 180 days after the Closing Date, subject to certain exceptions as set forth therein. The Allegro Lock-Up Agreements shall supersede any restrictions on transfer applicable to such Founder Shares prior to the date hereof.

Section 1.16. Company Stockholders Support Agreements Concurrently with the execution of this Agreement, the Company Stockholders listed on Schedule 1.16 are entering into support agreements with Allegro and the Company (the “Company Stockholders Support Agreements”), pursuant to which each of the Company Stockholders agrees to, among other things, vote all of the shares of Company Common Stock and Company Preferred Stock beneficially owned by such Company Stockholder in favor of the adoption of this Agreement and the approval of the Merger

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and the other transactions contemplated hereby, including the Company Preferred Stock Conversion contemplated by Section 1.6(a) and the amendment to the Company’s certificate of incorporation, including the Company Stock Split, contemplated by Section 1.6(b) (which vote may be done by executing a written consent as provided for in Section 5.16).

Section 1.17. Initial Stockholders Agreements. Concurrently with the execution of this Agreement, the Initial Stockholders listed on Schedule 1.17 have entered into support agreements with the Company and Allegro (the “Initial Stockholders Support Agreements”), pursuant to which each of the Initial Stockholders has agreed to, among other things, (a) vote all of the shares of Allegro Common Stock beneficially owned by such Initial Stockholder, by executing the Allegro Stockholder Written Consent, in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and (b) vote all Allegro Warrants beneficially owned by such Initial Stockholder in favor of the adoption of the Allegro Warrant Amendment.

Section 1.18. Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, shares of Allegro Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders of Allegro who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Allegro Common Stock in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights (such shares, “Dissenting Shares”) shall not be converted into, and such stockholders shall have no right to receive, the Per Share Merger Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of Allegro who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such Dissenting Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 1.7, of the Company Certificates that formerly evidenced such Dissenting Shares.

(b) Prior to the Closing, Allegro shall give the Company (i) prompt notice of any demands for appraisal received by Allegro and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. Neither the Company nor Allegro shall, except with the prior written consent of the other Party (which consent shall not be unreasonably withheld), voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Subject to the exceptions set forth in Schedule 2 (the “Company Schedule”), each of the Company and Merger Sub hereby represents and warrants to Allegro as follows:

Section 2.1. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. Each jurisdiction in which the Company is so qualified or licensed is listed in Schedule 2.1. The Company has the requisite corporate power and authority and is in possession of all material Permits necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted, except where the failure to have such Permits would not have a Company Material Adverse Effect. Complete and correct copies of the certificate of incorporation and bylaws (such documents, or other comparable governing instruments with different names, collectively, “Charter Documents”) of the Company, as amended and currently in effect, have been made available to Allegro or Allegro’s counsel.

Section 2.2. Subsidiaries.

(a) Except for Merger Sub and as set forth in Schedule 2.2, neither the Company nor Merger Sub have any direct or indirect Subsidiaries. Except as set forth in Schedule 2.2, the Company owns all of the outstanding equity securities of Merger Sub and its other Subsidiaries, free and clear of all Liens other than Permitted Liens,

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either directly or indirectly through one or more other Subsidiaries. Except with respect to Merger Sub and its other Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in, and has not made any investment in or capital contribution to, any Person and does not have any agreement or commitment and is not subject to any other obligation to purchase any such interest or make any such investment or capital contribution, and has not agreed and is not bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect, under which it may become obligated in the future to purchase any such interest or make any such investment or capital contribution.

(b) Merger Sub and each other Subsidiary is duly incorporated, organized or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization (as listed in Schedule 2.2). Merger Sub and each other Subsidiary is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. Each jurisdiction in which Merger Sub or a Subsidiary is so qualified or licensed is listed in Schedule 2.2. Each Subsidiary is in possession of all material Permits necessary to enable it to own, lease, and operate the properties it purports to own, lease, or operate and to carry on its business as it is now being conducted, except where the failure to have such Permits would not have a Company Material Adverse Effect. Complete and correct copies of the Charter Documents of Merger Sub and each Subsidiary, as amended and currently in effect, have been made available to Allegro or Allegro’s counsel.

Section 2.3. Power and Authorization. Each of the Company and Merger Sub has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which the Company is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to the Company Stockholder Approval. The execution and delivery of this Agreement and each Ancillary Agreement by each of the Company and Merger Sub has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary corporate action on the part of the Company and Merger Sub, subject to the Company Stockholder Approval. This Agreement and each Ancillary Agreement to which the Company and Merger Sub are (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at Closing, will be when delivered) duly executed and delivered by the Company and Merger Sub and (b) is (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when delivered), assuming due authorization, execution, and delivery by the other Parties, enforceable against the Company and Merger Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights).

Section 2.4. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of the Company or Merger Sub in connection with (i) the valid and lawful authorization, execution, delivery and performance by the Company and Merger Sub of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, or (ii) the consummation of the Merger and the other Transactions by the Company and Merger Sub, except, in the case of clause (ii), for (a) compliance with the Exchange Act and the Securities Act, (b) the filing of the Certificate of Merger, and (c) such consents, approvals, authorizations, Permits, filings or notifications (if any), the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.5. Non-contravention. Neither the authorization, execution, delivery, or performance by the Company or Merger Sub of this Agreement or any Ancillary Agreement to which the Company or Merger Sub is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Merger or the other Transactions, will:

(a) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Charter Documents of the Company or any of its Subsidiaries;

(b) subject to compliance with the requirements specified in Section 2.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any Legal Requirement or Permit applicable to the Company or its Subsidiaries;

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(c) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or require any action by (including any authorization, consent or approval) or notice to, any Person under, any of the terms, conditions or provisions of any Contractual Obligation of the Company or any of its Subsidiaries;

(d) result in the creation or imposition of any Lien on any material asset of the Company other than Permitted Liens; or

(e) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any Contractual Obligation of the Company, including any “change of control” or similar provision, other than as expressly provided in this Agreement;

except, with respect to clauses (b), (c), (d) and (e), to the extent that the occurrence of any such breach, violation, default, termination, acceleration, action, increase, creation or imposition of a Lien would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.6. Compliance. The Company and each of its Subsidiaries is in compliance with, and, since December 31, 2022, has complied with, all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No written notice of non-compliance with any material Legal Requirement has been received by the Company or any of its Subsidiaries, and the Company has no Knowledge of any such notice related to the Company or any of its Subsidiaries delivered to any other Person.

Section 2.7. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 28,487,198 shares of Company Common Stock, of which 10,999,933 shares of Company Common Stock are issued and outstanding, and (ii) 12,290,032 shares of the Company’s preferred stock, par value $0.0001 per share (the “Company Preferred Stock,” and together with the Company Common Stock, the “Company Stock”), of which 12,046,521 shares of Company Preferred Stock are issued and outstanding. Other than the Company Stock, the Company has no class or series of securities authorized by its Charter Documents. All of the issued and outstanding shares of Company Common Stock (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any preemptive or subscription rights, (x) were issued in compliance in all material respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in the Company’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens. Schedule 2.7(a) sets forth each holder of shares of Company Stock and the number of shares of Company Stock beneficially held by each such Person. The Company does not hold any shares of capital stock of the Company in its treasury.

(b) Except as set forth on Schedule 2.7(b), no shares of Company Stock are reserved for issuance by the Company. Schedule 2.7(b) sets forth each holder of the Company Derivative Securities, the number of shares of Company Common Stock that are issuable upon the exercise of such holder’s Company Derivative Securities, the vesting schedule (if any) of such holder’s Company Derivative Securities and the expiration date (if any) of such holder’s Company Derivative Securities.

(c) Except for the Company Derivative Securities set forth in Schedule 2.7(b), there are no subscriptions, options, warrants, shares of capital stock, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, or make any payment (including any dividend or distribution) in respect of, any shares of capital stock, equity interests or similar ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, or enter into any such subscription, option, warrant, share of capital stock, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Except as set forth on Schedule 2.7(d), neither the Company nor any of its Subsidiaries has granted (i) any preemptive rights or other similar rights in respect of any capital stock, (ii) any equity appreciation rights, phantom units or other securities with a value based on the capital stock of the Company or (iii) any board nomination or observer rights.

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(e) Other than as contemplated by this Agreement or the Ancillary Agreements, there are no registrations rights with respect to any securities of the Company or any of its Subsidiaries, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to any capital stock of the Company or any of its Subsidiaries.

(f) Except as set forth on Schedule 2.7(f), as a result of the consummation of the Merger and the other Transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights as to vesting, convertibility or exercisability in connection with any shares, warrants, options or other securities of the Company or any of its Subsidiaries (including anti-dilution rights) accelerate or otherwise become triggered. None of the Company Derivative Securities contain any anti-dilution rights, other than adjustments for stock splits, reverse stock splits, stock combinations, stock dividends and similar transactions affecting the stockholders as a whole.

(g) Except as set forth on Schedule 2.7(g), neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of shares of capital stock of the Company or any of its Subsidiaries.

(h) No outstanding shares of Company Stock are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with the Company.

(i) No consent of any holder of the Company Derivative Securities is required for the treatment of the Company Derivative Securities in the manner provided in Section 1.6(a) (other than the Company Preferred Stockholder Written Consent) and Section 1.10.

(j) As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 of which 1,000 shares are issued and outstanding.

Section 2.8. Financial Matters.

(a) PCAOB Auditor. The Company has engaged an auditing firm that, to the Company’s Knowledge, has at all required times been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company and each of its Subsidiaries within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder (such firm, the “PCAOB Auditor”).

(b) Financial Statements. Allegro has been furnished, or will be furnished prior to Closing, with (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2024, and the related audited consolidated statement of income, cash flow and changes in stockholders’ equity of the Company for the fiscal year then ended, accompanied by the notes thereto, which has been audited by the PCAOB Auditor (the “Audited Financials”), and (ii) the unaudited interim consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2025, (the “Most Recent Balance Sheet” and the date thereof, the “Most Recent Balance Sheet Date”) and the related unaudited interim consolidated statements of income, cash flow and changes in stockholders’ equity of the Company for the nine months then ended, which has been reviewed by the PCAOB Auditor (the “Unaudited Financials,” and together with the Audited Financials, the “Financials”). The Financials (including the notes thereto) (i) have been prepared, in all material respects, in accordance with U.S. GAAP consistently applied (except as may be indicated therein or in the notes thereto), and (ii) fairly present, in all material respects, the consolidated financial position and results of operations of the Company and its Subsidiaries on the dates and for the periods specified (subject, in the case of the Unaudited Financial Statements, to normal year-end adjustments and the absence of complete footnotes).

(c) Absence of Undisclosed Liabilities. The Company does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the Financials, (ii) liabilities incurred (x) in the ordinary course of business consistent with past practice since the Most Recent Balance Sheet Date, or (y) incurred in contemplation of the Transactions or with respect thereto, and (iii) liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, including Merger Sub, taken as a whole.

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(d) Scheduled Indebtedness. Schedule 2.8(d) sets forth a true, correct, and complete list of each agreement governing Company Indebtedness.

(e) No Exchange Act Registration. Neither the Company nor any of their Subsidiaries is or has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(f) SOX Compliance. Except as set forth on Schedule 2.8(f) (all of which will be repaid or cancelled prior to the Closing Date), there are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any Subsidiary. To the Company’s Knowledge, neither the Company nor any Subsidiary has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

Section 2.9. Absence of Certain Developments. Since the Most Recent Balance Sheet Date, and except as contemplated by this Agreement, (a) there has not been any change, development, condition or event that constitutes a Company Material Adverse Effect, (b) the business of the Company and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice (aside from steps taken in contemplation of the Transactions), and (c) the Company has not taken any action that would have required the prior written consent of Allegro under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 2.10. Real Property.

(a) Neither the Company nor Merger Sub owns any real property. Schedule 2.10(a) sets forth a list of the addresses of all real property leased, subleased or licensed by the Company or any of its Subsidiaries (the “Real Property”). Schedule 2.10(a) also identifies, with respect to each parcel of Real Property, each lease, sublease, or other Contractual Obligation under which such Real Property is occupied or used (“Real Property Leases”). The Company has made available to Allegro accurate and complete copies of the Real Property Leases, in each case as amended or otherwise modified and in effect.

(b) The Company and each Subsidiary, as applicable, has enforceable leasehold interest in, the Real Property, free and clear of all Liens other than Permitted Liens. The Permitted Liens would not, individually or in the aggregate, reasonably be expected to materially adversely affect or interfere with the current use or operation of the Real Property. There are no options or other Contractual Obligations under which the Company or any Subsidiary has a right or obligation to acquire or lease any interest in any Real Property. There are no Contractual Obligations under which the Company or any Subsidiary has granted to any Person the right of use or occupancy of any Real Property and there is no Person (other than the Company and its Subsidiaries) in possession of any of the Real Property.

(c) The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Legal Requirement, covenant, condition, restriction, easement, license, permit or agreement.

Section 2.11. Personal Property. The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in or right to use, all material personal property and other material property and assets owned, used or held for use by the Company and its Subsidiaries in connection with the business of the Company and/or its Subsidiaries or reflected in the Most Recent Balance Sheet (the “Personal Property”), other than Personal Property disposed of in the ordinary course of business after the Most Recent Balance Sheet Date, in each case free and clear of all Liens, except for Permitted Liens. The Permitted Liens would not reasonably be expected, individually or in the aggregate, to materially adversely affect or interfere with the current use or operation of the Personal Property.

Section 2.12. Condition and Sufficiency of Assets. The tangible Personal Property has been maintained by the Company in the ordinary course of business, is in good operating condition, subject to normal wear and tear, and is suitable for the purposes for which it is currently used, except as would not reasonably be expected to result in a Company Material Adverse Effect. The Personal Property and Real Property are sufficient for the conduct of the Company’s business as currently conducted.

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Section 2.13. Intellectual Property.

(a) The Company or one of its Subsidiaries exclusively owns all registered patents, trademarks, domain names and copyrights, and all pending applications, certificates, filings, provisionals, or other documents relating to patents, trademarks, or copyrights, and domain names identified on Schedule 2.13(a) (collectively, the “Company IP Registrations”). Neither the Company nor any of its Subsidiaries has any ownership interest in any registered patents, trademarks, domain names or copyrights, or any pending applications, certificates, filings, provisionals, or other documents relating to patents, trademarks, or copyrights, and domain names other than those identified on Schedule 2.13(a). Except as set forth on Schedule 2.13(a), to the Knowledge of the Company, each of the Company IP Registrations is valid and subsisting.

(b) IP Contracts. Schedule 2.13(b) identifies each material Contractual Obligation (i) under which the Company or any of its Subsidiaries uses or licenses material Intellectual Property Rights that any third-party owns, other than off-the-shelf software (the “Inbound IP Contracts”), or (ii) under which the Company or any of its Subsidiaries has granted to any Person any right or interest with regard to any material Company-Owned Intellectual Property Rights, including where applicable settlement agreements and covenants not to sue (the “Outbound IP Contracts”, and together with the Inbound IP Contracts, the “IP Contracts”).

(c) Non-Infringement. Except as set forth on Schedule 2.13(c): (i) none of the Company or any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any infringement, misappropriation, or violation of the Intellectual Property Rights of any third party, and (ii) to the Company’s Knowledge, the operation of the Company and its Subsidiaries’ business as is currently conducted and as presently intended to be conducted does not infringe or misappropriate the Intellectual Property Rights of any third party. Except as set forth on Schedule 2.13(c), (x) the Company IP Registrations are not the subject of any challenge and (y) to the Company’s Knowledge, except as would not reasonably be expected to result in a Company Material Adverse Effect, no Person is infringing upon any Company Intellectual Property Rights..

(d) Company Intellectual Property Rights. Except as set forth on Schedule 2.13(d), the Company or one of its Subsidiaries owns or otherwise has the right to use all material Intellectual Property Rights necessary for the conduct of the Company’s business as currently conducted. No material Company Intellectual Property Rights are subject to any Action, Contractual Obligation, or Order of a Governmental Authority (i) that materially restricts the use, transfer or licensing thereof by the Company or any of its Subsidiaries (other than restrictions contained in the IP Contracts disclosed in Schedule 2.13(b)), or (ii) which may materially affect the validity, use or enforceability of such Company Intellectual Property Rights.

(e) Know-how. The Company and each of its Subsidiaries has taken commercially reasonable measures to protect the secrecy and confidentiality of all material trade secrets owned by the Company and its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has disclosed to any Person (including any employees, contractors, and consultants) any information that would otherwise constitute a material trade secret, except under a confidentiality agreement or other legally binding confidentiality obligation, and to the Company’s Knowledge, there has not been any breach by any party to any such confidentiality agreement. The Company and each Subsidiary has required all Persons (including any current or former employees, contractors, and consultants) who create or develop or have created or developed any material Intellectual Property Rights for ownership by the Company or a Subsidiary to assign, and all such Persons have assigned, to the Company or a Subsidiary (by present assignment or operation of Law) all of such Person’s rights in such material Intellectual Property Rights.

(f) Company Source Code. Neither the Company nor any Subsidiary has incorporated Open Source Materials into, or combined Open Source Materials with, or distributed Open Source Materials in conjunction with, Company Products in a manner that grants to any third party any rights or immunities under any material Company-Owned Intellectual Property that require, as a condition of use, modification and/or distribution of such Open Source Materials that any material Company Source Code be (i) disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works or (iii) be redistributable at no charge.

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Section 2.14. IT Systems and Data Privacy.

(a) The Company IT Systems are owned by, or validly licensed, leased or supplied under contracts to the Company or its Subsidiaries. The Company IT Systems are adequate and sufficient, in all material respects, for the respective operations of the Company and the Company Subsidiaries as currently conducted and as contemplated to be conducted after the Transactions.

(b) To the Knowledge of the Company, there here have been no data security breach or unauthorized access of, and no material failure, breakdown, performance reduction, disruption, or other adverse event that materially adversely affected the Company’s and its Subsidiaries’ business or operations with respect to, any Company IT Systems, or any other material unauthorized access, use, loss, disclosure, or publication of any Personal Confidential Information, in each case owned or controlled by the Company or its Subsidiaries, that required a notification to any Person, or to the knowledge of the Company, by any third Person on behalf of the Company or any Subsidiary, including any unauthorized access, use, disclosure, or publication of Personal Confidential Information. The Company has not provided notices to, nor, to the Knowledge of the Company, has it been legally required to provide such notices to any Person as a result of any such security incident.

(c) The Company and each Subsidiary has established and maintains commercially reasonable measures that are designed to protect the Company IT Systems and all Personal Confidential Information and all other confidential or proprietary information in the Company’s possession, against unauthorized access, use, modification, disclosure or other misuse of the same, including, without limitation, through written internal and external policies and procedures, and organizational, administrative, technical and physical safeguards. The Company and its Subsidiaries have materially aligned their cybersecurity practices with relevant industry standards (including by carrying out security assessments of the Company IT Systems controlled by the Company or its Subsidiaries and their business environment) and have remediated any and all vulnerabilities of high-risk or greater that are material to the business.

(d) The Processing and securing of Personal Confidential Information by the Company and each Subsidiary complies and has complied in all material respects with (i) applicable Information Privacy and Security Laws, (ii) Disclosed Contracts that govern Personal Confidential Information, (iii) Payment Card Industry Data Security Standards, and (iv) applicable privacy and information security policies of each Company and Subsidiary (the requirements in (i) through (iv), collectively, “Privacy Requirements”). The Company has not received written notice of any pending Action, nor, to the Company’s Knowledge is any Action threatened against the Company or any Subsidiary relating to the Processing or security of Personal Confidential Information.

(e) The consummation of the transactions contemplated hereby shall not breach or otherwise cause any violation in any material respect of any Privacy Requirements, or result in the Company or any of its Subsidiaries being prohibited from receiving or using any Personal Confidential Information in the manner currently received or used.

Section 2.15. Permits. The Company and each Subsidiary, as applicable, has been duly granted all Permits necessary for the conduct of the business presently conducted by it and the ownership use and operation of its material assets, except where the failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All such Permits are in full force and effect, and no suspension or cancellation of any of the Permits is pending or, to the Company’s Knowledge, threatened, except where the failure to be in full force and effect, or the suspension or cancellation, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Allegro true, correct and complete copies of all material Permits held by it and its Subsidiaries, all of which material Permits are listed on Schedule 2.15. Neither the Company nor any of its Subsidiaries is in violation of the terms of any Permit, except where the violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Transactions will not cause the cancellation of, or require the consent of any Person with respect to, any Permit.

Section 2.16. Tax Matters.

(a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf, all income and other material Tax Returns in each jurisdiction in which the Company or such Subsidiary is required to file Tax Returns. All such Tax Returns were correct and complete. All Taxes owed by the Company or any Subsidiary (whether or not shown on any Tax Return), except with respect to current period Taxes that are not

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yet due and payable and for which adequate reserves in accordance with U.S. GAAP have been established in the Company’s financial statements, have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. To the best of the Company’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or a Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) The Company and each of its Subsidiaries has (i) withheld and paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, other service provider, creditor or stockholder and (ii) materially complied with all filings required with respect thereto.

(c) There is no outstanding audit or examination in respect of Taxes either (i) claimed, threatened, or raised in writing by a Governmental Authority, or (ii) as to which the Company or the directors and officers (and employees responsible for Tax matters) of the Company have Knowledge.

(d) There is no Tax deficiency outstanding, proposed or assessed against the Company or any Subsidiary, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. The Company and each of its Subsidiaries has complied with all Legal Requirements with respect to payments made to third parties with respect to Taxes.

(e) There is no adjustment relating to any Tax Returns filed by the Company or any Subsidiary (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which the Company or the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge, and neither the Company nor any director or officer (or employee responsible for Tax matters) of the Company expects any Governmental Authority to assess additional Taxes for any period for which Tax Returns have been filed.

(f) No power of attorney that has been granted by the Company or any Subsidiary with respect to a Tax matter is currently in effect.

(g) Neither the Company nor any Subsidiary has been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise (other than a group including only the Company and its Subsidiaries), or has any liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement (i) as to which only the Company and/or its Subsidiaries are a party or (ii) that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Neither the Company nor any Subsidiary is currently subject to any Liens, other than Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of the Company or a Subsidiary to pay Taxes, and the Company has no Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

(i) The Company and its Subsidiaries have no liability for any unpaid Taxes which have not been accrued for or reserved on the balance sheets included in the Financials, whether asserted or unasserted, contingent or otherwise.

(j) Neither the Company nor any Subsidiaries has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement.

(k) Neither the Company nor any of its Subsidiaries, nor Affiliate of the Company or any of its Subsidiaries, has taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(l) Neither the Company nor any of its Subsidiaries has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

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(m) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(n) No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any Affiliate in connection with the transactions contemplated hereby (either alone or in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any Affiliate has any obligation to make a “gross-up” or similar payment in respect of any taxes that may become payable under Section 4999 of the Code.

(o) Each Company or Affiliate contract that is a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. Neither the Company nor any Affiliate is a party to, or is otherwise obligated under, any Contract that provides for a gross up to any Person for the interest or additional Tax imposed by Section 409A or Section 4999 of the Code. Each Company option or other right to acquire Company Common Stock or other equity of the Company (i) has an exercise price that was not less than the fair market value of the underlying equity as of the date such Company option or other right was granted in accordance with all governing documents and in compliance with all applicable law, (ii) has no feature for the deferral of compensation (within the meaning of Treasury Regulation Section 1.409A-1), (iii) was granted with respect to a class of stock of the Company that is “service recipient stock” (within the meaning of applicable regulations under Section 409A of the Code), and (iv) has at all times been properly accounted for in accordance with U.S. GAAP in the financial statements.

Section 2.17. Employee Benefit Plans.

(a) Schedule 2.17(a) lists all Employee Plans that the Company or any of its Subsidiaries sponsors or maintains, or to which the Company or any of its Subsidiaries contributes or is obligated to contribute, in each case, for the benefit of current or former employees, directors, or consultants of the Company (each, a “Company Plan”). With respect to each Company Plan, the Company has made available to Allegro accurate and complete copies of each of the following: (i) the plan document together with all amendments thereto, and any trust agreements and (ii) any summary plan descriptions or employee handbooks.

(b) (i) Each Company Plan, including any associated trust or fund, has been administered in accordance with its terms and applicable Legal Requirements, and all contributions, reserves, or premium payments required to be made or accrued as of the date hereof to the Company Plans have been timely made or accrued in all respects, (ii) there is no pending or, to the Company’s Knowledge, threatened Action relating to a Company Plan, other than routine claims in the ordinary course of business for benefits provided for by the Company Plan, and (iii) there are no audits, inquiries, or proceedings pending or threatened by any Governmental Authority with respect to any Company Plan, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) There are no plans or commitments to establish any new Employee Plan, or to materially modify any Employee Plan, except as set forth in this Agreement or the Ancillary Agreements.

(d) Except as set forth in Schedule 2.17(a) or as otherwise expressly contemplated by the terms of this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger and the other Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any manager, member of the board of managers, director, officer, or executive, employee of the Company or any of its Subsidiaries under any Employee Plan, (ii) materially increase any benefits otherwise payable under any Employee Plan, or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Plan.

Section 2.18. Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or a Subsidiary and the Company has no Knowledge of any activities or proceedings of any labor union to organize any such employees. Within the past three (3) years, there have been no strikes, work slowdowns, work stoppages or lockouts between any employees of the

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Company or any of its Subsidiaries, on the one hand, and the Company or such Subsidiary, on the other hand. Within the past three (3) years, there have been no arbitrations or grievances or other labor disputes (including unfair labor practice charges, grievances, or complaints) pending, or, to the Knowledge of the Company, threatened in writing against or involving the Company or any of its Subsidiaries involving any employee of the Company or any of its Subsidiaries, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) True and complete information as to the name and current job title, base salary, target bonus, and any severance entitlements for all current officers of the Company and its Subsidiaries has been provided to Allegro. Other than as set forth in Schedule 2.18(b), each employee of the Company or a Subsidiary is terminable “at will” subject to applicable severance entitlements or notice periods as required by applicable Legal Requirements, and there are no agreements or understandings between the Company or any Subsidiary and any of its respective employees that their employment will be for any particular period.

(c) To the Company’s Knowledge, none of the officers of the Company or any of its Subsidiaries presently intends to terminate his or her employment with the Company or such Subsidiary. The Company and each of its Subsidiaries is in compliance in all material respects and, to the Company’s Knowledge, the Company’s and each of its Subsidiaries’ employees are in compliance in all material respects, with the terms of the respective employment agreements between the Company or such Subsidiary and such employee.

(d) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Legal Requirements respecting hiring, employment, termination of employment, employment practices, terms and conditions of employment, employment discrimination, harassment, retaliation, reasonable accommodation, wages and hours, and employee health and safety, and neither the Company nor any of its Subsidiaries is liable for any arrears of wages or penalties with respect thereto. There are no pending, or to the Company’s Knowledge, threatened in writing, Actions against the Company or any Subsidiary by any employee in connection with such employee’s employment or termination of employment by the Company or any of its Subsidiaries. The policies and practices of the Company and its Subsidiaries comply with all applicable law concerning employment discrimination and employment harassment, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e) No employee or former employee of the Company or any of its Subsidiaries is owed any wages, benefits or other compensation for past services that has not yet been paid or reimbursed (other than wages, benefits, and compensation accrued in the ordinary course of business during the current pay period and any accrued benefits for services, which by their terms or under applicable Legal Requirements, are payable in the future, such as accrued vacation, recreation leave and severance pay).

(f) The Company is and in the past three (3) years has been in material compliance with the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”) or any applicable similar state or local law and the Company does not have any plans to undertake any action in the first ninety (90) days following the Closing Date that would trigger the WARN Act or any other applicable state mini-WARN Act.

Section 2.19. Environmental Matters. Except as set forth in Schedule 2.19, except as would not be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws, (b) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries on or upon any site (including soils, groundwater, surface water, air, buildings, or other structures) currently owned, leased or otherwise operated or used by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, formerly owned, leased, or otherwise operated or used by the Company or any of its Subsidiaries, (c) neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries is in violation of or liable under any Environmental Law, and (d) to the Knowledge of the Company, there are no underground storage tanks located on, no PCBs (polychlorinated biphenyls) or PCB-containing equipment used or stored on and no Hazardous Substance stored on, any site owned or operated by the Company or any of its Subsidiaries, except in compliance with Environmental Laws.

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Section 2.20. Contracts.

(a) Schedule 2.20 lists each of the following Contractual Obligations of the Company and its Subsidiaries:

(i) any Contractual Obligation (or group of related Contractual Obligations) with a Material Customer or Material Supplier;

(ii) any Contractual Obligation with respect to a dealer, distributor, referral, or similar agreement, or any Contractual Obligation providing for the grant by the Company or any of its Subsidiaries of rights to market or sell Company Products on behalf of the Company to any other Person;

(iii) any Contractual Obligation pursuant to which a partnership or joint venture was established;

(iv) any Contractual Obligation made other than in the ordinary course of business (x) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (y) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any Company Product, or (z) pursuant to which any other Person is granted “most favored nations” pricing or customer status or similar with respect to any Company Products;

(v) any IP Contracts (other than “shrink wrap” and similar generally available commercial end-user licenses to software, or other agreements that have an individual acquisition cost of $1,000,000 or less per annum) pursuant to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries licenses any Intellectual Property Rights from or to any Person, including where applicable, any Intellectual Property Rights used in or in the development of the Company Products, in each case, that is material to the business of the Company and its Subsidiaries, taken as a whole;

(vi) any Contractual Obligation providing for the sale, transfer, assignment, exclusive license or other disposition of any material Company-Owned Intellectual Property Right to or from the Company or any Subsidiary, owned or previously owned by the Company or any Subsidiary;

(vii) any Contractual Obligation made other than in the ordinary course of business containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of the Company and its Subsidiaries, taken as a whole;

(viii) any lease, sublease or similar arrangement for the use by the Company or any of its Subsidiaries of any Real Property or Personal Property owned by a third party, and any lease, sublease or similar arrangement for use by a third party of any Real Property or Personal Property owned, leased or subleased by the Company or any of its Subsidiaries, where the annual lease payments are greater than $2,500,000 (other than any lease of vehicles, office equipment or operating equipment made in the ordinary course of business) or where the Real Property or Personal Property is material to the business of the Company or any of its Subsidiaries;

(ix) any Contractual Obligation under which the Company or any of its Subsidiaries has permitted any material asset to become subject to a Lien (other than a Permitted Lien);

(x) any Contractual Obligation providing for the employment or consultancy of any individual on a full-time, part-time, consulting or other basis that (A) provides to any such individual annual base compensation in excess of $250,000 per year, (B) requires at least sixty (60) days’ notice or payment of material severance for a termination without cause, or (C) provides for material payments upon a change-in-control of the Company or any of its Subsidiaries;

(xi) any collective bargaining agreement with any labor union;

(xii) any Contractual Obligation that (A) purports to materially limit either the type of business in which the Company or any of its Subsidiaries may engage or the geographic area in which any of them may engage in any business, or to limit the solicitation by any of them of the employment of any Person or the ability of any of them to sell to or purchase from any Person, or (B) would require the disposition of any material assets or line of business of the Company and any of its Subsidiaries;

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(xiii) any outstanding general or special powers of attorney executed by or on behalf of the Company or any of its Subsidiaries;

(xiv) other than with respect to Company Derivative Securities set forth on Schedule 2.7(b), any Contractual Obligation relating to the issuance of any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities, or subscriptions, rights, warrants or options to acquire any equity interests or debt securities or any securities convertible into or exchangeable for equity interests or debt securities;

(xv) any obligation to register any equity interests with any Governmental Authority;

(xvi) any Contractual Obligation relating to the acquisition by merger, consolidation, equity or asset purchase, or any other manner of any Person or a line of business of any Person outside the ordinary course of business, or relating to any material joint venture or strategic partnership or alliance with another Person;

(xvii) any Contractual Obligation under which the Company or any of its Subsidiaries has advanced or loaned an amount to, or received a loan, note, or other instrument, agreement, or arrangement for or relating to the borrowing of money from, any of its Affiliates, shareholders, members, officers, managers, members of the board of managers or board of directors, or employees;

(xviii) any Contractual Obligation (or group of related Contractual Obligations with the same party) the performance of which mandates payment by the Company or any of its Subsidiaries of consideration in excess of $2,000,000 per annum over the remaining life of such Contractual Obligation, other than (A) any Contractual Obligation that is terminable by the Company or the applicable Subsidiary at will without material liability and on less than ninety (90) days’ notice, (B) purchase orders received in the ordinary course of business, (C) employment Contractual Obligations, offer letters, or consulting or independent contractor agreements disclosed pursuant to clause (x), and (D) any Employee Plan set forth on Schedule 2.17(a);

(xix) any Contractual Obligation (or group of related Contractual Obligations) the outstanding performance of which provides for receipt by the Company or any of its Subsidiaries of consideration in excess of $2,000,000 per annum over the remaining life of such Contractual Obligation;

(xx) any loan or credit agreement, mortgage, indenture, note, installment obligation or other instrument or agreement for or relating to any borrowing of money by the Company or any of its Subsidiaries in excess of $1,000,000; and

(xxi) any guaranty by the Company or any of its Subsidiaries, or Affiliate thereof, of any obligation of another Person in excess of $1,000,000.

(b) The Company has made available to Allegro copies of each Contractual Obligation listed on Schedule 2.20 that are accurate and complete, in each case, as amended or otherwise modified and in effect. Each Contractual Obligation required to be disclosed on Schedule 2.20 (the “Disclosed Contracts”) is in full force and effect and is enforceable against the Company and/or its Subsidiaries party thereto, as applicable, except where any such failure would not reasonably be expected to have a Company Material Adverse Effect, and, to the Knowledge of the Company, the other parties thereto. No Company or Subsidiary, nor, to the Company’s Knowledge, any other party to any Disclosed Contract, is in breach or violation of, or default under, or has repudiated any provision of, any Disclosed Contract, and no event has occurred which with notice or lapse of time or both would become a breach of or default under any Disclosed Contract, in either case, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 2.21. Customers and Suppliers.

(a) Set forth in Schedule 2.21(a) is a list of the top ten (10) customers (by revenue) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2024 (collectively, the “Material Customers”), and the aggregate amount of consideration paid to the Company and its Subsidiaries by each Material

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Customer during each such period. Except as set forth in Schedule 2.21(a), as of the date of this Agreement, no such Material Customer has expressed to the Company in writing of its intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company or of a material breach of the terms of any contract with such Material Customer.

(b) Set forth in Schedule 2.21(b) is a list of the top ten (10) vendors to and/or suppliers of (by spend) of the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2024 (collectively, the “Material Suppliers”), and the amount of consideration paid to each Material Supplier by the Company and its Subsidiaries during each such period. No such Material Supplier has expressed to the Company or any of its Subsidiaries in writing of its intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with the Company and its Subsidiaries or indicating a material breach of the terms of any Contractual Obligation with such Material Supplier.

Section 2.22. Affiliate Transactions. Except as set forth on Schedule 2.22, no Affiliate of the Company or any of its Subsidiaries: (a) has any material interest in any asset owned or leased by the Company or its Subsidiaries or used in connection with the business of any of the Company or its Subsidiaries, (b) has received a loan from the Company or any of its Subsidiaries which has not been repaid as of the date of this Agreement, or (c) is engaged in any material transaction, arrangement, or understanding with the Company or any of its Subsidiaries, other than through the ownership of equity interests as disclosed in Schedule 2.7(a) and Schedule 2.7(b) or payments made to, and other compensation provided to, officers and directors (or equivalent) in the ordinary course of business.

Section 2.23. Litigation. There is no pending or, to the Company’s Knowledge, threatened in writing, Action to which the Company or any of its Subsidiaries is a party (either as plaintiff or defendant), or to which any material assets of the Company or any of its Subsidiaries are subject, which is reasonably expected to be materially adverse to the operations of the Company or any of its Subsidiaries. To the Company’s Knowledge, no allegations of sexual harassment have been made against any officer, manager, director, or executive employee of the Company or any of its Subsidiaries in their capacity as such which could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to the Company’s Knowledge, continuing investigation by, any Governmental Authority, that would reasonably be expected to cause a Company Material Adverse Effect.

Section 2.24. Insurance. Schedule 2.24 sets forth a list of the material insurance policies that cover the Company and its Subsidiaries. The list includes for each such policy, the type of policy, the policy number and the name of the insurer. The Company has made available to Allegro true and accurate copies of each such policy. Each such policy is, to the Company’s Knowledge, legal, valid, binding, and enforceable in accordance with its terms, in full force and effect (or has been renewed), all premiums have been paid, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any of such policies, and no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received by the Company or any of its Subsidiaries. To the Company’s Knowledge, the coverages provided by such insurance policies are reasonably adequate in amount and scope for the Company’s and its Subsidiaries’ business and operations, including any insurance required to be maintained by Disclosed Contracts.

Section 2.25. Brokers. Except as set forth in Schedule 2.25, no investment banker, financial advisor, broker, or finder has acted for or on behalf of the Company nor, to the Company’s Knowledge, any Company Stockholder or any Affiliate of the Company or a Company Stockholder, in connection with this Agreement or the Transactions, and the Company has not (and, to the Company’s Knowledge, none of the Company Stockholders or any Affiliate of the Company or a Company Stockholder has) entered into any agreement with any Person which will result in the obligation of the Company or its Subsidiaries or Allegro to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 2.26. Anti-Corruption Matters.

(a) Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any of their respective Affiliates or Associated Persons, nor any other Person acting on behalf of any them, has engaged in any activity or conduct that has resulted or will result in the violation of any applicable Anti-Corruption Laws, any Anti-Tax Evasion Laws, or any Economic Sanctions Laws.

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(b) Since January 1, 2022, to the Company’s Knowledge, (i) neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, nor any other Person acting on behalf of any of the foregoing, is or has been the subject of any investigation, inquiry, litigation, or administrative or enforcement proceedings by any Governmental Authority or any customer regarding any offense or alleged offense under any Anti-Corruption Laws, Economic Sanctions Laws, or Anti-Tax Evasion Laws, (ii) no such investigation, inquiry, litigation, or proceedings have been threatened or are pending, and (iii) there are no circumstances likely to give rise to any such investigation, inquiry, litigation, or proceedings.

(c) Neither the Company nor any of its Subsidiaries, nor any of their Affiliates or Associated Persons, is currently identified on the specially designated nationals or other blocked person list or otherwise subject to any U.S. sanctions administered by OFAC, and such persons have not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

(d) The Company and each of its Subsidiaries is in compliance with all Export Control Laws applicable to it in all material respects. Without limiting the foregoing: (i) the Company and each of its Subsidiaries has obtained all material export licenses and other material approvals required for its exports of products required by any Export Control Law and all such approvals and licenses are in full force and effect; (ii) the Company and each of its Subsidiaries is in material compliance with the terms of such applicable export licenses or other approvals; and (ii) there are no claims pending or threatened in writing against the Company or any of its Subsidiaries with respect to such export licenses or other approvals.

Section 2.27. Certain Provided Information. The information relating to the Company and its Subsidiaries supplied or to be supplied by the Company or its Affiliates or Representatives for inclusion in the Prospectuses or the Registration Statements, or any amendment or supplement thereto, will not, as of any effective date of the Registration Statements, or as of the date thereof, as of the time of sale of any securities thereunder, or as of the Closing Date, contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

Section 2.28. Board Approval. The board of directors of each of the Company (including any required committee or subgroup thereof) and Merger Sub has, and the Company as the sole stockholder of Merger Sub has, as of the date of this Agreement, in accordance with the Company’s Charter Documents and Merger Sub’s Charter Documents, as applicable, duly approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and (i) declared the advisability of the Merger and the other Transactions, (ii) determined that the Merger and the other Transactions are fair to, and in the best interests of, the Company, Merger Sub, and their respective stockholders, and (iii) determined to recommend to the holders of Company Stock that they vote in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions.

Section 2.29. Exclusivity of Representations. Except as provided in this ARTICLE II (as modified by the Company Schedule), neither the Company nor any of its Subsidiaries, nor any of their Affiliates, nor any of their respective directors, officers, employees, stockholders, or representatives, has made, or is making, any representation or warranty whatsoever to Allegro or its Affiliates. The Company acknowledges and agrees (on its own behalf and on behalf of its Affiliates and Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of Allegro; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of Allegro for purposes of conducting such investigation; and (iii) except for the representations and warranties set forth in ARTICLE III (as modified by the Allegro Schedule), it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ALLEGRO

Subject to the exceptions set forth in Schedule 3 (the “Allegro Schedule”), Allegro represents and warrants to the Company and Merger Sub as follows:

Section 3.1. Organization and Qualification. Allegro is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Allegro is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased, or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Allegro Material Adverse Effect. Each jurisdiction in which Allegro is so qualified or licensed is listed in Schedule 3.1. Allegro has the requisite corporate power and authority and is in possession of all material Permits necessary to own, lease, and operate the properties it purports to own, operate, or lease and to carry on its business as it is now being conducted. Complete and correct copies of the Charter Documents of Allegro, as amended and currently in effect, have been made available to the Company or the Company’s counsel.

Section 3.2. Subsidiaries. Except as set forth in Schedule 3.2, Allegro does not have any direct or indirect Subsidiaries or participations in joint ventures or other entities, and does not own, directly or indirectly, any capital stock or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated.

Section 3.3. Power and Authorization. Allegro has all requisite power and authority to enter into this Agreement and each Ancillary Agreement to which Allegro is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party and to consummate the Merger and the other Transactions, subject to the Allegro Stockholder Written Consent. The execution and delivery of this Agreement and each Ancillary Agreement by Allegro has been (or with respect to Ancillary Agreements to be entered into at the Closing, will be) duly authorized by all necessary corporate action on the part of Allegro, subject to the Allegro Stockholder Written Consent. This Agreement and each Ancillary Agreement to which Allegro is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) duly executed and delivered by Allegro and (b) is (or in the case of Ancillary Agreements to be entered into at the Closing, will be when executed and delivered) enforceable against Allegro in accordance with its terms.

Section 3.4. Authorization of Governmental Authorities. No action by (including any authorization, consent or approval of), or filing with, any Governmental Authority is required by or on behalf of Allegro in connection with, (i) the valid and lawful authorization, execution, delivery and performance by Allegro of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party or (ii) the consummation of the Merger and the other Transactions by Allegro, except, in the case of clause (ii), for (a) compliance with the Exchange Act and the Securities Act, (b) the filing of the Certificate of Merger, (c) such consents, approvals, authorizations, Permits, filings or notifications (if any) as will have been obtained or given at or prior to Closing and which are set forth in Schedule 3.4, and (d) such consents, approvals, authorizations, Permits, filings or notifications (if any), the absence of which would not reasonably be expected to have, individually or in the aggregate, an Allegro Material Adverse Effect.

Section 3.5. Non-contravention. Neither the authorization, execution, delivery, or performance by Allegro of this Agreement or any Ancillary Agreement to which it is (or with respect to Ancillary Agreements to be entered into at the Closing, will be) a party, nor the consummation of the Transactions, will:

(a) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Charter Documents of Allegro;

(b) subject to compliance with the requirements specified in Section 3.4, result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any material Legal Requirement applicable to Allegro;

(c) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination of, or require any action by (including any authorization, consent or approval) or notice to, any Person under, any of the terms, conditions or provisions of any Contractual Obligation of Allegro;

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(d) result in the creation or imposition of any material Lien on any material asset of Allegro other than Permitted Liens; or

(e) result in the triggering, acceleration, or increase of any payment to any Person pursuant to any material Contractual Obligation of Allegro, including any “change of control” or similar provision;

except, with respect to clauses (b), (c), (d) and (e), to the extent that the occurrence of any such breach, violation, default, termination, acceleration, action, increase, creation or imposition of a Lien would not reasonably be expected to have, individually or in the aggregate, an Allegro Material Adverse Effect.

Section 3.6. No Operating History. Allegro was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. It completed an initial public offering of Units consisting of Allegro Common Stock, Allegro Rights and Allegro Warrants in July 2018. Allegro has never conducted any operations and has never engaged in any business activities except raising funds through sales of securities and seeking to find a company or companies with which to complete an initial business combination and negotiating the terms of the Transactions.

Section 3.7. Compliance. Allegro is in compliance with, and, since December 31, 2022, has complied with, all Legal Requirements applicable to the conduct of its business, or the ownership or operation of its business, except for any such non-compliance that has not had and would not reasonably be expected to have, individually or in the aggregate, an Allegro Material Adverse Effect. No written notice of non-compliance with any material Legal Requirement has been received by Allegro, and Allegro has no Knowledge of any such notice related to Allegro delivered to any other Person.

Section 3.8. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Allegro consists of (i) 50,000,000 shares of Allegro Common Stock, of which 4,110,000 shares of Allegro Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 1,000,000 shares of preferred stock of Allegro, par value $0.0001 per share (“Allegro Preferred Stock,” and together with the Allegro Common Stock, the “Allegro Stock”), of which no shares of Allegro Preferred Stock are issued and outstanding. All of the currently outstanding shares of Allegro Common Stock (v) are duly authorized, fully paid and non-assessable, (w) were not issued in violation of any preemptive or subscription rights, (x) were issued in compliance in all respects with all securities and other applicable Legal Requirements, (y) were issued in compliance with all requirements set forth in Allegro’s Charter Documents and in any applicable Contractual Obligations, and (z) are free and clear of all Liens.

(b) Of the authorized shares of Allegro Stock, (i) no shares of Allegro Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Allegro Common Stock and there are no such outstanding options, and (ii) 16,854,750 shares of Allegro Common Stock are reserved for issuance upon the exercise of Allegro Warrants and conversion of Allegro Rights. Except for the foregoing and any shares of Allegro Common Stock that may be issued upon conversion of any Allegro Indebtedness as provided for in Section 5.8, no other shares of Company Stock are reserved for issuance by the Company.

(c) Except as provided in this Agreement or as described in Section 3.8(b), there are no subscriptions, options, warrants, shares of capital stock, equity securities or similar ownership interests, calls, rights, commitments or agreements of any character to which Allegro is a party or by which it is bound obligating Allegro to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or other ownership interests of Allegro or obligating Allegro to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, share of capital stock, equity security or similar ownership interest, call, right, commitment or agreement.

(d) Allegro has not granted (i) any preemptive rights or other similar rights in respect of any capital stock, (ii) any equity appreciation rights, phantom units, or other securities with a value based on the capital stock of Allegro, or (iii) any board nomination or observer rights.

(e) Except as provided for in this Agreement or as set forth in Schedule 3.8(e), there are no registrations rights with respect to any securities of Allegro, and no voting trust, rights plan, anti-takeover plan, or other agreement or understanding to which Allegro is a party or by which Allegro is bound with respect to any capital stock of Allegro.

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(f) Except for the Allegro Rights and the Allegro Warrants, and except as provided in this Agreement or as set forth on Schedule 3.8(f), as a result of the consummation of the Merger and the other Transactions contemplated hereby, no shares of capital stock, warrants, options or other securities of the Company or any of its Subsidiaries are issuable and no rights in connection with any shares, warrants, options or other securities of Allegro (including anti-dilution rights) accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Except as provided in this Agreement or as set forth on Schedule 3.8(f), the Allegro Warrants do not contain any anti-dilution rights, other than adjustments for stock splits, reverse stock splits, stock combinations, stock dividends and similar transactions affecting the stockholders as whole.

(g) Except as set forth on Schedule 3.8(g), Allegro has no any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of shares of capital stock of the Company or any of its Subsidiaries.

(h) Except as provided for in this Agreement or as set forth in Schedule 3.8(h), no outstanding securities of Allegro are unvested or subjected to a repurchase option, risk of forfeiture, or other condition under any applicable agreement with Allegro.

Section 3.9. Allegro Indebtedness. As of the date of this Agreement, Allegro’s officers, directors and/or stockholders have lent Allegro an aggregate of approximately $1,100,000.00 (“Allegro Outstanding Loans”).

Section 3.10. Allegro SEC Reports and Financial Statements.

(a) Allegro SEC Reports and Financial Statements. Allegro has filed all registration statements, reports, schedules, forms, statements and other documents required to have been filed by Allegro with the SEC since its formation (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Allegro SEC Reports”). Except for any changes (including any required revisions to or restatements of the Allegro Financial Statements (as defined below) or the Allegro SEC Reports) to (A) Allegro’s accounting or classification of the outstanding Allegro Common Stock as temporary, as opposed to permanent, equity that may be required as a result of statements by the SEC staff or recommendations or requirements of Allegro’s auditors, or (B) Allegro’s historical accounting of the Allegro Warrants as equity, as opposed to liabilities, that may be required as a result of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies that was issued by the SEC on April 12, 2021 (clauses (A)-(B), collectively, the “SEC Accounting Changes”), and except for any delays in the filing of the Company’s periodic reports as they come due, as of their respective dates, as a result thereof (which, as of the date hereof, have all since been filed with the SEC), (i) all the Allegro SEC Reports required to be filed within the prior 12 months have been timely filed, (ii) none of the Allegro SEC Reports, as of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (iii) the Allegro SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (iv) the audited financial statements of Allegro (“Allegro Audited Financial Statements”) and unaudited interim financial statements of Allegro (“Allegro Unaudited Financial Statements” and, together with the Allegro Audited Financial Statements, the “Allegro Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Allegro SEC Reports fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of Allegro at the respective dates of, and for the periods referred to in, such financial statements, all in accordance with U.S. GAAP and Regulation S-X or Regulation S-K, as applicable, subject, in the case of the Allegro Unaudited Financial Statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable.

(b) Absence of Undisclosed Liabilities. Allegro does not have any liabilities which are of a nature required by U.S. GAAP to be reflected in a balance sheet or the notes thereto except for (i) liabilities included in the most recent balance sheet included in the Allegro Financial Statements, (ii) liabilities disclosed in the Allegro SEC Reports, (iii) liabilities incurred (x) in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Allegro Financial Statements, or (y) in contemplation of the Transactions or with respect thereto, and (iii) liabilities which would not, individually or in the aggregate, reasonably be expected to be material to Allegro, taken as a whole.

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(c) Disclosure Controls and Procedures. Allegro has established and maintained disclosure controls and procedures (as defined in Rule 13a-15(d) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Allegro is made known to Allegro’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Allegro’s Knowledge, such disclosure controls and procedures are effective in timely alerting Allegro’s principal executive officer and principal financial officer to material information required to be included in Allegro’s periodic reports required under the Exchange Act.

(d) Internal Control. Allegro has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(e) under the Exchange Act). Such internal controls are effective and sufficient to provide reasonable assurance regarding the reliability of Allegro’s financial reporting and the preparation of the Allegro Financial Statements for external purposes in accordance with U.S. GAAP.

(e) SOX Compliance. There are no outstanding loans or other extensions of credit made by Allegro to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Allegro. Allegro has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(f) SEC Comments. As of the date of this Agreement, there are no outstanding comments from the SEC Staff with respect to the Allegro SEC Reports. To the Knowledge of Allegro, as of the date of this Agreement, none of the Allegro SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 3.11. Absence of Certain Developments. Since the date of the most recent balance sheet included in the Allegro Financial Statements, except as set forth in the Allegro SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.11, (a) there has not been any change, development, condition or event that constitutes a Allegro Material Adverse Effect; (b) the business of Allegro has been conducted in the ordinary course of business consistent with past practice (aside from steps taken in contemplation of the Transactions); and (c) Allegro has not taken any action that would have required the prior written consent of the Company under Section 4.1(b) if such action had been taken on or after the date hereof and prior to the Closing.

Section 3.12. Real Property; Personal Property. Allegro does not own or lease any real property or personal property.

Section 3.13. Intellectual Property. Allegro does not own, license, or otherwise have any right, title or interest in any Intellectual Property Rights.

Section 3.14. Tax Matters.

(a) Allegro has timely filed, or has caused to be timely filed on its behalf, all income and other material Tax Returns in each jurisdiction in which Allegro is required to file Tax Returns. All such Tax Returns were correct and complete. All Taxes owed by Allegro (whether or not shown on any Tax Return), except with respect to current period Taxes that are not yet due and payable and for which adequate reserves in accordance with U.S. GAAP have been established in Allegro’s financial statements, have been paid. Allegro is not currently the beneficiary of any extension of time within which to file any Tax Return. To the best of Allegro’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where Allegro does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(b) Allegro has (i) withheld and paid to the appropriate Governmental Authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, other service provider, creditor or stockholder and (ii) complied with all filings required with respect thereto.

(c) There is no outstanding audit or examination in respect of a material amount of Taxes either (i) claimed, threatened, or raised in writing by a Governmental Authority, or (ii) as to which Allegro or the directors and officers (and employees responsible for Tax matters) of Allegro has Knowledge.

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(d) There is no Tax deficiency outstanding, proposed or assessed against Allegro, nor has Allegro executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Allegro has complied with all Legal Requirements with respect to payments made to third parties with respect to Taxes.

(e) There is no adjustment relating to any Tax Returns filed by Allegro (i) that has been proposed in writing, formally or informally, by any Governmental Authority, or (ii) of which Allegro or the directors and officers (and employees responsible for Tax matters) of Allegro has Knowledge, and neither Allegro nor any director or officer (or employee responsible for Tax matters) of Allegro expects any Governmental Authority to assess additional Taxes for any period for which Tax Returns have been filed.

(f) No power of attorney that has been granted by Allegro with respect to a Tax matter is currently in effect.

(g) Allegro has not been included in any “consolidated,” “unitary,” “combined,” or similar Tax Return provided for under any Legal Requirements as a member of an affiliated group or otherwise, and has no liability for the Taxes of any other Person, by reason of any agreements, contracts, or arrangements as a successor or transferee or otherwise. Allegro is not a party to or bound by any Tax sharing agreement providing for the allocation of Taxes among members of an affiliated, consolidated, combined or unitary group, other than any such agreement that is Contractual Obligation entered into in the ordinary course of business and not primarily related to Taxes.

(h) Allegro is not currently subject to any Liens, other than Permitted Liens, imposed on any of its assets as a result of the failure or alleged failure of Allegro to pay Taxes, and Allegro has no Knowledge of any basis for assertion of any claims attributable to Taxes that, if adversely determined, would result in any such Lien.

(i) Allegro has neither been a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement.

(j) Allegro has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(k) Allegro has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l) Allegro has not taken any action (or permitted any action to be taken), nor is aware of any fact or circumstance, that would prevent or impede, or would reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.15. Employees; Employee Benefit Plans.

(a) Other than any officers or as described in the Allegro SEC Reports, Allegro does not have and have never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Allegro’s officers and directors in connection with activities on Allegro’s behalf, Allegro does not have any unsatisfied material liability with respect to any employee.

(b) Other than as contemplated by this Agreement, Allegro does not currently, and does not plan or have any commitment to, maintain, sponsor, contribute to or have any direct liability under any Employee Plans.

Section 3.16. Contracts. Schedule 3.16 sets forth a true, correct and complete list of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Allegro is a party, other than any such material contract previously filed with the SEC.

Section 3.17. Affiliate Transactions. Except as described in the Allegro SEC Reports, to Allegro’s Knowledge, no Affiliate of Allegro is engaged in any material transaction, arrangement, or understanding with the Company or any of its Subsidiaries.

Section 3.18. Litigation. There is no pending or, to Allegro’s Knowledge, threatened, Action to which Allegro is a party (either as plaintiff or defendant), or to which any material assets of Allegro are subject, which is reasonably expected to be materially adverse to the operations of Allegro. No allegations of sexual harassment have been made

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against any officer, manager, director, executive employee, or managing member of Allegro which could reasonably be expected to result in an Allegro Material Adverse Effect. Neither Allegro nor any property or asset of Allegro is subject to any continuing Order of, or consent decree, settlement agreement or other similar written agreement with, or to Allegro’s Knowledge, continuing investigation by, any Governmental Authority, that would cause an Allegro Material Adverse Effect.

Section 3.19. Brokers. Except as set forth in Schedule 3.19, no investment banker, financial advisor, broker, or finder has acted for or on behalf of Allegro, nor, to Allegro’s Knowledge, any Affiliate thereof, in connection with this Agreement or the Transactions, and Allegro has not (and, to Allegro’s Knowledge, no Affiliate of Allegro has) entered into any agreement with any Person which will result in the obligation of Allegro or the Company or its Subsidiaries to pay any finder’s fee, brokerage fees, commission, or similar compensation in connection with the Merger and the other Transactions.

Section 3.20. Certain Provided Information. The information relating to Allegro or to be supplied by Allegro or its Affiliates or Representatives for inclusion or incorporation by reference in the Prospectuses or the Registration Statements, or any amendment or supplement thereto, will not, as of any effective date of the Registration Statements, or as of the date thereof, as of the time of sale of any securities thereunder, or as of the Closing Date, contain any untrue statement of material fact, or omit to state any material fact necessary in order to make the statements therein (in the case of the Prospectuses, in the light of the circumstances under which they were made) not misleading.

Section 3.21. Board Approval. The board of directors of Allegro has, as of the date of this Agreement, in accordance with Allegro’s Charter Documents, duly adopted and approved this Agreement, the Ancillary Agreements, the Merger and the other Transactions, and, in each case, (i) declared the advisability of the Merger and the other Transactions, (ii) determined that the Merger and the other Transactions are fair to, and in the best interests of, Allegro and its stockholders, and (iii) determined to recommend to the holders of Allegro Common Stock that they vote in favor of the adoption of this Agreement and the approval of the Merger and the other Transactions. Other than the Allegro Stockholder Written Consent, no other corporate proceedings on the part of Allegro are necessary to approve the consummation of the Transactions.

Section 3.22. Exclusivity of Representations. Except as provided in this ARTICLE III (as modified by the Allegro Schedule), neither Allegro, nor its Subsidiaries, or any of its or their Affiliates, nor any of its their respective directors, officers, employees, shareholders, or representatives has made, or is making, any representation or warranty whatsoever to the Company or its Affiliates. Allegro acknowledges and agrees (on its own behalf and on behalf of its Affiliates and its Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company; (ii) it has been afforded satisfactory access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting such investigation; and (iii) except for the representations and warranties with respect to the Company set forth in ARTICLE II (as modified by the Company Schedule), it is not relying on any representations and warranties from any Person in connection with the transactions contemplated hereby.

ARTICLE IV
COVENANTS OF THE PARTIES

Section 4.1. Operation of the Business by the Company, Merger Sub and Allegro.

(a) Conduct of the Business Generally. Except for those actions or omissions (i) as set forth in Schedule 4.1, (ii) required or expressly permitted by the terms of this Agreement or applicable Legal Requirements, or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Closing, the Company and Allegro shall carry on (and shall cause their respective Subsidiaries to carry on) their respective businesses in the ordinary course of business and in compliance in all material respects with all applicable Legal Requirements and use their commercially reasonable efforts consistent with past practices and policies to (x) preserve substantially intact their present business organization, (y) keep available the services of their present officers and key employees and (z) preserve their relationships with key customers and suppliers of goods and services and others with which it has significant business dealings.

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(b) Specific Prohibitions. Except for those actions or omissions (i) as set forth in Schedule 4.1, (ii) required or expressly permitted by the terms of this Agreement, or (iii) consented to by the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, each of the Company and Allegro shall not do (and shall cause each of their respective Subsidiaries to not do) any of the following:

(i) Amend its Charter Documents;

(ii) Purchase, redeem or otherwise acquire, directly or indirectly, any capital stock or other equity interest, including any security exercisable for or exchangeable or convertible into, any such capital stock or equity interest, of the Company or Allegro;

(iii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or other equity interest, or split, combine or reclassify any equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock or other equity interest;

(iv) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any capital stock or other equity interest or any securities convertible into or exchangeable for any capital stock or other equity interest, or subscriptions, rights, warrants or options to acquire any capital stock or other equity interest, or any securities convertible into or exchangeable for any capital stock or other equity interest, or enter into other agreements or commitments of any character obligating it to issue any such capital stock or other equity interests or convertible or exchangeable securities, except in each case, for issuances of Company Common Stock in respect of any exercise or settlement of (A) any Company Derivative Security currently outstanding or (B) any Company Derivate Securities granted in the ordinary course of business and consistent with past practice following the date of this Agreement;

(v) Merge or consolidate with any Person, or adopt a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

(vi) Acquire or agree to acquire by merger or consolidation of any Subsidiary with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, or otherwise acquire or agree to acquire outside the ordinary course of business any assets which are material, individually or in the aggregate, to the business of such Party, taken as a whole, as applicable, or enter into any joint ventures, strategic partnerships or alliances, or other arrangements that provide for exclusivity of territory or otherwise restrict such Party’s ability to compete or to offer or sell any products or services to other Persons. For purposes of this paragraph, “material” includes the requirement that, as a result of such transaction, financial statements of the acquired, merged, or consolidated entity be included in the Prospectuses;

(vii) Sell, lease, license, encumber or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice;

(viii) Form or establish any Subsidiary except in the ordinary course of business consistent with prior practice or in connection with an acquisition permitted by this Section 4.1(b);

(ix) Close any facility or discontinue any material line of business or any material business operations;

(x) Make capital expenditures that in any instance exceed $5,000,000 or in the aggregate exceed $10,000,000;

(xi) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or Persons, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition, or make any loans or otherwise extend any credit to another Person (other than accounts receivable accrued in the ordinary course of business consistent with past practice from Persons who are not Affiliates of the Company or any of its Subsidiaries), or enter into any arrangement having the economic effect of any of the foregoing;

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(xii) Except (A) pursuant to any Contractual Obligation or Employee Plan existing on the date hereof or (B) in the ordinary course of business consistent with past practice, establish or materially increase any benefits under any Employee Plan, grant any severance or termination pay in the event of termination of an employee’s employment without cause, or materially increase the compensation payable or paid, whether conditionally or otherwise, to any employee, officer, or director of the Company, or amend, modify, or alter in any material respect any material Employee Plan;

(xiii) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any Employee Plan;

(xiv) Pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction of any claims, liabilities, or obligations in the ordinary course of business consistent with past practice;

(xv) Waive the benefits of, agree to modify in any material manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary (other than with customers and other counterparties in the ordinary course of business consistent with past practices) or to which Allegro is a party or a beneficiary, as applicable;

(xvi) Modify in any material respect or terminate any Disclosed Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder, or enter into any Contractual Obligation that would have been a Disclosed Contract if entered into prior to the date hereof, except in the ordinary course of business;

(xvii) Abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license to any Person or otherwise extend, amend or modify any existing or future material Company-Owned Intellectual Property Rights or material assets, except in the ordinary course of business consistent with past practice;

(xviii) Transfer or provide a copy of any Company Source Code to any Person other than current employees, contractors, and consultants of such Party or one of its Subsidiaries under current and enforceable confidentiality agreements;

(xix) Terminate, cancel or let lapse, in each case voluntarily, a material existing insurance policy covering such Party or its Subsidiaries or any of their respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, such Party or its Subsidiary enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

(xx) Enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

(xxi) Except as required by Legal Requirements or U.S. GAAP, revalue any of its assets in any manner or make any change in accounting methods, principles or practices;

(xxii) Make, revoke, amend, or rescind any Tax elections or settle or compromise any Tax liability or any Action, audit or other similar proceeding related to Taxes with any Governmental Authority, except as required by Legal Requirements, enter into any closing agreement with respect to any Tax, surrender any right to claim a refund of Taxes, execute any extension or waiver of restrictions on assessment or collection of any Tax, or change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice, fail to pay any Tax when due (including any estimated Tax payments), or enter into any Tax sharing, Tax allocation, Tax receivable or Tax indemnity agreement (other than any customary commercial agreement entered into in the ordinary course of business and not primarily relating to Taxes);

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(xxiii) Take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, either: (i) the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) the Company Preferred Stock Conversion from qualifying as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, except to the extent required by Section 305(c) of the Code;

(xxiv) (A) Engage any investment banker, financial advisor, broker or finder, or (B) enter into any agreement with any Person which will result in a material obligation of the Company or Allegro to pay any finder’s fee, brokerage fees, commission, or similar compensation, in either case in connection with the Transactions; or

(xxv) Agree in writing or otherwise agree or commit to take any of the actions described in Section 4.1(b)(i) through (xxiv) above.

Section 4.2. Confidentiality; Access to Premises and Information.

(a) Confidentiality. The Parties agree that they shall be bound by that certain Nondisclosure Agreement, dated August 11, 2025 (the “Confidentiality Agreement”), by and between the Company and Allegro with respect to all nonpublic information exchanged in connection with this Agreement and the negotiations related thereto. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect, subject to Section 7.2.

(b) Access to Information. Subject to the Confidentiality Agreement, from the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with ARTICLE VII, the Company will permit Allegro to have reasonable access during normal business hours, upon reasonable notice and in a manner not to unreasonably interfere with the businesses or operations of the Company, to Representatives of the Company and to the premises, properties, books, records (including Tax records) and contracts of the Company, except, in each case, for privileged attorney-client communications or attorney work product, and information or materials required to be kept confidential by applicable Legal Requirements. The Company will instruct its PCAOB Auditor to provide Allegro and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and reasonably cooperate with the preparation of financial statements and financial information for inclusion in the Prospectuses. Allegro will permit the Company and its Representatives to have reasonable access during normal business hours, upon reasonable notice and in a manner not to unreasonably interfere with the businesses or operations of the Company, to Representatives of Allegro and to the premises, properties, books, records (including Tax records) and contracts of Allegro, except, in each case, for privileged attorney-client communications or attorney work product, and information or materials required to be kept confidential by applicable Legal Requirements.

Section 4.3. Exclusivity.

(a) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE VII, the Company will not (and will cause its Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries, proposals, offers or submissions by, or provide any information to any Person relating to, or commence, continue or renew any due diligence investigations relating to, or enter into or consummate any transaction relating to, (i) any merger or sale of ownership interests in, or material assets of, the Company or any of its Subsidiaries, or a recapitalization, share exchange, or similar transaction with respect to the Company or any of its Subsidiaries, or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit the ability of the Company or any of its Subsidiaries to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “Company Competing Transactions”). In addition, the Company will (and will cause its Affiliates and Representatives to) promptly cease any and all existing discussions, negotiations and due diligence investigations with any Person conducted heretofore with respect to any Company Competing Transaction. The Company will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify Allegro if the Company (or, to the Company’s Knowledge, any of their Affiliates or Representatives) receives any inquiry, proposal, offer or submission with respect to a Company

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Competing Transaction (not including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement, and will inform Allegro of the principal terms of the inquiry, proposal, offer or submission.

(b) From the date of this Agreement until the Closing, or the earlier termination of this Agreement in accordance with ARTICLE VII, Allegro will not (and will cause its Affiliates and Representatives not to) solicit, initiate, enter into, or continue discussions, negotiations, or transactions with, or encourage or respond to any inquiries, proposals, offers or submissions by, or provide any information to any Person relating to, or commence, continue or renew any due diligence investigations relating to, or enter into or consummate any transaction relating to (i) any merger or sale of ownership interests in, or material assets of, Allegro or a Subsidiary, or a recapitalization, share exchange, or similar transaction with respect to Allegro or a Subsidiary or (ii) any financing, investment, acquisition, purchase, merger, sale or any other similar transaction that would restrict, prohibit or inhibit Allegro from being able to consummate the Transactions contemplated by this Agreement (the transactions in subsections (i) and (ii), collectively “Allegro Competing Transactions”). In addition, Allegro will (and will cause their Affiliates and Representatives to) promptly cease any and all existing discussions, negotiations and due diligence investigations with any Person conducted heretofore with respect to any Allegro Competing Transaction. Allegro will promptly (and in no event later than 48 hours after becoming aware of such inquiry, proposal, offer or submission) notify the Company if Allegro (or, to Allegro’s Knowledge, any of their Affiliates or Representatives) receives any inquiry, proposal, offer or submission with respect to a Allegro Competing Transaction (not including the identity of the Person making such inquiry or submitting such proposal, offer or submission), after the execution and delivery of this Agreement, and will inform the Company of the principal terms of the inquiry, proposal, offer or submission.

Section 4.4. Certain Financial Information. Within forty-five (45) calendar days after the end of each quarter between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated, the Company shall deliver to Allegro unaudited consolidated financial information for such month and management commentary on the business performance during such month.

Section 4.5. Access to Financial Information. Subject to Section 4.2(b), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company will, and will instruct its PCAOB Auditor (subject to any required access agreement or arrangement) to (a) continue to provide Allegro and its Representatives reasonable access to all of the financial information used in the preparation of the Financials and the financial information furnished pursuant to Section 4.4, Section 5.1 and Section 5.3, (b) reasonably cooperate with any reviews performed by Allegro or its Representatives of any such Financials or such information, and (c) reasonably cooperate with the preparation of financial statements or financial information for inclusion in the Prospectuses, including pro forma financial information, comparative per share information, and management’s discussion and analysis of financial information.

Section 4.6. Commercially Reasonable Best Efforts. Each of the Parties agrees to use its commercially reasonable best efforts to cause the Transactions to be consummated as promptly as reasonably practicable, including using its commercially reasonable best efforts to (a) cause the conditions precedent set forth in ARTICLE VI to be satisfied, (b) obtain all consents, approvals, waivers, authorizations, Orders or other actions by Governmental Authorities that are necessary to enable the consummation of the Merger and the other Transactions, (c) obtain all consents, approvals or waivers from third parties that are necessary to enable the consummation of the Merger and the other Transactions (it being understood that nothing herein shall require the Parties or any of their respective Affiliates to incur any liability or material expense in connection with obtaining any consent, approval or waiver), (d) defend any Action challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed as promptly as practicable, and (e) execute and deliver any instruments reasonably necessary to consummate, and to fully carry out the purposes of, the Transactions.

ARTICLE V
ADDITIONAL AGREEMENTS

Section 5.1. Registration Statements.

(a) As promptly as practicable after the execution of this Agreement, the Company and Allegro shall jointly prepare and cause to be filed with the SEC, (i) a registration statement under the Securities Act on Form S-4 (the “Form S-4 Registration Statement”), which shall include a prospectus (the “Merger Prospectus”) to

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register the offer and sale of shares of Company Common Stock in the Transactions, including the aggregate Per Share Merger Consideration to the Allegro Stockholders and the Company Common Stock issuable upon conversion of the Allegro Rights and Allegro Warrants, (ii) a registration statement under the Securities Act on Form S-1 (the “Form S-1 Registration Statement” and together with the Form S-4 Registration Statement, as applicable, the “Registration Statements”), which shall include a prospectus (the “Public Offering Prospectus” and together with the Merger Prospectus, the “Prospectuses”) to register the offer and sale of the shares of Company Common Stock in the Public Offering and (iii) an information statement (in accordance with Regulation 14C and Rule 14f-1 under the Exchange Act) (the “Information Statement”), in connection with the Allegro Stockholder Written Consent. The Company shall use its commercially reasonable efforts to (w) cause the Registration Statements, when filed with the SEC, to comply in all material respects with all Legal Requirements applicable thereto, (x) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statements, (y) cause the Registration Statements to be declared effective as promptly as practicable, and (z) keep the Registration Statements effective as long as is necessary to consummate the Merger and the Public Offering. Filing fees with respect to the Registration Statements shall be paid 100% by the Company.

(b) The Company shall comply with all applicable provisions of and rules under the Securities Act, the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Prospectuses and the offer and sale of Company Common Stock pursuant thereto. Without limiting the foregoing, (i) no financial or other information provided in writing by Allegro for inclusion in the Prospectuses shall, as of the date each Prospectus is first distributed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (ii) no financial or other information provided in writing by the Company for inclusion in the Prospectuses shall, as of the date each Prospectus is first distributed, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the Closing, any information is required to be set forth in an amendment or supplement to the Prospectuses, the Company shall as promptly as practicable prepare and file with the SEC an amendment or supplement to thereto (provided that no such amendment or supplement will be filed by the Company without compliance with Section 5.3).

(c) Allegro shall, as promptly as practicable (and in any event no later than 5 days) following the date the Form S-4 Registration Statement containing the Merger Prospectus is declared effective by the SEC under the Securities Act (the “SEC Approval Date”), mail the Information Statement to the Allegro Stockholders and holders of Allegro Warrants as of the record date for the Allegro Stockholder Written Consent.

Section 5.2. Public Announcements.

(a) Promptly after the execution of this Agreement, Allegro and the Company will issue a joint press release announcing the execution of this Agreement (“Signing Press Release”). As promptly as practicable after execution of this Agreement, Allegro will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement (“Signing Form 8-K”).

(b) After the issuance of the Signing Press Release until the Closing (or the earlier termination of this Agreement in accordance with ARTICLE VII), Allegro and the Company shall use commercially reasonable efforts to consult with each other before issuing any press release or other public statement (including through social media platforms) with respect to the business or financial condition of Allegro or the Company or to the Transactions, and, except as required by any applicable Legal Requirement, shall not issue any such press release or other public statement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and otherwise complying with Section 5.3.

(c) Promptly after the Effective Time, Allegro and the Company shall issue a joint press release announcing the consummation of the Transactions (“Closing Press Release”). Within the required period after the Effective Time, Allegro shall prepare a Current Report on Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company, and such other information that may be required to be disclosed with respect to the Transactions in any report or form to be filed with the SEC (“Closing Form 8-K”).

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Section 5.3. Required Information.

(a) In connection with the preparation of the Signing Form 8-K, the Signing Press Release, the Registration Statements, the Prospectuses, the Information Statement, the Closing Form 8-K and the Closing Press Release, and any other statement, filing notice, or application made by or on behalf of Allegro and/or the Company to any Governmental Authority in connection with the Transactions, including any amendment or supplement thereto or other document filed in connection therewith, or any press release or Form 8-K relating to the business or financial condition of Allegro or the Company or to the Transactions (each, a “Reviewable Document”), and for any other reasonable purposes, each of Allegro and the Company, upon request by the other Party, shall furnish the other as promptly as practical with all financial and other information concerning such Party, such Party’s directors, officers, and stockholders (including the individuals designated in accordance with Section 5.12 who will be directors of the Company immediately following the Effective Time), and such other matters as may be reasonably necessary or advisable in connection with the preparation of a Reviewable Document, shall use commercially reasonable best efforts to cause such Party’s PCAOB auditor to issue its report on such Party’s financial statements and grant its consent to inclusion thereof in the Reviewable Document, if required, and shall otherwise assist and cooperate with the other Party as reasonably requested by the other Party in connection with any Reviewable Document. Without limiting the foregoing, the Company shall prepare any financial statements or information (including, in cooperation with Allegro, customary pro forma financial statements) that are required to be included in the Registration Statement, the Information Statement, the Closing 8-K and any other filings to be made by the Company with the SEC in connection with the Transactions, which shall be prepared in conformity with all applicable Legal Requirements and shall be delivered as soon as reasonably practicable after the end of the related fiscal period (and not later than the date that financial statements for the related fiscal period would be required to be filed if the Company Common Stock was registered pursuant to Section 12 of the Exchange Act).

(b) At a reasonable time prior to the filing, issuance or other submission or public disclosure of a Reviewable Document by Allegro, on the one hand, or the Company, on the other hand, the Company or Allegro, as applicable, shall be given an opportunity to review and comment upon such Reviewable Document and give its prior written consent to the form and content thereof, such consent not to be unreasonably withheld, conditioned or delayed, and each Party shall accept and incorporate all reasonable comments from the other Party to any such Reviewable Document prior to filing, issuance, submission or disclosure thereof.

(c) Any language included in a Reviewable Document that was approved by or reflects the comments of the reviewing party, as well as any text as to which the reviewing party has not commented upon after being given a reasonable opportunity to comment, may be used by other party in other Reviewable Documents and in other documents distributed by the other party in connection with the Transactions without further review or consent of the reviewing party.

(d) Prior to the Closing Date (i) Allegro and the Company shall notify each other as promptly as reasonably practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, a Reviewable Document that has been filed with the SEC, and (ii) Allegro and the Company shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments from the SEC Staff regarding any Reviewable Documents, or of any written or oral request by the SEC Staff for amendments or supplements to, any Reviewable Documents, and each of them shall promptly supply the other with copies of all correspondence between such Party or any of its Representatives and the SEC Staff with respect to any Reviewable Documents. Allegro and the Company shall use their respective commercially reasonable efforts, after consultation with each other, to resolve all such comments or requests with respect to any Reviewable Documents as promptly as reasonably practicable. All correspondence and communications to the SEC or its Staff made by Allegro or the Company with respect to the Transactions or any agreement ancillary hereto shall be considered to be Reviewable Documents subject to the provisions of this Section 5.3(d).

(e) Allegro and the Company shall comply with all applicable Legal Requirements in the preparation, filing, delivery and/or issuance of each Reviewable Document. All information supplied by a Party for a Reviewable Document shall, as of the date of the filing of the Reviewable Document, be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

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Section 5.4. Disclosure of Certain Matters. Each of Allegro and the Company will provide the other with prompt written notice of any event, development or condition of which it obtains knowledge that (a) would cause such Party’s representations and warranties to become untrue or misleading or which would prevent it from consummating the transactions contemplated by this Agreement, (b) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement, (c) gives such Party any reason to believe that any of the conditions to the obligations of the other Party set forth in ARTICLE VI, as applicable, will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects, or condition (financial or otherwise) of the Company, or (e) would require any amendment or supplement to either of the Prospectuses.

Section 5.5. Securities Listing. The Company shall use its commercially reasonable best efforts to obtain approval for the listing of the Company Common Stock (including the shares of Parent Common Stock issuable in the Merger and the Public Offering) on a National Stock Exchange substantially concurrently with the Closing, and Allegro shall reasonably cooperate with the Company with respect to such listing.

Section 5.6. Charter Protections; Directors’ and Officers’ Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current and former directors and/or officers of the Company and Allegro (each, a “D&O Indemnified Person”) under applicable Legal Requirements or as provided in the Charter Documents of the Company or Allegro or in any indemnification agreements in force as of the date of this Agreement with respect to matters occurring prior to or at the Closing shall survive and shall continue in full force and effect in accordance with their terms. Following the Closing, the Surviving Company shall honor such indemnification rights, and the Company hereby guaranties the performance of such obligation.

(b) The Company shall obtain a go-forward directors’ and officers’ liability insurance policy that includes retroactive coverage for both the Company and the Surviving Company or purchase and/or cause the Surviving Company to purchase a combined “tail” directors and officers’ liability insurance policy or separate tail policies, effective at the Closing, that includes or include coverage in favor of the D&O Indemnified Persons for a period of not less than six (6) years with respect to claims arising from acts, events or omissions that occurred at or prior to the Closing, including with respect to the Transactions, each on terms (including in amount and scope) that are reasonable and prudent under the circumstances, from an insurance carrier with an A.M. Best financial strength rating of least an “A-”. The Company shall pay and/or cause the Surviving Company to pay all premiums for any go-forward directors’ and officers’ liability insurance policy or such “tail” policy or policies.

(c) Without limiting any additional rights that any Person may have under any other agreement, for a period of six (6) years after the Closing Date, the Surviving Company shall indemnify and hold harmless each D&O Indemnified Person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Person is or was an officer or director of the Company or Allegro, for any matters existing or occurring at or prior to the Closing Date (including this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed on or after the Closing Date, to the fullest extent permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation, (x) each D&O Indemnified Person will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Company within ten (10) business days of receipt by the Surviving Company from the D&O Indemnified Person of a request therefor; provided, that any Person to whom expenses are advanced provides an undertaking to return the advance if it is ultimately determined that the Person is not entitled to indemnification, (y) neither the Surviving Company nor any of its Affiliates shall settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim in which indemnification could be sought by a D&O Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of all such D&O Indemnified Persons from all liability arising out of such action, suit, proceeding, investigation or claim (including all claims for plaintiffs’ attorney’s fees and expenses) or such D&O Indemnified Person otherwise consents and (z) the Surviving Company and its Affiliates shall cooperate in the defense of any such matter.

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(d) If the Company or the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, proper provision will be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 5.6.

(e) The provisions of this Section 5.6 are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and may not be changed after Closing without the consent of Allegro and a majority of those D&O Indemnified Persons serving on Allegro’s board of directors after the Closing Date.

Section 5.7. Expenses. Except as otherwise provided herein, each Party will pay its own respective Transaction Expenses.

Section 5.8. Allegro Indebtedness. Through the Closing, Allegro shall be allowed to borrow additional funds from its officers, directors and/or stockholders to meet its reasonable capital requirements (“Allegro Borrowings” and together with the Allegro Outstanding Loans, the “Allegro Indebtedness” up to and not exceeding $2,500,000 in the aggregate), with any such Allegro Borrowings to be evidenced by written promissory notes in a form reasonably satisfactory to the Company and made only as reasonably required by the operation of Allegro in due course on a non-interest bearing basis and otherwise on arm’s length terms and conditions. Allegro shall (i) use commercially reasonable efforts to minimize its capital requirements and (ii) upon the written request of the Company (but not more frequently than monthly), shall provide in writing, in reasonable detail, an itemization of its expenses incurred through the most recent practical date. On the Closing Date, (i) one half of the Allegro Indebtedness shall be converted into Allegro Common Stock at $5 per share and (ii) one half of the Allegro Indebtedness shall be repaid in cash.

Section 5.9. Company Insider Loans. The Company shall, with respect to each Insider of the Company or its Subsidiaries, at or prior to Closing, (i) forgive any loan by the Company or its Subsidiaries to such Insider and any other amount owed by such Insider to the Company or its Subsidiaries, and pay to such Insider a “gross-up” payment, in cash, in an amount equal to the total Tax liability owed by such Insider arising from such loan being forgiven, and (ii) cause any guaranty or similar arrangement pursuant to which the Company or its Subsidiaries have guaranteed the payment or performance of any obligations of such Insider or other Person to a third party to be terminated.

Section 5.10. Employment Agreements. Concurrent with the Closing Date, the Company shall offer employment agreements to the Company executives listed on Schedule 6.3(k) in a form which is reasonably acceptable to the Company and such executives (the “Employment Agreements”).

Section 5.11. Registration Rights Agreement. At or prior to the Closing, the Company, the Company Stockholders who are Affiliates of the Company (all of whom are set forth on Schedule 5.12) and the Initial Stockholders of Allegro shall execute and deliver an amended and restated registration rights agreement (“Registration Rights Agreement”) in a form to be mutually agreed upon and in substance reasonable and customary for transactions of a similar nature, pursuant to which, among other things, the Company shall, within 30 days after the Closing, file a registration statement on Form S-1 to register for resale under the Securities Act the shares of Company Common Stock issued or issuable as Per Share Merger Consideration to Allegro Stockholders who are Affiliates of Allegro and the shares of Company Common Stock held by the Initial Stockholders (or their transferees) as of immediately after the Closing (including upon conversion of Allegro Rights and exercise of Allegro Warrants).

Section 5.12. Officers and Board of Directors. The Company and Allegro acknowledge and agree, and shall take all necessary action so that, at the Effective Time, (a) the board of directors of the Company shall consist of seven (7) directors, of whom two (2) directors shall have been designated by the Person set forth on Schedule 5.12(i) (“Allegro Designees”) and five (5) directors shall have been designated by the Person set forth on Schedule 5.12(ii), and (b) each of the Persons who is an officer of the Company immediately before the Effective Time will continue in the same position as an officer of the Company after the Effective Time, to serve until his or her death, resignation or removal. Allegro shall cause all officers and directors of Allegro (unless any such director is an Allegro Designee) to resign effective as of the Closing. Notwithstanding the foregoing, at any time, the Person set forth on Schedule 5.12(ii) may replace one (1) of the Allegro Designees, who is not Eric Rosenfeld, with a designee of its choosing, in its sole and absolute discretion.

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Section 5.13. Employee Plans. Prior to the Closing Date, the Company shall cause to be approved and adopted (a) an omnibus incentive equity plan (the “Company Incentive Plan”), to be effective in connection with, and subject to the consummation of, the Closing, and (b) an employee stock purchase plan (the “Company ESPP”), to be effective in connection with, and subject to the consummation of, the Closing, in each case, the proposed form and terms of which shall be prepared and delivered by the Company and shall be reasonably acceptable to Allegro (which acceptance shall not be unreasonably withheld, conditioned or delayed). The Company Incentive Plan shall provide that the aggregate number of shares of Company Common Stock initially reserved for issuance under the Company Incentive Plan shall be equal to 12.5% of the shares of Company Common Stock outstanding upon the Closing, with a 5% annual evergreen provision. The Company ESPP shall provide that the aggregate number of shares of Company Common Stock initially reserved for issuance under the Company ESPP shall be equal to 3% of the shares of Company Common Stock outstanding upon the Closing, with a 1.5% annual evergreen provision. The Company shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to the Company Common Stock issuable pursuant to the Company Incentive Plan and the Company ESPP. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8, or any successor form or comparable form in another relevant jurisdiction, first becomes available to the Company, and the Company shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Company Incentive Plan or Company ESPP remain outstanding.

Section 5.14. Section 16 of the Exchange Act. Prior to the Effective Time, the Company’s board of directors or an appropriate committee thereof shall take all such steps as may be required to adopt a resolution consistent with the interpretive guidance of the SEC so that any acquisition of Company Common Stock pursuant to this Agreement by any officer or director of Allegro or the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) of the Exchange Act) of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction under such rules and regulations.

Section 5.15. PIPE Investment; Public Offering.

(a) Allegro shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain a debt or equity financing in the amount of $50 million (the “PIPE Investment”) to be consummated prior to, or substantially concurrently with, the Closing, on terms reasonably acceptable to the Company. Allegro shall provide the Company with copies of all definitive documents ultimately executed relating to the PIPE Investment (“PIPE Documents”). Certain investors participating in the PIPE Investment will receive Pre-Funded Warrants in exchange for such investment. The Company hereby assumes the Pre-Funded Warrants, effective upon the Closing, on the same economic terms as the Pre-Funded Warrants, except that the underlying securities of the Pre-Funded Warrants shall become Company Common Stock.

(b) The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange a firm commitment underwritten public offering of Company Common Stock in the amount of $75 million (the “Public Offering”) to be consummated prior to, or substantially concurrently with, the Closing, on terms reasonably acceptable to the Company after reasonable consultation with Allegro.

(c) Without limiting the foregoing, the Company and Allegro shall reasonably cooperate with each other in obtaining the PIPE Investment and completing the Public Offering in a timely manner, including by (a) providing such information and assistance as the other party may reasonably request, (b) granting such access to underwriters, investors and their representatives as may reasonably be necessary for their due diligence and (c) causing their senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the PIPE Investment and the Public Offering, subject, in the case of clauses (a) and (b), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or Allegro or any of their respective Subsidiaries by third parties, and except, in the case of clauses (a) and (b), for any information which (i) is prohibited from being disclosed by applicable Legal Requirements or (ii) on the advice of legal counsel of the Company or Allegro would result in the loss of attorney-client privilege or other privilege from disclosure.

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Section 5.16. Company Stockholder Approval. The Company shall, within 30 days after the date of this Agreement, (i) obtain the Company Preferred Stockholder Written Consent, and (ii) give notice in accordance with the DGCL and the Company’s Charter Documents to all the Company Stockholders calling for a special meeting of such stockholders to consider and vote upon the adoption of this Agreement and the approval of (A) this Agreement and the Merger, including the issuance of the Per Share Merger Consideration and the Earnout Shares, (B) the Company Preferred Stock Conversion, (C) the amendment and restatement, effective upon the Closing, of the Company’s certificate of incorporation and bylaws, in accordance with Section 1.6(b), (D) the election to the board of directors of the Company consisting of individuals designated in accordance with Section 5.12, (E) the adoption of the Company Incentive Plan and Company ESPP, (F) and any other matter reasonably agreed upon by the Company and Allegro (the “Company Stockholder Proposals” and the approval thereof, the “Company Stockholder Approval”), and shall hold such meeting as promptly as practicable after such notice is given (“Company Stockholder Meeting”). The Company and its board of directors shall cause the Company Stockholder Meeting to take place in accordance with the foregoing and in compliance with the Securities Act, the DGCL and the Company’s Charter Documents and use commercially reasonable best efforts to secure the Company Stockholder Approval at the Company Stockholder Meeting. Notwithstanding the foregoing, at the election and option of the Company, the Company shall be permitted to obtain the Company Stockholder Approval, without a need for calling a Company Stockholder Meeting, by obtaining the written consent of holders of shares of Company Stock required for the Company Stockholder Approval that is executed and delivered by such holders after the SEC Approval Date. The Company shall use its commercially reasonable best efforts to cause the Company Stockholders to (i) to vote (in person, by proxy or by action by written consent, as applicable) all of their Company Stock in favor of, and adopt, the Company Stockholder Proposals and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate the Merger and (ii) to execute and deliver all related documentation and take such other action in support of the Merger as shall reasonably be requested by the Company in connection with the Merger.

Section 5.17. Allegro Warrant Amendment. Allegro shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Allegro Warrant Amendment. In the event that the Allegro Warrant Amendment is not so obtained, the Company shall assume the Allegro Warrants.

Section 5.18. Affiliate Agreements. The Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to terminate each of the Contractual Obligations with Affiliates set forth in Schedule 5.18.

ARTICLE VI
CONDITIONS

Section 6.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to effect the Transactions are subject to the satisfaction as of the Closing Date of the following conditions, any one or more of which may be waived (if legally permitted) by the Party whose obligations are conditioned upon it:

(a) No Order. No Governmental Authority shall have entered a decree, injunction or other Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of restraining, enjoining or prohibiting consummation of the Merger on the terms and conditions contemplated by this Agreement.

(b) Form S-4 Registration Statement. The SEC shall have declared the Form S-4 Registration Statement effective, no stop order shall have been issued by the SEC which remains in effect with respect to the Form S-4 Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

(c) PIPE Investment. The PIPE Investment shall be consummated prior to, or substantially concurrently with, the Closing.

(d) Company Stockholder Approvals. The Company Stockholder Approval shall have been obtained and a duly executed copy of the Company Preferred Stockholder Written Consent shall have been delivered to the Company.

(e) Allegro Stockholder Written Consent. A duly executed copy of the Allegro Stockholder Written Consent shall have been delivered to the Company.

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Section 6.2. Additional Conditions to Allegro’s Obligations. The obligations of Allegro to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by Allegro:

(a) Representations and Warranties. The representations and warranties of the Company and Merger Sub (i) contained in Section 2.1 (other than the second and third sentence), Section 2.2 (other than the second and third sentence of Section 2.2(b)), Section 2.3, Section 2.7, and Section 2.25 of this Agreement will be true and correct in all material respects (except that representations and warranties that are limited to items which are material or will have a Company Material Adverse Effect will be true and correct in all respects) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Company Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Company Material Adverse Effect, and the Company will have delivered to Allegro a certificate dated the Closing Date and signed by an officer of the Company to that effect (“Company Closing Certificate”).

(b) Agreements and Covenants. Each of the Company and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. Allegro shall have received a certificate of the secretary or equivalent officer of the Company certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or equivalent body of the Company authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions, (ii) that attached thereto are certificates of good standing of the Company from the State of Delaware, and (iii) the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, (ii) cause any of the Transactions to be rescinded following consummation, or (iii) affect materially and adversely the right of the Company to own, operate or control any of the Intellectual Property Rights, assets, operations, or business of the Company or its Subsidiaries following the Transactions and no Order to any such effect shall be in effect.

(e) No Material Adverse Effect. Since the Most Recent Balance Sheet Date, there will not have occurred anything that has constituted or resulted in a Company Material Adverse Effect that is ongoing.

(f) Insider Loans. (i) All outstanding indebtedness owed to the Company or its Subsidiaries by Affiliates or Insiders thereof shall have been forgiven in full; and (ii) all outstanding guaranties and similar arrangements pursuant to which the Company or any of its Subsidiaries has guaranteed the payment or performance of any obligations of any such Affiliate or Insider to a third party shall have been terminated.

(g) Company Lock-Up Agreements. The Company Lock-Up Agreements shall have been executed and delivered by the Company and the Company Stockholders listed on Schedule 1.15(a).

(h) Management. Effective upon the Closing, the Allegro Designees shall have been appointed as members of the board of directors of the Company.

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Section 6.3. Additional Conditions to the Company’s Obligations. The obligations of the Company to consummate and effect the Transactions shall be subject to the satisfaction as of the Closing Date of each of the following additional conditions, any of which may be waived, in writing, by the Company:

(a) Representations and Warranties. The representations and warranties of Allegro (i) contained in Section 3.1 (other than the second and third sentence), Section 3.2, Section 3.3, Section 3.8 and Section 3.19 of this Agreement will be true and correct in all material respects (except that representations and warranties that are limited to items which are material or will have a Allegro Material Adverse Effect will be true and correct in all respects) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), and (ii) contained elsewhere in this Agreement will be true and correct in all respects (without giving effect to any limitation as to items which are material or will have a Allegro Material Adverse Effect) on the date of this Agreement and on the Closing Date with the same effect as though made on that date (except that any representation and warranty that relates expressly to a specified date or time period need only to have been true and correct with regard to the specified date or time period), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Allegro Material Adverse Effect, and Allegro will have delivered to the Company a certificate dated the Closing Date and signed by an officer of Allegro to that effect (“Allegro Closing Certificate”).

(b) Agreements and Covenants. Allegro shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Allegro Closing Certificate shall include a provision to that effect.

(c) Secretary Certificate. The Company shall have received a certificate of the secretary or equivalent officer of each of Allegro certifying: (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Allegro authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all of the resolutions of the board of directors of Allegro adopted in connection with the transactions contemplated hereby, (ii) that attached thereto are certificates of good standing of Allegro from its jurisdiction of formation, and (iii) the names and signatures of the officers of Allegro authorized to sign this Agreement and the other documents to be delivered hereunder.

(d) No Litigation. No Action shall be pending which is reasonably likely to (i) prevent consummation of any of the Transactions, or (ii) cause any of the Transactions to be rescinded following consummation, and no Order to any such effect shall be in effect.

(e) No Material Adverse Effect. Since the date of this Agreement, there will not have occurred anything that has constituted or resulted in a Allegro Material Adverse Effect that is ongoing.

(f) FIRPTA Tax Certificates. At the Closing, Allegro shall deliver to the Company a properly executed certification dated as of the Closing Date that meets the requirements of Treasury Regulations Section 1.1445-2(c)(3) and states that shares of Allegro are not “U.S. real property interests” within the meaning of Section 897 of the Code, together with a written authorization for the Company to deliver such certification to the IRS on behalf of Allegro after the Closing and a notice to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to the Company.

(g) Allegro Lock-Up Agreements. The Allegro Lock-Up Agreements shall have been executed and delivered by the Initial Stockholders.

(h) National Stock Exchange Listing. The listing of the Company Common Stock (including the shares of Company Common Stock issuable in the Merger) on a National Stock Exchange shall have been approved, subject only to official notice of issuance.

(i) Public Offering. The Public Offering shall be consummated concurrently with the Closing.

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ARTICLE VII
TERMINATION

Section 7.1. Termination of Agreement. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Allegro and the Company;

(b) by either Allegro or the Company if the Closing has not occurred at or before 5:00 p.m. Eastern Time on July 31, 2026 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statements effective on or prior to July 31, 2026, the Termination Date shall automatically be extended to October 31, 2026; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or primarily resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Allegro or the Company if a Governmental Authority having competent jurisdiction has issued an Order or taken any other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which Order or other action has become final and nonappealable;

(d) by the Company, if (i) any of the representations and warranties of Allegro contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.3(a) cannot be satisfied or (ii) Allegro has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.3(b) cannot be satisfied; provided, that if such inaccuracy or breach is curable by Allegro, then the Company may not terminate this Agreement unless the inaccuracy or breach cannot or has not been cured by the earlier of (i) the third (3rd) Business Day prior to the Termination Date and (ii) thirty (30) days after delivery of a written notice from the Company to Allegro of such inaccuracy or breach; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(d) will not be available if the Company is in breach in any material respect of its obligations hereunder; or

(e) by Allegro, if (i) any of the representations and warranties of the Company contained in this Agreement fail to be true and correct such that the condition set forth in Section 6.2(a) cannot be satisfied or (ii) the Company has breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in Section 6.2(b) cannot be satisfied; provided, that if such inaccuracy or breach is curable by the Company, then Allegro may not terminate this Agreement unless the inaccuracy or breach cannot or has not been cured by the earlier of (i) the third (3rd) Business Day prior to the Termination Date and (ii) thirty (30) days after delivery of a written notice from Allegro to the Company of such inaccuracy or breach; provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(e) will not be available if Allegro is in breach in any material respect of its obligations hereunder.

Section 7.2. Notice of Termination; Effect of Termination.

(a) In order to terminate this Agreement under Section 7.1, the Party terminating this Agreement must give written notice of termination to the other Party which states when this Agreement will terminate and the subsection of Section 7.1 under which termination is claimed. Termination of this Agreement will be effective immediately upon delivery of the notice of termination (or, if the termination is pursuant to Section 7.1(d) or Section 7.1(e) after the applicable cure period).

(b) In the event of the termination of this Agreement as provided in this Section 7.2, this Agreement shall be of no further force or effect and the Transactions shall be abandoned, except for and subject to the following: (i) Section 4.2(a) (Confidentiality), Section 5.7 (Expenses), this Section 7.2, and ARTICLE IX (Miscellaneous), shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from liability for any breach of this Agreement by such Party occurring prior to such termination.

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ARTICLE VIII
NO SURVIVAL

Section 8.1. No Survival. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and all rights, claims and causes of action (whether in contract or in tort or otherwise, or whether at law or in equity) with respect thereto or arising from the Transactions contemplated thereby shall terminate at the Closing. Notwithstanding the foregoing, neither this Section 8.1 nor anything else in this Agreement to the contrary shall limit: (a) the survival of any covenant or agreement of the Parties which by its terms is required to be performed or complied with in whole or in part after the Closing, which covenants and agreements shall survive the Closing in accordance with their respective terms; or (b) any claim against any Person with respect to knowing and intentional fraud under Delaware law in the making of the representations and warranties by such Person in ARTICLE II or ARTICLE III, as applicable.

ARTICLE IX
MISCELLANEOUS

Section 9.1. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such Party may subsequently designate to the other Parties by notice given hereunder:

If to the Company (prior to the Closing) or the Company, Allegro or the Surviving Company (after the Closing), to:

SeeQC, Inc.
150 Clearbrook Road
Elmsford, NY 10523
Attention: John Levy
Email:

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention: Stephen P. Alicanti / Jon Venick
Email:

If to Allegro (prior to the Closing), to:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attention: Eric Rosenfeld
Email:

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with a copy (which will not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Ave, 11th Floor
New York, NY 10174
Telephone: (212) 818-8800
Attention: Jeffrey M. Gallant, Esq. / Eric T. Schwartz, Esq.
Email:

Each of the Parties to this Agreement may specify a different address, email address, or facsimile number by giving notice in accordance with this Section 9.1 to each of the other Parties hereto.

Section 9.2. Succession and Assignment; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof. No Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties hereto, and any attempt to do so will be null and void ab initio. Except as expressly provided herein, this Agreement is for the sole benefit of the Parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Notwithstanding anything to the contrary herein, if the Merger is consummated, each of the D&O Indemnified Persons shall be a third party beneficiary of the provisions set forth in Section 5.6.

Section 9.3. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by Allegro and the Company, or in the case of a waiver, by the Party against whom the waiver is to be effective; provided, that after the Closing, no amendment or waiver of any provision of this Agreement shall be valid and binding without the consent of a majority of the Allegro Designees. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof. Any waiver or other document signed by the Company will be deemed also to be signed by Merger Sub.

Section 9.4. Entire Agreement. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. Neither Party has relied on any representations or commitments other than those explicitly contained in this Agreement or the Ancillary Agreements, and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein.

Section 9.5. Fulfillment of Obligations. Any obligation of any Party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

Section 9.6. Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each Party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a .PDF signature page or by DocuSign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

Section 9.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.

Section 9.8. Governing Law. This Agreement, the rights of the Parties hereunder and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 9.9. Jurisdiction; Venue; Service of Process; JURY WAIVER.

(a) Jurisdiction. Any Action relating to or arising under this Agreement, any of the Ancillary Agreements, or any of the Transactions may be brought in any state or federal court sitting in the State of Delaware, but in no other court. Each of the Parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware, for the purpose of any Action relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Action in any other court other than one of the above-named courts or that this Agreement, any Ancillary Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b) Service of Process. Each of the Parties to this Agreement hereby (i) consents to service of process in any Action among any of the Parties hereto relating to or arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or any of the Transactions (in each case, whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by applicable Legal Requirements, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.1, will constitute good and valid service of process in any such Action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(c) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

Section 9.10. Specific Enforcement. Each of the Parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the other Transactions) in accordance with its terms. Each of the Parties hereto acknowledges and agrees that (i) the other Parties will be entitled to an injunction,

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specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other Parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.10 shall not be required to provide any bond or other security in connection with any such injunction.

Section 9.11. Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. References to a document or item of information having been “made available” will be deemed to be satisfied by the posting of such document or item of information in an electronic data room accessible by Allegro or the Company, as the case may be, or its representatives.

Section 9.12. Currency. Unless otherwise specified, all references to currency amounts in this Agreement shall mean United States dollars.

Section 9.13. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, this Agreement may only be enforced against, and any legal proceeding for breach of this Agreement may only be made against, the entities that are expressly identified herein as Parties to this Agreement, and no Affiliate or Representative of a Party shall have any liability for any liabilities or obligations of the Parties for any Action (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith. No Party shall have any right of recovery in respect hereof against any Affiliate or Representative of a Party and no personal liability shall attach to any Affiliate or Representative of a Party through such Party, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment, fine or penalty or by virtue of any Legal Requirements or otherwise. The provisions of this Section 9.13 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each Affiliate and Representative of a Party, each of whom is an intended third-party beneficiary of this Section 9.13.

Section 9.14. Legal Representation.

(a) The Company and Allegro, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, shareholders, partners, officers, employees or Affiliates (other than the Company) (collectively, the “Company Group”), on the one hand, and (y) Allegro and/or any member of the Allegro Group (as defined below), on the other hand, any legal counsel, including DLA Piper LLP (US) (“DLA”), that represented the Company or a member of the Company Group prior to the Closing may represent any member of the Company Group or Allegro in such dispute even though the interests of such Persons may be directly adverse to the Company or the other members of the Company Group, and even though such counsel may have represented the Company or other members of the Company Group in a matter substantially related to such dispute, or may be handling ongoing matters for the Company and/or other members of the Company Group. Neither the Company nor Allegro shall seek to or have DLA disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of the Company or a member of the Company Group by DLA. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive

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any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. The Company and Allegro, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any other Ancillary Agreements or the Transactions) between or among the Company and/or any other member of the Company Group, on the one hand, and DLA, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by the Company or Allegro.

(b) The Company and Allegro, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the holders of equity interests of Allegro and/or any of their respective directors, shareholders, partners, officers, employees or Affiliates (other than Allegro) (collectively, the “Allegro Group”), on the one hand, and (y) the Company and/or any member of the Company Group, on the other hand, any legal counsel, including Graubard Miller (“Graubard”) that represented Allegro or any member of the Allegro Group prior to the Closing may represent any member of the Allegro Group or the Company in such dispute even though the interests of such Persons may be directly adverse to Allegro and the other members of the Allegro Group, and even though such counsel may have represented Allegro or other members of the Allegro Group in a matter substantially related to such dispute, or may be handling ongoing matters for Allegro and/or other members of the Allegro Group. Neither the Company nor Allegro shall seek to or have Graubard disqualified from any such representation with respect to this Agreement or the Transactions based upon the prior representation of Allegro or a member of the Allegro Group by Graubard. The Parties hereby waive any potential conflict of interest arising from such prior representation and each Party shall cause its respective Affiliates to consent to waive any potential conflict of interest arising from such representation. Each Party acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that such Party has consulted with counsel in connection therewith. The Company and Allegro, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Allegro and/or any member of the Allegro Group, on the one hand, and Graubard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Allegro Group after the Closing, and shall not pass to or be claimed or controlled by the Company or Allegro.

[Remainder of Page Left Intentionally Blank]

Annex A-45

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

ALLEGRO:
ALLEGRO MERGER CORP.
By:	/s/ Eric S. Rosenfeld
	Name:	Eric S. Rosenfeld
	Title:	Chief Executive Officer
COMPANY:
SEEQC, INC.
By:	/s/ John Levy
	Name:	John Levy
	Title:	President, Chief Executive Officer
MERGER SUB:
SEEQC MERGER SUB, INC.
By:	/s/ John Levy
	Name:	John Levy
	Title:	President, Chief Executive Officer

Annex A-46

Exhibit A

Certain Definitions

“Action” means any judicial or administrative action, suit, litigation, arbitration, or proceeding, or any inquiry, audit, or investigation, whether civil or criminal, at law or in equity, brought by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. The term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

“Allegro Common Stock” means the voting common stock of Allegro, par value $0.0001 per share, authorized by the Allegro Charter Documents as currently in effect.

“Allegro’s Knowledge” or “Knowledge of Allegro” and similar formulations mean that one or more of Eric Rosenfeld, Adam Jaffe or Gregory Monahan has actual knowledge of the fact or other matter at issue.

“Allegro Material Adverse Effect” means a Material Adverse Effect with respect to Allegro.

“Allegro Rights” means the rights of Allegro, each right entitling the holder to one-tenth of one share of Allegro Common Stock upon consummation of the Merger.

“Allegro Stockholders” means the holders of Allegro Common Stock prior to the Merger.

“Allegro Stockholder Written Consent” means approval by written consent in lieu of a meeting by the Allegro Stockholders approving the Merger and the other transactions contemplated hereby.

“Allegro Warrants” means the redeemable common stock warrants of Allegro, each whole warrant exercisable for one share of Allegro Common Stock at a price of $11.50, beginning thirty (30) days after the Closing Date and expiring on the fifth anniversary of the Closing Date, or earlier upon redemption, upon the terms and conditions set forth in the warrant agreement entered into between Allegro and Continental Stock Transfer & Trust Company, on August 30, 2021 (the “Allegro Warrant Agreement”).

“Ancillary Agreements” means the Company Stockholders Support Agreements, Initial Stockholders Support Agreements, Employment Agreements, Registration Rights Agreement, PIPE Documents and the other documents delivered pursuant hereto and thereto.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, and any other Legal Requirements in any jurisdiction in which the Company conducts business or provides or offers goods or services which (i) prohibits the conferring of any gift, payment or other benefit on any Person or any officer, employee, agent, or advisor of such Person, and/or (ii) is broadly equivalent to any of the foregoing or was intended to enact the provisions of any of the foregoing, or which has as its objective the prevention of corruption.

“Anti-Tax Evasion Laws” means (a) any Legal Requirements prohibiting fraudulent or dishonest failure to pay any amount of Tax to the relevant Governmental Authority within any applicable time limit for the payment of such Tax without incurring interest and/or penalties, or claims for any relief, and (b) any Legal Requirements prohibiting the facilitation of tax evasion.

“Associated Person” means, in relation to the Company, a Person (including any director, contractor, employee, agent, or Subsidiary) who performs or has performed services for or on behalf of the Company.

“Business Day” means any day other than a Saturday or a Sunday or a weekday on which banks in New York, New York are authorized or required to be closed.

“Company’s Knowledge” or “Knowledge of the Company” and similar formulations mean that one or more of John Levy and Raja Bal has actual knowledge of the fact or other matter at issue.

Annex A-47

“Company Common Stock” means the common stock of Company, par value $0.0001 per share, authorized by the Company’s Charter Documents as currently in effect.

“Company Derivative Securities” means all notes, bonds, indentures or other securities exchangeable for or convertible into shares of Company Common Stock, all subscription rights, options, restricted stock units, warrants or other securities exercisable for shares of Company Stock, and all other securities or Contractual Obligations of any kind granting any Person the right (absolute or contingent) to purchase or otherwise acquire shares of Company Common Stock.

“Company Equity Plan” means the Company’s 2019 Equity Incentive Plan.

“Company Indebtedness” means, for the Company and its Subsidiaries: (i) indebtedness for borrowed money, (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments, the payment for which the Company or its Subsidiary is responsible or liable, (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations, all obligations under any conditional sale or title retention agreement and all obligations secured by any Lien on any property or asset (but not including accounts payable to trade creditors arising in the ordinary course of business consistent with past practice and that are not yet due and payable or are being disputed in good faith), (iv) all obligations under leases required to be capitalized in accordance with GAAP, (v) all amounts drawn on any letter of credit, surety bond, banker’s acceptance or similar credit transaction, (vi) all obligations under interest rate and/or currency swap hedging transactions (valued at the aggregate termination value thereof, with transactions with positive values offset against transactions with negative values) and (vii) all obligations of the type referred to in clauses (i) through (vii), the payment for which the Company or its Subsidiary is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise or the payment of which is secured by any Lien on any assets of the Company or its Subsidiary. For the avoidance of doubt “Company Indebtedness” shall not include Transaction Expenses of the Company.

“Company IT Systems” means any computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems and services (including so-called SaaS/PaaS/IaaS services), that are owned or controlled by, or relied upon in the conduct of the business of, the Company or its Subsidiaries.

“Company Intellectual Property Rights” means the Intellectual Property Rights owned by or licensed to the Company and/or its Subsidiaries or that the Company and/or its Subsidiaries otherwise have the right to use.

“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company and its Subsidiaries, taken as a whole.

“Company-Owned Intellectual Property” means the Company Intellectual Property Rights owned by the Company and/or its Subsidiaries.

“Company Option” means each option to acquire Company Common Stock granted under the Company Equity Plan or pursuant to a stand-alone stock option agreement.

“Company Preferred Stockholder Written Consent” means the approval by written consent in lieu of a meeting by the holders of no less than 66.67% if the issued and outstanding Company Preferred Stock approving the Company Preferred Stock Conversion.

“Company Products” means the products or services provided by the Company or any Subsidiary.

“Company RSU” means each restricted stock unit granted under the Company Equity Plan or pursuant to a stand-alone agreement.

“Company Stockholders” means the holders of the Company Stock for all periods prior to the Closing.

“Company Source Code” means software source code and algorithms used in the Company Products, or in the development thereof, that constitute Company-Owned Intellectual Property.

Annex A-48

“Contractual Obligation” means, with respect to any Person, any legally binding contracts, agreements, purchase orders, leases, mortgages, indentures, notes, and bonds to which such Person or any of its Subsidiaries is a party or by or to which any of the properties or assets of such Person or any of its Subsidiaries may be bound (including without limitation notes for borrowed money payable to such Person or any of its Subsidiaries).

“Economic Sanctions Law” means any economic or financial sanctions administered by OFAC, the United States State Department, the United States Department of the Treasury, or any other national, international or multinational economic sanctions authority of the jurisdictions where the Company or any of its Subsidiaries conducts business or provides or offers goods or services.

“Earnout Acceleration Event” means, prior to the conclusion of the Earnout Period, a Sale of the Company.

“Earnout Shares” means the shares of Company Common Stock, if any, issued pursuant to Section 1.11(a).

“Eligible Awardholders” shall mean any person who held an Eligible Option and/or Eligible RSU as of immediately prior to the Effective Time.

“Eligible Options” means each outstanding, unexercised vested or unvested Company Options as of immediately prior to the Effective Time (and which, for the avoidance of doubt, has not terminated prior to the Effective Time by reason of forfeiture or exercise thereof or otherwise pursuant to the terms applicable to such Company Option) held by any Eligible Optionholder.

“Eligible RSU” means each outstanding, vested or unvested Company RSU as of immediately prior to the Effective Time (and which, for the avoidance of doubt, has not terminated prior to the Effective Time by reason of forfeiture or settlement thereof or otherwise pursuant to the terms applicable to such Company RSU).

“Employee Plan” means any written plan, program, policy, or arrangement that (a) is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (b) provides equity-based compensation including any options to acquire units, profits interest, restricted units, and equity appreciation rights or (c) any other material deferred-compensation, retirement, severance, change in control, welfare-benefit, death, disability, medical, bonus, incentive or fringe-benefit plan or arrangement (in each case, other than any plan, program or arrangement mandated by applicable Legal Requirements).

“Environmental Laws” means any Legal Requirements relating to (a) releases or threatened releases of Hazardous Substances, (b) pollution, protection, investigation, or restoration of the environment or natural resources, or (c) the manufacture, handling, transport, use, presence, treatment, storage or disposal of Hazardous Substances, and includes but is not limited to United States federal statutes known as the Clean Air Act, Clean Water Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Endangered Species Act, Hazardous Materials Transportation Act, Migratory Bird Treaty Act, National Environmental Policy Act, Oil Pollution Act of 1990, Resource Conservation and Recovery Act, Safe Drinking Water Act, Toxic Substances Control Act, or any similar Legal Requirements in any jurisdiction in which the Company conducts business or provides or offers goods or services.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” means all U.S. import and export Legal Requirements (including those Legal Requirements under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599), United States Executive Order 13224, the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, and all comparable applicable Legal Requirements outside the United States.

“Founder Shares” means the shares of Allegro Common Stock issued prior to Allegro’s initial public offering, and any shares of Allegro Common Stock issued as a dividend or distribution thereon.

Annex A-49

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any supra-national governing body, or any court, agency, department, commission, authority or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to any such government, political subdivision thereof, or supra-national governing body, including any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders of such organization or authority have the force of law), or any arbitrator or other tribunal of competent jurisdiction.

“Hazardous Substance” means (a) those substances defined in or regulated or classified as hazardous, toxic or radioactive substances, materials, or wastes under any Environmental Lawor by any Governmental Authority, (b) petroleum and petroleum products or by-products including crude oil and any fractions thereof, (c) natural gas, synthetic gas, and any mixtures thereof, (d) friable asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon, or (e) any other substance regulated as a pollutant or contaminant under Environmental Law.

“Information Privacy and Security Laws” means all applicable Legal Requirements and industry standards that are binding on the Company concerning: (i) privacy, data protection, cybersecurity, e-commerce; and (ii) the Processing of Personal Confidential Information, including, to the extent applicable, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the California Consumer Privacy Act, the Payment Card Industry Data Security Standards, guidance of each Governmental Authority that pertains to such Legal Requirements, and other local, state, federal, and foreign data security Legal Requirements, data breach notification Legal Requirements, and consumer protection Legal Requirements.

“Initial Stockholders” means the holders of the Founder Shares.

“Insider” means, with respect to any Person, any natural Person who is an officer, director, or employee of such Person.

“Intellectual Property Rights” means all right, title, and interests in and to all proprietary rights related to or arising from each of the following, in each case to the extent protectable by applicable Legal Requirement: (a) patents, copyrights, confidential information, inventions (whether or not patentable), improvements, know-how, and trade secrets; (b) trademarks, trade names, service marks, trade dress and the goodwill associated therewith; (c) domain names, uniform resource locators and other names and locators associated with the Internet or mobile devices or platforms; (d) software and software programs; and (e) all rights to obtain renewals, continuations, divisions, or other extensions of legal protections pertaining thereto.

“Legal Requirement” means any law (including common law), statute, standard, ordinance, decree, permit, authorization, code, rule, regulation or Order of any Governmental Authority.

“Lien” means any charge, claim, mortgage, pledge, lien, encumbrance, security interest, attachment, easement, encroachment, right of way, right of first refusal, or other similar restriction of any kind on transfer, use, voting, receipt of income or exercise of other similar right of ownership (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller), or any agreement to give any of the foregoing.

“Material Adverse Effect” when used in connection with the Company or Allegro, as the case may be, means any change, event, occurrence or effect, that, individually or when aggregated with other changes, events, occurrences or effects, has a materially adverse effect on (x) the condition, financial or otherwise, assets, liabilities, business, prospects, or results of operations of the Company, Merger Sub and their Subsidiaries, taken as a whole, or Allegro and its Subsidiaries, take as a whole, as applicable, or (y) the ability of the Company, Merger Sub and its Subsidiaries, or Allegro and its Subsidiaries, as applicable, to timely consummate the Closing (including the Transactions) on the terms set forth in this Agreement; provided that, in the case of clause (x) only, no change, event, occurrence or effect to the extent resulting from, arising out of, or relating to any of the following shall be deemed to constitute a Material Adverse Effect: (i) changes in general U.S. or global economic conditions, including changes in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (ii) changes in applicable Legal Requirements, U.S. GAAP, or authoritative interpretations thereof (including SEC Accounting Changes), (iii) acts of war, sabotage, terrorism, natural or man-made disasters, epidemics, pandemics (including COVID-19), and

Annex A-50

acts of God, (iv) changes attributable to the public announcement or pendency of the Transactions or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that this exception shall not apply for the purposes of the representations and warranties of the Company and Allegro set forth in Section 2.5 or Section 3.5, respectively), (v) any failure to meet any projections (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition), (vi) any reduction in value of, or replacement or repair cost for, any assets or property that are damaged or destroyed, where such loss in value or replacement or repair cost is substantially covered by insurance (for the avoidance of doubt, this exclusion shall not apply to any interruption of business or other consequential harm resulting therefrom), or (vii) any action taken or omitted expressly required by the terms of this Agreement or any action taken or omitted to be taken by the Company, Merger Sub, or their Subsidiaries at Allegro’s written request, on the one hand, or by Allegro or its Subsidiaries at the Company’s written request, on the other hand, including in either case any action required to be taken or omitted to be taken by this Agreement and any action to which the other Party has consented in writing; provided, however, in the case of each of the foregoing, in the event that the Company, Merger Sub and their Subsidiaries, taken as a whole, or Allegro and its Subsidiaries, taken as a whole, as applicable, are materially and disproportionately adversely affected by such change, event, occurrence or effect relative to other participants in the industries in which they operate, the extent (and only the extent) to which such adverse effect disproportionately adversely affects the Company, Merger Sub and their Subsidiaries, taken as a whole, or Allegro and its Subsidiaries, taken as a whole, as applicable, relative to such other participants may be taken into account in determining whether there has been a Material Adverse Effect.

“National Stock Exchange” means The Nasdaq Stock Market LLC, the New York Stock Exchange or the NYSE American.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

“Order” means any writ, judgment, injunction, determination, consent, order, decree, stipulation, award or executive order of or by any Governmental Authority.

“Permits” means any franchise, grant, authorization, license, permit, easement, consent, certificate (including any certificate of compliance), approval, Order or other action of or from, or any filing, registration or qualification with, or an notice to, any Governmental Authority.

“Permitted Lien” means (a) inchoate statutory liens for current Taxes, special assessments or other governmental or quasi-governmental charges not yet due and payable or the amount or validity of which is being contested in good faith in appropriate proceedings for which adequate reserves have been established, in accordance with U.S. GAAP, on the financial statements, (b) inchoate mechanics’, materialmen’s, carriers’, workers’, warehousemens’, repairers’ and similar statutory lien rights arising or incurred in the ordinary course of business and not delinquent, (c) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected land or building by such Person, (d) inchoate liens to secure landlords, lessors or renters under leases or rental agreements, (e) liens incurred or deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security regulations, (f) purchase money security interests and other vendor security for the unpaid purchase price of goods and inchoate Liens securing rental payments under capital lease arrangements, (g) non-exclusive licenses in Intellectual Property Rights granted in the ordinary course of business, and (h) de minimis Liens that arise by operation of law in the ordinary course of business.

“Person” means any individual or any corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

Annex A-51

“Personal Confidential Information” all data relating to one or more individual(s) or an individual’s device that is personally identifying (i.e., data that identifies an individual or, in combination with any other information or data available to the Company, is capable of identifying an individual or an individual’s device); and data that is defined as personal data, personally identifiable information, personal information, or similar term as defined under applicable Legal Requirements (including Information Privacy and Security Laws), Company’s privacy and information security policies, or Privacy Contracts. Personal Information includes information in any form, whether paper or electronic.

“Pre-Funded Warrants” means the pre-funded common stock warrants of Allegro, pursuant to the terms and conditions set forth in the warrant agreements between (a) Allegro and Graham Credit Opportunities Ltd. and (b) Allegro and Graham Macro Strategic Ltd. in each case, to be entered into on the Closing Date.

“Processing” means any operation or set of operations which is performed on data or on sets of data, whether or not by automated means, such as collection, recording, storage, adaptation or alteration, use, disclosure, dissemination, transfer, erasure, or destruction.

“Representative” means, with respect to any Person, any director, officer, employee, agent, manager, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

“Sale of the Company” means a sale of the outstanding equity of the Company (by merger, consolidation, direct sale or otherwise) or a sale of the assets of the Company, in either case to any Person or Persons, pursuant to which such Person or Persons acquire (a) a majority of the outstanding equity of the Company (whether by merger, consolidation, sale otherwise), or (b) all or substantially all of the Company’s assets determined on a consolidated basis.

“SEC” means the U.S. Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means the Initial Stockholders, except for Cantor Fitzgerald & Co. and Chardan Capital Markets, LLC.

“Sponsor Allegro Restricted Shares” means any and all equity securities of Allegro (except for the securities included in the Private Placement Units of Allegro) issued to and held by the Sponsor.

“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, manager, joint venturer, agent or otherwise.

“Tax” or “Taxes” means any and all federal, provincial, state, local or foreign income, gross receipts, payroll, employment, customs duty, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, deduction at source, social security (or similar, including FICA), unemployment, employment insurance, disability, real property, personal property, sales, use, transfer, registration, goods and services, value added, capital, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Expenses” means any financial advisory, legal, accounting, brokerage and other fees, costs and expenses incurred by a Party or for its benefit in connection with the preparation and execution of this Agreement and the Ancillary Agreements, the compliance herewith and therewith or the completion of the Transactions, including any fees, costs or expenses incurred in connection with (i) obtaining directors’ and officers’ insurance covering periods prior to the Closing, (ii) preparing and filing the Prospectuses, and (iii) negotiating, soliciting investment in and consummating the PIPE Investment and (iv) negotiating, soliciting investment in and consummating the Public Offering.

Annex A-52

“Transactions” means the transactions contemplated by this Agreement, including the Merger, the PIPE Investment, the Public Offering, the Company Preferred Stock Conversion, the Allegro Warrant Conversion and the amendment of the Company’s certificate of incorporation, including the Company Stock Split, contemplated by Section 1.6(b).

“U.S. GAAP” means generally accepted accounting principles historically and consistently applied in the United States and as in effect from time to time.

“VWAP” means, for any security as of any day, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day. If the VWAP cannot be calculated for such security for such day on any of the foregoing bases, the VWAP of such security shall be the fair market value per share at the end of such day as reasonably determined by the Board of Directors of the Company, with the consent of a majority of the individuals who were designated as directors of the Company by Allegro or Persons associated with Allegro pursuant to this Agreement.

Annex A-53

Annex B

AMENDMENT NO. 1 TO WARRANT AGREEMENT

This AMENDMENT NO. 1 TO WARRANT AGREEMENT (this “Amendment”), made as of [•], 2026, by and between Allegro Merger Corp., a Delaware corporation, with offices at 777 Third Avenue, 37th Floor, New York, NY 10017 (the “Company”), SeeQC, Inc., a Delaware corporation (“SeeQC”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 1 State Street Plaza, New York, New York 10004 (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of July 2, 2018 (the “Warrant Agreement”; capitalized terms used herein, but not otherwise defined herein, shall have the meanings given to such terms in the Warrant Agreement), which governs the Warrants; and

WHEREAS, on January 16, 2026, the Company, SeeQC and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the SeeQC (“Merger Sub”), entered into an Agreement and Plan of Merger (as further amended from time to time, the “Merger Agreement”), which provides for Merger Sub to merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of SeeQC (the “Merger”); and

WHEREAS, pursuant to the Merger Agreement, the Company agreed to use its commercially reasonable efforts to amend the terms of the Warrants, so that, immediately prior to the effective time of the Merger, each of the issued and outstanding Warrants will automatically convert into the right to receive one-tenth (1/10th) of a share of common stock, par value $0.0001 per share, of SeeQC; and

WHEREAS, pursuant to Section 9.8 of the Warrant Agreement, the Company has obtained consent to this Amendment from the registered holders of at least 65% the outstanding Warrants.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Amendment to Warrant Agreement.

(a)         Amendment. A new Section 3A is hereby added to the Warrant Agreement, to read in its entirety as follows:

“3A. Mandatory Exchange of Warrants upon Consummation of Business Combination. Notwithstanding anything contained in this Warrant Agreement to the contrary, upon the consummation (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated January 16, 2026 (as amended from time to time, the “Merger Agreement”), between the Company, SeeQC, Inc., a Delaware corporation (“SeeQC”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SeeQC (the “Transactions”), each Warrant issued and outstanding immediately prior to the Closing shall, automatically and without any action by the registered holder thereof, or any prior notice by the Company, be exchanged and converted (the “Exchange”) into the right to receive one-tenth (1/10th) of one share of common stock, par value $0.0001 per share, of SeeQC (“SeeQC Common Stock,” and such shares, the “Consideration”), to be delivered to such registered holder by or at the direction of SeeQC promptly after the Closing, and if such Warrant is represented by a certificate, upon surrender of such certificate, and upon the Closing, such registered holder shall cease to have any rights with respect to the Warrants other than the right to receive the Consideration. No fraction of a share of SeeQC Common Stock will be issued by virtue of the Exchange, and each holder of a Warrant who would otherwise be entitled to a fraction of a share of SeeQC Common Stock in accordance with this Section 3A (after aggregating all fractional shares that otherwise would be received by such holder in accordance with this Section 3A) shall receive from SeeQC, in lieu of such fractional share, one (1) share of SeeQC Common Stock.”

(b)         Joinder. SeeQC is hereby joined as a party to the Warrant Agreement solely for the purposes of Section 3A of the Warrant Agreement.

Annex B-1

2.           Miscellaneous Provisions.

(a)         Effectiveness of Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Amendment shall be expressly subject to the consummation of the Transactions and shall automatically be terminated and shall be null and void if the Merger Agreement shall be terminated.

(b)         Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

(c)         Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(d)         Applicable Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 of the Warrant Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

(e)         Counterparts. This Amendment may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

(f)          Effect of Headings. The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

(g)         Entire Agreement. The Warrant Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understanding, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank]

Annex B-2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

COMPANY:
ALLEGRO MERGER CORP.
By:
Name:
Title:
WARRANT AGENT:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By:
Name:
Title:

Solely for the purposes of Section 3A:

SEEQC:
SEEQC INC.
By:
Name:
Title:

[Signature Page to Amendment No. 1 to Warrant Agreement]

Annex B-3

Annex C

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made as of January 16, 2026, by and among SeeQC, Inc., a Delaware corporation (the “Company”), Allegro Merger Corp., a Delaware corporation (“Allegro”), and the undersigned holders (the “Voting Parties” and each a “Voting Party”) of (i) the issued and outstanding common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) and (ii) the issued and outstanding preferred stock, par value $0.0001 per share, of the Company (“Company Preferred Stock”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, SeeQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Allegro have entered into an Agreement and Plan of Merger (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the Merger Agreement, Merger Sub will merge with and into Allegro (the “Merger”), with Allegro surviving as a direct, wholly-owned subsidiary of the Company. The transactions contemplated pursuant to the Merger Agreement and the Transaction Agreements (as defined below) shall be defined herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Law” shall mean any federal, state, provincial, local, municipal, territorial, or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment; any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree, or ruling entered, issued, made, or rendered by any Governmental Authority; and any assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority.

(c) “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(f) “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal that possesses competent jurisdiction.

(g) “Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before any Governmental Authority.

Annex C-1

(h) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

(i) “Lockup Agreement” shall mean a lockup agreement pursuant to which certain holders of Company Common Stock will agree with the Company to certain restrictions on the transfer of the Company Common Stock held by them or received by them.

(j) “Permitted Transfer” means a Transfer of Voting Shares by a Voting Party (a) to any Family Member of such Voting Party, (b) to any Affiliate of such Voting Party, (c) to any Affiliate of any Family Member of such Voting Party, (d) to any of such Voting Party’s related investment funds or vehicles controlled or managed by such Voting Party or Affiliate of such Voting Party, and (e) to any other Person with the prior consent of the Company and Allegro.

(k) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal.

(l) “Restated Charter” shall mean the sixth amended and restated certificate of incorporation of the Company.

(m) “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (i) if a corporation or company, a majority of the total voting power of shares of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof, or in the election of members of a similar governing body, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or that Person or one or more Subsidiaries of that Person serves as a general partner, managing member or manager thereof, or in a capacity exercising similar management authority; or (iii) in any case, that Person controls the management thereof.

(n) “Transaction Agreements” shall mean the Merger Agreement, the Lockup Agreements, that certain Nondisclosure Agreement, dated as of August 11, 2025, by and between Allegro and the Company, the Restated Charter and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

(o) “Voting Shares” shall mean the Company Common Stock and Company Preferred Stock outstanding and beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised warrants, but including any shares of stock acquired upon exercise of such warrants) (“Beneficially Owned”) by any Voting Party as set forth on such Voting Party’s signature page hereto or hereafter acquired in accordance with Section 8.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A hereto as follows:

(a) Authority. If Voting Party is a legal entity it is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Applicable Law of the jurisdiction of its organization, and Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized by all necessary action, executed and delivered by Voting Party. This Agreement constitutes a valid and

Annex C-2

binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, including the transactions contemplated hereby, nor Voting Party’s compliance with the terms hereof and performance of his, her or its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents (as applicable), any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Shares) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent or delay the fulfillment by Voting Party of its obligations under this Agreement or (ii) result in the creation or imposition of any Lien upon the Voting Shares.

(d) Ownership of Shares. Voting Party (i) beneficially owns its Voting Shares free and clear of all Liens (except for any such Lien that may be imposed pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (including those contemplated by the Lockup Agreement), any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law) and (ii) has the sole power (or shared power, provided that such power is shared solely with Persons who are Voting Parties) to vote or caused to be voted its Voting Shares. As of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares prior to the consummation of the Transactions, and there are no voting trusts or voting agreements with respect to the Voting Shares (except for any such commitment that may be imposed pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby (including those contemplated by the Lockup Agreement), and any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law). Other than the securities set forth on Annex A hereto, as of the date hereof, Voting Party does not beneficially own any Voting Shares or any options, warrants or other rights to acquire any additional shares of Company Common Stock, shares of Company Preferred Stock, or securities exercisable for or convertible into shares of Company Common Stock or Company Preferred Stock.

(e) No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder, to consummate the Transactions, including the transactions contemplated by this Agreement, or that would reasonably be expected to prevent or delay the consummation of the Transactions.

(f) Sophistication. Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of Allegro and the Company to make an informed decision regarding this Agreement and the Transactions contemplated by the Transaction Agreements and has independently, and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon Allegro, the Company, any of their Affiliates or any of the respective Representatives of the foregoing. Voting Party acknowledges that Allegro and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Voting Party acknowledges that the agreements contained herein with respect to the Voting Shares beneficially owned by Voting Party are irrevocable.

Annex C-3

(g) Merger Agreement. Voting Party hereby acknowledges that it has received and reviewed a complete copy of the Merger Agreement.

3. Agreement to Vote Shares. Each Voting Party shall, solely in his, her or its capacity as a Voting Party, during the term of this Agreement (i) vote or cause to be voted all Voting Shares that he, she or it beneficially owns, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, in favor of (or if written consent is solicited in lieu of a meeting of the stockholders of the Company, give its written consent, with respect to all Voting Shares that he, she or it beneficially owns, to) all proposals necessary to effectuate the Transactions (including the Merger, the Company Preferred Stock Conversion (as defined in the Merger Agreement), the Company Stock Split (as defined in the Merger Agreement) and the other Company Stockholder Proposals (as defined in the Merger Agreement)), and (ii) vote or cause to be voted all Voting Shares that he, she or it beneficially owns, at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof, against (or if written consent is solicited in lieu of a meeting of the stockholders of the Company, withhold its written consent, with respect to all Voting Shares that he, she or it beneficially owns, to) (A) any proposal or offer from any Person (other than Allegro or any of its Affiliates) concerning a Company business combination or the adoption of any agreement to enter into a Company business combination; and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Company’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than as contemplated by the Merger Agreement).

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5. Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares held as of the date hereof or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein, except a Permitted Transfer; provided, however, as a precondition to such Permitted Transfer, the transferee shall agree in a writing, reasonably satisfactory in form and substance to Allegro and the Company, to be bound by all of the terms of this Agreement. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the Voting Shares and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against the Company relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the board of directors of the Company in connection with this Agreement, the Merger Agreement or the Transactions.

7. Redemption Rights. Each Voting Party agrees not to exercise any right to redeem any Voting Shares beneficially owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. Acquisition of Additional Shares. In the event that, during the term of this Agreement, (a) any Voting Shares are issued to a Voting Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Voting Shares or otherwise, (b) a Voting Party purchases or otherwise acquires beneficial ownership of any Voting Shares or (c) a Voting Party acquires the right to vote or share in the voting of any Voting Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Voting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Voting Shares owned by such Voting Party as of the date hereof.

Annex C-4

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the effective date of a written agreement executed and delivered by the Company and each Voting Party terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a holder of the Company Common Stock and Company Preferred Stock. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of the Company (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its equityholders. Voting Party shall not be responsible for the actions of the Company or the board of directors of the Company (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of the Company and each Voting Party makes no representations or warranties with respect to the actions of any of the foregoing.

11. Specific Enforcement. Each of the parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder) in accordance with its terms. Each of the parties hereto acknowledges and agrees that (i) the other parties will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral part of this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11 shall not be required to provide any bond or other security in connection with any such injunction.

12. Entire Agreement; Nonreliance; Amendments; Waivers. This Agreement, together with the Merger Agreement, the Transaction Agreements, and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. No party has relied on any representations or commitments other than those explicitly contained in this Agreement and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days

Annex C-5

after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such party may subsequently designate to the other parties by notice given hereunder:

If to Allegro to:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attention:	Eric Rosenfeld
Email:
with copies (which shall not constitute notice) to:
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention:	Jeffrey M. Gallant
Eric T. Schwartz
Email:

If to the Company to:

SeeQC, Inc.
150 Clearbrook Road
Elmsford, NY 10523
Attention:	John Levy
Email:
with copies (which shall not constitute notice) to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:	Stephen P. Alicanti
Jon Venick
Email:

If to a Voting Party, to the addresses set forth on Annex A.

14. Miscellaneous.

(a) Governing Law. This Agreement, the rights of the parties hereunder and any Legal Proceeding arising out of this Agreement, arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Applicable Laws of any other jurisdiction.

(b) Jurisdiction. Any Legal Proceeding arising out of this Agreement may be brought in any state or federal court sitting in the State of Delaware, but in no other court. Each of the parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware, for the purpose of any Legal Proceeding relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise,

Annex C-6

in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Legal Proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Legal Proceeding in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Legal Proceeding other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Legal Proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c) Service of Process. Each of the parties to this Agreement hereby (i) consents to service of process in any Legal Proceeding among any of the parties hereto relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by Applicable Law, (ii) agrees that service of process made in accordance with clause (i) or made by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13, will constitute good and valid service of process in any such Legal Proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Legal Proceeding, any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(d) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

(e) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under Applicable Law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Applicable Law.

(f) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a .PDF signature page or by DocuSign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

(g) Titles and Headings. The titles and captions in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(h) Succession and Assignment; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer, including by operation of law or by merger, either this Agreement or any of its rights,

Annex C-7

interests or obligations hereunder without the prior written approval of the other parties hereto, and any attempt to do so will be null and void ab initio. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) No Ownership Interests. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company or Allegro any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Voting Shares shall remain vested in and belong to the Voting Parties. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

(j) Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(k) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the Transactions, on the terms and subject to the conditions set forth in the Transaction Agreements, including this Agreement and the Merger Agreement.

[Remainder of this page intentionally left blank]

Annex C-8

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:
SEEQC, INC.
By:
Name:
Title:
ALLEGRO:
ALLEGRO MERGER CORP.
By:
Name:
Title:

[Company and Allegro Signature Page to Shareholder Support Agreement]

Annex C-9

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

VOTING PARTY:
[•]
By:
[Signature]
Name:
[Print Name of Signatory, If an Entity]
Title:
[Print Title of Signatory, If an Entity]
Voting Shares: _______________

[Voting Party Signature Page to Shareholder Support Agreement]

Annex C-10

Annex A

Voting Shares

Name	Mailing Address & Email Address	Company Common Stock	Company Preferred Stock
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
TOTAL		[•]	[•]

Annex C-11

Annex D

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is made as of January 16, 2026, by and among SeeQC, Inc., a Delaware corporation (the “Company”), Allegro Merger Corp., a Delaware corporation (“Allegro”), and the undersigned holders (the “Voting Parties” and each a “Voting Party”) of (i) the issued and outstanding common stock, par value $0.0001 per share, of Allegro (“Allegro Common Stock”) and (ii) Allegro Warrants (as defined in the Merger Agreement (as defined below)).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, SeeQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Allegro have entered into an Agreement and Plan of Merger (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the Merger Agreement, Merger Sub will merge with and into Allegro (the “Merger”), with Allegro surviving as a direct, wholly-owned subsidiary of the Company. The transactions contemplated pursuant to the Merger Agreement and the Transaction Agreements (as defined below) shall be defined herein as the “Transactions”.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Applicable Law” shall mean any federal, state, provincial, local, municipal, territorial, or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment; any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree, or ruling entered, issued, made, or rendered by any Governmental Authority; and any assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority.

(c) “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(f) “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal that possesses competent jurisdiction.

(g) “Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before any Governmental Authority.

Annex D-1

(h) “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

(i) “Permitted Transfer” means a Transfer of Voting Securities by a Voting Party (a) to any Family Member of such Voting Party, (b) to any Affiliate of such Voting Party, (c) to any Affiliate of any Family Member of such Voting Party, (d) to any of such Voting Party’s related investment funds or vehicles controlled or managed by such Voting Party or Affiliate of such Voting Party, and (e) to any other Person with the prior consent of the Company and Allegro.

(j) “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal.

(k) “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (i) if a corporation or company, a majority of the total voting power of shares of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof, or in the election of members of a similar governing body, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or that Person or one or more Subsidiaries of that Person serves as a general partner, managing member or manager thereof, or in a capacity exercising similar management authority; or (iii) in any case, that Person controls the management thereof.

(l) “Transaction Agreements” shall mean the Merger Agreement, that certain Nondisclosure Agreement, dated as of August 11, 2025, by and between Allegro and the Company, the Allegro Warrant Amendment (as defined in the Merger Agreement) and all the agreements documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

(m) “Voting Securities” shall mean the Allegro Common Stock and Allegro Warrants outstanding and beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, excluding shares of stock underlying unexercised warrants or rights, but including any shares of stock acquired upon exercise of such warrants or rights) (“Beneficially Owned”) by any Voting Party as set forth on such Voting Party’s signature page hereto or hereafter acquired in accordance with Section 8.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Securities set forth on Annex A hereto as follows:

(a) Authority. If Voting Party is a legal entity it is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Applicable Law of the jurisdiction of its organization, and Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized by all necessary action, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Annex D-2

(b) No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the Transactions, including the transactions contemplated hereby, nor Voting Party’s compliance with the terms hereof and performance of his, her or its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents (as applicable), any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Securities) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent or delay the fulfillment by Voting Party of its obligations under this Agreement or (ii) result in the creation or imposition of any Lien upon the Voting Securities.

(d) Ownership of Shares. Voting Party (i) beneficially owns its Voting Securities free and clear of all Liens (except for any such Lien that may be imposed pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law) and (ii) has the sole power (or shared power, provided that such power is shared solely with Persons who are Voting Parties) to vote or caused to be voted its Voting Securities. As of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Securities prior to the consummation of the Transactions, and there are no voting trusts or voting agreements with respect to the Voting Securities (except for any such commitment that may be imposed pursuant to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, and any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law). Other than the securities set forth on Annex A hereto and the Allegro Rights (as defined in the Merger Agreement) held by Voting Party, as of the date hereof, Voting Party does not beneficially own any Voting Securities or any options, warrants or other rights to acquire any additional shares of Allegro Common Stock, Allegro Warrants, or securities exercisable for or convertible into shares of Allegro Common Stock or Allegro Warrants.

(e) No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder, to consummate the Transactions, including the transactions contemplated by this Agreement, or that would reasonably be expected to prevent or delay the consummation of the Transactions.

(f) Sophistication. Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of Allegro and the Company to make an informed decision regarding this Agreement and the Transactions contemplated by the Transaction Agreements and has independently, and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon Allegro, the Company, any of their Affiliates or any of the respective Representatives of the foregoing. Voting Party acknowledges that Allegro and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Voting Party acknowledges that the agreements contained herein with respect to the Voting Securities beneficially owned by Voting Party are irrevocable.

(g) Merger Agreement. Voting Party hereby acknowledges that it has received and reviewed a complete copy of the Merger Agreement.

Annex D-3

3. Agreement to Vote Securities. Each Voting Party shall, solely in his, her or its capacity as a Voting Party, during the term of this Agreement (i) vote or cause to be voted all applicable Voting Securities that he, she or it beneficially owns, at every meeting of the stockholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, in favor of (or if written consent is solicited in lieu of a meeting of the stockholders of Allegro, give its written consent, with respect to all applicable Voting Securities that he, she or it beneficially owns, to) all proposals necessary to effectuate the Transactions (including the Merger), (ii) vote or cause to be voted all applicable Voting Securities that he, she, or it beneficially owns, at every meeting of the stockholders or warrantholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, in favor of (or if written consent is solicited in lieu of a meeting of the stockholders or warrantholders of Allegro, give its written consent, with respect to all applicable Voting Securities that he, she or it beneficially owns, to) the Allegro Warrant Amendment, and (iii) vote or cause to be voted all Voting Securities that he, she or it beneficially owns, at every meeting of the stockholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, against (or if written consent is solicited in lieu of a meeting of the stockholders of Allegro, withhold its written consent, with respect to all applicable Voting Securities that he, she or it beneficially owns, to) (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning an Allegro business combination or the adoption of any agreement to enter into an Allegro business combination; and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of Allegro’s obligations under the Merger Agreement or change in any manner the voting rights of any class of shares of Allegro (including any amendments to Allegro’s certificate of incorporation or bylaws other than as contemplated by the Merger Agreement).

4. No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Securities in a voting trust, grant any proxies with respect to the Voting Securities or subject any of the Voting Securities to any arrangement with respect to the voting of the Voting Securities. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Securities.

5. Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Securities held as of the date hereof or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Securities or Voting Party’s voting or economic interest therein, except a Permitted Transfer; provided, however, as a precondition to such Permitted Transfer, the transferee shall agree in a writing, reasonably satisfactory in form and substance to Allegro and the Company, to be bound by all of the terms of this Agreement. Any attempted Transfer of Voting Securities or any interest therein in violation of this Section 5 shall be null and void.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Transactions that Voting Party may have by virtue of ownership of the Voting Securities and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against Allegro relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Transactions, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the board of directors of Allegro in connection with this Agreement, the Merger Agreement or the Transactions.

7. Redemption Rights. Each Voting Party agrees not to exercise any right to redeem any Voting Securities beneficially owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8. Acquisition of Additional Shares. In the event that, during the term of this Agreement, (a) any Voting Securities are issued to a Voting Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Voting Securities or otherwise, including with respect to any Allegro Rights, (b) a Voting Party purchases or otherwise acquires beneficial ownership of any Voting Securities or (c) a Voting Party acquires the right to vote or share in the voting of any Voting Securities (collectively the “New Securities”), then such New Securities acquired or purchased by such Voting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Voting Securities owned by such Voting Party as of the date hereof.

Annex D-4

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the effective time of the Merger, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the effective date of a written agreement executed and delivered by the Company and each Voting Party terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination.

10. No Agreement as Director or Officer. Each Voting Party is signing this Agreement solely in its capacity as a holder of Allegro Common Stock and Allegro Warrants. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity (or in the capacity of any Affiliate, partner or employee of Voting Party) as a director or officer of Allegro (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of Allegro, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to Allegro or its equityholders. Voting Party shall not be responsible for the actions of Allegro or the board of directors of Allegro (or any committee thereof) or any officers, directors (in their capacity as such), employees and professional advisors of Allegro and each Voting Party makes no representations or warranties with respect to the actions of any of the foregoing.

11. Specific Enforcement. Each of the parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder) in accordance with its terms. Each of the parties hereto acknowledges and agrees that (i) the other parties will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral part of this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11 shall not be required to provide any bond or other security in connection with any such injunction.

12. Entire Agreement; Nonreliance; Amendments; Waivers. This Agreement, together with the Merger Agreement, the Transaction Agreements, and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. No party has relied on any representations or commitments other than those explicitly contained in this Agreement and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13. Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days

Annex D-5

after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such party may subsequently designate to the other parties by notice given hereunder:

If to Allegro to:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attention:	Eric Rosenfeld
Email:
with copies (which shall not constitute notice) to:
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention:	Jeffrey M. Gallant
Eric T. Schwartz
Email:

If to the Company to:

SeeQC, Inc.
150 Clearbrook Road
Elmsford, NY 10523
Attention:	John Levy
Email:
with copies (which shall not constitute notice) to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:	Stephen P. Alicanti
Jon Venick
Email:

If to a Voting Party, to the addresses set forth on Annex A.

14. Miscellaneous.

(a) Governing Law. This Agreement, the rights of the parties hereunder and any Legal Proceeding arising out of this Agreement, arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Applicable Laws of any other jurisdiction.

(b) Jurisdiction. Any Legal Proceeding arising out of this Agreement may be brought in any state or federal court sitting in the State of Delaware, but in no other court. Each of the parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware, for the purpose of any Legal Proceeding relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts,

Annex D-6

that its property is exempt or immune from attachment or execution, that any such Legal Proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Legal Proceeding in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Legal Proceeding other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Legal Proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c) Service of Process. Each of the parties to this Agreement hereby (i) consents to service of process in any Legal Proceeding among any of the parties hereto relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by Applicable Law, (ii) agrees that service of process made in accordance with clause (i) or made by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13, will constitute good and valid service of process in any such Legal Proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Legal Proceeding, any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(d) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

(e) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under Applicable Law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Applicable Law.

(f) Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a .PDF signature page or by DocuSign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

(g) Titles and Headings. The titles and captions in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(h) Succession and Assignment; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer, including by operation of law or by merger, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, and any attempt to

Annex D-7

do so will be null and void ab initio. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i) No Ownership Interests. Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company or Allegro any direct or indirect ownership or incidence of ownership of or with respect to any Voting Securities. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Voting Securities shall remain vested in and belong to the Voting Parties. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

(j) Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(k) Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the Transactions, on the terms and subject to the conditions set forth in the Transaction Agreements, including this Agreement and the Merger Agreement.

[Remainder of this page intentionally left blank]

Annex D-8

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:
SEEQC, INC.
By:
Name:
Title:
ALLEGRO:
ALLEGRO MERGER CORP.
By:
Name:
Title:

[Company and Allegro Signature Page to Initial Stockholders Support Agreement]

Annex D-9

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

VOTING PARTY:
[•]
By:
[Signature]
Name:
[Print Name of Signatory, If an Entity]
Title:
[Print Title of Signatory, If an Entity]
Voting Securities: _______________

[Voting Party Signature Page to Initial Stockholders Support Agreement]

Annex D-10

Annex A

Voting Securities

Name	Mailing Address & Email Address	Allegro Common Stock	Allegro Warrants
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]
TOTAL	[•]	[•]	[•]

Annex D-11

Annex E

WARRANTHOLDER SUPPORT AGREEMENT

This Warrantholder Support Agreement (this “Agreement”) is made as of April 22, 2026, by and among SeeQC, Inc., a Delaware corporation (the “Company”), Allegro Merger Corp., a Delaware corporation (“Allegro”), and the undersigned holders (the “Voting Parties” and each a “Voting Party”) of redeemable common stock purchase warrants of Allegro, each whole warrant exercisable for one share of Allegro common stock at a price of $11.50 per share (“Allegro Warrants”).

WHEREAS, prior to the execution and delivery of this Agreement, the Company, SeeQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Allegro entered into an Agreement and Plan of Merger (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the Merger Agreement, Merger Sub will merge with and into Allegro (the “Merger”), with Allegro surviving as a direct, wholly-owned subsidiary of the Company.

WHEREAS, pursuant to the Merger Agreement, Allegro agreed to use commercially reasonable efforts to obtain the consent of the requisite number of holders of Allegro Warrants to amend the Allegro Warrants whereby each Allegro Warrant will entitle the holder to receive one-tenth of one share of common stock of the Company upon consummation of the Merger (the “Warrant Amendment”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. As used herein, the following terms shall have the following meanings:

(a)         “Affiliate” shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)         “Applicable Law” shall mean any federal, state, provincial, local, municipal, territorial, or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, injunction, judgment; any award, injunction, judgment, regulatory or supervisory mandate, order, writ, decree, or ruling entered, issued, made, or rendered by any Governmental Authority; and any assessment, writ or other legal requirement, administrative policy or guidance, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority.

(c)         “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to be closed.

(d)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e)         “Family Member” means with respect to any Person, such Person’s spouse, ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such Person, brothers and sisters (whether by blood, marriage or adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood, marriage or adoption), brothers and sisters (whether by blood, marriage or adoption) are beneficiaries.

(f)          “Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal that possesses competent jurisdiction.

(g)         “Legal Proceeding” shall mean any action, suit, hearing, claim, charge, audit, lawsuit, litigation, investigation (formal or informal), inquiry, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before any Governmental Authority.

Annex E-1

(h)         “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien, license, option, right of first offer, right of first refusal, restriction or charge of any kind (including, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any security interest and any restriction relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership).

(i)          “Permitted Transfer” means a Transfer of Voting Securities by a Voting Party (a) to any Family Member of such Voting Party, (b) to any Affiliate of such Voting Party, (c) to any Affiliate of any Family Member of such Voting Party, (d) to any of such Voting Party’s related investment funds or vehicles controlled or managed by such Voting Party or Affiliate of such Voting Party, and (e) to any other Person with the prior consent of the Company and Allegro.

(j)          “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, or governmental commission, department, board, bureau, agency or instrumentality, or any arbitrator, court or tribunal.

(k)         “Subsidiary” shall mean, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which: (i) if a corporation or company, a majority of the total voting power of shares of capital stock or share capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof, or in the election of members of a similar governing body, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; (ii) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, or that Person or one or more Subsidiaries of that Person serves as a general partner, managing member or manager thereof, or in a capacity exercising similar management authority; or (iii) in any case, that Person controls the management thereof.

(l)          “Voting Securities” shall mean the Allegro Warrants outstanding and beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) (“Beneficially Owned”) by any Voting Party as set forth on such Voting Party’s signature page hereto or hereafter acquired in accordance with Section 8.

2.           Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Securities set forth on Annex A hereto as follows:

(a)         Authority. If Voting Party is a legal entity it is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Applicable Law of the jurisdiction of its organization, and Voting Party has all requisite power and authority to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement. If Voting Party is a legal entity, this Agreement has been duly authorized by all necessary action, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)         No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party’s spouse is necessary under any “community property” or other laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Annex E-2

(c)         No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor Voting Party’s compliance with the terms hereof and performance of his, her or its obligations hereunder, will, directly or indirectly (i) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s organizational documents (as applicable), any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Voting Securities) that would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby or that would reasonably be expected to prevent or delay the fulfillment by Voting Party of its obligations under this Agreement or (ii) result in the creation or imposition of any Lien upon the Voting Securities.

(d)         Ownership of Voting Securities. Voting Party (i) beneficially owns its Voting Securities free and clear of all Liens (except for any such Lien that may be imposed pursuant to this Agreement and the transactions contemplated hereby, any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law) and (ii) has the sole power (or shared power, provided that such power is shared solely with Persons who are Voting Parties) to vote or caused to be voted its Voting Securities. As of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Securities prior to the consummation of the transactions contemplated hereby, and there are no voting trusts or voting agreements with respect to the Voting Securities (except for any such commitment that may be imposed pursuant to this Agreement and the transactions contemplated hereby, and any applicable restrictions on transfer under applicable U.S. state or federal securities or “blue sky” law). Other than the securities set forth on Annex A hereto held by Voting Party, as of the date hereof, Voting Party does not beneficially own any Voting Securities or any options, warrants or other rights to acquire any additional Allegro Warrants, or securities exercisable for or convertible into Allegro Warrants.

(e)         No Litigation. There is no Legal Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to materially impair or materially adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder, to consummate the transactions contemplated by this Agreement, or that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement.

(f)          Sophistication. Voting Party is a sophisticated shareholder and has adequate information concerning the business and financial condition of Allegro and the Company to make an informed decision regarding this Agreement and has independently, and based on such information as the Voting Party has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon Allegro, the Company, any of their Affiliates or any of the respective Representatives of the foregoing. Voting Party acknowledges that Allegro and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Voting Party acknowledges that the agreements contained herein with respect to its Voting Securities are irrevocable.

(g)         Merger Agreement. Voting Party hereby acknowledges that it has received and reviewed a complete copy of the Merger Agreement.

3.           Agreement relating to Voting Securities. Each Voting Party shall, solely in his, her or its capacity as a Voting Party, during the term of this Agreement (i) vote or cause to be voted its Voting Securities at every meeting of the warrantholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, in favor of (or if written consent is solicited in lieu of a meeting of the warrantholders of Allegro, give its written consent, with respect to its Voting Securities all proposals necessary to effectuate the Warrant Amendment, (ii) vote or cause to be voted its Voting Securities at every meeting of the warrantholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, in favor of (or if written consent is solicited in lieu of a meeting of the warrantholders of Allegro, give its written consent, with respect to its Voting Securities) the Warrant Amendment, and (iii) vote or cause to be voted its Voting Securities at every meeting of the warrantholders of Allegro at which such matters are considered and at every adjournment or postponement thereof, against (or if written consent is solicited in lieu of a meeting of the warrantholders of Allegro, withhold its written consent, with respect to its Voting Securities) (A) any proposal or offer from any Person (other than the Company or any of its

Annex E-3

Affiliates) concerning an alternative amendment to the Allegro Warrants; and (B) any action, proposal, transaction or agreement that could reasonably be expected to materially impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Warrant Amendment or the fulfillment of Allegro’s obligations under the Warrant Amendment).

4.           No Voting Trusts or Other Arrangement. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, and will not permit any entity under Voting Party’s control to, deposit any Voting Securities in a voting trust, grant any proxies with respect to the Voting Securities or subject any of the Voting Securities to any arrangement with respect to the voting of the Voting Securities. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Securities.

5.           Transfer and Encumbrance. Each Voting Party agrees that, during the term of this Agreement, Voting Party will not, directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Securities held as of the date hereof or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Securities or Voting Party’s voting or economic interest therein, except a Permitted Transfer; provided, however, as a precondition to such Permitted Transfer, the transferee shall agree in a writing, reasonably satisfactory in form and substance to Allegro and the Company, to be bound by all of the terms of this Agreement. Any attempted Transfer of Voting Securities or any interest therein in violation of this Section 5 shall be null and void.

6.           Appraisal and Dissenters’ Rights. Each Voting Party hereby (i) waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Warrant Amendment that Voting Party may have by virtue of ownership of the Voting Securities and (ii) agrees not to commence or participate in any claim, derivative or otherwise, against Allegro relating to the negotiation, execution or delivery of this Agreement or the Warrant Amendment, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Warrant Amendment or (B) alleging a breach of any fiduciary duty of the board of directors of Allegro in connection with this Agreement or the Warrant Amendment.

7.           Redemption Rights. Each Voting Party agrees not to exercise any right to redeem its Voting Securities.

8.           Acquisition of Additional Warrants. In the event that, during the term of this Agreement, (a) any Voting Securities are issued to a Voting Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Voting Securities or otherwise, (b) a Voting Party purchases or otherwise acquires beneficial ownership of any Voting Securities or (c) a Voting Party acquires the right to vote or share in the voting of any Voting Securities (collectively the “New Securities”), then such New Securities acquired or purchased by such Voting Party shall be subject to the terms of this Agreement to the same extent as if they constituted the Voting Securities owned by such Voting Party as of the date hereof.

9.           Termination. This Agreement shall automatically terminate upon the earliest to occur of (i) the effective time of the Warrant Amendment, (ii) the date on which the Merger Agreement is terminated in accordance with its terms, and (iii) the effective date of a written agreement executed and delivered by the Company and each Voting Party terminating this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any willful breach of this Agreement occurring prior to termination. Notwithstanding the foregoing, Sections 6, 10, 11, 12, 13 and this Section 9 shall survive termination of this Agreement.

10.         Specific Enforcement. Each of the parties hereto agrees that irreparable harm for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that it does not fully and timely perform its obligations under or in connection with this Agreement (including failing to take such actions as are required of it hereunder) in accordance with its terms. Each of the parties hereto acknowledges and agrees that (i) the other parties will be entitled to an injunction, specific performance or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages and without posting a bond, this being in addition to any other remedy to which such other parties are entitled under this Agreement and (ii) the right to obtain an injunction, specific performance, or other equitable relief is an integral

Annex E-4

part of this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10 shall not be required to provide any bond or other security in connection with any such injunction.

11.         Entire Agreement; Nonreliance; Amendments; Waivers. This Agreement, together with the Merger Agreement, and any other documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. No party has relied on any representations or commitments other than those explicitly contained in this Agreement and there are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly provided for herein and therein. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.         Notices. Any notice, request, demand, claim or other communication required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered personally, delivered by nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid, or sent by electronic mail to the applicable email address specified below. Any such notice, request, demand, claim or other communication will be deemed to have been delivered and given (a) when delivered, if delivered personally, (b) the Business Day after it is deposited with such nationally recognized overnight courier service, if sent for overnight delivery by a nationally recognized overnight courier service, (c) the day of sending, if sent by electronic mail prior to 5:00 p.m. (Eastern time) on any Business Day or the next succeeding Business Day if sent by electronic mail after 5:00 p.m. (Eastern time) on any Business Day or on any day other than a Business Day or (d) five (5) Business Days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the following address or, if applicable, email address, or to such other address or email address as such party may subsequently designate to the other parties by notice given hereunder:

If to Allegro to:

Allegro Merger Corp.
777 Third Avenue, 37th Floor
New York, New York 10017
Attention:	Eric Rosenfeld
Email:
with copies (which shall not constitute notice) to:
Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention:	Jeffrey M. Gallant
Eric T. Schwartz
Email:

Annex E-5

If to the Company to:

SeeQC, Inc.
150 Clearbrook Road
Elmsford, NY 10523
Attention:	John Levy
Email:
with copies (which shall not constitute notice) to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020-1104
Attention:	Stephen P. Alicanti
Jon Venick
Email:

If to a Voting Party, to the addresses set forth on Annex A.

13.         Miscellaneous.

(a)         Governing Law.    This Agreement, the rights of the parties hereunder and any Legal Proceeding arising out of this Agreement, arising in whole or in part under or in connection herewith, will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the Applicable Laws of any other jurisdiction.

(b)         Jurisdiction.    Any Legal Proceeding arising out of this Agreement may be brought in any state or federal court sitting in the State of Delaware, but in no other court. Each of the parties to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Delaware, for the purpose of any Legal Proceeding relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise), (ii) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Legal Proceeding brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other Legal Proceeding in any other court other than one of the above-named courts or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such Legal Proceeding other than before one of the above-named courts. Notwithstanding the previous sentence a party may commence any Legal Proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(c)         Service of Process.    Each of the parties to this Agreement hereby (i) consents to service of process in any Legal Proceeding among any of the parties hereto relating to or arising in whole or in part under or in connection with this Agreement (whether in law or in equity, whether in contract or in tort, by statute or otherwise) in any manner permitted by Applicable Law, (ii) agrees that service of process made in accordance with clause (i) or made by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13, will constitute good and valid service of process in any such Legal Proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Legal Proceeding, any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

(d)         Waiver of Jury Trial.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR

Annex E-6

IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY OF THE TRANSACTIONS AND THAT SUCH ACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY ACKNOWLEDGES THAT NO PARTY HAS AGREED NOT TO ENFORCE THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

(e)         Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under Applicable Law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Applicable Law.

(f)          Counterparts; Electronic Delivery.    This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed and delivered by each party hereto. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a .PDF signature page or by DocuSign or similar electronic means) and each such counterpart signature page will constitute an original for all purposes.

(g)         Titles and Headings.    The titles and captions in this Agreement are for reference purposes only, and shall not in any way define, limit, extend or describe the scope of this Agreement or otherwise affect the meaning or interpretation of this Agreement.

(h)         Succession and Assignment; No Third Party Beneficiaries.    This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer, including by operation of law or by merger, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto, and any attempt to do so will be null and void ab initio. Except as expressly provided herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties hereto and such successors and permitted assignees, any other right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(i)          No Ownership Interests.    Except as provided in this Agreement, nothing contained in this Agreement shall be deemed to vest in the Company or Allegro any direct or indirect ownership or incidence of ownership of or with respect to any Voting Securities. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Voting Securities shall remain vested in and belong to the Voting Parties. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law.

(j)          Expenses.    All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

(k)         Further Assurances.    Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the Warrant Amendment, on the terms and subject to the conditions set forth in this Agreement.

[Remainder of this page intentionally left blank]

Annex E-7

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

COMPANY:
SEEQC, INC.
By:
Name:
Title:
ALLEGRO:
ALLEGRO MERGER CORP.
By:
Name:
Title:

[Company and Allegro Signature Page to Warrant Support Agreement]

Annex E-8

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Support Agreement as of the date first written above.

VOTING PARTY:
[•]
By:
[Signature]
Name:
[Print Name of Signatory, If an Entity]
Title:
[Print Title of Signatory, If an Entity]
Voting Securities: _______________

[Voting Party Signature Page to Warrant Support Agreement]

Annex E-9

Annex A

Voting Securities

Name	Mailing Address & Email Address	Allegro Warrants
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
[•]	[•]	[•]
TOTAL	[•]	[•]

Annex E-10

Annex F

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2026, is made and entered into by and among SeeQC, Inc., a Delaware corporation (the “Company”), and each of the undersigned holders listed on the signature pages hereto under the heading “Holders” (such persons, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, each a “Holder” and, collectively, “Holders”). Capitalized terms used and not otherwise defined herein shall have the same meanings set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on the date hereof, upon the closing (the “Closing”) of the transactions (the date of such Closing, the “Closing Date”) contemplated by that certain Agreement and Plan of Merger, dated January 16, 2026 (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Allegro Merger Corp., a Delaware corporation (“Allegro”), the Company and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other things, on the terms and conditions set forth therein, at the effective time of the Merger Agreement, Allegro will merge with and into Merger Sub (the “Merger”), with Allegro surviving as a direct, wholly-owned subsidiary of the Company;

WHEREAS, upon the Closing, each Holder will hold shares of common stock, par value $0.0001 per share, of the Company (“Company Shares”);

WHEREAS, in connection with the Closing, the Company and the Holders desire to enter into this Agreement in order to provide the Holders with registration rights on the terms set forth herein; and

WHEREAS, that certain Registration Rights Agreement dated as of July 18, 2018 between Allegro and certain security holders of Allegro (the “Allegro Registration Rights Agreement”) shall be terminated with effect from the Closing; and

WHEREAS, that certain Amended and Restated Investor Rights Agreement dated as of November 25, 2025 between the Company and certain security holders of the Company (the “Company Investor Rights Agreement”) shall be terminated with effect from the Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1         Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Allegro” shall have the meaning given in the Recitals hereto.

Annex F-1

“Allegro Registration Rights Agreement” shall have the meaning given in the Recitals.

“Board” shall mean the Board of Directors of the Company.

“Closing” shall have the meaning given in the Recitals hereto.

“Closing Date” shall mean the date of the Closing.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Recitals hereto.

“Company Shares” shall have the meaning given in the Recitals hereto.

“Company Investor Rights Agreement” shall have the meaning given in the Recitals

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holders” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Filing Deadline” shall have the meaning given in subsection 2.3.1.

“Form S-1” shall mean a Registration Statement on Form S-1 or any comparable successor form or forms thereto.

“Form S-3” shall mean a Registration Statement on Form S-3 or any comparable successor form or forms thereto.

“Holders” shall have the meaning given in the Preamble.

“Lock-Up Agreement” shall mean that certain Lock-Up Agreement, dated as of [•], 2026, by and among the Holders and the other equityholders of the Company party thereto.

“Lock-Up Period” shall mean the period commencing on the Closing Date and continuing until the date that is 180 days following the Closing Date.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in subsection 2.3.2.

“Permitted Transferees” shall mean (a) prior to the expiration of the Lock-Up Period, any person or entity to whom a Holder is permitted to transfer its Registrable Securities prior to the expiration of the Lock-Up Period pursuant to the Lock-Up Agreement, and (b) after the expiration of the Lock-Up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

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“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Company Shares set forth on Schedule A hereto; (b) to the extent not listed on Schedule A hereto, any outstanding Company Shares or any other equity security (including Company Shares issued or issuable upon the exercise of any other equity security) of the Company to the extent held by a Holder as of the date of this Agreement, including any securities purchased in connection therewith; (c) any Company Shares transferred to, and held by, a Holder’s Permitted Transferee; and (d) any other equity security of the Company issued or issuable with respect to any Company Shares described in the preceding subclauses (a) through (d), by way of a share dividend or share subdivision or in connection with a combination of shares, recapitalization, merger, consolidation, re-domestication, reorganization, or other similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry notations for such securities not bearing a legend restricting further transfer shall have been delivered or noted by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (vi) such securities have otherwise ceased to be held by a Holder.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i)          all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which Company Shares are then listed;

(ii)         fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii)        printing, messenger, telephone and delivery expenses;

(iv)        reasonable fees and disbursements of counsel for the Company;

(v)         reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(vi)        reasonable fees and expenses of one (1) legal counsel representing Holders, as selected by Holders holding a majority of the then-outstanding Registrable Securities included, or to be included, in such Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Resale Shelf Registration Statement” shall have the meaning given in subsection 2.3.1.

“SEC Guidance” shall have the meaning given in subsection 2.3.2.

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“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Significant Holder” shall mean any Holder holding at least 10% of the then-outstanding Company Shares.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

ARTICLE II
REGISTRATIONS

2.1         Demand Registration.

2.1.1.        Request for Registration. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, at any time and from time to time on or after the Closing Date, any Significant Holder (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) calendar days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within five (5) calendar days after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, the Registration of all Registrable Securities requested by the Demanding Holders(s) and Requesting Holder(s) pursuant to such Demand Registration, including by (x) filing or confidentially submitting a Registration Statement relating thereto as soon as practicable, but not more than sixty (60) calendar days immediately after the Company’s receipt of the Demand Registration, and (y) using its reasonable best efforts to have such Registration Statement become effective as soon as practicable after the Company’s receipt of the Demand Registration but in any event no later than within ninety (90) calendar days or, if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission, within one hundred twenty (120) calendar days; provided, that the Company shall request the Registration Statement to be declared effective as soon as practicable but in any event no later than within five (5) business days after the date the Company is notified (in writing) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Under no circumstances shall the Company be obligated to effect more than one (1) Registration pursuant to a Demand Registration under this subsection 2.1.1 in any six (6)-month period. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.1.2.        Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has materially complied with all of its obligations under this Agreement with respect thereto; provided, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elects to continue with such Registration and accordingly notifies the Company in writing, but in no event later than

Annex F-4

five (5) calendar days, of such election; and provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3.        Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Section 2.4 hereof, if (x) a majority-in-interest of the Demanding Holders or (y) a Significant Holder so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating the Demand Registration in consultation with the Company. Notwithstanding the foregoing, the Company is not obligated to effect an Underwritten Offering unless the aggregate gross proceeds from the sale of all Registrable Securities (regardless of Holder) requested to be included in such Underwritten Offering is reasonably expected by the Requesting Holder to be at least $75,000,000, and the Company is not obligated to effect (i) more than an aggregate of two (2) Underwritten Offerings pursuant to this subsection 2.1.3 in any twelve (12)-month period, or (ii) an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) calendar days after the closing of an Underwritten Offering.

2.1.4.        Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Company Shares or other equity securities that the Company desires to sell, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Company Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Company Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.5.        Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration upon written notice delivered to the Company at least five (5) calendar days’ prior the earlier of (i) the effectiveness of the Registration Statement filed with the Commission or (ii) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing the Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

Annex F-5

2.2         Piggyback Registration.

2.2.1.        Piggyback Rights. If, at any time on or after the Closing Date, the Company proposes to file or confidentially submit a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (a) filed in connection with any employee share option or other benefit plan, (b) pursuant to a registration statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (d) for an offering of debt that is convertible into equity securities of the Company or (e) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all Holders of Registrable Securities as soon as practicable but not less than ten (10) calendar days before the anticipated filing date of such Registration Statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within (a) five (5) calendar days in the case of filing a registration statement, prospectus or prospectus supplement and (b) three (3) calendar days in the case of an Underwritten Offering (unless such offering is an overnight or bought Underwritten Offering, then one (1) calendar day), in each case after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Piggyback Registration pursuant to this subsection 2.2.1. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2.        Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Company Shares that the Company desires to sell, taken together with (i) Company Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Company Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a)         If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (i) first, Company Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata based on the respective number of Registrable Securities that each Holder has so requested, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Company Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b)         If the Registration is pursuant to a request by persons or entities other than Holders of Registrable Securities, then the Company shall include in any such Registration (i) first, Company Shares or other equity securities, if any, of such requesting persons or entities, other than Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number

Annex F-6

of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that Holders have requested be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), Company Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), Company Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3.     Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at least five (5) business days prior to the earlier of (i) the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or (ii) the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing the Underwritten Offering with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement or abandon an Underwritten Offering in connection with a Piggyback Registration at any time prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to any withdrawal under this subsection 2.2.3.

2.2.4.        Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3         Shelf Registration.

2.3.1.        Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than 180 days following the Closing Date (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act or any successor thereto registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-1; provided, however, that, thereafter, if the Company becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as reasonably practicable, cause such Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is on Form S-3. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after the Filing Deadline; provided, however, that the Company’s obligations to include the Registrable Securities held by a Holder in the Resale Shelf Registration Statement are contingent upon such Holder furnishing in writing to the Company such information regarding the Holder, the securities of the Company held by the Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement and Prospectus included therein continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the earliest of (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities. The Registration Statement filed with the Commission pursuant to

Annex F-7

this subsection 2.3.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to applicable lock-up restrictions), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

2.3.2.        Commission Cutback. Notwithstanding the registration obligations set forth in this Section 2.3, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.3.3.        Underwritten Shelf Offerings. At any time that a Resale Shelf Registration Statement is effective, if any Demanding Holder delivers a notice to the Company pursuant to subsection 2.1.3 stating the intention to sell all or part such Holders’ Registrable Securities included on the Shelf Registration Statement in an Underwritten Offering, then the Company shall promptly amend or supplement the Shelf Registration Statement, as may be necessary in order to enable such Registrable Securities to be distributed pursuant to an Underwritten Offering; provided, that subsections 2.1.3 and 2.1.4 shall apply mutatis mutandis.

2.4         Restrictions on Registration Rights. If Holders have requested an Underwritten Registration and (a) the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer, or (b) the filing, initial effectiveness, or continued use of a Registration Statement in respect of such Underwritten Offering at any time would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (iii) in the good faith judgment of the Board such Registration would be materially detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case, the Company shall furnish to such Holders a certificate signed by the Chairman or another authorized representative of the Board stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) calendar days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

Annex F-8

ARTICLE III
COMPANY PROCEDURES

3.1         General Procedures. If at any time on or after the Closing Date, the Company is required to effect the Registration of Registrable Securities, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as reasonably possible:

3.1.1.        prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2.        prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities thereby for its Effectiveness Period;

3.1.3.        prior to filing or confidentially submitting a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that, the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4.        prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5.        cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6.        provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7.        advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8.        at least five (5) calendar days prior to the filing or confidentially submitting of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities, and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

Annex F-9

3.1.9.        notify Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10.      permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of the such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document;

3.1.11.      obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the participating Holders and such managing Underwriter;

3.1.12.      on the date the Registrable Securities are delivered for sale pursuant to such Registration in the event of an Underwritten Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Underwriter(s) and the placement agent or sales agent, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Underwriter(s), placement agent or sales agent may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to the Underwriter(s), placement agent or sales agent;

3.1.13.      in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14.      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), which shall be satisfied by the Company’s filing such a statement on the Commission’s EDGAR site;

3.1.15.      if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16.      otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Holders, in connection with such Registration.

3.2         Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company, provided, however, that the Company shall not be required to pay for more than one (1) registration proceeding with respect to a registration request begun pursuant to Section 2.1 by the Demanding Holders that is subsequently withdrawn at the request of the Demanding Holders. Any Registration Expenses of Registrations not borne by the Company pursuant to the immediately preceding sentence shall be borne by the Demanding Holders Pro Rata. It is acknowledged by Holders that Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing Holders.

Annex F-10

3.3         Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (a) agrees to sell such person’s securities on the basis provided in any underwriting arrangements in form, scope and substance customary for such offerings and approved by the Company and such person and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4         Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than sixty (60) calendar days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify Holders of the expiration of any period during which it exercised its rights under this Section 3.4. If so directed by the Company, Holders will deliver to the Company or, in Holders’ sole discretion, destroy, all copies of each Prospectus for which Holders have suspended use pursuant to this Section 3.4 covering Registrable Securities in Holders’ possession; provided, however, that this obligation to deliver or destroy shall not apply (i) to the extent Holders are required to retain a copy of such Prospectus (a) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary set forth herein, the Company shall not provide any Holder with any material, nonpublic information regarding the Company without the Holder’s consent, other than to the extent that providing notice under this Section 3.4 to such Holder constitutes material, nonpublic information regarding the Company.

3.5         Reporting Obligations. As long as any Holder owns Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Company Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission to the extent such rule or such successor rule is available to the Company), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1         Indemnification.

4.1.1.        In connection with any Registration Statement in which a Holder of Registrable Securities is participating, the Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its affiliates, officers and directors and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable and documented attorneys’ fees) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to the Company by

Annex F-11

such Holder Indemnified Person expressly for use therein. Notwithstanding the foregoing, the indemnity agreement contained in this subsection 4.1.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

4.1.2.        In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable outside attorneys’ fees) resulting from any Misstatement or alleged Misstatement, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3.        Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party if the indemnifying party provides notice of such to the indemnified party within thirty (30) calendar days of the indemnifying party’s receipt of notice of such claim. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (plus local counsel) at any one time for all such indemnified party or parties. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 4 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

4.1.4.        The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

Annex F-12

4.1.5.        If the indemnification provided under Section 4.1 hereof is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability except in the case of fraud or willful misconduct by such Holder. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1         Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: SeeQC, Inc., 150 Clearbrook Road, Elmsford, NY 10523, attention: John Levy; email: jlevy@seeqc.com, with a copy (which will not constitute notice) to: DLA Piper LLP (US), 1251 Avenue of the Americas, New York, New York 10020-1104, attention: Stephen P. Alicanti and Jon Venick; email: Stephen.Alicanti@us.dlapiper.com and Jon.Venick@us.dlapiper.com; and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) calendar days after delivery of such notice as provided in this Section 5.1.

5.2         Assignment; No Third-Party Beneficiaries.

5.2.1.        This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2.        Prior to the expiration of the Lock-Up Period, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3.        This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors, which shall include Permitted Transferees.

Annex F-13

5.2.4.        This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement, including Section 4.1 hereof.

5.2.5.        No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3         Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.4        Governing Law; Jurisdiction. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE.

5.5         Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.5.

5.6         Amendments and Modifications. Upon the written consent of the Company and Holders of at least a majority in interest of the Registrable Securities held by all Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a shareholder of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 5.6 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.7         Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this

Annex F-14

Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8         Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

5.9         Term. This Agreement shall terminate upon the earlier of (a) the tenth anniversary of the date of this Agreement or (b) the date as of which (i) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (ii) with respect to any Holder, such Holder ceasing to hold Registrable Securities.

[Signature Page Follows]

Annex F-15

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Registration Rights Agreement to be executed as of the date first written above.

COMPANY:
SEEQC, INC.
By:
Name:
Title:
HOLDERS:
[•]
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Annex F-16

SCHEDULE A

Holder	Address	Number of Company Shares

Annex F-17

Annex G

_____________________________________

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SEEQC, INC.
a Delaware corporation

_____________________________________

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

SeeQC, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

1.           That the name of this Corporation is SeeQC, Inc., which was originally incorporated pursuant to the DGCL on April 6, 2018.

2.           The Amended and Restated Certificate of Incorporation of this Corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this Corporation, as previously amended and restated, has been duly adopted by this Corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the DGCL, with the approval of this Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, this Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

[Remainder of page intentionally left blank]

Annex G-1

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ___ day of ___________, 2026.

By:
Name:	John Levy
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex G-2

EXHIBIT A

_____________________________________

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SEEQC, INC.
a Delaware corporation

_____________________________________

ARTICLE I

The name of the corporation is SeeQC, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE IV

A.          The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 3,300,000,000 shares, consisting of: 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 300,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

B.          Except as otherwise restricted by this Amended and Restated Certificate of Incorporation (this “Certificate”), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock. Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C.          The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

1.           Common Stock

(a)         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b)         Voting. Except as otherwise provided herein, the holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate or pursuant to the DGCL. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may

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be required, if any Preferred Stock is then outstanding) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2.           Preferred Stock. The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding. In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

ARTICLE V

The Corporation is to have perpetual existence.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by law or by this Certificate or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.          The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.          Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.          Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairperson of the Board or the Chief Executive Officer.

E.          The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Beginning immediately following the consummation of the Corporation’s initial public offering of its Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Initial Public Offering”), the directors shall, by resolution of the Board of Directors, be divided into three classes, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders of the Corporation following the Initial Public Offering, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders of the Corporation following the Initial Public Offering, and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders of the Corporation following the Initial Public Offering. At each annual meeting of stockholders of the Corporation following the Initial Public Offering, directors elected to replace those of a Class whose terms expire at

Annex G-4

such annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders of the Corporation after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors have been duly elected and qualified, except in the case of the death, resignation, or removal of any director. Nothing in this Certificate shall preclude a director from serving consecutive terms.

F.           Subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) newly created directorships resulting from any increase in the authorized number of directors and (ii) any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office, or other cause may be filled only by the Board of Directors (and not by stockholders), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. After the Initial Public Offering, a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen, and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

G.          Subject to the rights of the holders of any series of Preferred Stock then outstanding, and notwithstanding any other provision of this Certificate, directors may be removed from office only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal shall be filled as set forth above under Article VI, Part F.

H.          Subject to the rights of holders of any series of Preferred Stock, advance notice of stockholder nominations for election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided by the Bylaws of the Corporation.

ARTICLE VII

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer of the Corporation, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Solely for the purposes of this Article VII, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL.

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE IX

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors). The stockholders shall also have power to adopt, amend or repeal the Bylaws. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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ARTICLE X

The Corporation reserves the right to amend or repeal any provision contained in this Certificate in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate inconsistent with, Article VI, Article VII, Article VIII, this Article X or Article XII.

ARTICLE XI

If any provision of this Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate, and the court will replace such illegal, void or unenforceable provision of this Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Certificate shall be enforceable in accordance with its terms.

ARTICLE XII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In addition, unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Notwithstanding anything herein to the contrary, this Article XII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

*          *          *

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Annex H

AMENDED AND RESTATED Bylaws

of

SEEQC, INC.

Effective as of ________________

ARTICLE I
CORPORATE OFFICES

1.1    Registered Office. The address of the registered office of SeeQC, Inc. (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2    Other Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1    Place of Meetings. All meetings of stockholders shall be held at such place (if any) within or without the State of Delaware as may be determined from time to time by the Board or, if not determined by the Board, by the Chairperson of the Board, the President or the Chief Executive Officer; provided that the Board may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place but shall be held solely by means of remote communication in accordance with Section 2.13.

2.2    Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board at a time to be fixed by the Board and stated in the notice of the meeting.

2.3    Special Meetings. Subject to the Certificate of Incorporation, the rights of the holders of any series of preferred stock then outstanding and to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called only by the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairperson of the Board, or the Chief Executive Officer and may not be called by any other person or persons. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.

2.4    Notice of Meetings.

(a)    Written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date fixed by the Board for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by the General Corporation Law of the State of Delaware (the “DGCL”) or the Certificate of Incorporation. The notice of any meeting shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called.

(b)    Notice to stockholders shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

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(c)    Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.5    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order for each class of stock and showing the mailing address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, (b) during ordinary business hours at the principal place of business of the Corporation or (c) in any other manner provided by law. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

2.6    Quorum. Except as otherwise provided by law or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

2.7    Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairperson of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if the Board fixes a new record date for determining the stockholders entitled to vote at the adjourned meeting in accordance with Section 5.5, written notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.8    Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize any other person or persons to vote or act for such stockholder by a written proxy executed by the stockholder or the stockholder’s authorized agent or by an electronic transmission permitted by law and delivered to the Secretary of the Corporation. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission created pursuant to this section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

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2.9    Action at Meeting.

(a)    At any meeting of stockholders for the election of one or more directors at which a quorum is present, the election shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

(b)    All other matters shall be determined by a majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, a majority of the shares of each such class present in person or represented by proxy and entitled to vote on the matter shall decide such matter), provided that a quorum is present, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws.

(c)    All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, that upon demand therefor by a stockholder entitled to vote or the stockholder’s proxy, a vote by ballot shall be taken. Each ballot shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability.

2.10  Stockholder Business (Other Than the Election of Directors).

(a)    Only such business (other than nominations for election of directors, which is governed by Section 3.16 of these Bylaws) shall be conducted as shall have been properly brought before an annual meeting. To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder who (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.10 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with the notice procedures set forth in this Section 2.10 as to such business. For any business to be properly brought before an annual meeting by a stockholder (other than nominations for election of directors, which is governed by Section 3.16 of these Bylaws), it must be a proper matter for stockholder action under the DGCL, and the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be in writing and must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days, or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. “Public announcement” for purposes hereof shall have the meaning set forth in Section 3.16(c) of these Bylaws. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For business to be properly brought before a special meeting by a stockholder, the business must be limited to the purpose or purposes set forth in a request under Section 2.3.

(b)    A stockholder’s notice to the Secretary of the Corporation shall set forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws of the Corporation,

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the language of the proposed amendment, and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made, and any of their respective affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or others acting in concert therewith (each, a “Proposing Person”), (A) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any other Proposing Person, (B) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Proposing Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Proposing Person as of the record date for voting at the meeting, (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose the business specified in the notice, (D) any material interest of the stockholder and any other Proposing Person in such business, (E) the following information regarding the ownership interests of the stockholder and any other Proposing Person which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for voting at the meeting to disclose such interests as of such record date: (1) a description of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record or any other Proposing Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or other Proposing Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (2) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Proposing Person has a right to vote any shares of any security of the Corporation; (3) a description of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or other Proposing Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”); (4) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Proposing Person that are separated or separable from the underlying shares of the Corporation; (5) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (6) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Proposing Person’s immediate family sharing the same household; (7) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Proposing Person; and (8) a description of any direct or indirect interest of such stockholder or other Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (F) any other information relating to such stockholder or other Proposing Person, if any, that, is reasonably requested by the Corporation or would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

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(c)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this section, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(d)    Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10; provided however, that any references in this Section 2.10 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

(e)    Notwithstanding any provisions to the contrary, the notice requirements set forth in subsections (a) and (b) above shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

2.11  Conduct of Business. At every meeting of the stockholders, the Chairperson of the Board, or, in his absence, the Chief Executive Officer, or, in his absence, such other person as may be appointed by the Board, shall act as chairperson. The Secretary of the Corporation or a person designated by the chairperson of the meeting shall act as secretary of the meeting. Unless otherwise approved by the chairperson of the meeting, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 2.8 of these Bylaws to act by proxy, and officers of the Corporation.

The chairperson of the meeting shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairperson’s discretion, the business of the meeting may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairperson shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. Without limiting the foregoing, the chairperson may (a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board, (b) restrict use of audio or video recording devices at the meeting, and (c) impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairperson shall have the power to have such person removed from the meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in Section 2.10, this Section 2.11 and Section 3.16. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the provisions of Section 2.10, this Section 2.11 and Section 3.16, and if the chairperson should so determine that any proposed nomination or business is not in compliance with such sections, the chairperson shall so declare to the meeting that such defective nomination or proposal shall be disregarded.

2.12  Stockholder Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders; provided, however, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

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2.13  Meetings by Remote Communication. If authorized by the Board, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III
BOARD OF DIRECTORS

3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

3.2    Election. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, members of the Board shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. Elections of directors need not be by written ballot.

3.3    Number and Term. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall initially be seven (7) and, thereafter, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

3.4    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson of the Board, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

3.5    Removal. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, directors may only be removed for cause and only upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3.6    Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

3.7    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

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3.8    Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the President or a majority of the directors then in office and may be held at any time and place, within or without the State of Delaware.

3.9    Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by whom it is not waived by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director by (a) giving notice to such director in person or by telephone, electronic transmission or voice message system at least 24 hours in advance of the meeting, (b) sending a facsimile to such director’s last known facsimile number, or delivering written notice by hand to such director’s last known business or home address, at least 24 hours in advance of the meeting, or (c) mailing written notice to such director’s last known business or home address at least three days in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.10  Participation in Meetings by Telephone Conference Calls or Other Methods of Communication. Directors or any members of any committee designated by the directors may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

3.11  Quorum; Adjournment. A majority of the total number of authorized directors shall constitute a quorum at any meeting of the Board. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or at a meeting of a committee which authorizes a particular contract or transaction.

3.12  Action at Meeting. At any meeting of the Board at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

3.13  Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14  Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as it therefor confers; provided that, the committee membership of each committee designated by the Board will comply with the applicable rules of the exchange on which any securities of the Corporation are listed. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee consisting of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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3.15  Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

3.16  Nomination of Director Candidates. Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board or a duly authorized committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (a) and (b) of this Section 3.16, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 3.16.

(a)    All nominations by stockholders must be made pursuant to timely notice given in writing to the Secretary of the Corporation. To be timely, a stockholder’s nomination for a director to be elected at an annual meeting must be received at the Corporation’s principal executive offices not later than ninety (90) days nor earlier than one hundred twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the first anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth (i) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and any of their respective affiliates or associates or others acting in concert therewith (each, a “Nominating Person”), the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by the stockholder and any other Nominating Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for voting at the meeting of the class or series and number of shares of the Corporation owned beneficially and of record by the stockholder and any other Nominating Person as of the record date for voting at the meeting, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the nominee specified in the notice, (iv) the following information regarding the ownership interests of the stockholder and any other Nominating Person, which shall be supplemented in writing by the stockholder not later than ten (10) days after the record date for notice of the meeting to disclose such interests as of such record date: (A) a description of any Derivative Instrument directly or indirectly owned beneficially by such stockholder or other Nominating Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (B) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or other Nominating Person has a right to vote any shares of any security of the Corporation; (C) a description of any Short Interests in any securities of the Corporation directly or indirectly owned beneficially by such stockholder or other Nominating Person; (D) a description of any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or other Nominating Person that are separated or separable from the underlying shares of the Corporation; (E) a description of any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or other Nominating Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (F) a description of any performance-related fees (other than an asset-based fee) to which such stockholder or other Nominating Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or other Nominating Person’s immediate family sharing the same household; (G) a description of any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder or other Nominating Person; and (H) a description of any direct or indirect interest of such stockholder or other Nominating Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (v) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (vi) a description of all direct and indirect

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compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and any other Nominating Person, on the one hand, and each nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder and any Nominating Person, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (vii) such other information regarding each nominee as is reasonably requested by the Corporation or would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board, (viii) the signed consent of each nominee to serve as a director of the Corporation if so elected and (ix) a representation as to whether the stockholder or any other Nominating Person intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding the second sentence of this Section 3.16(a), in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the one-year anniversary of the date of the preceding year’s annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), a stockholder’s notice required by this Section 3.16(a) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or a committee thereof or (ii) by any stockholder who complies with the notice procedures set forth in this Section 3.16 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by Section 3.16(a) is delivered to the Secretary at the principal executive offices of the Corporation not earlier than ninety (90) days prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d)    Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. The Chairperson of the Board or Secretary may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made does not satisfy the requirements of this Section 3.16 (including if the stockholder does not provide the updated information required under Section 3.16(a) to the Corporation within five (5) business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such vote may have been received. The chairperson of the meeting shall have the power and duty to determine whether a nomination brought before the meeting was made in accordance with the procedures set forth in this section (including, without limitation, compliance with Rule 14a-19), and, if any nomination is not in compliance with this section (including if the stockholder does not provide the updated information required under Section 3.16(a) to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting or

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a special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.16, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(e)    Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by applicable law, in the event that any stockholder or Nominating Person (i) provides notice pursuant to paragraph (b) of Rule 14a-19 with respect to one or more proposed nominees and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 or these Bylaws or (y) fails to inform the Corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the Exchange Act by delivering a written notice to the Secretary at the principal executive offices of the Corporation within two (2) business days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting and notwithstanding that proxies indicating votes for the election of such proposed nominees may have been received by the Corporation (which proxies shall be disregarded). If any stockholder or Nominating Person provides notice pursuant to Rule 14a-19(b), such stockholder or Nominating Person shall (A) agree to and use a proxy card in a color different from that used by the Corporation, and (B) deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) and these Bylaws.

Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting as a result of any notice provided by any stockholder or Nominating Person pursuant to Rule 14a-19(b) with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board or any authorized committee thereof shall not be deemed (for purposes of Section 3.16 or otherwise) to have been made pursuant to the Corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a stockholder or Nominating Person pursuant to Section 3.16 and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 3.16(b). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures and requirements set forth in these Bylaws (including, without limitation, compliance with Rule 14a-19) and, if any proposed nomination or business is not in compliance with these Bylaws, or the stockholder or Nominating Person does not act in accordance with the representations required in this Section 3.16, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), or that such business shall not be transacted, notwithstanding that such proposal or nomination is set forth in (as applicable) the Corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination or such business may have been solicited or received.

(f)    Notwithstanding the foregoing provisions of this Section 3.16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.16; provided however, that any references in this Section 3.16 to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 3.16. Nothing in this Section 3.16 shall be deemed to affect any rights of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

3.17  Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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ARTICLE IV
Officers

4.1    Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Financial Officer and such other officers with such other titles as the Board shall determine, including, at the discretion of the Board, a Chairperson of the Board and one or more Vice Presidents and Assistant Secretaries. The Board may appoint such other officers as it may deem appropriate.

4.2    Election. Officers shall be elected annually by the Board at its first meeting following the annual meeting of stockholders. Officers may be appointed by the Board at any other meeting.

4.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

4.4    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote appointing the officer, or until such officer’s earlier death, resignation or removal.

4.5    Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer elected by the Board may be removed at any time, with or without cause, by the Board.

4.6    Chairperson of the Board. The Board may appoint a Chairperson of the Board. If the Board appoints a Chairperson of the Board, the Chairperson of the Board shall perform such duties and possess such powers as are assigned to the Chairperson by the Board and these Bylaws. Unless otherwise provided by the Board, the Chairperson of the Board shall preside at all meetings of the Board.

4.7    Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the direction of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a Chairperson of the Board, at all meetings of the Board. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a Corporation, including general supervision, direction and control of the business and supervision of other officers of the Corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

4.8    President. Subject to the direction of the Board and such supervisory powers as may be given by these Bylaws or the Board to the Chairperson of the Board or the Chief Executive Officer, if such titles be held by other officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the Corporation. Unless otherwise designated by the Board, the President shall be the Chief Executive Officer of the Corporation. The President shall have such other powers and duties as may be prescribed by the Board or these Bylaws. The President shall have power to sign stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation, other than the Chairperson of the Board and the Chief Executive Officer.

4.9    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

4.10  Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are set forth in these Bylaws and as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to keep a record of the proceedings of all meetings of stockholders and the Board, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

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Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

4.11  Treasurer. The Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to maintain the financial records of the Corporation, to deposit funds of the Corporation in depositories as authorized, to disburse such funds as authorized, to make proper accounts of such funds, and to render as required by the Board accounts of all such transactions and of the financial condition of the Corporation.

4.12  Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned to the Chief Financial Officer by the Board, the Chief Executive Officer or the President. Unless otherwise designated by the Board, the Chief Financial Officer shall be the Treasurer of the Corporation.

4.13  Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

4.14  Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE V
Capital Stock

5.1    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such consideration and on such terms as the Board may determine.

5.2    Stock Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of stock of the Corporation shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares of stock owned by such stockholder in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairperson or Vice Chairperson, if any, of the Board, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

5.3    Transfers. Except as otherwise established by rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or these Bylaws, the Corporation shall be

Annex H-12

entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

5.4    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 5.2, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

5.5    Record Dates. The Board may fix in advance a record date for the determination of the stockholders entitled to vote at any meeting of stockholders. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the date on which notice is given, or, if notice is waived, the close of business on the day before the date on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions.

The Board may fix in advance a record date (a) for the determination of stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or (b) for the purpose of any other lawful action. Any such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than 60 days prior to the action to which such record date relates. If no record date is fixed by the Board, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action by the Board is necessary shall be the date on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating to such purpose.

ARTICLE VI
General Provisions

6.1    Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board.

6.2    Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the DGCL, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness or manner of notice.

6.3    Actions with Respect to Securities of Other Corporations. Except as the Board may otherwise designate, the Chief Executive Officer or President or any officer of the Corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other Corporation or organization, the securities of which may be held by this Corporation and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of this Corporation’s ownership of securities in such other Corporation or other organization.

Annex H-13

6.4    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

6.5    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

6.6    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

6.7    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

6.8    Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent of the Corporation shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his, her or its last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (a) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (d) if by any other form of electronic transmission, when directed to the stockholder; and (e) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

6.9    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of such individual’s duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation as provided by law, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

6.10  Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

6.11  Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

6.12  Voting of Securities Owned by the Corporation. All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII
Amendments

7.1    By the Board. Except as otherwise set forth in these Bylaws, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted only in accordance with Article IX of the Certificate of Incorporation.

Annex H-14

7.2    By the Stockholders. Except as otherwise set forth in these Bylaws, and subject to the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally in any election of directors, voting together as a single class. Such vote may be held at any annual meeting of stockholders, or at any special meeting of stockholders provided that notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.

ARTICLE VIII
Indemnification of Directors and Officers

8.1    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that such person or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as a controlling person of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer, or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs, executors and administrators; provided, that except as provided in Section 8.2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the proceeding (or part thereof) was authorized by the Board, (c) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the DGCL, or (d) the proceeding (or part thereof) is brought to establish or enforce a right to indemnification or advancement under an indemnity agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. The rights hereunder shall be contract rights and shall include the right to be paid reasonable expenses and attorneys’ fees incurred in defending any such proceeding in advance of its final disposition; provided, that the payment of such expenses incurred by a director or officer of the Corporation in his capacity as a director or officer (and not in any other capacity in which service was or is tendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under this section or otherwise.

8.2    Right of Claimant to Bring Suit. If a claim under Section 8.1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or twenty (20) days in the case of a claim for advancement of expenses, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such

Annex H-15

expenses upon a final judicial decision from which there is no further right to appeal that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, shall be on the Corporation.

8.3    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and to the advancement of related expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification of and advancement of expenses to directors and officers of the Corporation.

8.4    Non-Exclusivity of Rights. The rights conferred on any person in this Article VIII shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

8.5    Indemnification Contracts. The Board is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article VIII.

8.6    Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

8.7    Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII shall not adversely affect any right or protection of an indemnitee or his successor in respect of any act or omission occurring prior to such amendment, repeal or modification.

8.8    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

*          *          *

Annex H-16

YOUR CONSENT IS IMPORTANT. PLEASE CONSENT TODAY. Consent by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2026 ALLEGRO MERGER CORP. Consents submitted electronically over the Internet must be received by 5:00 p.m. Eastern Time on July 9, 2026. INTERNET www.cstproxyvote.com Use the Internet to transmit your consent. Have your consent solicitation card available when you access the above website. Follow the prompts to transmit your consent for your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the consent solicitation card and transmit your consent for shares. MAIL – Mark, sign and date your consent solicitation card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE CONSENT SOLICITATION CARD IF YOU ARE CONSENTING ELECTRONICALLY. A FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED A THE BOARD OF DIRECTORS RECOMMENDS YOU DELIVER A WRITTEN CONSENT “FOR” PROPOSAL 1. 1. Merger Proposal To adopt and approve the Agreement and Plan of Merger, dated as of January 16, 2026, by and among SeeQC, Inc., SEEQC Merger Sub, Inc. and Allegro, and approve the transactions contemplated thereby, including the Merger (as defined in the consent solicitation statement/prospectus). CONSENT/FOR WITHHOLD CONSENT/AGAINST By executing this written consent to approve the Merger Proposal, the undersigned, as a holder of Allegro Common Stock, hereby acknowledges that such consent is hereby irrevocable and that the undersigned is aware of its right to demand appraisal, as applicable, for its shares pursuant to Section 262 of the Delaware General Corporation Law (“DGCL”), as more fully described in the consent solicitation statement/prospectus, and further, that by executing this written consent to approve the Merger Proposal, such appraisal right and the associated right to receive payment of the fair value of Allegro Common Stock under the DGCL is hereby waived. Please return the completed, dated and signed written consent by emailing a pdf copy of it to proxy@mackenziepartners.com, or by mailing it in the pre-addressed postage paid envelope provided. CONTROL NUMBER Signature Signature, if held jointlyDate2026. Note: Please sign exactly as your name appears in Allegro’s records. If shares are held jointly, all joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian, corporate officer or other representative, please give your full title or capacity. If shares are held by a corporation, partnership or other entity, please sign in the full legal name of the entity by an authorized officer or other authorized person.

2026 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ALLEGRO MERGER CORP. Please return this written consent no later than 5:00 p.m. Eastern Time on July 9, 2026, which is the final date that the board of directors of Allegro has set for receipt of written consents (subject to extension in Allegro’s sole discretion, which may be made without notice to holders). Shares will be tabulated with respect to the proposal below as indicated by the undersigned. Any executed written consent returned without indicating a decision on the proposal will be treated as a consent FOR the Merger Proposal. The undersigned, being a holder of record of shares of common stock of Allegro, par value $0.0001 per share (“Allegro Common Stock”), as of the close of business on June 12, 2026, the record date established by the board of directors of Allegro, hereby executes and delivers this written consent with respect to all shares of Allegro Common Stock held by the undersigned as of such record date. The undersigned acknowledges receipt of the consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 of SeeQC, Inc. filed with the Securities and Exchange Commission on July 1, 2026, and which more fully describes the proposal below. If the undersigned does not execute and return this written consent, it will have the same effect as a consent against the Merger Proposal. Once received by Allegro, this written consent may not be changed or revoked. Holder Name: Number of shares of Allegro Common Stock held: Signature: Name: Title / Capacity, if applicable: Date: (Continued and to be marked, dated and signed on the other side)

YOUR CONSENT IS IMPORTANT. PLEASE CONSENT TODAY. Consent by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail 2026 ALLEGRO MERGER CORP. Consents submitted electronically over the Internet must be received by 5:00 p.m. Eastern Time on July 9, 2026. INTERNET www.cstproxyvote.com Use the Internet to transmit your consent. Have your consent solicitation card available when you access the above website. Follow the prompts to transmit your consent for your shares. MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the consent solicitation card and transmit your consent for your shares. MAIL – Mark, sign and date your consent solicitation card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE CONSENT SOLICITATION CARD IF YOU ARE CONSENTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED X Please mark your consent like this THE BOARD OF DIRECTORS RECOMMENDS YOU DELIVER A WRITTEN CONSENT “FOR” PROPOSAL 1. 1. Allegro Warrant Amendment To approve and adopt, pursuant to Section 9.8 of the Warrant Agreement, an amendment to the Warrant Agreement and the Allegro Warrants so that, immediately prior to the Effective Time (as defined in the consent solicitation statement/prospectus), each issued and outstanding Allegro Warrant will automatically convert into the right to receive one-tenth (1/10th) of a share of SeeQC Common Stock (as defined in the consent solicitation statement/prospectus). CONSENT/FOR WITHHOLD CONSENT/AGAINST Please return the completed, dated and signed written consent by emailing a pdf copy of it to proxy@mackenziepartners.com, or by mailing it in the pre-addressed postage paid envelope provided. CONTROL NUMBER Signature Signature, if held jointly Date 2026. Note: Please sign exactly as your name appears in Allegro’s records. If Allegro Warrants are held jointly, all joint holders should sign. When signing as attorney, trustee, executor, administrator, guardian, corporate officer or other representative, please give your full title or capacity. If Allegro Warrants are held by a corporation, partnership or other entity, please sign in the full legal name of the entity by an authorized officer or other authorized person.

2026 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ALLEGRO MERGER CORP. Please return this written consent no later than 5:00 p.m. Eastern Time on July 9, 2026, which is the final date that the board of directors of Allegro has set for receipt of written consents (subject to extension in Allegro’s sole discretion, which may be made without notice to holders). Allegro Warrants will be tabulated with respect to the proposal below as indicated by the undersigned. Any executed written consent returned without indicating a decision on the proposal will be treated as a consent FOR the Allegro Warrant Amendment. The undersigned holder of redeemable common stock purchase warrants of Allegro, each entitling the holder thereof to purchase one share of Allegro Common Stock at an exercise price of $11.50, issued pursuant to that certain Warrant Agreement, dated as of July 2, 2018, by and between Allegro and Continental Stock Transfer & Trust Company, as warrant agent, as amended or supplemented from time to time (the “Warrant Agreement” and such warrants, the “Allegro Warrants”), hereby executes and delivers this written consent with respect to the Allegro Warrants held by the undersigned as of the close of business on June 12, 2026, the record date established by the board of directors of Allegro. The undersigned acknowledges receipt of the consent solicitation statement/prospectus, which is part of the registration statement on Form S-4 of SeeQC, Inc. filed with the Securities and Exchange Commission on July 1, 2026, and which more fully describes the proposal below. If the undersigned does not execute and return this written consent, it will have the same effect as a consent against the Allegro Warrant Amendment. Once received by Allegro, this written consent may not be changed or revoked. Holder Name: Number of Allegro Warrants held: Signature: Name: Title / Capacity, if applicable: Date: (Continued and to be marked, dated and signed on the other side)